FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-207361-06

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated September 11, 2017, may be amended or completed prior to time of sale.

PROSPECTUS

$776,209,000 (Approximate)

CSAIL 2017-CX9 Commercial Mortgage Trust

(Central Index Key Number 0001716602)

as Issuing Entity

Credit Suisse Commercial Mortgage Securities Corp.

(Central Index Key Number 0001654060)

as Depositor

Column Financial, Inc.

(Central Index Key Number 0001628601)

Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)

Benefit Street Partners CRE Finance LLC

(Central Index Key Number 0001632269)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-CX9

Credit Suisse Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-CX9 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-E, Class D, Class E, Class F, Class NR, Class Z and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named CSAIL 2017-CX9 Commercial Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. All of such commercial mortgage loans will be fixed rate mortgage loans, with the exception of the mortgage loan identified on Annex A-1 as Center 78, which bears interest at an interest rate that changes over time according to a schedule set forth in the related mortgage loan documents and included as Annex H. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in October 2017. The rated final distribution date for the certificates is September 2050.

Class	Approximate Initial Class Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$21,973,000%		(6)	June 2022
Class A-2	$233,274,000%		(6)	September 2022
Class A-3	$97,756,000%		(6)	August 2024
Class A-4	$93,339,000%		(6)	April 2027
Class A-5	$140,010,000%		(6)	July 2027
Class A-SB	$14,861,000%		(6)	October 2026
Class X-A	$703,205,000	(7)%	Variable IO(8)	August 2027
Class X-B	$73,004,000	(7)%	Variable IO(8)	September 2027
Class A-S	$101,992,000%		(6)	August 2027
Class B	$42,943,000%		(6)	August 2027
Class C	$30,061,000%		(6)	September 2027

(Footnotes to table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 55 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Credit Suisse Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC, will purchase the offered certificates from Credit Suisse Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Credit Suisse Securities (USA) LLC is acting as a co-lead manager and joint bookrunner with respect to 50.8% of each class of offered certificates. Natixis Securities Americas LLC is acting as a co-lead manager and joint bookrunner with respect to 49.2% of each class of offered certificates.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 29, 2017. Credit Suisse Commercial Mortgage Securities Corp. expects to receive from this offering approximately        % of the aggregate certificate balance of the offered certificates, plus accrued interest from and including September 1, 2017, before deducting expenses payable by the depositor.

Credit Suisse	NATIXIS
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

September       , 2017

CSAIL 2017-CX9 Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2017-CX9

Washington
1 property
$67,500,000
7.9% of total
Montana
1 property
$550,628
0.1% of total
Wyoming
1 property
$1,221,477
0.1% of total
Missouri
1 property
$2,892,175
0.3% of total
Illinois
3 properties
$46,022,500
5.4% of total
Wisconsin
1 property
$2,953,662
0.3% of total
Indiana
4 properties
$4,261,037
0.5% of total
Michigan
3 properties
$3,274,533
0.4% of total
Pennsylvania
4 properties
$38,522,054
4.5% of total
New York
4 properties
$125,541,759
14.6% of total
Ohio
11 properties
$12,695,256
1.5% of total
West Virginia
1 property
$721,428
0.1% of total
Connecticut
1 property
$1,233,408
0.1% of total
New Jersey
2 properties
$80,863,277
9.4% of total
Maryland
1 property
$1,007,188
0.1% of total
Delaware
1 property
$1,044,665
0.1% of total
District of Columbia
2 properties
$87,875,000
10.2% of total
California
4 properties
$133,111,483
15.5% of total
North Carolina
7 properties
$37,757,551
4.4% of total
South Carolina
1 property
$3,178,082
0.4% of total
Georgia
1 property
$80,000,000
9.3% of total
Arizona
1 property
$50,000,000
5.8% of total
Oklahoma
1 property
$2,106,958
0.2% of total
Texas
1 property
$9,650,000
1.1% of total
Arkansas
4 properties
$7,767,310
0.9% of total
Alabama
1 property
$1,804,617
0.2% of total
Kentucky
2 properties
$1,873,839
0.2% of total
Florida
1 property
$7,750,000
0.9% of total
Mississippi
1 property
$6,050,000
0.7% of total
Tennessee
3 properties
$39,646,616
4.6% of total
Percentage of Initial Pool Balance
0.1%-2.0%
2.1%-10.0%
10.1%-15.5%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Initial Available Certificate Balance or Notional Amount(1)		Initial Retained Certificate Balance or Notional Amount(1)(4)		Approx. Initial Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(5)	Expected Principal Window(5)

Offered Certificates

A-1	$21,973,000		$21,034,000		$939,000		30.000%	(6)	June 2022%		2.65	1 – 57
A-2	$233,274,000		$223,313,000		$9,961,000		30.000%	(6)	September 2022%		4.85	57 – 60
A-3	$97,756,000		$93,581,000		$4,175,000		30.000%	(6)	August 2024%		6.86	82 – 83
A-4	$93,339,000		$89,353,000		$3,986,000		30.000%	(6)	April 2027%		9.40	109 – 115
A-5	$140,010,000		$134,031,000		$5,979,000		30.000%	(6)	July 2027%		9.70	115 – 118
A-SB	$14,861,000		$14,226,000		$635,000		30.000%	(6)	October 2026%		7.05	60 – 109
X-A	$703,205,000	(7)	$673,174,000	(7)	$30,031,000	(7)	N/A	Variable IO(8)	August 2027%		N/A	N/A
X-B	$73,004,000	(7)	$69,886,000	(7)	$3,118,000	(7)	N/A	Variable IO(8)	September 2027%		N/A	N/A
A-S	$101,992,000		$97,636,000		$4,356,000		18.125%	(6)	August 2027%		9.83	118 – 119
B	$42,943,000		$41,109,000		$1,834,000		13.125%	(6)	August 2027%		9.88	119 – 119
C	$30,061,000		$28,777,000		$1,284,000		9.625%	(6)	September 2027%		9.92	119 – 120

Non-Offered Certificates
X-E	$18,252,000	(7)	$17,472,000	(7)	$780,000	(7)	N/A	Variable IO(8)	September 2027%		N/A	N/A
D	$31,134,000		$29,804,000		$1,330,000		6.000%	(6)	September 2027%		9.96	120 – 120
E(9)	$18,252,000		$17,472,000		$780,000		3.875%	(6)	September 2027%		9.96	120 – 120
F(9)	$8,588,000		$8,221,000		$367,000		2.875%	(6)	September 2027%		9.96	120 – 120
NR(9)	$24,693,503		$23,639,000		$1,054,503		0.000%	(6)	September 2027%		9.96	120 – 120
Z(10)	N/A		N/A		N/A		N/A	N/A	N/A	N/A	N/A	N/A
R(11)	N/A		N/A		N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	On the Closing Date, the certificates (other than the Class Z and Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount”, as well as a 95.73% percentage interest in the Class Z certificates, are expected to be purchased for cash from the underwriters by Natixis Real Estate Capital LLC (a sponsor and an affiliate of one of the underwriters), as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules), as further described in “Credit Risk Retention”.

(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

(7)	The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balances of the Class B and Class C certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates. The Class X-A, Class X-B and Class X-E certificates will not be entitled to distributions of principal.

(8)	The pass-through rate of the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates of the Class B and Class C certificates for that distribution date. The pass-through rate of the Class X-E certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the pass-through rate of the Class E certificates for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(9)	The initial certificate balance of each of the Class E, Class F and Class NR certificates are subject to change based on final pricing of all certificates and the final determination of the portion of the Class F and Class NR certificates that will be retained by the retaining third-party purchaser or its “majority-owned affiliate” (as such term is defined in the credit risk retention rules) as part of the satisfaction of the retention obligations of Natixis Real Estate Capital LLC in its capacity as retaining sponsor (such retained portion, the “HRR Certificates”). For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention”.

(10)	Information concerning the Class Z certificates is not represented in the above table. The Class Z certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. The Class Z certificates will only entitle holders excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(11)	Information concerning the Class R certificates is not presented in the above table. The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. The Class R certificates will represent the residual interests in each real estate mortgage investment conduit created with respect to this securitization, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-E, Class D, Class E, Class F, Class NR, Class Z and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	20
Risk Factors	55
The Certificates May Not Be a Suitable Investment for You	55
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	55
Risks Related to Market Conditions and Other External Factors	55
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	55
Other Events May Affect the Value and Liquidity of Your Investment	56
Risks Relating to the Mortgage Loans	56
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	56
Risks of Commercial and Multifamily Lending Generally	57
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	58
General	58
A Tenant Concentration May Result in Increased Losses	59
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	60
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	60
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	60
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	61
Early Lease Termination Options May Reduce Cash Flow	61
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	62
Office Properties Have Special Risks	62
Hotel Properties Have Special Risks	63
Risks Relating to Affiliation with a Franchise or Hotel Management Company	65
Retail Properties Have Special Risks	65
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	66
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	66
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	67
Multifamily Properties Have Special Risks	67
Residential Cooperative Properties Have Special Risks	70
Mixed Use Properties Have Special Risks	71
Industrial and Logistics Properties Have Special Risks	71
Manufactured Housing Community Properties Have Special Risks	72
Condominium Ownership May Limit Use and Improvements	73
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	75
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	75
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	76
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	77
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	78
Risks Related to Zoning Non-Compliance and Use Restrictions	80
Risks Relating to Inspections of Properties	82
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	82

Insurance May Not Be Available or Adequate	82
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	83
Terrorism Insurance May Not Be Available for All Mortgaged Properties	83
Risks Associated with Blanket Insurance Policies or Self-Insurance	85
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	85
Limited Information Causes Uncertainty	85
Historical Information	85
Ongoing Information	86
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	86
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	87
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	88
Static Pool Data Would Not Be Indicative of the Performance of this Pool	88
Appraisals May Not Reflect Current or Future Market Value of Each Property	89
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	90
The Borrower’s Form of Entity May Cause Special Risks	90
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	92
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	93
Other Financings or Ability to Incur Other Indebtedness Entails Risk	94
Tenancies-in-Common May Hinder Recovery	95
Risks Relating to Enforceability of Cross-Collateralization	95
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	96
Risks Associated with One Action Rules	96
State Law Limitations on Assignments of Leases and Rents May Entail Risks	97
Various Other Laws Could Affect the Exercise of Lender’s Rights	97
Risks of Anticipated Repayment Date Loans	97
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	98
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	98
Risks Related to Ground Leases and Other Leasehold Interests	99
Leased Fee Properties Have Special Risks	101
Increases in Real Estate Taxes May Reduce Available Funds	101
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	102
Risks Related to Conflicts of Interest	102
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	102
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	104
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	105
Potential Conflicts of Interest of the Operating Advisor	108
Potential Conflicts of Interest of the Asset Representations Reviewer	108
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	109
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	113
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	113
Other Potential Conflicts of Interest May Affect Your Investment	114
Other Risks Relating to the Certificates	115
The Certificates Are Limited Obligations	115
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	115

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	115
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	118
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	120
General	120
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	121
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	123
Losses and Shortfalls May Change Your Anticipated Yield	123
Risk of Early Termination	123
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	124
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	124
You Have Limited Voting Rights	124
The Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	125
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	127
The Rights of Companion Loan Holders and Mezzanine Debt May Adversely Affect Your Investment	128
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	129
Risks Relating to Modifications of the Mortgage Loans	130
Sponsors May Not Make Required Repurchases or Substitutions of
Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	130
Risks Relating to Interest on Advances and Special Servicing Compensation	131
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	131
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	132
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	133
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	133
Tax Considerations Relating to Foreclosure	133
REMIC Status	134
Material Federal Tax Considerations Regarding Original Issue Discount	134
Description of the Mortgage Pool	135
General	135
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	136
Certain Calculations and Definitions	137
Mortgage Pool Characteristics	146
Overview	146
Property Types	148
Office Properties	148
Hotel Properties	148
Retail Properties	151
Multifamily Properties	151
Mixed Use Properties	151
Specialty Use Concentrations	151
Mortgage Loan Concentrations	152
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	153
Geographic Concentrations	154
Mortgaged Properties With Limited Prior Operating History	155
Condominium Interests	156
Residential Cooperatives	156
Fee & Leasehold Estates; Ground Leases	156
Environmental Considerations	157
Redevelopment, Renovation and Expansion	158

Assessment of Property Value and Condition	159
Litigation and Other Considerations	160
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	161
Tenant Issues	162
Tenant Concentrations	162
Lease Expirations and Terminations	162
Expirations	162
Terminations	163
Other	165
Purchase Options and Rights of First Refusal	167
Affiliated Leases	167
Insurance Considerations	167
Use Restrictions	169
Appraised Value	169
Non-Recourse Carveout Limitations	170
Real Estate and Other Tax Considerations	171
Delinquency Information	171
Certain Terms of the Mortgage Loans	171
Amortization of Principal	171
Due Dates; Mortgage Rates; Calculations of Interest	171
ARD Loan	172
Prepayment Protections and Certain Involuntary Prepayments	173
Voluntary Prepayments	174
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	175
Defeasance; Collateral Substitution	175
Partial Releases	176
Escrows	178
Mortgaged Property Accounts	178
Lockbox Accounts	178
Exceptions to Underwriting Guidelines	179
Additional Indebtedness	179
General	179
Whole Loans	180
Mezzanine Indebtedness	180
Other Secured Indebtedness	182
Preferred Equity	183
Other Unsecured Indebtedness	183
The Whole Loans	184
General	184
The Serviced Pari Passu Whole Loans	189
The Serviced AB Whole Loans	191
The Allergan HQ Whole Loan	191
JW Marriott Chicago Whole Loan	197
Center 78 Whole Loan	206
The Non-Serviced Pari Passu Whole Loans	212
The Non-Serviced AB Whole Loans	214
The Two Independence Square Whole Loan	214

The 245 Park Avenue Whole Loan	219
The 85 Broad Street Whole Loan	223
The West Town Mall Whole Loan	233
Additional Information	238
Transaction Parties	238
The Sponsors and Mortgage Loan Sellers	238
Column Financial, Inc.	238
General	238
Column’s Securitization Program	239
Review of Column Mortgage Loans	239
Column’s Underwriting Guidelines and Processes	241
Exceptions to Column’s Disclosed Underwriting Guidelines	245
Compliance with Rule 15Ga-1 under the Exchange Act	245
Litigation	250
Retained Interests in This Securitization	250
Natixis Real Estate Capital LLC	250
General	250
NREC’s Commercial Real Estate Securitization Program	251
Review of NREC Mortgage Loans	251
NREC’s Underwriting Standards	253
Compliance with Rule 15Ga-1 under the Exchange Act	256
Retained Interests in This Securitization	258
Benefit Street Partners CRE Finance LLC	258
General	258
BSP’s Loan Origination and Acquisition History	258
Originations and Acquisitions of Fixed Rate Commercial Mortgage Loans	258
Review of BSP Mortgage Loans	259
BSP’s Underwriting Standards	260
Compliance with Rule 15Ga-1 under the Exchange Act	265
Retained Interests in This Securitization	265
The Depositor	265
The Issuing Entity	266
The Trustee and Certificate Administrator	267
The Master Servicer	270
The Additional Servicer	274
The Special Servicer	277
The Operating Advisor and Asset Representations Reviewer	281
Credit Risk Retention	283
General	283
Qualifying CRE Loans; Required Credit Risk Retention Percentage	283
VRR Interest	284
General	284

Material Terms	284
HRR Certificates	284
General	284
Retaining Third-Party Purchaser	285
Material Terms	286
Determination of Amount of Required Horizontal Credit Risk Retention	286
General	286
Swap-Priced Principal Balance Certificates	286
Interest-Only Certificates	289
Yield-Priced Principal Balance Certificates	291
Calculation of Fair Value	292
Hedging, Transfer and Financing Restrictions	292
Operating Advisor	293
Representations and Warranties	293
Description of the Certificates	295
General	295
Distributions	297
Method, Timing and Amount	297
Available Funds	297
Priority of Distributions	299
Pass-Through Rates	302
Interest Distribution Amount	304
Principal Distribution Amount	304
Certain Calculations with Respect to Individual Mortgage Loans	306
Excess Interest	307
Application Priority of Mortgage Loan Collections or Whole Loan Collections	307
Allocation of Yield Maintenance Charges and Prepayment Premiums	309
Assumed Final Distribution Date; Rated Final Distribution Date	310
Prepayment Interest Shortfalls	311
Subordination; Allocation of Realized Losses	313
Reports to Certificateholders; Certain Available Information	314
Certificate Administrator Reports	314
Information to be Provided to Risk Retention Consultation Party	320
Information Available Electronically	320
Voting Rights	325
Delivery, Form, Transfer and Denomination	326
Book-Entry Registration	326
Definitive Certificates	329
Exchange of Certificates	329
Certificateholder Communication	329
Access to Certificateholders’ Names and Addresses	329
Requests to Communicate	329
Description of the Mortgage Loan Purchase Agreements	330
General	330
Dispute Resolution Provisions	338
Asset Review Obligations	338
Pooling and Servicing Agreement	338
General	338
Assignment of the Mortgage Loans	339
Servicing Standard	339
Subservicing	341
Advances	341
P&I Advances	341
Servicing Advances	342
Nonrecoverable Advances	343
Recovery of Advances	344
Accounts	345
Withdrawals from the Collection Account	347
Servicing and Other Compensation and Payment of Expenses	350
General	350
Master Servicing Compensation	354
Special Servicing Compensation	357
Disclosable Special Servicer Fees	360
Certificate Administrator and Trustee Compensation	361
Operating Advisor Compensation	361
Asset Representations Reviewer Compensation	362
CREFC® Intellectual Property Royalty License Fee	362
Appraisal Reduction Amounts	363
Maintenance of Insurance	369
Modifications, Waivers and Amendments	372
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	375
Inspections	377
Collection of Operating Information	377
Special Servicing Transfer Event	377
Asset Status Report	379
Realization Upon Mortgage Loans	383
Sale of Defaulted Loans and REO Properties	385
The Directing Holder	387
General	387
Major Decisions	389
Asset Status Report	393
Replacement of Special Servicer	393
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	393
Servicing Override	396
Rights of Holders of Companion Loans	396
Limitation on Liability of Directing Holder	397
The Operating Advisor	398
General	398
Duties of Operating Advisor at All Times	399

Annual Report	400
Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	401
Recommendation of the Replacement of the Special Servicer	402
Eligibility of Operating Advisor	402
Other Obligations of Operating Advisor	403
Delegation of Operating Advisor’s Duties	403
Termination of the Operating Advisor With Cause	404
Rights Upon Operating Advisor Termination Event	404
Waiver of Operating Advisor Termination Event	405
Termination of the Operating Advisor Without Cause	405
Resignation of the Operating Advisor	405
Operating Advisor Compensation	406
The Asset Representations Reviewer	406
Asset Review	406
Asset Review Trigger	406
Asset Review Vote	407
Review Materials	408
Asset Review	409
Eligibility of Asset Representations Reviewer	410
Other Obligations of Asset Representations Reviewer	411
Delegation of Asset Representations Reviewer’s Duties	411
Asset Representations Reviewer Termination Events	412
Rights Upon Asset Representations Reviewer Termination Event	413
Termination of the Asset Representations Reviewer Without Cause	413
Resignation of Asset Representations Reviewer	413
Asset Representations Reviewer Compensation	414
Limitation on Liability of Risk Retention Consultation Party	414
Replacement of Special Servicer Without Cause	414
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	417
Termination of Master Servicer and Special Servicer for Cause	418
Servicer Termination Events	418
Rights Upon Servicer Termination Event	419
Waiver of Servicer Termination Event	421
Resignation of a Master Servicer or Special Servicer	421
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	422
Limitation on Liability; Indemnification	422
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	425
Dispute Resolution Provisions	425
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	425
Certificateholder’s Rights When a Repurchase Request is Delivered by Another Party to the PSA	426
Resolution of a Repurchase Request	426
Mediation and Arbitration Provisions	428
Servicing of the Non-Serviced Mortgage Loans	429
General	429
Servicing of the Two Independence Square Mortgage Loan	432
Servicing of the 245 Park Avenue Mortgage Loan	433
Servicing of the 85 Broad Street Mortgage Loan	436
Servicing of the IC Leased Fee Hotel Portfolio Mortgage Loan	436
Servicing of the West Town Mall Mortgage Loan	436
Rating Agency Confirmations	439
Evidence as to Compliance	441
Limitation on Rights of Certificateholders to Institute a Proceeding	442
Termination; Retirement of Certificates	442
Amendment	444
Resignation and Removal of the Trustee and the Certificate Administrator	446
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	447
Certain Legal Aspects of Mortgage Loans	447
General	449
Types of Mortgage Instruments	449
Leases and Rents	449
Personalty	450
Foreclosure	450
General	450
Foreclosure Procedures Vary from State to State	450
Judicial Foreclosure	450
Equitable and Other Limitations on Enforceability of Certain Provisions	451
Nonjudicial Foreclosure/Power of Sale	451

Public Sale	451
Rights of Redemption	452
Anti-Deficiency Legislation	453
Leasehold Considerations	453
Cooperative Shares	453
Bankruptcy Laws	454
Environmental Considerations	459
General	459
Superlien Laws	459
CERCLA	459
Certain Other Federal and State Laws	460
Additional Considerations	461
Due-on-Sale and Due-on-Encumbrance Provisions	461
Subordinate Financing	461
Default Interest and Limitations on Prepayments	461
Applicability of Usury Laws	462
Americans with Disabilities Act	462
Servicemembers Civil Relief Act	462
Anti-Money Laundering, Economic Sanctions and Bribery	463
Potential Forfeiture of Assets	463
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	463
Pending Legal Proceedings Involving Transaction Parties	465
Use of Proceeds	465
Yield and Maturity Considerations	465
Yield Considerations	465
General	465
Rate and Timing of Principal Payments	465
Losses and Shortfalls	467
Certain Relevant Factors Affecting Loan Payments and Defaults	468
Delay in Payment of Distributions	468
Yield on the Certificates with Notional Amounts	468
Weighted Average Life	469
Pre-Tax Yield to Maturity Tables	475
Material Federal Income Tax Considerations	479
General	479
Qualification as a REMIC	479
Status of Offered Certificates	481
Taxation of Regular Interests	482
General	482
Original Issue Discount	482
Acquisition Premium	484
Market Discount	484
Premium	485
Election To Treat All Interest Under the Constant Yield Method	485
Treatment of Losses	486
Yield Maintenance Charges and Prepayment Premium	486
Sale or Exchange of Regular Interests	487
Taxation of Exchanges of Regular Certificates and Class V Certificates	487
Alternative Characterization	487
Taxation of Exchange	488
Taxes That May Be Imposed on a REMIC	488
Prohibited Transactions	488
Contributions to a REMIC After the Startup Day	489
Net Income from Foreclosure Property	489
Bipartisan Budget Act of 2015	489
Taxation of Certain Foreign Investors	490
FATCA	491
Backup Withholding	491
Information Reporting	491
3.8% Medicare Tax on “Net Investment Income”	491
Reporting Requirements	492
Certain State and Local Tax Considerations	492
Method of Distribution (Underwriter conflicts of interest)	493
Incorporation of Certain Information by Reference	495
Where You Can Find More Information	495
Financial Information	495
Certain ERISA Considerations	496
General	496
Plan Asset Regulations	496
Administrative Exemptions	497
Insurance Company General Accounts	499
Legal Investment	500
Legal Matters	501
Ratings	501
Index of Significant Definitions	503

ANNEX A-1 CERTAIN
CHARACTERISTICS OF THE
MORTGAGE LOANS AND
MORTGAGED PROPERTIES	A-1-1
ANNEX A-2 – STRUCTURAL AND
COLLATERAL TERM SHEET	A-2-1
ANNEX B – DISTRIBUTION DATE
STATEMENT	B-1
ANNEX C – FORM OF OPERATING
ADVISOR ANNUAL REPORT	C-1
ANNEX D-1 – MORTGAGE LOAN
REPRESENTATIONS AND
WARRANTIES	D-1-1
ANNEX D-2 – EXCEPTIONS TO
MORTGAGE LOAN
REPRESENTATIONS AND
WARRANTIES	D-2-1
ANNEX E – CLASS A-SB PLANNED
PRINCIPAL BALANCE SCHEDULE	E-1
ANNEX F – EXCHANGES OF
CERTIFICATES	F-1
ANNEX G – HILTON GLENDALE
AMORTIZATION SCHEDULE	G-1
ANNEX H – CENTER 78 AMORTIZATION
AND INTEREST RATE SCHEDULE	H-1
ANNEX I – WEST TOWN MALL
AMORTIZATION SCHEDULE	I-1
ANNEX J – TENALOK PORTFOLIO
AMORTIZATION SCHEDULE	J-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 20 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 55 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 503 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Credit Suisse Commercial Mortgage Securities Corp.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN

UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)       TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)       TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE DEPOSITOR FOR ANY SUCH OFFER; OR

(C)       IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF

THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF SOUTH KOREA FOR A PUBLIC OFFERING IN SOUTH KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN SOUTH KOREA OR TO ANY RESIDENT OF SOUTH KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE

FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	CSAIL 2017-CX9 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CX9.

Depositor	Credit Suisse Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The depositor’s address is 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000. See “Transaction Parties—The Depositor”.

Issuing Entity	CSAIL 2017-CX9 Commercial Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Column Financial, Inc., a Delaware corporation

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

●	Benefit Street Partners CRE Finance LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Column Financial, Inc. is also an affiliate of each of the depositor and Credit Suisse Securities (USA) LLC, one of the underwriters and an initial purchaser of the non-offered certificates. Natixis Real Estate Capital LLC is also an affiliate of Natixis Securities Americas LLC, one of the underwriters and an initial purchaser of the non-offered certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans as set forth in the following chart:

Sellers of the Mortgage Loans

Seller	Number of Loans	Aggregate Cut- off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Natixis Real Estate Capital LLC(1)(2)	15	$422,693,892	49.2%
Column Financial, Inc.(3)(4)	8	332,888,177	38.8
Benefit Street Partners CRE Finance LLC	8	103,294,435	12.0
Total	31	$858,876,504	100.0%

(1)	One (1) of the Natixis Real Estate Capital LLC mortgage loans identified on Annex A-1 as 245 Park Avenue, representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC.

(2)	One (1) of two (2) notes that comprise the mortgage loan identified on Annex A-1 as Two Independence Square, which note (identified as note A-3-B) represents approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was acquired by Natixis Real Estate Capital LLC from Column Financial, Inc. prior to the date hereof for inclusion in this securitization transaction. This note is part of a whole loan that was originated by Column Financial, Inc. The “Number of Mortgage Loans” shown in the table above for Natixis Real Estate Capital LLC does not include this note; however, the “Aggregate Cut-off Date Principal Balance of Mortgage Loans” and the “Approx. % of Initial Pool Balance” shown in the table above for Natixis Real Estate Capital LLC do include this note. Such mortgage loan was underwritten in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.” in this prospectus.

(3)	One (1) of the Column Financial, Inc. mortgage loans identified on Annex A-1 as Westin Building Exchange, representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was co-originated with Wells Fargo Bank, National Association. One (1) of the Column Financial, Inc. mortgage loans identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was co-originated with JPMorgan Chase Bank, National Association.

(4)	One (1) of two (2) notes that comprise the mortgage loan identified on Annex A-1 as Two Independence Square, which note (identified as note A-2) represents approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was originated by Column Financial, Inc.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	KeyBank National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan (a “non-serviced mortgage loan”) and companion loan that is part of a whole loan (a “non-serviced whole loan”) and serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable, indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The servicing offices of the master servicer are located at 11501 Outlook Street, Suite 300,

Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and any related companion loans other than with respect to the non-serviced mortgage loans set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and other transactions relating to such mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing holder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as described under “—Directing Holder” below). After the occurrence and during the continuance of a control termination event or if the directing holder (or, if the directing holder is the directing certificateholder, the holder of the majority of the controlling class of certificates on its behalf) is required but fails to do so or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Holder” below and “Pooling and Servicing Agreement—Termination of Master

Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF III - D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC. RREF III - D AIV RR, LLC or such other affiliate of Rialto Capital Advisors, LLC is expected to purchase the Class F, Class NR and Class Z certificates (and may purchase certain other classes of certificates, including the Class X-E and Class E certificates) (in each case other than the portions thereof to be retained by Natixis Real Estate Capital LLC) and, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Holder” and “Credit Risk Retention”.

An affiliate of Rialto Capital Advisors, LLC may purchase or make a mezzanine loan secured by direct or indirect equity interests in the borrower under a portion of the mortgage loan secured by the mortgaged property identified as Hilton Glendale under the table “Related Borrower Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additional Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer of certain of the non-serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreements identified in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Additional Servicer”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee and

Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement or trust and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the mortgage file for each non-serviced mortgage loan (other than the promissory note evidencing such mortgage loan) will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the pooling and servicing agreement or the trust and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than a non-serviced mortgage loan and certain excluded loans as described in the next paragraph), as further described in this prospectus.

The directing holder will be:

●	with respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan (other than the Allergan HQ whole loan, the JW Marriott Chicago whole loan or the Center 78 whole loan), the directing certificateholder, and

●	with respect to the Allergan HQ whole loan, the JW Marriott Chicago whole loan or the Center 78 whole loan, (i) for so long as no AB control appraisal period exists, the holder of the related subordinate companion loan and (ii) for so long as an AB control appraisal period exists, the directing certificateholder.

The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of the related mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class F and Class NR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided that if at any time the certificate balances of the certificates other than the Class F and Class NR certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the controlling class will be the most subordinate class among the control eligible certificates that has an aggregate certificate balance greater than zero without regard to any cumulative appraisal reduction amounts; provided, further, however, that during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that RREF III - D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC will purchase the Class F, Class NR and Class Z certificates (and may purchase certain other classes of certificates, including the Class X-E and Class E certificates) (in each case other than the portions thereof to be retained by Natixis Real Estate Capital LLC) and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, the Allergan HQ mortgage loan, the JW Marriott Chicago mortgage loan and the Center 78 mortgage loan).

With respect to the serviced AB whole loans identified as Allergan HQ, JW Marriott Chicago and Center 78 on Annex A-1, the holder of the related subordinate companion loan will be the initial “directing holder” in respect of the related whole loan, and will be entitled to certain consent and consultation rights under the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing holder (or the equivalent) under the trust and servicing agreement or the pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” and “—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Natixis Real Estate Capital LLC is expected to be appointed as the initial risk retention consultation party with respect to the mortgage loans.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan and has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Holder of a Subordinate Companion Loan
Seven (7) mortgage loans secured by the mortgaged properties identified on Annex A-1 as Two Independence Square, 245 Park Avenue, 85 Broad Street, Allergan HQ, JW Marriott Chicago, Center 78 and West Town Mall on Annex A-1, representing approximately 35.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are comprised of (i) one or more senior pari passu notes (included in the trust) and (ii) one or more senior pari passu notes (not included in the trust) and/or one or more subordinate notes (not included in the trust).

With respect to the mortgage loans identified on Annex A-1 as Allergan HQ, JW Marriott Chicago and Center 78, pursuant to the related intercreditor agreement, the holder of the related subordinate companion loan will be the initial “directing holder” in respect of such mortgage loan and will have the right to cure certain defaults with respect to the related mortgage loan and the holder of such subordinate companion loan will have the right to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan under certain limited default circumstances. In addition, prior to the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan under certain circumstances. The holder of the related subordinate companion loan will also have the right under the related intercreditor agreement to replace the special servicer with respect to the related mortgage loan at any time prior to the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement with respect to such subordinate companion loan, subject to the requirements provided for in the related intercreditor agreement. As of the closing date, Hyundai Investments Global Professional Investors Private Real Estate Fund No. 6 is expected to be the holder of the Allergan HQ subordinate companion loan, Hyundai Star Private Real Estate Investment Trust 9 is expected to be the holder of the JW Marriott Chicago subordinate companion loans identified as note B-1-A and note B-1-B and Woori Bank, New York Agency is expected to be the holder of the JW Marriott Chicago subordinate companion loan identified as note B-1-B and Natixis Real Estate Capital LLC or an unaffiliated third party investor is expected to be the holder of the Center 78 subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

Certain Affiliations and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in September 2017 (or, in the case of any mortgage loan that has its first due date in October 2017, the date that would have been its due date in September 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about September 29, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in October 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in October 2017.

Record Date	With respect to any distribution date, the last business day of the month immediately preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, New York, Ohio, California or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date; Rated Final Distribution Date
The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	June 2022
Class A-2	September 2022
Class A-3	August 2024
Class A-4	April 2027
Class A-5	July 2027
Class A-SB	October 2026
Class X-A	August 2027
Class X-B	September 2027
Class A-S	August 2027
Class B	August 2027
Class C	September 2027

The rated final distribution date will be the distribution date in September 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-CX9:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-E, Class D, Class E, Class F, Class NR, Class Z and Class R.

Certificate Balances and Notional Amounts	Each class of offered certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

	Initial Certificate Balance or Notional Amount	Initial Available Certificate Balance or Notional Amount	Initial Retained Certificate Balance or Notional Amount(1)
Class A-1	$21,973,000	$21,034,000	$939,000
Class A-2	$233,274,000	$223,313,000	$9,961,000
Class A-3	$97,756,000	$93,581,000	$4,175,000
Class A-4	$93,339,000	$89,353,000	$3,986,000
Class A-5	$140,010,000	$134,031,000	$5,979,000
Class A-SB(2)	$14,861,000	$14,226,000	$635,000
Class X-A(3)	$703,205,000	$673,174,000	$30,031,000
Class X-B(3)	$73,004,000	$69,886,000	$3,118,000
Class A-S	$101,992,000	$97,636,000	$4,356,000
Class B	$42,943,000	$41,109,000	$1,834,000
Class C	$30,061,000	$28,777,000	$1,284,000

(1)	On the closing date, offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” are expected to be purchased for cash from the underwriters by Natixis Real Estate Capital LLC (a sponsor and an affiliate of one of the underwriters), as retaining sponsor, as described in “Credit Risk Retention”.

(2)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.

(3)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class A-1	%(1)
Class A-2	%(1)
Class A-3	%(1)
Class A-4	%(1)
Class A-5	%(1)
Class A-SB	%(1)
Class X-A	%(2)
Class X-B	%(2)
Class A-S	%(1)
Class B	%(1)
Class C	%(1)

(1)	For any distribution date, the pass-through rate of each class of the offered certificates (other than the Class X-A and Class X-B certificates) will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

(2)	For any distribution date, the pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates as described in this prospectus. For any distribution date, the pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rates of the Class B and Class C certificates. For purposes of the calculation of the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer (or a special servicer for a non-serviced mortgage loan), any modifications resulting from a borrower’s bankruptcy or insolvency, or any increase in the interest rate of any mortgage loan with an anticipated repayment date after the related anticipated repayment date.

For purposes of calculating the pass-through rates of the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate of between 0.00375% and 0.00500% (although with respect to serviced companion loans, the master servicing fee may be lower than the indicated rate).

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee of $5,000 (or, in the case of the Center 78 mortgage loan, $3,500) for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The special servicer will also be entitled to a liquidation fee and a workout fee as further described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses".

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The trustee/certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including each non-serviced mortgage loan but excluding any companion loan) and any REO loan at a per annum rate equal to 0.00790%. The trustee fee is payable by the certificate administrator as a portion of the trustee/certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any REO loan (in each case, excluding any non-serviced mortgage loan and any related companion loan) at a per annum rate equal to 0.00250%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan, but excluding any related companion loan) and any REO loan at a per annum rate equal to 0.00026%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of their names and trademarks, including an Investor Reporting Package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
Westin Building Exchange	0.00250%	(1)
Two Independence Square	0.00125%	0.2500%
245 Park Avenue	0.00125%	0.2500%
85 Broad Street	0.00250%	(2)
West Town Mall	0.00250%	0.2500%
IC Leased Fee Hotel Portfolio	0.00250%	(3)

(1)	The special servicing fee rate is capped at 0.2500%, subject to any market minimum special servicing fees and fee offsets set forth in the pooling and servicing agreement under which the mortgage loan will be serviced.

(2)	The special servicing fee rate is the greater of 0.2500% per annum and the rate that would result in a special servicing fee of (i) $3,500 per month or (ii) for so long as the 85 Broad Street mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event under the related non-serviced pooling and servicing agreement, $5,000 per month.

(3)	The special servicing fee rate is the greater of 0.2500% per annum and the rate that would result in a special servicing fee of $3,500 per month.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to the extent of funds allocated to principal and available for distribution, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(A)	to principal on the Class A-SB certificates until their certificate balance has been reduced to the A-SB scheduled principal balance set forth on Annex E for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero;

(F)	to principal on the Class A-5 certificates until their certificate balance has been reduced to zero; and

(G)	to principal on the Class A-SB certificates until their certificate balance has been reduced to zero;

provided that, if the certificate balances of each class of certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) having an initial principal balance have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed losses on the mortgage loans previously allocated to each such class; plus interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-E, Class R and Class Z certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of certificates (other than the Class Z and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges, Prepayment Premiums
Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of Losses and Certain Expenses
The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of those certificates in ascending order (beginning with the non-offered certificates, other than the Class Z and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class R, Class Z, Class X-A, Class X-B or Class X-E certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class A-S certificates), the Class X-B certificates (to the extent such losses are allocated to the Class B and Class C certificates) and the Class X-E certificates (to the extent such losses are allocated to the Class E certificates) and, therefore, the amount of interest they accrue.

*	The Class A-SB certificates will have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in their prospectus.

**	Class X-A, Class X-B and Class X-E certificates are interest only.

***	Other than the Class X-E, Class Z and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A or Class X-B certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate of those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reduction amounts to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest (other than the Class Z certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to any whole loan that is comprised of a mortgage loan, one or more subordinate companion loans and/or one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan(s), and then, result in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Allergan HQ Whole Loan—Application of Payments”, “—The JW Marriott Chicago Whole Loan—Application of Payments”, “—The Center 78 Whole Loan—Application of Payments”, “—The Non-Serviced AB Whole Loans—The 245 Park Avenue Whole Loan—Application of Payments”, “—The Two Independence Square Whole Loan—Application of Payments”, “—The 85 Broad Street Whole Loan—Application of Payments”, “—The JW Marriott Chicago Whole Loan—Application of Payments”, “—The West Town Mall Whole Loan—Application of Payments” and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class Z certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan), unless, in each case, the master servicer, the trustee or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or an anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a servicing advance, the master servicer will, subject to a recoverability determination, be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

None of the master servicer, special servicer or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related intercreditor agreement.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be thirty-one (31) commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in seventy (70) commercial or multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

All of the mortgage loans will be fixed rate mortgage loans, with the exception of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Center 78, which bears interest at an interest rate that changes over time according to a schedule set forth in the related mortgage loan documents and included as Annex H.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $858,876,504.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-one (31) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” and, together with any pari passu companion loans, the “companion loans”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Companion Loans Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)(3)	Whole Loan Underwritten NCF DSCR(2)(3)
Park Center Phase I	$80,000,000	9.3%	$78,000,000	N/A	51.4%	51.4%	3.17x	3.17x
Westin Building Exchange	$67,500,000	7.9%	$67,500,000	N/A	26.6%	26.6%	7.20x	7.20x
Two Independence Square	$55,000,000	6.4%	$109,000,000	$61,700,000	43.7%	60.2%	3.80x	2.76x
245 Park Avenue	$54,000,000	6.3%	$1,026,000,000	$120,000,000	48.9%	54.3%	2.73x	2.45x
The Boulders Resort & Spa	$50,000,000	5.8%	$23,000,000	N/A	56.0%	56.0%	1.61x	1.61x
85 Broad Street	$45,000,000	5.2%	$124,000,000	$189,600,000	25.9%	55.0%	4.11x	1.75x
Allergan HQ	$45,000,000	5.2%	N/A	$50,000,000	26.2%	55.2%	4.45x	1.64x
JW Marriott Chicago	$40,000,000	4.7%	$39,300,000	$124,200,000	21.4%	54.9%	5.64x	1.92x
300 Montgomery	$36,000,000	4.2%	$30,000,000	N/A	55.2%	55.2%	2.56x	2.56x
Center 78	$35,863,277	4.2%	$28,000,000	$4,936,723	67.4%	72.6%	1.86x	1.45x
West Town Mall	$30,000,000	3.5%	$93,900,000	$86,100,000	33.0%	56.0%	2.40x	1.67x
Acropolis Garden	$25,000,000	2.9%	$20,000,000	N/A	25.4%	25.4%	5.31x	5.31x
Carolina Hotel Portfolio	$20,000,000	2.3%	$16,500,000	N/A	65.9%	65.9%	1.87x	1.87x
Apex Fort Washington	$16,750,000	2.0%	$37,750,000	N/A	64.4%	64.4%	1.41x	1.41x
IC Leased Fee Hotel Portfolio	$11,465,000	1.3%	$51,000,000	N/A	73.2%	73.2%	1.67x	1.67x

(1)	Calculated including the related pari passu companion loan(s), if any, but excluding the related subordinate companion loan(s), if any.

(2)	Calculated including the related pari passu companion loan(s) and the related subordinate companion loan(s), and excluding the related mezzanine loan(s), if any.

(3)	In the case of two (2) mortgage loans identified as Center 78 and West Town Mall on Annex A-1, representing approximately 4.2% and 3.5% of the principal balance of the pool of mortgage loans as of the cut-off date, respectively, the payments used for calculating the Whole Loan Underwritten NCF DSCR were based on (i) with respect to Center 78, the aggregate debt service for the 12-month period commencing September 2022 based on assumed payment schedule set forth on Annex H and (ii) with respect to West Town Mall, the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex I.

Each of the Park Center Phase I whole loan, The Boulders Resort & Spa whole loan, the Allergan HQ whole loan, the JW Marriott Chicago whole loan, the 300 Montgomery whole loan, the Center 78 Whole Loan, the Acropolis Garden whole loan, the Carolina Hotel Portfolio whole loan and the Apex Fort Washington whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, and any related companion loan is referred to in this prospectus as a “serviced companion loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable, as identified below and entered into in connection with the securitization of one or more related companion loan(s). Each such whole loan is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and any related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Lead Trust/Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator	Custodian	Operating Advisor/Trust Advisor	Directing Holder(1)
Westin Building Exchange(2)	(2)	7.9%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III Debt AIV, LP
Two Independence Square	CSMC 2017-MOON	6.4%	KeyBank National Association	Aegon USA Realty Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Prima Capital Advisors LLC
245 Park Avenue	245 Park Avenue Trust 2017-245P	6.3%	Wells Fargo Bank, National Association	Aegon USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Prima Capital Advisors LLC
85 Broad Street	CSAIL 2017-C8	5.2%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
West Town Mall	West Town Mall Trust 2017-KNOX	3.5%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	N/A
IC Leased Fee Hotel Portfolio	UBS 2017-C3	1.3%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

(1)	Or an equivalent entity.

(2)	Although the securitization of the Westin Building Exchange controlling pari passu companion loan is expected to close on or prior to this securitization and the pooling and servicing agreement for such other securitization is expected to govern the servicing of the Westin Building Exchange whole loan, there is no publicly available information regarding such other securitization and any information with respect thereto set forth in this prospectus is based on inquiries by the related mortgage loan seller.

For further information regarding the whole loans and the rights of the “directing holder” under the related intercreditor agreement, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or any preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$858,876,504
Number of Mortgage Loans	31
Number of Mortgaged Properties	70
Number of Crossed Loans	0
Crossed Loans as a Percentage	0.0%
Range of Cut-off Date Balances	$1,900,000 - $80,000,000
Average Cut-off Date Balance	$27,705,694
Range of Mortgage Rates(2)(3)	3.2300% - 6.3300%
Weighted Average Mortgage Rate(2)(3)	4.1763%
Range of Original Terms to Maturity(4)	60 months to 120 months
Weighted Average Original Term to Maturity(4)	99 months
Range of Remaining Terms to Maturity(4)	57 months to 120 months
Weighted Average Remaining Term to Maturity(4)	97 months
Range of Original Amortization Terms(5)	300 months to 360 months
Weighted Average Original Amortization Term(5)	350 months
Range of Remaining Amortization Terms(5)	300 months to 360 months
Weighted Average Remaining Amortization Term(5)	349 months
Range of Cut-off Date LTV Ratios(2)(6)(7)	21.4% - 74.3%
Weighted Average Cut-off Date LTV Ratio(2)(6)(7)	47.7%
Range of LTV Ratios as of the Maturity Date/ARD(2)(4)(6)(7)	21.4% - 73.2%
Weighted Average LTV Ratio as of the Maturity Date/ARD(2)(4)(6)(7)	44.9%
Range of UW NCF DSCRs(2)(3)(7)(8)	1.41x - 7.20x
Weighted Average UW NCF DSCR(2)(3)(7)(8)	3.11x
Range of UW NOI Debt Yields(2)(7)	8.2% - 26.8%
Weighted Average UW NOI Debt Yield(2)(7)	14.5%
Percentage of Initial Pool Balance consisting of:
Interest-only	61.4%
Balloon	26.2%
Interest-only Balloon	9.6%
IO-Balloon, ARD	2.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each mortgage loan that is part of a whole loan, any related pari passu companion loan is included for purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield. With respect to the Two Independence Square mortgage loan, the 245 Park Avenue mortgage loan, the 85 Broad Street mortgage loan, the Allergan HQ mortgage loan, the JW Marriott Chicago mortgage loan, the Center 78 mortgage loan, the West Town Mall mortgage loan and the Carolina Hotel Portfolio, which also has one or more subordinate companion loans or an unsecured loan, the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield presented with respect to each such mortgage loan is calculated without regard to the respective subordinate companion loan(s) or unsecured loan, unless otherwise indicated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(3)	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Center 78, the applicable interest rate, as set forth on Annex H, changes over time. U/W NCF DSCR provided above is based on the aggregate debt service for the 12-month period commencing September 2022 for the Center 78 mortgage loan. The underwritten net cash flow debt service coverage ratio for the Center 78 mortgage loan that is based on the aggregate debt service payable for the 12-month period commencing September 2017 is 2.22x.

(4)	With respect to the mortgage loan identified on Annex A-1 as Bob Evans, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related anticipated repayment date is deemed to be the maturity date.

(5)	Excludes twelve (12) mortgage loans secured by the mortgaged property or portfolio of mortgaged properties identified on Annex A-1 as Park Center Phase I, Westin Building Exchange, Two Independence Square, 245 Park Avenue, 85 Broad Street, Allergan HQ, JW Marriott Chicago, 300 Montgomery, Center 78, The Manhattan, Acropolis Garden and IC Leased Fee Hotel Portfolio, representing approximately 61.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term to maturity or anticipated repayment date, as applicable. In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Hilton Glendale, representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex G. In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Center 78, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex H. In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex I. In the case of the mortgage loan secured by portfolio of mortgaged properties the identified on Annex A-1 as Tenalok Portfolio, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex J.

(6)	In certain cases the Cut-off Date LTV Ratio and the LTV Ratio as of the Maturity Date/ARD were calculated based upon a valuation other than an “as-is” value of the related mortgaged property. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(7)	With respect to the mortgage loan identified on Annex A-1 as Acropolis Garden, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is secured by a residential condominium unit owned by a cooperative housing corporation, the UW NCF DSCR and UW NOI Debt Yield are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by the related mortgage loan seller and Cut-off Date LTV and LTV as of the Maturity Date/ARD information for such mortgage loan is based on the appraised value reflected in such appraisal, which in both cases was determined as if such property was operated as a multifamily rental property with rents and other income set at the prevailing market rates (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants). See “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

(8)	For each partial interest-only loan, the debt service coverage ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Hilton Glendale, representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex G, and the debt service coverage ratio was calculated based on the sum of the first twelve payments. In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Center 78, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex H, and the debt service coverage ratio was calculated based on the aggregate debt service for the twelve month period commencing September 2022. In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex I, and the debt service coverage ratio was calculated based on the first twelve principal and interest payments following the interest-only period. In the case of the mortgage loan secured by portfolio of mortgaged properties identified on Annex A-1 as Tenalok Portfolio, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex J, and the debt service coverage ratio was calculated based on twelve times the average monthly debt service over the term of the loan. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans” in this prospectus. See also Annex A-1.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on Limited Operating Histories
With respect to eight (8) of the mortgage loans secured by the mortgaged properties identified on Annex A-1 as Park Center Phase I, Allergan HQ, The Manhattan, Bob Evans, IC Leased Fee Hotel Portfolio, AT&T Lincolnwood, Petco Bloomingdale and Panera Bread Schererville, representing approximately 23.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property and/or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from Underwriting Standards	None of the mortgage loans vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers” with respect to the related third party materials requirements. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Natixis Real Estate Capital LLC— NREC’s Underwriting Standards” and “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the credit risk retention requirements will be satisfied by Natixis Real Estate Capital LLC, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements, or to take any other action which may be required by EEA-regulated investors for the purposes of compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions,

Inc., Moody’s Analytics and BlackRock Financial Management, Inc.;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.keybank.com/key2cre.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (including all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class Z and Class R certificates) and (iii) the master servicer consents to the exchange as specified under the pooling and servicing agreement.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of an uncured document defect or an uncured breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with one or more related pari passu companion loans becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing thereof determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, with respect to each of the Two Independence Square whole loan, the 245 Park Avenue whole loan, the 85 Broad Street whole loan, the JW Marriott Chicago whole loan and the West Town Mall whole loan, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and collectively the “Trust REMICs”) for federal income tax purposes.

In addition, the portions of the issuing entity consisting of (i) the “regular interests” issued by the Upper-Tier REMIC and (ii) the excess interest accrued on the mortgage loan with an anticipated repayment date will be treated as a grantor trust for federal income tax purposes (the “Grantor Trust”). The certificates (other than the Class Z and Class R certificates) will represent beneficial ownership of their respective portions of the Grantor Trust described in (i) above and the Class Z certificates will represent beneficial ownership of the portion of the Grantor Trust described in (ii) above.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of a class of REMIC “regular interests” as further described in “Material Federal Income Tax Considerations”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, any guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to any residential cooperative properties, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may currently be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or such affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty occurs within a specified period of the lease expiration date,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark, terminate their leases or otherwise cease to occupy their space, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	office space used as a lab and/or for research and development may (a) require a unique layout that may make re-tenanting to new office tenants more expensive and (b) rely on funds for research and development from government and/or private sources of funding, which sources may become unavailable. These factors, among others, may adversely affect the cash flow generating monthly payments for the mortgage loan.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “Some

Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting the business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below and “Description of the Mortgage Pool—Tenant Issues—Lease Expirations”.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and

Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

Moreover, ongoing litigation concerning the status of rent stabilized properties may adversely affect a borrower’s ability to convert rent stabilized units to market rent units in the future. For example, the New York State Appellate Division, in Altman v. 285 West Fourth (1st Dept., 2015) held that in order to effectuate vacancy luxury deregulation, the legal rent had to be above the statutory deregulation threshold at the time the outgoing tenant vacated and the fact that the legal rent was above the statutory threshold at the time the incoming tenant moved in was not relevant. The Altman case is currently on appeal and scheduled to be heard by the New York Court of Appeals.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks” in this prospectus.

A residential cooperative building and the land under the building are generally owned or leased by a non-profit residential cooperative corporation. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

Due to the attributes particular to a residential cooperative property, certain information presented with respect to a mortgage loan secured by such a property may differ from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for any mortgage loan secured by a residential cooperative property differs from the manner in which such calculations are made for other mortgage loans included in the trust. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

Mixed Use Properties Have Special Risks

Certain properties have more than one property subtype. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial and Logistics Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial and logistics space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial or logistics properties, although industrial or logistics properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial and logistics space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial, logistics or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial and logistics properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial and logistics purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial and logistics property. Site characteristics that are generally desirable to a warehouse/industrial/logistics property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial and logistics properties, any vacant industrial and logistics property space may not be easily converted to other uses. Thus, if the operation of any of the industrial and logistics properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial and logistics property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial and logistics property were readily adaptable to other uses.

Location is also important because an industrial and logistics property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial and logistics properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses. See “—Cold Storage Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties apartment buildings and site built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

In addition, certain of the manufactured housing community properties may be subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to mortgaged properties consisting of condominium units will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon collateral consisting of condominium units described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables titled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated cut-off date loan amount) are office, hotel and retail. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated cut-off date loan amount) are located in California, New York, Washington, D.C., New Jersey, Georgia, Washington, Arizona or Illinois. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes—Third Party Reports”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers or guests, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-2 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the fifteen (15) largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See also representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Risks Relating to Inspections of Properties

In general, licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or significant tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-2 for a summary of the terrorism insurance requirements under each of the fifteen (15) largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues” and “—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” and representation and warranty no. 8 and 14 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases or a lease amendment expanding the leased space but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, the “underwritten net cash flow” for a residential cooperative property is generally based on projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants). As a result, underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” and “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, an appraisal may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and/or “—Appraised Value”, reflects only the “as-is” value (or, in certain cases, may reflect the other than “as-is”

values as a result of the satisfaction of the related conditions or assumptions) unless otherwise specified, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is”, we cannot assure you that any values other than “as-is” will be the value of the related mortgaged property at the indicated stabilization date, or at maturity or the anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” and “—Benefit Street Partners CRE Finance LLC—BSPs Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 to this prospectus was determined assuming such property is operated as a multifamily rental property. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Crowd Funding; Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan

Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty no. 41 and 42 in Annex D-1. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan and any non-serviced mortgage loan are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Crowd Funding; Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated cut-off date loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class Z certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or pay the outstanding principal balance at any anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 36 on Annex D-1.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Column Financial, Inc., one of the sponsors and originators, and of Credit Suisse Securities (USA) LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loan related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loan or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loan, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loan or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Natixis Real Estate Capital LLC, a sponsor and an affiliate of one of the underwriters, is expected to hold the VRR Interest as described in “Credit Risk Retention”, and is expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, in certain circumstances, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or holder of the majority of the VRR Interest holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest (any such loan referred to in this context as an “excluded loan” as to such risk retention consultation party), then the risk retention consultation party will not have consultation rights with respect to such excluded loan. See “Credit Risk Retention”.

In addition, for so long as the risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” relating to such excluded loan and/or the related mortgaged properties. Notwithstanding such restriction, there can be no assurance that the risk retention consultation party or holder of the VRR Interest will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the holder of the majority of the VRR Interest and the initial risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Credit Suisse Securities (USA) LLC, one of the underwriters, is an affiliate of the depositor and of Column Financial, Inc., a sponsor, a mortgage loan seller, an originator, a warehouse lender to certain other sponsors (or their respective affiliates) and the current holder of the Park Center Phase I companion loan and The Boulders Resort & Spa companion loan.

One of the Underwriter Entities, Natixis Securities Americas LLC, together with its affiliates, is playing several roles in this transaction. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of the Natixis Real Estate Capital LLC, a sponsor, an originator, a mortgage loan seller, the holder of one or more of the 245 Park Avenue companion loans, the JW Marriott Chicago companion loans, the Center 78 companion loan, the holder of a portion of the VRR Interest and the initial Risk Retention Consultation Party under this securitization.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loans are required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, each special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing holder (or, if the directing holder is the directing certificateholder, the holder of the majority of the controlling class) will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing holder or, if the directing holder is the directing certificateholder, the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing holder or, if the directing holder is the directing certificateholder, the holder of the majority of the controlling class), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity expected to purchase the Class F, Class NR and Class Z certificates (and which may also purchase the Class X-E and Class E certificates) (in each case other than the portions thereof to be retained by Natixis Real Estate Capital LLC on the closing date. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2017-CX9 non-offered certificates, any companion loan holder or the holder of any serviced companion loan securities. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer service and is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced pari passu companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

It is expected that RREF III - D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial directing certificateholder and, as such, will be the directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan and, for so long as no related control appraisal period has occurred and is continuing, the Allergan HQ mortgage loan, the JW Marriott Chicago mortgage loan or the Center 78 mortgage loan). Rialto Capital Advisors, LLC, was appointed by RREF III - D AIV RR, LLC (or another affiliate of Rialto Capital Advisors, LLC) to act as the special servicer. It is expected that Rialto Capital Advisors, LLC will be appointed as the special servicer (and an affiliate of the entity that is expected to be the initial controlling class representative (or hold a similar capacity) under the securitization pool governing the servicing of the Westin Building Exchange whole loan.

An affiliate of Rialto Capital Advisors, LLC may purchase or make a mezzanine loan secured by direct or indirect equity interests in the borrower under a portion of the mortgage loan secured by the mortgaged property identified as Hilton Glendale under the table “Related Borrower Loans”.

Although the master servicer and the special servicer will be required to diligently service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or the special servicer is, or is affiliated with, a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

See also “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that RREF III - D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial directing certificateholder and, as such, will be the directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan and, for so long as no related control appraisal period has occurred and is continuing, the Allergan HQ mortgage loan, the JW Marriott Chicago mortgage loan or the Center 78 mortgage loan) and will be the retaining third-party purchaser with respect to the HRR Certificates. It is expected that Rialto Capital Advisors, LLC will be appointed as the special servicer (and an affiliate of the entity that is expected to be the initial controlling class representative (or hold a similar capacity) under the securitization pool governing the servicing of the Westin Building Exchange whole loan. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, with respect to the Allergan HQ whole loan, the JW Marriott Chicago whole loan or the Center 78 whole loan, following the occurrence and continuance of a related control appraisal period), take actions with respect to the specially serviced loans (other than certain excluded loans) administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders. Similarly, with respect to the Allergan HQ whole loan, the JW Marriott Chicago whole loan or the Center 78 whole loan, the special servicer may, at the direction of the holder of the related subordinate companion loan, while such holder is the related directing holder (i.e., prior to the occurrence and continuance of a related control appraisal period) take actions with respect to the related whole loan that could adversely affect the holders of some or all of the classes of certificates.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan and any non-serviced whole loan) or on behalf of a subordinate companion loan holder (in the case of the Allergan HQ whole loan, the JW Marriott Chicago whole loan or the Center 78 whole loan for so long as the related control appraisal period is not continuing) or the directing holder (which term as used in this prospectus will include any equivalent entity or any representative thereof) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing holder (or equivalent entity) for each whole loan, the securitization trust or other entity holding the lead securitization and/or controlling note in such whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan	Lead Trust/Pooling and Servicing Agreement	Controlling Noteholder(1)	Directing Holder(1)
Park Center Phase I	CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust	RREF III - D AIV RR, LLC
Westin Building Exchange	(2)	(2)	RREF III Debt AIV, LP
Two Independence Square	CSMC 2017-MOON	CSMC Trust 2017-MOON	Prima Capital Advisors LLC
245 Park Avenue	245 Park Avenue Trust 2017-245P	245 Park Avenue Trust 2017-245P	Prima Capital Advisors LLC
The Boulders Resort & Spa	CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust	RREF III - D AIV RR, LLC
85 Broad Street	CSAIL 2017-C8	(3)	(3)
Allergan HQ	CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust	(4)
JW Marriott Chicago	CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust	(5)
300 Montgomery	CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust	RREF III - D AIV RR, LLC
Center 78	CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust	(6)
West Town Mall	West Town Mall Trust 2017-KNOX	West Town Mall Trust 2017-KNOX Commercial Mortgage Trust	Lord, Abbett & Co. LLC.
Acropolis Garden	CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust	RREF III - D AIV RR, LLC
Carolina Hotel Portfolio	CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust	RREF III - D AIV RR, LLC
Apex Fort Washington	CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust	RREF III - D AIV RR, LLC
IC Leased Fee Hotel Portfolio	UBS 2017-C3	UBS Commercial Mortgage Trust 2017-C3	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

(1)	Or an equivalent entity.

(2)	Although the securitization of the Westin Building Exchange controlling pari passu companion loan is expected to close on the day prior to the closing date of this securitization and the pooling and servicing agreement for such other securitization is expected to govern the servicing of the Westin Building Exchange whole loan, there is no publicly available information regarding such other securitization and any information with respect thereto set forth in this prospectus is based on inquiries by the related mortgage loan seller.

(3)	The initial directing holder for the 85 Broad Street whole loan is Hana Real Estate Private Investment Trust No. 53-1, as holder of the controlling subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 85 Broad Street Whole Loan”.

(4)	The initial directing holder for the Allergan HQ whole loan is Hyundai Investments Global Professional Investors Private Real Estate Fund No. 6, as holder of the controlling subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Allergan HQ Whole Loan”.

(5)	The initial directing holder for the JW Marriott Chicago whole loan is Hyundai Star Private Real Estate Investment Trust 9, as holder of the controlling subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The JW Marriott Chicago Whole Loan”.

(6)	The initial directing holder for the Center 78 whole loan is expected to be Natixis Real Estate Cpaital LLC or an unaffiliated third party investor, as holder of the controlling subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Center 78 Whole Loan”.

The special servicer, upon consultation with a serviced pari passu companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced pari passu companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced pari passu companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause for so long as a control termination event does not exist (other than with respect to any non-serviced mortgage loans, any applicable excluded loans and other than with respect to the Allergan HQ whole loan, the JW Marriott Chicago whole loan or the Center 78 whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan. See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling noteholder or directing certificateholder related to the securitization trust indicated in the chart above as the directing holder has certain consent and/or consultation rights with respect to the non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (and other than in respect of any excluded loan with respect to the directing certificateholder or the holder of the majority of the controlling class). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

With respect to the Allergan HQ whole loan, the JW Marriott Chicago whole loan or the Center 78 whole loan, the holder of the related subordinate companion loan will have certain rights with respect to the related whole loan prior to the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer under the pooling and servicing agreement for this securitization. In addition, the holder of the related subordinate companion loan with respect to the Allergan HQ whole loan will have the right to purchase the related mortgage loan if such mortgage loan is in default. Additionally, prior to the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement, the holder of such subordinate companion loan will also have the right under, and subject to the requirements of the related intercreditor agreement to replace the special servicer with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The directing holder and its affiliates (and a controlling noteholder under an intercreditor agreement with respect to, or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of, a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder (or equivalent entity) or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to certain “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

The purchase option that a holder of the Allergan HQ subordinate companion loan, the JW Marriott Chicago subordinate companion loan or the Center 78 subordinate companion loan holds pursuant to the related intercreditor agreement generally permits such holder to purchase the related defaulted whole loan as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Allergan HQ Whole Loan—Purchase Option”, “—The Serviced AB Whole Loans—The JW Marriott Chicago Whole Loan—Purchase Option” and “—The Serviced AB Whole Loans—The Center 78 Whole Loan—Purchase Option”. In addition, such holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class NR and Class Z certificates (in each case other than the portions thereof to be retained by Natixis Real Estate Capital LLC), which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any related claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder with respect to the mortgage loans and, as such, will be the directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan and, for so long as no related control appraisal period has occurred and is continuing, the Allergan HQ mortgage loan, the JW Marriott Chicago mortgage loan or the Center 78 mortgage loan). The directing holder will have certain rights to direct and consult with the special servicer. In addition, the directing holder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreements and trust and servicing agreements governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Holder”.

Because the incentives and actions of the b-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder (or an equivalent entity) exercising control rights over that whole loan (or, with respect to the Allergan HQ whole loan, the JW Marriott

Chicago whole loan or the Center 78 whole loan, prior to the occurrence and continuance of an AB control appraisal period with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder (or an equivalent entity), under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as 245 Park Avenue, there has recently been press coverage of HNA Group, a sponsor and an affiliate of the non-recourse guarantor. News articles have focused on the opacity of HNA Group’s ownership structure and allegations of potential conflicts of interest and relationships with Chinese state officials and have reported that HNA Group has begun to draw scrutiny from regulators in the United States and Europe. In addition, in part because of the foregoing concerns, Bank of America has reportedly ceased doing business with HNA Group, and Goldman Sachs has reported stopped working on an initial public offering for an affiliate of HNA Group. NREC makes no representation and expresses no view as to the accuracy of any such news coverage and assumes no responsibility for the foregoing. There can be no assurance as to the impact such coverage or scrutiny or any facts related thereto would have to the 245 Park Avenue mortgage loan, the certificates or the issuing entity.

In addition, Deutsche Bank AG, New York Branch, one of the co-originators of the 245 Park Avenue whole loan (with an approximately 10% share), is a branch of Deutsche Bank AG, which is approximately 9.92% owned by HNA Group. Accordingly, such originator’s incentives in originating the 245 Park Avenue whole loan may not have aligned with those of the other co-originators, and although JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale and Barclays Bank PLC co-originated the loan, there can be no assurance that any divergence in incentives did not have a negative impact on the terms of the 245 Park Avenue whole loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds/management companies. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On September 30, 2015, the European Commission (the “European Commission”) published a proposal to amend the Capital Requirements Regulation (the “CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (the “STS Securitization Regulation”) which would, amongst other things, re-cast the EU risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe (together with the CRR Amendment Regulation, the “Securitization Regulations”). The Presidency of the Council of the European Union (the “Council”) and the European Parliament have proposed amendments to the Securitization Regulations. The subsequent trilogue discussions between representatives of the European Commission, the Council and the European Parliament, have resulted in a compromise agreement being reached on the contents of the Securitization Regulations. The Council published the compromise text of the STS Securitization Regulation in a communication dated June 26, 2017. However, the final forms of the Securitization Regulations have not yet been published and so their final contents are not yet known. The current intention is that the Securitization Regulations will only apply from January 1, 2019. Investors should be aware that there are likely to be material differences between the current EU Risk Retention and Due Diligence Requirements and those in the Securitization Regulations.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the Issuing Entity, the Depositor, the Underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the Offered Certificates regarding the regulatory treatment of their investment in the Offered Certificates on the Closing Date or at any time in the future.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015 (with two one-year extensions granted with respect to those banking entity ownership interests or sponsorships in place prior to December 31, 2013, thereby extending the required conformance date for such preexisting arrangements until July 21, 2017). During any applicable conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six (6) nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one (1) nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, but not others, due, in part, to that engaged rating agency’s final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from

S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A or Class X-B certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A or Class X-B certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A or Class X-B certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of the weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for a borrower to repay the mortgage loan by any anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or not be repaid by any anticipated repayment date, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and/or Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of each class of interest-only certificates indicated in the table below is based upon all or a portion of the outstanding certificate balance(s) of the related class(es) of certificates identified under the heading “Underlying Class(es)”, the yield to maturity on the indicated interest-only certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates with certificate balances.

Interest-Only Class of Certificates	Underlying Class(es)

Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates

Class X-B	Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans after the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates are no longer outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balances of the Class B and the Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-E certificates and, if your certificates are Class B certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class A-S and Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect to the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the non-serviced mortgage loan and the related companion loan(s), subject to the rights of the directing holder (or equivalent entity) appointed under such trust and servicing agreement or pooling and servicing agreement and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class Z and Class R certificates will not have any voting rights.

The Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans, any non-serviced mortgage loan and other than with respect to the Allergan HQ whole loan, the JW Marriott Chicago whole loan or the Center 78 whole loan prior to the occurrence and during the continuation of a related control appraisal period, and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which no class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is at least 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which no class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is at least 25% of its initial certificate balance) occurs and is continuing, then the directing holder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

With respect to the Allergan HQ whole loan, the JW Marriott Chicago whole loan or the Center 78 whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and the holder of the related subordinate companion loan will have the right to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) for so long as a holder of the related subordinate companion loan is the controlling noteholder (as defined in the related intercreditor agreement), approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holders of the subordinate companion loans could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

These actions and decisions with respect to which the directing holder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the controlling noteholder under an intercreditor agreement or the directing holder (or equivalent entity) of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan(s) that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions relating to the related non-serviced whole loan and in connection with a sale of a defaulted mortgage loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer and the special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, or the terms of the related loan documents, it is possible that the controlling noteholder under an intercreditor agreement or the directing holder (or equivalent entity) under the related pooling and servicing agreement or trust and servicing agreement, as applicable, may direct or advise, as applicable, the special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder, the risk retention consultation party, the controlling noteholder under an intercreditor agreement and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in its own interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling noteholder or the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan);

(iii)   does not have any duties to the holders of any class of certificates other than directing, in the case of the certificateholder, the controlling class (or, in the case of a non-serviced mortgage loan, the controlling noteholder or the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan), and in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party;

(iv)   may take actions that favor its own interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling noteholder or the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder, the risk retention consultation party, the controlling noteholder under an intercreditor agreement or the directing certificateholder (or equivalent entity)

under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the aggregate certificate balance of the HRR certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR certificates, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans and the serviced whole loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor (if any) appointed under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. There will be no operating advisor under the 245 Park Avenue Trust 2017-245P trust and servicing agreement with respect to the 245 Park Avenue whole loan and under the West Town Mall Trust 2017-KNOX trust and servicing agreement with respect to the West Town Mall whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding: (a) at least 66 2/3% of a quorum of the certificateholders (which is the holders of certificates (other than Class X-A, Class X-B, Class X-E, Class Z and Class R certificates) evidencing at least 75% of the voting rights for such certificates) or (b) more than 50% of the voting rights of each class of non-reduced certificates (other than any Class X-A, Class X-B, Class X-E, Class Z and Class R certificates), but only those classes of such certificates that have, in each such case, an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, equal to or greater than 25% of the initial certificate balance of such class of certificates, as reduced by payments of principal on such class.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not affiliated with each other).

The certificateholders will generally have no right to replace and terminate either the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace such master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a pari passu companion loan relating to a serviced whole loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain whole loans that include subordinate companion loans, the holders of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related whole loan and (ii) prior to the occurrence and continuance of an AB control appraisal period with respect to the subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of the applicable fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing holder (or the equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and, accordingly, the directing holder (or the equivalent) of such securitization trust may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex A-1 as 85 Broad Street, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, prior to the occurrence and continuance of a material mortgage loan event of default, any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan and any related subordinate companion loans on a pro rata basis. Such distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loan. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Column Financial, Inc. in its capacity as a sponsor and solely in respect of the mortgage loans sold by it to us) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, the related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity or that they will have sufficient assets to do so. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.” In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that trust and servicing agreement or pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or the special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or the special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or the special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or the special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or the special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or the special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or that the issuing entity would be entitled to terminate the master servicer or the special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer’s or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reduction amounts, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan or related companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or the other special servicer in the case of the non-serviced mortgage loans) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or the other special servicer in the case of the non-serviced mortgage loans) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to see such mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the issuing entity.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended. See “Material Federal Income Tax Considerations—Taxation of Regular Interests—Original Issue Discount” for more information relating to original issue discount.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-one (31) mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date (the “Initial Pool Balance”) of approximately $858,876,504. All of the Mortgage Loans will be fixed rate Mortgage Loans, with the exception of the Mortgage Loan identified on Annex A-1 as Center 78, which bears interest at an interest rate that changes over time according to a schedule set forth on Annex H. The “Cut-off Date” means the respective due dates for such Mortgage Loans in September 2017 (or, in the case of any Mortgage Loan that has its first due date in October 2017, the date that would have been its due date in September 2017 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Fifteen (15) of the Mortgage Loans, representing approximately 71.2% of the Initial Pool Balance, are each part of a larger whole loan, which whole loan is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each such Mortgage Loan and any related Companion Loan is collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Loans	Aggregate Cut- off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Natixis Real Estate Capital LLC(1)(2)	15	$422,693,892	49.2%
Column Financial, Inc.(3)(4)	8	332,888,177	38.8
Benefit Street Partners CRE Finance LLC	8	103,294,435	12.0
Total	31	$858,876,504	100.0%

(1)	One (1) of the Natixis Real Estate Capital LLC Mortgage Loans identified on Annex A-1 as 245 Park Avenue, representing approximately 6.3% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC.

(2)	One (1) of two (2) notes that comprise the Mortgage Loan identified on Annex A-1 as Two Independence Square, which note (identified as note A-3-B) represents approximately 2.9% of the Initial Pool Balance, was acquired by Natixis Real Estate Capital LLC from Column Financial, Inc. prior to the date hereof for inclusion in this securitization transaction. This note is part of a Whole Loan that was originated by Column Financial, Inc. The “Number of Mortgage Loans” shown in the table above for Natixis Real Estate Capital LLC does not include this note; however, the “Aggregate Cut-Off-Date Principal Balance of Mortgage Loans” and the “Approx. % of Initial Pool Balance” shown in the table above for Natixis Real Estate Capital LLC do include this note. Such Mortgage Loan was underwritten in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.” in this prospectus.

(3)	One (1) of the Column Financial, Inc. Mortgage Loans identified on Annex A-1 as Westin Building Exchange, was co-originated with Wells Fargo Bank, National Association. One (1) of the Column Financial, Inc. Mortgage Loans identified on Annex A-1 as West Town Mall, was co-originated with JPMorgan Chase Bank, National Association.

(4)	One (1) of two (2) notes that comprise the Mortgage Loan identified on Annex A-1 as Two Independence Square, which note (identified as note A-2) represents approximately 3.5% of the Initial Pool Balance, is part of a Whole Loan that was originated by Column Financial, Inc.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more office, hospitality, retail, multifamily, mixed use or industrial properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Acropolis Garden, representing approximately 2.9% of the Initial Pool Balance, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 to this prospectus, including the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated, differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

For example, the appraised value of the related Mortgaged Property was determined as if such residential cooperative property was operated as a multifamily rental property with rents and other income set at the prevailing market rates (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants). This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of the related Mortgaged Property on Annex A-1.

Likewise, for purposes of determining the debt service coverage ratio and debt yield with respect to the Mortgage Loan secured by the Mortgaged Property identified as Acropolis Garden on Annex A-1 to this prospectus, the “U/W Net Cash Flow”, “U/W NCF”, “U/W Net Operating Income” and “U/W NOI”, in each case as set forth on Annex A-1 to this prospectus, is based on the projected operating income of the Mortgaged Property assuming such Mortgaged Property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption. In addition, residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves.

With respect to the Mortgage Loan secured by the Mortgaged Property identified as Acropolis Garden on Annex A-1 to this prospectus, the related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the Mortgage Loan, including pursuant to any guaranty or environmental indemnity. Accordingly, there is no separate guarantor or loan sponsor for such Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 and Annex A-2 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on September 29, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1 and Annex A-2 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with one or more Subordinate Companion Loans is calculated without regard to any related Subordinate Companion Loan(s), unless otherwise indicated.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Definitions. For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

(1)	“Actual/360” means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related one-month period.

(2)	“ADR” means, for any hospitality property, average daily rate.

(3)	“Allocated Cut-off Date Loan Amount” means: (a) in the case of any Mortgage Loan secured by multiple Mortgaged Properties (without regard to cross-collateralization with another Mortgage Loan), the portion of the related Cut-off Date Balance allocated to each such Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values or units, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance; and (b) in the case of any Mortgage Loan secured by a single Mortgaged Property (without regard to cross-collateralization with another Mortgage Loan), the related Cut-off Date Balance of such Mortgage Loan (and only such Mortgage Loan if it is part of a Whole Loan). Information presented in this prospectus (including Annex A-1 and Annex A-2) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

(4)	“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of September 2017 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in October 2017, the anticipated annualized debt service payable on such Mortgage Loan or related Companion Loan as of September 2017); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period. Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hilton Glendale, representing approximately 5.5% of the Initial Pool Balance, the Annual Debt Service is calculated based on the sum of the first twelve payments. Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Center 78, representing approximately 4.2% of the Initial Pool Balance, which has an interest rate that changes over time, as set forth on Annex H, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month period commencing September 2022. Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the Initial Pool Balance, the Annual Debt Service is calculated based on the sum of the first twelve principal and interest payments following the interest-only period. Additionally, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Tenalok Portfolio, representing approximately 1.6% of the Initial Pool Balance, the Annual Debt Service is calculated based on twelve times the average monthly debt service over the term of the loan.

(5)	“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A-1 or Annex A-2 is the “as-is” appraised value unless otherwise specified under “—Appraised Value” in this prospectus, and is in each case as determined by an appraisal made not more than fourteen (14) months prior to the Cut-off Date as described under “Appraisal Date” on Annex A-1. The appraisals for certain of the Mortgaged Properties state values other than “as-is” for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such values other than “as-is” may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1, and on Annex A-2. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 and the related footnotes. In addition, for certain Mortgage Loans, the Cut-off Date LTV Ratio and/or LTV Ratio at Maturity/ARD was calculated based on values other than the “as-is” appraised value for the related Mortgaged Property, as described under the definitions of “Cut-off Date LTV Ratio” and “LTV Ratio at Maturity/ARD”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Allergan HQ, representing approximately 5.2% of the Initial Pool Balance, the Appraised Value represents the “Prospective Market Value As Stabilized” of $172.0 million, which Appraised Value is based on various conditions described in the related appraisal. The “as-is” market value is $142.0 million, and the Cut-Off Date LTV Ratio and Maturity Date/ARD LTV Ratio based on the as-is market value are 31.7% and 31.7%, respectively.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Manhattan, representing approximately 3.8% of the Initial Pool Balance, the Appraised Value represents the “Prospective Market Value Upon Stabilization” of $52.7 million, which Appraised Value is based on various conditions described in the related appraisal. The “as-is” market value is $49.8 million, and the Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio based on the as-is market value are 66.0% and 66.0%, respectively.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Bob Evans, representing approximately 2.8% of the Initial Pool Balance, the

Appraised Value is based on the value of the portfolio as a whole, which is $48,400,000. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $51,125,000.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Apex Fort Washington, representing approximately 2.0% of the Initial Pool Balance, the Appraised Value represents the “Prospective Value Upon Stabilization” of $84.6 million, which Appraised Value is based on various conditions described in the related appraisal. The “as-is” market value is $82.0 million, and the Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio based on the as-is market value are 66.5% and 57.9%, respectively.

(6)	“Balloon Balance” means, with respect to any Mortgage Loan, the principal balance scheduled to be due on such Mortgage Loan at maturity or anticipated repayment date, as applicable, assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

(7)	“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. Each Crossed Group is identified by a separate letter on Annex A-1.

(8)	“Cut-off Date Balance” of any Mortgage Loan or Companion Loan will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

(9)	“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A-1, except as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As- Is”)	Cut-off Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Allergan HQ	5.2%	26.2%	$172,000,000	31.7%	$142,000,000
The Manhattan	3.8%	62.4%	$52,700,000	66.0%	$49,800,000
Bob Evans	2.8%	49.5%	$48,400,000	46.8%	$51,125,000
Apex Fort Washington	2.0%	64.4%	$84,600,000	66.5%	$82,000,000

(10)	“Debt Yield on Underwritten Net Cash Flow”, “UW NCF Debt Yield” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow produced by the related Mortgaged Property or portfolio of Mortgaged Properties divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s); and

●	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s).

(11)	“Debt Yield on Underwritten Net Operating Income”, “UW NOI Debt Yield” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income produced by the related Mortgaged Property or portfolio of Mortgaged Properties divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s); and

●	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s).

(12)	“Debt Service Coverage Ratio”, “DSCR”, “Cut-off Date DSCR”, “UW NCF DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or portfolio of Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Cut-off Date DSCR is based on the Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s).

●	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of Cut-off Date DSCR does not include the Annual Debt Service on the related Subordinate Companion Loan(s).

●	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hilton Glendale, representing approximately 5.5% of the Initial Pool Balance, the Underwritten NCF DSCR was calculated based upon the sum of the first twelve payments based on the assumed principal payment schedule set forth on Annex G.

●	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Center 78, representing approximately 4.2% of the Initial Pool Balance, which has an interest rate that changes over time, as set forth on Annex H, the Underwritten NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing September 2022.

●	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the Initial Pool Balance, the Underwritten NCF DSCR was calculated based upon the sum of the first 12 principal and interest payments following the initial interest-only period based on the assumed principal payment schedule set forth on Annex I.

●	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Tenalok Portfolio, representing approximately 1.6% of the Initial Pool Balance, the Underwritten NCF DSCR was calculated based on twelve times the average monthly debt service over the term of the loan on the assumed principal payment schedule set forth on Annex J.

(13)	“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

(14)	“Largest Tenant” means, with respect to any Mortgaged Property, the tenant leasing the largest amount of net rentable square feet.

(15)	“Largest Tenant Lease Expiration Date” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

(16)	“Loan Per Unit” means the principal balance of each Mortgage Loan or Whole Loan, as applicable, per unit of measure as of the Cut-off Date.

(17)	“LTV Ratio at Maturity/ARD”, “LTV Ratio as of the Maturity Date/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” means:

●	with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A-1, except as set forth below;

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of LTV Ratio at Maturity/ARD is based on the aggregate Balloon Balance of such Mortgage Loan and the related Pari Passu Companion Loan;

●	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of LTV Ratio at Maturity/ARD does not include the principal balance of the related Subordinate Companion Loan; and

●	with respect to each Mortgage Loan listed in the following table, the LTV Ratio at Maturity/ARD was calculated using value other than the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As- Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Allergan HQ	5.2%	26.2%	$172,000,000	31.7%	$142,000,000
The Manhattan	3.8%	62.4%	$52,700,000	66.0%	$49,800,000
Bob Evans	2.8%	45.4%	$48,400,000	43.0%	$51,125,000
Apex Fort Washington	2.0%	56.1%	$84,600,000	57.9%	$82,000,000

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown in Annex A-1. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

(18)	“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

(19)	“Occupancy Rate” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community, self-storage and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Beds or Pads, as applicable, that are rented as of the Occupancy Rate As-of Date; (ii) in the case of office, retail, industrial and mixed-use (to the extent the related Mortgaged Property includes retail, industrial or office space), the percentage of the net rentable square footage rented as of the Occupancy Rate As-of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Rate As-of Date. In some cases, the Occupancy Rate was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy rate assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy rate.

(20)	“Occupancy Rate As-of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(21)	“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

(22)	“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

(23)	“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1.

(24)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(25)	“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

(26)	“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

(27)	“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. In certain cases, the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. We cannot assure you that any such tenant will occupy its respective space and/or pay rent as required under its respective lease. See “Structural and Collateral Term Sheet” in Annex A-2, for additional information. For example (with respect to the fifteen (15) largest Mortgage Loans):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 300 Montgomery, representing approximately 4.2% of the Initial Pool Balance, the fourth largest tenant, Delagnes, Mitchell & Linder will receive abated rent for the month of September 2018. At closing, $50,526.67 was reserved for outstanding free rent in connection with the Delagnes, Mitchell & Linder lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Allergan HQ, representing approximately 5.2% of the Initial Pool Balance, the lease for the largest tenant at the Mortgaged Property, Allergan, commenced on July 1, 2017 but the rent commencement date under such lease is not scheduled to occur until July 1, 2018 (the “Rent Commencement Date”). However, if the related borrower does not achieve substantial completion of certain parking facilities described in the related lease agreement on or before November 1, 2017, then the Rent Commencement Date will be extended on a day-for-day basis for each day following November 1, 2017 until the date when the parking facilities have been substantially completed (but in no event will the Rent Commencement Date be extended by more than ninety-one (91) days (i.e., October 1, 2018) by reason of any such delay). At closing, $14,176,409 was reserved in connection with the free rent period, which amount is sufficient to account for rent obligations through October 1, 2018 (i.e., the outside date for rent commencement in connection with delays to the parking project).

●	With respect to one Mortgaged Property identified as 85 Broad Street on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.2% of the Initial Pool Balance, the fourth largest tenant, Vox Media, has rent abatement on its occupied space (representing 7.7% of the net rentable area) that ends in January 2018. A free rent reserve in the amount of $265,310 will be funded through scheduled ongoing deposits set forth in the Mortgage Loan Documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the Initial Pool Balance, Occupancy, Underwritten Revenues, Underwritten NOI and Underwritten NCF include space leased by eight tenants accounting for a combined 41,072 square feet, representing 5.3% of net rentable area at the Mortgaged Property, and approximately $1.3 million in underwritten base rent, representing 7.2% of underwritten base rent, for which the tenants have signed leases but are not yet in occupancy or paying rent.

(28)	“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

●	In the case of one (1) Mortgage Loan identified as 245 Park Avenue on Annex A-1, representing approximately 6.3% of the Initial Pool Balance, Underwritten NOI and UW NCF were based on the average rent of the largest tenant at the related Mortgaged Property during the term of the related lease (or, in some cases, the term of the related Mortgage Loan). See Annex A-1 and the related footnotes for further information.

(29)	“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

(30)	“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operating as student housing, the number of beds or (e) in the case of a Mortgaged Property operated as a self-storage property, the number of units for self-storage.

(31)	“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-1 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-2, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the fifteen (15) largest Mortgage Loans under the definitions of “Underwritten Net Cash Flow” and “Underwritten Net Operating Income”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$858,876,504
Number of Mortgage Loans	31
Number of Mortgaged Properties	70
Number of Crossed Loans	0
Crossed Loans as a Percentage	0.0%
Range of Cut-off Date Balances	$1,900,000 - $80,000,000
Average Cut-off Date Balance	$27,705,694
Range of Mortgage Rates(2)(3)	3.2300% - 6.3300%
Weighted Average Mortgage Rate(2)(3)	4.1763%
Range of Original Terms to Maturity(4)	60 months to 120 months
Weighted Average Original Term to Maturity(4)	99 months
Range of Remaining Terms to Maturity(4)	57 months to 120 months
Weighted Average Remaining Term to Maturity(4)	97 months
Range of Original Amortization Terms(5)	300 months to 360 months
Weighted Average Original Amortization Term(5)	350 months
Range of Remaining Amortization Terms(5)	300 months to 360 months
Weighted Average Remaining Amortization Term(5)	349 months
Range of Cut-off Date LTV Ratios(2)(6)(7)	21.4% - 74.3%
Weighted Average Cut-off Date LTV Ratio(2)(6)(7)	47.7%
Range of LTV Ratios as of the Maturity Date/ARD(2)(4)(6)(7)	21.4% - 73.2%
Weighted Average LTV Ratio as of the Maturity Date/ARD(2)(4)(6)(7)	44.9%
Range of UW NCF DSCRs(2)(3)(7)(8)	1.41x - 7.20x
Weighted Average UW NCF DSCR(2)(3)(7)(8)	3.11x
Range of UW NOI Debt Yields(2)(7)	8.2% -26.8%
Weighted Average UW NOI Debt Yield(2)(7)	14.5%
Percentage of Initial Pool Balance consisting of:
Interest-only	61.4%
Balloon	26.2%
Interest-only Balloon	9.6%
IO-Balloon, ARD	2.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each Mortgage Loan that is part of a Whole Loan, any related Pari Passu Companion Loan is included for purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield. With respect to the Two Independence Square Mortgage Loan, the 245 Park Avenue Mortgage Loan, the 85 Broad Street Mortgage Loan, the Allergan HQ Mortgage Loan, the JW Marriott Chicago Mortgage Loan, the Center 78 Mortgage Loan and the West Town Mall Mortgage Loan, each of which also has one or more Subordinate Companion Loans or an unsecured loan, the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield presented with respect to each such Mortgage Loan is calculated without regard to the respective Subordinate Companion Loan(s) or unsecured loan, unless otherwise indicated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(3)	In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Center 78, representing approximately 4.2% of the Initial Pool Balance, the applicable interest rate, as set forth on Annex H, changes over time. U/W NCF DSCR provided above is based on the aggregate debt service for the 12-month period commencing September 2022 for the Center 78 Mortgage Loan. The underwritten net cash flow debt service coverage ratio for the Center 78 Mortgage Loan that is based on the aggregate debt service payable for the 12-month period commencing September 2017 is 2.22x.

(4)	With respect to the Mortgage Loan identified on Annex A-1 as Bob Evans, representing approximately 2.8% of the Initial Pool Balance, the related anticipated repayment date is deemed to be the maturity date.

(5)	Excludes twelve (12) Mortgage Loans secured by the Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A 1 as Park Center Phase I, Westin Building Exchange, Two Independence Square, 245 Park Avenue, 85 Broad Street, Allergan HQ, JW Marriott Chicago,

300 Montgomery, Center 78, The Manhattan, Acropolis Garden and IC Leased Fee Hotel Portfolio, representing approximately 61.4% of the Initial Pool Balance, that are interest only for the entire term to maturity or Anticipated Repayment Date, as applicable. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 as Hilton Glendale, representing approximately 5.5% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex G. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 as Center 78, representing approximately 4.2% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex H. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 as West Town Mall, representing approximately 3.5% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex I. In the case of the Mortgage Loan secured by portfolio of Mortgaged Properties the identified on Annex A 1 as Tenalok Portfolio, representing approximately 1.6% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex J.

(6)	In certain cases the Cut-off Date LTV Ratio and the LTV Ratio as of the Maturity Date/ARD were calculated based upon a valuation other than an “as-is” value of the related Mortgaged Property. The remaining Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(7)	With respect to the Mortgage Loan identified on Annex A-1 as Acropolis Garden, representing approximately 2.9% of the Initial Pool Balance, which is secured by a residential condominium unit owned by a cooperative housing corporation, the UW NCF DSCR and UW NOI Debt Yield are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by the related mortgage loan seller and Cut-off Date LTV and LTV as of the Maturity Date/ARD information for such Mortgage Loan is based on the appraised value reflected in such appraisal, which in both cases was determined as if such Mortgaged Property was operated as a multifamily rental property with rents and other income set at the prevailing market rates (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants). See “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(8)	For each partial interest only loan, the debt service coverage ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the Mortgage Loan once amortization has commenced. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hilton Glendale, representing approximately 5.5% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex G, and the debt service coverage ratio was calculated based on the sum of the first twelve payments. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Center 78, representing approximately 4.2% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex H, and the debt service coverage ratio was calculated based on the aggregate debt service for the twelve month period commencing September 2022. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex I, and the debt service coverage ratio was calculated based on the first twelve principal and interest payments following the interest-only period. In the case of the Mortgage Loan secured by portfolio of Mortgaged Properties identified on Annex A-1 as Tenalok Portfolio, representing approximately 1.6% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex J, and the debt service coverage ratio was calculated based on twelve times the average monthly debt service over the term of the loan. see “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans” in this prospectus. See also Annex A 1.

The issuing entity will include eight (8) Mortgage Loans, representing approximately 18.7% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office
CBD	4	$202,500,000	23.6%
Suburban	6	$197,477,021	23.0%
Single Tenant	1	$55,000,000	6.4%
Hotel
Full Service	3	$107,638,177	12.5%
Limited Service	12	$51,217,310	6.0%
Resort	1	$50,000,000	5.8%
Retail
Single Tenant	26	$31,872,500	3.7%
Super Regional Mall	1	$30,000,000	3.5%
Shadow Anchored	1	$29,473,305	3.4%
Anchored	4	$13,558,191	1.6%
Multifamily
Cooperative	1	$25,000,000	2.9%
Garden	1	$15,000,000	1.7%
Mixed Use
Office/Retail	1	$32,875,000	3.8%
Other
Leased Fee	7	$11,465,000	1.3%
Industrial
Flex	1	$5,800,000	0.7%
Total	70	$858,876,504	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Cut-off Date Loan Amounts as set forth in Annex A-1.

Office Properties

For a summary of certain risks related to the office properties set forth in the above chart see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

●	With respect to two (2) Mortgaged Properties identified as 245 Park Avenue and 85 Broad Street, on Annex A-1, securing two (2) Mortgage Loans representing approximately 11.5% of the Initial Pool Balance, the related borrower sponsor (or affiliates thereof) currently owns one or more office properties within a 5-mile radius which are expected to directly compete with the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

With respect to the hotel properties set forth in the above chart:

●	All of the hospitality properties, which include sixteen (16) Mortgaged Properties, securing approximately 24.3% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise, management, license or operating agreement.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as IC Leased Fee Hotel Portfolio, representing approximately 1.3% of the Initial Pool Balance, all of the Mortgaged Properties are ground leased to tenants that operate the buildings located on the Mortgaged Properties as hotels. All of these hotels are flagged hotels, other than the hotel located on the Mortgaged Property identified on Annex A-1 as City Place Downtown St. Louis, that are affiliated with a franchise or hotel management company through a franchise, management, license or operating agreement. With respect to the IC Leased Fee Hotel Portfolio - City Place Downtown St. Louis Mortgaged Property, representing approximately 0.3% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, the related borrower sponsor (or affiliates thereof) currently owns a hotel property located within a 5-mile radius of the Mortgaged Property which is not a part of the collateral and is expected to directly compete with the hotel located upon the related Mortgaged Property.

●	Hospitality properties may be particularly affected by seasonality. For example, the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as The Boulders Resort & Spa, JW Marriott Chicago, Sheraton Garden Grove, Carolina Hotel Portfolio, IC Leased Fee Hotel Portfolio, Central Avenue Hotels, Springhill Suites – Vero Beach FL and Quality Inn Biloxi, representing approximately 19.0% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, require seasonality reserves that were deposited in connection with the origination of the related Mortgage Loan and/or that are required to be funded on an ongoing basis.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Cut-Off Date Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement/ Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
The Boulders Resort & Spa	$50,000,000	5.8%	April 2035	September 2022
Hilton Glendale	$47,204,053	5.5%	October 2029	August 2022
JW Marriott Chicago	$40,000,000	4.7%	December 2040	August 2022
Sheraton Garden Grove	$20,434,125	2.4%	July 2028	June 2022
Carolina Hotel Portfolio - Holiday Inn Express & Suites Wilmington-University Ctr.	$4,876,712	0.6%	June 2029	July 2024
Carolina Hotel Portfolio - Fairfield Inn Charlotte Northlake	$4,000,000	0.5%	June 2029	July 2024
Carolina Hotel Portfolio - Holiday Inn Express & Suites Goldsboro Base Area	$4,000,000	0.5%	June 2035	July 2024
Carolina Hotel Portfolio - Comfort Suites Gastonia	$3,945,205	0.5%	June 2037	July 2024
Carolina Hotel Portfolio - Fairfield Inn Myrtle Beach North	$3,178,082	0.4%	June 2029	July 2024
IC Leased Fee Hotel Portfolio - Radisson Paper Valley	$2,953,662	0.3%	November 2036	August 2027
IC Leased Fee Hotel Portfolio - Radisson Albany	$1,541,759	0.2%	August 2035	August 2027
IC Leased Fee Hotel Portfolio - Radisson Cromwell	$1,233,408	0.1%	November 2035	August 2027
IC Leased Fee Hotel Portfolio - Radisson Cheyenne	$1,221,477	0.1%	December 2035	August 2027
IC Leased Fee Hotel Portfolio - Radisson High Point	$1,071,890	0.1%	November 2034	August 2027
IC Leased Fee Hotel Portfolio - Radisson Billings	$550,628	0.1%	December 2035	August 2027
Comfort Suites Arlington	$9,650,000	1.1%	December 2033	September 2027
Central Avenue Hotels - La Quinta Inn & Suites	$3,373,202	0.4%	December 2031	April 2027
Central Avenue Hotels - Country Inn & Suites	$2,636,465	0.3%	March 2037	April 2027
Central Avenue Hotels - Quality Inn & Suites	$1,268,240	0.1%	July 2032	April 2027
Central Avenue Hotels - Econo Lodge Inn & Suites(1)	$489,404	0.1%	August 2032	April 2027
Springhill Suites - Vero Beach FL	$7,750,000	0.9%	August 2029	September 2027
Quality Inn Biloxi	$6,050,000	0.7%	February 2027	September 2027

(1)	The franchise agreement with Choice Hotels International, Inc. (“Econo Lodge”) had an expiration date of August 20, 2032, but Econo Lodge exercised its right to terminate the franchise agreement at the Mortgaged Property, which termination took place in August 2017. The Econo Lodge flag will be replaced by a new franchise with Motel 6, which will have a minimum of 20 years.

●	With respect to the Mortgaged Property identified on Annex A-1 as The Boulders Resort & Spa, representing approximately 5.8% of the Initial Pool Balance, approximately 30.6% of underwritten revenues are food and beverage revenues. In addition, approximately 20.8% of underwritten revenues are derived from operation of a golf course.

●	With respect to the Mortgaged Property identified on Annex A-1 as JW Marriott Chicago, representing approximately 4.7% of the Initial Pool Balance, approximately 33.3% of underwritten revenues are food and beverage revenues.

●	With respect to the Mortgaged Property identified on Annex A-1 as Sheraton Garden Grove, representing approximately 2.4% of the Initial Pool Balance, the appraisal concluded that a 352-room hotel is scheduled to open in 2019 and is expected to directly compete with the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 1.3% of the Initial Pool Balance, each of the Radisson Paper Valley, Radisson Albany, Radisson Cheyenne, Radisson High Point and Radisson Billings, hotels situated on the related Mortgaged Properties failed their most recent franchise inspection report for property condition and brand standards. The related franchisor may terminate the related franchise agreement for failing a franchise inspection report, however in each case the franchisor and the related borrower have agreed to complete a franchisor mandated PIP or, in the case of the Radisson High Point Mortgaged Property, complete certain required repairs, including renovations to guestrooms, common areas and leisure areas, as applicable. Such renovations are required to be completed within 12 months of the Mortgage Loan origination. At origination of the Mortgage Loan, the borrower deposited approximately $2,802,940 into a PIP reserve and approximately $20,688 into a required repairs reserve for the hotel situated upon Radisson High Point Mortgaged Property to complete such renovations.

●	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 1.3% of the Initial Pool Balance, the appraisal concluded that (i) an 88-room Hotel Indigo at The Arch hotel and (ii) a 136-room Autograph hotel, currently under construction and scheduled to open in mid-2018 and late-2018, respectively, are expected to directly compete with the hotel situated upon the City Place Downtown St. Louis Mortgaged Property.

●	With respect to the Mortgage Loan identified on Annex A-1 as Central Avenue Hotels, representing approximately 0.9% of the Initial Pool Balance, three of the four related Mortgaged Properties – La Quinta Inn & Suites, Country Inn & Suites and Quality Inn & Suites – are located on a single, indivisible tax parcel.

●	With respect to the Econo Lodge Inn & Suites Mortgaged Property, securing in part the Mortgage Loan identified on Annex A-1 as Central Avenue Hotels, representing approximately 0.1% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, the Mortgaged Property failed its most recent franchise inspection report for guest satisfaction. As a result, the Econo Lodge flag was terminated in August 2017. The Mortgaged Property has entered into a franchise agreement with Motel 6, which agreement has a minimum term of 20 years.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Specialty Use Concentrations”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart:

●	Three (3) of the Mortgaged Properties identified on Annex A-1 as West Town Mall, Wal-Mart Central and Tenalok Portfolio – Three Notch Plaza, securing or partially securing three (3) Mortgage Loans representing approximately 7.1% of the Initial Pool Balance, are each considered by the applicable borrower sponsor to have an “anchor tenant” or “shadow anchor tenant” which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related Mortgage Loan.

●	With respect to Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower to make alterations to the Mortgaged Property for which the total unpaid “hard cost” construction costs may exceed the threshold amount set forth in the Mortgage Loan documents of 5% of the original principal amount so long as Simon Property Group, L.P., Simon Property Group, Inc. or Teachers Insurance Annuity Association of America, Inc. owns at least 50% of the direct or indirect equity interests in and controls the borrower), provided the borrower delivers to the lender as security for the payment of such amounts, among other things (i) a letter of credit or (ii) a guaranty from certain affiliates of the existing guarantors or a guarantor that has a net worth amount of at least five times the full cost of any such alterations and liquid assets of at least 120% of the total reasonably estimated costs then remaining to complete any alterations that are then the subject of any such guaranty (unless the guarantor is one of Simon Property Group, L.P., Simon Property Group, Inc. or Teachers Insurance Annuity Association of America, Inc., in which case the foregoing net worth and liquidity requirements are required to be waived).

●	With respect to the Mortgaged Property identified on Annex A-1 as Wal-Mart Central, securing approximately 3.4% of the Initial Pool Balance, approximately 1.0% of the net rentable area is occupied by Goodwill Donation Express, a not-for-profit organization. See “Risk Factors—Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks”.

See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”, “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use Properties

Certain of the mixed use properties may have specialty uses. See “—Specialty Use Concentrations” below.

For a summary of certain risks related to the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one or more of the five (5) largest tenants by net rentable area that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant, they may rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses or they may have primarily seasonal use that makes income potentially more volatile than for properties with longer term leases. For example:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	28	26.0%
Data Center(2)	1	7.9%
Gym, fitness center or a health club(3)	2	7.3%
Medical(4)	3	6.3%
Bank branch(5)	3	5.6%
School or educational facility(6)	1	4.2%
Theater(7)	1	3.5%

(1)	Includes the Mortgaged Properties securing the Mortgage Loans identified on Annex A-1 as Park Center Phase I, Two Independence Square, The Manhattan, Wal-Mart Central, Bob Evans and Panera Bread Schererville.

(2)	Includes the Mortgaged Property securing the Mortgage Loan identified on Annex A-1 as Westin Building Exchange.

(3)	Includes the Mortgaged Properties securing the Mortgage Loans identified on Annex A-1 as The Manhattan and Wal-Mart Central.

(4)	Includes the Mortgaged Properties securing the Mortgage Loans identified on Annex A-1 as Wal-Mart Central, Apex Fort Washington and Tenalok Portfolio – Frayser Village.

(5)	Includes the Mortgaged Properties securing the Mortgage Loans identified on Annex A-1 as Wal-Mart Central, Apex Fort Washington and Tenalok Portfolio – Frayser Center.

(6)	Includes the Mortgaged Property identified on Annex A-1 as 300 Montgomery.

(7)	Includes the Mortgaged Property securing the Mortgage Loan identified on Annex A-1 as West Town Mall.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the Mortgaged Property identified on Annex A-1 as Tenalok Portfolio – Frayser Village, partially securing Mortgage Loans representing approximately 0.9% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, each includes one or more tenants that operate its space as an on-site gas station and/or an automobile repair and servicing company. See “—Retail Properties” above.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten (10) largest Mortgage Loans or groups of crossed loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF/ Room(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Maturity Date/ARD LTV Ratio(1)	Property Type
Park Center Phase I	$80,000,000	9.3%	$267	3.17x	51.4%	51.4%	Office
Westin Building Exchange	$67,500,000	7.9%	$336	7.20x	26.6%	26.6%	Office
Two Independence Square	$55,000,000	6.4%	$271	3.80x	43.7%	43.7%	Office
245 Park Avenue	$54,000,000	6.3%	$626	2.73x	48.9%	48.9%	Office
The Boulders Resort & Spa	$50,000,000	5.8%	$456,250	1.61x	56.0%	52.0%	Hotel
Hilton Glendale	$47,204,053	5.5%	$134,484	1.83x	63.4%	58.8%	Hotel
85 Broad Street	$45,000,000	5.2%	$151	4.11x	25.9%	25.9%	Office
Allergan HQ	$45,000,000	5.2%	$99	4.45x	26.2%	26.2%	Office
JW Marriott Chicago	$40,000,000	4.7%	$130,000	5.64x	21.4%	21.4%	Hotel
300 Montgomery	$36,000,000	4.2%	$343	2.56x	55.2%	55.2%	Office
Top 3 Total/Avg	$202,500,000	23.6%		4.68x	41.1%	41.1%
Top 5 Total/Weighted Avg	$306,500,000	35.7%		3.84x	44.9%	44.2%
Top 10 Total/Weighted Ave	$519,704,053	60.5%		3.78x	42.2%	41.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF/Room, UW NCF DSCR. Cut-off Date/ARD LTV Ratio and Maturity Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan(s).

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the fifteen (15) largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-2. Other than with respect to the ten (10) largest Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 4.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include six (6) Mortgage Loans, set forth in the table below titled “Multi-Property Mortgage Loans”, representing approximately 11.2% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Cut-off Date Loan Amount for the particular Mortgaged Property or group of those properties. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Bob Evans	$23,950,000	2.8%
Carolina Hotel Portfolio	20,000,000	2.3
Keystone 200 & 300	19,863,744	2.3
Tenalok Portfolio	13,558,191	1.6
IC Leased Fee Hotel Portfolio	11,465,000	1.3
Central Avenue Hotels	7,767,310	0.9
Total	$96,604,244	11.2%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Two (2) groups of Mortgage Loans, set forth in the table below titled “Related Borrower Loans”, representing approximately 8.5% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 7.9% of the Initial Pool Balance. The following table shows the group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans(1)

Property/Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1
Hilton Glendale	1	$47,204,053	5.5%
Sheraton Garden Grove	1	20,434,125	2.4
Total for Group 1:	2	$67,638,177	7.9%
Group 2
AT&T Lincolnwood	1	$3,350,000	0.4%
Panera Bread Schererville	1	1,900,000	0.2
Total for Group 2	2	$5,250,000	0.6%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states and Washington, D.C. that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance by Allocated Cut-off Date Loan Amount:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	4	$133,111,483	15.5%
New York	4	$125,541,759	14.6%
Washington, D.C.	2	$87,875,000	10.2%
New Jersey	2	$80,863,277	9.4%
Georgia	1	$80,000,000	9.3%
Washington	1	$67,500,000	7.9%
Arizona	1	$50,000,000	5.8%
Illinois	3	$46,022,500	5.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Cut-off Date Loan Amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-two (22) other states, with no more than 4.6% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Certain Mortgaged Properties are located in the following geographic areas or the regions of the United States that are more susceptible to natural disasters:

Mortgaged Properties securing approximately 44.8% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are located in California, Florida, Georgia, Mississippi, North Carolina, South Carolina, Texas, Tennessee and Washington and are more susceptible to certain hazards (such as earthquakes, wildfires, floods or hurricanes) than properties in other parts of the country.

Mortgaged Properties securing approximately 24.5% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 21.0%. See “—Insurance Considerations” below.

Mortgaged Properties With Limited Prior Operating History

Four (4) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Park Center Phase I, Allergan HQ, The Manhattan and AT&T Lincolnwood, representing approximately 18.8% of the Initial Pool Balance, are each secured by Mortgaged Properties that were constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

One (1) of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Panera Bread Schererville, representing approximately 0.2% of the Initial Pool Balance, is secured by a Mortgaged Property that was acquired within the 12-month period preceding the Cut-off Date and underwriting was based on a limited prior operating history and limited historical financial figures and information.

Three (3) of the Mortgage Loans secured by the Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A-1 as Bob Evans, IC Leased Fee Hotel Portfolio and Petco Bloomingdale, representing approximately 4.4% of the Initial Pool Balance, are leased pursuant to a triple net lease, and consequently, the operating history is not available.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Limited Information Causes Uncertainty”.

Condominium Interests

Two (2) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Acropolis Garden and Apex Fort Washington, representing approximately 2.9% and 2.0%, respectively, of the Initial Pool Balance, are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

With respect to one (1) of the Mortgage Loans, representing approximately 2.9% of the Initial Pool Balance, the borrower is a cooperative housing corporation. The borrower’s interest in the underlying real property consists of a residential condominium. See “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus for more information.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	67	$809,012,760	94.2%
Fee & Leasehold	1	30,000,000	3.5
Leasehold(3)	2	19,863,744	2.3
Total	70	$858,876,504	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Cut-off Date Loan Amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, with respect to each Mortgage Loan that is secured in whole or material part by a leasehold interest, unless the related fee interest is also encumbered by the related Mortgage, the related ground lease has a term that extends at least 20 years beyond the maturity date of the subject Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 36 on Annex D-1.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twelve (12) months prior to the Cut-off Date (other than with respect to Petco Bloomingdale, for which the related environmental report was prepared between thirteen (13) and fourteen (14) months prior to the Cut-off Date). See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses”. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgage Loan partially secured by the Mortgaged Property identified on Annex A-1 as Tenalok Portfolio – Frayser Village, representing approximately 0.9% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, the Phase I ESA identified chlorinated solvent contamination from a former dry-cleaner tenant at the Mortgaged Property as an REC because the contamination is still an open case in the Drycleaner Environmental Response Program (“DCERP”). The ESA recommended that remedial action and monitoring, and routine operation and maintenance of the sub-slab depressurization system be continued at the Mortgaged Property under DCERP. The ESA noted that the remedial and cleanup activities are funded by DCERP, which was reported by a program representative to be a viable program.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Aston Plaza, representing approximately 0.7% of the Initial Pool Balance, there are two active underground heating oil storage tanks in use at the Mortgaged Property, each approaching 30 years of age. A Phase II ESA conducted at the Mortgaged Property identified a recognized environmental condition relating to one of the underground storage tanks (the “Subject UST”). Soil and groundwater sampling and analysis results showed impacts relating to a recent underground release of petroleum products at the Subject UST. The Subject UST is expected to be removed and the soil and groundwater will be subsequently sampled thereafter. Any necessary reporting and remediation work will be performed. The related borrower established a $150,000 reserve at origination for the removal and remediation work for such storage tank, representing 150% of the mid-range cost estimate. Potential cleanup costs related to both storage tanks at the Mortgaged Property are also covered by a Pennsylvania insurance program in which the storage tanks are enrolled.

●	With respect to the Mortgaged Property identified on Annex A-1 as IC Leased Fee Hotel Portfolio - Radisson Cromwell, representing approximately 0.1% of the Initial Pool Balance by Allocated Cut-off

Date Loan Amount, the related ESA obtained at origination of the Mortgage Loan identified as a REC on the IC Leased Fee Hotel Portfolio - Radisson Cromwell the Mortgaged Property existence of a 2,000-gallon fuel oil underground storage tank (“UST”) and, based on the presumed age of the UST, recommended tightness testing. Tightness testing performed on the UST on the IC Leased Fee Hotel Portfolio - Radisson Cromwell Mortgaged Property indicated a potential leak is occurring in the UST. At origination of the Mortgage Loan, the borrower deposited $230,862 in an environmental reserve, an amount equal to 125% of the amount estimated by an environmental consultant to be sufficient for the removal of the UST and the related removal of the impacted soil, analysis and monitoring.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Allergan HQ, representing approximately 5.2% of the Initial Pool Balance, the related borrower was obligated to provide certain allowances for construction to be completed by Allergan, the primary tenant at the property. All of the amounts required under the lease agreement were reserved at origination of the Mortgage Loan, including a $23,477,865 tenant improvement reserve, $6,825,000 base building reserve and $1,903,115 FFE&T reserve. Allergan’s lease commenced on July 1, 2017, and failure by the tenant to complete such tenant improvements does not affect its obligations to pay rent under the related lease agreement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as JW Marriott Chicago, representing approximately 4.7% of the Initial Pool Balance, the related manager has budgeted $21,900,000 for a PIP to be completed over the next five years. No upfront reserve was established at origination for, and the borrower will not be required to make monthly deposits into, an FF&E reserve to fund such renovations for so long as the lender determines that Marriott is reserving sufficient funds under its management agreement.

●	With respect to one (1) Mortgaged Property identified as West Town Mall on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.5% of the Initial Pool Balance, the guarantor delivered a completion guaranty in the amount of $15,750,000 on the date of origination of the Mortgage Loan in connection with a renovation of the Mortgaged Property. The renovation includes capital repairs and improvements to the parking areas, building entrances, landscaping, signage, flooring, ceilings and seating areas, as well as new paint for all mall surfaces, removing the water fountain and reconfiguring ramps and other interior renovations. According to the borrower sponsor, the renovation commenced in July 2017, and is expected to be completed in April 2018. The loan agreement requires that the guaranteed amount be decreased on a dollar-for-dollar basis upon receipt of an officer’s certificate indicating that one or more of the individual renovations described in the Mortgage Loan documents has been completed in accordance with applicable legal requirements.

●	With respect to five (5) Mortgaged Properties identified as Carolina Hotel Portfolio on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.3% of the Initial Pool Balance, the related borrowers were required to reserve $5,115,704 at origination for PIPs or renovations required by the related franchise agreements at four of the five Mortgaged Properties. The Mortgage Loan documents allocate the renovation reserve funds to the Mortgaged Properties as follows: (i) $2,219,635 to the Mortgaged Property identified on Annex A-1 as Carolina Hotel Portfolio—Holiday Inn Express & Suites Wilmington-University Ctr., (ii) $451,600 to the Mortgaged Property identified on Annex A-1 as Carolina Hotel Portfolio—Fairfield Inn Charlotte Northlake, (iii) $874,787 to the Mortgaged Property identified on Annex A-1 as Carolina Hotel Portfolio—Comfort Suites Gastonia and (iv) $1,462,482 to the Mortgaged Property identified on Annex A-1 as Carolina Hotel Portfolio—Fairfield Inn Myrtle Beach North. The remaining $107,200 is allocated to the Mortgaged Property identified on Annex A-1 as Carolina Hotel Portfolio – Holiday Inn Express & Suites Goldsboro Base

Area for minor miscellaneous items, although there is not currently a PIP associated with such Mortgaged Property. All of the renovations are expected to be completed within two years of the Mortgage Loan origination.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 1.3% of the Initial Pool Balance, the hotel situated upon the City Place Downtown St. Louis Mortgaged Property is undergoing renovations to convert the existing 440-room hotel into a mixed use project consisting of a 152-room independent hotel with an additional 288 multifamily rentals and commercial space on the ground and lower three floors in the adjacent 3-story building.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Sheraton Garden Grove, representing approximately 2.4% of the Initial Pool Balance, the Mortgaged Property is subject to a PIP required by the related franchisor. The lender escrowed $1,050,000 at origination for the PIP-related work. The PIP renovations will include soft goods in the guest rooms and upgrades to the bathrooms, corridors, lobby, and fitness area. All of the renovations are required to be completed by March 31, 2018.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Comfort Suites Arlington, representing approximately 1.1% of the Initial Pool Balance, the Mortgaged Property is subject to a PIP required by the related franchisor. The lender escrowed $1,054,791 at origination for the PIP-related work. The PIP renovations will include upgrades to the lobby, breakfast area, meeting room, corridors and guest rooms. All of the renovations are expected to be completed by late 2021.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Central Avenue Hotels, representing approximately 0.9% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, the La Quinta Inn & Suites, Country Inn & Suites and Econo Lodge Inn & Suites Mortgaged Properties are currently undergoing PIPs. An upfront capital expenditure reserve of $100,000 was established at closing, and the Mortgage Loan is structured with 8.0% FF&E collections for the first three years followed by 4.25% FF&E collections for the remainder of the Mortgage Loan term.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Springhill Suites – Vero Beach FL, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a PIP required by the related franchisor. The lender escrowed $880,000 at origination for the PIP-related work. The PIP renovations will include soft goods in both the guest rooms and public spaces. All of the renovations are required to be completed by late August 2018.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than fourteen (14) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings). In addition, certain of the Mortgaged Properties may be subject to material ongoing litigation. For example (with respect to the fifteen (15) largest Mortgage Loans):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 245 Park Avenue, representing approximately 6.3% of the Initial Pool Balance, there has recently been press coverage of HNA Group, a sponsor and an affiliate of the non-recourse guarantor. News articles have focused on the opacity of HNA Group’s ownership structure and allegations of potential conflicts of interest and relationships with Chinese state officials and have reported that HNA Group has begun to draw scrutiny from regulators in the United States and Europe. In addition, in part because of the foregoing concerns, Bank of America has reportedly ceased doing business with HNA Group, and Goldman Sachs has reported stopped working on an initial public offering for an affiliate of HNA Group. Natixis Real Estate Capital LLC makes no representation and expresses no view as to the accuracy of any such news coverage and assumes no responsibility for the foregoing. There can be no assurance as to the impact such coverage or scrutiny or any facts related thereto would have to the 245 Park Avenue Mortgage Loan, the Certificates or the issuing entity.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Manhattan, representing approximately 3.8% of the Initial Pool Balance, in September 2004, Douglas Jemal, his son Norman Jemal and two other Douglas Development Corporation (“DDC”) executives were charged in the United States District Court for the District of Columbia with multiple offenses including bribery, conspiracy, tax evasion and wire fraud. The charges stemmed from an investigation into the activities of the former deputy director of the District of Columbia’s office of property management and the government’s belief that DDC bribed this official in order to lease property to the District of Columbia. While Norman Jemal was acquitted of all seven charges and fully exonerated of any wrongdoing, Douglas Jemal was found guilty of wire fraud and sentenced to five years of probation in 2007. In 2009, the judge granted his request for early termination of probation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Seventeen (17) of the Mortgage Loans, representing approximately 52.4% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Thirteen (13) of the Mortgage Loans, representing approximately 44.8% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) of the Mortgage Loans, representing approximately 2.8% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization in respect of the related Mortgaged Property.

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the Mortgage Loans previously secured other loans that had been in default.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as The Boulders Resort & Spa, West Town Mall, Carolina Hotel Portfolio, Apex Fort Washington, Whitehall Place Apartments, Tenalok Portfolio, IC Leased Fee Hotel Portfolio and Aston Plaza, representing approximately 18.9% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Boulders Resort & Spa, representing approximately 5.8% of the Initial Pool Balance, in 2005 one of the non-recourse carveout guarantors, Columbia Sussex Corporation (“CSC”), acquired a portfolio of fourteen hotel properties from Blackstone Group, Inc., financed by a $1,100,000,000 loan from Bear Stearns Companies, Inc. and Bank of America Corporation (and $300,000,000 of sponsor equity). The debt included seven tiers of mezzanine debt, which Blackstone Group, L.P. purchased. The debt matured in October 2010 with an outstanding principal balance of $1,030,000,000. CSC was unable to refinance or restructure the loan and agreed to an assignment in-lieu of foreclosure and transferred ownership of the portfolio back to Blackstone Group L.P. In 2007, CSC acquired the Tropicana casinos in both Las Vegas and Atlantic City through a separate entity, Tropicana Entertainment. The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license, and as a result, Tropicana Entertainment was unable to operate the Tropicana casino in Atlantic City. Tropicana Entertainment defaulted on the loans that financed the acquisition and filed for Chapter 11 bankruptcy. In addition, CSC has been the borrower sponsor of various CMBS loans for which the related property has been acquired by the applicable lender in connection with a foreclosure or deed-in-lieu of foreclosure, as well as the borrower sponsor of five

(5) nonrecourse loans that are currently in special servicing and/or where the related properties are being managed by an appointed receiver, are in foreclosure or have entered a deed-in-lieu transaction.

●	With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as JW Marriott Chicago, representing approximately 4.7% of the Initial Pool Balance, the borrower sponsor, Estein Holdings, Ltd., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Allergan HQ, representing approximately 5.2% of the Initial Pool Balance, two of the non-recourse carve-out guarantors, Menashe Frankel and Yeheskel Frankel, have been involved in other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, modifications, foreclosure proceedings and deeds-in-lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twenty-eight (28) of the Mortgaged Properties, securing in whole or in part six (6) Mortgage Loans, representing approximately 10.9% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” and “—Affiliated Leases” below. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the fifteen (15) largest Mortgage Loans, see the related summaries attached as Annex A-2. In addition, see Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	With respect to three (3) of the Mortgaged Properties, securing in whole or in part three (3) Mortgage Loans, representing approximately 1.4% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, such Mortgaged Properties are each occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or anticipated repayment date of the related Mortgage Loan. See Annex A-1 for more information relating to single tenant properties.

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and as described in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Cut-Off Date Loan Amount	% of Leases Expiring	Calendar Year of Expiration	Maturity/ARD Date
Tenalok Portfolio – Frayser Village	0.9%	56.5%	2019	February 2027
Tenalok Portfolio – Three Notch Plaza	0.2%	78.6%	2022	February 2027
Tenalok Portfolio – Frayser Center	0.2%	60.4%	2019	February 2027

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Furthermore, commercial or other tenants having multiple stores (whether at a Mortgaged Property included in the pool of Mortgage Loans or at a property outside the pool of Mortgage Loans) may experience adverse business conditions, bankruptcy or changes in circumstances that result in their deciding to close under-performing or redundant stores. For example, we are aware that:

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at specific times or at any time during the term of such lease.

For example (with respect to the twenty (20) largest Mortgage Loans and the largest five tenants at each Mortgaged Property):

●	With respect to one Mortgaged Property identified as Park Center Phase I on Annex A-1, securing one (1) Mortgage Loan representing approximately 9.3% of the Initial Pool Balance, the second largest tenant, Del Frisco’s, which accounts for approximately 1.7% of the net rentable square feet and approximately 3.0% of the underwritten base rent at the Mortgaged Property, has the right to terminate its lease any time after the third year of the lease term if its sales are lower than $5,000,000 per year for two consecutive years. Del Frisco’s may also terminate its lease if it is unable to obtain a liquor permit within 180 days of signing its lease on July 27, 2017, or if Del Frisco’s is unable to obtain any other required permits within 75 days of signing the lease. Additionally the third largest tenant,

Compass Food Court, which accounts for approximately 0.8% of the net rentable square feet and approximately 0.3% of the underwritten base rent at the Mortgaged Property, has the right to terminate its lease if gross sales are lower than $1,000,000 for more than 12 consecutive months.

●	With respect to one Mortgaged Property identified as 245 Park Avenue on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.3% of the Initial Pool Balance, the largest tenant, Société Générale, which accounts for approximately 32.6% of the net rentable square feet and approximately 27.4% of the underwritten base rent at the Mortgaged Property, has the right to terminate either the highest full floor leased or the highest two full floors (if such floors are contiguous) under either the related sublease of space from JP Morgan Chase Bank, N.A. or under its direct lease with the related borrower, with notice by May 1, 2021. Additionally, the third largest tenant, Major League Baseball (which accounts for approximately 12.8% of the net rentable square feet and approximately 21.8% of the underwritten base rent at the Mortgaged Property), executed a lease at another property and has declared its intention to move into such space in 2019 (approximately three years before its lease expiration date in October 2022).

●	With respect to one Mortgaged Property identified as 85 Broad Street on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.2% of the Initial Pool Balance, the second largest tenant, Oppenheimer, which accounts for approximately 24.7% of the net rentable area at the Mortgaged Property, has the one-time option to terminate its lease with respect to (i) its highest full floor, (ii) its lowest full floor or (iii) the entire demised premises under its lease, in any case, by delivering notice to the landlord at least 18 months prior to February 1, 2024, which notice must be accompanied by payment of a termination fee as described under the related Mortgage Loan documents. The third largest tenant, Nielsen, has the one-time option to terminate the lease with respect to either (i) the highest full floor under its lease, (ii) the lowest full floor under its lease, (iii) a single full floor of the demised premises that is not contiguous to any floor of the building on which any portion of the demised premises is located or (iv) the entire demised premises then being leased. Any such termination option exercised by Nielsen will be effective on March 11, 2020, and will be exercisable by the tenant delivering an irrevocable written notice of such election to the landlord on or before the date which is 15 months prior to the termination date, time being of the essence. The termination fee will equal to the sum of (a) five, in the case of the full termination option, or three, in the case of a partial termination option, times the basic annual rent, tax payments, operating payments and cafeteria rent that were payable by such tenant with respect to the terminated premises for the month immediately preceding the month during which the termination notice was delivered, plus (b) the unamortized value, calculated as of the date of the termination notice, of the transaction costs incurred in connection with or otherwise allocable to the terminated premises, determined by amortizing such costs on a monthly straight-line basis over the initial term of the lease for the terminated premises with interest thereon at a rate equal to 7.0% per annum.

●	With respect to one Mortgaged Property identified as 300 Montgomery on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.2% of the Initial Pool Balance, the third largest tenant, ELS Educational Services, Inc., has the right to terminate its lease at any time after the 84th full calendar month of the term (beginning June 30, 2022) with one-year notice and payment of a termination fee as described under the related Mortgage Loan documents.

●	With respect to the Keystone 300 Mortgaged Property, securing in part the Mortgage Loan identified on Annex A-1 as Keystone 200 & 300, representing approximately 1.5% of the Initial Pool Balance, the second largest tenant, K&L Gates, LLP, the fourth largest tenant, KOWA Research Institute and the fifth largest tenant, Attain, LLC, each have a unilateral termination right. K&L Gates, LLP has the right to terminate its lease on December 31, 2023 upon 12 months’ notice. KOWA Research Institute has the right to terminate its lease on April 30, 2019 upon 12 months’ notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Apex Fort Washington, representing approximately 2.0% of the Initial Pool Balance, the fourth largest tenant, AstraZeneca Pharmaceuticals, has a termination option effective in August 2021 upon 9 months’ prior notice. The tenant is currently subleasing its space to Softerware, Inc. AstraZeneca covenanted under the sublease to maintain the prime lease for the duration of the sublease for so long as the sublessee is not in default under the sublease. The sublease is coterminous with the prime lease.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, with respect to the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the Mortgaged Property:

●	With respect to the Three Notch Plaza Mortgaged Property, securing in part the Mortgage Loan identified on Annex A-1 as Tenalok Portfolio, representing approximately 0.2% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, the second largest tenant, Dollar Tree, has a co-tenancy provision with respect to Winn Dixie. In the event that Winn Dixie or any substitute or successor tenant vacates its premises or ceases to operate, Dollar Tree’s rent will immediately abate to the lesser of (i) 3% of gross sales and (ii) half of all rents due under the lease. If the space currently occupied by Winn Dixie remains unoccupied for a period of 12 months, and is not leased and open for business to a tenant with a similar use as Winn Dixie or other use approved by Dollar Tree, Dollar Tree will have the right to terminate its lease upon 30 days’ notice. The rent abatement and termination right will continue until the co-tenancy violation is cured.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. Set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. See also “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
Two Independence Square	6.4%	NASA(1)	98.6%	99.1%
Keystone 200 & 300 – Keystone 200	0.8%	National Institute of Health	100.0%	100.0%

(1)	NASA can go dark in a portion or all of its space without terminating its lease, and receive rent reductions. Upon NASA going dark, the GSA receives annual rent reductions.

For more information related to tenant termination options see Annex A-1 and the accompanying footnotes for additional information, as well as the charts titled “Tenant Summary” for the fifteen (15) largest Mortgage Loans presented on Annex A-2.

See Annex A-2 for more information on material termination options relating to the fifteen (15) largest Mortgage Loans.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the five (5) largest tenants listed on Annex A-1 by net rentable square footage for the fifteen (15) largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Park Center Phase I, representing approximately 9.3% of the Initial Pool Balance, the second largest tenant, Del Frisco’s has signed a lease but has not yet taken occupancy of its approximately 10,090 square feet of leased space. Del Frisco’s is expected to take occupancy by June 1, 2018, after completion of a buildout of the space, and will have a two month rent abatement upon commencement of the lease term. At origination, the borrower reserved approximately $3,090,000 for tenant improvement costs and leasing commissions related to this space. Additionally, the third largest tenant, Compass Food Court, is currently under a 9-month rent abatement after commencing its lease in January 2017.

●	With respect to one Mortgaged Property identified as 85 Broad Street on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.2% of the Initial Pool Balance, the fourth largest tenant, Vox Media, has rent abatement on its occupied space (representing 7.7% of the net rentable area) that ends in January 2018. A free rent reserve in the amount of $265,310 will be funded through scheduled ongoing deposits set forth in the Mortgage Loan Documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Allergan HQ, representing approximately 5.2% of the Initial Pool Balance, the lease for the largest tenant at the Mortgaged Property, Allergan, commenced on July 1, 2017 but the rent commencement date under such lease is not scheduled to occur until July 1, 2018 (the “Rent Commencement Date”). However, if the related borrower does not achieve substantial completion of certain parking facilities described in the related lease agreement on or before November 1, 2017, then the Rent Commencement Date will be extended on a day-for-day basis for each day following November 1, 2017 until the date when the parking facilities have been substantially completed (but in no event will the Rent Commencement Date be extended by more than ninety-one (91) days (i.e., October 1, 2018) by reason of any such delay). At closing, $14,176,409 was reserved in connection with the free rent period, which amount is sufficient to account for rent obligations through October 1, 2018 (i.e., the outside date for rent commencement in connection with delays to the parking project).

●	With respect to one Mortgaged Property identified as 300 Montgomery on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.2% of the Initial Pool Balance, the fourth largest tenant, Delagnes, Mitchell & Linder, will receive abated rent for the month of September 2018. At closing, $50,526.67 was reserved for outstanding free rent in connection with the Delagnes, Mitchell & Linder lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Manhattan, representing approximately 3.8% of the Initial Pool Balance, (i) the fourth largest tenant, Compass Rose (Maydan) has free rent on its space ending in January 2018, and (ii) the fifth largest tenant, Downtown Fitness (Mint), has free rent on its space ending in November 2017. A $162,062 free rent reserve was established at closing in connection therewith.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to one (1) Mortgaged Property identified as 245 Park Avenue on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.3% of the Initial Pool Balance, the largest tenant, Société Générale, subleases 36,425 square feet to Brunswick Group and 36,425 square feet to Mio Partners, Inc. The second largest tenant, JP Morgan Chase Bank, N.A., subleases 562,347 square feet to Société Générale, 90,556 square feet to Houlihan Lokey Inc., 49,133 square feet to The Nemec Agency, 34,058 square feet to Pierpont Capital Holdings LLC and 15,939 square feet to JLL Partners, LLC. The third largest tenant, Major League Baseball, subleases 37,385 square feet to the National Bank of Australia, 24,840 square feet to Houlihan Lokey Inc. and 10,525 square feet to Anthos USA Inc. Occupancy at the Mortgaged Property includes the subleased spaces.

●	With respect to one Mortgaged Property identified as 300 Montgomery on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.2% of the Initial Pool Balance, the largest tenant,

Ripple Labs, Inc., subleases 11,429 SF of its space to HackerOne, Inc. through the remainder of its term and subleases 3,320 SF of its space to Grovo Learning through the remainder of its term.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-2 for more information on other tenant matters relating to the fifteen (15) largest Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a material portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	Two (2) of the Mortgage Loans secured in whole or in part by the Mortgaged Properties identified on Annex A-1 as Keystone 200 & 300 and Bob Evans – Property 17, collectively representing approximately 2.4% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations”. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower (excluding Mortgaged Properties that are leased to an affiliate of the borrower under an operating lease):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 300 Montgomery, representing approximately 4.2% of the Initial Pool Balance, the Mortgaged Property is subject to a ground lease between two sponsor-affiliated entities. The ground lessor and ground lessee are the borrowing entities for the Mortgage Loan, and the collateral for the Mortgage Loan is the full fee simple interest of the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 1.3% of the Initial Pool Balance, each of the Mortgaged Properties is subject to a ground lease between the related borrower, as ground lessor, and the related ground tenant, and the borrowers are affiliates of the ground tenants.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months, other than as described below. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.

Seven (7) of the Mortgaged Properties, securing or partly securing the Mortgage Loans identified on Annex A-1 as Westin Building Exchange, Hilton Glendale, 300 Montgomery, Wal-Mart Central, Sheraton Garden Grove, Tenalok Portfolio – Frayser Village and Tenalok Portfolio – Frayser Center, representing approximately 24.5% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the states of California, Tennessee and Washington. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 21%.

In the case of twenty (20) Mortgaged Properties, securing or partially securing twelve (12) Mortgage Loans and representing approximately 29.0% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Mortgage Loan secured by secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Bob Evans, representing approximately 2.8% of the Initial Pool Balance, the borrower is permitted to rely on insurance coverage provided by Bob Evans Restaurants, LLC, the sole tenant at the Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Petco Bloomingdale, representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property is insured by a policy maintained by the sole tenant, Petco.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as 300 Montgomery, representing approximately 4.2% of the Initial Pool Balance, the Mortgaged Property’s basement encroaches by 4,825 square feet on property owned by the City of San Francisco (i.e., underneath the sidewalks and streets). No easement is in place for this encroachment, and title does not provide an endorsement to cover the encroachment. No assurance can be made that the City of San Francisco will not enforce the encroachment during the term of the Mortgage Loan. The Mortgage Loan is structured with recourse for any losses from the underground encroachment area.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage, if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction.  However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As- Is”)	Cut-off Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Allergan HQ	5.2%	26.2%	$172,000,000	31.7%	$142,000,000
The Manhattan	3.8%	62.4%	$52,700,000	66.0%	$49,800,000
Bob Evans	2.8%	49.5%	$48,400,000	46.8%	$51,125,000
Apex Fort Washington	2.0%	64.4%	$84,600,000	66.5%	$82,000,000

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions”.

With respect to the Mortgage Loan secured by a residential condominium unit owned by a cooperative housing corporation and identified on Annex A-1 as Acropolis Garden, representing approximately 2.9% of the Initial Pool Balance, information regarding the value of such Mortgaged Property is based upon the appraised value of such property determined as if such property was operated as a multifamily rental property with rents and other income set at the prevailing market rates (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants).  See “—

Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

The appraisal obtained with respect to each Mortgage Loan contained a statement or was accompanied by a letter from the related appraiser to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the related appraisal was completed.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters), certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Two Independence Square, representing approximately 6.4% of the Initial Pool Balance, there is no separate nonrecourse carveout guarantor other than the related borrower.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 85 Broad Street, representing approximately 5.2% of the Initial Pool Balance, the maximum aggregate liability of the related guarantor for the non-recourse carveouts related to bankruptcy will be capped at (i) 15.0% of the original principal balance of the 85 Broad Street Whole Loan plus (ii) the borrower’s “recourse liabilities” as defined in the Mortgage Loan agreement and costs of enforcement and collection, including reasonable attorneys’ fees.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the Initial Pool Balance, the liability of the guarantor under the nonrecourse carve-out guaranty may not exceed $42,000,000, plus all reasonable out-of-pocket costs or expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of its rights under the guaranty.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Acropolis Garden, representing approximately 2.9% of the Initial Pool Balance, such Mortgage Loan is secured by a residential condominium unit owned by a cooperative housing corporation and is fully recourse to the related borrower but does not have a separate guarantor for non-recourse carveouts or a separate environmental guarantor.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Bob Evans, representing approximately 2.8% of the Initial Pool Balance, there is no recourse carveout for gross negligence in the related Mortgage Loan documents. In addition, there is no recourse carveout for the “misapplication” of insurance proceeds, condemnation proceeds and rents in the related Mortgage Loan documents (a carveout exists for the “misappropriation” of those items).

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as JW Marriott Chicago, representing approximately 4.7% of the Initial Pool Balance, the Mortgaged Property benefits from a county property tax incentive program that reduces the building portion of its property tax assessment according to the following schedule: (i) 10% in each of the first 10 years, (ii) 15% in year 11 and (iii) 20% in year 12. The Mortgaged Property’s current tax benefits will expire in 2022 and renewal is not guaranteed. In the event that the tax incentive program is not extended, net cash flow at the Mortgaged Property is expected to be sufficient to cover debt service payments.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Eight (8) Mortgage Loans, representing approximately 12.4% of the Initial Pool Balance, provide for payments of interest-only for the first 12 to 60 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Twelve (12) Mortgage Loans, representing approximately 61.4% of the Initial Pool Balance, are interest only for the entire term of the Mortgage Loans to the stated maturity or Anticipated Repayment Date.

Eleven (11) Mortgage Loans (excluding interest only and partial interest only Mortgage Loans), representing approximately 26.2% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	2	$84,000,000	9.8%
5	13	307,830,615	35.8
6	14	363,682,612	42.3
9	1	35,863,277	4.2
11	1	67,500,000	7.9
Total:	31	$858,876,504	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	31	$858,876,504	100.0%
Total:	31	$858,876,504	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.

All of the Mortgage Loans bear fixed interest rates, with the exception of the Mortgage Loan identified on Annex A-1 as Center 78, which bears interest at an interest rate that changes over time according to a schedule set forth in the related Mortgage Loan documents and as set forth on Annex H.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”). None of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of 12, 30-day months (“30/360 Basis”).

ARD Loan

One (1) Mortgage Loan secured by the Mortgaged Property identified as Bob Evans on Annex A-1 (the “ARD Loan”), representing approximately 2.8% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Initial

Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred until, and such Excess Interest will be required to be paid only after, the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class Z certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

“Excess Interest” with respect to an ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 10 payments) up to and including the stated maturity date. See Annex A-1 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then-current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessments of Property Value and Condition”.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-2 for more information on reserves relating to the fifteen (15) largest Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

Twenty-six (26) Mortgage Loans, representing approximately 75.0% of the Initial Pool Balance, permit the related borrower, after a lockout period to substitute U.S. government securities as collateral, and obtain a release of the related Mortgaged Property.

One (1) Mortgage Loans, representing approximately 9.3% of the Initial Pool Balance, permit the related borrower to prepay the Mortgage Loan at any time, provided that if the prepayment is made prior to the payment date prior to 9 periods prior to the related maturity date, then such prepayment must be accompanied by the payment of the greater of (i) a yield maintenance charge and (ii) a prepayment premium of 1.0% of the prepaid amount.

One (1) of the Mortgage Loan, representing approximately 5.2% of the Initial Pool Balance, permits the related borrower after a lockout period to (i) prepay the Mortgage Loan with the greater of a yield maintenance charge or a prepayment premium of 1% of the amount prepaid, and then (ii) either (a) prepay the Mortgage Loan with the greater of a yield maintenance charge or a prepayment premium of 1% of the amount prepaid or (b) substitute U.S. government securities as collateral, and obtain a release of the related Mortgaged Property.

One (1) of the Mortgage Loans, representing approximately 4.2% of the Initial Pool Balance, permits the related borrower, after a lockout period of 24 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

One (1) of the Mortgage Loans, representing approximately 3.4% of the Initial Pool Balance, permits the related borrower after a lockout period (which is, with respect to the Mortgage Loan identified on Annex A-1 as Wal-Mart Central, the second anniversary of the Closing Date) to either (a) prepay the Mortgage Loan with the greater of a yield maintenance charge or a prepayment premium of 1% of the amount prepaid or (b) substitute U.S. government securities as collateral, and obtain a release of the related Mortgaged Property.

One (1) Mortgage Loan, representing approximately 2.8% of the Initial Pool Balance, permits the related borrower to (i) prepay the Mortgage Loan at any time with the payment the greater of a yield maintenance charge or a prepayment premium of 1% of the amount prepaid and (ii) from the earlier of (1) two years from the startup day or (2) forty-two months after the origination date of the Mortgage Loan, either (a) prepay the Mortgage Loan with the greater of a yield maintenance charge or (b) substitute U.S. government securities as collateral, and obtain a release of the related Mortgaged Property.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	6	6.5%
4	20	63.4
7	4	20.8
10	1	9.3
Total	31	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of twenty-nine (29) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 86.5% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or scheduled to be outstanding as of the related anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Wal-Mart Central, representing approximately 3.4% of the Initial Pool Balance, the borrower may obtain the release of a “release parcel” (as described in the related Mortgage Loan agreement), subject to the following conditions, among others, in the Mortgage Loan agreement: (i) the purchaser of the release parcel is a third party entity not affiliated with the borrower; (ii) the loan-to-value ratio after the partial release does not exceed the lesser of (a) the loan-to-value ratio immediately preceding the partial release and (b) 75%; (iii) no event of default; (iv) the remaining parcel must have a sufficient number of parking spaces; and (v) the borrower is required to deliver the partial release amount of the greater of $90,000 or 100% of the allocated net proceeds.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Bob Evans, representing approximately 2.8% of the Initial Pool Balance, the borrower may, at any time prior to the final maturity date of the Mortgage Loan, obtain a partial release of (I) no more than 5 operating properties and (II) any dark property, subject to the following conditions, among others, in the related Mortgage Loan agreement: (i) the released property is conveyed to a person other than borrower and borrower continues to be a special purpose entity; (ii) the debt yield after the partial release is not less than the greater of (a) the debt yield immediately prior to the consummation of the partial release and (b) 13.12%; (iii) the loan-to-value ratio after the partial release is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the partial release and (b) 49.5%; (iv) the released loan amount should be 110% of allocated loan amount for released property; and (v) no event of default. The Mortgage Loan also permits substitutions at the lender’s sole discretion, as further described in the related Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as Carolina Hotel Portfolio on Annex A-1, representing approximately 2.3% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrowers to release three of the five Mortgaged Properties from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related loan documents, including satisfaction of REMIC requirements and payment of an adjusted release amount equal to the greatest of (a) with respect to the first release, an amount equal to 120% of the allocated loan amount for such Mortgaged Property and, with respect to the second and third releases, an amount equal to 125% of the allocated loan amount for such Mortgaged Property; (b) (x) with respect to the first release, an amount such that, after giving effect to such release, (1) the post-release debt service coverage ratio for the undefeased note based on underwritten cash flow from the remaining Mortgaged Properties is not less than the greatest of (i) 1.88x, (ii) the debt service coverage ratio immediately prior to the release and (iii) the debt service coverage ratio as of origination of the Mortgage Loan and (2) the post-release loan-to-value ratio does not exceed the least of (i) 62%, (ii) the loan-to-value ratio immediately prior to the release and (iii) the loan-to-value ratio as of origination of the Mortgage Loan; and (y) with respect to the second release, an amount such that, after giving effect to such release, (1) the post-release debt service coverage ratio for the undefeased note based on underwritten cash flow from the remaining Mortgaged Properties is not less than the greatest of (i) 2.00x, (ii) the debt service coverage ratio immediately prior to the release and (iii) the debt service coverage ratio as of origination of the Mortgage Loan and (2) the post-release loan-to-value ratio does not exceed the least of (i) 60%, (ii) the loan-to-value ratio immediately prior to the release and (iii) the loan-to-value ratio as of origination of the Mortgage Loan; and (z) with respect to the third release, an amount such that, after giving effect to such release, (1) the post-release debt service coverage ratio for the undefeased note based on underwritten cash flow from the remaining Mortgaged Properties is not less than the greatest of (i) 2.20x, (ii) the debt service coverage ratio immediately prior to the release and (iii) the debt service coverage ratio as of origination of the Mortgage Loan and (2) the post-release loan-to-value ratio does not exceed the least of (i) 55%, (ii) the loan-to-value ratio immediately prior to the release and (iii) the loan-to-value ratio as of origination of the Mortgage Loan; and (c) an amount equal to 100% of the net sale proceeds in connection with the sale of any partial release. The Comfort Suites Gastonia Mortgaged Property is required to be released first.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as IC Leased Fee Hotel Portfolio, representing approximately 1.3% of the Initial Pool Balance, in connection with a third-party sale of any of the individual Mortgaged Properties, the related borrower may obtain the release of the such individual Mortgaged Property after the expiration of the lockout period, provided that among other things, (i) the debt service coverage ratio of the remaining Mortgaged Properties following such release is no less than the greater of (1) 1.33x and (2) the debt service coverage ratio in place immediately prior to such release, (ii) the loan-to-value ratio of the remaining Mortgaged Properties is no more than the lesser of (1) 130.0% and (2) the loan-to-value ratio in place prior immediately to such release, and (iii) payment of an amount equal to the greater of (1) 100% of the allocated net proceeds for such individual Mortgaged Property being released and (2) 130% of the allocated loan amount for such individual Mortgaged Property being released.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not (i) assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or (ii) considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-three (23) of the Mortgage Loans, representing approximately 63.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-three (23) of the Mortgage Loans, representing approximately 65.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Ten (10) of the Mortgage Loans, representing approximately 49.6% of the Initial Pool Balance, are secured by office, retail, mixed use and industrial properties, and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Twenty-two (22) of the Mortgage Loans, representing approximately 64.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Five (5) of the Mortgage Loans, representing approximately 8.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect or otherwise deal with rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	25	$713,430,699	83.1%
Soft Springing Hard Lockbox	1	67,500,000	7.9
Springing Lockbox	4	52,945,805	6.2
None	1	25,000,000	2.9
Total	31	$858,876,504	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the issuing entity.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account (or an operating account accessible to the borrower, operating lessee and/or property manager subject to an account control agreement in favor of the lender) even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender (or an operating account accessible to the borrower, operating lessee and/or property manager subject to an account control agreement in favor of the lender).

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Soft Springing Hard Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account or cash management account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

Exceptions to Underwriting Guidelines

All of the Mortgage Loans were originated in accordance with the respective sponsors’ underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Column Financial Inc.’s Underwriting Standards”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Benefit Partners CRE Finance LLC—BSP’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender, other than as described below under “—Other Secured Indebtedness”. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt secured by a pledge of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan Under-written NCF DSCR	Cut-off Date Total Debt Under-written NCF DSCR
245 Park Avenue	$54,000,000	6.3%	$568,000,000	$1,026,000,000	$1,768,000,000	4.30000%	48.9%	80.0%	2.73x	1.42x
Hilton Glendale	$47,204,053	5.5%	$5,244,895	N/A	$52,448,947	5.37000%	63.4%	70.4%	1.83x	1.54x
Allergan HQ(1)	$45,000,000	5.2%	$20,000,000	N/A	$115,000,000	5.93000%	26.2%	66.9%	4.45x	1.01x
JW Marriott Chicago	$40,000,000	4.7%	$66,500,000	$39,300,000	$270,000,000	5.33500%	21.4%	72.9%	5.64x	1.26x
Center 78	$35,863,277	4.2%	$11,900,000	$28,000,000	$80,700,000	5.44000%(2)	67.4%	85.1%	1.86x	1.08x
Tenalok Portfolio	$13,558,191	1.6%	$4,948,245	N/A	$18,506,436	5.74000%	48.0%	65.5%	2.02x	1.20x

(1)	The related mezzanine debt consists of a $10.0 million senior mezzanine loan secured by the senior mezzanine borrower’s equity interest in the borrower and a $10.0 million junior mezzanine loan secured by the junior mezzanine borrower’s equity interest in the senior mezzanine borrower.

(2)	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Center 78 on Annex A-1, the interest rate changes over the life of the loan as described in Annex H. The interest rate described in the table is as of the Cut-off Date.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and certain mezzanine loan guarantees), (b) so long as no event of default exists after the expiration of a mezzanine lender’s cure periods granted pursuant to the related intercreditor agreement with respect to such related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan must be made in accordance with the applicable mezzanine loan documents and the related Mortgage Loan Documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-

Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
85 Broad Street(1)	$45,000,000	55.0%	1.75x	6.6%	Yes
300 Montgomery	$36,000,000	80.0%	1.50x	N/A	Yes

(1)	Future mezzanine loans are only permitted in connection with a permitted transfer and assumption of the Mortgage Loan to an unrelated third party.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation and/or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to the Mortgage Loan secured by the Mortgaged Property identified as West Town Mall on Annex A-1, representing approximately 3.5% of the Initial Pool Balance, the related borrower may enter into a property assessed clean energy (PACE) loan that is repaid through multi-year assessments against the related Mortgaged Property in an amount not to exceed $5,000,000, subject to the lender’s approval (which may not be unreasonably withheld, conditioned or delayed) and delivery of a Rating Agency Confirmation.

With respect to the Mortgaged Property securing the Mortgage Loan identified as Acropolis Garden on Annex A-1 to this prospectus, representing approximately 2.9% of the Initial Pool Balance, such Mortgaged Property operates as a residential condominium unit owned by a cooperative housing corporation and the owners of the related individual cooperative units are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in their respective cooperative units. Additionally, a subordinate wraparound lien, secured by such Mortgaged Property, is currently outstanding with an outstanding principal balance as of the Cut-off Date of $1.00. Such lien has been subordinated and stood still and has no right to delay refinancing, foreclose or collect on the related Mortgage Loan; however, certain cure rights in connection with an event of default on the Mortgage Loan are granted to the subordinate lender under the related Mortgage Loan documents.

Preferred Equity

As of the Cut-off Date, each Sponsor has informed us that, other than as described below, it is unaware of any existing preferred equity with respect to the Mortgage Loans it is selling to the depositor.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as Carolina Hotel Portfolio on Annex A 1, representing 2.3% of the Initial Pool Balance, NCSC Hospitality Portfolio LLC, the sole member of the related borrowers, has issued $8,230,000 of preferred equity to affiliates of Keystone National Group, LLC with a preferred return of 12.5%. The preferred equity interest is redeemable by NCSC Hospitality Portfolio LLC after January 1, 2022 with the consent of the lender, and, if not voluntarily redeemed prior to July 7, 2024 (which date is after maturity of the Mortgage Loan) the preferred equity interest is mandatorily redeemable at the election of the preferred equity holder via exercise of a put option.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans have incurred unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Park Center Phase I, Westin Building Exchange, Two Independence Square, 245 Park Avenue, The Boulders Resort & Spa, 85 Broad Street, Allergan HQ, JW Marriott Chicago, 300 Montgomery, Center 78, West Town Mall, Acropolis Garden, Carolina Hotel Portfolio, Apex Fort Washington and IC Leased Fee Hotel Portfolio is part of a related Whole Loan consisting of the Mortgage Loan and one or more related Companion Loans. In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of each related Companion Loan (each, a “Companion Loan Holder”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement” or an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loan(s) are cross-collateralized and cross-defaulted.

“245 Park Avenue Trust 2017-245P TSA” means the trust and servicing agreement governing the servicing of the 245 Park Avenue Whole Loan.

“AB Whole Loan” means each of the Serviced AB Whole Loans and the Non-Serviced AB Whole Loans.

“Companion Loan Rating Agency” means any NRSRO rating any serviced companion loan securities.

“Control Appraisal Period” means, with respect to the Allergan HQ Whole Loan, an Allergan HQ Control Appraisal Period, with respect to the JW Marriott Chicago Whole Loan, a JW Marriott Chicago Control Appraisal Period and with respect to the Center 78 Whole Loan, a Center 78 Control Appraisal Period.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement or the note held by the “Controlling Noteholder” as specified in the related Intercreditor Agreement.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“CSAIL 2017-C8 PSA” means the pooling and servicing agreement governing the servicing of the 85 Broad Street Whole Loan.

“CSMC 2017-MOON TSA” means the trust and servicing agreement governing the servicing of the Two Independence Square Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means each of the Two Independence Square Whole Loan, the 245 Park Avenue Whole Loan, the 85 Broad Street Whole Loan and the West Town Mall Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) the Westin Building Exchange Whole Loan, the certificate administrator under the Westin Building Exchange PSA, (ii) the Two Independence Square Whole Loan, the certificate administrator under the CSMC 2017-MOON TSA, (iii) the 245 Park Avenue Whole Loan, the certificate administrator under the 245 Park Avenue Trust 2017-245P TSA, (iv) the 85 Broad Street Whole Loan, the certificate administrator under the CSAIL 2017-C8 PSA, (v) the West Town Mall Whole Loan, the certificate administrator under the West Town Mall Trust 2017-KNOX TSA and (vi) the IC Leased Fee Hotel Portfolio Whole Loan, the certificate administrator under the UBS 2017-C3 PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Directing Holder” means with respect to (i) the Westin Building Exchange Whole Loan, the directing certificateholder under the Westin Building Exchange PSA, (ii) the Two Independence Square Whole Loan, the directing certificateholder (or its equivalent) under the CSMC 2017-MOON TSA, (iii) the 245 Park Avenue Whole Loan, the directing certificateholder (or its equivalent) under the 245 Park Avenue Trust 2017-245P TSA, (iv) the 85 Broad Street Whole Loan, the directing holder (or its equivalent) under the CSAIL 2017-C8 PSA, (v) the West Town Mall Whole Loan, the directing certificateholder (or its equivalent) under the West Town Mall Trust 2017-KNOX TSA and (vi) the IC Leased Fee Hotel Portfolio Whole Loan, the directing certificateholder (or its equivalent) under the UBS 2017-C3 PSA.

“Non-Serviced Intercreditor Agreement” means each of the Westin Building Exchange Intercreditor Agreement, the Two Independence Square Intercreditor Agreement, the 245 Park Avenue Intercreditor Agreement, the 85 Broad Street Intercreditor Agreement, the West Town Mall Intercreditor Agreement and the IC Leased Fee Hotel Portfolio Intercreditor Agreement.

“Non-Serviced Master Servicer” means with respect to (i) the Westin Building Exchange Whole Loan, the master servicer under the Westin Building Exchange PSA, (ii) the Two Independence Square Whole Loan, the servicer under the CSMC 2017-MOON TSA, (iii) the 245 Park Avenue Whole Loan, the master servicer under the 245 Park Avenue Trust 2017-245P TSA, (iv) the 85 Broad Street Whole Loan, the master servicer under the CSAIL 2017-C8 PSA, (v) the West Town Mall Whole Loan, the servicer under the West Town Mall Trust 2017-KNOX TSA and (vi) the IC Leased Fee Hotel Portfolio Whole Loan, the master servicer under the UBS 2017-C3 PSA.

“Non-Serviced Mortgage Loan” means each of the Westin Building Exchange Mortgage Loan, the Two Independence Square Mortgage Loan, the 245 Park Avenue Mortgage Loan, the 85 Broad Street Mortgage Loan, the West Town Mall Mortgage Loan and the IC Leased Fee Hotel Portfolio Mortgage Loan.

“Non-Serviced Pari Passu Mortgage Loan” means the Westin Building Exchange Mortgage Loan and the IC Leased Fee Hotel Portfolio Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means the Westin Building Exchange Whole Loan and the IC Leased Fee Hotel Portfolio Whole Loan.

“Non-Serviced PSA” means the Westin Building Exchange PSA, the CSMC 2017-MOON TSA, the 245 Park Avenue Trust 2017-245P TSA, the CSAIL 2017-C8 PSA, the West Town Mall Trust 2017-KNOX TSA and the UBS 2017-C3 PSA, as applicable.

“Non-Serviced Special Servicer” means with respect to (i) the Westin Building Exchange Whole Loan, the special servicer under the Westin Building Exchange PSA, (ii) the Two Independence Square Whole Loan, the special servicer under the CSMC 2017-MOON TSA, (iii) the 245 Park Avenue Whole Loan, the special servicer under the 245 Park Avenue Trust 2017-245P TSA, (iv) the 85 Broad Street Whole Loan, the special servicer under the CSAIL 2017-C8 PSA, (v) the West Town Mall Whole Loan, the special servicer under the West Town Mall Trust 2017-KNOX TSA and (vi) the IC Leased Fee Hotel Portfolio Whole Loan, the special servicer under the UBS 2017-C3 PSA.

“Non-Serviced Subordinate Companion Loan” means the Two Independence Square Subordinate Companion Loan, the 245 Park Avenue Subordinate Companion Loans, the 85 Broad Street Subordinate Companion Loans and the West Town Mall Subordinate Companion Loans.

“Non-Serviced Trustee” means with respect to (i) the Westin Building Exchange Whole Loan, the trustee under the Westin Building Exchange PSA, (ii) the Two Independence Square Whole Loan, the trustee under the CSMC 2017-MOON TSA, (iii) the 245 Park Avenue Whole Loan, the trustee under the 245 Park Avenue Trust 2017-245P TSA, (iv) the 85 Broad Street Whole Loan, the trustee under the CSAIL 2017-C8 PSA, (v) the West Town Mall Whole Loan, the trustee under the West Town Mall Trust 2017-KNOX TSA and (vi) the IC Leased Fee Hotel Portfolio Whole Loan, the trustee under the UBS 2017-C3 PSA.

“Non-Serviced Whole Loan” means each of the Westin Building Exchange Whole Loan, the Two Independence Square Whole Loan, the 245 Park Avenue Whole Loan, the 85 Broad Street Whole Loan, the West Town Mall Whole Loan and the IC Leased Fee Hotel Portfolio Whole Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced AB Whole Loan” means the Allergan HQ Whole Loan, the JW Marriott Chicago Whole Loan and the Center 78 Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Companion Loan Holder” means the holder of a Serviced Companion Loan.

“Serviced Mortgage Loan” means each of the Park Center Phase I Mortgage Loan, The Boulders Resort & Spa Mortgage Loan, the Allergan HQ Mortgage Loan, the JW Marriott Chicago Mortgage Loan, the 300 Montgomery Mortgage loan, the Center 78 Mortgage Loan, the Acropolis Garden Mortgage Loan, the Carolina Hotel Portfolio Mortgage Loan and the Apex Fort Washington Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of the Park Center Phase I Mortgage Loan, The Boulders Resort & Spa Mortgage Loan, the 300 Montgomery Mortgage Loan, the Acropolis Garden Mortgage Loan, the Carolina Hotel Portfolio Mortgage Loan and the Apex Fort Washington Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Park Center Phase I Whole Loan, The Boulders Resort & Spa Whole Loan, and the 300 Montgomery Whole Loan.

“Serviced Whole Loan” means each of the Park Center Phase I Whole Loan, The Boulders Resort & Spa Whole Loan, the Allergan HQ Whole Loan, the JW Marriott Chicago Whole Loan, the 300 Montgomery Whole loan, the Center 78 Whole Loan, the Acropolis Garden Whole Loan, the Carolina Hotel Portfolio Whole Loan and the Apex Fort Washington Whole Loan.

“Subordinate Companion Loan” means each of the Serviced Subordinate Companion Loans and the Non-Serviced Subordinate Companion Loans.

“UBS 2017-C3 PSA” means the pooling and servicing agreement governing the servicing of the IC Leased Fee Hotel Portfolio Whole Loan.

“Westin Building Exchange PSA” means the pooling and servicing agreement that is, among other things, to govern the securitization of the Westin Building Exchange Controlling Companion Loan and the servicing of the Westin Building Exchange Whole Loan and is expected to be effective as of the Closing Date.

“West Town Mall Trust 2017-KNOX TSA” means the trust and servicing agreement governing the servicing of the West Town Mall Whole Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Balance	Approx. % of Initial Pool Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut- off LTV Ratio (1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)(3)	Whole Loan Underwritten NCF DSCR(2)(3)
Park Center Phase I	$80,000,000	9.3%	$78,000,000	N/A	51.4%	51.4%	3.17x	3.17x
Westin Building Exchange	$67,500,000	7.9%	$67,500,000	N/A	26.6%	26.6%	7.20x	7.20x
Two Independence Square	$55,000,000	6.4%	$109,000,000	$61,700,000	43.7%	60.2%	3.80x	2.76x
245 Park Avenue	$54,000,000	6.3%	$1,026,000,000	$120,000,000	48.9%	54.3%	2.73x	2.45x
The Boulders Resort & Spa	$50,000,000	5.8%	$23,000,000	N/A	56.0%	56.0%	1.61x	1.61x
85 Broad Street	$45,000,000	5.2%	$124,000,000	$189,600,000	25.9%	55.0%	4.11x	1.75x
Allergan HQ	$45,000,000	5.2%	N/A	$50,000,000	26.2%	55.2%	4.45x	1.64x
JW Marriott Chicago	$40,000,000	4.7%	$39,300,000	$124,200,000	21.4%	54.9%	5.64x	1.92x
300 Montgomery	$36,000,000	4.2%	$30,000,000	N/A	55.2%	55.2%	2.56x	2.56x
Center 78	$35,863,277	4.2%	$28,000,000	$4,936,723	67.4%	72.6%	1.86x	1.45x
West Town Mall	$30,000,000	3.5%	$93,900,000	$86,100,000	33.0%	56.0%	2.40x	1.67x
Acropolis Garden	$25,000,000	2.9%	$20,000,000	N/A	25.4%	25.4%	5.31x	5.31x
Carolina Hotel Portfolio	$20,000,000	2.3%	$16,500,000	N/A	65.9%	65.9%	1.87x	1.87x
Apex Fort Washington	$16,750,000	2.0%	$37,750,000	N/A	64.4%	64.4%	1.41x	1.41x
IC Leased Fee Hotel Portfolio	$11,465,000	1.3%	$51,000,000	N/A	73.2%	73.2%	1.67x	1.67x

(1)	Calculated including the related Pari Passu Companion Loan(s), if any, but excluding the related Subordinate Companion Loan(s), if any.

(2)	Calculated including the related Pari Passu Companion Loan(s), if any, the related Subordinate Companion Loan(s), if any, but excluding the related mezzanine loan(s), if any.

(3)	In the case of two (2) Mortgage Loans identified as Center 78 and West Town Mall on Annex A-1, representing approximately 4.2% and 3.5% of the Initial Principal Balance, respectively, the payments used for calculating the Whole Loan Underwritten NCF DSCR were based on (i) with respect to Center 78, the aggregate debt service for the 12-month period commencing September 2022 based on assumed payment schedule set forth on Annex H and (ii) with respect to West Town Mall, the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex I.

Set forth below is the identity of the initial Non-Serviced Directing Certificateholder (or equivalent entity) for each Non-Serviced Whole Loan, the securitization trust or other entity holding the Control Note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

Whole Loan	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(1)
Westin Building Exchange	(2)	(2)	(2)
Two Independence Square	CSMC 2017-MOON	CSMC 2017-MOON	Prima Capital Advisors LLC
245 Park Avenue	245 Park Avenue Trust 2017-245P	245 Park Avenue Trust 2017-245P	Prima Capital Advisors LLC
85 Broad Street	CSAIL 2017-C8	CSAIL 2017-C8 Commercial Mortgage Trust	(3)
West Town Mall	West Town Mall Trust 2017-KNOX	West Town Mall Trust 2017-KNOX	Lord, Abbett & Co. LLC.
IC Leased Fee Hotel Portfolio	UBS 2017-C3	UBS Commercial Mortgage Trust 2017-C3	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

(1)	As of the closing date of the related securitization.

(2)	Although the securitization of the Control Note related to the Westin Building Exchange Whole Loan is expected to close on or prior to this securitization and the pooling and servicing agreement for such other securitization is expected to govern the servicing of the Westin Building Exchange whole loan, there is no publicly available information regarding such other securitization and any information with respect thereto set forth in this prospectus is based on inquiries by the related mortgage loan seller.

(3)	The initial directing holder for the 85 Broad Street whole loan is Eightfold Real Estate Capital Fund V, L.P.

See “Risk Factors— Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
Park Center Phase I	Note A-1 Note A-2	Control Note Non-Control Note	$80,000,000 $78,000,000	CSAIL 2017-CX9 Column Financial, Inc.
Westin Building Exchange	Note A-1 Note A-2	Control Note Non-Control Note	$67,500,000 $67,500,000	Wells Fargo Bank, National Association(2) CSAIL 2017-CX9
245 Park Avenue

Note A-1-A

Note A-1-B

Note A-1-C

Note A-1-D

Note A-1-E

Note A-2-A-1

Note A-2-A-2

Note A-2-A-3

Note A-2-A-4

Note A-2-B-1

Note A-2-B-2-A

Note A-2-B-2-B

Note A-2-B-3-A

Note A-2-B-3-B

Note A-2-B-3-C

Note A-2-C-1-A

Note A-2-C-1-B

Note A-2-C-2

Note A-2-D-1

Note A-2-D-2

Note A-2-D-3

Note A-2-E-1

Note A-2-E-2

Note B-1

Note B-2

Note B-3

Note B-4

Note B-5

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$152,000,000

$114,000,000

$38,000,000

$38,000,000

$38,000,000

$98,000,000

$75,000,000

$75,000,000

$32,000,000

$80,000,000

$45,000,000

$25,000,000

$45,000,000

$9,000,000

$6,000,000

$18,750,000

$6,250,000

$45,000,000

$32,000,000

$25,000,000

$13,000,000

$55,000,000

$15,000,000

$48,000,000

$36,000,000

$12,000,000

$12,000,000

$12,000,000

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

JPMCC 2017-JP6

DBJPM 2017-C6

JPMCC 2017-JP7

JPMorgan Chase Bank, National Association

CSAIL 2017-C8

CSAIL 2017-CX9

Natixis Real Estate Capital LLC

WFCM 2017-C39

CSAIL 2017-CX9

Natixis Real Estate Capital LLC

DPJPM 2017-C6

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

UBS 2017-C2

UBS 2017-C3

UBS 2017-C3

WFCM 2017-C38

Barclays Bank PLC

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

Two Independence Square	Note A-1 Note A-2 Note A-3-A Note A-3-B Note B	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$64,000,000 $30,000,000 $45,000,000 $25,000,000 $61,700,000	CSMC Trust 2017-MOON CSAIL 2017-CX9 WFCM 2017-C39 CSAIL 2017-CX9 CSMC Trust 2017-MOON
The Boulders Resort & Spa	Note A-1 Note A-2	Control Note Non-Control Note	$50,000,000 $23,000,000	CSAIL 2017-CX9 Column Financial Inc.
85 Broad Street	Note A-A-1 Note A-A-2 Note A-A-3 Note A-A-4 Note A-B Note B-A Note B-B	Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Control Note	$70,000,000 $20,000,000 $45,000,000 $34,000,000 $72,000,000 $58,800,000 $58,800,000	CSAIL 2017-C8 CSAIL 2017-C8 CSAIL 2017-CX9 UBS 2017-C2 CSAIL 2017-C8 Loan-Specific Certificates Hana Real Estate Private Investment Trust No. 53 Hana Real Estate Private Investment Trust No. 53-1
Allergan HQ	Note A Note B	Non-Control Note Control Note	$45,000,000 $50,000,000	CSAIL 2017-CX9 Hyundai Investments Global Professional Investors Private Real Estate Fund No. 6

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
JW Marriott Chicago	Note A-1 Note A-2 Note A-3 Note B-1-A Note B-1-B Note B-2	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$40,000,000 $28,500,000 $10,800,000 $37,000,000 $30,000,000 $57,200,000	CSAIL 2017-CX9 UBS 2017-C3 Natixis Real Estate Capital LLC Hyundai Star Private Real Estate Investment Trust 9 Woori Bank, New York Agency Hyundai Star Private Real Estate Investment Trust 9
300 Montgomery	Note A-1 Note A-2	Control Note Non-Control Note	$36,000,000 $30,000,000	CSAIL 2017-CX9 Natixis Real Estate Capital LLC
Center 78	Note A-1 Note A-2 Note B	Non-Control Note Non-Control Note Control Note	$35,863,277 $28,000,000 $4,936,723	CSAIL 2017-CX9 UBS 2017-C3 Natixis Real Estate Capital LLC
West Town Mall	Note A-1-A Note A-2-A Note A-1-B Note A-2-B Note B-1 Note B-2	Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Control Note	$31,950,000 $30,000,000 $31,950,000 $30,000,000 $43,050,000 $43,050,000	WTOWN 2017-KNOX JPMCC 2017-JP7 WTOWN 2017-KNOX CSAIL 2017-CX9 WTOWN 2017-KNOX WTOWN 2017-KNOX
Acropolis Garden	Note A-1 Note A-2	Control Note Non-Control Note	$25,000,000 $20,000,000	CSAIL 2017-CX9 CSAIL 2017-C8
Carolina Hotel Portfolio	Note A-1 Note A-2	Control Note Non-Control Note	$20,000,000 $16,500,000	CSAIL 2017-CX9 JPMCC 2017-JP7
Apex Fort Washington	Note A-1 Note A-2 Note A-3	Non-Control Note Control Note Non-Control Note	$21,000,000 $16,750,000 $16,750,000	JPMCC 2017-JP6 CSAIL 2017-CX9 JPMCC 2017-JP7
IC Leased Fee Hotel Portfolio	Note A-1 Note A-2 Note A-3 Note A-4	Non-Control Note Non-Control Note Non-Control Note Control Note	$24,000,000 $11,465,000 $0 $27,000,000	UBS 2017-C2 CSAIL 2017-CX9 CSAIL 2017-CX9 UBS 2017-C3

(1)	The lender provides no assurances that any non-securitized notes will not be split further.

(2)	It is expected that the subject note will be included in a securitization transaction on or about the Closing Date for this securitization.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a P&I advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement. The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of any Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Control Rights with respect to Serviced Pari Passu Whole Loans. With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the issuing entity, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain non-binding consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation rights, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (provided such consent is not required from such Non-Controlling Holder if it is a borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Serviced AB Whole Loans

The Allergan HQ Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Allergan HQ representing approximately 5.2% of the Initial Pool Balance (the “Allergan HQ Mortgage Loan”), is part of the Allergan HQ Whole Loan (as defined below), which is evidenced by two promissory notes (note A and note B), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Allergan HQ Mortgaged Property”).

The Allergan HQ Mortgage Loan is evidenced by one (1) senior promissory note A with a Cut-off Date Balance of $45,000,000. The subordinate promissory note B had a principal balance as of the Cut-off Date of $50,000,000 (the “Allergan HQ Subordinate Companion Loan”) and will not be included in the issuing entity. The Allergan HQ Subordinate Companion Loan is currently held by Hyundai Investments Global Professional Investors Private Real Estate Fund No. 6. The Allergan HQ Subordinate Companion Loan and the Allergan HQ Mortgage Loan are collectively referred to in this prospectus as the “Allergan HQ Whole Loan”.

The holders of the Allergan HQ Whole Loan (the “Allergan HQ Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Allergan HQ Noteholder (the “Allergan HQ Intercreditor Agreement”).

Servicing

The Allergan HQ Whole Loan will be serviced pursuant to the PSA and the terms of the Allergan HQ Intercreditor Agreement. In servicing the Allergan HQ Whole Loan, the Servicing Standard set forth in the PSA will require the master servicer and the special servicer to take into account the interests, as a collective whole, of the certificateholders and the holder of the Allergan HQ Subordinate Companion Loan (taking into account the subordinate nature of the Allergan HQ Subordinate Companion Loan).

For so long as the holder of the Allergan HQ Subordinate Companion Loan (the “Allergan HQ Subordinate Companion Loan Noteholder”) is the controlling noteholder with respect to the Allergan HQ Whole Loan, the Allergan HQ Subordinate Companion Loan Noteholder will have the right to (i) approve certain modifications and consent to certain actions to be taken with respect to the Allergan HQ Whole Loan and (ii) to cure certain defaults by the related borrower, in each case as more fully described below.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required P&I advances on the Allergan HQ Mortgage Loan (but not on the Allergan HQ Subordinate Companion Loan), pursuant to the terms of the pooling and servicing agreement unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Allergan HQ Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances”. Servicing advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances”. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances”.

Application of Payments

Pursuant to the Allergan HQ Intercreditor Agreement, except after the occurrence and during the continuance of (i) an event of default with respect to an obligation to pay money due under the Allergan HQ Whole Loan, (ii) any other event of default that causes the Allergan HQ Whole Loan to become a specially serviced loan (other than as a result of clause (iii) or clause (ix) of the definition of Servicing Transfer Event) or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case provided that the holder of the Allergan HQ Subordinate Companion Loan has not exercised its cure rights under the Allergan HQ Intercreditor Agreement (as described below under “—Cure Rights”) (each, an “Allergan HQ Sequential Pay Event”), amounts tendered by the borrower or otherwise available for payment on the Allergan HQ Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order:

●	first, to the issuing entity in an amount equal to the accrued and unpaid interest on the outstanding principal of their notes at their net interest rate;

●	second, (i) to the issuing entity in an amount equal to all prepayment proceeds relating to casualty or condemnation payable pursuant to the underlying loan agreement until the principal balance of the Allergan HQ Mortgage Loan has been reduced to zero and (ii) to the issuing entity in an amount equal to its percentage interest in the Allergan HQ Whole Loan of other principal payments received, if any, with respect to the applicable monthly payment date (including any monthly debt service payment amount);

●	third, to the issuing entity up to the amount of any unreimbursed costs and expenses paid by it including any recovered costs not previously reimbursed to it pursuant to the pooling and servicing agreement or the Allergan HQ Intercreditor Agreement;

●	fourth, to the Allergan HQ Subordinate Companion Loan Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of Allergan HQ Subordinate Companion Loan at its net interest rate;

●	fifth, (i) to the Allergan HQ Subordinate Companion Noteholder in an amount equal to any remaining prepayment proceeds relating to casualty or condemnation payable pursuant to the underlying loan agreement after the principal balance of the Allergan HQ Mortgage Loan has been reduced to zero and (ii) to the Allergan HQ Subordinate Companion Noteholder in an amount equal to its percentage interest in the Allergan HQ Whole Loan of other principal payments received, if any, with respect to the applicable monthly payment date (including any monthly debt service payment amount);

●	sixth, to the extent the Allergan HQ Subordinate Companion Noteholder has made any payments or advances to cure defaults in accordance with the Allergan HQ Intercreditor Agreement, to reimburse the Allergan HQ Subordinate Companion Noteholder for all such cure payments;

●	seventh, to the Allergan HQ Subordinate Companion Noteholder up to the amount of any unreimbursed costs and expenses paid by it including any recovered costs not previously reimbursed to it pursuant to the pooling and servicing agreement or the Allergan HQ Intercreditor Agreement;

●	eighth, any prepayment premium, to the extent paid by the related borrower, to the issuing entity, in an amount up to its pro rata interest, based on the product of (i) the applicable note percentage interest and (ii) the ratio of the applicable note interest rate to the Allergan HQ Whole Loan interest rate;

●	ninth, any prepayment premium, to the extent paid by the related borrower, to the Allergan HQ Subordinate Companion Noteholder, in an amount up to its pro rata interest, based on the product of (i) the applicable note percentage interest and (ii) the ratio of the applicable note interest rate to the Allergan HQ Whole Loan interest rate;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Allergan HQ Whole Loan or Allergan HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the principal balance of the Allergan HQ Subordinate Companion Loan has been reduced, such excess to the Allergan HQ Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Allergan HQ Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the pooling and servicing agreement, including without limitation to compensate the master servicer or the special servicer, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the issuing entity and the Allergan HQ Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the Allergan HQ Whole Loan; and

●	twelfth, if any excess amount is available to be distributed in respect of the Allergan HQ Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the issuing entity and the Allergan HQ Subordinate Noteholder, based on their respective initial percentage interests in the Allergan HQ Whole Loan.

Following the occurrence and during the continuance of an Allergan HQ Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the Mortgage Loan documents and amounts then payable or reimbursable under the PSA to the applicable master servicer, special servicer, certificate administrator, trustee or operating advisor, payments and proceeds with respect to the Allergan HQ Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to the issuing entity in an amount equal to the accrued and unpaid interest on the outstanding principal of their notes at their net interest rate;

●	second, to the issuing entity in an amount equal to the principal balance of the Allergan HQ Mortgage Loan, until the principal balance has been reduced to zero;

●	third, to the issuing entity up to the amount of any unreimbursed costs and expenses paid by it including any recovered costs not previously reimbursed to it pursuant to the pooling and servicing agreement or the Allergan HQ Intercreditor Agreement;

●	fourth, to the extent the Allergan HQ Subordinate Companion Noteholder has made any payments or advances to cure defaults in accordance with the Allergan HQ Intercreditor Agreement, to reimburse the Allergan HQ Subordinate Companion Noteholder for all such cure payments;

●	fifth, to the Allergan HQ Subordinate Companion Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Allergan HQ Subordinate Companion Loan at its net interest rate;

●	sixth, to the Allergan HQ Subordinate Companion Noteholder in an amount equal to its percentage interest in the Allergan HQ Whole Loan of principal payments received, if any, with respect to the applicable monthly payment date until the principal balance of the Allergan HQ Subordinate Companion Loan has been reduced to zero;

●	seventh, any prepayment premium, to the extent paid by the related borrower, to the issuing entity, in an amount up to its pro rata interest, based on the product of (i) the applicable note percentage interest and (ii) the ratio of the applicable note interest rate to the Allergan HQ Whole Loan interest rate;

●	eighth, any prepayment premium, to the extent paid by the related borrower, to the Allergan HQ Subordinate Companion Noteholder, in an amount up to its pro rata interest, based on the product of (i) the applicable note percentage interest and (ii) the ratio of the applicable note interest rate to the Allergan HQ Whole Loan interest rate;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Allergan HQ Whole Loan or Allergan HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the principal balance of the Allergan HQ Subordinate Companion Loan has been reduced, such excess to the Allergan HQ Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Allergan HQ Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	tenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the pooling and servicing agreement, including without limitation to compensate the master servicer or the special servicer, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the issuing entity and the Allergan HQ Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the Allergan HQ Whole Loan; and

●	eleventh, if any excess amount is available to be distributed in respect of the Allergan HQ Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount is required to be paid pro rata to the issuing entity and the Allergan HQ Subordinate Noteholder, based on their respective initial percentage interests in the Allergan HQ Whole Loan.

Allergan HQ Whole Loan Directing Holder

The controlling noteholder (the “Allergan HQ Whole Loan Directing Holder”) under the Allergan HQ Intercreditor Agreement, as of any date of determination, will be:

●	the Allergan HQ Subordinate Companion Noteholder, unless an Allergan HQ Control Appraisal Period has occurred and is continuing; or

●	if an Allergan HQ Control Appraisal Period has occurred and is continuing, the issuing entity, as holder of the Allergan HQ Mortgage Loan.

Pursuant to the pooling and servicing agreement, unless a Consultation Termination Event has occurred and is continuing or the Allergan HQ Mortgage Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the Allergan HQ Whole Loan Directing Holder if an Allergan HQ Control Appraisal Period has occurred and is continuing. If any interest in the Allergan HQ Subordinate Companion Loan is held by the related borrower or any affiliate thereof, or the related borrower or any affiliate thereof would otherwise be entitled to exercise the rights of the Allergan HQ Whole Loan Directing Holder, an Allergan HQ Control Appraisal Period will be deemed to have occurred with respect to such noteholder.

An “Allergan HQ Control Appraisal Period” will exist with respect to the Allergan HQ Whole Loan, if and for so long as: (a)(i) the initial unpaid principal balance of the Allergan HQ Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Allergan HQ Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Allergan HQ Whole Loan that is allocated to the Allergan HQ Subordinate Companion Loan and (z) any losses realized with respect to the Allergan HQ Mortgaged Property or the Allergan HQ Whole Loan that are allocated to the Allergan HQ Subordinate Companion Loan, plus (iii) the Allergan HQ Threshold Event Collateral (as defined below) is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Allergan HQ Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Allergan HQ Subordinate Companion Noteholder.

The holder of the Allergan HQ Subordinate Companion Loan is entitled to avoid an Allergan HQ Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the issuing entity, and acceptable to the master servicer or special servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Allergan HQ Intercreditor Agreement (either (x) or (y), the “Allergan HQ Threshold Event Collateral”), and (ii) the Allergan HQ Threshold Event Collateral is in an amount that, when added to the appraised value of the Allergan HQ Mortgaged Property as determined pursuant to the pooling and servicing agreement, would cause the applicable Allergan HQ Control Appraisal Period not to exist.

Consultation and Control

For so long as the Allergan HQ Subordinate Companion Noteholder is the Allergan HQ Whole Loan Directing Holder, the master servicer and special servicer will be required to notify the Allergan HQ Subordinate Companion Noteholder (or its designee) and receive written consent with respect to Major Decisions, as described in the Allergan HQ Intercreditor Agreement.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the Allergan HQ Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as applicable, may take actions with respect to the Allergan HQ Mortgaged Property before obtaining the consent of the Allergan HQ Subordinate Companion Noteholder if the master servicer or special servicer, as applicable, reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Allergan HQ Noteholders as a whole, and the master servicer or special servicer, as applicable, has made a reasonable effort to contact the Allergan HQ Subordinate Companion Noteholder.

Neither the master servicer nor the special servicer may follow any advice or consultation provided by the Allergan HQ Whole Loan Directing Holder (or its representative) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the Allergan HQ Intercreditor Agreement or the PSA, require or cause such master servicer or special servicer, as applicable, to violate the terms of the Allergan HQ Whole Loan, or materially expand the scope of any of such master servicer’s or special servicer’s, as applicable, responsibilities under the Allergan HQ Intercreditor Agreement.

Cure Rights

In the event that there is a monetary event of default or a non-monetary event of default, in each case, beyond the applicable grace period with respect to the Allergan HQ Whole Loan, then the Allergan HQ Subordinate Companion Noteholder will have the right, but not the obligation, to: (A) cure such monetary event of default within ten (10) business days following the receipt of notice of such default and (B) cure such non-monetary event of default within 10 business days from the later of (i) the expiration of the cure period of the related borrower under the related Mortgage Loan documents, and (ii) receipt of the nonmonetary default notice; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Allergan HQ Subordinate Companion Noteholder, the Allergan HQ Subordinate Companion Noteholder will be given an additional period of time (not to exceed sixty (60) days) as is reasonably necessary to enable the Allergan HQ Subordinate Companion Noteholder to cure such non-monetary default. The Allergan HQ Subordinate Companion Noteholder will be limited to six (6) cures related to monetary defaults in a 12 month period and six (6) cures related to non-monetary defaults over the life of the Allergan HQ Whole Loan.

Purchase Option

If an event of default with respect to the Allergan HQ Whole Loan has occurred and is continuing, the Allergan HQ Subordinate Companion Noteholder will have the option to purchase the Allergan HQ Mortgage Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Allergan HQ Mortgage Loan, (b) accrued and unpaid interest on the Allergan HQ Mortgage Loan through the end of the related interest accrual period, (c) any other amounts due under the Allergan HQ Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the related Mortgage Loan documents (including, without limitation, servicing advances payable or reimbursable to any servicer, and earned and unreimbursed special servicing fees), (e) any accrued and unpaid interest on advances, (f) if (i) the borrower or borrower related party is the purchaser or (ii) if the Allergan HQ Whole Loan is purchased within 90 days after such option first becomes exercisable pursuant to the Allergan HQ Intercreditor Agreement, any liquidation fees or workout fees payable with respect to the Allergan HQ Mortgage Loan, and (g) certain additional amounts to the extent provided for in the Allergan HQ Intercreditor Agreement. Notwithstanding the foregoing, the purchase price includes prepayment premiums, default interest, late fees, exit fees and any other similar fees if the seller is the related borrower or borrower related party.

Sale of Defaulted Whole Loan

Prior to an Allergan HQ Control Appraisal Period, the issuing entity will not be permitted to transfer all or any portion of the Allergan HQ Subordinate Companion Loan without the prior consent of the Allergan HQ Subordinate Companion Noteholder. If an Allergan HQ Control Appraisal Period has occurred and is continuing, if the Allergan HQ Whole Loan is a Defaulted Loan, the issuing entity (or the special servicer acting on its behalf) will have the right to sell the Allergan HQ Subordinate Companion Loan together with the Allergan HQ Mortgage Loan, without the Allergan HQ Subordinate Companion Noteholder’s consent, provided the special servicer has delivered to the Allergan HQ Subordinate Companion Noteholder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Allergan HQ Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Allergan HQ Whole Loan, and any documents in the servicing file reasonably requested by the Allergan HQ Subordinate Companion Noteholder that are material to the price of the Allergan HQ Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or special servicer in connection with the proposed sale. The Allergan HQ Subordinate Companion Noteholder is permitted to submit an offer at any sale of the Allergan HQ Whole Loan (unless such person is the related borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant and subject to the terms of the Allergan HQ Intercreditor Agreement, the Allergan HQ Whole Loan Directing Holder has the right to replace the special servicer then acting with respect to the Allergan HQ Whole Loan, with or without cause, and appoint a replacement special servicer.

JW Marriott Chicago Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as JW Marriott Chicago, representing approximately 4.7% of the Initial Pool Balance (the “JW Marriott Chicago Mortgage Loan”), is part of the JW Marriott Chicago Whole Loan (as defined below), comprised of the following six promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “JW Marriott Chicago Mortgaged Property”):

●	the JW Marriott Chicago Mortgage Loan, evidenced by a senior pari passu promissory note A-1 with a Cut-off Date Balance of $40,000,000.

●	pari passu companion loans, evidenced by promissory notes A-2 and A-3, which had original principal balances of $28,500,000 and $10,800,000, respectively (collectively, the “JW Marriott Chicago Pari Passu Companion Loans”) and will not be included in the issuing entity.

●	a senior subordinate companion loan, evidenced by a promissory note B-1-A, which had an original principal balance of $37,000,000 (the “JW Marriott Chicago Note B-1-A”) and is currently held by Hyundai Star Private Real Estate Investment Trust 9.

●	a senior subordinate companion loan, evidenced by a promissory note B-1-B, which had an original principal balance of $30,000,000 (together with the JW Marriott Chicago Note B-1-A, the “JW Marriott Chicago Senior Subordinate Companion Loans”) and is currently held by Woori Bank, New York Agency.

●	a junior subordinate companion loan (the “JW Marriott Chicago Junior Subordinate Companion Loan” and, together with the JW Marriott Chicago Senior Subordinate Companion Loans, the “JW Marriott Chicago Subordinate Companion Loans”), evidenced by a promissory note B-2 with an original principal balance of $57,200,000. The JW Marriott Chicago Junior Subordinate Companion Loan is currently held by Hyundai Star Private Real Estate Investment Trust 9.

The JW Marriott Chicago Pari Passu Companion Loans (together with the JW Marriott Chicago Mortgage Loan, the “JW Marriott Chicago Senior Loans”), have an aggregate original principal balance of $79,300,000. The JW Marriott Chicago Senior Loans are pari passu with each other in terms of priority.

None of the JW Marriott Chicago Subordinate Companion Loans will be included in the issuing entity. The JW Marriott Chicago Subordinate Companion Loans, together with the JW Marriott Chicago Pari Passu Companion Loans, are referred to in this prospectus as the “JW Marriott Chicago Companion Loans” and the JW Marriott Chicago Mortgage Loan, together with the JW Marriott Chicago Companion Loans, are referred to in this prospectus as the “JW Marriott Chicago Whole Loan”.

Servicing

The JW Marriott Chicago Whole Loan will be serviced pursuant to the PSA and the terms of the JW Marriott Chicago Intercreditor Agreement. In servicing the JW Marriott Chicago Whole Loan, the Servicing Standard set forth in the PSA will require the master servicer and the special servicer to take into account the interests, as a collective whole, of the certificateholders as the holder of the JW Marriott Chicago Mortgage Loan, the holders of the JW Marriott Chicago Pari Passu Companion Loans and the holders of the JW Marriott Chicago Subordinate Companion Loans (taking into account the subordinate nature of the JW Marriott Chicago Subordinate Companion Loans).

The JW Marriott Chicago Directing Holder (as defined below) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the JW Marriott Chicago Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the JW Marriott Chicago Intercreditor Agreement, the holders of the JW Marriott Chicago Subordinate Companion Loans (the “JW Marriott Chicago Subordinate Companion Loan Holders”) have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The JW Marriott Chicago Intercreditor Agreement sets forth the respective rights of the holders of the JW Marriott Chicago Mortgage Loan and the JW Marriott Chicago Companion Loans with respect to distributions of funds received in respect of the JW Marriott Chicago Whole Loan, and provides, in general, that:

●	the JW Marriott Chicago Senior Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the JW Marriott Chicago Senior Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the JW Marriott Chicago Senior Loans, and the rights of the holders of the JW Marriott Chicago Senior Subordinate Companion Loans to receive payments with respect to the JW Marriott Chicago Whole Loan is, at all times, junior, subject and subordinate to the rights of the holders of the JW Marriott Chicago Senior Loans to receive payments with respect to the JW Marriott Chicago Whole Loan;

●	the JW Marriott Chicago Junior Subordinate Companion Loan is, at all times, junior, subject and subordinate to the JW Marriott Chicago Senior Subordinate Companion Loans and the JW Marriott Chicago Senior Loans and the right of the JW Marriott Chicago Junior Subordinate Companion Loan holder to receive payments with respect to the JW Marriott Chicago Whole Loan is, at all times, junior, subject and subordinate to the rights of the holders of the JW Marriott Chicago Senior Subordinate Companion Loans (the “JW Marriott Chicago Senior Subordinate Companion Loan Holders”) and the JW Marriott Chicago Senior Loans to receive payments with respect to the JW Marriott Chicago Whole Loan;

●	all expenses and losses relating to the JW Marriott Chicago Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holder of the JW Marriott Chicago Junior Subordinate Companion Loan, second to the JW Marriott Chicago Senior Subordinate Companion Loan Holders on a pro rata and pari passu basis and third to the issuing entity, as holder of the JW Marriott Chicago

Mortgage Loan, and the holders of the JW Marriott Chicago Pari Passu Companion Loans on a pro rata and pari passu basis;

●	if no JW Marriott Chicago Sequential Pay Event (as defined below) has occurred and is continuing with respect to the JW Marriott Chicago Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the JW Marriott Chicago Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the JW Marriott Chicago Senior Loans (other than default interest) to the holders of the JW Marriott Chicago Senior Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to each of the JW Marriott Chicago Senior Loans, an amount equal to its respective percentage interests of all principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date;

Third, to the extent the JW Marriott Chicago Senior Subordinate Companion Loan Holders have made any payments or advances to cure defaults pursuant to the JW Marriott Chicago Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the JW Marriott Chicago Senior Subordinate Companion Loan Holders for all such cure payments;

Fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the JW Marriott Chicago Senior Subordinate Companion Loans (other than default interest) to the JW Marriott Chicago Senior Subordinate Companion Loan Holders in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fifth, on a pro rata and pari passu basis, to the JW Marriott Chicago Senior Subordinate Companion Loan Holders first, an amount equal to their percentage interest of all principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date;

Sixth, to the extent the holder of the JW Marriott Chicago Junior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the JW Marriott Chicago Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the JW Marriott Chicago Junior Subordinate Companion Loan for all such cure payments;

Seventh, to pay accrued and unpaid interest on the JW Marriott Chicago Junior Subordinate Companion Loan (other than default interest) to the holder of the JW Marriott Chicago Junior Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Eighth, to the holder of the JW Marriott Chicago Junior Subordinate Companion Loan, first, an amount equal to its percentage interest of all principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date;

Ninth, to pay any yield maintenance premium then due and payable on the JW Marriott Chicago Senior Loans, on a pro rata and pari passu basis, then the JW Marriott Chicago Senior Subordinate Companion Loans, on a pro rata and pari passu basis and finally, the JW Marriott Chicago Subordinate Companion Loan;

Tenth, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the pooling and servicing agreement, including, without limitation, to compensate the master servicer or special servicer as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the holders of the JW Marriott Chicago Senior Loans, the JW Marriott Chicago Senior Subordinate Companion Loan

Holders, and the holder of the JW Marriott Chicago Junior Subordinate Companion Loan, pro rata, based on their respective initial note principal balances;

Eleventh, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the JW Marriott Chicago Senior Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the JW Marriott Chicago Senior Loans at the applicable default rate, prior to the application of funds described in this section, (B) to the JW Marriott Chicago Senior Subordinate Companion Loan Holders on a pro rata and pari passu basis, in an amount calculated on the note principal balances of the JW Marriott Chicago Senior Subordinate Companion Loans at the applicable default rate prior to the application of funds contemplated in this section and (C) to the holder of the JW Marriott Chicago Junior Subordinate Companion Loan in an amount calculated on the note principal balance of the JW Marriott Chicago Junior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section, in each case, to the extent actually paid by the related borrower and not payable to the master servicer or special servicer, as applicable, pursuant to the pooling and servicing agreement; and

Twelfth, if any excess amount is available to be distributed in respect of the JW Marriott Chicago Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to each holder of the JW Marriott Chicago Senior Loans, JW Marriott Chicago Senior Subordinate Companion Loans and JW Marriott Chicago Junior Subordinate Companion Loan based on their respective initial note principal balances.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the JW Marriott Chicago Whole Loan, (ii) a non-monetary event of default as to which the JW Marriott Chicago Whole Loan becomes a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holders of the JW Marriott Chicago Subordinate Companion Loans (or a designee of such respective holders) have not exercised their cure rights under the JW Marriott Chicago Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “JW Marriott Chicago Sequential Pay Event”), amounts tendered by the borrower and otherwise available for payment on the JW Marriott Chicago Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the JW Marriott Chicago Senior Loans (other than default interest) to the holders of the JW Marriott Chicago Senior Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of the JW Marriott Chicago Mortgage Loan and the JW Marriott Chicago Pari Passu Companion Loans, an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Third, on a pro rata and pari passu basis, to the holders of the JW Marriott Chicago Senior Loans, an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Fourth, to the extent the JW Marriott Chicago Senior Subordinate Companion Loan Holders have made any payments or advances to cure defaults pursuant to the JW Marriott Chicago Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the JW Marriott Chicago Senior Subordinate Companion Loan Holders for all such cure payments;

Fifth, on a pro rata and pari passu basis to pay accrued and unpaid interest on the JW Marriott Chicago Senior Subordinate Companion Loans (other than default interest) to the JW Marriott Chicago Senior Subordinate Companion Loan Holders in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Sixth, on a pro rata and pari passu basis, to the JW Marriott Chicago Senior Subordinate Companion Loan Holders in an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until their note principal balance has been reduced to zero;

Seventh, to the extent the holder of the JW Marriott Chicago Junior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the JW Marriott Chicago Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the JW Marriott Chicago Junior Subordinate Companion Loan for all such cure payments;

Eighth, to pay accrued and unpaid interest on the JW Marriott Chicago Junior Subordinate Companion Loan (other than default interest) to the holder of the JW Marriott Chicago Junior Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the note principal balance at the applicable net note rate;

Ninth, to the holder of the JW Marriott Chicago Junior Subordinate Companion Loan in an amount equal to all remaining amounts received with respect to the related monthly payment date until its note principal balance has been reduced to zero;

Tenth, to pay any yield maintenance premium then due and payable on the JW Marriott Chicago Senior Loans, on a pro rata and pari passu basis, then the JW Marriott Chicago Senior Subordinate Companion Loans and finally, the JW Marriott Chicago Junior Subordinate Companion Loan;

Eleventh, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the pooling and servicing agreement, including, without limitation, to compensate the master servicer or special servicer, as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the JW Marriott Chicago Senior Loans, the JW Marriott Chicago Senior Subordinate Companion Loans and the JW Marriott Chicago Junior Subordinate Companion Loan, pro rata, based on their respective initial note principal balances;

Twelfth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the JW Marriott Chicago Senior Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the JW Marriott Chicago Senior Loans at the applicable default rate, prior to the application of funds described in this section, (B) to the JW Marriott Chicago Senior Subordinate Companion Loan Holders in an amount calculated on the note principal balance of the JW Marriott Chicago Senior Subordinate Companion Loans at the applicable default rate prior to the application of funds contemplated in this section and (C) to the holder of the JW Marriott Chicago Junior Subordinate Companion Loan in an amount calculated on the note principal balance of the JW Marriott Chicago Junior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section, in each case, to the extent actually paid by the related borrower and not payable to the Master Servicer or Special Servicer, as applicable, pursuant to the pooling and servicing agreement; and

Thirteenth, if any excess amount is available to be distributed in respect of the JW Marriott Chicago Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through twelfth, any remaining amount will be paid pro rata to each holder of the JW Marriott Chicago Senior Loans, JW Marriott Chicago Junior Subordinate Companion Loan and JW Marriott Chicago Junior Subordinate Companion Loan based on their respective initial note principal balances.

The Directing Holder

The controlling noteholder (the “JW Marriott Chicago Directing Holder”) under the JW Marriott Chicago Intercreditor Agreement, as of any date of determination, is:

●	initially, the holder of the JW Marriott Chicago Junior Subordinate Companion Loan;

●	if a JW Marriott Chicago Junior Subordinate Companion Loan Control Termination Event has occurred and is continuing, but a JW Marriott Chicago Senior Subordinate Companion Loan Control Termination Event has not occurred and is not continuing, the representative of the JW Marriott Chicago Senior Subordinate Companion Loan Holders; and

●	if a JW Marriott Chicago Senior Subordinate Companion Loan Control Termination Event has occurred and is continuing, the issuing entity, as holder of the JW Marriott Chicago Mortgage Loan.

Pursuant to the PSA, unless a Consultation Termination Event has occurred and is continuing or the JW Marriott Chicago Mortgage Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the JW Marriott Chicago Directing Holder if a JW Marriott Chicago Senior Subordinate Companion Loan Control Termination Event has occurred and is continuing.

A “JW Marriott Chicago Junior Subordinate Companion Loan Control Termination Event” will exist with respect to the JW Marriott Chicago Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid principal balance of the JW Marriott Chicago Junior Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the JW Marriott Chicago Junior Subordinate Companion Loan, (y) any appraisal reduction amount for the JW Marriott Chicago Whole Loan that is allocated to the JW Marriott Chicago Junior Subordinate Companion Loan and (z) any losses realized with respect to the JW Marriott Chicago Mortgaged Property or the JW Marriott Chicago Whole Loan that are allocated to the JW Marriott Chicago Junior Subordinate Companion Loan, plus (iii) the JW Marriott Chicago Junior Subordinate Companion Loan Threshold Event Collateral (as defined below), if any, is less than (b) 25% of the of the remainder of (i) the initial unpaid principal balance of the JW Marriott Chicago Junior Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the JW Marriott Chicago Junior Subordinate Companion Loan; or (2) any interest in the JW Marriott Chicago Junior Subordinate Companion Loan is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the holder of the JW Marriott Chicago Junior Subordinate Companion Loan as the JW Marriott Chicago Directing Holder.

A “JW Marriott Chicago Senior Subordinate Companion Loan Control Termination Event” will exist with respect to the JW Marriott Chicago Whole Loan, if and for so long as: the sum of (1)(a)(i) the initial unpaid principal balance of the JW Marriott Chicago Senior Subordinate Companion Loans minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the JW Marriott Chicago Senior Subordinate Companion Loans, (y) any appraisal reduction amount for the JW Marriott Chicago Whole Loan that is allocated to the JW Marriott Chicago Senior Subordinate Companion Loans and (z) any losses realized with respect to the JW Marriott Chicago Mortgaged Property or the JW Marriott Chicago Whole Loan that are allocated to the JW Marriott Chicago Senior Subordinate Companion Loans, plus (iii) the JW Marriott Chicago Senior Subordinate Companion Loan Threshold Event Collateral (as defined below), if any, is less than (b) 25% of the remainder of the (i) initial unpaid principal balance of the JW Marriott Chicago Senior Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the JW Marriott Chicago Senior Subordinate Companion Loan Holders; or (2) any interest in the JW Marriott Chicago Senior Subordinate Companion Loans is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the JW Marriott Chicago Senior Subordinate Companion Loan Holders as the JW Marriott Chicago Directing Holder.

The holder of the JW Marriott Chicago Junior Subordinate Companion Loan is entitled to avoid a JW Marriott Chicago Junior Subordinate Companion Loan Control Termination Event caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the JW Marriott Chicago Mortgage Loan, the JW Marriott Chicago Pari Passu Companion Loans and the JW Marriott Chicago Senior Subordinate Companion Loans, and acceptable to, the master servicer or special servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the JW Marriott Chicago Intercreditor Agreement (either (x) or (y), the “JW Marriott Chicago Junior Subordinate Companion Loan Threshold Event Collateral”), and (ii) the JW Marriott Chicago Junior Subordinate Companion Loan Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the pooling and servicing agreement, would cause the applicable JW Marriott Chicago Junior Subordinate Companion Loan Control Termination Event not to exist.

Additionally, the JW Marriott Chicago Senior Subordinate Companion Loan Holders are entitled to avoid a JW Marriott Chicago Senior Subordinate Companion Loan Control Termination Event caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the JW Marriott Chicago Mortgage Loan and the JW Marriott Chicago Pari Passu Companion Loans, and acceptable to, the master servicer or special servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the JW Marriott Chicago Intercreditor Agreement (either (x) or (y), the “JW Marriott Chicago Senior Subordinate Companion Loan Threshold Event Collateral”), and (ii) the JW Marriott Chicago Senior Subordinate Companion Loan Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the pooling and servicing agreement, would cause the applicable JW Marriott Chicago Senior Subordinate Companion Loan Control Termination Event not to exist.

Consultation and Control

The master servicer and special servicer will be required to notify the JW Marriott Chicago Directing Holder (as defined below) (or its designee) and receive written consent with respect to Major Decisions as provided in the pooling and servicing agreement.

Neither the master servicer nor the special servicer will be required to follow any advice or consultation provided by the JW Marriott Chicago Directing Holder (or its representative) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the JW Marriott Chicago Intercreditor Agreement or the pooling and servicing agreement, require or cause such master servicer or special servicer, as applicable, to violate the terms of the JW Marriott Chicago Whole Loan, or materially expand the scope of any of such master servicer’s or special servicer’s, as applicable, responsibilities under the JW Marriott Chicago Intercreditor Agreement or the pooling and servicing agreement.

In addition, for as long as the holder of the JW Marriott Chicago Junior Subordinate Companion Loan is the JW Marriott Chicago Directing Holder, the JW Marriott Chicago Senior Subordinate Companion Loan Holders (or their appointed representative) will have consent rights with respect to any proposed or actual foreclosure upon or comparable conversion of the related Mortgaged Property.

In addition, pursuant to the terms of the JW Marriott Chicago Intercreditor Agreement, after a JW Marriott Chicago Senior Subordinate Companion Loan Control Appraisal Period (and for so long as such JW Marriott Chicago Senior Subordinate Companion Loan Control Appraisal Period remains in effect), each holder of a JW Marriott Chicago Pari Passu Companion Loan will have a right to receive notice, information and reports with respect to any Major Decisions that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the pooling and servicing agreement and without regard to whether such items are actually required to be provided to the Directing Certificateholder under the pooling and servicing agreement due to the occurrence and continuance of a Control Termination Event or Consultation Termination Event), with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the JW Marriott Chicago Whole Loan, and have the right to be consulted on a strictly non-binding basis, to the extent the holder of the JW Marriott Chicago Mortgage Loan (or its representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the JW Marriott Chicago Whole Loan (and the master servicer or special servicer, as applicable, will be required to consider alternative actions recommended by the holder of a JW Marriott Chicago Pari Passu Companion Loan (or its representative)). The consultation rights of the holder of a JW Marriott Chicago Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required to be provided to the Directing Certificateholder relating to the matter subject to consultation whether such holder of such JW Marriott Chicago Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the Directing Certificateholder, master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the holder of each JW Marriott Chicago Pari Passu Companion Loan (or its representative) described above, the Directing Certificateholder, master servicer or special servicer, as applicable, is permitted to make any major decisions or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the JW Marriott Chicago Pari Passu Companion Loans, the JW Marriott Chicago Mortgage Loan and the JW Marriott Chicago Subordinate Companion Loan; and none of the JW Marriott Chicago Directing Holder, master servicer or special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of a JW Marriott Chicago Pari Passu Companion Loan (or its representative, as applicable).

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the JW Marriott Chicago Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the JW Marriott Chicago Whole Loan, the holder of the JW Marriott Chicago Junior Subordinate Companion Loan and the JW Marriott Chicago Senior Subordinate Companion Loan Holders will each have the right to cure such event of default subject to certain limitations set forth in the JW Marriott Chicago Intercreditor Agreement. The holders of the JW Marriott Chicago Subordinate Companion Loans will collectively be limited to six (6) cures related to monetary defaults in a 12 month period and six (6) cures related to non-monetary defaults over the life of the JW Marriott Chicago Whole Loan. So long as the holder of the JW Marriott Chicago Junior Subordinate Companion Loan and/or the JW Marriott Chicago Senior Subordinate Companion Loan Holders are permitted to cure payment with respect to a non-monetary event of default, and are diligently and expeditiously prosecuting such cure, under the JW Marriott Chicago Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the JW Marriott Chicago Whole Loan to special servicing or exercising remedies. In the event that the holder of the JW Marriott Chicago Junior Subordinate Companion Loan and the JW Marriott Chicago Senior Subordinate Companion Loan Holders elect to cure a monetary event of default, the holder of the JW Marriott Chicago Junior Subordinate Companion Loan will be deemed the curing party and any payments made by the JW Marriott Chicago Senior Subordinate Companion Loan Holders will be returned to such holder. In the event that only the JW Marriott Chicago Senior Subordinate Companion Loan Holders (and not the holder of the JW Marriott Chicago Junior Subordinate Companion Loan) elect to cure a monetary event of default, the holder of the JW Marriott Chicago Note B-1-A will be deemed the curing party and any payments made the other JW Marriott Chicago Senior Subordinate Companion Loan Holder will be returned to such holder. Additionally, so long as the holder of the JW Marriott Chicago Junior Subordinate Companion Loan is diligently pursuing any non-monetary cure, such holder has the exclusive right to effect such cure.

Purchase Option

If an event of default with respect to the JW Marriott Chicago Whole Loan has occurred and is continuing, then, upon written notice from the holder of the JW Marriott Chicago Junior Subordinate Companion Loan or the JW Marriott Chicago Senior Subordinate Companion Loan Holders (“Note Holder Purchase Option Notice”), as applicable, such holder will have the right to purchase (x) in the case of a purchase made by the holder of the JW Marriott Chicago Junior Subordinate Companion Loan, each of the JW Marriott Chicago Senior Subordinate Companion Loans and the JW Marriott Chicago Senior Loans and (y) in the case of a purchase made by any holder of the JW Marriott Chicago Senior Subordinate Companion Loans, the JW Marriott Chicago Senior Loans for the applicable purchase price provided in the JW Marriott Chicago Intercreditor Agreement on a date (i) not more than ten (10) business days after providing written notice or (ii) not more than thirty (30) days after providing written notice if the purchasing noteholder deposits 10% of the purchase price with the respective holder or holders, as applicable, of the notes being purchased within ten (10) business days after written notice.

The respective rights of the JW Marriott Chicago Subordinate Companion Loan Holders to purchase the JW Marriott Chicago Senior Subordinate Companion Loans and the JW Marriott Chicago Senior Loans, as applicable, will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the JW Marriott Chicago Mortgaged Property (and the master servicer is required to give the JW Marriott Chicago Subordinate Companion Loan Holders fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the JW Marriott Chicago Mortgaged Property is transferred to the master servicer (or another nominee on behalf of the master servicer) less than fifteen (15) days after the acceleration of the JW Marriott Chicago Whole Loan, the holders of the JW Marriott Chicago Mortgage Loan and the JW Marriott Chicago Pari Passu Companion Loans must notify the JW Marriott Chicago Subordinate Companion Loan Holders of such transfer, and the JW Marriott Chicago Subordinate Companion Loan Holders will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Option Notice, in which case the JW Marriott Chicago Subordinate Companion Loan Holders will be obligated to purchase the JW Marriott Chicago Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price.

In the event both the holder of the JW Marriott Chicago Junior Subordinate Companion Loan and the JW Marriott Chicago Senior Subordinate Companion Loan Holders deliver a Note Holder Purchase Option Notice, the JW Marriott Chicago Junior Subordinate Companion Loan will have the right pursuant to the JW Marriott Chicago Intercreditor Agreement to exercise the purchase option described above. In the event that both JW Marriott Chicago Senior Subordinate Companion Loan Holders deliver a Note Holder Purchase Option, the holder of the JW Marriott Chicago Note B-1-A will have the right to exercise the purchase option described above.

Sale of Defaulted Whole Loan

Pursuant to the terms of the JW Marriott Chicago Intercreditor Agreement, and if an event of default has occurred and is continuing, and if the special servicer determines to sell the JW Marriott Chicago Mortgage Loan and the JW Marriott Chicago Companion Loans, then the special servicer will have the right and obligation to sell the JW Marriott Chicago Mortgage Loan together with the JW Marriott Chicago Companion Loans as notes evidencing one whole loan in accordance with the terms of the JW Marriott Chicago Intercreditor Agreement and the pooling and servicing agreement, subject to the applicable consent rights of the JW Marriott Chicago Directing Holder. In connection with any such sale, the special servicer will be required to follow the procedures set forth in the JW Marriott Chicago Intercreditor Agreement and pooling and servicing agreement, including the provision that requires fifteen (15) business days’ prior written notice to the holder of the JW Marriott Chicago Junior Subordinate Companion Loan of the special servicer’s intention to sell the JW Marriott Chicago Whole Loan.

Special Servicer Appointment Rights

Pursuant to the JW Marriott Chicago Intercreditor Agreement, the JW Marriott Chicago Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the JW Marriott Chicago Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the JW Marriott Chicago Mortgage Loan, the JW Marriott Chicago Pari Passu Companion Loans and the JW Marriott Chicago Subordinate Companion Loans (or their representatives).

Center 78 Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Center 78 representing approximately 4.2% of the Initial Pool Balance (the “Center 78 Mortgage Loan”), is part of the Center 78 Whole Loan (as defined below), which is comprised of three promissory notes (note A-1, note A-2 and note B), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Center 78 Mortgaged Property”).

The Center 78 Mortgage Loan is evidenced by one (1) senior pari passu promissory note A-1 with a Cut-off Date Balance of $35,863,277. The senior pari passu promissory note A-2 has a principal balance as of the Cut-off Date of $28,000,000 (the “Center 78 Pari Passu Companion Loan”) and will not be included in the issuing entity. The Center 78 Pari Passu Companion Loan was securitized in the UBS 2017-C3 transaction. The subordinate promissory note B had a principal balance as of the Cut-off Date of $4,936,723 (the “Center 78 Subordinate Companion Loan”) and will not be included in the issuing entity. The Center 78 Subordinate Companion Loan is currently held by Natixis Real Estate Capital LLC and is expected to be sold to an unaffiliated third party investor. The Center 78 Subordinate Companion Loan and collectively with the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, are referred to in this prospectus as the “Center 78 Whole Loan”.

The holders of the Center 78 Whole Loan (the “Center 78 Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Center 78 Noteholder (the “Center 78 Intercreditor Agreement”).

Servicing

The Center 78 Whole Loan will be serviced pursuant to the pooling and servicing agreement and the terms of the Center 78 Intercreditor Agreement. In servicing the Center 78 Whole Loan, the servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of the certificateholders, the holder of the Center 78 Mortgage Loan, the holder of the Center 78 Pari Passu Companion Loan and the holder of the Center 78 Subordinate Companion Loan (taking into account the subordinate nature of the Center 78 Subordinate Companion Loan).

The Center 78 Directing Holder (as defined below) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Center 78 Whole Loan, as more fully described below. Furthermore, for so long as the holder of the Center 78 Subordinate Companion Loan or its representative is the Center 78 Directing Holder, subject to certain conditions set forth in the Center 78 Intercreditor Agreement, the holder of the Center 78 Subordinate Companion Loan will have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

Pursuant to the Center 78 Intercreditor Agreement, except after the occurrence and during the continuance of (i) an event of default with respect to an obligation to pay money due under the Center 78 Whole Loan, (ii) any other event of default that causes the Center 78 Whole Loan to become a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case provided that the holder of the Center 78 Subordinate Companion Loan has not exercised its cure rights under the Center 78 Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “Sequential Pay Event”) amounts tendered by the borrower or otherwise available for payment on the Center 78 Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order:

First, to the holders of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rate;

Second, to the holders of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to their respective percentage interest of principal payments received, if any, with respect to the applicable monthly payment date (but for so long as the Center 78 Subordinate Companion Loan is outstanding excluding any scheduled monthly amortization payments);

Third, to the holders of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder;

Fourth, to the extent the holder of the Center 78 Subordinate Companion Loan (the “Center 78 Subordinate Companion Loan Noteholder”) has made any payments or advances in the exercise of its cure rights under the Center 78 Intercreditor Agreement, to reimburse such holder for all such cure payments;

Fifth, to the Center 78 Subordinate Companion Loan Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

Sixth, to the Center 78 Subordinate Companion Noteholder in an amount equal to (1) any scheduled monthly amortization payments and (2) its percentage interest in the Center 78 Whole Loan of principal payments received, if any, with respect to such monthly payment date;

Seventh, to the Center 78 Subordinate Companion Noteholder up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder;

Eighth, to the issuing entity in the amount, if any, by which the monthly debt service payment on the Center 78 Whole Loan exceeds the accrued and unpaid interest due on the principal balance of the Center 78 Whole Loan and then current scheduled amortization payments, to be applied as a reduction of the principal balance of the Center 78 Mortgage Loan;

Ninth, any prepayment premium, to the extent paid by the related borrower, to the holders of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, in an amount up to their respective pro rata interest, based on the product of (i) the applicable note percentage interest and (ii) the ratio of the applicable note interest rate to the Center 78 Whole Loan interest rate;

Tenth, any prepayment premium, to the extent paid by the related borrower, to the Center 78 Subordinate Companion Loan Noteholder in an amount up to its pro rata interest, based on the product of (i) its percentage interest multiplied by (ii) the ratio of the Center 78 Subordinate Companion Loan interest rate to the Center 78 Whole Loan interest rate;

Eleventh, if the proceeds of any foreclosure sale or any liquidation of the Center 78 Whole Loan or Center 78 Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout, the principal balance of the Center 78 Subordinate Companion Loan has been reduced, to the Center 78 Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Center 78 Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

Twelfth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, to the holders of the Center 78 Mortgage Loan, the Center 78 Pari Passu Companion Loan and the Center 78 Subordinate Companion Loan, pro rata, based on their respective percentage interests in the Center 78 Whole Loan, any such default interest, late fees, assumption or transfer fees; and

Thirteenth, if any excess amount is available to be distributed in respect of the Center 78 Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Center 78 Mortgage Loan, the

Center 78 Pari Passu Companion Loan and the Center 78 Subordinate Companion Loan, based on their respective initial percentage interests in the Center 78 Whole Loan.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the Mortgage Loan documents and amounts then payable or reimbursable under the PSA to the applicable master servicer, special servicer, certificate administrator, trustee or operating advisor, payments and proceeds with respect to the Center 78 Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

First, to the holders of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rate;

Second, to the holders of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, on a pro rata and pari passu basis, until their respective principal balances have been reduced to zero;

Third, to the holders of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder;

Fourth, to the extent the Center 78 Subordinate Companion Noteholder has made any payments or advances in the exercise of its cure rights under the Center 78 Intercreditor Agreement, to reimburse such holder for all such cure payments;

Fifth, to the Center 78 Subordinate Companion Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

Sixth, to the Center 78 Subordinate Companion Noteholder in an amount equal to its percentage interest of principal payments received, if any, with respect to such monthly payment date, until its principal balance has been reduced to zero;

Seventh, to the Center 78 Subordinate Companion Noteholder up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder;

Eighth, any prepayment premium, to the extent paid by the related borrower, to the holders of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, in an amount up to their respective pro rata interest, based on the product of (i) the applicable note percentage interest and (ii) the ratio of the applicable note interest rate to the weighted average of the Center 78 Whole Loan interest rate;

Ninth, any prepayment premium, to the extent paid by the related borrower, to the holder of the Center 78 Subordinate Companion Loan in an amount up to its pro rata interest in the Center 78 Whole Loan, based on the product of (i) its percentage interest multiplied by (ii) the ratio of the Center 78 Subordinate Companion Loan interest rate to the Center 78 Whole Loan interest rate;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Center 78 Whole Loan or Center 78 Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the balance of the Center 78 Subordinate Companion Loan has been reduced, to the Center 78 Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Center 78 Subordinate Companion Loan as a result of such workout, plus interest on such amount at the Center 78 Subordinate Companion Loan interest rate;

Eleventh, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Center 78 Pooling and Servicing Agreement, including without limitation, to compensate the applicable master servicer or special servicer, to the holders of the Center 78 Mortgage Loan, the Center 78 Pari Passu Companion Loan and the Center 78 Subordinate Companion Loan, pro rata, based on their respective initial percentage interests in the Center 78 Whole Loan any such default interest, late fees, assumption or transfer fees; and

Twelfth, if any excess amount is available to be distributed in respect of the Center 78 Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount is required to be paid, pro rata, to the holders of the Center 78 Mortgage Loan, the Center 78 Pari Passu Companion Loan and the Center 78 Subordinate Companion Loan, based on their respective initial percentage interests in the Center 78 Whole Loan.

The Directing Holder

The controlling noteholder (the “Center 78 Directing Holder”) under the Center 78 Intercreditor Agreement, as of any date of determination, will be:

●	the holder of the Center 78 Subordinate Companion Loan, unless a Center 78 Control Appraisal Period has occurred and is continuing; or

●	if a Center 78 Control Appraisal Period has occurred and is continuing, the Directing Certificateholder.

A “Center 78 Control Appraisal Period” will exist with respect to the Center 78 Whole Loan, if and for so long as: (a)(i) the initial unpaid principal balance of the Center 78 Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Center 78 Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Center 78 Whole Loan that is allocated to the Center 78 Subordinate Companion Loan and (z) any losses realized with respect to the Center 78 Mortgaged Property or the Center 78 Whole Loan that are allocated to the Center 78 Subordinate Companion Loan, plus (iii) the Center 78 Threshold Event Collateral (as defined below) is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Center 78 Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Center 78 Subordinate Companion Noteholder.

The holder of the Center 78 Subordinate Companion Loan is entitled to avoid an Center 78 Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, and acceptable to, to the master servicer or special servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Center 78 Intercreditor Agreement (either (x) or (y), the “Center 78 Threshold Event Collateral”), and (ii) the Center 78 Threshold Event Collateral is in an amount that, when added to the appraised value of the Center 78 Mortgaged Property as determined pursuant to the Center 78 Pooling and Servicing Agreement, would cause the applicable Center 78 Control Appraisal Period not to exist.

Consultation and Control

For so long as the holder of the Center 78 Subordinate Companion Loan is the Center 78 Directing Holder, the master servicer and special servicer will be required to notify the Center 78 Directing Holder (as defined below) (or its designee) and receive written consent with respect to Major Decisions, as described in the pooling and servicing agreement.

Neither the master servicer nor the special servicer may follow any advice or consultation provided by the Center 78 Directing Holder (or its representative) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the Center 78 Intercreditor Agreement or the pooling and servicing agreement, require or cause such master servicer or special servicer, as applicable, to violate the terms of the Center 78 Whole Loan, or materially expand the scope of any of such master servicer’s or special servicer’s, as applicable, responsibilities under the Center 78 Intercreditor Agreement.

In addition, pursuant to the terms of the Center 78 Intercreditor Agreement, after the occurrence of and during the continuance of an Center 78 Control Appraisal Period, the holder of the Center 78 Pari Passu Companion Loan or its representative will (i) have a right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA and without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence and continuance of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Center 78 Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the related Mortgage Loan (or its representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Center 78 Whole Loan (and the master servicer or special servicer, as applicable, will be required to consider alternative actions recommended by the holder of the Center 78 Pari Passu Companion Loan (or its representative)). The consultation rights of the holder of the Center 78 Pari Passu Companion Loan (or its representative) will expire ten (10) business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required to be provided to the Directing Certificateholder relating to the matter subject to consultation whether or not the holder of the Center 78 Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the Directing Certificateholder, master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the ten (10) business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the holder of the Center 78 Pari Passu Companion Loan (or its representative) described above, the Directing Certificateholder, master servicer or special servicer, as applicable, will be permitted to make any Major Decisions or take any action set forth in the asset status report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Center 78 Pari Passu Companion Loan, the Center 78 Mortgage Loan and the Center 78 Subordinate Companion Loan; and none of the Directing Certificateholder, master servicer or special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Center 78 Pari Passu Companion Loan (or its representative, as applicable). In addition to the consultation rights described above, the holder of the Center 78 Pari Passu Companion Loan will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer or special servicer, as applicable) with the master servicer or special servicer, as applicable, at the offices of the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Center 78 Whole Loan are discussed.

Cure Rights

In the event that the Center 78 borrower fails to make any payment of principal or interest on the Center 78 Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Center 78 Whole Loan, the holder of the Center 78 Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Center 78 Intercreditor Agreement. The holder of the Center 78 Subordinate Companion Loan will be limited to six (6) cures related to monetary defaults in a 12 month period and six (6) cures related to non-monetary defaults over the life of the Center 78 Whole Loan. So long as the holder of the Center 78 Subordinate Companion Loan is permitted to cure payment with respect to a non-monetary event of default, and is diligently and expeditiously prosecuting such cure, under the Center 78 Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the Center 78 Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the Center 78 Whole Loan has occurred and is continuing, the Center 78 Subordinate Companion Noteholder will have the option to purchase the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, (b) accrued and unpaid interest on the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan through the end of the related interest accrual period, (c) any other amounts due under the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Mortgage Loan documents (including, without limitation, servicing advances payable or reimbursable to any servicer, and earned and unreimbursed special servicing fees), (e), any accrued and unpaid interest on advances, (f) and any liquidation fees or workout fees payable with respect to the Center 78 Mortgage Loan and Center 78 Pari Passu Companion Loan, if (i) the borrower or borrower related party is the purchaser or (ii) if the Center 78 Whole Loan is purchased within 90 days after such option first becomes exercisable pursuant to the Center 78 Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the Center 78 Intercreditor Agreement. Notwithstanding the foregoing, the purchase price includes prepayment premiums, default interest, late fees, exit fees and any other similar fees if the seller is the related borrower or borrower related party.

Sale of Defaulted Whole Loan

The special servicer will not be permitted to sell the Center 78 Whole Loan if it becomes a defaulted loan without the written consent of the holder of the Center 78 Pari Passu Companion Loan (provided that such consent is not required if such note holder is the related borrower or an affiliate of the borrower) and, if a Center 78 Control Appraisal Period has occurred and is continuing, the holder of the Center 78 Subordinate Companion Loan, unless the special servicer has delivered to each such note holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan (and the Center 78 Subordinate Companion Loan, if applicable); (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Center 78 Whole Loan, and any documents in the servicing file reasonably requested by such note holder that are material to the price of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan (and the Center 78 Subordinate Companion Loan, if applicable); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the subordinate class representative, as defined in the pooling and servicing agreement) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or special servicer in connection with the proposed sale. Subject to the terms of the Center 78 Intercreditor Agreement or the pooling and servicing agreement, as applicable, the holder of the Center 78 Subordinate Companion Loan (prior to the occurrence and continuance of a Center 78 Control Appraisal Period), the holders of the Center 78 Pari Passu Companion Loan (after the occurrence and during the continuance of an Center 78 Control Appraisal Period) and the holder of the Center 78 Mortgage Loan and their respective representatives are permitted to submit an offer at any sale of the Center 78 Mortgage Loan and the Center 78 Pari Passu Companion Loan (and the Center 78 Subordinate Companion Loan, if applicable) (unless such person is the related borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant and subject to the terms of the Center 78 Intercreditor Agreement, the issuing entity, as holder of the Center 78 Mortgage Loan, has the right to replace the special servicer then acting with respect to the Center 78 Whole Loan, with or without cause, and appoint a replacement special servicer.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. One of the Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make P&I Advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement. The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Certain losses, liabilities, claims, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or servicing advance) incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Control Rights. With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain non-binding consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the issuing entity, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, will be entitled to exercise the consent and/or consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The custodian under the Non-Serviced PSA is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the related securitization trust (the “Non-Serviced Securitization Trust”), such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The Two Independence Square Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Two Independence Square, representing approximately 6.4% of the Initial Pool Balance (the “Two Independence Square Mortgage Loan”), is part of a split loan structure comprised of five (5) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Two Independence Square Mortgage Loan is evidenced by two (2) promissory notes, note A-2 and note A-3-B, having an outstanding principal balance as of the Cut-off Date of $30,000,000 and $25,000,000, respectively. The “Two Independence Square Whole Loan” consists of (i) the Two Independence Square Mortgage Loan (ii) two (2) pari passu companion loans (evidenced by promissory notes A-1 and A-3-A) (the “Two Independence Square Pari Passu Companion Loans”) that are pari passu with the Two Independence Square Mortgage Loan (collectively, the “Two Independence Square A Notes”) and (iii) one subordinate companion loan (evidenced by promissory note B) (the “Two Independence Square Subordinate Companion Loan” and together with the Two Independence Square Pari Passu Companion Loans, the “Two Independence Square Companion Loans”) that is subordinate to the Two Independence Square Mortgage Loan and the Two Independence Square Pari Passu Companion Loans. None of the Two Independence Square Companion Loans is included in the issuing entity. The Two Independence Square Pari Passu Companion Loan evidenced by promissory note A-1 (with a Cut-off Date balance of $64,000,000) and the Two Independence Square Subordinate Companion

Loan (with a Cut-off Date balance of $61,700,000) (together, the “Two Independence Square Lead Securitization Companion Loans”) were securitized in the CSMC 2017-MOON transaction. The Two Independence Square Pari Passu Companion Loan evidenced by promissory note A-3-A (with a Cut-off Date balance of $45,000,000) was securitized in the WFCM 2017-C39 transaction.

The rights of the holders of the promissory notes evidencing the Two Independence Square Whole Loan (the “Two Independence Square Noteholders”) are subject to an Intercreditor Agreement (the “Two Independence Square Intercreditor Agreement”). The following summaries describe certain provisions of the Two Independence Square Intercreditor Agreement.

Servicing

The Two Independence Square Whole Loan and any related REO Property are serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of July 6, 2017 (the “CSMC 2017-MOON TSA”) among Credit Suisse Commercial Mortgage Securities Corp., as depositor (the “CSMC 2017-MOON Depositor”), KeyBank National Association, as servicer (the “CSMC 2017-MOON Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (the “CSMC 2017-MOON Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “CSMC 2017-MOON Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “CSMC 2017-MOON Certificate Administrator”) and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “CSMC 2017-MOON Operating Advisor”). For a summary of certain provisions of the CSMC 2017-MOON TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Two Independence Square Mortgage Loan”.

Advancing

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Two Independence Square Mortgage Loan (but not any advances of principal and/or interest on the Two Independence Square Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Two Independence Square Mortgage Loan. The CSMC 2017-MOON Servicer or CSMC 2017-MOON Trustee, as applicable, is responsible for making (A) any required principal and interest advances on the Two Independence Square Lead Securitization Companion Loans if and to the extent provided in the CSMC 2017-MOON TSA and the Two Independence Square Intercreditor Agreement (but not on the Two Independence Square Mortgage Loan) and (B) any required property protection advances with respect to the Two Independence Square Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the CSMC 2017-MOON TSA.

Application of Payments Prior to an Event of Default

The Two Independence Square Intercreditor Agreement sets forth the respective rights of the Two Independence Square Noteholders with respect to distributions of funds received in respect of the Two Independence Square Whole Loan.

Prior to the occurrence and continuance of an event of default with respect to the Two Independence Square Whole Loan, all amounts received in respect of the Two Independence Square Whole Loan or the Two Independence Square Mortgaged Property (other than any repurchase price or any amounts for required reserves or escrows required by the CSMC 2017-MOON TSA and the Two Independence Square Intercreditor Agreement and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with accepted servicing practices, the CSMC 2017-MOON TSA and the Two Independence Square Intercreditor Agreement) will be required to be distributed by the CSMC 2017-MOON Servicer pursuant to and in accordance with the terms of the loan agreement and the CSMC 2017-MOON TSA, which generally provides that payments of interest and principal (net of applicable servicing fees and reimbursement of certain expenses) shall be applied (i) first, on a pro rata and pari passu basis, to the holders of the Two Independence Square A Notes and (ii) second, to the holder of the Two Independence Square Subordinate Companion Loan.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Two Independence Square Whole Loan, all payments and proceeds with respect to the Two Independence Square Whole Loan will generally be applied in the following order of priority, in each case to the extent of available funds:

●	first, to reimburse the CSMC 2017-MOON Servicer and the CSMC 2017-MOON Trustee (and, if applicable, the Master Servicer) for any unreimbursed nonrecoverable servicing advances or nonrecoverable administrative advances (or in the case of the Master Servicer, if applicable, to reimburse its pro rata share of any unreimbursed nonrecoverable Servicing Advances or nonrecoverable administrative advances previously paid by the Master Servicer to the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Trustee from general collections) relating to the Two Independence Square Whole Loan and the Mortgaged Property and interest thereon at the advance rate;

●	second, to first reimburse the holders of the Two Independence Square A Notes for any unreimbursed nonrecoverable monthly payment advances on the Two Independence Square A Notes and interest thereon at the advance rate, on a pro rata and pari passu basis, then to reimburse the Two Independence Square Subordinate Companion Loan holder for any nonrecoverable monthly payment advances on the Two Independence Square Subordinate Companion Loan and interest thereon at the advance rate;

●	third, to reimburse or pay the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Trustee for any unreimbursed servicing advances and administrative advances relating to the Two Independence Square Whole Loan and the Mortgaged Property plus interest accrued thereon at the advance rate and any CSMC 2017-MOON trust fund expenses (but only to the extent that they relate to servicing and administration of the Two Independence Square Whole Loan and the Mortgaged Property, including without limitation, any unpaid special servicing fees, liquidation fees and workout fees relating to the Two Independence Square Whole Loan);

●	fourth, to pay to the Two Independence Square A Note holders accrued and unpaid interest on the Two Independence Square A Notes (other than default interest) that was not included in the amount of nonrecoverable monthly payment advances on the Two Independence Square A Notes reimbursed pursuant to the second bullet above, on a pro rata and pari passu basis;

●	fifth, to pay to the Two Independence Square A Note holders any interest accrued on monthly payment advances on the Two Independence Square A Notes on a pro rata and pari passu basis;

●	sixth, to pay to the Two Independence Square Subordinate Companion Loan holder accrued and unpaid interest on the Two Independence Square Subordinate Companion Loan (other than default interest) that was not included in the amount of nonrecoverable monthly payment advances on the Two Independence Square Subordinate Companion Loan reimbursed pursuant to the second bullet above;

●	seventh, to pay to the Two Independence Square Subordinate Companion Loan holder any interest accrued on monthly payment advances on the Two Independence Square Subordinate Companion Loan;

●	eighth, to pay to the Two Independence Square A Note holders the outstanding principal balance of the Two Independence Square A Notes due and payable on a pro rata and pari passu basis;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Two Independence Square Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing bullets, to pay to the Two Independence Square A Note holders, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Two Independence

 Square A Notes in accordance with the terms of the Two Independence Square Intercreditor Agreement, on a pro rata and pari passu basis;

●	tenth, to pay to the Two Independence Square Subordinate Companion Loan holder the Two Independence Square Subordinate Companion Loan outstanding principal balance due and payable;

●	eleventh, to the Two Independence Square Subordinate Companion Loan holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to Two Independence Square Subordinate Companion Loan in accordance with the terms of the Two Independence Square Intercreditor Agreement;

●	twelfth, to pay the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	thirteenth, to fund any other reserves to the extent then required to be held in escrow;

●	fourteenth, to pay to the Two Independence Square A Note holders any prepayment charges then due and payable in respect of such Two Independence Square A Notes, on a pro rata and pari passu basis, and then to pay to the Two Independence Square Subordinate Companion Loan holder any prepayment charges then due and payable in respect of the Two Independence Square Subordinate Companion Loan;

●	fifteenth, to pay to the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Special Servicer default interest and late payment charges then due and owing under the Two Independence Square Whole Loan, all of which will be applied in accordance with the CSMC 2017-MOON TSA;

●	sixteenth, to pay the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Special Servicer any additional servicing compensation that the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Special Servicer is entitled receive under the CSMC 2017-MOON TSA; and

●	seventeenth, if any excess amount is available to be distributed in respect of the Two Independence Square Whole Loan, and not otherwise applied in accordance with the foregoing bullets, any remaining amount shall be paid pro rata to the Two Independence Square Noteholders based on the initial principal balances of the notes held by such Two Independence Square Noteholders.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the Two Independence Square Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Two Independence Square Subordinate Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the Two Independence Square Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Two Independence Square Intercreditor Agreement will be the securitization trust created pursuant to the terms of the CSMC 2017-MOON TSA (the “Two Independence Square Controlling Noteholder”). Pursuant to the terms of the CSMC 2017-MOON TSA, the directing certificateholder under the CSMC 2017-MOON TSA (the “Two Independence Square Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder and will have consent and/or consultation rights with respect to the Two Independence Square Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See

“Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Two Independence Square Mortgage Loan”.

The Two Independence Square Directing Certificateholder will be the certificateholder or representative selected by more than 50% of the certificateholders of the most subordinate class of the CSMC 2017-MOON Control Eligible Certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class.

The “CSMC 2017-MOON Control Eligible Certificates” will be any of the class D, class E and class HRR Certificates issued in connection with the CSMC 2017-MOON securitization.

Pursuant to the terms of the Two Independence Square Intercreditor Agreement, the issuing entity, as holder of the Two Independence Square Mortgage Loan (or its representative), will (upon written request) (i) have the right to receive (1) copies of each report provided to the CSMC 2017-MOON certificateholders in accordance with the express terms of the CSMC 2017-MOON TSA (but only to the extent such other reports relate to the Two Independence Square Whole Loan or the related borrower), and (2) other information with respect to the Two Independence Square Whole Loan or the related borrower, reasonably requested by such other holder, to the extent required to be provided by the CSMC 2017-MOON Servicer under the CSMC 2017-MOON TSA and in the CSMC 2017-MOON Servicer’s possession or reasonably obtainable by the CSMC 2017-MOON Servicer, in each case at the sole cost and expense of such other holder, to the extent not included in the regular fees and charges of the CSMC 2017-MOON Servicer.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Two Independence Square Intercreditor Agreement, if the Two Independence Square Whole Loan becomes a defaulted loan under the CSMC 2017-MOON TSA, and if the CSMC 2017-MOON Special Servicer determines to sell the Two Independence Square Whole Loan in accordance with the CSMC 2017-MOON TSA, then the CSMC 2017-MOON Special Servicer will have the right and the obligation to sell all of the notes evidencing the Two Independence Square Whole Loan as one whole loan in accordance with the terms of the CSMC 2017-MOON TSA.

Notwithstanding the foregoing, the CSMC 2017-MOON Special Servicer will not be permitted to sell the Two Independence Square Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the Two Independence Square Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower related party (as defined in the CSMC 2017-MOON TSA)) unless the CSMC 2017-MOON Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CSMC 2017-MOON Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Two Independence Square Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Two Independence Square Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CSMC 2017-MOON Servicer or the CSMC 2017-MOON Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the CSMC 2017-MOON TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Two Independence Square Intercreditor Agreement, subject to the terms of the CSMC 2017-MOON TSA, the Two Independence Square Controlling Noteholder (which rights may be exercised by the Two Independence Square Directing Certificateholder prior to a control termination event under the CSMC 2017-MOON TSA) will have the right at any time and from time to time, with or without cause, to replace the CSMC 2017-MOON Special Servicer then acting with respect to the Two Independence Square Whole Loan and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The 245 Park Avenue Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 245 Park Avenue, representing approximately 6.3% of the Initial Pool Balance (the “245 Park Avenue Mortgage Loan”), is part of a whole loan structure comprised of twenty-eight (28) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 245 Park Avenue Mortgage Loan is evidenced by two (2) promissory notes A-2-B-2-A and A-2-B-3-B having an aggregate outstanding principal balance as of the Cut-off Date of $54,000,000. The “245 Park Avenue Whole Loan” consists of (i) the 245 Park Avenue Mortgage Loan (ii) twenty-one (21) pari passu companion loans (evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2-B, A-2-B-3-A, A-2-B-3-C, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-1 and A-2-E-2) (the “245 Park Avenue Pari Passu Companion Loans”) that are pari passu with the 245 Park Avenue Mortgage Loan and (iii) five subordinate companion loans (evidenced by promissory notes B-1, B-2, B-3, B-4 and B-5) (the “245 Park Avenue Subordinate Companion Loans” and together with the 245 Park Avenue Pari Passu Companion Loans, the “245 Park Avenue Companion Loans”) that are subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans. Only the 245 Park Avenue Mortgage Loan is included in the issuing entity. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E (with an aggregate Cut-off Date balance of $380,000,000) and the 245 Park Avenue Subordinate Companion Loans (with an aggregate Cut-off Date balance of $120,000,000) (together, the “245 Park Avenue Lead Securitization Companion Loans”) were securitized in the 245 Park Avenue Trust 2017-245P transaction.

The rights of the holders of the promissory notes evidencing the 245 Park Avenue Whole Loan (the “245 Park Avenue Noteholders”) are subject to an Intercreditor Agreement (the “245 Park Avenue Intercreditor Agreement”). The following summaries describe certain provisions of the 245 Park Avenue Intercreditor Agreement.

Servicing

The 245 Park Avenue Whole Loan and any related REO Property are serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of May 30, 2017 (the “245 Park Avenue TSA”) among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “245 Park Avenue Depositor”), Wells Fargo Bank, National Association, as servicer (in such capacity, the “245 Park Avenue Servicer”), AEGON USA Realty Advisors, LLC, an Iowa limited liability company, as special servicer (the “245 Park Avenue Special Servicer”), Wilmington Trust, National Association, as trustee (the “245 Park Avenue Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “245 Park Avenue Certificate Administrator”) and Trimont Real Estate Advisors, LLC, as operating advisor (in such capacity, the “245 Park Avenue Operating Advisor”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of the 245 Park Avenue Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the 245 Park Avenue Mortgage Loan (but not any advances of principal and/or interest on the 245 Park Avenue Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Servicer or 245 Park Avenue Trustee, as applicable, is responsible for making (A) any required principal and interest advances on the 245 Park Avenue Lead Securitization Companion Loans if and to the extent provided in the 245 Park Avenue Trust 2017-245P TSA and the 245 Park Avenue Intercreditor Agreement (but not on the 245 Park Avenue Mortgage Loan) and (B) any required property protection advances with respect to the 245 Park Avenue Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the 245 Park Avenue Trust 2017-245P TSA.

Distributions

The 245 Park Avenue Intercreditor Agreement sets forth the respective rights of the 245 Park Avenue Noteholders with respect to distributions of funds received in respect of the 245 Park Avenue Whole Loan, and provides, in general, that

●	each of the 245 Park Avenue Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective 245 Park Avenue Subordinate Companion Loan will, at all times, be junior, subject and subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans and the rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, and the holders of the 245 Park Avenue Pari Passu Companion Loans to receive payments with respect to the 245 Park Avenue Mortgage Loan and their respective 245 Park Avenue Pari Passu Companion Loans.

●	all payments, proceeds and other recoveries on or in respect of the 245 Park Avenue Whole Loan (other than amounts for reserves or escrows required by the 245 Park Avenue Whole Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the 245 Park Avenue Trust 2017-245P TSA) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans (other than default interest) to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principle balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

Third, on a pro rata and pari passu basis, to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Intercreditor Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans compounded monthly from the date the related realized loss was allocated to 245 Park Avenue Mortgage Loan and each 245 Park Avenue Pari Passu Companion Loans, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

Fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Subordinate Companion Loans (other than default interest) to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable net note rate;

Fifth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

Sixth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Intercreditor Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Subordinate Companion Loans compounded monthly from the date the related realized loss was allocated to each 245 Park Avenue Subordinate Companion Loan, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

Seventh, to pay any yield maintenance premium (as defined in the related Mortgage Loan documents) and yield maintenance default premium (as defined in the related Mortgage Loan documents) then due and payable in respect of the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans, on a pro rata and pari passu basis, then to the 245 Park Avenue Subordinate Companion Loans, on a pro rata and pari passu basis;

Eighth, to pay default interest and late payment charges then due and owing under the 245 Park Avenue Whole Loan, all of which will be applied in accordance with the 245 Park Avenue Trust 2017-245P TSA; and

Ninth, if any excess amount is available to be distributed in respect of the 245 Park Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to eighth), any remaining amount shall be paid pro rata to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan and each holder of a 245 Park Avenue Subordinate Companion Loan based on their initial principal balances.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the 245 Park Avenue Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the 245 Park Avenue Subordinate Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the controlling noteholder of the 245 Park Avenue Whole Loan (the “245 Park Avenue Controlling Noteholder”) will be the holder of the 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-1-A, provided that the rights of the 245 Park Avenue Controlling Noteholder are exercised by holders of the majority of the class of securities issued in the 245 Park Avenue Trust 2017-245P securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling noteholder. Certain decisions to be made with respect to the 245 Park Avenue Whole Loan, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the 245 Park Avenue Whole Loan or any related REO Property pursuant to the 245 Park Avenue 2017-245P TSA will require the approval of the 245 Park Avenue Controlling Noteholder or such holders.

Pursuant to the terms of the 245 Park Avenue Intercreditor Agreement, the issuing entity, as a non-controlling noteholder (or its representative), will (i) have the right to receive (1) notices, information and reports with respect to any “major decisions” (as defined in the 245 Park Avenue Intercreditor Agreement) to be taken with respect to the 245 Park Avenue Whole Loan (similar to such notice, information or report the 245 Park Avenue Special Servicer is required to deliver to the 245 Park Avenue directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA) (without regard to whether such items are actually required to be provided to the directing certificateholder under the 245 Park Avenue Trust

2017-245P TSA due to the occurrence of a control event or a consultation termination event (in each case as defined in the 245 Park Avenue Trust 2017-245P TSA) and (2) a summary of the asset status report relating to the 245 Park Avenue Whole Loan (at the same time as it is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA) and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related Mortgage Loan requests consultation with respect to any such major decisions to be taken with respect to the 245 Park Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 245 Park Avenue Whole Loan (and the 245 Park Avenue Special Servicer will be required to consider alternative actions recommended by the holder of the 245 Park Avenue Mortgage Loan). The consultation rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required thereto (unless the 245 Park Avenue Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, described above, the 245 Park Avenue Special Servicer is permitted to make any “major decision” (as defined in the 245 Park Avenue Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the 245 Park Avenue Noteholders; and the 245 Park Avenue Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer, as applicable) with the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer at the offices of the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer, as applicable, in which servicing issues related to the 245 Park Avenue Whole Loan are discussed, provided that the issuing entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer, as applicable, and the 245 Park Avenue Controlling Noteholder.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 245 Park Avenue Intercreditor Agreement, if the 245 Park Avenue Whole Loan becomes a defaulted loan under the 245 Park Avenue TSA, and if the 245 Park Avenue Special Servicer determines to sell the Control Note with respect to the 245 Park Avenue Whole Loan in accordance with the 245 Park Avenue Trust 2017-245P TSA, then the 245 Park Avenue Special Servicer will be required to sell the 245 Park Avenue Companion Loans together with the 245 Park Avenue Mortgage Loan as one whole loan in accordance with the servicing standard as set forth in the 245 Park Avenue TSA.

Notwithstanding the foregoing, the 245 Park Avenue Special Servicer will not be permitted to sell the 245 Park Avenue Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower affiliate (as defined in the 245 Park Avenue TSA)) unless the 245 Park Avenue Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 245 Park Avenue Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 245 Park Avenue Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 245 Park Avenue Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the 245 Park Avenue Trust 2017-245P TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan unless it is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P TSA).

Replacement of Special Servicer

Pursuant to the 245 Park Avenue Intercreditor Agreement, subject to the terms of the 245 Park Avenue Trust 2017-245P TSA, the 245 Park Avenue Controlling Noteholder will have the right at any time and from time to time, with or without cause, to replace the 245 Park Avenue Special Servicer then acting with respect to the 245 Park Avenue Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

The 85 Broad Street Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 85 Broad Street, representing approximately 5.2% of the Initial Pool Balance (the “85 Broad Street Mortgage Loan”), is part of the 85 Broad Street Whole Loan (as defined below) comprised of seven promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “85 Broad Street Mortgaged Property”).

The 85 Broad Street Mortgage Loan is evidenced by one (1) senior pari passu promissory note A-A-3 with a Cut-off Date Balance of $45,000,000. The related Pari Passu Companion Loans (the “85 Broad Street Pari Passu Companion Loans” and, together with the 85 Broad Street Mortgage Loan, the “85 Broad Street Senior Loans”), together with the 85 Broad Street Mortgage Loan, have an aggregate original principal balance of $169,000,000. Note A-A-1 and note A-A-2 were contributed to the CSAIL 2017-C8 securitization trust and have an aggregate principal balance as of the Cut-Off Date of $90,000,000 (the “85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans”). Note A-A-4 was contributed to the UBS 2017-C2 securitization and had an original principal balance of $34,000,000. The 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also three Subordinate Companion Loans (the “85 Broad Street Subordinate Companion Loans”). One of the three related Subordinate Companion Loans (the “85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan”) is evidenced by one subordinate promissory note A-B with an original principal balance of $72,000,000 and was contributed to the CSAIL 2017-C8 securitization trust. The second related Subordinate Companion Loan (the “85 Broad Street Non-C8 Senior Subordinate Companion Loan”) is evidenced by one subordinate promissory note B-A with an original principal balance of $58,800,000. The third related Subordinate Companion Loan (the “85 Broad Street Non-C8 Junior Subordinate Companion Loan” and, together with the 85 Broad Street Non-C8 Senior Subordinate Companion Loan, the “85 Broad Street Non-C8 Subordinate Companion Loans”) is evidenced by one subordinate promissory note B-B with an original principal balance of $58,800,000. Neither of the 85 Broad Street Non-C8 Subordinate Companion Loans will be included in the issuing entity. The 85 Broad Street Subordinate Companion Loans, together with the 85 Broad Street Pari Passu Companion Loans, are referred to in this prospectus as the “85 Broad Street Companion Loans” and the 85 Broad Street Mortgage Loan, together with the 85 Broad Street Companion Loans, are referred to in this prospectus as the “85 Broad Street Whole Loan”. The 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan is an asset of the CSAIL 2017-C8 securitization trust but is not pooled together with the other mortgage loans in that trust, and payments of interest and principal received in respect of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan are available to make distributions only in respect of the 85 Broad Street loan-specific certificates issued under the CSAIL 2017-C8 securitization trust.

Servicing

The 85 Broad Street Whole Loan will be serviced by Wells Fargo Bank, National Association, as master servicer (in such capacity, the “CSAIL 2017-C8 Master Servicer”), and specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “CSAIL 2017-C8 Special Servicer”), under the CSAIL 2017-C8 Pooling and Servicing Agreement, (the “CSAIL 2017-C8 PSA”) between Credit Suisse Commercial Mortgage Securities Corp., as depositor (the “CSAIL 2017-C8 Depositor”), the CSAIL 2017-C8 Master Servicer, the CSAIL 2017-C8 Special Servicer, Wells Fargo Bank National Association, as trustee (in such capacity, the “CSAIL 2017-C8 Trustee”), certificate administrator and custodian (in such capacity, the “CSAIL 2017-C8 Certificate Administrator”) and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer in connection with the CSAIL 2017-C8 securitization trust. All decisions, consents, waivers, approvals and other actions on the part of any 85 Broad Street noteholder will be effected in accordance with the CSAIL 2017-C8 PSA and the 85 Broad Street Intercreditor Agreement), which sets forth the respective rights of each 85 Broad Street noteholder.

The 85 Broad Street Directing Holder (as defined below) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 85 Broad Street Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the 85 Broad Street Intercreditor Agreement, the holders of the 85 Broad Street Non-C8 Subordinate Companion Loans (the “85 Broad Street Non-C8 Subordinate Companion Loan Holders”) have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The 85 Broad Street Intercreditor Agreement sets forth the respective rights of the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Companion Loans with respect to distributions of funds received in respect of the 85 Broad Street Whole Loan, and provides, in general, that:

●	the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the 85 Broad Street Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, and the right of the holders of the 85 Broad Street Subordinate Companion Loan to receive payments with respect to the 85 Broad Street Whole Loan is, at all times, junior, subject and subordinate to the rights of the holders of the 85 Broad Street Mortgage Loan and 85 Broad Street Pari Passu Companion Loans to receive payments with respect to the 85 Broad Street Whole Loan;

●	the 85 Broad Street Non-C8 Subordinate Companion Loans are, at all times, junior, subject and subordinate to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, and the rights of the 85 Broad Street Non-C8 Subordinate Companion Loan Holders to receive payments with respect to the 85 Broad Street Whole Loan are, at all times, junior, subject and subordinate to the rights of the holder of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan (the “85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder”) to receive payments with respect to the 85 Broad Street Whole Loan;

●	all expenses and losses relating to the 85 Broad Street Whole Loan will, to the extent not paid by the related borrower, be allocated first to the 85 Broad Street Non-C8 Junior Subordinate Companion Loan, second to the 85 Broad Street Non-C8 Senior Subordinate Companion Loan, third to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, and fourth to the issuing entity, as holder of the 85 Broad Street Mortgage Loan, and the holder of the 85 Broad Street Pari Passu Companion Loans on a pro rata and pari passu basis;

●	P&I advances with respect to the 85 Broad Street Mortgage Loan, the 85 Broad Street Pari Passu Companion Loans (if made by the non-lead servicer) and the 85 Broad Street CSAIL 2017-C8

Subordinate Companion Loan that are determined to be nonrecoverable may be reimbursed from collections on the 85 Broad Street Whole Loan, first to reimburse P&I advances with respect to the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans on a pro rata and pari passu basis, and then to reimburse P&I advances with respect to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan; and

●	if no 85 Broad Street Sequential Pay Event (as defined below) has occurred and is continuing with respect to the 85 Broad Street Whole Loan, all amounts tendered by the borrowers or otherwise available for payment on the 85 Broad Street Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans (other than default interest) to the holders of the 85 Broad Street Mortgage Loan and 85 Broad Street Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to each of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, first, an amount equal to its respective percentage interests of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

Third, to pay accrued and unpaid interest on the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan (other than default interest) to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fourth, to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder first, an amount equal to its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until its note principal balance has been reduced to zero;

Fifth, to the extent the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the 85 Broad Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan for all such cure payments;

Sixth, to pay accrued and unpaid interest on the 85 Broad Street Non-C8 Senior Subordinate Companion Loan (other than default interest) to the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Seventh, to the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan first, an amount equal to its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until its note principal balance has been reduced to zero;

Eighth, to the extent the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the 85 Broad Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan for all such cure payments;

Ninth, to pay accrued and unpaid interest on the 85 Broad Street Non-C8 Junior Subordinate Companion Loan (other than default interest) to the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Tenth, to the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan, first, an amount equal its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation prepayments, to be applied in reduction of the outstanding note principal balance of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan until its note principal balance has been reduced to zero;

Eleventh, to pay any yield maintenance premium then due and payable on the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, on a pro rata and pari passu basis, then the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, then the 85 Broad Street Non-C8 Senior Subordinate Companion Loan and finally, the 85 Broad Street Non-C8 Junior Subordinate Companion Loan;

Twelfth, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the CSAIL 2017-C8 PSA, including, without limitation, to compensate the CSAIL 2017-C8 Master Servicer or Special Servicer, as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the holder of the 85 Broad Street Mortgage Loan, the holders of the 85 Broad Street Pari Passu Companion Loans, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder, the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan and the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan, pro rata, based on their respective initial note principal balances;

Thirteenth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans at the applicable default rate, prior to the application of funds described in this section, (B) to the holder of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section, (C) to the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section and (D) to the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section, in each case, to the extent actually paid by the related borrower and not payable to the CSAIL 2017-C8 Master Servicer or Special Servicer, as applicable, pursuant to the CSAIL 2017-C8 PSA; and

Fourteenth, if any excess amount is available to be distributed in respect of the 85 Broad Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through thirteenth, any remaining amount will be paid pro rata to each holder of the 85 Broad Street Mortgage Loan, 85 Broad Street Pari Passu Companion Loans, 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, 85 Broad Street Non-C8 Senior Subordinate Companion Loan and 85 Broad Street Non-C8 Junior Subordinate Companion Loan based on their respective initial note principal balances.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the 85 Broad Street Whole Loan, (ii) a non-monetary event of default as to which the 85 Broad Street Whole Loan becomes a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holders of the 85 Broad Street Non-C8 Subordinate Companion

Loans (or a designee of such respective holders) have not exercised their cure rights under the 85 Broad Street Intercreditor Agreement (as described below under “—Cure Rights”) (each, an “85 Broad Street Sequential Pay Event”), amounts tendered by the borrowers or otherwise available for payment on the 85 Broad Street Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans (other than default interest) to the holders of the 85 Broad Street Mortgage Loan and 85 Broad Street Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Third, to pay accrued and unpaid interest on the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan (other than default interest) to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fourth, on a pro rata and pari passu basis, to the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Fifth, to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder in an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its note principal balance has been reduced to zero;

Sixth, to the extent the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the 85 Broad Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan for all such cure payments;

Seventh, to pay accrued and unpaid interest on the 85 Broad Street Non-C8 Senior Subordinate Companion Loan (other than default interest) to the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding note principal balance of the applicable net note rate;

Eighth, to the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan in an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its note principal balance has been reduced to zero;

Ninth, to the extent the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the 85 Broad Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan for all such cure payments;

Tenth, to pay accrued and unpaid interest on the 85 Broad Street Non-C8 Junior Subordinate Companion Loan (other than default interest) to the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the note principal balance at the applicable net note rate;

Eleventh, to the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan in an amount equal to all remaining amounts received with respect to the related monthly payment date until its note principal balance has been reduced to zero;

Twelfth, to pay any yield maintenance premium then due and payable on the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans, on a pro rata and pari passu basis, then the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, then the 85 Broad Street Non-C8 Senior Subordinate Companion Loan and finally, the 85 Broad Street Non-C8 Junior Subordinate Companion Loan;

Thirteenth, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to compensate the CSAIL 2017-C8 Master Servicer or Special Servicer, as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the 85 Broad Street Mortgage Loan, the 85 Broad Street Pari Passu Companion Loans, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and the 85 Broad Street Non-C8 Subordinate Companion Loans, pro rata, based on their respective initial note principal balances;

Fourteenth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans at the applicable default rate, prior to the application of funds described in this section, (B) to the holder of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section, (C) to the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section and (D) to the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan in an amount calculated on the note principal balance of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this section, in each case, to the extent actually paid by the related borrower and not payable to the CSAIL 2017-C8 Master Servicer or Special Servicer, as applicable, pursuant to the CSAIL 2017-C8 PSA; and

Fifteenth, if any excess amount is available to be distributed in respect of the 85 Broad Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through fourteenth, any remaining amount will be paid pro rata to each holder of the 85 Broad Street Mortgage Loan, 85 Broad Street Pari Passu Companion Loans, 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, 85 Broad Street Non-C8 Senior Subordinate Companion Loan and 85 Broad Street Non-C8 Junior Subordinate Companion Loan based on their respective initial note principal balances.

Consultation and Control

The CSAIL 2017-C8 Master Servicer and CSAIL 2017-C8 Special Servicer will be required to notify the 85 Broad Street Directing Holder (as defined below) (or its designee) and receive written consent with major decisions, as defined in the 85 Broad Street Intercreditor Agreement (“85 Broad Street Major Decisions”).

Neither the CSAIL 2017-C8 Master Servicer nor the CSAIL 2017-C8 Special Servicer will be required to follow any advice or consultation provided by the 85 Broad Street Directing Holder (or its representative) that would require or cause the CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, as applicable, to violate provisions of the 85 Broad Street Intercreditor Agreement or the PSA, require or cause such CSAIL 2017-C8 Master Servicer or CSAIL

2017-C8 Special Servicer, as applicable, to violate the terms of the 85 Broad Street Whole Loan, or materially expand the scope of any of such CSAIL 2017-C8 Master Servicer’s or CSAIL 2017-C8 Special Servicer’s, as applicable, responsibilities under the 85 Broad Street Intercreditor Agreement or the PSA.

The 85 Broad Street Directing Holder. The controlling noteholder (the “85 Broad Street Directing Holder”) under the 85 Broad Street Intercreditor Agreement, as of any date of determination, is:

●	initially, the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan;

●	if an 85 Broad Street Non-C8 Junior Subordinate Companion Loan Control Termination Event has occurred and is continuing, but an 85 Broad Street Non-C8 Senior Subordinate Companion Loan Control Termination Event has not occurred and is not continuing, the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan;

●	if an 85 Broad Street Non-C8 Senior Subordinate Companion Loan Control Termination Event has occurred and is continuing, but an 85 Broad Street Control Appraisal Period has not occurred and is not continuing, the 85 Broad Street Directing Certificateholder (or its representative); and

●	if an 85 Broad Street Control Appraisal Period has occurred and is continuing, the directing certificateholder under the CSAIL 2017-C8 securitization trust.

The “85 Broad Street Directing Certificateholder” means the 85 Broad Street Controlling Class Certificateholder selected by a majority of the 85 Broad Street Controlling Class (by certificate balance, as certified by the certificate registrar from time to time as provided for in the CSAIL 2017-C8 PSA).

The “85 Broad Street Controlling Class Certificateholder” is each holder of a certificate of the 85 Broad Street Controlling Class as determined by the CSAIL 2017-C8 Certificate Registrar from time to time, upon request by any party to the CSAIL 2017-C8 PSA.

The “85 Broad Street Controlling Class” as of any date will be the most subordinate class of the Class 85BD-A, Class 85BD-B and Class 85BD-C certificates then-outstanding under the CSAIL 2017-C8 securitization trust that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided that if at any time the certificate balances of the certificates other than the Class 85BD-A, Class 85BD-B and Class 85BD-C certificates have been reduced to zero as a result of the allocation of principal payments on the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, then the 85 Broad Street Controlling Class will be the most subordinate class among the Class 85BD-A, Class 85BD-B and Class 85BD-C certificates that has an aggregate certificate balance greater than zero without regard to any cumulative appraisal reduction amounts.

During the continuance of an 85 Broad Street Control Appraisal Period, the 85 Broad Street Directing Holder will be the directing certificateholder under the CSAIL 2017-C8 securitization trust and will generally have the same consent and consultation rights with respect to the 85 Broad Street Whole Loan as it does for the other mortgage loans in the CSAIL 2017-C8 pool, including the right to exercise certain control rights under the related Intercreditor Agreement.

An “85 Broad Street Non-C8 Junior Subordinate Companion Loan Control Termination Event” will exist with respect to the 85 Broad Street Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid principal balance of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 85 Broad Street Non-C8 Junior Subordinate Companion Loan, (y) any appraisal reduction amount for the 85 Broad Street Whole Loan that is allocated to the 85 Broad Street Non-C8 Junior Subordinate Companion Loan and (z) any losses realized with respect to the 85 Broad Street Mortgaged Property or the 85 Broad Street Whole Loan that are allocated to the 85 Broad Street Non-C8 Junior Subordinate Companion Loan, plus (iii) the 85 Broad Street Non-C8 Junior Subordinate Companion Loan Threshold Event Collateral (as defined below), if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 85 Broad Street Non-C8 Junior Subordinate

Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 85 Broad Street Non-C8 Junior Subordinate Companion Noteholder; or (2) any interest in the 85 Broad Street Non-C8 Junior Subordinate Companion Loan is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan as the 85 Broad Street Directing Holder.

An “85 Broad Street Non-C8 Senior Subordinate Companion Loan Control Termination Event” will exist with respect to the 85 Broad Street Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid principal balance of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 85 Broad Street Non-C8 Senior Subordinate Companion Loan, (y) any appraisal reduction amount for the 85 Broad Street Whole Loan that is allocated to the 85 Broad Street Non-C8 Senior Subordinate Companion Loan and (z) any losses realized with respect to the 85 Broad Street Mortgaged Property or the 85 Broad Street Whole Loan that are allocated to the 85 Broad Street Non-C8 Senior Subordinate Companion Loan, plus (iii) the 85 Broad Street Non-C8 Senior Subordinate Companion Loan Threshold Event Collateral (as defined below), if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder 85 Broad Street Non-C8 Senior Subordinate Companion Loan; or (2) any interest in the 85 Broad Street Non-C8 Senior Subordinate Companion Loan is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan as the 85 Broad Street Directing Holder.

An “85 Broad Street Control Appraisal Period” will exist with respect to the 85 Broad Street Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid principal balance of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, (y) any appraisal reduction amount for the 85 Broad Street Whole Loan that is allocated to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and (z) any losses realized with respect to the 85 Broad Street Mortgaged Property or the 85 Broad Street Whole Loan that are allocated to the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, plus (iii) the 85 Broad Street Non-C8 Junior Subordinate Companion Loan Threshold Event Collateral and 85 Broad Street Non-C8 Junior Subordinate Companion Loan Threshold Event Collateral (as defined below), if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder; or (2) any interest in the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder as the 85 Broad Street Directing Holder.

The holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan is entitled to avoid an 85 Broad Street Non-C8 Junior Subordinate Companion Loan Control Termination Event caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the 85 Broad Street Mortgage Loan, the 85 Broad Street Pari Passu Companion Loans, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and the 85 Broad Street Non-C8 Senior Subordinate Companion Loan, and acceptable to, the CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 85 Broad Street Intercreditor Agreement (either (x) or (y), the “85 Broad Street Non-C8 Junior Subordinate Companion Loan Threshold Event Collateral”), and (ii) the 85 Broad Street Junior Subordinate Companion Loan Threshold Event Collateral is an amount which, when added to the appraised value of the related

Mortgaged Property as determined pursuant to the CSAIL 2017-C8 PSA, would cause the applicable 85 Broad Street Non-C8 Junior Subordinate Companion Loan Control Termination Event not to exist.

Additionally, the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan is entitled to avoid an 85 Broad Street Non-C8 Senior Subordinate Companion Loan Control Termination Event caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the 85 Broad Street Mortgage Loan, the 85 Broad Street Pari Passu Companion Loans and the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan, and acceptable to, the CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 85 Broad Street Intercreditor Agreement (either (x) or (y), the “85 Broad Street Non-C8 Senior Subordinate Companion Loan Threshold Event Collateral”), and (ii) the 85 Broad Street Non-C8 Senior Subordinate Companion Loan Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the CSAIL 2017-C8 PSA, would cause the applicable 85 Broad Street Non-C8 Senior Subordinate Companion Loan Control Termination Event not to exist.

In addition, pursuant to the terms of the 85 Broad Street Intercreditor Agreement, for so long as the CSAIL 2017-C8 securitization trust has not been terminated, after an 85 Broad Street Control Appraisal Period (and for so long as such 85 Broad Street Control Appraisal Period remains in effect), (1) the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or the CSAIL 2017-C8 Special Servicer acting on its behalf) will be required to provide to the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Non-C8 Pari Passu Companion Loan or their representatives (i) notice, information and reports with respect to any 85 Broad Street Major Decisions (similar to such notice, information and report it is required to deliver to the directing certificateholder under the CSAIL 2017-C8 securitization trust pursuant to the CSAIL 2017-C8 PSA without regard to whether a control termination event has occurred) and (ii) a summary of the asset status report relating to the 85 Broad Street Whole Loan (at the same time as it is required to deliver to the directing certificateholder under the CSAIL 2017-C8 securitization trust pursuant to the CSAIL 2017-C8 PSA without regard to whether a control termination event has occurred) and (2) the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or the CSAIL 2017-C8 Special Servicer acting on its behalf) will be required to consult with the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Non-C8 Pari Passu Companion Loan or their representatives on a non-binding basis with respect to any such 85 Broad Street Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to the 85 Broad Street Whole Loan, and consider alternative actions recommended by the holders of the 85 Broad Street Mortgage Loan or the 85 Broad Street Non-C8 Pari Passu Companion Loans or their representatives; provided that after the expiration of a period of 10 business days from the delivery to the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Non-C8 Pari Passu Companion Loan or their representatives by the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans of written notice of a proposed action, together with copies of the notice, information and report required to be provided, the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or the CSAIL 2017-C8 Special Servicer acting on its behalf) will no longer be obligated to consult with such holders of the 85 Broad Street Mortgage Loan or the 85 Broad Street Non-C8 Pari Passu Companion Loan or their representatives, whether or not such holders of the 85 Broad Street Mortgage Loan or the 85 Broad Street Non-C8 Pari Passu Companion Loan or their representatives have responded within such 10 business day consultation period (unless, the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or the CSAIL 2017-C8 Master Servicer or the CSAIL 2017-C8 Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal). Notwithstanding the consultation rights of the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Non-C8 Pari Passu Companion Loan (or their representatives) described above, the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or CSAIL 2017-C8 special servicer acting on its behalf) may make any 85 Broad Street Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if the holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or CSAIL 2017-C8 Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the 85 Broad Street Whole Loan. The holder of the 85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans (or CSAIL 2017-C8 Master Servicer or CSAIL 2017-C8 Special Servicer, acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by any of the holders of the 85 Broad Street Mortgage Loan or the 85 Broad Street Non-C8 Pari Passu Companion Loan (or their representatives).

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 85 Broad Street Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the 85 Broad Street Whole Loan, the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan and the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan will each have the right to cure such event of default subject to certain limitations set forth in the 85 Broad Street Intercreditor Agreement. The holders of the 85 Broad Street Non-C8 Subordinate Companion Loans will collectively be limited to six (6) cures related to monetary defaults in a 12 month period and six (6) cures related to non-monetary defaults over the life of the 85 Broad Street Whole Loan. So long as the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan and/or the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan is permitted to cure payment with respect to a non-monetary event of default, and is diligently and expeditiously prosecuting such cure, under the 85 Broad Street Intercreditor Agreement, neither the CSAIL 2017-C8 Master Servicer nor the CSAIL 2017-C8 Special Servicer will be permitted to treat such event of default as such for purposes of transferring the 85 Broad Street Whole Loan to special servicing or exercising remedies. In the event that both the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan and the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan elect to cure a monetary event of default, the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan will be deemed the curing party and any payments made by the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan will be returned to such holder. Additionally, so long as the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan is diligently pursuing any non-monetary cure, such holder has the exclusive right to effect such cure.

Purchase Option

If an event of default with respect to the 85 Broad Street Whole Loan has occurred and is continuing, then, upon written notice from the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan or the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan (“Note Holder Purchase Option Notice”), as applicable, such holder will have the right to purchase (x) in the case of a purchase made by the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan, each of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and the 85 Broad Street Senior Loans and (y) in the case of a purchase made by the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan, each of the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and the 85 Broad Street Senior Loans for the applicable purchase price provided in the 85 Broad Street Intercreditor Agreement on a date (i) not more than ten (10) business days after providing written notice or (ii) not more than thirty (30) days after providing written notice if the purchasing noteholder deposits 10% of the purchase price with the respective holder or holders, as applicable, of the notes being purchased within ten (10) business days after written notice.

The respective rights of the 85 Broad Street Non-C8 Subordinate Companion Loan Holders to purchase the 85 Broad Street Non-C8 Senior Subordinate Companion Loan, the 85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan and the 85 Broad Street Senior Loans, as applicable, will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 85 Broad Street Mortgaged Property (and the CSAIL 2017-C8 Special Servicer is required to give the 85 Broad Street Non-C8 Subordinate Companion Loan Holders fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the 85 Broad Street Mortgaged Property is transferred to the CSAIL 2017-C8 Special Servicer (or another nominee on behalf of the CSAIL 2017-C8 Special Servicer) less than fifteen (15) days after the acceleration of the 85 Broad Street Whole Loan, the holders of the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans must notify the 85 Broad Street Non-C8 Subordinate Companion Loan Holders of such transfer, and the 85 Broad Street Non-C8 Subordinate Companion Loan Holders will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Option Notice, in which case the 85 Broad Street Non-C8 Subordinate Companion Loan Holders will be obligated to purchase the 85 Broad Street Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price.

In the event both the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan and the holder of the 85 Broad Street Non-C8 Senior Subordinate Companion Loan deliver a Note Holder Purchase Option Notice, the 85 Broad Street Non-C8 Junior Subordinate Companion Loan will have the have the right pursuant to the 85 Broad Street Intercreditor Agreement to exercise the purchase option described above.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 85 Broad Street Intercreditor Agreement and the CSAIL 2017-C8 PSA, if an event of default has occurred and is continuing, and if the CSAIL 2017-C8 Special Servicer determines to sell the 85 Broad Street Mortgage Loan and the 85 Broad Street Companion Loans, then the CSAIL 2017-C8 Special Servicer will have the right and obligation to sell the 85 Broad Street Mortgage Loan together with the 85 Broad Street Companion Loans as notes evidencing one whole loan in accordance with the terms of the 85 Broad Street Intercreditor Agreement and the CSAIL 2017-C8 PSA, subject to the applicable consent rights of the 85 Broad Street Directing Holder. In connection with any such sale, the CSAIL 2017-C8 Special Servicer will be required to follow the procedures set forth in the 85 Broad Street Intercreditor Agreement and CSAIL 2017-C8 PSA, including the provision that requires fifteen (15) business days’ prior written notice to the holder of the 85 Broad Street Non-C8 Junior Subordinate Companion Loan of the CSAIL 2017-C8 Special Servicer’s intention to sell the 85 Broad Street Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 85 Broad Street Intercreditor Agreement, the 85 Broad Street Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the 85 Broad Street Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the 85 Broad Street Mortgage Loan, the 85 Broad Street Non-C8 Pari Passu Companion Loan and the 85 Broad Street Subordinate Companion Loans (or their representatives). The holders of the 85 Broad Street Mortgage Loan, 85 Broad Street Non-C8 Pari Passu Companion Loan and the 85 Broad Street Subordinate Companion Loans may terminate the CSAIL 2017-C8 Special Servicer upon a servicer termination event and appoint a replacement special servicer in lieu thereof.

The West Town Mall Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the Initial Pool Balance (the “West Town Mall Mortgage Loan” ), is part of a Whole Loan structure comprised of six (6) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The West Town Mall Mortgage Loan is evidenced by one (1) senior promissory note A-2-B with a Cut-off Date Balance of $30,000,000. The “West Town Mall Whole Loan” consists of (i) the West Town Mall Mortgage Loan (ii) three (3) pari passu companion loans (evidenced by promissory notes A-1-A, A-1-B and A-2-A) (the “West Town Mall Pari Passu Companion Loans” ) that are pari passu with the West Town Mall Mortgage Loan and (ii) two (2) subordinate companion loans (evidenced by promissory notes B-1 and B-2) (the “West Town Mall Subordinate Companion Loans” and together with the West Town Mall Pari

Passu Companion Loans, the “West Town Mall Companion Loans” ) that are subordinate to the West Town Mall Mortgage Loan and the West Town Mall Pari Passu Companion Loans. None of the West Town Mall Companion Loans is included in the issuing entity. The West Town Mall Pari Passu Companion Loans evidenced by promissory notes A-1-A, and A-1-B (with an aggregate Cut-off Date balance of $63,900,000) and the West Town Mall Subordinate Companion Loans (the “West Town Mall Lead Securitization Companion Loans” ) were included in the West Town Mall Trust 2017-KNOX transaction.

The rights of the holders of the promissory notes evidencing the West Town Mall Whole Loan (the “West Town Mall Noteholders”) are subject to an Intercreditor Agreement (the “West Town Mall Intercreditor Agreement” ). The following summaries describe certain provisions of the West Town Mall Intercreditor Agreement.

Servicing

The West Town Mall Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of July 1, 2017 (the “West Town Mall Trust 2017-KNOX TSA” ) among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “West Town Mall Trust 2017-KNOX Depositor” ), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “West Town Mall Trust 2017-KNOX Master Servicer” ), as special servicer (the “West Town Mall Trust 2017-KNOX Special Servicer” ), and as certificate administrator (in such capacity, the “West Town Mall Trust 2017-KNOX Certificate Administrator” ) and Wilmington Trust, National Association, as trustee (the “West Town Mall Trust 2017-KNOX Trustee” ). The West Town Mall Trust 2017-KNOX TSA was entered into in connection with the securitization of the West Town Mall Lead Securitization Companion Loans. For a summary of certain provisions of the West Town Mall Trust 2017-KNOX TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the West Town Mall Mortgage Loan”.

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the West Town Mall Mortgage Loan (but not any advances of principal and/or interest on the West Town Mall Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the West Town Mall Mortgage Loan. The West Town Mall Trust 2017-KNOX Master Servicer or West Town Mall Trust 2017-KNOX Trustee, as applicable, is expected to be responsible for making (A) any required principal and interest advances on the West Town Mall Lead Securitization Companion Loans if and to the extent provided in the West Town Mall Trust 2017-KNOX TSA and the West Town Mall Intercreditor Agreement (but not on the West Town Mall Mortgage Loan) and (B) any required property protection advances with respect to the West Town Mall Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the West Town Mall Trust 2017-KNOX TSA.

Application of Payments

The West Town Mall Intercreditor Agreement sets forth the respective rights of the West Town Mall Noteholders with respect to distributions of funds received in respect of the West Town Mall Whole Loan, and provides, in general, that

●	Each of the West Town Mall Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective West Town Mall Subordinate Companion Loan will, at all times, be junior, subject and subordinate to the West Town Mall Mortgage Loan and the West Town Mall Pari Passu Companion Loans and the rights of the issuing entity, as the holder of the West Town Mall Mortgage Loan, and the holders of the West Town Mall Pari Passu Companion Loans to receive payments with respect to the West Town Mall Mortgage Loan and their respective West Town Mall Pari Passu Companion Loans.

●	all payments, proceeds and other recoveries on or in respect of the West Town Mall Whole Loan (other than amounts for reserves or escrows required by the West Town Mall Whole Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the West Town Mall Trust 2017-KNOX TSA) will be applied in the following order of priority:

●	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the West Town Mall Mortgage Loan and the West Town Mall Pari Passu Companion Loans (other than default interest) to the issuing entity, as holder of the West Town Mall Mortgage Loan, and each holder of a West Town Mall Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable net note rate;

●	second, on a pro rata and pari passu basis, to the issuing entity, as holder of the West Town Mall Mortgage Loan, and each holder of a West Town Mall Pari Passu Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

●	third, on a pro rata and pari passu basis, to the issuing entity, as holder of the West Town Mall Mortgage Loan, and each holder of a West Town Mall Pari Passu Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the West Town Mall Intercreditor Agreement, plus interest thereon at the net note rate for the West Town Mall Mortgage Loan and the West Town Mall Pari Passu Companion Loans compounded monthly from the date the related realized loss was allocated to West Town Mall Mortgage Loan and each West Town Mall Pari Passu Companion Loans, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

●	fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the West Town Mall Subordinate Companion Loans (other than default interest) to each holder of a West Town Mall Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable net note rate;

●	fifth, on a pro rata and pari passu basis, to each holder of a West Town Mall Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

●	sixth, on a pro rata and pari passu basis, to each holder of a West Town Mall Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the West Town Mall Intercreditor Agreement, plus interest thereon at the net note rate for the West Town Mall Subordinate Companion Loans compounded monthly from the date the related realized loss was allocated to each West Town Mall Subordinate Companion Loan, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such Holder;

●	seventh, to pay any yield maintenance premium (as defined in the related Mortgage Loan documents) and yield maintenance default premium (as defined in the related Mortgage Loan documents) then due and payable in respect of the West Town Mall Mortgage Loan and the West Town Mall Pari Passu Companion Loans, on a pro rata and pari passu basis, then to the West Town Mall Subordinate Companion Loans, on a pro rata and pari passu basis;

●	eighth, to pay default interest and late payment charges then due and owing under the West Town Mall Whole Loan, all of which will be applied in accordance with the West Town Mall Trust and Servicing Agreement; and

●	ninth, if any excess amount is available to be distributed in respect of the West Town Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to eighth), any remaining amount shall be paid pro rata to the issuing entity, as holder of the West Town Mall

Mortgage Loan, and each holder of a West Town Mall Pari Passu Companion Loan and each holder of a West Town Mall Subordinate Companion Loan based on their initial principal balances.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the West Town Mall Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the West Town Mall Subordinate Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the West Town Mall Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the West Town Mall Intercreditor Agreement, the controlling noteholder of the West Town Mall Whole Loan (the “West Town Mall Controlling Noteholder” ) will be the holder of the West Town Mall Pari Passu Companion Loan evidenced by promissory note A-1-A, provided that the rights of the controlling noteholder are expected to be exercised by holders of the majority of the class of securities issued in the West Town Mall Trust 2017-KNOX securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling noteholder. Certain decisions to be made with respect to the West Town Mall Whole Loan, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the West Town Mall Whole Loan or any related REO property pursuant to the West Town Mall Trust 2017-KNOX TSA are subject to the approval of the West Town Mall Controlling Noteholder.

Pursuant to the terms of the West Town Mall Intercreditor Agreement, the issuing entity, as holder of the West Town Mall Mortgage Loan (or its representative), will (i) have the right to receive (1) notices, information and reports with respect to any “major decisions” (as defined in the West Town Mall Intercreditor Agreement) to be taken with respect to the West Town Mall Whole Loan (similar to such notice, information or report the West Town Mall Trust 2017-KNOX Special Servicer is required to deliver to the directing certificateholder under the West Town Mall Trust 2017-KNOX TSA) (without regard to whether such items are actually required to be provided to the directing certificateholder under the West Town Mall Trust 2017-KNOX TSA due to the occurrence of a control event or a consultation termination event (in each case as defined in the West Town Mall Trust 2017-KNOX TSA) and (2) a summary of the asset status report relating to the West Town Mall Whole Loan (at the same time as it is required to deliver to the directing certificateholder under the West Town Mall Trust 2017-KNOX TSA) and (ii) have the right to be consulted on a strictly non-binding basis with respect to any such major decisions to be taken with respect to the West Town Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the West Town Mall Whole Loan (and the West Town Mall Trust 2017-KNOX Special Servicer will be required to consider alternative actions recommended by the holder of the West Town Mall Mortgage Loan). The consultation rights of the issuing entity, as the holder of the West Town Mall Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required thereto (unless the West Town Mall Trust 2017-KNOX Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the issuing entity, as the holder of the West Town Mall Mortgage Loan, described above, the West Town Mall Trust 2017-KNOX Special Servicer is permitted to make any “major decision” (as defined in the West Town Mall Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the West Town Mall Noteholders; and the West Town Mall Trust 2017-KNOX Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the issuing entity, as holder of the West Town Mall Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as holder of the West Town Mall Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the West Town Mall Trust 2017-KNOX Master Servicer or the West Town Mall Trust 2017-KNOX Special Servicer, as applicable) with the West Town Mall Trust 2017-KNOX Master Servicer or the West Town Mall Trust 2017-KNOX Special Servicer at the offices of the West Town Mall Trust 2017-KNOX Master Servicer or the West Town Mall Trust 2017-KNOX Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the West Town Mall Trust 2017-KNOX Master Servicer or the West Town Mall Trust 2017-KNOX Special Servicer, as applicable, in which servicing issues related to the West Town Mall Whole Loan are discussed, provided that the issuing entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the West Town Mall Trust 2017-KNOX Master Servicer or the West Town Mall Trust 2017-KNOX Special Servicer, as applicable, and the West Town Mall Controlling Noteholder.

Sale of Defaulted Whole Loan

Pursuant to the terms of the West Town Mall Intercreditor Agreement, if the West Town Mall Whole Loan becomes a defaulted loan under the West Town Mall Trust 2017-KNOX TSA, and if the West Town Mall Trust 2017-KNOX Special Servicer determines to sell the Control Note related to the West Town Mall Whole Loan in accordance with the West Town Mall Trust 2017-KNOX TSA, then the West Town Mall Trust 2017-KNOX Special Servicer will be required to sell the West Town Mall Companion Loans together with the West Town Mall Mortgage Loan as one whole loan in accordance with the servicing standard as set forth in the West Town Mall Trust 2017-KNOX TSA.

Notwithstanding the foregoing, the West Town Mall Trust 2017-KNOX Special Servicer will not be permitted to sell the West Town Mall Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the West Town Mall Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower affiliate (as defined in the West Town Mall Trust 2017-KNOX TSA)) unless the West Town Mall Trust 2017-KNOX Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the West Town Mall Trust 2017-KNOX Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the West Town Mall Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the West Town Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the West Town Mall Trust 2017-KNOX Master Servicer or the West Town Mall Trust 2017-KNOX Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the West Town Mall Trust 2017-KNOX TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan unless it is a borrower affiliate (as defined in the West Town Mall Trust 2017-KNOX TSA).

Special Servicer Appointment Rights

Pursuant to the West Town Mall Intercreditor Agreement, subject to the terms of the West Town Mall Trust 2017-KNOX TSA, the West Town Mall Controlling Noteholder will have the right at any time and from time to time, with or without cause, to replace the West Town Mall Trust 2017-KNOX Special Servicer then acting with respect to the West Town Mall Whole Loan and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the fifteen (15) largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-2.

The description in this prospectus, including Annex A-1, A-2, and A-3 of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in August 2017 and ending on a hypothetical Determination Date in September 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Column Financial, Inc. (and solely with respect to the Westin Building Exchange Mortgage Loan, Wells Fargo Bank, National Association, and solely with respect to the West Town Mall Mortgage Loan, JPMorgan Chase Bank, National Association), Natixis Real Estate Capital LLC (and solely with respect to the 245 Park Avenue Mortgage Loan, JPMorgan Chase Bank, National Association, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC) and Benefit Street Partners CRE Finance LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Column Financial, Inc., Natixis Real Estate Capital LLC and Benefit Street Partners CRE Finance LLC on or about September 29, 2017 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Column Financial, Inc.

General

Column Financial, Inc. (“Column”) is a Delaware corporation. Column is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, through common parent ownership. In addition, Column is an affiliate of the depositor. Column’s principal offices are located at 11 Madison Avenue, New York, NY 10010, telephone number (212) 325-2000. Column’s primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties.

Column is a Sponsor of this securitization and one of the mortgage loan sellers. Column is the seller of eight (8) Mortgage Loans (the “Column Mortgage Loans”), representing approximately 38.8% of the Initial Pool Balance. Column originated (or co-originated) and underwrote (or acquired and reunderwrote) all of the Column Mortgage Loans. Column is an affiliate of the depositor and one of the underwriters.

Column’s Securitization Program

Column’s principal offices are in New York, New York. Column underwrites and closes multifamily and commercial mortgage loans through its own origination office and various correspondents in local markets across the United States. Column originates mortgage loans principally for securitization. Column also acquires multifamily and commercial mortgage loans from other lenders. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. Since the beginning of 2014 through July 31, 2017, Column has funded approximately $15.5 billion of commercial and multifamily loans and has acted as a sponsor with respect to thirty-nine (39) commercial mortgage securitization transactions to which it had contributed approximately $12.1 billion commercial and multifamily loans.

Column originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Credit Suisse Securities (USA) LLC, and other underwriters, Column works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator.

Neither Column nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Column for any losses or other claims in connection with the certificates or the Column Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Column in the related MLPA.

Review of Column Mortgage Loans

Overview. Column, in its capacity as a Sponsor of the securitization described in this prospectus, has conducted a review of the Column Mortgage Loans, representing 38.8% of the Initial Pool Balance, that it will be contributing to this securitization. The review of the Column Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Column, or one or more of Column’s affiliates, or, in certain circumstances, are consultants engaged by Column (collectively, the “Column Deal Team”). The review procedures described below were employed with respect to all of the Column Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of a Column Mortgage Loan that was co-originated with another party or acquired from another lender, some or all of the information about such Column Mortgage Loan may have been prepared by the related co-originator or originating party and reviewed by Column. In addition, such co-originator or originating party, rather than Column, may have engaged the third parties involved in the review process for the benefit of Column. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Column Deal Team updated its internal origination database of loan-level and property-level information relating to each Column Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Column during the underwriting process. After origination or acquisition of each Column Mortgage Loan, the Column Deal Team updated the information in the database with respect to such Column Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Column Deal Team.

A data tape (the “Column Data Tape”) containing detailed information regarding the Column Mortgage Loans was created from the information in the database referred to in the prior paragraph. The

Column Data Tape was used by the Column Deal Team to provide the numerical information regarding the Column Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Column engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Column relating to information in the applicable prospectus regarding the Mortgage Loans originated by Column. These procedures include:

●	comparing the information in the Column Data Tape against various source documents provided by Column that are described above under “—Database”;

●	comparing numerical information regarding the Column Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Column Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. Column engaged various law firms to conduct certain legal reviews of the Column Mortgage Loans for disclosure. In anticipation of the securitization of each Column Mortgage Loan, origination counsel (or in the case of certain purchased Column Mortgage Loans, Column’s counsel in connection with such purchase) prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of Column’s standard form loan documents. In addition, origination counsel for each Column Mortgage Loan (or in the case of certain purchased Column Mortgage Loans, Column’s counsel in connection with such purchase) reviewed Column’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Column Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreement relating to certain Column Mortgage Loans, (ii) a review of the legal data records referred to above relating to the Column Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the Column Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each Column Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and/or securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by Column, with respect to any pending litigation that existed at the origination of any Column Mortgage Loan that is material and not covered by insurance, Column requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. Column confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a Column Mortgage Loan. In addition, if Column became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a Column Mortgage Loan, Column obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The Column Deal Team also consulted with Column personnel responsible for the origination of the Column Mortgage Loans to confirm that the Column Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—Column’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Column’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Column determined that the disclosure regarding the Column Mortgage Loans in this prospectus is accurate in all material respects.

Column also determined that the Column Mortgage Loans were originated in accordance with Column’s origination procedures and underwriting criteria. Column attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Column will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Column, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). Column will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Column and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Column to render any tax opinion required in connection with the substitution.

Column’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of Column with respect to multifamily and commercial mortgage loans originated or acquired by Column.

Loan Analysis. Column generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. Column’s credit underwriting also generally includes a review of third party appraisal, environmental, building condition and seismic reports, if applicable. Generally, Column performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. Column assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated or acquired by Column must be approved by a loan committee, which includes senior personnel from Column or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Column’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, Column may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by Column and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Column may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated or acquired by Column, there may exist subordinate mortgage debt or mezzanine debt. Column may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third party appraisal.

Evaluation of Borrower, Principals and/or Loan Sponsors. Column evaluates the borrower, its principals and/or the loan sponsor with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity; and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that Column may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, Column will obtain the reports described below (or review third party reports obtained on its behalf or in the case of certain acquired loans, on behalf of the related seller):

(i)       Appraisals. Column will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)       Environmental Assessment. In connection with the origination or acquisition process, Column will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, Column may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Column or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, Column may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to Column) at the time of origination of the mortgage loan to complete such remediation within a specified period of time or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)       Engineering Assessment. In connection with the origination or acquisition process, Column will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Column will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. In connection with the origination or acquisition process, Column will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, Column will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. Column may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, Column may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by Column. The typical required escrows for mortgage loans originated or acquired by Column are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Column with sufficient funds to satisfy all taxes and assessments. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or Column may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide Column with sufficient funds to pay all insurance premiums. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

Column may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Column’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) Column has structured springing escrows that arise for identified risks, (v) Column has an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) Column believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—Column’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by Column may vary from, or may not comply with, Column’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by Column, Column may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Column originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Column as the payee. Column has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. One (1) of the Column Mortgage Loans identified on Annex A-1 as Westin Building Exchange, representing approximately 7.9% of the Initial Pool Balance, is part of a Whole Loan that was co-originated with Wells Fargo Bank, National Association. One (1) of the Column Mortgage Loans identified on Annex A-1 as West Town Mall, representing approximately 3.5% of the Initial Pool Balance, is part of a Whole Loan that was co-originated with JPMorgan Chase Bank, National Association.

Exceptions to Column’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of Column’s Mortgage Loans may vary from the specific Column underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Column’s Mortgage Loans, Column may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with certain loans acquired by Column, Column may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan.

The Column Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

Credit Suisse Commercial Mortgage Securities Corp. (“CSCMSC”), which is an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2017. CSCMSC’s Central Index Key is 0001654060. With respect to the period from and including July 1, 2014 to and including June 30, 2017, CSCMSC had no activity to report. Other than as otherwise identified in the tables below in the Forms ABS-15G filed with the SEC by its affiliated securitizers, CSCMSC has no history of repurchases or requests required to be reported under Rule 15Ga-1 under the Exchange Act.

Credit Suisse First Boston Mortgage Securities Corp. (“Credit Suisse”), an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on August 15, 2017. Credit Suisse’s Central Index Key is 0000802106. With respect to the period from and including July 1, 2014 to and including June 30, 2017, Credit Suisse has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance (a)	Check if Registered (b)	Name of Originator (c)	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: CMBS
Credit Suisse Commercial Mortgage Trust Series 2005-C2 (CIK 0001326717)	X	Column Financial, Inc.	148	$1,453,770,531	90.6%	1	$87,158,551	71.54%	0	$0	0.00%	0	$0	0.00%	1	$87,158,551	71.54%	0	$0	0.00%	0	$0	0.00%
		KeyBank National Association	20	151,313,929	9.4	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			168	$1,605,084,460	100%	1	$87,158,551	71.54%	0	0	0.00%	0	0	0.00%	1	$87,158,551	71.54%	0	0	0.00%	0	0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2006-C4 (CIK 0001374479)	X	Column Financial, Inc.	166	$2,774,483,912	64.9%	1	$2,394,385	0.96%	0	$0	0.00%	0	$0	0.00%	1	$2,394,385	0.96%	0	$0	0.00%	0	$0	0.00%
		LaSalle Bank National Association	87	646,736,657	15.1	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		KeyBank National Association	43	492,455,312	11.5	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Column Financial, Inc. / Barclays Capital Mortgage Inc.	1	181,000,000	4.2	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		NCB, FSB	63	178,416,072	4.2	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			360	$4,273,091,953	100%	1	$2,394,385	0.98%	0	0	0.00%	0	0	0.00%	1	$2,394,385	0.98%	0	0	0.00%	0	0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2006-TFL2		Column Financial, Inc.	15.5	$1,906,800,000	98.9%	1	$78,000,000	100%	0	0	0.00	0	$0	0.00%	1	$78,000,000	100%	0	0	0	0	0	0.00
		Barclays Capital Real Estate Inc.	0.5	21,500,000	1.1%	0	0	0.00	0	0	0.00	0	0	0.00%	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			16	$1,928,300,000	100%	1	$78,000,000	100%	0	$0	0.00%	0	$0	0.00%	1	$78,000,000	100%	0	$0	0.00%	0	$0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2006- C5 (CIK 0001382095)	X	Column Financial, Inc.	282	$3,067,296,120	89.4%	1	$1,083,094	0.40%	0	$0	0.00%	0	$0	0.00%	1	$1,083,094	0.40%	0	$0	0.00%	0	$0	0.00%
		KeyBank National Association	22	362,477,247	10.6%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			304	$3,429,773,367	100%	1	$1,083,094	0.40%	0	$0	0.00%	0	$0	0.00%	1	$1,083,094	0.40%	0	$0	0.00%	0	$0	0.00%
Credit Suisse	X	Column Financial, Inc.	179.5	$2,833,276,057	85.9%	2	$13,300,000	4.66%	0	$0	0.00%	0	$0	0.00%	2	$13,300,000	4.66%	0	$0	0.00%	0	$0	0.00%

% of principal balance (a)	Check if Registered (b)	Name of Originator (c)	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Commercial Mortgage Trust Series 2007-C2 (CIK 0001396399)		KeyBank National Association	27.5	464,462,649	14.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			207	$3,297,738,706	100%	2	$13,300,000	4.66%	0	$0	0.00%	0	$0	0.00%	2	$13,300,000	4.66%	0	$0	0.00%	0	$0	0.00%
Opus Bank Multifamily Housing Mortgage Loan Trust 2016-Q003		Opus Bank	321	$509,007,767	100%	1	$1,073,682	0.25%	0	$0	0.00%	0	0	0%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
Total by Issuing Entity			321	$509,007,767	100%	1	$1,073,682	0.25%	0	$0	0.00%	0	$0	0%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
Total by Asset Class			1,055	$14,533,988,486		6	$182,601,165		0	$0		0	$0		6	$182,936,030		0	$0		0	$0
Asset Class: RMBS
TBW Mortgage-Backed Trust 2007-2 (CIK 0001399456)	X	Taylor Bean & Whitaker Mortgage Corporation	3,452	$649,173,438	100%	1,044	$208,587,967	144.43%	0	$0	0.00%	0	0	0%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
Total by Issuing Entity			3,452	$649,173,438	100%	1,044	$208,587,967	144.43%	0	$0	0.00%	0	$0	0%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
CSMC 2014-OAK1	X	Amerisave	5	$3,446,000	1.2%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
		Blue Hills BK	24	$15,070,250	5.4%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Caliber Funding	9	$7,635,000	2.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Guaranteed Rate	12	$8,865,600	3.2%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Guild MTG	4	$3,355,000	1.2%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Homestreet	56	$35,553,545	12.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		JMAC Lending	4	$4,609,999	1.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Kinecta FCU	19	$14,326,800	5.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Various small originator	143	$100,962,822	36.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Prime Lending	22	$16,872,725	6.0%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Provident Funding	40	$30,030,050	10.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

% of principal balance (a)	Check if Registered (b)	Name of Originator (c)	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
		Radius Financial Group Inc	21	$15,976,600	5.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Stonegate MTG Associates	31	$23,342,795	8.3%	0	0	0.00%	0	0	0.00	0	0	0.00	1	894,4000	0.67	0	0	0.00	0	0	0.00
Total by Issuing Entity			390	$280,047,186	100%	0	$0	0.00%	0	$0	0.00%	0	$0	0%	0	894,400	0.67%	0	$0	0.00%	0	$0	0.00%
Total by Asset Class			3,842	$929,220,624		1,044	$208,587,967		0	$0		0	$0	0%	1	$894,400		0	$0		0	$0

Total for All Asset Classes			5,218	$15,972,216,877		1,051	$391,597,679		0	$0		0	$0		7	$182,830,430		0	$0		0	$0

The following notes apply generally to the table above:

a)	With respect to all asset classes, Credit Suisse has attempted to gather the information required by Form ABS-15G and Rule 15Ga-1 by, among other things, (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which Credit Suisse or Column is a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records and the records of our affiliates that acted as securitizers in our transactions regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on Credit Suisse’s records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to Credit Suisse. Credit Suisse followed up requests made of Demand Entities as it deemed appropriate. The information in this prospectus has not been verified by any third party.

b)	With respect to the RMBS asset class, assets included in “Assets Subject of Demand” include only assets where a demand was made during or prior to the reporting period for which we have not yet completed our initial investigation and assigned such assets to one of the other categories as of the end of the reporting period. With respect to the RMBS asset class, assets included in “Assets That Were Repurchased or Replaced” include assets that were previously liquidated and for which a make-whole payment was made in lieu of repurchase. With respect to the RMBS asset class, assets included in “Assets Pending Repurchase or Replacement” include only assets for which a decision to repurchase, replace or make-whole has been approved but such action has not been completed, and are shown without regard to cure period status. With respect to the RMBS asset class, the principal balances appearing in columns (h), (k), (n), (q), (t) and (w) and the percentages appearing in columns (i), (l), (o), (r), (u) and (x) reflect the following: (i) for denominator for percentage calculations: aggregate pool principal balance of all assets in the pool as reported to security holders as of the end of the reporting period; (ii) for each asset relating to columns (h), (i), (t), (u), (w) and (x): outstanding principal balance of such asset; (iii) for each asset relating to columns (k) and (l): outstanding principal balance of such asset at time of repurchase, replacement or make-whole, plus fees, penalties and accrued interest; and, (iv) for each asset relating to columns (n), (o), (q) and (r): if known, outstanding principal balance of such asset, plus outstanding fees, penalties and accrued interest; otherwise original principal balance of such asset.

c)	The scope of this table is limited to transactions with activity to report in which Credit Suisse First Boston Mortgage Securities Corp. is the depositor, and the sponsor is either (i) not an affiliate of Credit Suisse First Boston Mortgage Securities Corp. or (ii) an affiliate of Credit Suisse First Boston Mortgage Securities Corp. that will not file a Form ABS-15G covering the transaction.

d)	The information in the Form ABS-15G does not include any previously reported repurchase request or demand, where such repurchase request or demand was subsequently withdrawn and was reflected as having been withdrawn in a prior reporting period, unless there has been a been a change in reporting status with respect to such repurchase request or demand during the current reporting period from the status previously reported.

DLJ Commercial Mortgage Corp. (“DLJ”), an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on May 12, 2017. DLJ’s Central Index Key is 0001042500. With respect to the period from and including July 1, 2014 to and including June 30, 2017, DLJ had no activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

With regard to securitization activity not covered by its affiliated securitizers, Column most recently filed a Form ABS-15G on -February 14, 2017- with respect to the period from and including July 1, 2014 to and including June 30, 2017, wherein Column had no activity to report. Column’s Central Index Key is 0001628601. Other than as otherwise identified in the tables above in the Forms ABS-15G filed with the SEC by its affiliated securitizers, Column has no history of repurchases or requests required to be reported under Rule 15Ga-1 under the Exchange Act.

Litigation

Column is currently engaged in, and may from time to time be engaged in, litigation with respect to certain commercial mortgage-backed securities transactions or in connection with its origination and securitization activities.  Certain of such legal proceedings involve, or may involve, claims for the repurchase of one or more mortgage loans by Column from commercial mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents; other legal proceedings involve, or may involve, other types of claims, including fraud and breach of contract. While none of the foregoing existing actions are currently expected be material to Column, no assurance can be given that one or more of such actions will not ultimately result in material liability to Column.

Retained Interests in This Securitization

As of the date of this prospectus, neither Column nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Column, or its affiliates, may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Column Financial, Inc.” has been provided by Column.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters. NREC is also expected to hold a majority of the VRR Interest and is expected to be appointed as the initial Risk Retention Consultation Party. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned indirect subsidiary of Natixis S.A., a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis S.A. is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. Natixis S.A. is a publicly listed French bank on Euronext Paris. Its majority shareholder is BPCE. Natixis S.A. has three core business lines: Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research); Investment Solutions & Insurance (which includes asset management, insurance, private banking and private equity); and Specialized Financial Services (which includes factoring, leasing, consumer finance, employee savings schemes, sureties and financial guarantees, payments and securities services, distributed mainly through the two retail banking networks of the Groupe BPCE). Natixis S.A. also holds interests in certain non-core businesses referred to as “Financial Investments.” Natixis S.A. is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of September 5, 2017, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $41.5 billion and the total amount of these loans that were securitized is in excess of $21.0 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A-1 and Annex A-2, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2017. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2014 to June 30, 2017.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of December 31, 2016. (For columns g-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	Rialto Capital Advisors, LLC, as special servicer for loan #8, claimed that NREC breached the representations and warranties made in the mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of the loan. The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

As of the date of this prospectus, neither NREC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that NREC will retain the VRR Interest as described under “Credit Risk Retention”. However, NREC and its affiliates are not restricted from retaining any additional certificates and may, prior to the Closing Date, determine that they wish to retain certain additional certificates. In addition, NREC and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates (other than the VRR Interest) at any time. NREC will be required to the VRR Interest as described under “Credit Risk Retention” in this prospectus.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

Benefit Street Partners CRE Finance LLC

General

Benefit Street Partners CRE Finance LLC, previously known as BSPCC Lender L.L.C. (“BSP”), is a sponsor of, and a seller of certain mortgage loans (the “BSP Mortgage Loans”) into, the securitization described in this prospectus. BSP is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSP are located at 142 West 57th Street, Suite 1201, New York, New York 10019.

BSP’s Loan Origination and Acquisition History

The participation by BSP in this securitization will be the sixteenth securitization in which it has been involved. BSP began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

BSP originates and acquires from unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSP as of August 31, 2017.

Originations and Acquisitions of Fixed Rate Commercial Mortgage Loans

	August 31, 2017
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	187	$2,706,427,000

In connection with this commercial mortgage securitization transaction, BSP will transfer the BSP Mortgage Loans to the depositor, who will then transfer the BSP Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSP Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSP will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, BSP will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSP Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSP will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSP will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSP will be responsible for doing so if BSP fails with respect to its obligations.

BSP does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSP originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSP sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSP Mortgage Loans

Overview. BSP has conducted a review of the BSP Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSP Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSP Review Team”). The review procedures described below were employed with respect to all of the BSP Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSP Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSP Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSP Team during the underwriting process. The BSP Review Team periodically updated the information in the database and the related asset summary report with respect to such BSP Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSP Review Team.

A data tape (the “BSP Data Tape”) containing detailed information regarding each BSP Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSP Data Tape was used to provide the numerical information regarding the BSP Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSP engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSP, relating to information in this prospectus regarding the BSP Mortgage Loans. These procedures included:

●	comparing the information in the BSP Data Tape against various source documents provided by BSP that are described under “—Review of BSP Mortgage Loans—Database” above;

●	comparing numerical information regarding the BSP Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSP Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the BSP Mortgage Loans disclosed in this prospectus.

Legal Review. BSP engaged various law firms to conduct certain legal reviews of the BSP Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSP Mortgage Loan, BSP’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSP Mortgage Loan reviewed BSP’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSP Mortgage Loans. Such assistance included, among other things, (i) a review of BSP’s asset summary report and its origination counsel’s due diligence questionnaire for each BSP Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSP Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSP Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSP was aware at the origination of any BSP Mortgage Loan, the BSP Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSP conducted a search with respect to each borrower under the related BSP Mortgage Loan to determine whether it filed for bankruptcy. If the BSP Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSP Mortgage Loan, the BSP Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSP Review Team, with the assistance of applicable origination counsel, also reviewed the BSP Mortgage Loans to determine whether any BSP Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSP’s Underwriting Standards” below. See “—BSP’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSP Review Team determined that the disclosure regarding the BSP Mortgage Loans in this prospectus is accurate in all material respects. The BSP Review Team also determined that the BSP Mortgage Loans were originated in accordance with BSP’s origination procedures and underwriting criteria, except as described under “—BSP’s Underwriting Standards—Exceptions” below. BSP attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSP will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSP, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSP will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSP and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSP to render any tax opinion required in connection with the substitution.

BSP’s Underwriting Standards

Each of the BSP Mortgage Loans was originated or acquired by BSP. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSP will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSP Mortgage Loans, see “—BSP’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSP also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSP. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSP’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSP and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSP or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSP typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSP will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSP may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSP has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSP may require the borrower to remediate such violation and, subject to the discussion under “—BSP’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSP’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSP may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSP may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSP may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSP Mortgage Loans, see Annex A-1.

Exceptions. The BSP Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSP most recently filed a Form ABS-15G on February 14, 2017. BSP’s Central Index Key number is 0001632269. With respect to the period from and including September 1, 2014 to and including August 31, 2017, BSP does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the date hereof, neither BSP nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSP and its affiliates, are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, BSP and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Benefit Street Partners CRE Finance LLC” has been provided by BSP.

The Depositor

Credit Suisse Commercial Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc. which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The depositor is a Delaware corporation and was organized on September 9, 2015, for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor will create the issuing entity and transfer the underlying Mortgage Loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. The depositor is an affiliate of Column Financial, Inc., a sponsor and an originator, and Credit Suisse Securities (USA) LLC, an Underwriter. The depositor will not have any material assets.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the resignation or removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from the sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, the special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, CSAIL 2017-CX9 Commercial Mortgage Trust, will be a New York common law trust (the “Trust”), formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested, the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans and certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the asset representations reviewer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, will act as trustee, certificate administrator and custodian on behalf of the Certificateholders pursuant to the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $2 trillion in assets and approximately 273,000 employees as of March 31, 2017, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2017, Wells Fargo Bank was acting as trustee on approximately 368 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $140 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2017, Wells Fargo Bank was acting as securities administrator with respect to more than $414 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2017, Wells Fargo Bank was acting as custodian of more than 223,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., (“Wells Fargo Bank”) in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). On July 11, 2017, certain PIMCO investment funds filed a civil complaint relating to Wells Fargo Bank’s setting aside reserves for legal fees and expenses in connection with the liquidation of 11 RMBS trusts at issue in the State Court Complaint. The complaint seeks, among other relief, declarations that Wells Fargo Bank is not entitled to (i) indemnification from, (ii) advancement of funds from, or (iii) taking reserves from trust funds for legal fees and expenses it incurs in defending the claims in the State Court Complaint. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

The issuing entity will indemnify each of the trustee and the certificate administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (including costs for enforcement of this indemnity) that the certificate administrator may sustain in connection with the PSA (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the trustee or certificate administrator in any action or proceeding between the issuing entity and the trustee or certificate administrator or between the trustee or certificate administrator and any third party or otherwise) or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the PSA, of the trustee or certificate administrator. Each of the trustee and the certificate administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the issuing entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the trustee or certificate administrator, or by reason of negligent disregard of the trustee or certificate administrator’s obligations or duties, under the PSA. However, in no event will the trustee or the certificate administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the trustee nor the certificate administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA, or in the exercise of any of its rights or powers, if in the trustee’s or certificate administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the issuing entity or property securing the same is located, the depositor and the trustee acting jointly will have the power to appoint one or more persons or entities approved by the trustee to act (at the expense of the trustee) as co-trustee or co-trustees, jointly with the trustee, or separate trustee or separate trustees, of all or any part of the issuing entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the depositor and the trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the trustee of its responsibilities, obligations and liabilities under the PSA except as required by applicable law.

The trustee and the certificate administrator (except for the information under the first 10 paragraphs of this section entitled “—The Trustee and Certificate Administrator”) will not make any representation as to the validity or sufficiency of the PSA, the Certificates or the Mortgage Loans, this prospectus or related documents.

The trustee and the certificate administrator are required to perform only those duties specifically required under the PSA. The certificate administrator, or any other custodian appointed under the PSA, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the related Serviced Companion Loan Holders. Pursuant to the PSA, the certificate administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the PSA.

Neither the trustee nor the certificate administrator will be accountable for the use or application by the depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the trustee or certificate administrator, as applicable, the master servicer or the special servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the trustee or certificate administrator, as applicable, in its commercial capacity), nor will the trustee or certificate administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, or the operating advisor under the PSA unless, in the case of the trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the master servicer or the special servicer in accordance with the terms of the PSA.

Pursuant to the PSA, the certificate administrator, at the cost and expense of the depositor (other than with respect to the Distribution Date Statements), based upon reports, documents, and other information provided to the certificate administrator, will be obligated to file with the SEC, in respect of the issuing entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the PSA.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including, and among other things, (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action and (2) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, Wells Fargo Bank and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”. The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

KeyBank National Association (“KeyBank”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any sponsor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer, or the trustee. KeyBank is also the master servicer under the CSMC 2017-MOON TSA.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/14	12/31/15	12/31/16	6/30/17
By Approximate Number	16,772	16,876	17,866	16,623
By Approximate Aggregate Principal Balance (in billions)	$174.6	$185.2	$189.3	$183.8

Within this servicing portfolio are, as of June 30, 2017, approximately 8,105 loans with a total principal balance of approximately $139.1 billion that are included in approximately 498 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2016, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, Standard & Poor’s Ratings Services (“S&P”), Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2+” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	Aa3
Short-Term Deposits	A-2	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Whole Loans. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. One such action was brought by a certificateholder of a CMBS trust in the Supreme Court of New York, County of New York, in connection with KeyBank’s determination of the fair value of a loan secured by the Bryant Park Hotel in New York City. KeyBank denies liability in such action, and KeyBank does not believe that such action or any other lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mortgage Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth in this section “—The Master Servicer” has been provided by KeyBank. Neither the depositor nor any other person other than KeyBank makes any representation or warranty as to the accuracy or completeness of such information.

Pursuant to certain interim servicing agreements between KeyBank and Column or certain of its affiliates, KeyBank acts as interim servicer with respect to certain mortgage loans owned by Column or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the Column Mortgage Loans.

KeyBank expects to enter into subservicing agreements with NorthMarq Capital, LLC and NorthPoint Capital, L.L.C (the “Subservicers”) pursuant to which the Subservicers are expected to assume certain subservicing duties with respect to some of the Mortgage Loans.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicer and (ii) a master servicing fee at a per annum rate of 0.00250% with respect to each Mortgage Loan notwithstanding any termination or resignation of KeyBank as master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Certain duties and obligations of KeyBank as the master servicer, and the provisions of the PSA are described under “Pooling and Servicing Agreement—General”, “— Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions” and “—Inspections; Collection of Operating Information” in this prospectus. KeyBank’s ability to waive or modify any terms, fees, penalties or payments on the mortgage loans it is servicing and the effect of that ability on the potential cash flows from such mortgage loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

KeyBank’s obligations as the master servicer to make advances, and the interest or other fees charged for those advances and the terms of KeyBank’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus. Certain terms of the PSA regarding KeyBank’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event”, “—Waiver of Servicer Termination Event” and “—Resignation of the Master Servicer and Special Servicer” in this prospectus. KeyBank’s rights and obligations with respect to indemnification, and certain limitations on KeyBank’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus. The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Additional Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) (i) is expected to be the Non-Serviced Master Servicer with respect to the Westin Building Exchange Whole Loan under the Westin Building Exchange PSA, (ii) is the Non-Serviced Master Servicer with respect to the 245 Park Avenue Whole Loan under the 245 Park Avenue Trust 2017-245P TSA, (iii) is the Non-Serviced Master Servicer with respect to the 85 Broad Street Whole Loan under the CSAIL 2017-C8 PSA, and (iv) is the Non-Serviced Master Servicer with respect to the West Town Mall Whole Loan under the West Town Mall Trust 2017-KNOX TSA. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also the Trustee, Certificate Administrator, and Custodian under the PSA. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 6/30/2017
By Approximate Number:	33,605	32,716	31,128	29,623
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.39	$503.34	$506.83	$505.11

Within this portfolio, as of June 30, 2017, are approximately 20,426 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $380.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo services in Europe through its London Branch. Wells Fargo has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of June 30, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $1.5 billion.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
YTD Q2 2017	$372,321,846,653	$694,505,361	0.19%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary servicer and a special servicer of commercial loans in the UK. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2
UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer	CSS3	Average

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under any Non-Serviced PSA for which it acts as Non-Serviced Master Servicer through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Non-Serviced Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.

Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings; and

●	Insurance Tracking and Compliance.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the related Non-Serviced Mortgage Loans and Non-Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the related Non-Serviced Mortgage Loans and Non-Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as a Non-Serviced Master Servicer) will not have primary responsibility for custody services of original documents evidencing the related Non-Serviced Mortgage Loans or Non-Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the related Non-Serviced Mortgage Loans, Non-Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the servicing standard under the related Non-Serviced PSA.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Wells Fargo has entered, or is expected to enter, into one or more agreements with the related mortgage loan sellers to purchase the master servicing and/or primary servicing rights to the Westin

Building Exchange Whole Loan, the 245 Park Avenue Whole Loan, the 85 Broad Street Whole Loan, and the West Town Mall Whole Loan.

Pursuant to certain interim servicing agreements between Wells Fargo and NREC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by NREC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the NREC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and BSP or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by BSP or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the BSP Mortgage Loans.

Neither Wells Fargo nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as the special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties pursuant to the PSA.

Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar Credit Ratings, LLC.

Rialto is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager. Each of Rialto and RCM is an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder with over 8,000 employees across the country’s largest real estate markets. As of June 30, 2017, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity funds (collectively, the “Funds”) and RCM also advised four separately managed accounts, with an aggregate of over $5.4 billion of regulatory assets under management in the aggregate. Four of such Funds are focused on distressed and value-add real estate related investments and/or commercial mortgaged-backed securities, four of such Funds are focused on investments in commercial mortgage-backed securities and the other two Funds and the separately managed accounts are focused on mezzanine debt and credit investments. Through June 30, 2017, RCM has acquired and/or is managing over $7.4 billion of non- and sub-performing real estate assets, representing approximately 10,836 loans.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $5.3 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in approximately 78 different securitizations totaling approximately $82.6 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

RCM has over 350 employees as of June 30, 2017 and is headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has ten additional offices across the US and four offices in Europe.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2017, Rialto and its affiliates were actively special servicing approximately 530 portfolio loans with a principal balance of approximately $207 million and were responsible for approximately 467 portfolio REO assets with a principal balance of approximately $540 million.

Rialto is also currently performing special servicing for approximately 82 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 5,631 assets with an original principal balance at securitization of approximately $84 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016	As of 12/31/2016	As of 6/30/2017
Number of CMBS Pools Named Special Servicer	16	27	45	59	70	75	82

Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$73 billion	$79 billion	$84.4 billion

Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	37	37	61

Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million	$325 million	$320 million	$587 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the special servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.

Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, that are material to the Certificateholders.

Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity expected to (a) purchase the Class F, Class NR and Class Z certificates (and which may also purchase certain other Classes of Certificates, including the Class X-E and Class E certificates) (in each case other than the portions thereof to be retained by Natixis Real Estate Capital LLC) on the Closing Date, (b) be the initial Controlling Class Certificateholder and (c) be appointed as the initial Directing Certificateholder. It is expected that Rialto will be appointed as the special servicer (and an affiliate of the entity that is expected to be the initial controlling class representative (or hold a similar capacity) under the securitization pool governing the servicing of the Westin Building Exchange whole loan. Except as described above, neither Rialto nor any of its affiliates intends to retain any Certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled
“—The Special Servicer” has been provided by Rialto. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing), (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), and (iii) with respect to the Allergan HQ Whole Loan, the JW Marriott Chicago Whole Loan or the Center 78 Whole Loan, the holder of the related Subordinate Companion Loan (for so long as the related control appraisal period does not exist), as described and to the extent in “Pooling and Servicing Agreement— Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of Rialto Capital Advisors, LLC as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. Rialto Capital Advisors, LLC’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located in Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans focused on independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of July 31, 2017, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 112 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $116.5 billion since October 2010. As of July 31, 2017, Pentalpha Surveillance has acted as asset representations reviewer in 26 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $24.5 billion. Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

Neither Pentalpha Surveillance nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in the securitization.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act as they relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). NREC has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”), and the Retaining Sponsor intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules as follows:

•     The Retaining Sponsor is expected to acquire on the Closing Date and retain an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), in the form of certificates representing approximately 4.27% (the “VRR Retention Percentage”) of the initial Certificate Balance or Notional Amount of, or percentage interest in, as applicable, each class of Regular Certificates and the Class Z certificates (as such acquired certificates may be exchanged as described under Annex F, the “VRR Interest”).

•     RREF III-D AIV RR, LLC (the “Retaining Third-Party Purchaser”) or its MOA is expected to purchase a portion of the Class F and Class NR certificates (such retained portion, the “HRR Certificates”), with an aggregate initial Certificate Balance of $31,860,000, representing approximately 0.75% of the aggregate fair value of the Regular Certificates and the Class Z certificates and may purchase certain other Classes of Certificates, including the Class X-E and Class E certificates (in each case other than the portions thereof to be retained by the Retaining Sponsor). The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, the Retaining Sponsor, the Retaining Third-Party Purchaser or any other party may no longer be required to comply with or act in with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

VRR Interest

General

On the Closing Date, the Retaining Sponsor is expected to acquire the VRR Interest. The VRR Interest is comprised of the respective Certificate Balance or Notional Amount of, or percentage interest in, as applicable, of each class of certificates set forth below:

Class	Certificate Balance, Notional Amount or Percentage Interest
Class A-1	$939,000
Class A-2	$9,961,000
Class A-3	$4,175,000
Class A-4	$3,986,000
Class A-5	$5,979,000
Class A-SB	$635,000
Class X-A	$30,031,000
Class X-B	$3,118,000
Class X-E	$780,000
Class A-S	$4,356,000
Class B	$1,834,000
Class C	$1,284,000
Class D	$1,330,000
Class E	$780,000
Class F	$367,000
Class NR	$1,054,503
Class Z	4.27%

Material Terms

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”. You are strongly urged to review this prospectus in its entirety.

HRR Certificates

General

The Retaining Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the Certificate Balance of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance of HRR Certificates(1)	Expected Initial Certificate Balance of Class	Estimated Fair Value of the HRR Certificates (in $ and %)(2)	Expected Purchase Price(3)
Class F	$8,221,000	$8,588,000	$1,715,328 / 0.19% - 0.20%	20.8652%
Class NR	$23,639,000	$24,693,503	$4,932,325 / 0.54% - 0.57%	20.8652%

(1)	These amounts do not include the initial Certificate Balances of the Class F and Class NR certificates that are a part of the VRR Interest.

(2)	The estimated fair value (expressed as a dollar amount) and estimated range of fair value (expressed as a percentage of the aggregate fair value of all of the Regular Certificates and the Class Z certificates) of the HRR Certificates. The fair value of the HRR Certificates (expressed as a dollar amount) is not subject to a range and has been determined as described under “—Yield-Priced Regular Certificates—Retaining Third-Party Purchaser Assumed Certificate Characteristics”. The fair value of the other Certificates is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each class of the HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Third-Party Purchaser is approximately $6,647,653 excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $44,418,936 representing 5% of the aggregate fair value, as of the Closing Date, of all of the Regular Certificates and the Class Z certificates.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the Retaining Sponsor of such disclosures is expected to be posted on the certificate administrator’s website on the “Risk Retention Special Notices” tab.

Retaining Third-Party Purchaser

RREF III-D AIV RR, LLC, a Delaware limited liability company, is expected to purchase the HRR Certificates and will act as the Retaining Third-Party Purchaser. The Retaining Third-Party Purchaser is wholly owned, directly or indirectly, by RREF III Debt AIV, LP, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”). The Retaining Third-Party Purchaser has purchased CMBS B-Piece Securities from approximately four other CMBS securitizations. RREF III Debt AIV, LP has held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) for more than 12 other CMBS securitizations. The Retaining Third-Party Purchaser is advised by RCM, an affiliate of the special servicer and experienced commercial real estate debt investor. RCM is a vertically integrated commercial real estate investment and asset manager. RCM is an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder with over 8,000 employees across the country’s largest real estate markets. As of June 30, 2017, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity funds (collectively, the “Funds”) and RCM also advised four separately managed accounts, with an aggregate of over $5.4 billion of regulatory assets under management in the aggregate. Four of such Funds are focused on distressed and value-add real estate related investments and/or commercial mortgaged-backed securities, four of such Funds are focused on investments in commercial mortgage-backed securities and the other two Funds and the separately managed accounts are focused on mezzanine debt and credit investments. Through June 30, 2017, RCM has acquired and/or is managing over $7.4 billion of non- and sub-performing real estate assets, representing approximately 10,836 loans. RCM has underwritten and purchased, primarily for the Funds, over $5.3 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in approximately 78 different securitizations totaling approximately $82.6 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions. See “Transaction Parties—The Special Servicer" for additional information about the Retaining Third-Party Purchaser, RCM and their respective affiliates. For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third-Party Purchaser and another party to this securitization, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders" and “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans.”

RREF III-D AIV RR, LLC or another affiliate of the special servicer is expected to be the initial Directing Holder (other than with respect to any Non-Serviced Mortgage Loan and, prior to a related Control Appraisal Period, any Serviced AB Whole Loan). Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each Mortgage Loan (other than with respect to any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and it or an affiliate assisted RREF III-D AIV RR, LLC and/or one or more of its affiliates with its due diligence on the Mortgage Loans prior to the Closing Date. Any review by the Retaining Third-Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for its own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of the sponsor’s underwriting standards or any loan-level disclosure in this prospectus. The Retaining Third-Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Retaining Third-Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of the sponsor or any other party to this transaction or any related documents.

Material Terms

For a description of the material terms of the classes of certificates that comprise the HRR Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Directing Holder” in this prospectus. You are strongly urged to review this prospectus in its entirety.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve and the Class E, Class F and Class NR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield, and the Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and Yield-Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-E Certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the certificates presented above based on a number of inputs consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates.

Swap-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each class of Swap-Priced Principal Balance Certificates would be over the course of the transaction based on when principal payments are required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates will be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve. The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Maturity	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2Y	1.380%	1.531%	1.682%
3Y	1.407%	1.599%	1.791%
4Y	1.450%	1.661%	1.872%
5Y	1.516%	1.727%	1.938%
6Y	1.593%	1.794%	1.995%
7Y	1.665%	1.859%	2.053%
8Y	1.731%	1.918%	2.105%
9Y	1.790%	1.973%	2.156%
10Y	1.844%	2.025%	2.206%

Based on the swap yield curve, the Retaining Sponsor will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’ weighted average life, by using a straight-line interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination. The Retaining Sponsor determined the credit spread for each class of Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of certificates as of the date of this prospectus. The credit spread for a particular class of certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.23%	0.28%	0.33%
Class A-2	0.45%	0.50%	0.55%
Class A-3	0.77%	0.87%	0.97%
Class A-4	0.80%	0.90%	1.00%
Class A-5	0.82%	0.92%	1.02%
Class A-SB	0.66%	0.76%	0.86%
Class A-S	1.05%	1.15%	1.25%
Class B	1.20%	1.45%	1.70%
Class C	1.50%	1.75%	2.00%
Class D	3.25%	3.75%	4.25%

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of certificates is the sum of the Interpolated Yield for such class and the related credit spread (converted to a monthly equivalent) established at pricing. For an expected range of values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.6276%	1.8554%	2.0831%
Class A-2	1.9562%	2.2172%	2.4782%
Class A-3	2.4251%	2.7201%	3.0150%
Class A-4	2.6116%	2.8938%	3.1760%
Class A-5	2.6477%	2.9293%	3.2109%
Class A-SB	2.3281%	2.6218%	2.9155%
Class A-S	2.8849%	3.1663%	3.4476%
Class B	3.0374%	3.4686%	3.8999%
Class C	3.3396%	3.7708%	4.2019%
Class D	5.0919%	5.7730%	6.4541%

Determination of Class Sizes. The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances, the Retaining Sponsor may elect not to engage a rating agency for particular classes of Principal Balance Certificates, based in part on the credit support levels provided by such rating agency. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’ Constraining Level. For each other subordinate class of Principal Balance Certificates, that class’ Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Principal Balance Certificates minus such subordinate class’ Constraining Level.

Target Price Determination. The Retaining Sponsor determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price that was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price(1)
Class A-1	100.00%
Class A-2	103.00%
Class A-3	103.00%
Class A-4	101.00%
Class A-5	103.00%
Class A-SB	103.00%
Class A-S	103.00%
Class B	103.00%(1)
Class C	103.00%(1)
Class D	88.00%(1)

(1)	Any given Target Price may not be achievable in all scenarios.

Determination of Assumed Certificate Coupon. Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Initial Certificate Coupons	Base Case Assumed Initial Certificate Coupon	High Estimate of Assumed Initial Certificate Coupon
Class A-1	1.64690%	1.87660%	2.10610%
Class A-2	2.61880%	2.88400%	3.14900%
Class A-3	2.90560%	3.20410%	3.50240%
Class A-4	2.73020%	3.01230%	3.29400%
Class A-5	2.99770%	3.28210%	3.56630%
Class A-SB	2.79640%	3.09390%	3.39100%
Class A-S	3.23290%	3.51690%	3.80060%
Class B	3.38540%	3.82030%	4.16102%(1)
Class C	3.68890%	4.09602%(2)	4.16102%(1)
Class D	4.16102%(1)	4.16102%(1)	4.16102%(1)
Class E	2.88800%	3.07200%	3.25600%

(1)	Expected to accrue interest at the WAC Rate.

(2)	Expected to accrue interest at the WAC Rate less a specified percentage.

Determination of Swap-Priced Expected Price. Based on interest payments using the Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the related Net Mortgage Rate. The Retaining Sponsor determined the Swap-Priced Expected Price for each class of Swap-Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair market values of the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of Interest-Only Certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying mortgage loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve. The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Interest-Only Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Interest-Only Certificates

Maturity	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	1.698%	1.900%	2.102%
10Y	1.888%	2.072%	2.256%

Based on the treasury yield curve, the Retaining Sponsor determined for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’ weighted average life of the class(es) of Principal Balance Certificates that is the component of such class of Interest-Only Certificates by using a straight-line interpolation using treasury yield curves with 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination. The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Interest-Only Certificates as of the date of this prospectus. The credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair market values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.25%	1.50%
Class X-B	1.00%	1.25%	1.50%

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread (converted to a monthly equivalent). For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Interest-Only Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for such class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for such class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.7013%	3.1530%	3.6047%
Class X-B	2.8644%	3.3007%	3.7369%
Class X-E	12.0000%	12.0000%	12.0000%

Determination of Scheduled Certificate Interest Payments. Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Interest-Only Certificates based on the defined Pass-Through Rate for such class of certificates.

Determination of Interest-Only Expected Price. Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Interest-Only Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Interest-Only Certificates and therefore a lower Interest-Only Expected Price.

Yield-Priced Principal Balance Certificates

Retaining Third-Party Purchaser Assumed Certificate Characteristics. The Yield-Priced Principal Balance Certificates include each class of HRR Certificates expected to be acquired by the Retaining Third-Party Purchaser, and the inputs for the valuation of each such class of HRR Certificates were derived from the bid that the Retaining Third-Party Purchaser made to acquire such class of HRR Certificates. The range of values were derived from variances in the inputs estimated by the Retaining Sponsor for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in placement of CMBS with similar characteristics. Various factors may have influenced the Retaining Third-Party Purchaser’s determination of its required Discount Yield and the related Assumed Certificate Coupon, including without limitation, the Retaining Third-Party Purchaser’s assessment of the assumed default probability on the Mortgage Loans, the expected loss severity following any default, the assumed prepayment rate, and the Retaining Third-Party Purchaser’s cost of funds and ultimate return on investment that the Retaining Third-Party Purchaser wishes to achieve. In addition, the Retaining Third-Party Purchaser’s bid may be influenced by its desire to capture market-share or other strategic business considerations. The Discount Yield for each class of the HRR Certificates is 29.0106%.

Determination of Class Size. The Retaining Sponsor determined the Certificate Balance of each class of HRR Certificates in the same manner described in “—Swap-Priced Principal Balance Certificates— Determination of Class Sizes” above.

Weighted Average Life. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of HRR Certificates.

Determination of Yield-Priced Expected Price. Based on the interest payments using the Assumed Certificate Coupon assumed to be equal to the related Net Mortgage Rate for each class of the Yield-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each class of HRR Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price” and, together with the Swap-Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices” or each an “Expected Price”) expressed as a percent of the

Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. The Retaining Sponsor determined the Yield-Priced Expected Price for each class of HRR Certificates based on the low estimate and high estimate of Discount Yields. The lower the Discount Yield, the higher the corresponding Yield-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of each class of HRR Certificates will correspond to the high range of the estimate of potential Discount Yields and correspondingly, the high range of fair market values of each class of HRR Certificates will correspond to the low range of the estimate of potential Discount Yields.

Calculation of Fair Value

The sponsor determined that the Class Z Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class Z Certificates.

Based on the Expected Prices, the Retaining Sponsor determined the range of fair values set forth in the table below for each class of Regular Certificates (other than the Class Z certificates and excluding accrued interest). For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of Regular Certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of Regular Certificates. For the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)”, the Retaining Sponsor determined the fair value for the related class of Regular Certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of Regular Certificates. For the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the Retaining Sponsor determined the fair value of the related class of Regular Certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of Regular Certificates.

Range of Fair Value

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$21,972,986	$21,972,982	$21,972,972
Class A-2	$240,271,429	$240,271,173	$240,271,339
Class A-3	$100,688,428	$100,688,200	$100,688,548
Class A-4	$94,271,984	$94,272,340	$94,271,769
Class A-5	$144,209,760	$144,209,663	$144,210,227
Class A-SB	$15,306,771	$15,306,815	$15,306,755
Class X-A	$32,526,852	$45,296,812	$58,509,697
Class X-B	$0	$1,496,630	$4,211,771
Class X-E	$995,529	$1,191,180	$1,386,821
Class A-S	$105,051,670	$105,051,655	$105,051,238
Class B	$43,990,271	$44,231,132	$44,231,254
Class C	$30,064,426	$30,959,015	$30,962,696
Class D	$26,087,509	$27,503,529	$29,013,694
Class E	$9,178,994	$8,983,342	$8,787,702
Class F	$1,791,907	$1,791,903	$1,791,907
Class NR	$5,152,359	$5,152,349	$5,152,359
Class Z	$0	$0	$0

The estimated range of fair value for all the Regular Certificates is approximately $871,560,874 to $905,820,750, excluding accrued interest.

Hedging, Transfer and Financing Restrictions

The Credit Risk Retention Rules include certain restrictions on hedging, transfer and financing of the Vertical Interest and the HRR Certificates. These restrictions provide that (i) the Retaining Sponsor or any MOA of the Retaining Sponsor may not transfer the Vertical Interest except to an MOA of the

Retaining Sponsor, (ii) the Retaining Third-Party Purchaser or any MOA of the Retaining Third-Party Purchaser may not transfer the HRR Certificates except to any MOA of the Retaining Sponsor or, on and after the fifth anniversary of the Closing Date, to a subsequent third-party purchaser, (iii) none of the Retaining Sponsor, the Retaining Third-Party Purchaser or their respective affiliates will be permitted engage in any hedging transactions if payments on the hedge instrument are materially related to the required credit risk retention and the hedge position would limit the financial exposure to the required credit risk retention, and (iv) none of the Retaining Sponsor, the Retaining Third-Party Purchaser or their respective affiliates may pledge the required credit risk retention as collateral for any obligation unless such obligation is with full recourse to the Retaining Sponsor, the Retaining Third-Party Purchaser or affiliate, respectively.

Unless stated otherwise, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the earliest of (i) the date that is the latest of (a) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (b) the date on which the total outstanding Certificate Balance of the Principal Balance Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Principal Balance Certificates as of the Closing Date; or (c) two years after the Closing Date, or (ii) subject to the consent of the Retaining Sponsor (which may not be unreasonably withheld) on the date on which the Credit Risk Retention Rules have been officially abolished or officially determined by the applicable regulatory agencies to be no longer applicable to this securitization transaction or, the HRR Certificates or the VRR Interest, as applicable; provided that such restrictions relating to the Retaining Third-Party Purchaser will also expire on the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in §244.7(b)(8)(i) of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. The operating advisor will be required to be an Eligible Operating Advisor. For information regarding the operating advisor and a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. For a description of the material terms of the PSA with respect to the operating advisor and the operating advisor’s compensation, see “Pooling and Servicing Agreement—The Operating Advisor” and “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”. For a description of any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Representations and Warranties

Each of Column, NREC and BSP will make the representations and warranties identified on Annex D-1 to this prospectus with respect to the Mortgage Loan that it is contributing to this transaction, subject to certain exceptions to such representations and warranties set forth on Annex D-2 to this prospectus.

At the time of its decision to include the Column Mortgage Loans in this transaction, Column determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Column that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Column that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Column based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Column Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the NREC Mortgage Loans in this transaction, NREC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NREC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NREC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NREC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable NREC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the BSP Mortgage Loans in this transaction, BSP determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BSP that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BSP that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BSP based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BSP Mortgage

Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates
“Senior Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-E certificates
“Subordinate Certificates”	The Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates
“Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class NR certificates
“Class X Certificates”	The Class X-A, Class X-B and Class X-E certificates
“Residual Certificates”	The Class R certificates
“Regular Certificates”	All of the certificates (other than the Class Z certificates and the Class R certificates)

The certificates will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property and revenues received in respect thereof but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan and revenues; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in any such funds or assets relating to such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-CX9 will consist of the following classes: the Class A-1 certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 certificates, the Class A-5 certificates and the Class A-SB certificates (collectively with the Class A-S certificates, the “Class A Certificates”), the Class X-A certificates, the Class X-B certificates and the Class X-E certificates (collectively, the “Class X Certificates”), the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class NR certificates, the Class Z certificates and the Class R certificates.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
Class A-1	$21,973,000
Class A-2	$233,274,000
Class A-3	$97,756,000
Class A-4	$93,339,000
Class A-5	$140,010,000
Class A-SB	$14,861,000
Class X-A	$703,205,000
Class X-B	$73,004,000
Class A-S	$101,992,000
Class B	$42,943,000
Class C	$30,061,000

Non-Offered Certificates
Class X-E	$18,252,000
Class D	$31,134,000
Class E(1)	$18,252,000
Class F(1)	$8,588,000
Class NR(1)	$24,693,503

(1)	The approximate initial Certificate Balance of each of the Class E, Class F and Class NR certificates are subject to change based on final pricing of all certificates and the final determination of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser as part of the satisfaction of the retention obligations of the Retaining Sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The Notional Amount of the Class X-B certificates will equal the Certificate Balances of the Class B and Class C certificates. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates.

The Class Z certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class Z certificates will represent the right to receive Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Excess Interest will be held in a grantor trust (the “Grantor Trust”), beneficial ownership of which will be represented by the Class Z certificates. The Regular Certificates will represent beneficial ownership of their respective interests in the related regular interest issued by the Upper-Tier REMIC to the Grantor Trust.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in October 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class Z or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the Certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)     the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-

Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date and, in the case of a Non-Serviced Mortgage Loan, other than the monthly remittance thereon) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amounts to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class Z certificates);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)     if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)     all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)     with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)     the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (and any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (and any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (and any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (and any periodic payments for any related Companion Loan) relating to such Collection Period (or applicable grace period) on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Periodic Payments” means all scheduled payments of principal and/or interest and any balloon payments (such amounts other than any Excess Interest) paid by the borrowers of a Mortgage Loan.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-SB certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Balance of the Class A-SB certificates to the scheduled principal balance set forth on Annex E with respect to the Class A-SB certificates (the “Class A-SB Scheduled Principal Balance”) for such Distribution Date;

(ii)	to the holders of the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(iii)	to the holders of the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(iv)	to the holders of the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through

  (iii) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(v)	to the holders of the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(vi)	to the holders of the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(vii)	to the holders of the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (vi) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such class), up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the holders of the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the holders of the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the holders of the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the holders of the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the holders of the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the holders of the Class C certificates, in reduction of their Certificate

Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the holders of the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the holders of the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the holders of the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the holders of the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the holders of the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates have been reduced to zero, to the holders of the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the holders of the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the holders of the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates and the Class F certificates have been reduced to zero, to the holders of the Class NR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the holders of the Class NR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the holders of the Class R certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective outstanding Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date on which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to the Principal Distribution Amount on such Distribution Date) have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to        %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to        %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to        %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to        %.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rates on the Class B and Class C certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for such Distribution Date.

The Class Z certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including the Non-Serviced Mortgage Loans) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including each Non-Serviced Mortgage Loan), and any REO Loan is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month accrual period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month accrual period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loans) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the related Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each class of Regular Certificates for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)     the Principal Shortfall for that Distribution Date;

(b)     the Scheduled Principal Distribution Amount for that Distribution Date; and

(c)     the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)    Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)    Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed

Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date (or, in the case of a Non-Serviced Mortgage Loan, received by the master servicer during such period as would allow inclusion in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the applicable one-month period ending on the related Determination Date (or, in the case of a Non-Serviced Mortgage Loan, received by the master servicer during such period as would allow inclusion in the Available Funds for such Distribution Date) whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees payable as of the date of receipt of such proceeds, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the applicable one-month period ending on the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan and payable as of the date of receipt of such proceeds, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to the related predecessor Mortgage Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and/or the related Mortgaged Property has not become an REO Property, and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to the related predecessor Mortgage Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will generally be reduced by the amount of payments and other collections of principal received on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will equal the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan, as applicable) is otherwise liquidated, then, as of the Distribution Date that relates to the first Determination Date on or prior to which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee payable each month, each REO Property (including any REO Property with respect to the Non-Serviced Mortgage Loan held pursuant to the Non-Serviced PSA) will be treated as if the related Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”) were still outstanding, and all references to Mortgage Loan or Mortgage Loans or Companion Loan or Companion Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Pari Passu Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to a Serviced AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the Certificates, other than indirectly in the limited circumstances related to reimbursement of Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, yield maintenance charges, if any, collected and allocated in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates (excluding the Class X-E, Class E, Class F and Class NR certificates) in the following manner: (a) pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S certificates, and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class X-B, Class B, Class C and Class D certificates, based upon the aggregate amount of principal distributed to the Classes of Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective Classes of Certificates in each YM Group in the following manner: (1) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of Principal Balance Certificates in such YM Group in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of Principal Balance Certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (2) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of Principal Balance Certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, to the Class X-B certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate of such class of Certificates and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the Mortgage Loan Rate on such Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Loan Rate of such Serviced Whole Loan) and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on the related Mortgage Loan or Serviced Whole Loan, as applicable, and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan or Serviced Whole Loan, as applicable, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, Class E, Class F, Class NR, Class Z or Class R certificates. After the Certificate Balances and Notional Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to the holders of the Class X-B certificates, regardless of whether the Notional Amount of the Class X-B certificates has been reduced to zero.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount, as applicable, of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	June 2022
Class A-2	September 2022
Class A-3	August 2024
Class A-4	April 2027
Class A-5	July 2027
Class A-SB	October 2026
Class A-S	August 2027
Class X-A	August 2027
Class X-B	September 2027
Class B	August 2027
Class C	September 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in September 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan(s) in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) that actually accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan(s) in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loan(s) in accordance with the related Intercreditor Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan and is required to be remitted to the holder of such Serviced Companion Loan) on each Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), any related Serviced Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan (or any related Serviced Pari Passu Companion Loan) on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00250% per annum and (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the Controlling Class, at the request or with the consent of the Directing Holder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s), pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the Non-Serviced Master Servicer.

The aggregate of any Excess Prepayment Interest Shortfall with respect to the Mortgage Loans for any Distribution Date will be allocated on such Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment (or the portion thereof allocated to the Mortgage Loans) for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class NR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class NR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class NR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the

Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class Z certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class Z certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the forms provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)          a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)        a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file (with respect to the initial Distribution Date); and

(15)        a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the initial Distribution Date);

●	a CREFC® loan periodic update file;

●	a CREFC® Appraisal Reduction Amount Template; and

●	a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is non-Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing following the receipt of such quarterly operating statement for the quarter ending December 31, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List). The master servicer (with respect to Mortgage Loans that are non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver or make available copies (in electronic format) to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing following the receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer in preparing the CREFC® comparative financial status report. Such master servicer or special servicer will deliver to the certificate administrator and each holder of a related Serviced Companion Loan and, upon request, the operating advisor, by electronic means the CREFC® net operating income adjustment worksheet.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if the DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” means the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Holder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that:

(1)	(i) if a Privileged Person is a Borrower Party and is also the Directing Holder or one of the Controlling Class Certificateholders, then such Directing Holder or Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), will not be entitled to receive any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if a Privileged Person is a Borrower Party but is not the Directing Holder or any Controlling Class Certificateholder, then such party will not be entitled to receive any information other than the Distribution Date Statement;

(2)	If the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, however, that the special servicer may not directly or indirectly provide any information related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; and

(3)	notwithstanding (1) above, any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party with respect to the Mortgage Loans is expected to be NREC.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding a loan secured by one or more individual cooperative units (or the ownership shares in such units) or owning one or more residential cooperative units at the related Mortgaged Property.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer (including any Excluded Special Servicer) and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Directing Holder or holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing:

(i)       that such person executing the certificate is a Certificateholder, the Directing Holder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing),

(ii)       that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Holder or a Controlling Class Certificateholder, as applicable, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator,

(iii)       (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus, and

(iv)       such person agrees to keep any Privileged Information confidential and will not violate any securities laws,

provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that (1) solely for the purposes of giving any consent or taking any action pursuant to the PSA, any certificate beneficially owned by the depositor, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the operating advisor, a Borrower Party or any person actually known to a responsible officer of the certificate registrar to be an affiliate of the depositor, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the operating advisor or a Borrower Party will be deemed not to be outstanding and (2) solely for the purposes of exercising any rights of a Certificateholder described under “Pooling and Servicing Agreement―Dispute Resolution Provisions”, any certificate beneficially owned by the related mortgage loan seller will be deemed not to be outstanding, and, in the case of either (1) or (2), the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, take any such action or exercise any such rights has been obtained (provided that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Loan). Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the PSA, any certificate beneficially owned by the depositor, the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the depositor, the master servicer, the special servicer, the trustee, the operating advisor or the certificate administrator or any of their affiliates, then such certificate so owned will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the master servicer, the special servicer or an affiliate of the master servicer or the special servicer, if any, as a member of the Controlling Class (but not with respect to any Excluded Controlling Class Loan with respect to which such party is an Excluded Controlling Class Holder) or (ii) solely for purposes of accessing information, to any affiliate of the depositor, the master servicer, the special servicer, the trustee, the operating advisor or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee, the operating advisor or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public. Each NRSRO will be deemed to recertify to the foregoing each time it accesses the certificate administrator’s website.

In addition, under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics and BlackRock Financial Management, Inc., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be; provided that in connection with such request, the master servicer or the special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the Operating Advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

(A) the following “deal documents”:

●	this prospectus;

●	the PSA, each Sub-Servicing Agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

(B) the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C) the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator);

●	the CREFC® Appraisal Reduction Amount Template; and

●	the annual reports prepared by the operating advisor;

(D) the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer; and

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

(E) the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	any notice of the termination of a sub-servicer;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

●	any notice or document provided to the certificate administrator by the master servicer or the depositor directing the certificate administrator to post the same as a “special notice”;

(F) the “Investor Q&A Forum”;

(G) solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

(H) the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan. The certificate administrator will, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded

Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder, such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will allow the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide or provide access to certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Holder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       0% in the case of the Class Z and Class R certificates,

(2)       2% in the case of the Class X-A, Class X-B and Class X-E certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(3)       in the case of any class of Principal Balance Certificates (or, with respect to a vote of Non-Reduced Certificates, in the case of any class of Non-Reduced Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the Principal Balance Certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, the operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the Principal Balance Certificates) of the Principal Balance Certificates (or, with respect to a vote of Non-Reduced Certificates, the aggregate of the Certificate Balances of all classes of the Non-Reduced Certificates), each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class Z certificates or the Class R certificates will be entitled to any Voting Rights.

“Non-Reduced Certificates” means, as of any date of determination, any class of Principal Balance Certificates then-outstanding for which (a) (1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates as of the date of determination and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such class of certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of certificates.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—Access to Certificateholders’ Names and Addresses” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificates evidencing the VRR Interest and the HRR Certificates may only be issued as Definitive Certificates and held by the certificate administrator as custodian on behalf of the related investor pursuant to the PSA; provided that the certificates evidencing the VRR Interest shall initially be held as book-entry certificates and then converted to the form of Definitive Certificates. Any request for release of a certificate evidencing a VRR Interest or an HRR Certificate must be consented to by the retaining sponsor and may be subject to any additional requirements pursuant to the PSA.

Exchange of Certificates

On and after the Closing Date, a holder of a uniform percentage interest in each class of certificates (other than the Class R certificates) may be exchanged for such percentage interest in the Class V Certificates, as described in Annex F.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request, afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register.

Requests to Communicate

The PSA will require that the certificate administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a

“Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – CSAIL 2017-CX9

with a copy to: trustadministrationgroup@wellsfargo.com. Any Communication Request must contain the name of the Requesting Investor, the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, 2017-CX9 and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in certifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)    the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)    an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of lender’s title insurance of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    other than with respect to a Mortgage Loan secured by a residential cooperative property, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan; and

(xvii)    the original or a copy of any related mezzanine intercreditor agreement.

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)   a copy of each of the following documents:

(i)    the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)    any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)    the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)    any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) or a residential cooperative property, copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of (i) all mortgagor’s certificates of hazard insurance and/or (ii) hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), in each case, if any, delivered in connection with the closing of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

(l)     a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of any insurance consultant report;

(s)   a copy of the organizational documents of the related mortgagor and any guarantor;

(t)    a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)   a copy of any closure letter (environmental); and

(v)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included or obtained in connection with the origination of such Mortgage Loan, (other than any document that customarily would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution.

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, however, that the related mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or the affected REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the applicable Directing Holder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the related mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan, unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA (other than the asset representations reviewer) to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the related mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the related mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Holder (and, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class), with the consent of the Directing Holder) are able to agree, each in its sole discretion, upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller repurchases the related Non-Serviced Companion Loan securitized under the related Non-Serviced PSA from the related other issuing entity, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Non-Serviced Companion Loans contained in a securitization.

With respect to any Mortgage Loan, “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable), if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, the asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan (or related REO Loan); provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” but will include trust expenses related to such activities, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by a mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)     have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved (so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Holder or the holder of the majority of the Controlling Class), by the Directing Holder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the related mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Holder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the related mortgage loan seller will have the option to either repurchase the related Mortgage Loan or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The related mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the related mortgage loan seller will be deemed to have cured the breach in all respects. The related mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the related mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Pari Passu Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” above.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator in its capacity as custodian, with a copy to the master servicer, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or the special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase, substitute or make a Loss of Value Payment for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower(s) on similar non-defaulted debt of such borrower(s) as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Holder (and, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) the consent of the Directing Holder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or the special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or the special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Remittance Date; and

(2)   in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined to exist with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges, prepayment premiums or Excess Interest or with respect to any Companion Loan or with respect to any cure payment by the holder of the Allergan HQ Subordinate Companion Loan, the JW Marriott Chicago Subordinate Companion Loan or the Center 78 Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

The master servicer will be obligated to make Servicing Advances with respect to Serviced Whole Loans; provided that no Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for a Non-Serviced Whole Loan under the PSA. No Servicing Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the issuing entity. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan other than an Excluded Loan as to such party) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled (a) to consider (among other things) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (among other things) future expenses, (c) to estimate and consider (among other things) the timing of recoveries, and (d) give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer, which determination will be binding on the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to such Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance

(including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account allocable to principal are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of the Non-Serviced Whole Loans under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the

Collection Account, in no event later than the 2nd business day following receipt in available and properly identified funds, all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Companion Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including the “Lower-Tier REMIC Distribution Account” and the “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class Z and Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Remittance Date occurring each February and on any Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January

(if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class Z certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain the “Gain-on-Sale Reserve Account”, which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Companion Distribution Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from their investment of such funds, as provided in the PSA.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account), exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account, for any of the following purposes, in each case only to the extent permitted under the PSA, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each Remittance Date (A) to the certificate administrator on the related Distribution Date for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account any Withheld Amounts collected on the Actual/360 Loans for their due dates in January (except during a leap year) and February of any calendar year;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)    to recoup any amounts deposited in the Collection Account in error;

(xii)    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans, the related Serviced Companion Loans and each successor REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of each such Mortgage Loan, Serviced Companion Loan and REO Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and the related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of each such Specially Serviced Loan and REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and the related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan for which the special servicer	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments, and any other revenues received with respect to the related Mortgage Loan (and each related Serviced	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	obtains (i) a full, partial or discounted payoff (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee rate to the related payment or proceeds (exclusive of default interest).	Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption fees, waiver, consent and earnout fees, late payment charges, default interest and other processing fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan (in each case, excluding each Non-Serviced Mortgage Loan and excluding any Companion Loan).	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan (in each case, excluding each Non-Serviced Mortgage Loan and excluding any Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, with respect to the period when the outstanding Certificate	Payable by the related borrower when incurred (during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account).

Asset Representations Reviewer Fee/Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Monthly

Asset Representations Reviewer Upfront Fee/Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	The sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller upon completion of any Asset Review and within 45 days of receipt of a written request from the asset representations reviewer; provided, however, that if the related mortgage loan seller is (x) insolvent or (y) fails to pay such amount upon completion of any Asset Review and within 90 days of receiving an invoice from the asset representations reviewer, such fee will be paid by the trust; provided, further, that notwithstanding any payment of such fee by the trust, such fee will remain an obligation of the related mortgage loan seller and the special servicer will reasonably pursue remedies against such mortgage loan seller.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and the related Serviced Companion Loans), and then, with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to the Mortgage Loans on deposit in the Collection	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Account, subject to certain limitations.

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and the related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Time to time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans).	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)		applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any related REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer (if any) under the Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to the Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to a Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and any successor REO Loan, and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Whole Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.00500%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	a specified percentage (which may be either 50% or 100% for performing Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that with respect to such transactions, the consent of and/or processing by the special servicer is not required for the related transaction and, in the event that the special servicer’s consent and/or processing is required, then the master servicer will be entitled to 50% of such fees;

●	100% of all assumption application fees and other similar items received on any Mortgage Loans solely to the extent the master servicer is processing the underlying transaction (including any related

Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (provided, however, that 50% of the portion of any fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent, processing or approval of the special servicer is required under section (iv) of the Special Servicer Decisions listed in this prospectus (and specifically excluding any defeasance fees), must be paid by the master servicer to the special servicer);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that with respect to such transactions, the consent, processing or approval of the special servicer is not required to take such actions;

●	50% of all assumption, waiver, consent and earnout fees and other similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) for which the special servicer’s processing, consent or approval is required and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid;

●	100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Loans; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap of the greater of (a) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan and (b) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of KeyBank as master servicer; provided that KeyBank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to the Non-Serviced Mortgage Loans, the master servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.00250% per annum with respect to the Westin Building Exchange Mortgage Loan.

With respect to any split fee (other than a fee split with respect to penalty charges), the master servicer and the special servicer shall each have the right in its sole discretion, but not any obligation, to reduce or elect not to charge its respective percentage interest in any fee or payment payable to such party; provided, however without the consent of the affected party, (x) neither the master servicer nor the special servicer shall have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee shall not have any right to share in any portion of the other party’s fee.

For the avoidance of doubt, if the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer shall still be entitled to charge the portion of the related fee the special servicer would have been entitled to if the master servicer had charged a fee and the master servicer shall not be entitled to any of such fee charged by the special servicer.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to a per annum rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee of $5,000 (or, in the case of the Center 78 Mortgage Loan, $3,500) for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of the lesser of (a) 1.0% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) the rate that would result in a workout fee of $1,000,000 (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in an aggregate Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on such Mortgage Loan (or Serviced Whole Loan, if applicable) from the date that such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date).

The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including each related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to a Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of the lesser of (a) such rate as would result in a liquidation fee of $1,000,000 and (b) 1.0% with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), each Specially Serviced Loan and each REO Property; provided that if the rate in clause (b) above would result in a liquidation fee that would be less than $25,000 in circumstances where a liquidation fee is to be paid, then such rate as would yield a fee of $25,000; provided, further, that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the Serviced Companion Loan or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)    the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) the Allergan HQ Whole Loan, the JW Marriott Chicago Whole Loan or the Center 78 Whole Loan by the holder of the related Subordinate Companion Loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties, in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Companion Loan within the time period (or extension of such time period) provided for such repurchase in such pooling and servicing agreement if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Holder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and if such affiliated Directing Holder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Holder for approval the initial asset status report with respect to such Specially Serviced Loan, then the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Holder or its affiliates), or

(vi)    if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full; provided that, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)    a specified percentage (which may be either 0% or 50% for performing Mortgage Loans (other than Non-Serviced Mortgage Loans) and 100% for Specially Serviced Loans) of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of assumption application fees and other similar items received with respect to Mortgage Loans for which the special servicer is processing the underlying assumption related transaction,

(iii)    50% of the portion of any fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent, processing or approval of the special servicer is required,

(iv)    100% of all Excess Modification Fees and assumption, waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(v)    50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees received with respect to all Mortgage Loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and for which the special servicer’s processing, consent or approval is required.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (and the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for such Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Mortgage Loan)), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00790% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loans and excluding any Companion Loans) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. The Certificate Administrator/Trustee Fee includes the trustee fee.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (in each case, excluding any Non-Serviced Mortgage Loan and excluding any other Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00250% with respect to all Mortgage Loans, and the Stated Principal Balance of the Mortgage Loans and any REO Loans (in each case, excluding any Non-Serviced Mortgage Loans and excluding any Companion Loans) and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will also be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, equal to the product of a rate equal to 0.00026% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (the “Asset Representations Reviewer Asset Review Fee”).

Each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, except that the Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid, in the first instance, by the related mortgage loan seller upon completion of any Asset Review and within forty-five (45) days of receipt by the related mortgage loan seller of a written invoice from the asset representations reviewer. If the related mortgage loan seller is (x) insolvent or (y) fails to pay such amount within ninety (90) days of receiving an invoice from the asset representations reviewer, such fee will be paid by the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount. However notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the special servicer will be required to reasonably pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity, and the costs of so doing will be a trust fund expense. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan will be required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by a mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty

License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)	30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Holder (except in the case of an Excluded Loan with respect to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, in consultation with the operating advisor), as of the first Determination Date that is at least ten (10) business days following the date the special servicer receives an appraisal or conducts a valuation described below, equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; however, in the case of a residential cooperative property, such appraised value will be determined as if such Mortgaged Property is operated as a multifamily rental property with rents and other income set at the prevailing market rates (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants), and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan based upon their respective outstanding principal balances; provided that with respect to a Serviced AB Whole Loan, any related Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan until reduced to zero, and then to the related Mortgage Loan and any related Pari Passu Companion Loan(s) pursuant to the related Intercreditor Agreement, pro rata, based on their principal balances.

For a summary of the provisions in each Non-Serviced PSA relating to appraisal reduction amounts, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to use reasonable efforts to obtain an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s receipt of such MAI appraisal. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than ten (10) business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within four (4) business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable, and, promptly following receipt of any such appraisal or performance of such valuation (or receipt of any supplemental appraisal, as discussed below), will deliver a copy thereof to the master servicer, the certificate administrator, the trustee, the operating advisor and (prior to the occurrence of any Consultation Termination Event and other than in the case of any Excluded Loan with respect to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) the Directing Holder; provided, however, that no new or updated appraisal will be required if the Mortgage Loan, Serviced Whole Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the special servicer reasonably believes such sale is likely to close. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the special servicer will consult with the Directing Holder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 6-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reduction amounts that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under such Non-Serviced PSA in respect of such Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, such Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to such Non-Serviced Whole Loan will generally be allocated to such Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances. For purposes of determining control with respect to any Serviced AB Whole Loan, Appraisal Reduction Amounts will first be notionally allocated to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Pari Passu Companion Loan(s) pursuant to the related Intercreditor Agreement, pro rata, as applicable.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-E certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master

Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount. In the case of a Serviced Whole Loan, any Collateral Deficiency Amount will be allocated among the related Mortgage Loan, Serviced Pari Passu Companion Loan and Subordinate Companion Loan in the same manner Appraisal Reduction Amounts are allocated.

For purposes of determining the Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class NR certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB

certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class NR certificates, second, to the Class F certificates, and third, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts (as applicable) to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

With respect to the Allergan HQ Whole Loan, the JW Marriott Chicago Whole Loan or the Center 78 Whole Loan, the holders of the related Subordinate Companion Loans may in certain circumstances post collateral to avoid a change of control. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior class of Control Eligible Certificates, if any, during such period.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, with respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “—The Serviced AB Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than any Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and any related Serviced Companion Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard (with respect to any Mortgage Loan other than an applicable Excluded Loan and, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder); provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to a REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer (unless a Control Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). In addition, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan that is not an Excluded Loan as to such party) in connection with any determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon the certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the ten (10) highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Holder and/or the consultation rights of the Risk Retention Consultation Party, or the holder of any Companion Loan as described under “—The Directing Holder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan, or waiting to consult on a non-binding basis with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained) (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder) (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and upon non-binding consultation with the Risk Retention Consultation Party, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligations to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this section, the special servicer (or, with respect to certain non-material modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or to be subject to tax under the REMIC provisions. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions or Special Servicer Decisions (unless, with respect to a non-Specially Serviced Loan, the master servicer and the special servicer mutually agree that the master servicer will process and obtain the prior consent of the special servicer). The master servicer may enter into certain non-material modifications, amendments, consents and waivers described in the PSA and as permitted under the Mortgage Loan documents to the extent they do not constitute Major Decisions or Special Servicer Decisions.

Except as otherwise described in the proviso following the Special Servicer Decisions listed below, the master servicer will not be permitted to consent to or approve a request by a borrower with respect to any of the following types of requests (each a “Special Servicer Decision”) and the special servicer will process and/or consent to each such Special Servicer Decision:

(i)      approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements for leases in excess of the lesser of 30,000 square feet and 30% of the net rentable area of the related Mortgaged Property, so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan documents;

(ii)     approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)    approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iv)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a Mortgage Loan event of default, (ii) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(v)     any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves with respect to any Mortgage Loan, but excluding (subject to clause (vi) below), as to Mortgage Loans which are non-Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related loan documents (for the avoidance of doubt, other than as set forth in clause (vi) below, any request with respect to a Mortgage Loan that is a non-Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and special servicer, will not constitute a Special Servicer Decision);

(vi)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit in the case of certain Mortgage Loans whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate (but excluding tax and insurance escrows), at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans are identified on a schedule to the PSA), except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan);

(vii)   in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents;

(viii)   in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) the release, substitution or addition of collateral securing any Mortgage Loan in connection with a defeasance of such collateral; or (ii) that are related to the any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not a Major Decision;

(ix)    approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan; and

(x)    approving any requests for modification or amendment of a ground lease or entry into a new ground lease;

provided, however, that notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters with respect to any non-Specially Serviced Loan.  If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Decision, the master servicer will be required to obtain the special servicer’s prior consent to such Special Servicer Decision. In any case, with respect to any Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and special servicer will be entitled to 50% of any related fee paid in connection with such Special Servicer Decision whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan (other than any Excluded Loan as to such party), the approval of the Directing Holder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) with respect to a Specially Serviced Loan (other than any Excluded Loan as to such party), non-binding consultation with the Risk Retention Consultation

Party, in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Major Decision or any Special Servicer Decision will be required to refer the request to the special servicer. Generally, the special servicer will process the request directly. However, the master servicer and special servicer may mutually agree that the master servicer will process such request, in which case the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any related fee whether or not the master servicer processes such request.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer is the party giving notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Holder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Holder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer is the party giving notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Holder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Holder or the Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, with respect to any Serviced AB Whole Loan, so long as no Control Appraisal Period under the related Intercreditor Agreement has occurred and is continuing, no modification, waiver or amendment of the related Whole Loan that would be a “major decision” under the related Intercreditor Agreement may be made without the consent of the holder of the related Subordinate Companion Loan, which must be obtained by the special servicer. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Allergan HQ Whole Loan—Consultation and Control”, “—The JW Marriott Chicago Whole Loan—Consultation and Control” and “—The Center 78 Whole Loan—Consultation and Control”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to determine, in a manner consistent with the Servicing Standard and subject to the consent of the special servicer), whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an applicable Excluded Loan, upon consultation with the Directing Holder). However, the special servicer or the master servicer, as applicable, may not waive the rights of the lender or grant its consent under any “due-on-sale” clause, unless:

●	the special servicer or the master servicer, as applicable, has received a Rating Agency Confirmation, or

●	such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (a) represents less than 5% of the principal balance of all the Mortgage Loans in the issuing entity, (b) has a principal balance that is equal to or less than $35 million and (c) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

For the avoidance of doubt, with respect to any Mortgage Loan that (i) is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest and (ii) is a Specially Serviced Loan, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Holder with respect to the above described “due-on-sale” matters.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to determine, in a manner consistent with the Servicing Standard and subject to the consent of the special servicer), whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that with respect to such waiver of rights prior to the occurrence and continuance of a Control Termination Event and other than with respect to an applicable Excluded Loan, the special servicer has obtained the consent of the Directing Holder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and during the continuance of a Consultation Termination Event and other than with respect to an applicable Excluded Loan, has consulted with the Directing Holder). However, the special servicer or the master servicer, as applicable, may not waive the rights of the lender or grant its consent under any “due-on-encumbrance” clause, unless:

●	the special servicer or the master servicer, as applicable, has received a Rating Agency Confirmation, or

●	such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (a) represents less than 2% of the principal balance of all the Mortgage Loans in the issuing entity, (b) has a principal balance that is $20 million or less, (c) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (d) has as debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan (or related Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and (e) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

With respect to any Serviced AB Whole Loan, the rights of the Directing Holder set forth in the preceding paragraphs will be exercised by the holders of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced AB Whole Loan, the cost will be allocated, first, to reduce amounts otherwise distributable to the holder of the related Subordinate Companion Loan, and second, to reduce amounts otherwise distributable to the holder of the related Mortgage Loan and the holders of any related Pari Passu Companion Loan(s), as applicable, on a pro rata and pari passu basis to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which the preparer of such report has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any visible waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect and review the annual operating statements of the related Mortgaged Property commencing with the calendar quarter ending on December 31, 2017 and the calendar year ending on December 31, 2017. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO

Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(1)	the related borrower has failed to make when due any Periodic Payment, which failure continues, unremedied (without regard to any grace period):

●	except in the case of a balloon Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date on which the subject payment was due; or

●	solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which such balloon payment was due (except as described in clause (B) below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the master servicer or the special servicer (and in either such case the master servicer or the special servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer), a refinancing commitment acceptable to the special servicer prior to the date 60 days after the balloon payment was due, 120 days beyond the date on which the balloon payment was due (or such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

(2)	there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that (i) in the judgment of the master servicer or the special servicer (in the case of the special servicer, (A) with the consent of the Directing Holder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing and upon consultation with the Risk Retention Consultation Party or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Holder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) materially impairs the value of the related Mortgaged Property as security for the applicable Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder in such Serviced Whole Loan), and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related mortgage loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a property advance will be deemed to materially and adversely affect the interests of the Certificateholders in the Mortgage Loan (or, in the case of any Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in the Serviced Whole Loan);

(3)	the master servicer or the special servicer has determined (and, in the case of the special servicer (i) with the consent of the Directing Holder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing and upon consultation with the Risk Retention Consultation Party, or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Holder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Serviced Whole Loan is reasonably foreseeable, (ii) such default will materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or any related Companion Loan Holder in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable grace period under the terms of such Mortgage Loan or Serviced Whole Loan or, if no grace period is specified and the default is capable of being cured, for 30 days; provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related mortgage loan documents will be deemed not to have a grace period;

(4)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in any involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer (i) with the consent of the Directing Holder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing, or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Holder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan or REO Serviced Companion Loan) be transferred to special servicing);

(5)	the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(6)	the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(7)	the master servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan upon the earlier of (i) 60 days after the servicing of such Mortgage Loan is transferred to the special servicer and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in strategy reflected in the initial Asset Status Report (or subsequent Final Asset Status Report) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be return to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan that is not an Excluded Loan as to such party);

●	with respect to any related Serviced Companion Loan, to the extent such Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Companion Loan has been sold or, to the extent such Serviced Companion Loan has not been included in a securitization transaction, to the holder of such Serviced Companion Loan;

●	the operating advisor (but, (i) other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and (ii) with respect to the Allergan HQ Whole Loan, the JW Marriott Chicago Whole Loan or the Center 78 Whole Loan only to the extent it is also subject to a Control Appraisal Period under the related Intercreditor Agreement);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to any residential cooperative property, the most current maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an applicable Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 10 days) after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 10 days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 10 business day period (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 10 days) and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Holder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan required to be delivered by the special servicer by the Initial

Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report shall be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor after the completion of the Directing Holder Approval Process. The Operating Advisor’s review of any such Final Asset Status Report shall only provide background information to support the Operating Advisor’s duties concerning the special servicer’s compliance with the Servicing Standard, and the operating advisor shall not provide comments to the special servicer in respect of such Final Asset Status Report. See “—The Directing Certificateholder—Major Decisions” for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

While an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such asset status report or (ii) such related additional information reasonably requested by the operating advisor that is in the possession of the special servicer, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Controlling Class Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder) in connection with the special servicer’s preparation of any asset status report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The special servicer may revise the asset status report as it deems necessary to take into account any input and/or comments from the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, as a collective whole. Promptly upon determining whether or not to revise any asset status report to take into account any input and/or comments from the operating advisor or the Directing Holder, the special servicer will be required to deliver to the operating advisor and the Directing Holder the revised asset status report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of any proposal, objection or comment by the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the special servicer will be required to send the Directing Holder (other than with respect to an applicable Excluded Loan) and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor, the Asset Status Report and the operating advisor and the Directing Holder will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will send the Asset Status Report to the operating advisor and will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

The special servicer will implement the Final Asset Status Report.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, any Serviced Companion Loan Holder(s)), as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s), constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, any Serviced Companion Loan Holder(s)), as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s), constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the Mortgaged Property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the issuing entity’s net after-tax proceeds from such property. Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income with respect to a Mortgaged Property would qualify if a separate charge is not stated for such non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and, with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder(s), for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and the Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder(s) constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as to realize a fair price. In the case of a Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that the related Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan(s) by the special servicer for such Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing and such Non-Serviced Mortgage Loan is not an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and the Risk Retention Consultation Party at least 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan or REO Property if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan or REO Property, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 3 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Par Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 6-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price and the offer is less than the Par Purchase Price, the trustee must (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines, in consultation with the Directing Holder (unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced AB Whole Loan”.

In addition, with respect to the Non-Serviced Mortgage Loans, if a Non-Serviced Mortgage Loan has become a Defaulted Loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) (and, in the case of each of the Two Independence Square Whole Loan, the 245 Park Avenue Whole Loan, the 85 Broad Street Whole Loan, the JW Marriott Chicago Whole Loan and the West Town Mall Whole Loan, the related Subordinate Companion Loans) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as a Control Termination Event does not exist, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any applicable Excluded Loan, (2) the special servicer, with respect to non-Specially Serviced Loans (other than any applicable Excluded Loan), as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) or the Directing Holder and (3) the special servicer with respect to all Mortgage Loans (other than any applicable Excluded Loan as to such party) for which an extension of maturity is being considered by the special servicer or by the master servicer subject to the consent or deemed consent of the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an applicable Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

In addition, within a reasonable time upon request from the Directing Holder or the operating advisor, as applicable, and no more often than on a monthly basis, each of the master servicer and the special servicer shall, without charge, make a knowledgeable officer available via telephone to verbally answer questions from (a) the Directing Holder ((i) prior to the occurrence and continuance of a Consultation Termination Event and (ii) other than with respect to any Excluded Loan as to such party) and (b) the operating advisor (with respect to the special servicer only), regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the master servicer or the special servicer, as applicable, is responsible.

Notwithstanding anything to the contrary, with respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of the related Control Appraisal Period under the related Intercreditor Agreement, the Directing Holder will have no consent or consultation rights with respect to such Whole Loan and any control rights will be held by the holder of the related Subordinate Companion Loan, in accordance with the related intercreditor agreement; provided that nothing precludes the Directing Holder from consulting with the special servicer, regardless of whether the holder of the related Subordinate Companion Loan is entitled to exercise such rights. However, during the occurrence and continuance the related Control Appraisal Period with respect to any Serviced AB Whole Loan, the Directing Holder will have the same consent and consultation rights with respect to the related Whole Loan as it does for the other Mortgage Loans in the trust.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders (by Certificate Balance, as determined by the certificate registrar from time to time); provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated,

the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder;

The initial Directing Certificateholder is expected to be RREF III - D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC.

“Directing Holder” means:

(a)   with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan (other than the Allergan HQ Whole Loan, the JW Marriott Chicago Whole Loan or the Center 78 Whole Loan), the Directing Certificateholder and

(b)   with respect to any Serviced AB Whole Loan, (i) for so long as no related Control Appraisal Period exists, the AB Whole Loan Controlling Holder and (ii) for so long as a related Control Appraisal Period exists, the Directing Certificateholder.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA. For the avoidance of doubt, whenever the term “Controlling Class Certificateholder” is used without further clarification, the parties hereto intend for such references to mean the applicable Controlling Class Certificateholder under the circumstances.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class, or if no Class of Control Eligible Certificates meets the preceding requirement, the most senior Class of Control Eligible Certificates. The Controlling Class as of the Closing Date shall be the Class NR Certificates; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Classes, have been reduced to zero, the Controlling Class shall be the most subordinate Class of Control Eligible Certificates that has a principal balance greater than zero; provided, further, that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be any of the Class F and Class NR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class or provide the name, contact information and address of the then-current Directing Holder, and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or such special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

The Class F certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer, who will have 15 business days (or 60 days with respect to the determination of an Acceptable Insurance Default) (from the date that the special servicer receives the information from the master servicer) to analyze and make a recommendation regarding any of the following actions (subject, however, to the right of the special servicer to process directly any of the following actions as set forth in the PSA) (provided that, in the event that the special servicer and the master servicer have mutually agreed that the master servicer will determine and process the request with respect to the subject following action, if the special servicer does not consent, or notify the master servicer that it will not consent, to any of the following actions within the required 15 business days or 60 days, as applicable, the special servicer will be deemed to have consented to the subject following action) and (b) prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Holder has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the special servicer (provided that if such written objection has not been received by the special servicer within such ten-business-day (or 20-day) period the Directing Holder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Holder will not apply to any applicable Excluded Loan; and (c) (i) prior to taking any of the following actions with respect to a Specially Serviced Loan, an REO Loan or an REO Property and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan or any applicable Excluded Loan), the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (except with respect to an Excluded Loan as to the Risk Retention Consultation Party).

Each of the following will be a “Major Decision”:

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding late fees and default interest) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than as expressly permitted pursuant to the terms of the related loan documents;

(iii)    any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”) for less than the applicable Purchase Price (excluding any expenses incurred by the master servicer, the special servicer, the depositor, the certificate administrator and the trustee in respect of the breach or document defect giving rise to a repurchase or substitution obligation under an MLPA);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise permitted pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan if lender consent is required, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)    any property management company changes or franchise changes (to the extent the lender is permitted to consent or approve under the Mortgage Loan documents);

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those releases done in accordance with the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)    any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(x)     any determination of an Acceptable Insurance Default;

(xi)    following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any acceleration of such Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(xii)    any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(xiii)   any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(xiv)   any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

With respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement, the Directing Certificateholder will not be entitled to exercise the above described rights, but such rights, or rights substantially similar to those rights, will be exercisable by the holder of the related Subordinate Companion Loan; provided that nothing precludes the Directing Certificateholder from consulting with the special servicer, regardless of whether the holder of the related Subordinate Companion Loan is entitled to exercise such rights to the extent provided for under the related Intercreditor Agreement. For the specific major decisions specified in the related Intercreditor Agreement applicable to each Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan, no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. During the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision

(which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer and (ii) the proposed course of action recommended.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process (and obtain the prior consent of the special servicer) with respect to any Major Decisions with respect to any non-Specially Serviced Loan.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than (i) an applicable Excluded Loan or (ii) the Allergan HQ Whole Loan, the JW Marriott Chicago Whole Loan or the Center 78 Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement with respect to the related Subordinate Companion Loan) and for so long as no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Holder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the special servicer from consulting with the Directing Holder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Non-Serviced Mortgage Loan or any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan or any applicable Excluded Loan), the special servicer will also be required to consult with the Risk Retention Consultation Party in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of the Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the Risk Retention Consultation Party within 10 days following the later of (i) the special servicer’s written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the Risk Retention Consultation Party and reasonably available to the special servicer related to the subject matter of such consultation, the special servicer will not be obligated to consult with the Risk Retention Consultation Party on the specific matter; provided, however, that the failure of the Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer from using reasonable efforts to consult with the Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to Asset Status Reports or material special servicing actions.

A “Control Termination Event” will occur when (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of such Class; (ii) such Mortgage Loan or Whole Loan is an Excluded Loan; or (iii) a Holder of the Class F Certificates becoming the majority Controlling Class Certificateholder and having irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that a Control Termination Event shall not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction

Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder.

With respect to any Excluded Loan, a Consultation Termination Event shall be deemed to exist with respect to such Excluded Loan at all times.

An “Operating Advisor Consultation Event” will occur when either (i) the HRR Certificates have an aggregate Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class) equal to or less than 25% of the initial aggregate Certificate Balance of the HRR Certificates, or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition thereof).

A “Control Appraisal Period” means with respect to the Allergan HQ Whole Loan, an Allergan HQ Control Appraisal Period.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement) or any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. In respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class F certificates, the successor Class F Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class F certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of Class F certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or (i) any other matter requiring consent of the Directing Holder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class or (ii) any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Party or the operating advisor) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, with respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement, the holder of the related Subordinate Companion Loan’s response (or without waiting to consult with the Directing Holder, the Risk Retention Consultation Party, the operating advisor or, with respect to any Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement), as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Holder (or, with respect to any Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement)) and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or the holder of the Subordinate Companion Loan related to the Allergan HQ Whole Loan, the JW Marriott Chicago Whole Loan or the Center 78 Whole Loan, as applicable, or (ii) may follow any advice or consultation provided by the Directing Holder, the Risk Retention Consultation Party or the holder of a Serviced Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of the related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to a Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Holder. The issuing entity, as the holder of each Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to each Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of the Non-Serviced Whole Loan that has become a Defaulted Loan under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari

Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition to the foregoing, with respect to each Serviced Whole Loan, (a)(i) with respect to any non-Specially Serviced Loan the special servicer (with respect to any Major Decision or Special Servicer Decision, unless the master servicer and the special servicer mutually agree that, in connection with any modification, waiver or amendment that constitutes a Major Decision or a Special Servicer Decision, the master servicer will process and determine whether to consent, subject to the consent of the special servicer, to such modification, waiver or amendment) or the master servicer (with respect to any modification, waiver or amendment that does not constitute a Major Decision or a Special Servicer Decision), or (ii) with respect to any Specially Serviced Loan, the special servicer, as applicable, will be required, unless otherwise stated in the related Intercreditor Agreement, to provide copies of any notice, information and report that it is required to provide to the Directing Holder pursuant to the PSA with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Serviced Whole Loan to any related Companion Loan Holder (or its representative), within the same time frame it is required to provide to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event), and (b) the special servicer upon request, will be required to consult with any related Serviced Companion Loan Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, such related Serviced Companion Loan Holder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the related Serviced Whole Loan, and consider alternative actions recommended by such related Serviced Companion Loan Holder; provided that after the expiration of a period of ten business days from the delivery to the related Companion Loan Holder of such items of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Directing Holder, the master servicer or special servicer, as applicable, will no longer be obligated to consult with such related Companion Loan Holder or consider alternate actions recommended by the related Companion Loan Holder, unless the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed; provided, further, that if the master servicer or special servicer, as applicable, determines (consistent with the Servicing Standard) that immediate action is necessary to protect the interests of the Certificateholders, the master servicer or special servicer, as applicable, may take such action without waiting for such response.  The master servicer or special servicer, as applicable, will not be obligated at any time to follow or take any alternative actions recommended by a Companion Loan Holder (or its representative) with respect to a Serviced Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Consultation and Control”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder (if the Directing Holder is the Directing Certificateholder)) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of the Non-Serviced Companion Loans or their respective designees (e.g., the Non-Serviced Directing Holder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve a Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. In addition and for the avoidance of doubt, although the operating advisor may have certain consultation duties with the master servicer with respect to certain Major Decisions processed by the master servicer (as later described), the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing (i) the actions of the special servicer with respect to a Mortgage Loan when it is a Specially Serviced Loan to the extent described in this prospectus and required under the PSA and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan when a Major Decision Reporting Package has been delivered, as described in “—The Directing Holder—Major Decisions” above;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)   recalculating the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Mortgage Loan when it is a Specially Serviced Loan; and

(d)   preparing an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) substantially in the form attached to this prospectus as Annex C in accordance with the Operating Advisor Standard, as described in “—Annual Report”;

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and the holders of the related Companion Loans constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of any Assessment of Compliance Report, any Attestation Report, any Major Decision Reporting Package and/or Asset Status Report (in the case of a Major Decision Reporting Package or Asset Status Report, after the occurrence and during the continuance of an Operating Advisor Consultation Event), any Final Asset Status Report and other reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor will (i) if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) was a Specially Serviced Loan at any time during the prior calendar year or (ii) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) during the prior calendar year on a trust-level basis, and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Only as used in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans that a Major Decision Reporting Package has been delivered to the operating advisor) under the PSA taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and other information, in each case, delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least ten (10) business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to Major Decisions processed by the special servicer or for which the consent of the special servicer is required as described under “—The Directing Holder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)     that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such CMBS transaction as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)   that is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, any Borrower Party, the Directing Holder, the Risk Retention Consultation Party, the Retaining Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates or Risk Retention Affiliates;

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)    that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means an “affiliate of” or “affiliated with” as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report or Final Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, any information contained within any Asset Status Report or Final Asset Status Report) that the special servicer has labeled and reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information and (iii) information subject to attorney-client privilege.

The operating advisor will be required to keep all such labeled Privileged Information confidential and will not be permitted to disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the Risk Retention Consultation Party, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Holder (other than with respect to any applicable Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against the operating advisor, and such decree or order will have remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA; provided, further, that no such termination will terminate the rights of the operating advisor that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (only for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor solely with respect to the Certificates with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, and (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote.

The certificate administrator will be required to promptly provide written notice to all applicable Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all applicable certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred.  If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the special servicer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the distribution report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Column (or its predecessors) was a sponsor and its affiliate was the depositor in a public offering of CMBS with a securitization closing date on or after July 1, 2007, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between July 1, 2012 and June 30, 2017 was approximately 26.9%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the pool represent 17.2% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of Asset Review Trigger was set to exceed the portion of the Initial Pool Balance represented by the two (2) largest Mortgage Loans in the pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if a specified percentage of Mortgage Loans by loan count are Delinquent Loans, provided those Mortgage Loans meet a minimum principal balance threshold.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties.  While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), then the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA posted by the certificate administrator to the secure data room, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)    a copy of any notice previously delivered to the applicable mortgage loan seller by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)   any other related documents or agreements that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Mortgage Loan are missing any document or agreement that is required to be part of the Review Materials or that was entered into or delivered in connection with the origination or a modification of such Mortgage Loan and, in either case, that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents and agreements, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents and agreements to the extent in its possession. In the event any missing documents or agreements are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents or agreements from the related mortgage loan seller. The mortgage loan seller will be required to deliver such additional documents and agreements only to the extent such additional documents and agreements are in the possession of such mortgage loan seller.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Review Materials with respect to the Delinquent Loans, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will be performed in accordance with the Asset Review Standard and will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing information and documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession within 10 business days or by the related mortgage loan seller upon request as described above, the asset representations reviewer will list such missing information and documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing information and documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such information and documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing information or documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any information or documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the information received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such information from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Holder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating

Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is neither affiliated nor Risk Retention Affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Holder or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset

Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the aggregate Voting Rights of all then-outstanding certificates; provided that if such failure is capable of being cured and the asset representations reviewer certifies to the other parties to the PSA that it is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date of written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date of written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an

Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the VRR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)   may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the

Directing Holder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of (a) holders of Principal Balance Certificates evidencing at least 66 2/3% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the aggregate Voting Rights of each class of Non-Reduced Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notice via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class, the Directing Holder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer (so long as, on the date of the appointment, such appointment of such Excluded Special Servicer is a Qualified Replacement Special Servicer). It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii)

the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer.

Notwithstanding the foregoing, the rights of the Certificateholders described above will not apply to the replacement of the special servicer with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement. The holder of the related Subordinate Companion Loan will have the right, prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement to replace the special servicer solely with respect to the related Whole Loan.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of a special servicer.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the Non-Serviced Directing Holder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any Whole Loan so long as the holder of the related Companion Loan is the Directing Holder under the related Intercreditor Agreement) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each applicable Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the applicable Certificateholder of such Qualified Replacement Special Servicer will not preclude the Directing Holder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee (upon receipt of written confirmation from the certificate administrator, if the certificate administrator and the trustee are different entities) will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Holder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made under the terms of the PSA, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 20 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Whole Loan, by the holder of the related Serviced Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the master servicer, or the special servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Whole Loan, by the holder of the related Serviced Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the master servicer, or the special servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or classes of Serviced Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or classes of Serviced Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by KBRA (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(h)   the master servicer or the special servicer, as the case may be, is no longer listed on the “Select Servicer list” as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, by S&P and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; and

(i)    the master servicer or the special servicer, as applicable, or any primary servicer or sub-servicer appointed by the master servicer or the special servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the master servicer has been instructed to retain by the depositor or a sponsor), fails to deliver the items required by the PSA after any applicable notice and cure period to enable the certificate administrator, depositor or a depositor under any other securitization to comply with the issuing entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Companion Loan that is part of a Serviced Whole Loan (or a portion of or interest in such Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder (other than with respect to an Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an applicable Excluded Loan, the Directing Holder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan as to the Directing Holder or the holder of the majority of the Controlling Class, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, the asset representations reviewer or any of its affiliates may not be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing holder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer under the related Non-Serviced PSA remains unremedied and affects the holder of the Non-Serviced Mortgage Loan, and the Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (if no Control Termination Event has occurred and is continuing and except with respect to any Excluded Loan as to such party), will be entitled to direct the Non-Serviced Trustee to terminate the Non-Serviced Special Servicer solely with respect to the Non-Serviced Whole Loan, and a successor will be appointed in accordance with the Non-Serviced PSA.

Notwithstanding the foregoing, the rights of the Certificateholders described above will not apply to the replacement of the special servicer with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement. The holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement, will have the right to replace the special servicer solely with respect to the related Whole Loan.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the second preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, any related Serviced Companion Loan Holder or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, any related Serviced Companion Loan Holder or the rating on any Serviced Companion Loan Securities, then the master servicer may not be terminated by or at the direction of such Serviced Companion Loan Holder or the holders of any Serviced Companion Loan Securities, but upon the written direction of such Serviced Companion Loan Holder, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that (1) a Servicer Termination Event under clause (a) or (b) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and (2) a Servicer Termination Event under clause (c) or (i) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of each Serviced Companion Loan Holder, if any, that is affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any Retaining Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, the Retaining Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of Retaining Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be indemnified and held harmless by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with, or related to, the PSA, the Mortgage Loans, any related Companion Loan or the certificates (including any costs of enforcement of its indemnity); provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to any Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the securitization trust formed under the Non-Serviced PSA will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator (including any costs of enforcement of its indemnity) relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and the 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Neither the trustee nor the certificate administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA, or in the exercise of any of its rights or powers, if in the trustee’s or certificate administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian, 17g-5 Information Provider, certificate registrar and REMIC administrator to the extent the same party is acting in such capacities.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer (in the case of Specially Serviced Loans), as applicable, will be required to promptly forward it to the applicable mortgage loan seller. The master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include (but are not limited to) obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan the special servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the related MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Repurchase Request”), the receiving party will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Repurchase Request.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has paid the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Certificateholder’s Rights When a Repurchase Request is Delivered by Another Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the related mortgage loan seller identifying the applicable Mortgage Loan and setting forth the basis for such allegation. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request. However, if a Resolution Failure occurs with respect to the Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, notice that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, a statement that responding Certificateholders will be required to certify their holdings in connection with such response, a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

The certificate administrator will within three (3) Business Days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to enforce the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the

Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be substantially similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a servicing advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the CSAIL 2017-CX9 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar, but not necessarily identical, to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the CSAIL 2017-CX9 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Two Independence Square Mortgage Loan

The Two Independence Square Mortgage Loan will be serviced pursuant to the CSMC 2017-MOON TSA. The servicing terms of the CSMC 2017-MOON TSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects including the following:

●	The Two Independence Square Servicer earns a servicing fee with respect to the Two Independence Square Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Two Independence Square Whole Loan becoming a specially serviced loan under the CSMC 2017-MOON TSA, the Two Independence Square Special Servicer will earn a special servicing fee payable monthly with respect to the Two Independence Square Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Two Independence Square Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Two Independence Square Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Two Independence Square Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The Two Independence Square Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Two Independence Square Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The CSMC 2017-MOON TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “Pooling and Servicing Agreement—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the CSMC 2017-MOON TSA.

Prospective investors are encouraged to review the full provisions of the CSMC 2017-MOON TSA, which is available by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Non-Serviced AB Whole Loans—The Two Independence Square Whole Loan” in this prospectus.

See also “Description of the Mortgage Pool—The Non-Serviced AB Whole Loans—The Two Independence Square Whole Loan” in this prospectus.

Servicing of the 245 Park Avenue Mortgage Loan

The 245 Park Avenue Whole Loan, which includes the 245 Park Avenue Mortgage Loan and any related REO Property, is expected to be serviced and administered under the 245 Park Avenue TSA. Accordingly, the 245 Park Avenue Servicer (or, if it fails to do so, the 245 Park Avenue Trustee) will generally make property protection advances, unless it is determined in accordance with the 245 Park Avenue TSA that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Servicer will generally also remit collections on the 245 Park Avenue Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 245 Park Avenue Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 245 Park Avenue Mortgage Loan under the terms of the related intercreditor agreement and make P&I Advances with respect to the 245 Park Avenue Mortgage Loan, subject to any non-recoverability determination. The 245 Park Avenue TSA and the PSA are both expected to address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the 245 Park Avenue TSA are expected to differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the 245 Park Avenue TSA and the PSA are expected to differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the 245 Park Avenue Mortgage Loan for your consideration:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the 245 Park Avenue Servicer, the 245 Park Avenue Special Servicer, the 245 Park Avenue Trustee or the 245 Park Avenue Certificate Administrator under the 245 Park Avenue TSA or (b) make Servicing Advances with respect to the 245 Park Avenue Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 245 Park Avenue Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer.

●	The 245 Park Avenue Servicer will earn a primary servicing fee with respect to the 245 Park Avenue Mortgage Loan at a rate equal to 0.00125% per annum.

●	*Pursuant to the 245 Park Avenue TSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 245 Park Avenue Mortgage Loan are expected to be generally similar to the corresponding fee payable under the PSA, except that (i) the special servicing fee is not subject to a $3,500 minimum fee and (ii) the liquidation fee and the workout fee payable under the 245 Park Avenue TSA each have a fixed fee rate of 0.50% and neither is subject to a $1,000,000 aggregate cap or a $25,000 minimum fee.

●	The 245 Park Avenue TSA and the PSA may vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the 245 Park Avenue Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the 245 Park Avenue Servicer determines that a property protection advance it made with respect to the 245 Park Avenue Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the 245 Park Avenue Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 245 Park Avenue Whole Loan. In the event that collections received after the final liquidation of the 245 Park Avenue Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses as described above.

●	In the event that the 245 Park Avenue Servicer determines that the monthly debt service advances on the 245 Park Avenue Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the 245 Park Avenue Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the 245 Park Avenue Mortgage Loan or the 245 Park Avenue Pari Passu Companion Loans: first such advances on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans will be reimbursed on a pro rata and pari passu basis, and then such advances on the 245 Park Avenue Subordinate Companion Loans will be reimbursed.

●	The 245 Park Avenue Servicer is expected to be generally responsible for servicing and administration of the 245 Park Avenue Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the 245 Park Avenue Mortgage Loan, and the 245 Park Avenue Special Servicer is expected to be generally responsible for servicing and administration of the 245 Park Avenue Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the 245 Park Avenue Special Servicer (subject to the rights of the directing certificateholder of the 245 Park Avenue Trust 2017-245P securitization transaction) is generally expected to be required for all major decisions with respect to the 245 Park Avenue Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the 245 Park Avenue TSA are expected to vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The 245 Park Avenue Trustee is expected to be the mortgagee of record with respect to the 245 Park Avenue Whole Loan.

●	The custodian under the 245 Park Avenue TSA is expected to generally be responsible for holding the loan documents with respect to the 245 Park Avenue Whole Loan (other than the original promissory note for the 245 Park Avenue Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the 245 Park Avenue Whole Loan, related loan documents will be released to the 245 Park Avenue Servicer or the 245 Park Avenue Special Servicer.

●	The 245 Park Avenue Servicer (if the 245 Park Avenue Whole Loan is not subject to special servicing) or the 245 Park Avenue Special Servicer (if the 245 Park Avenue Whole Loan is subject to special servicing) (subject to, if and when applicable, the consent/consultation rights of the directing certificateholder under the 245 Park Avenue Trust 2017-245P securitization transaction and the 245 Park Avenue Operating Advisor), are expected to be able agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the 245 Park Avenue TSA to fail to qualify as a REMIC under the Code or (B) result in the imposition of a tax upon any such

REMIC. However, neither the 245 Park Avenue Servicer nor the 245 Park Avenue Special Servicer may extend the maturity date of the 245 Park Avenue Whole Loan beyond the date that is the earlier of (a) 5 years prior to the latest rated final distribution date and (b) 20 years, or, to the extent consistent with accepted servicing practices, giving due consideration to the remaining term of the ground lease, 10 years, prior to the current term of the ground lease plus any options to extend the ground lease exercisable unilaterally by the related borrower.

●	*The 245 Park Avenue Special Servicer is expected to be required to take actions with respect to the 245 Park Avenue Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	The 245 Park Avenue Servicer and the 245 Park Avenue Special Servicer are each expected to be permitted to resign from their respective obligations and duties imposed on them pursuant to the 245 Park Avenue TSA upon a determination that such duties are no longer permissible under applicable law or to the extent the 245 Park Avenue Special Servicer becomes a borrower affiliate.

●	The servicing transfer events of the 245 Park Avenue TSA that would cause the 245 Park Avenue Whole Loan to become specially serviced are expected to be similar, but not identical, to those of the PSA.

●	Each of the 245 Park Avenue Servicer and the 245 Park Avenue Special Servicer are expected to be liable in accordance with the 245 Park Avenue TSA only to the extent of their obligations specifically imposed by that agreement. Accordingly, in general, each of the 245 Park Avenue Servicer and the 245 Park Avenue Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the 245 Park Avenue TSA or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the 245 Park Avenue TSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 245 Park Avenue TSA.

The 245 Park Avenue Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 245 Park Avenue Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The 245 Park Avenue TSA is expected to provide that each of the 245 Park Avenue Servicer and the 245 Park Avenue Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the 245 Park Avenue TSA, the 245 Park Avenue Whole Loan, the 245 Park Avenue Intercreditor Agreement, the related Mortgaged Property or certificates issued under the 245 Park Avenue TSA (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence by it in the performance of its duties or by reason of negligent disregard of its obligations and duties under the 245 Park Avenue TSA). The 245 Park Avenue Intercreditor Agreement requires that the PSA provide that any master servicer, special servicer, certificate administrator, trustee, operating advisor or depositor under the 245 Park Avenue TSA and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the 245 Park Avenue Whole Loan or the related Mortgaged Property (or with respect to such operating advisor, incurred in connection with the provision of services for the 245 Park Avenue Whole Loan).

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 245 Park Avenue Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the 245 Park Avenue TSA, which is available by requesting a copy from the underwriters.

Servicing of the 85 Broad Street Mortgage Loan

The 85 Broad Street Mortgage Loan will be serviced pursuant to the CSAIL 2017-C8 PSA. The servicing terms of the CSAIL 2017-C8 PSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements may differ in certain respects, including the items set forth above under “—General”.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—85 Broad Street Whole Loan”.

Prospective investors are encouraged to review the full provisions of the CSAIL 2017-C8 PSA, which is available by requesting a copy from the underwriters.

Servicing of the IC Leased Fee Hotel Portfolio Mortgage Loan

The IC Leased Fee Portfolio Mortgage Loan will be serviced pursuant to the UBS 2017-C3 PSA. The servicing terms of the UBS 2017-C3 PSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements may differ in certain respects, including the items set forth above under “—General”.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Prospective investors are encouraged to review the full provisions of the UBS 2017-C3 PSA, which is available by requesting a copy from the underwriters.

Servicing of the West Town Mall Mortgage Loan

The West Town Mall Whole Loan, which includes the West Town Mall Mortgage Loan and any related REO Property, is being serviced and administered under the West Town Mall Trust 2017-KNOX TSA. Accordingly, the West Town Mall Trust 2017-KNOX Master Servicer (or, if it fails to do so, the trustee under the West Town Mall Trust 2017-KNOX TSA) will generally make property protection advances, unless it is determined in accordance with the West Town Mall Trust 2017-KNOX TSA that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the West Town Mall Mortgage Loan. The West Town Mall Trust 2017-KNOX Master Servicer will generally also remit collections on the West Town Mall Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the West Town Mall Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the West Town Mall Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the West Town Mall Mortgage Loan, subject to any non-recoverability determination. The West Town Mall Trust 2017-KNOX TSA and the PSA are both expected to address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the West Town Mall Trust 2017-KNOX TSA are expected to differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the West Town Mall Trust 2017-KNOX TSA and the PSA are expected to differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the West Town Mall Mortgage Loan for your consideration:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the West Town Mall Trust 2017-KNOX Master Servicer, the West Town Mall Trust 2017-KNOX Special Servicer or the trustee or the certificate administrator under the West Town Mall Trust 2017-KNOX TSA or (b) make Servicing Advances with respect to the West Town Mall Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the West Town Mall Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the West Town Mall Trust 2017-KNOX Master Servicer or the West Town Mall Trust 2017-KNOX Special Servicer.

●	The West Town Mall Trust 2017-KNOX Master Servicer will earn a primary servicing fee with respect to the West Town Mall Mortgage Loan at a rate equal to 0.0025% per annum.

●	Pursuant to the West Town Mall Trust 2017-KNOX TSA, the liquidation fee, the special servicing fee and the workout fee with respect to the West Town Mall Mortgage Loan are expected to be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and the workout fee payable under the West Town Mall Trust 2017-KNOX TSA are not subject to a $1,000,000 aggregate cap or a $25,000 minimum fee.

●	The West Town Mall Trust 2017-KNOX TSA and the PSA may vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the West Town Mall Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the West Town Mall Trust 2017-KNOX Master Servicer determines that a property protection advance it made with respect to the West Town Mall Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the West Town Mall Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the West Town Mall Whole Loan. In the event that collections received after the final liquidation of the West Town Mall Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses as described above.

●	In the event that the West Town Mall Trust 2017-KNOX Master Servicer determines that the monthly debt service advances on the West Town Mall Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the West Town Mall Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the West Town Mall Mortgage Loan or the West Town Mall Pari Passu Companion Loans: first such advances on the West Town Mall Mortgage Loan and the West Town Mall Pari Passu Companion Loans will be reimbursed on a pro rata and pari passu basis, and then such advances on the West Town Mall Subordinate Companion Loans will be reimbursed.

●	The West Town Mall Trust 2017-KNOX Master Servicer is expected to be generally responsible for servicing and administration of the West Town Mall Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the West Town Mall Mortgage Loan, and the West Town Mall Trust 2017-KNOX Special Servicer is expected to be generally responsible for servicing and administration of the West Town Mall Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the West Town Mall Trust 2017-KNOX Special Servicer (subject to the rights of the West Town Mall Trust 2017-KNOX directing holder) is generally expected to be required for all major decisions with respect to the West Town Mall Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the West Town Mall Trust 2017-KNOX TSA are expected to vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The trustee under the West Town Mall Trust 2017-KNOX TSA is expected to be the mortgagee of record with respect to the West Town Mall Whole Loan.

●	The custodian under the West Town Mall Trust 2017-KNOX TSA is expected to generally be responsible for holding the loan documents with respect to the West Town Mall Whole Loan (other than the original promissory note for the West Town Mall Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the West Town Mall Whole Loan, related loan documents will be released to the West Town Mall Trust 2017-KNOX Master Servicer or the West Town Mall Trust 2017-KNOX Special Servicer.

●	The West Town Mall Master Servicer (if the West Town Mall Whole Loan is not subject to special servicing) or the West Town Mall Special Servicer (if the West Town Mall Whole Loan is subject to servicing) (subject to, if and when applicable, the consent/consultation rights of the West Town Mall Trust 2017-KNOX directing holder), are expected to be able to agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the West Town Mall Trust 2017-KNOX TSA to fail to qualify as a REMIC under the Code or (B) result in the imposition of a tax upon any such REMIC. However, neither the West Town Mall Trust 2017-KNOX Master Servicer nor the West Town Mall Trust 2017-KNOX Special Servicer may extend the maturity date of the West Town Mall Whole Loan beyond the date that is the earlier of (a) 5 years prior to the latest rated final distribution date and (b) 20 years, or, to the extent consistent with accepted servicing practices, giving due consideration to the remaining term of the ground lease, 10 years, prior to the current term of the ground lease plus any options to extend the ground lease exercisable unilaterally by the related borrower.

●	The West Town Mall Trust 2017-KNOX Special Servicer is expected to be required to take actions with respect to the West Town Mall Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	The West Town Mall Trust 2017-KNOX Master Servicer and the West Town Mall Trust 2017-KNOX Special Servicer are each expected to be permitted to resign from their respective obligations and duties imposed on them pursuant to the West Town Mall Trust 2017-KNOX TSA upon a determination that such duties are no longer permissible under applicable law or to the extent the West Town Mall Trust 2017-KNOX Special Servicer becomes a borrower affiliate.

●	The servicing transfer events of the West Town Mall Trust 2017-KNOX TSA that would cause the West Town Mall Whole Loan to become specially serviced are expected to be similar, but not identical, to those of the PSA.

●	Each of the West Town Mall Trust 2017-KNOX Master Servicer and the West Town Mall Trust 2017-KNOX Special Servicer are expected to be liable in accordance with the West Town Mall Trust 2017-KNOX TSA only to the extent of their obligations specifically imposed by that agreement. Accordingly, in general, each of the West Town Mall Trust 2017-KNOX Master Servicer and the West Town Mall Trust 2017-KNOX Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the West Town Mall Trust 2017-KNOX TSA or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the West Town Mall Trust 2017-KNOX TSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the West Town Mall Trust 2017-KNOX TSA.

The West Town Mall Trust 2017-KNOX Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Loans—The West Town Mall Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The West Town Mall Trust 2017-KNOX TSA is expected to provide that each of the West Town Mall Trust 2017-KNOX Master Servicer and the West Town Mall Trust 2017-KNOX Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the West Town Mall Trust 2017-KNOX TSA, the West Town Mall Whole Loan, the West Town Mall Intercreditor Agreement, the related Mortgaged Property or certificates issued under the West Town Mall Trust 2017-KNOX TSA (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence by it in the performance of its duties or by reason of negligent disregard of its obligations and duties under the West Town Mall Trust 2017-KNOX TSA). The West Town Mall Intercreditor Agreement requires that the PSA provide that any master servicer, special servicer, certificate administrator, trustee or depositor under the West Town Mall Trust 2017-KNOX TSA and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the West Town Mall Whole Loan or the related Mortgaged Property.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Loans—The West Town Mall Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer (with respect to non-Specially Serviced Loans, if the master servicer is processing the action requiring Rating Agency Confirmation) or the special servicer (with respect to Specially Serviced Loans, REO Loans and non-Specially Serviced Loans if the special servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as the case may be, may then take such action if the master servicer (with respect to non-Specially Serviced Loans, if the master servicer is processing the action requiring Rating Agency Confirmation) or the special servicer (with respect to Specially Serviced Loans, REO Loans and non-Specially Serviced Loans if the special servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3”(in the case of the master servicer) or “CSS3” (in the case of a special servicer), if Fitch is the non-responding Rating Agency, (ii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency or (iii) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Kroll Bond Rating Agency, Inc. (“KBRA”), Fitch Ratings, Inc. (“Fitch”) and S&P Global Ratings (“S&P”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during a reporting period consisting of the preceding calendar year or portion of that year and of performance under the PSA or any Sub-Servicing Agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the Sub-Servicing Agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer and the Non-Serviced Special Servicer will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates and the VRR Interest) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the VRR Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) 1.00 minus the VRR Retention Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding certificates (other than the VRR Interest) (provided, however, that (A) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates have been reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class Z and Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at the Termination Purchase Amount. This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate principal balance of the pool of Mortgage Loans is less than 1% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The voluntary exchange of certificates (other than the Class R certificates and VRR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

“Termination Purchase Amount” means (a) the sum of (1) the aggregate Purchase Price, excluding the amount described in clause (5) of the definition of “Purchase Price”, of all the Mortgage Loans (exclusive of Specially Serviced Loans and REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class, (3) the fair value of each Specially Serviced Loan as determined by the special servicer consistent with procedures required for making such determinations in connection with the sale of a Defaulted Loan under this Agreement, and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase).

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the Controlling Class and for so long as a no Control Termination Event has occurred and is continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by a Non-Serviced Intercreditor Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Notwithstanding the foregoing, the PSA may not be amended without the consent of each holder of a Subordinate Companion Loan related to a Serviced AB Whole Loan if such amendment would materially and adversely affect the related Mortgage Loan or the related Subordinate Companion Loan holder’s rights with respect thereto.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “BBB+” by S&P, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “BBB” by S&P and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “A-1” from S&P, “F1” by Fitch and “A-2” by S&P and (c) the master servicer maintains a rating of at least “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, at the expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations under the PSA or as a result of other circumstances beyond the trustee’s or certificate administrator’s, as applicable, reasonable control) to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. Except as described in the following sentence, the terminated or removed trustee or certificate administrator, as applicable, will bear all reasonable costs and expenses in connection with its termination or removal. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Four (4) Mortgage Loans secured by four (4) Mortgaged Properties identified as Hilton Glendale, 300 Montgomery, Wal-Mart Central and Sheraton Garden Grove on Annex A-1, representing approximately 15.5% of the Initial Pool Balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

New York. Four (4) Mortgage Loans secured or partially secured by four (4) Mortgaged Properties identified as 245 Park Avenue, 85 Broad Street, Acropolis Garden and IC Leased Fee Hotel Portfolio on Annex A-1 to this prospectus, representing approximately 14.4% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Washington, D.C. Two (2) Mortgage Loans secured or partially secured by two (2) Mortgaged Properties identified as Two Independence Square and The Manhattan on Annex A-1 to this prospectus, representing approximately 10.2% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are located in Washington D.C. Commercial mortgage loans in the District of Columbia are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in the District of Columbia may be accomplished by a non-judicial trustee’s sale under a specific “power of sale” provision in the deed of trust or by judicial foreclosure. After appropriate notices to the borrower and owner of the property are provided as specified in the loan documents, a so-called statutory notice of foreclosure is filed with the D.C. Recorder of Deeds and mailed, by certified mail and regular mail, to all owners and lienholders of record. Conduct of the foreclosure cannot occur sooner than thirty days after recording this notice. By common practice, the foreclosure sale is advertised five times in a newspaper in general circulation in the District of Columbia every other day except weekends and holidays. By judicial decision, a foreclosing trustee under a deed of trust who is related to the noteholder may have the burden of showing that the foreclosure procedures followed were fair. An independent trustee for foreclosure purposes would not have that burden. The foreclosure auction is commonly conducted by a professional auctioneer, with the trustee in attendance. There is no right of redemption after the foreclosure sale. There is not statutory audit procedure after the foreclosure. On recourse loans, a deficiency judgment may be sought after a foreclosure. The D.C. Code affords lien priority to certain taxes and water/sewer charges over earlier-recorded deeds of trust. Under D.C. law, in order to enforce an assignment of rents, a mortgagee is required to (i) take actual possession of the mortgaged property, (ii) take constructive possession of the mortgaged property by obtaining court authorization to collect rents from tenants or (iii) move for the appointment of, and obtain an affirmative ruling appointing, a receiver for the mortgaged property.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the owner of the applicable property and usually the borrower) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the grantor (the equivalent of a mortgagor) conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel or motel properties constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel or motel properties may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or the lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In some states, a lender must exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of pre-petition security interests in post-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown.

Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction, a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the issuing entity to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any other form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Column, which is a sponsor and an originator, and its affiliates are playing several roles in this transaction. Credit Suisse Commercial Mortgage Securities Corp. is the depositor and an affiliate of Column. Column and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Column is also an affiliate of Credit Suisse Securities (USA) LLC, an underwriter for the offering of the certificates.

Natixis Securities Americas LLC, one of the underwriters, is an affiliate of the Natixis Real Estate Capital LLC, a sponsor, an originator, a mortgage loan seller, the holder of one or more of the 245 Park

Avenue companion loans, the JW Marriott Chicago companion loans, the Center 78 companion loan, the holder of a portion of the VRR Interest and the initial Risk Retention Consultation Party under this securitization.

BSP, which is a sponsor and originator, currently holds one mezzanine loan related to one mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Tenalok Portfolio, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date.

KeyBank is also the master servicer under the CSMC 2017-MOON TSA with respect to the Two Independence Square Whole Loan.

Pursuant to an interim servicing agreement between KeyBank, which is the master servicer, and, Column, a sponsor and an originator, and certain of its affiliates, KeyBank acts as interim servicer with respect to five (5) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $205,388,177 and representing approximately 23.9% of the Initial Pool Balance) to be contributed to this securitization transaction by Column.

Pentalpha Surveillance is currently in negotiations to serve as operating advisor and asset representations reviewer in a securitization which will securitize the Control Note related to the Westin Building Exchange Whole Loan. The securitization of the Control Note related to the Westin Building Exchange Whole Loan is expected to close on the day prior to this securitization’s closing, and the pooling and servicing agreement for such other securitization is expected to govern the servicing of the Westin Building Exchange Whole Loan. However, there is no publicly available information regarding such other securitization.

Rialto Capital Advisors, LLC, the special servicer, is affiliated with the entity expected to (a) purchase the Class F, Class NR and Class Z certificates (and possibly certain other Classes of Certificates, including the Class X-E and Class E certificates) (in each case, other than the portions thereof to be retained by Natixis Real Estate Capital LLC) on the Closing Date, (b) be the initial Controlling Class Certificateholder and (c) be appointed as the initial Directing Certificateholder. It is expected that Rialto Capital Advisors, LLC will be appointed as the special servicer (and an affiliate of the entity that is expected to be the initial controlling class representative (or hold a similar capacity) under the securitization pool governing the servicing of the Westin Building Exchange Whole Loan.

An affiliate of Rialto Capital Advisors, LLC may purchase or make a mezzanine loan secured by direct or indirect equity interests in the borrower under a portion of the mortgage loan secured by the mortgaged property identified as Hilton Glendale under the table “Related Borrower Loans”.

Wells Fargo Bank, the certificate administrator and custodian, is also (i) the certificate administrator and custodian under the CSMC 2017-MOON TSA, (ii) the master servicer, certificate administrator and custodian under the 245 Park Avenue Trust 2017-245P TSA, (iii) the master servicer, certificate administrator and custodian under the CSAIL 2017-C8 PSA, (iv) the master servicer, certificate administrator and custodian under the West Town Mall 2017-KNOX TSA and (v) the certificate administrator and custodian under the UBS 2017-C3 PSA. In addition, Well Fargo Bank is also expected to be the master servicer, certificate administrator and custodian under the Westin Building Exchange PSA.

Column provides warehouse financing to BSP through various repurchase facilities and other lending arrangements. Some or all of the BSP Mortgage Loans are (or as of the securitization closing date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then BSP will use the proceeds from its sale of the BSP Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused BSP Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. As of September 6, 2017, Column was the repurchase agreement counterparty with respect to four (4) of the BSP Mortgage Loans, with an aggregate Cut-off Date Balance of $52,844,435. The certificate administrator is the interim custodian of the loan documents with respect to eight (8) of the BSP

Mortgage Loans, which have an aggregate Cut-off Date Balance of $103,294,435. In addition, the certificate administrator acts as interim servicer with respect to five (5) of the BSP Mortgage Loans, which have an aggregate Cut-off Date Balance of $67,200,000.

One (1) of the Column Mortgage Loans identified on Annex A-1 as Westin Building Exchange, was co-originated with Wells Fargo Bank, National Association. In addition, one (1) of the Column Mortgage Loans identified on Annex A-1 as West Town Mall, was co-originated with JPMorgan Chase Bank, National Association.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled)

on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Subordinate Companion Loan or a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans after the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates are no longer outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the Principal Balance Certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium (and any Class X Certificate), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates of these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee (or, in the case of any Non-Serviced Mortgage Loan, the Non-Serviced Master Servicer or the Non-Serviced Trustee under the related Non-Serviced PSA) of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to a Non-Serviced Mortgage Loan). Any reduction of the Certificate Balances of the “Underlying Class(es)” of certificates indicated in the table below as a result of the application of Realized Losses will, in each case, also reduce the Notional Amount of the related class of interest-only certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)

Class X-A	$703,205,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates

Class X-B	$73,004,000	Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any Serviced AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to a Serviced AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the Regular Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loan(s) on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions and amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Cut-off Date Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related “Underlying Class(es)” of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)

Class X-A	$703,205,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	$73,004,000	Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered

Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	each Mortgage Loan is assumed to prepay at the indicated level of CPY. The column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before the maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any period in which defeasance is permitted and any applicable yield maintenance period,

●	there are no delinquencies,

●	scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are received on a timely basis, beginning in October 2017,

●	each ARD Loan is paid in full on its Anticipated Repayment Date,

●	no prepayment premiums or yield maintenance charges are collected,

●	no party exercises its right of optional termination of the issuing entity described in this prospectus or any other purchase option with respect to a Mortgage Loan described in this prospectus,

●	no Mortgage Loan is required to be repurchased from the issuing entity,

●	the Administrative Cost Rate for each Mortgage Loan is the rate set forth on Annex A-1 with respect to such Mortgage Loan. The Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans,

●	there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or appraisal reduction amounts allocated to any class of certificates,

●	distributions on the certificates are made on the 15th calendar day (each assumed to be a business day) of each month, commencing in October 2017,

●	the certificates will be issued on the Closing Date,

●	the Pass-Through Rate with respect to each class of Offered Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus,

●	all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the special servicer pursuant to a workout, settlement or loan modification,

●	the initial respective principal balances and notional amounts of the various classes of Regular Certificates are as set forth in the table and the footnotes to the table under “Summary of Certificates” in this prospectus, and

●	with respect to any Whole Loan, for the purpose of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Whole Loan.

To the extent that the Mortgage Loans (or Whole Loans) have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans (or Whole Loans) that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables.

These variations may occur even if the average prepayment experience of the Mortgage Loans (or Whole Loans) were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans (or Whole Loans) may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2018	85	85	85	85	85
September 2019	67	67	67	67	67
September 2020	45	45	45	45	45
September 2021	20	20	20	20	20
September 2022 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	2.65	2.63	2.62	2.62	2.62

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-1 certificates.

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2018	100	100	100	100	100
September 2019	100	100	100	100	100
September 2020	100	100	100	100	100
September 2021	100	100	100	100	100
September 2022 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	4.85	4.83	4.81	4.77	4.57

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-2 certificates.

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2018	100	100	100	100	100
September 2019	100	100	100	100	100
September 2020	100	100	100	100	100
September 2021	100	100	100	100	100
September 2022	100	100	100	100	100
September 2023	100	100	100	100	100
September 2024 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	6.86	6.79	6.71	6.60	6.20

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-3 certificates.

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2018	100	100	100	100	100
September 2019	100	100	100	100	100
September 2020	100	100	100	100	100
September 2021	100	100	100	100	100
September 2022	100	100	100	100	100
September 2023	100	100	100	100	100
September 2024	100	100	100	100	100
September 2025	100	100	100	100	100
September 2026	100	100	100	99	97
September 2027 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	9.40	9.38	9.35	9.31	9.15

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-4 certificates.

Percentages of the Initial Certificate Balance of
the Class A-5 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2018	100	100	100	100	100
September 2019	100	100	100	100	100
September 2020	100	100	100	100	100
September 2021	100	100	100	100	100
September 2022	100	100	100	100	100
September 2023	100	100	100	100	100
September 2024	100	100	100	100	100
September 2025	100	100	100	100	100
September 2026	100	100	100	100	100
September 2027 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	9.70	9.66	9.62	9.57	9.30

(1)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-5 certificates.

Percentages of the Initial Certificate Balance of
the Class A-SB Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2018	100	100	100	100	100
September 2019	100	100	100	100	100
September 2020	100	100	100	100	100
September 2021	100	100	100	100	100
September 2022	100	100	100	100	100
September 2023	76	76	76	76	76
September 2024	51	51	51	51	51
September 2025	27	27	27	27	28
September 2026	2	2	2	2	2
September 2027 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	7.05	7.05	7.05	7.05	7.06

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-SB certificates.

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2018	100	100	100	100	100
September 2019	100	100	100	100	100
September 2020	100	100	100	100	100
September 2021	100	100	100	100	100
September 2022	100	100	100	100	100
September 2023	100	100	100	100	100
September 2024	100	100	100	100	100
September 2025	100	100	100	100	100
September 2026	100	100	100	100	100
September 2027 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	9.83	9.82	9.78	9.74	9.48

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-S certificates.

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2018	100	100	100	100	100
September 2019	100	100	100	100	100
September 2020	100	100	100	100	100
September 2021	100	100	100	100	100
September 2022	100	100	100	100	100
September 2023	100	100	100	100	100
September 2024	100	100	100	100	100
September 2025	100	100	100	100	100
September 2026	100	100	100	100	100
September 2027 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	9.88	9.88	9.88	9.86	9.63

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class B certificates.

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2018	100	100	100	100	100
September 2019	100	100	100	100	100
September 2020	100	100	100	100	100
September 2021	100	100	100	100	100
September 2022	100	100	100	100	100
September 2023	100	100	100	100	100
September 2024	100	100	100	100	100
September 2025	100	100	100	100	100
September 2026	100	100	100	100	100
September 2027 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	9.92	9.89	9.88	9.88	9.63

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including September 1, 2017 to but excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans (or Whole Loans) or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans (or Whole Loans) will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans (or Whole Loans) are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPYs

Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) a class of uncertificated regular interests corresponding to each of  the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-E, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with the provisions of each Non-Serviced PSA and the continued qualification of each REMIC formed thereunder, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the portions of the issuing entity consisting of (i)(a) the Regular Interests and the related distribution account and (b) the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii)(a) the Certificates (other than the Class R and Class Z certificates) will represent undivided beneficial interests in the related portions of the Grantor Trust described in (i)(a) above, as further described in Annex F and (b) the Class Z certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in (i)(b) above.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, two (2) of the Mortgaged Properties securing two (2) Mortgage Loans representing 4.7% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the

Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Regular Interest related to the Class      Certificates will be issued with original issue discount for federal income tax purposes.

In addition, it is anticipated that the certificate administrator will treat the Regular Interests related to the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of any such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPY; provided that it is assumed that the ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class      Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original

Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Regular Interest related to a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of Regular Interests related to the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class      certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to beneficial owners of the Regular Interests relating to the Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of their Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Regular Interests related to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premium

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D certificates. The IRS may disagree with these positions. Investors should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Exchanges of Regular Certificates and Class V Certificates

The portion of the issuing entity consisting of the Regular Interests will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Regular Certificates and Class V Certificates will evidence undivided beneficial ownership of all or a portion of the related Regular Interest or Regular Interests or the Class Z certificates. The holder of a Class V Certificate representing beneficial ownership of more than one Regular Interest should account separately for its interest in each Regular Interest. See “—Taxation of Regular Interests” above. A purchaser of a Class V Certificate must allocate its basis in such certificate among the Regular Interests represented by such certificate in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of a Class V Certificate, the holder must allocate the amount received on the sale among the related Regular Interests in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of Class V Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Regular Interests.

Alternative Characterization

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if a Class V Certificate represents beneficial ownership of two or more Regular Interests, those Regular Interests could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more Regular Interests underlying a Class V Certificate were aggregated for original issue discount purposes and a beneficial owner of such Class V Certificate were to (i) exchange that Class V Certificate for the Classes of Regular Certificates corresponding to the related Regular Interests, (ii) sell one of those Regular Certificates and (iii) retain one or more of the remaining separate Regular Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of a Class V Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the Class V Certificates between the Regular Interests corresponding to the Classes of Regular Certificates sold and the Regular Interests corresponding to the Classes of Regular Certificates retained in proportion to the relative fair market values of the related Regular Interests as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the Classes of Regular Certificates sold using its basis allocable to the related Regular Interests. Also, the beneficial owner then must treat the Regular Interests relating to the Classes of Regular Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to that Regular Interest. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the Classes of Regular Certificates retained based on the beneficial owner’s basis in the related Regular Interests.

As a result, when compared to treating each Regular Interest underlying a Class V Certificate as a separate debt instrument, aggregating the Regular Interests underlying a Class V Certificate could affect the timing and character of income recognized by a beneficial owner of a Class V Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of a Class V Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the certificate administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Class V Certificates and due to the certificate administrator’s lack of information necessary to report computations that might be required by Code Section 1286, the certificate administrator will treat each Regular Interest underlying a Class V Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Regular Interests underlying a Class V Certificate were aggregated, the timing of accruals of original issue discount applicable to the Class V Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Regular Interests underlying the Class V Certificates should be aggregated for original issue discount purposes.

Taxation of Exchange

The exchange of a Class V Certificate for any Regular Certificates or Class Z certificates or of Regular Certificates or Class Z certificates for a Class V Certificate described in Annex F will not be taxable.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the startup day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property” taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures (“TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a TMP’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that residual holders, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to such Trust REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). A “Non-U.S. Person” is a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, on or after January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The trustee or certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the trustee or certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above must be furnished annually to the Regular Interestholders and filed annually with the IRS.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Regular Certificates and Class Z certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter conflicts of interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Credit Suisse Securities (USA) LLC	Natixis Securities Americas LLC
Class A-1	$	$
Class A-2	$	$
Class A-3	$	$
Class A-4	$	$
Class A-5	$	$
Class A-SB	$	$
Class X-A	$	$
Class X-B	$	$
Class A-S	$	$
Class B	$	$
Class C	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately        % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from September 1, 2017, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $          , excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Credit Suisse Securities (USA) LLC, one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor and mortgage loan seller and the initial Risk Retention Consultation Party.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to an affiliate of Credit Suisse Securities (USA) LLC, which is an underwriter for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Credit Suisse Securities (USA) LLC, of the purchase price for the Offered Certificates, and the payment by the depositor to Column, an affiliate of Credit Suisse Securities (USA) LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by Column. Additionally, proceeds received by Benefit Street Partners CRE Finance LLC in connection with the contribution of certain of the BSP Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such mortgage loans that are financed with, and to make the applicable payments to, Column, an affiliate of Credit Suisse Securities (USA) LLC, as the related repurchase agreement counterparty. Additionally, proceeds received by BSP in connection with the contribution of certain of the BSP Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such mortgage loans that are financed with, and to make the applicable payments to, Column, an affiliate of Credit Suisse Securities (USA) LLC, as the related repurchase agreement counterparty. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-207361-06)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 11 Madison Avenue, New York, New York 10010, Attention: Secretary, or by telephone at (212) 325-2000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207361) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain other entities whose underlying assets include “plan assets” by reason of a plan’s investment in the entity, including collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested, in each case, that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to Section 406 of ERISA or Code Section 4975. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer, any underwriter or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice with respect to those assets for a fee, direct or indirect; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of the value of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, direct or indirect, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Credit Suisse Securities (USA) LLC an individual prohibited transaction exemption, PTE 89-90, 54 Fed. Reg. 42597 (October 17, 1989) as amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Credit Suisse Securities (USA) LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1) none of the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the Plan is invested in the Offered Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Offered Certificates in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of Offered Certificates;

(3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in the Offered Certificates or received a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the Plan of the Offered Certificates; and

(5) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties financial interests in the Plan’s acquisition of the Offered Certificates, as described in this prospectus.

The above representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate of the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in September 2050. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g 5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Significant Definitions

1
17g-5 Information Provider	324
1986 Act	481
1996 Act	460
2
2015 Budget Act	489
245 Park Avenue Certificate Administrator	219
245 Park Avenue Companion Loans	219
245 Park Avenue Controlling Noteholder	221
245 Park Avenue Depositor	219
245 Park Avenue Intercreditor Agreement	219
245 Park Avenue Lead Securitization Companion Loans	219
245 Park Avenue Mortgage Loan	219
245 Park Avenue Noteholders	219
245 Park Avenue Operating Advisor	219
245 Park Avenue Pari Passu Companion Loans	219
245 Park Avenue Servicer	219
245 Park Avenue Special Servicer	219
245 Park Avenue Subordinate Companion Loans	219
245 Park Avenue Trust 2017-245P TSA	184
245 Park Avenue Trustee	219
245 Park Avenue TSA	219
245 Park Avenue Whole Loan	219
3
30/360 Basis	172, 356
4
401(c) Regulations	500
8
85 Broad Street Companion Loans	223
85 Broad Street Control Appraisal Period	230
85 Broad Street Controlling Class	229
85 Broad Street Controlling Class Certificateholder	229
85 Broad Street CSAIL 2017-C8 Pari Passu Companion Loans	223
85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan	223
85 Broad Street CSAIL 2017-C8 Subordinate Companion Loan Holder	224
85 Broad Street Directing Certificateholder	229

85 Broad Street Directing Holder	229
85 Broad Street Major Decisions	228
85 Broad Street Mortgage Loan	223
85 Broad Street Mortgaged Property	223
85 Broad Street Non-Trust Junior Subordinate Companion Loan	223
85 Broad Street Non-Trust Junior Subordinate Companion Loan Control Termination Event	229
85 Broad Street Non-Trust Junior Subordinate Companion Loan Threshold Event Collateral	230
85 Broad Street Non-Trust Senior Subordinate Companion Loan	223
85 Broad Street Non-Trust Senior Subordinate Companion Loan Control Termination Event	230
85 Broad Street Non-Trust Senior Subordinate Companion Loan Threshold Event Collateral	231
85 Broad Street Non-Trust Subordinate Companion Loan Holders	224
85 Broad Street Non-Trust Subordinate Companion Loans	223
85 Broad Street Pari Passu Companion Loans	223
85 Broad Street Senior Loans	223
85 Broad Street Sequential Pay Event	227
85 Broad Street Subordinate Companion Loans	223
85 Broad Street Whole Loan	223
A
AB Modified Loan	367
AB Whole Loan	184
Accelerated Mezzanine Loan Lender	318
Acceptable Insurance Default	370
Acting General Counsel’s Letter	132
Actual/360	137
Actual/360 Basis	172
Actual/360 Loans	346
ADA	462
Additional Exclusions	370
Administrative Cost Rate	303
ADR	137
Advances	342
Advisers Act	498
Affirmative Asset Review Vote	407
Allergan HQ Mortgage Loan	191
Allergan HQ Control Appraisal Period	195
Allergan HQ Intercreditor Agreement	192

Allergan HQ Mortgaged Property	191
Allergan HQ Noteholders	192
Allergan HQ Sequential Pay Event	192
Allergan HQ Subordinate Companion Loan	192
Allergan HQ Subordinate Companion Loan Noteholder	192
Allergan HQ Threshold Event Collateral	195
Allergan HQ Whole Loan	192
Allergan HQ Whole Loan Directing Holder	195
Allocated Cut-off Date Loan Amount	137
Annual Debt Service	138
Anticipated Repayment Date	172
Appraisal Reduction Amount	363
Appraisal Reduction Event	363
Appraised Value	138
Appraised-Out Class	368
ARD Loan	172
ASR Consultation Process	382
Assessment of Compliance Report	441
Asset Representations Reviewer Asset Review Fee	362
Asset Representations Reviewer Fee	362
Asset Representations Reviewer Fee Rate	362
Asset Representations Reviewer Termination Event	412
Asset Representations Reviewer Upfront Fee	362
Asset Review	409
Asset Review Notice	408
Asset Review Quorum	408
Asset Review Report	410
Asset Review Report Summary	410
Asset Review Standard	409
Asset Review Trigger	406
Asset Review Vote Election	407
Asset Status Report	380
Assumed Certificate Coupon	289
Assumed Final Distribution Date	310
Assumed Scheduled Payment	305
Attestation Report	442
Available Funds	297
B
Balloon Balance	139
Bankruptcy Code	454
Base Interest Fraction	310
Beds	144
Borrower Party	318
Borrower Party Affiliate	318
Breach Notice	334
BSP	258
BSP Data Tape	259
BSP Mortgage Loans	258

BSP Review Team	259
C
C(WUMP)O	17
Center 78 Mortgage Loan	206
Center 78 Control Appraisal Period	209
Center 78 Directing Holder	209
Center 78 Intercreditor Agreement	206
Center 78 Mortgaged Property	206
Center 78 Noteholders	206
Center 78 Pari Passu Companion Loan	206
Center 78 Subordinate Companion Loan	206
Center 78 Subordinate Companion Loan Noteholder	207
Center 78 Threshold Event Collateral	209
Center 78 Whole Loan	206
CERCLA	459
Certificate Administrator/Trustee Fee	361
Certificate Administrator/Trustee Fee Rate	361
Certificate Balance	296
Certificate Owners	327
Certificateholder	319
Certificateholder Quorum	415
Class A Certificates	295
Class A-SB Planned Principal Balance	306
Class A-SB Scheduled Principal Balance	299
Class V Certificates	1
Class V1 Certificates	1
Class V2 Certificates	1
Class X Certificates	295
Clearstream	326
Clearstream Participants	328
Closing Date	137, 238
CMBS	55
CMBS B-Piece Securities	285
Code	479
Co-Lender Agreement	184
Collateral Deficiency Amount	367
Collection Account	345
Collection Period	298
Column	238
Column Data Tape	239
Column Deal Team	239
Column Mortgage Loans	238
Communication Request	330
Companion Distribution Account	346
Companion Loan Holder	184
Companion Loan Rating Agency	184
Companion Loans	135
Compensating Interest Payment	312
Constant Prepayment Rate	469
Consultation Termination Event	394
Control Appraisal Period	184, 395
Control Eligible Certificates	389
Control Note	184

Control Termination Event	394
Controlling Class	389
Controlling Class Certificateholder	389
Controlling Holder	184
Corrected Loan	379
Corresponding Class V1 Certificates	1
Corresponding Class V2 Certificates	1
Corresponding Initial Issuance Certificates	1
Council	116
Covered Transactions	249
CPR	469
CPY	469
Credit Risk Retention Rules	283
Credit Suisse	245
CREFC®	315
CREFC® Intellectual Property Royalty License Fee	362
CREFC® Intellectual Property Royalty License Fee Rate	363
CREFC® Reports	315
Crossed Group	139
Cross-Over Date	302
CRR Amendment Regulation	116
CSAIL 2017-C8 Certificate Administrator	224
CSAIL 2017-C8 Depositor	224
CSAIL 2017-C8 Master Servicer	224
CSAIL 2017-C8 PSA	184, 224
CSAIL 2017-C8 Special Servicer	224
CSAIL 2017-C8 Trustee	224
CSC	161
CSCMSC	245
CSMC 2017-MOON Certificate Administrator	215
CSMC 2017-MOON Control Eligible Certificates	218
CSMC 2017-MOON Depositor	215
CSMC 2017-MOON Operating Advisor	215
CSMC 2017-MOON Servicer	215
CSMC 2017-MOON Special Servicer	215
CSMC 2017-MOON Trustee	215
CSMC 2017-MOON TSA	184, 215
Cumulative Appraisal Reduction Amount	367, 368
Cure/Contest Period	410
Cut-off Date	135
Cut-off Date Balance	139
Cut-off Date DSCR	140
Cut-off Date Loan-to-Value Ratio	139
Cut-off Date LTV Ratio	139
D
DCERP	157
DDC	160
Debt Service Coverage Ratio	140
Debt Yield on Underwritten NCF	139
Debt Yield on Underwritten Net Cash Flow	139

Debt Yield on Underwritten Net Operating Income	139
Debt Yield on Underwritten NOI	139
Defaulted Loan	385
Defeasance Deposit	176
Defeasance Loans	175
Defeasance Lock Out Period	175
Defeasance Option	175
Definitive Certificate	326
Delinquent Loan	407
Demand Entities	249
Depositaries	326
Determination Date	297
Diligence File	332
Directing Certificateholder	388
Directing Holder	388
Directing Holder Approval Process	381
Disclosable Special Servicer Fees	360
Discount Yield	287, 290
Dispute Resolution Consultation	427
Dispute Resolution Cut-off Date	427
Distribution Accounts	346
Distribution Date	297
Distribution Date Statement	315
District Court	268
DLJ	249
Dodd-Frank Act	116
DOL	496
DSCR	140
DTC	326
DTC Participants	326
DTC Rules	327
Due Date	172, 299
E
Econo Lodge	150
EDGAR	495
EEA	14
Eligible Asset Representations Reviewer	410
Eligible Operating Advisor	402
Enforcing Party	426
Enforcing Servicer	426
ESA	157
Escrow/Reserve Mitigating Circumstances	244
EU Risk Retention and Due Diligence Requirements	116
Euroclear	326
Euroclear Operator	328
Euroclear Participants	328
European Commission	116
Excess Interest	173, 297
Excess Interest Distribution Account	347
Excess Modification Fee Amount	357
Excess Modification Fees	355
Excess Prepayment Interest Shortfall	312

Exchange Act	238
Exchange Date	2
Excluded Controlling Class Holder	317, 323
Excluded Controlling Class Loan	318
Excluded Information	318
Excluded Loan	318
Excluded Plan	498
Excluded Special Servicer	415
Excluded Special Servicer Loan	415
Exemption	497
Exemption Rating Agency	497
Expected Price	291
Expected Prices	291
F
FATCA	491
FDIA	131
FDIC	132
Federal Court Complaint	268
FIEL	19
Final Asset Status Report	381
Final Dispute Resolution Election Notice	427
Financial Promotion Order	16
FIRREA	133
Fitch	440
FPO Persons	16
FSMA	16
Funds	277
G
Gain-on-Sale Entitlement Amount	299
Gain-on-Sale Remittance Amount	299
Gain-on-Sale Reserve Account	347
Garn Act	461
Grantor Trust	52, 297
H
Hard Lockbox	179
High Net Worth Companies, Unincorporated Associations, Etc.	16
HRR Certificates	4, 283
I
Impermissible Asset Representations Reviewer Affiliate	422
Impermissible Operating Advisor Affiliate	422
Impermissible Risk Retention Affiliate	422
Impermissible TPP Affiliate	422
Indirect Participants	326
Initial Delivery Date	380
Initial Issuance Certificates	1
Initial Pool Balance	135
Initial Rate	172

Initial Requesting Certificateholder	425
In-Place Cash Management	140
Insurance and Condemnation Proceeds	346
Intercreditor Agreement	184
Interest Accrual Amount	304
Interest Accrual Period	304
Interest Distribution Amount	304
Interest Reserve Account	346
Interest Shortfall	304
Interested Person	386
Interest-Only Certificates	286
Interpolated Yield	287, 290
Investor Certification	318
Investor Registry	324
J
JW Marriott Chicago Companion Loans	198
JW Marriott Chicago Directing Holder	201
JW Marriott Chicago Junior Subordinate Companion Loan	197
JW Marriott Chicago Junior Subordinate Companion Loan Control Termination Event	202
JW Marriott Chicago Junior Subordinate Companion Loan Threshold Event Collateral	203
JW Marriott Chicago Mortgage Loan	197
JW Marriott Chicago Mortgaged Property	197
JW Marriott Chicago Note B-1-A	197
JW Marriott Chicago Pari Passu Companion Loans	197
JW Marriott Chicago Senior Loans	198
JW Marriott Chicago Senior Subordinate Companion Loan Control Termination Event	202
JW Marriott Chicago Senior Subordinate Companion Loan Holders	198
JW Marriott Chicago Senior Subordinate Companion Loan Threshold Event Collateral	203
JW Marriott Chicago Senior Subordinate Companion Loans	197
JW Marriott Chicago Sequential Pay Event	200
JW Marriott Chicago Subordinate Companion Loan Holders	198
JW Marriott Chicago Subordinate Companion Loans	197
JW Marriott Chicago Whole Loan	198
K
KBRA	440
KeyBank	270

L
Largest Tenant	140
Largest Tenant Lease Expiration Date	140
Lennar	277, 285
Liquidation Fee	358
Liquidation Proceeds	346
Loan Per Unit	141
Loss of Value Payment	335
Lower-Tier Regular Interests	479
Lower-Tier REMIC	52, 297, 479
LTV Ratio as of the Maturity Date/ARD	141
LTV Ratio at Maturity/ARD	141
M
MAI	336
Major Decision	390
Major Decision Reporting Package	392
MAS	18
Material Defect	334
Maturity Date/ARD Loan-to-Value Ratio	141
Maturity Date/ARD LTV Ratio	141
MLPA	330
MOA	283
Modeling Assumptions	470
Modification Fees	356
Morningstar	271
Mortgage	136
Mortgage File	330
Mortgage Loans	135
Mortgage Note	136
Mortgage Pool	135
Mortgage Rate	303
Mortgaged Property	136
Most Recent NOI	141
N
Natixis	250
Net Cash Flow	142
Net Mortgage Rate	303
Non-Control Note	184
Non-Controlling Holder	184
Nonrecoverable Advance	343
Non-Reduced Certificates	325
Non-Serviced AB Whole Loan	184
Non-Serviced Certificate Administrator	185
Non-Serviced Companion Loan	185
Non-Serviced Directing Holder	185
Non-Serviced Intercreditor Agreement	185
Non-Serviced Master Servicer	185
Non-Serviced Mortgage Loan	185
Non-Serviced Pari Passu Mortgage Loan	185
Non-Serviced Pari Passu Whole Loan	185
Non-Serviced PSA	185
Non-Serviced Securitization Trust	214

Non-Serviced Special Servicer	185
Non-Serviced Subordinate Companion Loan	186
Non-Serviced Trustee	186
Non-Serviced Whole Loan	186
Non-U.S. Person	491
Note Holder Purchase Option Notice	204, 232
Notional Amount	296
NREC	250
NREC Data Tape	252
NREC Deal Team	251
NREC Mortgage Loans	251
NRSRO	317, 500
NRSRO Certification	320
O
Occupancy Rate	141
Occupancy Rate As-of Date	142
Offered Certificates	295
OID Regulations	482
OLA	132
Operating Advisor Annual Report	400
Operating Advisor Consultation Event	395
Operating Advisor Consulting Fee	361
Operating Advisor Expenses	361
Operating Advisor Fee	361
Operating Advisor Fee Rate	361
Operating Advisor Standard	400
Operating Advisor Termination Event	404
Original Balance	142
P
P&I Advance	342
Pads	144
Par Purchase Price	385
Pari Passu Companion Loans	135
Pari Passu Mortgage Loan	186
Participants	326
Parties in Interest	496
Pass-Through Rate	302
Patriot Act	463
PCIS Persons	16
Pentalpha Surveillance	281
Percentage Interest	297
Periodic Payments	299
Permitted Investments	297, 347
Permitted Special Servicer/Affiliate Fees	360
PIPs	158
Plan Fiduciary	498
Plans	496
PRC	16
Preliminary Dispute Resolution Election Notice	427
Prepayment Assumption	483

Prepayment Interest Excess	311
Prepayment Interest Shortfall	311
Prepayment Penalty Description	142
Prepayment Provision	142
Prime Rate	345
Principal Balance Certificates	295
Principal Distribution Amount	304
Principal Shortfall	305
Privileged Information	403
Privileged Information Exception	403
Privileged Person	317
Professional Investors	17
Prohibited Prepayment	312
Promotion of Collective Investment Schemes Exemptions Order	16
Proposed Course of Action	426
Proposed Course of Action Notice	426
Prospectus	17
Prospectus Directive	15
PSA	295
PTCE	499
Purchase Price	336
Q
Qualification Criteria	241, 260
Qualified Investor	15
Qualified Replacement Special Servicer	416
Qualified Substitute Mortgage Loan	336
Qualifying CRE Loan Percentage	283
R
RAC No-Response Scenario	439
Rated Final Distribution Date	311
Rating Agencies	440
Rating Agency Confirmation	440
RCM	277
Realized Loss	314
REC	157
Record Date	297
Registration Statement	495
Regular Certificates	295
Regular Interestholder	482
Regular Interests	479
Regulation AB	272, 442
Reimbursement Rate	345
Related Group	142
Related Proceeds	344
Release Date	176
Relevant Member State	14
Relevant Persons	16
Relief Act	462
REMIC	479
REMIC Regulations	479
Remittance Date	341

Rent Commencement Date	143, 166
REO Account	347
REO Loan	306
REO Property	379
Reportable Information	249
Repurchase Request	425
Repurchases	249
Requesting Certificateholder	427
Requesting Holders	368
Requesting Investor	330
Requesting Party	439
Required Risk Retention Percentage	283
Requirements	463
Residual Certificates	295
Resolution Failure	426
Resolved	426
Restricted Group	497
Restricted Party	403
Retaining Sponsor	283
Retaining Third-Party Purchaser	283
Review Materials	408
Revised Rate	172
RevPAR	142
Rialto	277
Risk Retention Affiliate	402
Risk Retention Affiliated	402
Risk Retention Consultation Party	318
RMBS	268
Rooms	144
Rule 17g-5	320
S
S&P	271, 440
Scheduled Certificate Interest Payments	289
Scheduled Certificate Principal Payments	286
Scheduled Principal Distribution Amount	304
SEC	238
Securities Act	442
Securitization Accounts	347
Securitization Regulations	116
SEL	263
Senior Certificates	295
Sequential Pay Event	206
Serviced AB Whole Loan	186
Serviced Companion Loan	186
Serviced Companion Loan Holder	186
Serviced Companion Loan Securities	419
Serviced Mortgage Loan	186
Serviced Pari Passu Companion Loan	186
Serviced Pari Passu Mortgage Loan	186
Serviced Pari Passu Whole Loan	186
Serviced Whole Loan	186
Servicer Termination Event	418
Servicing Advances	342
Servicing Fee	354

Servicing Fee Rate	354
Servicing Standard	340
Servicing Transfer Event	378
SFA	18
SFO	17
Similar Law	496
SMMEA	500
Soft Springing Hard Lockbox	179
Special Servicer Decision	372
Special Servicing Fee	357
Special Servicing Fee Rate	357
Specially Serviced Loan	378
sponsor	238
Springing Cash Management	142
Springing Lockbox	179
Startup Day	480
Stated Principal Balance	306
Structured Product	17
STS Securitization Regulation	116
Subject Loan	362
Subject UST	157
Subordinate Certificates	295
Subordinate Companion Loan	186
Subordinate Companion Loans	135
Subsequent Asset Status Report	380
Subservicers	273
Sub-Servicing Agreement	341
Swap-Priced Expected Price	289
Swap-Priced Principal Balance Certificates	286
T
Target Price	288
Termination Purchase Amount	443
Terms and Conditions	328
Tests	409
Third Party Report	137
Title V	462
TMPs	489
Trailing 12 NOI	141
Tranche Percentage Interest	1
Transaction Parties	498
TRIPRA	84
Trust	266
Trust REMICs	52, 479
Two Independence Square A Notes	214
Two Independence Square Companion Loans	214
Two Independence Square Controlling Noteholder	217
Two Independence Square Directing Certificateholder	217
Two Independence Square Intercreditor Agreement	215

Two Independence Square Lead Securitization Companion Loans	215
Two Independence Square Mortgage Loan	214
Two Independence Square Noteholders	215
Two Independence Square Pari Passu Companion Loans	214
Two Independence Square Subordinate Companion Loan	214
Two Independence Square Whole Loan	214
U
U.S. Person	490
UBS 2017-C3 PSA	186
UCC	449
Underwriter Entities	104
Underwriting Agreement	493
Underwritten EGI	144
Underwritten Expenses	142
Underwritten NCF	142
Underwritten NCF DSCR	140
Underwritten Net Cash Flow	142
Underwritten Net Operating Income	144
Underwritten NOI	144
Underwritten Revenues	144
Units	144
Unscheduled Principal Distribution Amount	305
Unsolicited Information	409
Upper-Tier REMIC	52, 479
UST	158
UW NCF Debt Yield	139
UW NCF DSCR	140
UW NOI Debt Yield	139
V
Volcker Rule	117
Voting Rights	325
VRR Interest	283
VRR Retention Percentage	283
W
WAC Rate	303
Weighted Average Mortgage Loan Rate	144
Weighted Averages	145
Wells Fargo	274
Wells Fargo Bank	267, 268
West Town Mall Companion Loans	234
West Town Mall Controlling Noteholder	236
West Town Mall Intercreditor Agreement	234
West Town Mall Lead Securitization Companion Loans	234
West Town Mall Mortgage Loan	233

West Town Mall Pari Passu Companion Loans	233
West Town Mall Subordinate Companion Loans	233
West Town Mall Trust 2017-KNOX Certificate Administrator	234
West Town Mall Trust 2017-KNOX Depositor	234
West Town Mall Trust 2017-KNOX Master Servicer	234
West Town Mall Trust 2017-KNOX Special Servicer	234
West Town Mall Trust 2017-KNOX Trustee	234
West Town Mall Trust 2017-KNOX TSA	187, 234

West Town Mall Whole Loan	233
Westin Building Exchange PSA	186
Whole Loan	135
Withheld Amounts	346
Workout Fee	357
Workout Fee Rate	357
Workout-Delayed Reimbursement Amount	345
Y
Yield-Priced Expected Price	291
Yield-Priced Principal Balance Certificates	286
YM Group A	309
YM Group B	309
YM Groups	309

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Footnotes	Property Flag	Deal Name	% of Initial Pool Balance	Mortgage Loan Originator	Mortgage Loan Seller(1)	Original Balance(2)	Cut-off Date Balance(2)(3)	Maturity/ARD Balance(2)	Cut-off Date Balance per SF/ Units/Rooms/Pads(2)	Loan Purpose	Sponsor(4)	Non-Recourse Carveout Guarantor(4)
1		Loan	Park Center Phase I	9.3%	Column Financial, Inc.	Column Financial, Inc.	$80,000,000	$80,000,000	$80,000,000	$267	Acquisition	Mirae Asset Global Investments Co. Ltd; Transwestern Investment Group, L.L.C.	Corporate Properties Trust II TRS, L.L.C.
2		Loan	Westin Building Exchange	7.9%	Column Financial, Inc.	Column Financial, Inc.	$67,500,000	$67,500,000	$67,500,000	$336	Refinance	Clise Properties, Inc.; Digital Realty Trust, L.P.	Clise Properties, Inc.; Digital Realty Trust, L.P.
3		Loan	Two Independence Square	6.4%	Column Financial, Inc.	Column Financial, Inc. / Natixis	$55,000,000	$55,000,000	$55,000,000	$271	Acquisition	Hana Asset Management Co., Ltd.	Hana Asset Management Co., Ltd.
3 - CS			Two Independence Square - CS	3.5%	Column Financial, Inc.	Column Financial, Inc.	$30,000,000	$30,000,000	$30,000,000
3 - NXS			Two Independence Square - Natixis	2.9%	Column Financial, Inc.	Natixis	$25,000,000	$25,000,000	$25,000,000
4	(26)	Loan	245 Park Avenue	6.3%	Natixis	Natixis	$54,000,000	$54,000,000	$54,000,000	$626	Acquisition	HNA Group	181 West Madison Holding LLC
5		Loan	The Boulders Resort & Spa	5.8%	Column Financial, Inc.	Column Financial, Inc.	$50,000,000	$50,000,000	$46,436,501	$456,250	Refinance	Columbia Sussex Corporation; CSC Holdings, LLC	Columbia Sussex Corporation; CSC Holdings, LLC
6	(26)	Loan	Hilton Glendale	5.5%	Column Financial, Inc.	Column Financial, Inc.	$47,250,000	$47,204,053	$43,814,900	$134,484	Acquisition	Kam Sang Company, Inc.; Ronnie Lam	Kam Sang Company, Inc.; Ronnie Lam
7		Loan	85 Broad Street	5.2%	Natixis	Natixis	$45,000,000	$45,000,000	$45,000,000	$151	Acquisition	ICR US LP	ICR US LP
8		Loan	Allergan HQ	5.2%	Natixis	Natixis	$45,000,000	$45,000,000	$45,000,000	$99	Refinance	Menashe Frankel, Yeheskel Frankel, Joel Bergstein, David Weinstein, David Werner and Joseph Friedland	Menashe Frankel, Yeheskel Frankel, Joel Bergstein, David Weinstein, David Werner and Joseph Friedland
9		Loan	JW Marriott Chicago	4.7%	Natixis	Natixis	$40,000,000	$40,000,000	$40,000,000	$130,000	Refinance	Lothar Estein	Lothar Estein
10		Loan	300 Montgomery	4.2%	Natixis	Natixis	$36,000,000	$36,000,000	$36,000,000	$343	Refinance	Downtown Properties Holdings, LLC	Downtown Properties Holdings, LLC
11	(26)	Loan	Center 78	4.2%	Natixis	Natixis	$35,863,277	$35,863,277	$35,863,277	$171	Refinance	Normandy Real Estate Fund II, LP; Greenfield Acquisition Partners VI, L.P.; GAP VI Parallel Partners, L.P.	Normandy Real Estate Fund II, LP; Greenfield Acquisition Partners VI, L.P.; GAP VI Parallel Partners, L.P.
12		Loan	The Manhattan	3.8%	Natixis	Natixis	$32,875,000	$32,875,000	$32,875,000	$422	Refinance	Norman Jemal	Norman Jemal
13	(26)	Loan	West Town Mall	3.5%	Column Financial, Inc.	Column Financial, Inc.	$30,000,000	$30,000,000	$27,907,947	$160	Refinance	Simon Property Group, L.P.; Teachers Insurance and Annuity Association of America	Simon Property Group, L.P.
14		Loan	Wal-Mart Central	3.4%	Natixis	Natixis	$29,509,750	$29,473,305	$23,725,038	$211	Acquisition	Mounir Kardosh	Mounir Kardosh
15	(26)	Loan	Acropolis Garden	2.9%	Natixis	Natixis	$25,000,000	$25,000,000	$25,000,000	$72,816	Refinance	Acropolis Gardens Realty Corp.	Acropolis Gardens Realty Corp.
16	(26)	Loan	Bob Evans	2.8%	Natixis	Natixis	$23,950,000	$23,950,000	$21,967,160	$195	Recapitalization	American Finance Trust, Inc.	American Finance Trust, Inc.
16.01		Property	Property 6	0.2%	Natixis	Natixis	$1,536,548	$1,536,548	$1,409,336	$195
16.02		Property	Property 8	0.2%	Natixis	Natixis	$1,405,379	$1,405,379	$1,289,027	$195
16.03		Property	Property 9	0.2%	Natixis	Natixis	$1,353,848	$1,353,848	$1,241,762	$195
16.04		Property	Property 2	0.2%	Natixis	Natixis	$1,335,110	$1,335,110	$1,224,575	$195
16.05		Property	Property 10	0.1%	Natixis	Natixis	$1,264,841	$1,264,841	$1,160,124	$195
16.06		Property	Property 15	0.1%	Natixis	Natixis	$1,208,626	$1,208,626	$1,108,563	$195
16.07		Property	Property 13	0.1%	Natixis	Natixis	$1,194,572	$1,194,572	$1,095,672	$195
16.08		Property	Property 5	0.1%	Natixis	Natixis	$1,161,780	$1,161,780	$1,065,595	$195
16.09		Property	Property 1	0.1%	Natixis	Natixis	$1,100,880	$1,100,880	$1,009,737	$195
16.10		Property	Property 4	0.1%	Natixis	Natixis	$1,077,457	$1,077,457	$988,253	$195
16.11		Property	Property 11	0.1%	Natixis	Natixis	$1,058,719	$1,058,719	$971,067	$195
16.12		Property	Property 20	0.1%	Natixis	Natixis	$1,054,034	$1,054,034	$966,770	$195
16.13		Property	Property 14	0.1%	Natixis	Natixis	$1,044,665	$1,044,665	$958,176	$195
16.14		Property	Property 7	0.1%	Natixis	Natixis	$1,035,296	$1,035,296	$949,583	$195
16.15		Property	Property 21	0.1%	Natixis	Natixis	$1,030,611	$1,030,611	$945,286	$195
16.16		Property	Property 3	0.1%	Natixis	Natixis	$1,007,188	$1,007,188	$923,802	$195
16.17		Property	Property 16	0.1%	Natixis	Natixis	$1,007,188	$1,007,188	$923,802	$195
16.18		Property	Property 18	0.1%	Natixis	Natixis	$972,054	$972,054	$891,577	$195
16.19		Property	Property 23	0.1%	Natixis	Natixis	$730,797	$730,797	$670,294	$195
16.20		Property	Property 19	0.1%	Natixis	Natixis	$721,428	$721,428	$661,700	$195
16.21		Property	Property 17	0.1%	Natixis	Natixis	$608,998	$608,998	$558,579	$195
16.22		Property	Property 22	0.1%	Natixis	Natixis	$571,521	$571,521	$524,204	$195
16.23		Property	Property 12	0.1%	Natixis	Natixis	$468,460	$468,460	$429,676	$195
17		Loan	Sheraton Garden Grove	2.4%	Column Financial, Inc.	Column Financial, Inc.	$20,500,000	$20,434,125	$18,957,069	$71,699	Refinance	Kam Sang Company, Inc.; Ronnie Lam	Kam Sang Company, Inc.; Ronnie Lam
18		Loan	Carolina Hotel Portfolio	2.3%	BSP	BSP	$20,000,000	$20,000,000	$17,756,244	$71,429	Acquisition	Evan Weiss; Daniel Lesser; Gary Isenberg	Evan Weiss; Daniel Lesser; Gary Isenberg
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.	0.6%	BSP	BSP	$4,876,712	$4,876,712	$4,329,605	$71,429
18.02		Property	Fairfield Inn Charlotte Northlake	0.5%	BSP	BSP	$4,000,000	$4,000,000	$3,551,249	$71,429
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area	0.5%	BSP	BSP	$4,000,000	$4,000,000	$3,551,249	$71,429
18.04		Property	Comfort Suites Gastonia	0.5%	BSP	BSP	$3,945,205	$3,945,205	$3,502,602	$71,429
18.05		Property	Fairfield Inn Myrtle Beach North	0.4%	BSP	BSP	$3,178,082	$3,178,082	$2,821,540	$71,429
19		Loan	Keystone 200 & 300	2.3%	BSP	BSP	$20,000,000	$19,863,744	$16,411,616	$89	Acquisition	Innovatus Flagship Fund I, LP; Innovatus Flagship Offshore Fund I, LP	Innovatus Flagship Fund I, LP; Innovatus Flagship Offshore Fund I, LP
19.01		Property	Keystone 300	1.5%	BSP	BSP	$12,957,317	$12,869,041	$10,632,525	$89
19.02		Property	Keystone 200	0.8%	BSP	BSP	$7,042,683	$6,994,703	$5,779,090	$89
20		Loan	Apex Fort Washington	2.0%	BSP	BSP	$16,750,000	$16,750,000	$14,596,942	$140	Acquisition	Edward N. Antoian	Edward N. Antoian
21		Loan	Whitehall Place Apartments	1.7%	BSP	BSP	$15,000,000	$15,000,000	$11,110,917	$19,011	Refinance	Alexander Dembitzer; Sky Management Services LLC	Alexander Dembitzer; Sky Management Services LLC
22	(26)	Loan	Tenalok Portfolio	1.6%	BSP	BSP	$13,700,000	$13,558,191	$10,511,170	$44	Refinance	Hardam S. Azad	Hardam S. Azad
22.01		Property	Frayser Village	0.9%	BSP	BSP	$8,244,177	$8,158,841	$6,325,251	$44
22.02		Property	Bartlesville Plaza	0.2%	BSP	BSP	$2,128,995	$2,106,958	$1,633,447	$44
22.03		Property	Three Notch Plaza	0.2%	BSP	BSP	$1,823,492	$1,804,617	$1,399,053	$44
22.04		Property	Frayser Center	0.2%	BSP	BSP	$1,503,337	$1,487,776	$1,153,418	$44
23	(26)	Loan	IC Leased Fee Hotel Portfolio	1.3%	Natixis	Natixis	$11,465,000	$11,465,000	$11,465,000	$29	Refinance	Joseph G. Gillespie, III	Joseph G. Gillespie, III
23.01		Property	Radisson Paper Valley	0.3%	Natixis	Natixis	$2,953,662	$2,953,662	$2,953,662	$29
23.02		Property	City Place Downtown St. Louis	0.3%	Natixis	Natixis	$2,892,175	$2,892,175	$2,892,175	$29
23.03		Property	Radisson Albany	0.2%	Natixis	Natixis	$1,541,759	$1,541,759	$1,541,759	$29
23.04		Property	Radisson Cromwell	0.1%	Natixis	Natixis	$1,233,408	$1,233,408	$1,233,408	$29
23.05		Property	Radisson Cheyenne	0.1%	Natixis	Natixis	$1,221,477	$1,221,477	$1,221,477	$29
23.06		Property	Radisson High Point	0.1%	Natixis	Natixis	$1,071,890	$1,071,890	$1,071,890	$29
23.07		Property	Radisson Billings	0.1%	Natixis	Natixis	$550,628	$550,628	$550,628	$29
24		Loan	Comfort Suites Arlington	1.1%	BSP	BSP	$9,650,000	$9,650,000	$7,930,061	$89,352	Acquisition	Lesile Ng; Paul A. Nussbaum	Lesile Ng; Paul A. Nussbaum
25	(26)	Loan	Central Avenue Hotels	0.9%	Natixis	Natixis	$7,800,000	$7,767,310	$6,678,301	$25,550	Refinance	Parth V. Patel; Nanya R. Patel; Shyam V. Patel	Parth V. Patel; Nanya R. Patel; Shyam V. Patel
25.01		Property	La Quinta Inn & Suites	0.4%	Natixis	Natixis	$3,387,398	$3,373,202	$2,900,265	$25,550
25.02		Property	Country Inn & Suites	0.3%	Natixis	Natixis	$2,647,561	$2,636,465	$2,266,822	$25,550
25.03		Property	Quality Inn & Suites	0.1%	Natixis	Natixis	$1,273,577	$1,268,240	$1,090,427	$25,550
25.04		Property	Econo Lodge Inn & Suites	0.1%	Natixis	Natixis	$491,463	$489,404	$420,787	$25,550
26		Loan	Springhill Suites - Vero Beach FL	0.9%	Column Financial, Inc.	Column Financial, Inc.	$7,750,000	$7,750,000	$6,007,777	$93,373	Refinance	Keith D. Kite	Keith D. Kite
27		Loan	Quality Inn Biloxi	0.7%	Natixis	Natixis	$6,050,000	$6,050,000	$4,668,272	$40,878	Refinance	Phuong Thi Trinh	Phuong Thi Trinh
28		Loan	Aston Plaza	0.7%	BSP	BSP	$5,800,000	$5,800,000	$4,661,118	$33	Refinance	Robert Ayerle	Robert Ayerle
29		Loan	AT&T Lincolnwood	0.4%	Natixis	Natixis	$3,350,000	$3,350,000	$3,085,321	$744	Acquisition	Mordecai Mizrahi; Ezra Mizrahi	Mordecai Mizrahi; Ezra Mizrahi
30		Loan	Petco Bloomingdale	0.3%	BSP	BSP	$2,672,500	$2,672,500	$2,457,141	$130	Acquisition	Dmitrii Volkov (a/k/a Dmitry Volkov, and/or Dimitriy Volkov)	Dmitrii Volkov (a/k/a Dmitry Volkov, and/or Dimitriy Volkov)
31		Loan	Panera Bread Schererville	0.2%	Natixis	Natixis	$1,900,000	$1,900,000	$1,748,678	$317	Acquisition	Mordecai Mizrahi; Ezra Mizrahi	Mordecai Mizrahi; Ezra Mizrahi

A-1-1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGED PROPERTY CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Deal Name	No. of Properties	General Property Type	Detailed Property Type	Title Type(5)	Ground Lease Initial Lease Expiration Date(5)	Address	City	County	State	Zip Code	Year Built	Year Renovated	Net Rentable Area SF/Units/Acres/ Rooms/Pads	Units of Measure	Occupancy Rate(6)	Occupancy Rate As-of Date	Appraised Value(7)	Appraisal As-of Date
1		Loan	Park Center Phase I	1	Office	Suburban	Fee	NAP	236 Perimeter Center Parkway Northeast	Dunwoody	DeKalb	GA	30346	2016	NAP	590,926	Square Feet	99.5%	7/1/2017	$307,500,000	6/26/2017
2		Loan	Westin Building Exchange	1	Office	CBD	Fee	NAP	2001 6th Avenue	Seattle	King	WA	98121	1981	2007	401,544	Square Feet	94.1%	6/26/2017	$507,000,000	5/23/2017
3		Loan	Two Independence Square	1	Office	Single Tenant	Fee	NAP	300 E Street, Southwest	Washington	Washington	D.C.	20024	1992	2014	605,897	Square Feet	100.0%	9/6/2017	$375,000,000	1/5/2017
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	1	Office	CBD	Fee	NAP	245 Park Avenue	New York	New York	NY	10167	1965	2006	1,723,993	Square Feet	91.1%	2/28/2017	$2,210,000,000	4/1/2017
5		Loan	The Boulders Resort & Spa	1	Hotel	Resort	Fee	NAP	34631 North Tom Darlington Drive	Scottsdale	Maricopa	AZ	85262	1985	2015/2016	160	Rooms	73.8%	6/30/2017	$130,300,000	7/6/2017
6	(26)	Loan	Hilton Glendale	1	Hotel	Full Service	Fee	NAP	100 West Glenoaks Boulevard	Glendale	Los Angeles	CA	91202	1992	2016	351	Rooms	83.9%	7/31/2017	$74,500,000	6/20/2017
7		Loan	85 Broad Street	1	Office	CBD	Fee	NAP	85 Broad Street	New York	New York	NY	10004	1983	2015	1,118,512	Square Feet	87.1%	4/19/2017	$652,000,000	4/30/2017
8		Loan	Allergan HQ	1	Office	Suburban	Fee	NAP	5 Giralda Farms	Madison	Morris	NJ	07940	1992	2016-2017	453,680	Square Feet	98.0%	8/5/2017	$172,000,000	7/1/2018
9		Loan	JW Marriott Chicago	1	Hotel	Full Service	Fee	NAP	151 West Adams Street	Chicago	Cook	IL	60603	1914	2010	610	Rooms	76.1%	4/30/2017	$370,400,000	5/2/2017
10		Loan	300 Montgomery	1	Office	CBD	Fee	NAP	300 Montgomery Street	San Francisco	San Francisco	CA	94104	1918 &1941	2015	192,574	Square Feet	87.9%	7/19/2017	$119,600,000	5/24/2017
11	(26)	Loan	Center 78	1	Office	Suburban	Fee	NAP	184 Liberty Corner Road	Warren	Somerset	NJ	07059	1982	2012; 2015	372,672	Square Feet	88.7%	6/22/2017	$94,800,000	6/1/2017
12		Loan	The Manhattan	1	Mixed Use	Office/Retail	Fee	NAP	1328-1348 Florida Avenue, Northwest	Washington	District of Columbia	D.C.	20009	1877, 1911	2016	77,851	Square Feet	95.8%	8/5/2017	$52,700,000	8/1/2018
13	(26)	Loan	West Town Mall	1	Retail	Super Regional Mall	Fee & Leasehold	4/30/2042	7600 Kingston Pike	Knoxville	Knox	TN	37919	1972	2013	772,503	Square Feet	93.1%	3/1/2017	$375,000,000	5/24/2017
14		Loan	Wal-Mart Central	1	Retail	Shadow Anchored	Fee	NAP	1002-1016 Riley Street	Folsom	Sacramento	CA	95630	1992	NAP	139,377	Square Feet	88.6%	4/7/2017	$39,680,000	5/18/2017
15	(26)	Loan	Acropolis Garden	1	Multifamily	Cooperative	Fee	NAP	2105-2177 33rd Street and 2106-2178 35th Street	Astoria	Queens	NY	11105	1923	1988	618	Units			$177,000,000	2/16/2017
16	(26)	Loan	Bob Evans	23	Retail	Single Tenant	Fee	NAP	Various	Various	Various	Various	Various	Various	Various	123,052	Square Feet	100.0%	9/5/2017	$48,400,000	5/19/2017
16.01		Property	Property 6	1	Retail	Single Tenant	Fee	NAP	504 Pike Street	Marietta	Washington	OH	45750	2004	2014	5,215	Square Feet	100.0%	9/5/2017	$3,280,000	6/4/2017
16.02		Property	Property 8	1	Retail	Single Tenant	Fee	NAP	1997 Sunset Boulevard	Steubenville	Jefferson	OH	43952	2008	2012	5,216	Square Feet	100.0%	9/5/2017	$3,000,000	5/19/2017
16.03		Property	Property 9	1	Retail	Single Tenant	Fee	NAP	3260 Village Drive	Franklin	Warren	OH	45005	2006	2012	5,539	Square Feet	100.0%	9/5/2017	$2,890,000	6/6/2017
16.04		Property	Property 2	1	Retail	Single Tenant	Fee	NAP	220 Byers Road	Miamisburg	Montgomery	OH	45342	1996	2011	6,074	Square Feet	100.0%	9/5/2017	$2,850,000	6/6/2017
16.05		Property	Property 10	1	Retail	Single Tenant	Fee	NAP	1224 Carter Avenue	Ashland	Boyd	KY	41101	1986	2012	5,617	Square Feet	100.0%	9/5/2017	$2,700,000	6/1/2017
16.06		Property	Property 15	1	Retail	Single Tenant	Fee	NAP	99 Stubbs Mill Road	Lebanon	Warren	OH	45036	1999	2012	5,019	Square Feet	100.0%	9/5/2017	$2,580,000	6/6/2017
16.07		Property	Property 13	1	Retail	Single Tenant	Fee	NAP	9361 Street Route 14	Streetsboro	Portage	OH	44241	1992	2013	6,633	Square Feet	100.0%	9/5/2017	$2,550,000	5/19/2017
16.08		Property	Property 5	1	Retail	Single Tenant	Fee	NAP	900 American Road	Lansing	Ingham	MI	48911	2001	2013	5,615	Square Feet	100.0%	9/5/2017	$2,480,000	6/6/2017
16.09		Property	Property 1	1	Retail	Single Tenant	Fee	NAP	1850 East Dorothy Lane	Kettering	Montgomery	OH	45429	2002	2011	5,247	Square Feet	100.0%	9/5/2017	$2,350,000	6/4/2017
16.10		Property	Property 4	1	Retail	Single Tenant	Fee	NAP	20465 Eureka Road	Taylor	Wayne	MI	48180	2000	2011	5,602	Square Feet	100.0%	9/5/2017	$2,300,000	6/6/2017
16.11		Property	Property 11	1	Retail	Single Tenant	Fee	NAP	3233 Whitehall Pike	Bloomington	Monroe	IN	47401	1986	2012	4,983	Square Feet	100.0%	9/5/2017	$2,260,000	5/20/2017
16.12		Property	Property 20	1	Retail	Single Tenant	Fee	NAP	80 S Whitewoman Street	Coshocton	Coshocton	OH	43812	1994	2012	3,608	Square Feet	100.0%	9/5/2017	$2,250,000	5/16/2017
16.13		Property	Property 14	1	Retail	Single Tenant	Fee	NAP	18492 Coastal Highway	Lewes	Sussex	DE	19958	1998	2013	5,028	Square Feet	100.0%	9/5/2017	$2,230,000	5/20/2017
16.14		Property	Property 7	1	Retail	Single Tenant	Fee	NAP	30750 Gratiot Avenue	Roseville	Macomb	MI	48066	2004	2011	5,524	Square Feet	100.0%	9/5/2017	$2,210,000	6/6/2017
16.15		Property	Property 21	1	Retail	Single Tenant	Fee	NAP	1517 North Sandusky Avenue	Bucyrus	Crawford	OH	44820	1994	2011	3,749	Square Feet	100.0%	9/5/2017	$2,200,000	5/19/2017
16.16		Property	Property 3	1	Retail	Single Tenant	Fee	NAP	503 Griswold Road	Elyria	Lorain	OH	44035	1994	2013	6,633	Square Feet	100.0%	9/5/2017	$2,150,000	5/19/2017
16.17		Property	Property 16	1	Retail	Single Tenant	Fee	NAP	4900 Beaver Run	Ellicott City	Howard	MD	21043	2000	2013	5,604	Square Feet	100.0%	9/5/2017	$2,150,000	6/1/2017
16.18		Property	Property 18	1	Retail	Single Tenant	Fee	NAP	681 West Main Street	Uniontown	Fayette	PA	15401	2002	2013	5,237	Square Feet	100.0%	9/5/2017	$2,075,000	5/20/2017
16.19		Property	Property 23	1	Retail	Single Tenant	Fee	NAP	1631 Pilgrim Lane	Plymouth	Marshall	IN	46563	1995	2013	6,040	Square Feet	100.0%	9/5/2017	$1,560,000	5/20/2017
16.20		Property	Property 19	1	Retail	Single Tenant	Fee	NAP	140 Park Drive	Weirton	Brooke	WV	26062	2011	NAP	4,866	Square Feet	100.0%	9/5/2017	$1,540,000	5/20/2017
16.21		Property	Property 17	1	Retail	Single Tenant	Fee	NAP	3961 Hinkleville Road	Paducah	McCracken	KY	42001	2001	2013	5,251	Square Feet	100.0%	9/5/2017	$1,300,000	6/1/2017
16.22		Property	Property 22	1	Retail	Single Tenant	Fee	NAP	309 West Plaza Drive	Columbia City	Whitley	IN	46725	1995	2012	5,614	Square Feet	100.0%	9/5/2017	$1,220,000	5/20/2017
16.23		Property	Property 12	1	Retail	Single Tenant	Fee	NAP	3830 Tuller Road	Dublin	Franklin	OH	43017	1988	2012	5,138	Square Feet	100.0%	9/5/2017	$1,000,000	5/19/2017
17		Loan	Sheraton Garden Grove	1	Hotel	Full Service	Fee	NAP	12221 Harbor Boulevard	Garden Grove	Orange	CA	92840	2008	NAP	285	Rooms	66.2%	3/31/2017	$37,400,000	5/8/2017
18		Loan	Carolina Hotel Portfolio	5	Hotel	Limited Service	Fee	NAP	Various	Various	Various	Various	Various	Various	Various	511	Rooms	72.7%	2/28/2017	$55,350,000	Various
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.	1	Hotel	Limited Service	Fee	NAP	160 Van Campen Boulevard	Wilmington	New Hanover	NC	28403	1996	2013-2014	131	Rooms	73.4%	2/28/2017	$14,550,000	5/7/2017
18.02		Property	Fairfield Inn Charlotte Northlake	1	Hotel	Limited Service	Fee	NAP	9230 Harris Corners Parkway	Charlotte	Mecklenburg	NC	28269	1999	2015	93	Rooms	73.1%	2/28/2017	$11,100,000	5/5/2017
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area	1	Hotel	Limited Service	Fee	NAP	1003 Sunburst Drive	Goldsboro	Wayne	NC	27534	2014	NAP	92	Rooms	81.9%	2/28/2017	$10,400,000	5/8/2017
18.04		Property	Comfort Suites Gastonia	1	Hotel	Limited Service	Fee	NAP	1874 Remount Road	Gastonia	Gaston	NC	28054	1996	2016	109	Rooms	75.1%	2/28/2017	$11,000,000	5/5/2017
18.05		Property	Fairfield Inn Myrtle Beach North	1	Hotel	Limited Service	Fee	NAP	10231 North Kings Highway	Myrtle Beach	Horry	SC	29572	1997	2015	86	Rooms	60.2%	2/28/2017	$8,300,000	5/7/2017
19		Loan	Keystone 200 & 300	2	Office	Suburban	Leasehold	3/5/2116	Various	Durham	Durham	NC	27713	Various	NAP	223,475	Square Feet	92.4%	Various	$32,800,000	2/17/2017
19.01		Property	Keystone 300	1	Office	Suburban	Leasehold	3/5/2116	430 Davis Drive	Durham	Durham	NC	27713	2001	NAP	152,563	Square Feet	88.9%	7/31/2017	$21,250,000	2/17/2017
19.02		Property	Keystone 200	1	Office	Suburban	Leasehold	3/5/2116	530 Davis Drive	Durham	Durham	NC	27713	2000	NAP	70,912	Square Feet	100.0%	9/6/2017	$11,550,000	2/17/2017
20		Loan	Apex Fort Washington	1	Office	Suburban	Fee	NAP	600-602 Office Center Drive	Fort Washington	Montgomery	PA	19034	1988	2015	388,318	Square Feet	91.9%	4/30/2017	$84,600,000	1/1/2018
21		Loan	Whitehall Place Apartments	1	Multifamily	Garden	Fee	NAP	1553 Parkline Drive	Pittsburgh	Allegheny	PA	15227	1942	2017	789	Units	95.4%	6/30/2017	$27,500,000	3/29/2017
22	(26)	Loan	Tenalok Portfolio	4	Retail	Anchored	Fee	NAP	Various	Various	Various	Various	Various	Various	Various	307,347	Square Feet	93.5%	3/31/2017	$28,250,000	Various
22.01		Property	Frayser Village	1	Retail	Anchored	Fee	NAP	2570-2588 and 2590 Frayser Boulevard	Memphis	Shelby	TN	38127	1968, 1972	2010	141,611	Square Feet	100.0%	3/31/2017	$17,000,000	9/19/2016
22.02		Property	Bartlesville Plaza	1	Retail	Anchored	Fee	NAP	3005 East Frank Phillips Boulevard	Bartlesville	Washington	OK	74006	1973	1999	88,889	Square Feet	77.5%	3/31/2017	$4,390,000	9/25/2016
22.03		Property	Three Notch Plaza	1	Retail	Anchored	Fee	NAP	1130-1138 Martin Luther King Jr. Expressway	Andalusia	Covington	AL	36420	1983	1989	45,899	Square Feet	100.0%	3/31/2017	$3,760,000	9/22/2016
22.04		Property	Frayser Center	1	Retail	Anchored	Fee	NAP	1780 Frayser Boulevard	Memphis	Shelby	TN	38127	1962	2005	30,948	Square Feet	100.0%	3/31/2017	$3,100,000	9/19/2016
23	(26)	Loan	IC Leased Fee Hotel Portfolio	7	Other	Leased Fee	Fee	NAP	Various	Various	Various	Various	Various	Various	2016	2,139,703	Square Feet	100.0%	9/5/2017	$85,300,000	Various
23.01		Property	Radisson Paper Valley	1	Other	Leased Fee	Fee	NAP	333 West College Avenue	Appleton	Outagamie	WI	54911	1982	2016	124,146	Square Feet	100.0%	9/5/2017	$27,100,000	3/27/2017
23.02		Property	City Place Downtown St. Louis	1	Other	Leased Fee	Fee	NAP	200-228 North 4th Street	St. Louis	St. Louis	MO	63102	1965	2016	100,680	Square Feet	100.0%	9/5/2017	$21,400,000	3/28/2017
23.03		Property	Radisson Albany	1	Other	Leased Fee	Fee	NAP	205 Wolf Road	Albany	Albany	NY	12205	1975	2016	552,760	Square Feet	100.0%	9/5/2017	$10,900,000	3/22/2017
23.04		Property	Radisson Cromwell	1	Other	Leased Fee	Fee	NAP	100 Berlin Road	Cromwell	Middlesex	CT	06416	1968	2016	393,782	Square Feet	100.0%	9/5/2017	$7,400,000	3/23/2017
23.05		Property	Radisson Cheyenne	1	Other	Leased Fee	Fee	NAP	204 West Fox Farm Road	Cheyenne	Laramie	WY	82007	1981	2016	307,534	Square Feet	100.0%	9/5/2017	$6,700,000	4/4/2017
23.06		Property	Radisson High Point	1	Other	Leased Fee	Fee	NAP	135 South Main Street	High Point	Guilford	NC	27260	1983	2016	65,815	Square Feet	100.0%	9/5/2017	$8,400,000	3/31/2017
23.07		Property	Radisson Billings	1	Other	Leased Fee	Fee	NAP	5500 Midland Road	Billings	Yellowstone	MT	59101	1972 & 1985	2016	594,986	Square Feet	100.0%	9/5/2017	$3,400,000	4/5/2017
24		Loan	Comfort Suites Arlington	1	Hotel	Limited Service	Fee	NAP	411 West Road to Six Flags Street	Arlington	Tarrant	TX	76011	2009	NAP	108	Rooms	81.8%	6/30/2017	$14,800,000	6/23/2017
25	(26)	Loan	Central Avenue Hotels	4	Hotel	Limited Service	Fee	NAP	Various	Hot Springs	Garland	AR	71913	Various	Various	304	Rooms	39.9%	2/28/2017	$14,760,000	12/20/2016
25.01		Property	La Quinta Inn & Suites	1	Hotel	Limited Service	Fee	NAP	4253 Central Avenue	Hot Springs	Garland	AR	71913	2001	2011-2012	97	Rooms	48.9%	2/28/2017	$6,410,000	12/20/2016
25.02		Property	Country Inn & Suites	1	Hotel	Limited Service	Fee	NAP	4307 Central Avenue	Hot Springs	Garland	AR	71913	2005	2010, 2013, 2015-2016	59	Rooms	41.9%	2/28/2017	$5,010,000	12/20/2016
25.03		Property	Quality Inn & Suites	1	Hotel	Limited Service	Fee	NAP	4319 Central Avenue	Hot Springs	Garland	AR	71913	1985, 1993	2012, 2013	90	Rooms	31.8%	2/28/2017	$2,410,000	12/20/2016
25.04		Property	Econo Lodge Inn & Suites	1	Hotel	Limited Service	Fee	NAP	106 Lookout Point	Hot Springs	Garland	AR	71913	1983	2012-2013	58	Rooms	29.5%	2/28/2017	$930,000	12/20/2016
26		Loan	Springhill Suites - Vero Beach FL	1	Hotel	Limited Service	Fee	NAP	5115 Indian River Boulevard	Vero Beach	Indian River	FL	32967	2009	NAP	83	Rooms	79.3%	7/31/2017	$12,500,000	8/1/2017
27		Loan	Quality Inn Biloxi	1	Hotel	Limited Service	Fee	NAP	2414 Beach Boulevard	Biloxi	Harrison	MS	39531	1967	2011, 2016-2017	148	Rooms	40.8%	5/31/2017	$11,100,000	5/11/2017
28		Loan	Aston Plaza	1	Industrial	Flex	Fee	NAP	200, 300, 500 Turner Industrial Way	Aston	Delaware	PA	19014	1981-1986	NAP	176,320	Square Feet	92.4%	7/24/2017	$12,500,000	6/28/2017
29		Loan	AT&T Lincolnwood	1	Retail	Single Tenant	Fee	NAP	3701 West Touhy Avenue	Lincolnwood	Cook	IL	60712	2017	NAP	4,500	Square Feet	100.0%	9/5/2017	$5,350,000	6/30/2017
30		Loan	Petco Bloomingdale	1	Retail	Single Tenant	Fee	NAP	412 West Army Trail Road	Bloomingdale	DuPage	IL	60108	1986	NAP	20,594	Square Feet	100.0%	9/6/2017	$5,460,000	7/27/2016
31		Loan	Panera Bread Schererville	1	Retail	Single Tenant	Fee	NAP	144 US Highway 41	Schereville	Lake	IN	46375	2001	2012	6,000	Square Feet	100.0%	9/5/2017	$3,700,000	7/1/2017

A-1-2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Deal Name	Mortgage Rate	Administrative Fee Rate(8)	Subservicing Fee Rate(8)	Master Servicing Fee Rate(8)	Pari Passu Loan Primary Servicing Fee Rate(8)	Trustee Fee Rate(8)	Operating Advisor Fee Rate(8)	Asset Representations Review Fee(8)	CREFC Fee Rate(8)	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)
1		Loan	Park Center Phase I	3.3400%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	1	No	84	83	84	83
2		Loan	Westin Building Exchange	3.2900%	0.01366%	0.00250%	0.00250%	0.00000%	0.00790%	0.00000%	0.00026%	0.00050%	Actual/360	2	No	120	118	120	118
3		Loan	Two Independence Square	3.2300%	0.01241%	0.00125%	0.00250%	0.00000%	0.00790%	0.00000%	0.00026%	0.00050%	Actual/360	2	No	60	58	60	58
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	3.6694%	0.01241%	0.00125%	0.00250%	0.00000%	0.00790%	0.00000%	0.00026%	0.00050%	Actual/360	3	No	120	117	120	117
5		Loan	The Boulders Resort & Spa	5.4800%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	0	No	60	60	0	0
6	(26)	Loan	Hilton Glendale	4.9111111%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	1	No	60	59	0	0
7		Loan	85 Broad Street	3.41253%	0.01366%	0.00250%	0.00250%	0.00000%	0.00790%	0.00000%	0.00026%	0.00050%	Actual/360	3	No	120	117	120	117
8		Loan	Allergan HQ	4.26555556%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	7	No	120	113	120	113
9		Loan	JW Marriott Chicago	4.0441%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	1	No	60	59	60	59
10		Loan	300 Montgomery	3.5700%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	0	No	120	120	120	120
11	(26)	Loan	Center 78	4.090059%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	1	No	120	119	120	119
12		Loan	The Manhattan	4.3920%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	1	No	120	119	120	119
13	(26)	Loan	West Town Mall	4.3700%	0.01366%	0.00250%	0.00250%	0.00000%	0.00790%	0.00000%	0.00026%	0.00050%	Actual/360	2	No	60	58	30	28
14		Loan	Wal-Mart Central	4.3400%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	1	No	120	119	0	0
15	(26)	Loan	Acropolis Garden	3.7200%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	4	No	120	116	120	116
16	(26)	Loan	Bob Evans	4.6470%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	0	Yes	120	120	60	60
16.01		Property	Property 6
16.02		Property	Property 8
16.03		Property	Property 9
16.04		Property	Property 2
16.05		Property	Property 10
16.06		Property	Property 15
16.07		Property	Property 13
16.08		Property	Property 5
16.09		Property	Property 1
16.10		Property	Property 4
16.11		Property	Property 11
16.12		Property	Property 20
16.13		Property	Property 14
16.14		Property	Property 7
16.15		Property	Property 21
16.16		Property	Property 3
16.17		Property	Property 16
16.18		Property	Property 18
16.19		Property	Property 23
16.20		Property	Property 19
16.21		Property	Property 17
16.22		Property	Property 22
16.23		Property	Property 12
17		Loan	Sheraton Garden Grove	5.1800%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	3	No	60	57	0	0
18		Loan	Carolina Hotel Portfolio	5.6800%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	2	No	84	82	18	16
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.
18.02		Property	Fairfield Inn Charlotte Northlake
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area
18.04		Property	Comfort Suites Gastonia
18.05		Property	Fairfield Inn Myrtle Beach North
19		Loan	Keystone 200 & 300	4.9400%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	6	No	120	114	0	0
19.01		Property	Keystone 300
19.02		Property	Keystone 200
20		Loan	Apex Fort Washington	5.2800%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	6	No	120	114	24	18
21		Loan	Whitehall Place Apartments	4.7500%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	0	No	120	120	0	0
22	(26)	Loan	Tenalok Portfolio	4.1853%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	7	No	120	113	0	0
22.01		Property	Frayser Village
22.02		Property	Bartlesville Plaza
22.03		Property	Three Notch Plaza
22.04		Property	Frayser Center
23	(26)	Loan	IC Leased Fee Hotel Portfolio	5.0200%	0.01366%	0.00250%	0.00250%	0.00000%	0.00790%	0.00000%	0.00026%	0.00050%	Actual/360	1	No	120	119	120	119
23.01		Property	Radisson Paper Valley
23.02		Property	City Place Downtown St. Louis
23.03		Property	Radisson Albany
23.04		Property	Radisson Cromwell
23.05		Property	Radisson Cheyenne
23.06		Property	Radisson High Point
23.07		Property	Radisson Billings
24		Loan	Comfort Suites Arlington	4.9900%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	0	No	120	120	0	0
25	(26)	Loan	Central Avenue Hotels	6.3300%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	5	No	120	115	0	0
25.01		Property	La Quinta Inn & Suites
25.02		Property	Country Inn & Suites
25.03		Property	Quality Inn & Suites
25.04		Property	Econo Lodge Inn & Suites
26		Loan	Springhill Suites - Vero Beach FL	4.8500%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	0	No	120	120	12	12
27		Loan	Quality Inn Biloxi	5.9000%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	0	No	120	120	0	0
28		Loan	Aston Plaza	4.3300%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	0	No	120	120	0	0
29		Loan	AT&T Lincolnwood	4.9120%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	0	No	120	120	60	60
30		Loan	Petco Bloomingdale	4.8000%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	11	No	120	109	60	49
31		Loan	Panera Bread Schererville	4.8670%	0.01616%	NAP	0.00250%	0.00250%	0.00790%	0.00250%	0.00026%	0.00050%	Actual/360	0	No	120	120	60	60

A-1-3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Deal Name	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)(9)	Annual Debt Service (P&I)(10)	Annual Debt Service (IO)(10)	Lockbox Type(11)	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans(12)	UW NOI DSCR (P&I)(13)	UW NOI DSCR (IO)
1		Loan	Park Center Phase I	0	0	7/27/2017	9/6/2017	NAP	8/6/2024	8/6/2024	$225,759.26	$225,759.26	$2,709,111	$2,709,111	Hard	Springing	No	No	3.19x	3.19x
2		Loan	Westin Building Exchange	0	0	6/29/2017	8/11/2017	NAP	7/11/2027	7/11/2027	$187,632.81	$187,632.81	$2,251,594	$2,251,594	Soft Springing Hard	Springing	No	No	7.39x	7.39x
3		Loan	Two Independence Square	0	0	7/5/2017	8/6/2017	NAP	7/6/2022	7/6/2022	$150,097.80	$150,097.80	$1,801,174	$1,801,174	Hard	In Place	No	No	3.83x	3.83x
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	0	0	5/5/2017	7/1/2017	NAP	6/1/2027	6/1/2027	$167,416.38	$167,416.38	$2,008,997	$2,008,997	Hard	Springing	No	No	2.87x	2.87x
5		Loan	The Boulders Resort & Spa	360	360	8/31/2017	10/6/2017	NAP	9/6/2022	9/6/2022	$283,267.40	NAP	$3,399,209	NAP	Hard	In Place	No	No	1.94x
6	(26)	Loan	Hilton Glendale	360	359	7/13/2017	9/6/2017	NAP	8/6/2022	8/6/2022	$246,227.40	NAP	$2,954,729	NAP	Hard	Springing	No	Column - A	2.17x
7		Loan	85 Broad Street	0	0	5/24/2017	7/5/2017	NAP	6/5/2027	6/5/2027	$129,747.23	$129,747.23	$1,556,967	$1,556,967	Hard	Springing	No	No	4.43x	4.43x
8		Loan	Allergan HQ	0	0	1/9/2017	3/5/2017	NAP	2/5/2027	2/5/2027	$162,179.98	$162,179.98	$1,946,160	$1,946,160	Hard	In Place	No	No	4.48x	4.48x
9		Loan	JW Marriott Chicago	0	0	7/21/2017	9/5/2017	NAP	8/5/2022	8/5/2022	$136,675.60	$136,675.60	$1,640,107	$1,640,107	Hard	In Place	No	No	6.53x	6.53x
10		Loan	300 Montgomery	0	0	8/23/2017	10/5/2017	NAP	9/5/2027	9/5/2027	$108,587.50	$108,587.50	$1,303,050	$1,303,050	Hard	Springing	No	No	2.66x	2.66x
11	(26)	Loan	Center 78	0	0	8/9/2017	9/9/2017	NAP	8/9/2027	8/9/2027	$148,145.35	$123,933.48	$1,777,744	$1,487,202	Hard	In Place	No	No	2.01x	2.40x
12		Loan	The Manhattan	0	0	7/31/2017	9/5/2017	NAP	8/5/2027	8/5/2027	$121,993.65	$121,993.65	$1,463,924	$1,463,924	Hard	Springing	No	No	1.84x	1.84x
13	(26)	Loan	West Town Mall	360	360	6/29/2017	8/1/2017	2/1/2020	7/1/2022	7/1/2022	$176,539.11	$110,767.36	$2,118,469	$1,329,208	Hard	Springing	No	No	2.58x	4.11x
14		Loan	Wal-Mart Central	360	359	8/2/2017	9/5/2017	NAP	8/5/2027	8/5/2027	$146,729.27	NAP	$1,760,751	NAP	Springing	Springing	No	No	1.66x
15	(26)	Loan	Acropolis Garden	0	0	4/24/2017	6/5/2017	NAP	5/5/2027	5/5/2027	$78,576.39	$78,576.39	$942,917	$942,917	NAP	NAP	No	No	5.41x	5.41x
16	(26)	Loan	Bob Evans	360	360	8/28/2017	10/5/2017	10/5/2022	9/5/2037	9/5/2027	$123,451.96	$94,034.52	$1,481,423	$1,128,414	Hard	Springing	No	No	2.13x	2.79x
16.01		Property	Property 6																2.13x
16.02		Property	Property 8																2.13x
16.03		Property	Property 9																2.13x
16.04		Property	Property 2																2.13x
16.05		Property	Property 10																2.13x
16.06		Property	Property 15																2.13x
16.07		Property	Property 13																2.13x
16.08		Property	Property 5																2.13x
16.09		Property	Property 1																2.13x
16.10		Property	Property 4																2.13x
16.11		Property	Property 11																2.13x
16.12		Property	Property 20																2.13x
16.13		Property	Property 14																2.13x
16.14		Property	Property 7																2.13x
16.15		Property	Property 21																2.13x
16.16		Property	Property 3																2.13x
16.17		Property	Property 16																2.13x
16.18		Property	Property 18																2.13x
16.19		Property	Property 23																2.13x
16.20		Property	Property 19																2.13x
16.21		Property	Property 17																2.13x
16.22		Property	Property 22																2.13x
16.23		Property	Property 12																2.13x
17		Loan	Sheraton Garden Grove	360	357	5/31/2017	7/6/2017	NAP	6/6/2022	6/6/2022	$112,314.59	NAP	$1,347,775	NAP	Hard	Springing	No	Column - A	1.89x
18		Loan	Carolina Hotel Portfolio	300	300	6/21/2017	8/6/2017	2/6/2019	7/6/2024	7/6/2024	$124,976.65	$95,981.48	$1,499,720	$1,151,778	Hard	Springing	No	No	2.07x	2.70x
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.																2.07x
18.02		Property	Fairfield Inn Charlotte Northlake																2.07x
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area																2.07x
18.04		Property	Comfort Suites Gastonia																2.07x
18.05		Property	Fairfield Inn Myrtle Beach North																2.07x
19		Loan	Keystone 200 & 300	360	354	3/6/2017	4/6/2017	NAP	3/6/2027	3/6/2027	$106,632.13	NAP	$1,279,586	NAP	Hard	In Place	No	No	2.01x
19.01		Property	Keystone 300																2.01x
19.02		Property	Keystone 200																2.01x
20		Loan	Apex Fort Washington	360	360	2/17/2017	4/6/2017	4/6/2019	3/6/2027	3/6/2027	$92,805.60	$74,723.61	$1,113,667	$896,683	Hard	Springing	No	No	1.59x	1.97x
21		Loan	Whitehall Place Apartments	300	300	8/25/2017	10/6/2017	NAP	9/6/2027	9/6/2027	$85,517.60	NAP	$1,026,211	NAP	Springing	Springing	No	No	1.67x
22	(26)	Loan	Tenalok Portfolio	330	323	1/20/2017	3/6/2017	NAP	2/6/2027	2/6/2027	$69,963.69	NAP	$839,564	NAP	Hard	Springing	No	No	2.29x
22.01		Property	Frayser Village																2.29x
22.02		Property	Bartlesville Plaza																2.29x
22.03		Property	Three Notch Plaza																2.29x
22.04		Property	Frayser Center																2.29x
23	(26)	Loan	IC Leased Fee Hotel Portfolio	0	0	7/18/2017	9/5/2017	NAP	8/5/2027	8/5/2027	$48,628.05	$48,628.05	$583,537	$583,537	Hard	In Place	No	No	1.67x	1.67x
23.01		Property	Radisson Paper Valley																1.67x
23.02		Property	City Place Downtown St. Louis																1.67x
23.03		Property	Radisson Albany																1.67x
23.04		Property	Radisson Cromwell																1.67x
23.05		Property	Radisson Cheyenne																1.67x
23.06		Property	Radisson High Point																1.67x
23.07		Property	Radisson Billings																1.67x
24		Loan	Comfort Suites Arlington	360	360	8/21/2017	10/6/2017	NAP	9/6/2027	9/6/2027	$51,744.33	NAP	$620,932	NAP	Hard	Springing	No	No	2.00x
25	(26)	Loan	Central Avenue Hotels	360	355	3/20/2017	5/5/2017	NAP	4/5/2027	4/5/2027	$48,432.51	NAP	$581,190	NAP	Hard	Springing	No	No	1.95x
25.01		Property	La Quinta Inn & Suites																1.95x
25.02		Property	Country Inn & Suites																1.95x
25.03		Property	Quality Inn & Suites																1.95x
25.04		Property	Econo Lodge Inn & Suites																1.95x
26		Loan	Springhill Suites - Vero Beach FL	300	300	8/29/2017	10/6/2017	10/6/2018	9/6/2027	9/6/2027	$44,631.01	$31,757.96	$535,572	$381,095	Hard	Springing	No	No	1.91x	2.68x
27		Loan	Quality Inn Biloxi	300	300	8/10/2017	10/5/2017	NAP	9/5/2027	9/5/2027	$38,611.25	NAP	$463,335	NAP	Hard	Springing	No	No	1.90x
28		Loan	Aston Plaza	360	360	8/9/2017	10/6/2017	NAP	9/6/2027	9/6/2027	$28,804.81	NAP	$345,658	NAP	Springing	Springing	No	No	2.92x
29		Loan	AT&T Lincolnwood	360	360	8/16/2017	10/5/2017	10/5/2022	9/5/2027	9/5/2027	$17,803.79	$13,903.12	$213,645	$166,837	Hard	Springing	No	Natixis - A	1.45x	1.85x
30		Loan	Petco Bloomingdale	360	360	9/29/2016	11/6/2016	11/6/2021	10/6/2026	10/6/2026	$14,021.68	$10,838.47	$168,260	$130,062	Springing	Springing	No	No	1.91x	2.47x
31		Loan	Panera Bread Schererville	360	360	8/17/2017	10/5/2017	10/5/2022	9/5/2027	9/5/2027	$10,045.73	$7,813.11	$120,549	$93,757	Hard	Springing	No	Natixis - A	1.58x	2.03x

A-1-4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS								MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(16)
Loan ID	Footnotes	Property Flag	Deal Name	UW NCF DSCR (P&I)(13)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio(7)	Maturity Date LTV Ratio(7)	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)(14)(15)	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI
1		Loan	Park Center Phase I	3.17x	3.17x	51.4%	51.4%	0	0	6	YM1(74), O(10)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2		Loan	Westin Building Exchange	7.20x	7.20x	26.6%	26.6%	0	0	11	L(26), Def(87), O(7)	$43,393,664	$14,627,751	$28,765,913	2015	21.3%	$45,505,740	$15,441,337	$30,064,403
3		Loan	Two Independence Square	3.80x	3.80x	43.7%	43.7%	0	0	6	L(26), Def(30), O(4)	$30,273,236	$9,696,826	$20,576,410	2015	12.5%	$30,401,458	$9,461,907	$20,939,551
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	2.73x	2.73x	48.9%	48.9%	0	0	1	L(27), Def(89), O(4)	$160,661,056	$57,993,351	$102,667,705	2015	9.5%	$167,638,950	$60,922,988	$106,715,962
5		Loan	The Boulders Resort & Spa	1.61x		56.0%	52.0%	0	0	6	L(24), Def(32), O(4)	$40,541,404	$32,440,289	$8,101,115	2015	11.1%	$39,711,002	$30,943,308	$8,767,694
6	(26)	Loan	Hilton Glendale	1.83x		63.4%	58.8%	0	0	6	L(25), Def(31), O(4)	$23,482,214	$18,315,939	$5,166,275	2015	10.9%	$25,165,095	$19,079,757	$6,085,338
7		Loan	85 Broad Street	4.11x	4.11x	25.9%	25.9%	0	0	5	L(11), YM1(16), Def or YM1(86), O(7)	$35,477,343	$21,206,955	$14,270,387	2015	8.4%	$44,191,890	$21,069,855	$23,122,035
8		Loan	Allergan HQ	4.45x	4.45x	26.2%	26.2%	0	0	5	L(31), Def(85), O(4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9		Loan	JW Marriott Chicago	5.64x	5.64x	21.4%	21.4%	0	0	5	L(25), Def(31), O(4)	$70,939,493	$50,428,490	$20,511,003	2015	25.9%	$71,943,283	$50,752,018	$21,191,265
10		Loan	300 Montgomery	2.56x	2.56x	55.2%	55.2%	0	0	5	L(24), YM1(89), O(7)	$7,344,703	$3,242,074	$4,102,630	2015	6.2%	$8,663,441	$3,352,316	$5,311,125
11	(26)	Loan	Center 78	1.86x	2.22x	67.4%	67.4%	0	0	9	L(25), Def(91), O(4)	$4,357,474	$2,970,656	$1,386,818	2015	2.2%	$3,804,098	$2,985,327	$818,771
12		Loan	The Manhattan	1.75x	1.75x	62.4%	62.4%	0	0	5	L(25), Def(91), O(4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	(26)	Loan	West Town Mall	2.40x	3.83x	33.0%	30.7%	0	0	1	L(26), Def(27), O(7)	$30,419,997	$6,663,708	$23,756,289	2015	19.2%	$30,411,650	$6,989,951	$23,421,699
14		Loan	Wal-Mart Central	1.52x		74.3%	59.8%	0	0	5	L(25), Def or YM1(91), O(4)	$3,059,734	$691,897	$2,367,837	2015	8.0%	$3,334,306	$705,712	$2,628,594
15	(26)	Loan	Acropolis Garden	5.31x	5.31x	25.4%	25.4%	0	0	5	L(28), Def(89), O(3)	$5,633,315	$5,434,367	$198,948	2015	0.4%	$5,696,822	$5,137,865	$558,957
16	(26)	Loan	Bob Evans	2.12x	2.78x	49.5%	45.4%	0	0	5	YM1(24), Def or YM1(92), O(4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.01		Property	Property 6	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.02		Property	Property 8	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.03		Property	Property 9	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.04		Property	Property 2	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.05		Property	Property 10	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.06		Property	Property 15	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.07		Property	Property 13	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.08		Property	Property 5	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.09		Property	Property 1	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.10		Property	Property 4	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.11		Property	Property 11	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.12		Property	Property 20	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.13		Property	Property 14	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.14		Property	Property 7	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.15		Property	Property 21	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.16		Property	Property 3	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.17		Property	Property 16	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.18		Property	Property 18	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.19		Property	Property 23	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.20		Property	Property 19	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.21		Property	Property 17	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.22		Property	Property 22	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
16.23		Property	Property 12	2.12x		49.5%	45.4%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
17		Loan	Sheraton Garden Grove	1.61x		54.6%	50.7%	0	0	6	L(27), Def(29), O(4)	$9,638,779	$6,783,614	$2,855,165	2015	14.0%	$9,727,118	$7,121,880	$2,605,238
18		Loan	Carolina Hotel Portfolio	1.87x	2.44x	65.9%	58.5%	0	0	6	L(26), Def(54), O(4)	$11,992,637	$7,353,256	$4,639,381	2015	12.7%	$13,872,100	$7,957,923	$5,914,177
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.	1.87x		65.9%	58.5%					$3,326,255	$2,122,532	$1,203,723	2015		$3,509,864	$2,187,957	$1,321,907
18.02		Property	Fairfield Inn Charlotte Northlake	1.87x		65.9%	58.5%					$2,388,903	$1,369,176	$1,019,727	2015		$2,664,635	$1,481,074	$1,183,561
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area	1.87x		65.9%	58.5%					$2,035,903	$1,246,889	$789,014	2015		$2,819,029	$1,648,332	$1,170,697
18.04		Property	Comfort Suites Gastonia	1.87x		65.9%	58.5%					$2,520,140	$1,467,449	$1,052,691	2015		$2,735,717	$1,531,615	$1,204,102
18.05		Property	Fairfield Inn Myrtle Beach North	1.87x		65.9%	58.5%					$1,721,436	$1,147,210	$574,226	2015		$2,142,855	$1,108,945	$1,033,910
19		Loan	Keystone 200 & 300	1.77x		60.6%	50.0%	0	0	6	L(30), Def(86), O(4)	$3,970,908	$1,945,307	$2,025,601	2015	10.2%	$3,897,356	$1,919,121	$1,978,235
19.01		Property	Keystone 300	1.77x		60.6%	50.0%					$2,330,395	$1,267,058	$1,063,337	2015		$2,246,798	$1,223,574	$1,023,224
19.02		Property	Keystone 200	1.77x		60.6%	50.0%					$1,640,513	$678,249	$962,264	2015		$1,650,558	$695,547	$955,011
20		Loan	Apex Fort Washington	1.41x	1.76x	64.4%	56.1%	0	0	6	L(30), Def(86), O(4)	$6,620,651	$3,686,902	$2,933,749	2015	5.4%	$5,049,485	$3,355,461	$1,694,024
21		Loan	Whitehall Place Apartments	1.46x		54.5%	40.4%	0	0	6	L(24), Def(92), O(4)	$4,707,180	$3,074,208	$1,632,972	2015	10.9%	$4,756,246	$3,305,129	$1,451,117
22	(26)	Loan	Tenalok Portfolio	2.02x		48.0%	37.2%	0	0	6	L(31), Def(85), O(4)	$2,787,517	$748,061	$2,039,456	2015	15.0%	$2,856,001	$796,120	$2,059,881
22.01		Property	Frayser Village	2.02x		48.0%	37.2%					$1,509,755	$437,296	$1,072,459	2015		$1,559,722	$475,529	$1,084,193
22.02		Property	Bartlesville Plaza	2.02x		48.0%	37.2%					$528,971	$118,763	$410,208	2015		$546,127	$125,459	$420,668
22.03		Property	Three Notch Plaza	2.02x		48.0%	37.2%					$411,425	$82,602	$328,823	2015		$408,275	$84,033	$324,242
22.04		Property	Frayser Center	2.02x		48.0%	37.2%					$337,366	$109,400	$227,966	2015		$341,877	$111,099	$230,778
23	(26)	Loan	IC Leased Fee Hotel Portfolio	1.67x	1.67x	73.2%	73.2%	0	0	5	L(25), Def(92), O(3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23.01		Property	Radisson Paper Valley	1.67x		73.2%	73.2%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
23.02		Property	City Place Downtown St. Louis	1.67x		73.2%	73.2%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
23.03		Property	Radisson Albany	1.67x		73.2%	73.2%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
23.04		Property	Radisson Cromwell	1.67x		73.2%	73.2%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
23.05		Property	Radisson Cheyenne	1.67x		73.2%	73.2%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
23.06		Property	Radisson High Point	1.67x		73.2%	73.2%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
23.07		Property	Radisson Billings	1.67x		73.2%	73.2%					N/A	N/A	N/A	N/A		N/A	N/A	N/A
24		Loan	Comfort Suites Arlington	1.78x		65.2%	53.6%	0	0	6	L(24), Def(92), O(4)	$3,024,724	$1,896,016	$1,128,708	2015	11.7%	$3,366,856	$2,044,750	$1,322,106
25	(26)	Loan	Central Avenue Hotels	1.69x		52.6%	45.2%	0	0	5	L(29), Def(88), O(3)	$3,782,483	$2,595,675	$1,186,807	2015	15.3%	$3,874,291	$2,692,108	$1,182,183
25.01		Property	La Quinta Inn & Suites	1.69x		52.6%	45.2%					$1,567,163	$1,036,541	$530,622	2015		$1,639,057	$1,113,481	$525,576
25.02		Property	Country Inn & Suites	1.69x		52.6%	45.2%					$1,075,981	$664,733	$411,248	2015		$1,059,140	$668,595	$390,546
25.03		Property	Quality Inn & Suites	1.69x		52.6%	45.2%					$775,424	$598,596	$176,828	2015		$773,413	$569,972	$203,441
25.04		Property	Econo Lodge Inn & Suites	1.69x		52.6%	45.2%					$363,914	$295,805	$68,109	2015		$402,681	$340,060	$62,621
26		Loan	Springhill Suites - Vero Beach FL	1.67x	2.35x	62.0%	48.1%	0	0	6	L(24), Def(92), O(4)	$3,135,830	$1,991,468	$1,144,362	2015	14.8%	$3,047,751	$2,028,275	$1,019,476
27		Loan	Quality Inn Biloxi	1.72x		54.5%	42.1%	0	0	5	L(24), Def(93), O(3)	$2,037,389	$1,167,410	$869,979	2015	14.4%	$2,124,054	$1,157,989	$966,065
28		Loan	Aston Plaza	2.57x		46.4%	37.3%	0	0	6	L(24), Def(92), O(4)	$1,454,399	$647,613	$806,786	2015	13.9%	$1,419,878	$605,248	$814,629
29		Loan	AT&T Lincolnwood	1.44x	1.85x	62.6%	57.7%	0	0	5	L(24), Def(93), O(3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30		Loan	Petco Bloomingdale	1.83x	2.37x	48.9%	45.0%	0	0	6	L(35), Def(81), O(4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31		Loan	Panera Bread Schererville	1.57x	2.02x	51.4%	47.3%	0	0	5	L(24), Def(93), O(3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(16)
Loan ID	Footnotes	Property Flag	Deal Name	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI(17)	UW Expenses	UW NOI(17)	UW NOI Debt Yield	UW Capital Items	UW NCF(17)	UW NCF Debt Yield
1		Loan	Park Center Phase I	N/A	N/A	$22,593,870	$6,712,812	$15,881,058	YTD 5/31/2017	10.1%	99.6%	$24,931,963	$7,842,171	$17,089,792	10.8%	$124,408	$16,965,384	10.7%
2		Loan	Westin Building Exchange	2016	22.3%	$46,755,471	$15,924,978	$30,830,493	T12 4/30/2017	22.8%	93.4%	$49,623,835	$16,327,188	$33,296,646	24.7%	$883,397	$32,413,250	24.0%
3		Loan	Two Independence Square	2016	12.8%	$30,603,916	$9,414,326	$21,189,590	T12 3/31/2017	12.9%	100.0%	$31,593,604	$11,035,326	$20,558,277	12.5%	$139,576	$20,418,701	12.5%
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	2016	9.9%	$168,887,445	$61,210,770	$107,676,675	T12 3/31/2017	10.0%	88.5%	$177,756,680	$62,448,738	$115,307,942	10.7%	$5,743,040	$109,564,903	10.1%
5		Loan	The Boulders Resort & Spa	2016	12.0%	$40,823,938	$31,434,940	$9,388,998	T12 6/30/2017	12.9%	73.8%	$40,823,938	$31,183,660	$9,640,278	13.2%	$1,632,958	$8,007,320	11.0%
6	(26)	Loan	Hilton Glendale	2016	12.9%	$24,959,643	$19,571,561	$5,388,082	T12 7/31/2017	11.4%	83.9%	$24,959,643	$18,539,491	$6,420,152	13.6%	$998,386	$5,421,766	11.5%
7		Loan	85 Broad Street	2016	13.7%	$45,212,554	$21,305,990	$23,906,564	T12 2/28/2017	14.1%	86.8%	$47,225,377	$21,294,959	$25,930,418	15.3%	$1,901,470	$24,028,948	14.2%
8		Loan	Allergan HQ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$12,767,344	$4,045,277	$8,722,066	19.4%	$68,052	$8,654,014	19.2%
9		Loan	JW Marriott Chicago	2016	26.7%	$71,958,814	$50,637,381	$21,321,433	T12 4/30/2017	26.9%	76.1%	$71,959,137	$50,733,018	$21,226,120	26.8%	$2,878,365	$18,347,754	23.1%
10		Loan	300 Montgomery	2016	8.0%	$8,951,097	$3,490,075	$5,461,022	T12 6/30/2017	8.3%	88.1%	$9,739,155	$3,391,504	$6,347,651	9.6%	$238,792	$6,108,859	9.3%
11	(26)	Loan	Center 78	2016	1.3%	$5,752,096	$3,318,818	$2,433,278	T12 5/31/2017	3.8%	88.9%	$9,997,347	$3,648,950	$6,348,397	9.9%	$469,568	$5,878,829	9.2%
12		Loan	The Manhattan	N/A	N/A	$1,577,394	$340,455	$1,236,939	T12 5/31/2017	3.8%	94.9%	$3,521,668	$827,926	$2,693,742	8.2%	$132,347	$2,561,396	7.8%
13	(26)	Loan	West Town Mall	2016	18.9%	$30,110,438	$6,782,789	$23,327,649	T12 5/31/2017	18.8%	92.6%	$29,380,918	$6,799,826	$22,581,092	18.2%	$1,548,160	$21,032,932	17.0%
14		Loan	Wal-Mart Central	2016	8.9%	$3,349,803	$732,353	$2,617,450	T12 4/30/2017	8.9%	91.5%	$3,855,441	$934,378	$2,921,063	9.9%	$243,910	$2,677,153	9.1%
15	(26)	Loan	Acropolis Garden	2016	1.2%	N/A	N/A	N/A	N/A	N/A	96.0%	$14,965,959	$5,787,751	$9,178,209	20.4%	$163,152	$9,015,057	20.0%
16	(26)	Loan	Bob Evans	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$3,692,066	$543,300	$3,148,765	13.1%	$6,153	$3,142,613	13.1%
16.01		Property	Property 6	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.02		Property	Property 8	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.03		Property	Property 9	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.04		Property	Property 2	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.05		Property	Property 10	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.06		Property	Property 15	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.07		Property	Property 13	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.08		Property	Property 5	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.09		Property	Property 1	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.10		Property	Property 4	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.11		Property	Property 11	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.12		Property	Property 20	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.13		Property	Property 14	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.14		Property	Property 7	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.15		Property	Property 21	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.16		Property	Property 3	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.17		Property	Property 16	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.18		Property	Property 18	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.19		Property	Property 23	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.20		Property	Property 19	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.21		Property	Property 17	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.22		Property	Property 22	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
16.23		Property	Property 12	N/A		N/A	N/A	N/A	N/A						13.1%			13.1%
17		Loan	Sheraton Garden Grove	2016	12.7%	$9,657,975	$7,066,789	$2,591,186	T12 3/31/2017	12.7%	66.2%	$9,657,975	$7,105,523	$2,552,452	12.5%	$386,319	$2,166,133	10.6%
18		Loan	Carolina Hotel Portfolio	2016	16.2%	$13,715,170	$7,963,384	$5,751,786	T12 2/28/2017	15.8%	72.7%	$13,715,170	$8,041,374	$5,673,796	15.5%	$548,607	$5,125,189	14.0%
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.	2016		$3,403,989	$2,177,444	$1,226,545	T12 2/28/2017		73.4%	$3,403,989	$2,190,563	$1,213,426	15.5%	$136,160	$1,077,266	14.0%
18.02		Property	Fairfield Inn Charlotte Northlake	2016		$2,622,062	$1,458,342	$1,163,720	T12 2/28/2017		73.1%	$2,622,062	$1,472,587	$1,149,475	15.5%	$104,882	$1,044,592	14.0%
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area	2016		$2,869,293	$1,670,621	$1,198,672	T12 2/28/2017		81.9%	$2,869,293	$1,686,462	$1,182,831	15.5%	$114,772	$1,068,059	14.0%
18.04		Property	Comfort Suites Gastonia	2016		$2,694,542	$1,548,208	$1,146,334	T12 2/28/2017		75.1%	$2,694,542	$1,565,884	$1,128,658	15.5%	$107,782	$1,020,877	14.0%
18.05		Property	Fairfield Inn Myrtle Beach North	2016		$2,125,284	$1,108,769	$1,016,515	T12 2/28/2017		60.2%	$2,125,284	$1,125,878	$999,406	15.5%	$85,011	$914,395	14.0%
19		Loan	Keystone 200 & 300	2016	10.0%	$4,241,708	$1,871,306	$2,370,402	T11 5/30/2017	11.9%	92.3%	$5,273,299	$2,698,171	$2,575,128	13.0%	$305,468	$2,269,660	11.4%
19.01		Property	Keystone 300	2016											13.0%			11.4%
19.02		Property	Keystone 200	2016											13.0%			11.4%
20		Loan	Apex Fort Washington	2016	3.1%	$5,198,481	$3,247,015	$1,951,466	T12 5/31/2017	3.6%	90.0%	$9,282,042	$3,520,926	$5,761,116	10.6%	$639,463	$5,121,653	9.4%
21		Loan	Whitehall Place Apartments	2016	9.7%	$4,909,916	$3,362,017	$1,547,899	T12 6/30/2017	10.3%	93.6%	$4,909,916	$3,201,082	$1,708,834	11.4%	$210,663	$1,498,171	10.0%
22	(26)	Loan	Tenalok Portfolio	2016	15.2%	N/A	N/A	N/A	N/A	N/A	87.3%	$2,657,159	$738,460	$1,918,699	14.2%	$222,116	$1,696,583	12.5%
22.01		Property	Frayser Village	2016		N/A	N/A	N/A	N/A		99.5%	$1,763,505	$442,528	$1,320,977	14.2%	$110,796	$1,210,181	12.5%
22.02		Property	Bartlesville Plaza	2016		N/A	N/A	N/A	N/A		34.9%	$200,457	$117,136	$83,320	14.2%	$57,990	$25,331	12.5%
22.03		Property	Three Notch Plaza	2016		N/A	N/A	N/A	N/A		99.5%	$333,958	$67,681	$266,277	14.2%	$34,068	$232,209	12.5%
22.04		Property	Frayser Center	2016		N/A	N/A	N/A	N/A		99.5%	$359,239	$111,115	$248,124	14.2%	$19,262	$228,863	12.5%
23	(26)	Loan	IC Leased Fee Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	100.0%	$5,305,307		$5,305,307	8.5%		$5,305,307	8.5%
23.01		Property	Radisson Paper Valley	N/A		N/A	N/A	N/A	N/A		100.0%	$1,684,326		$1,684,326	8.5%		$1,684,326	8.5%
23.02		Property	City Place Downtown St. Louis	N/A		N/A	N/A	N/A	N/A		100.0%	$1,331,220		$1,331,220	8.5%		$1,331,220	8.5%
23.03		Property	Radisson Albany	N/A		N/A	N/A	N/A	N/A		100.0%	$679,432		$679,432	8.5%		$679,432	8.5%
23.04		Property	Radisson Cromwell	N/A		N/A	N/A	N/A	N/A		100.0%	$458,696		$458,696	8.5%		$458,696	8.5%
23.05		Property	Radisson Cheyenne	N/A		N/A	N/A	N/A	N/A		100.0%	$418,214		$418,214	8.5%		$418,214	8.5%
23.06		Property	Radisson High Point	N/A		N/A	N/A	N/A	N/A		100.0%	$523,777		$523,777	8.5%		$523,777	8.5%
23.07		Property	Radisson Billings	N/A		N/A	N/A	N/A	N/A		100.0%	$209,643		$209,643	8.5%		$209,643	8.5%
24		Loan	Comfort Suites Arlington	2016	13.7%	$3,357,899	$2,065,112	$1,292,788	T12 6/30/2017	13.4%	80.0%	$3,282,234	$2,042,900	$1,239,334	12.8%	$131,289	$1,108,045	11.5%
25	(26)	Loan	Central Avenue Hotels	2016	15.2%	$3,832,200	$2,659,900	$1,172,300	T12 2/28/2017	15.1%	39.9%	$3,833,261	$2,700,137	$1,133,125	14.6%	$153,330	$979,794	12.6%
25.01		Property	La Quinta Inn & Suites	2016		$1,611,676	$1,098,488	$513,188	T12 2/28/2017		48.9%	$1,611,676	$1,108,975	$502,701	14.6%	$64,467	$438,234	12.6%
25.02		Property	Country Inn & Suites	2016		$1,048,322	$664,260	$384,062	T12 2/28/2017		41.9%	$1,049,383	$668,117	$381,265	14.6%	$41,975	$339,290	12.6%
25.03		Property	Quality Inn & Suites	2016		$779,427	$567,619	$211,808	T12 2/28/2017		31.8%	$779,427	$570,043	$209,385	14.6%	$31,177	$178,207	12.6%
25.04		Property	Econo Lodge Inn & Suites	2016		$392,776	$329,533	$63,242	T12 2/28/2017		29.5%	$392,776	$353,002	$39,774	14.6%	$15,711	$24,063	12.6%
26		Loan	Springhill Suites - Vero Beach FL	2016	13.2%	$3,116,031	$2,093,558	$1,022,473	T12 7/31/2017	13.2%	79.3%	$3,116,031	$2,094,367	$1,021,664	13.2%	$124,641	$897,023	11.6%
27		Loan	Quality Inn Biloxi	2016	16.0%	$2,165,533	$1,244,615	$920,918	T12 5/31/2017	15.2%	40.8%	$2,169,051	$1,287,221	$881,830	14.6%	$86,762	$795,068	13.1%
28		Loan	Aston Plaza	2016	14.0%	$1,447,294	$568,249	$879,045	T12 6/30/2017	15.2%	91.0%	$1,663,756	$652,976	$1,010,779	17.4%	$123,424	$887,355	15.3%
29		Loan	AT&T Lincolnwood	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$321,958	$12,878	$309,080	9.2%	$675	$308,405	9.2%
30		Loan	Petco Bloomingdale	N/A	N/A	$349,274	$10,478	$338,796	T12 4/30/2017	12.7%	95.0%	$331,810	$9,954	$321,856	12.0%	$13,387	$308,469	11.5%
31		Loan	Panera Bread Schererville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.1%	$195,876	$5,876	$190,000	10.0%	$900	$189,100	10.0%

A-1-6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				LARGEST TENANT INFORMATION(18)(19)(20)				2ND LARGEST TENANT INFORMATION(18)(19)(20)				3RD LARGEST TENANT INFORMATION(18)(19)(20)
Loan ID	Footnotes	Property Flag	Deal Name	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF
1		Loan	Park Center Phase I	State Farm	6/30/2037	569,778	96.4%	Del Frisco’s	5/31/2028	10,090	1.7%	Compass Food Court	12/31/2022	4,895	0.8%
2		Loan	Westin Building Exchange	WBX Customer Care	12/31/2025	62,496	15.6%	Equinix, Inc.	8/31/2019	38,650	9.6%	Level 3 Communications, LLC	8/31/2020	19,718	4.9%
3		Loan	Two Independence Square	NASA	8/3/2028	597,253	98.6%	Grand Deli & Café	7/31/2027	7,292	1.2%	Independence Lobby Shop	5/31/2023	718	0.1%
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	Société Générale	10/31/2032	562,347	32.6%	JP Morgan Chase Bank, N.A.	10/31/2022	225,438	13.1%	Major League Baseball	10/31/2022	220,565	12.8%
5		Loan	The Boulders Resort & Spa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	(26)	Loan	Hilton Glendale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7		Loan	85 Broad Street	WeWork	8/31/2033	292,956	26.2%	Oppenheimer	2/28/2028	275,792	24.7%	Nielsen	3/31/2025	117,207	10.5%
8		Loan	Allergan HQ	Allergan	6/30/2030	431,495	95.1%	Bright Horizons	4/30/2022	12,985	2.9%	NAP	NAP	NAP	NAP
9		Loan	JW Marriott Chicago	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10		Loan	300 Montgomery	Ripple Labs, Inc.	8/31/2019	14,749	7.7%	Consulate General of Brazil	5/31/2022	13,000	6.8%	ELS Educational Services, Inc.	6/30/2024	12,303	6.4%
11	(26)	Loan	Center 78	GSK	2/28/2027	147,411	39.6%	EMC	9/30/2020	81,683	21.9%	Fiserv	7/31/2024	40,394	10.8%
12		Loan	The Manhattan	WeWork	12/31/2031	50,680	65.1%	Mothership Strategies	11/30/2021	7,162	9.2%	Franklin Hall	12/31/2026	5,649	7.3%
13	(26)	Loan	West Town Mall	Belk (2 boxes)	1/31/2033	305,779	39.6%	Regal Cinemas	11/30/2028	76,580	9.9%	Victoria’s Secret	1/31/2018	15,181	2.0%
14		Loan	Wal-Mart Central	24 Hour Fitness	11/30/2027	56,200	40.3%	99 Cents Only	1/31/2026	23,560	16.9%	Western Dental Services	3/31/2018	5,000	3.6%
15	(26)	Loan	Acropolis Garden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	(26)	Loan	Bob Evans
16.01		Property	Property 6	Bob Evans Restaurants, LLC	4/30/2037	5,215	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02		Property	Property 8	Bob Evans Restaurants, LLC	4/30/2037	5,216	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03		Property	Property 9	Bob Evans Restaurants, LLC	4/30/2037	5,539	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04		Property	Property 2	Bob Evans Restaurants, LLC	4/30/2037	6,074	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05		Property	Property 10	Bob Evans Restaurants, LLC	4/30/2037	5,617	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06		Property	Property 15	Bob Evans Restaurants, LLC	4/30/2037	5,019	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.07		Property	Property 13	Bob Evans Restaurants, LLC	4/30/2037	6,633	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.08		Property	Property 5	Bob Evans Restaurants, LLC	4/30/2037	5,615	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.09		Property	Property 1	Bob Evans Restaurants, LLC	4/30/2037	5,247	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.10		Property	Property 4	Bob Evans Restaurants, LLC	4/30/2037	5,602	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.11		Property	Property 11	Bob Evans Restaurants, LLC	4/30/2037	4,983	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.12		Property	Property 20	Bob Evans Restaurants, LLC	4/30/2037	3,608	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.13		Property	Property 14	Bob Evans Restaurants, LLC	4/30/2037	5,028	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.14		Property	Property 7	Bob Evans Restaurants, LLC	4/30/2037	5,524	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.15		Property	Property 21	Bob Evans Restaurants, LLC	4/30/2037	3,749	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.16		Property	Property 3	Bob Evans Restaurants, LLC	4/30/2037	6,633	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.17		Property	Property 16	Bob Evans Restaurants, LLC	4/30/2037	5,604	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.18		Property	Property 18	Bob Evans Restaurants, LLC	4/30/2037	5,237	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.19		Property	Property 23	Bob Evans Restaurants, LLC	4/30/2037	6,040	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.20		Property	Property 19	Bob Evans Restaurants, LLC	4/30/2037	4,866	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.21		Property	Property 17	Bob Evans Restaurants, LLC	4/30/2037	5,251	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.22		Property	Property 22	Bob Evans Restaurants, LLC	4/30/2037	5,614	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.23		Property	Property 12	Bob Evans Restaurants, LLC	4/30/2037	5,138	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17		Loan	Sheraton Garden Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18		Loan	Carolina Hotel Portfolio
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02		Property	Fairfield Inn Charlotte Northlake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04		Property	Comfort Suites Gastonia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.05		Property	Fairfield Inn Myrtle Beach North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19		Loan	Keystone 200 & 300
19.01		Property	Keystone 300	Verisk Health, Inc.	2/28/2022	32,231	21.1%	K&L Gates, LLP	12/31/2026	24,857	16.3%	SynteractHRC, Inc.	12/31/2023	23,403	15.3%
19.02		Property	Keystone 200	National Institute of Health	10/31/2023	70,912	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20		Loan	Apex Fort Washington	Nutrisystem	7/31/2022	119,767	30.8%	Lincoln Investment Planning	6/30/2027	52,767	13.6%	Impax Laboratories, Inc.	8/31/2027	47,379	12.2%
21		Loan	Whitehall Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	(26)	Loan	Tenalok Portfolio
22.01		Property	Frayser Village	Kroger Company	7/31/2019	61,274	43.3%	B&P Beauty Supply	6/30/2032	14,000	9.9%	Rainbow Women’s	1/31/2021	10,000	7.1%
22.02		Property	Bartlesville Plaza	Client Logic (dba Sitel)	6/30/2018	34,443	38.7%	Big Lots	1/31/2019	25,973	29.2%	Dollar General	6/30/2019	8,450	9.5%
22.03		Property	Three Notch Plaza	Winn Dixie	8/31/2022	36,099	78.6%	Dollar Tree	6/30/2021	9,800	21.4%	NAP	NAP	NAP	NAP
22.04		Property	Frayser Center	Moran Foods, Inc. (Save-A-Lot)	9/30/2019	18,707	60.4%	First Tennessee	10/31/2021	4,771	15.4%	Saleh Mobarez (Frayser Fashion)	12/31/2017	4,000	12.9%
23	(26)	Loan	IC Leased Fee Hotel Portfolio
23.01		Property	Radisson Paper Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02		Property	City Place Downtown St. Louis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03		Property	Radisson Albany	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04		Property	Radisson Cromwell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05		Property	Radisson Cheyenne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.06		Property	Radisson High Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.07		Property	Radisson Billings	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24		Loan	Comfort Suites Arlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	(26)	Loan	Central Avenue Hotels
25.01		Property	La Quinta Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02		Property	Country Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03		Property	Quality Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.04		Property	Econo Lodge Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26		Loan	Springhill Suites - Vero Beach FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27		Loan	Quality Inn Biloxi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28		Loan	Aston Plaza	Restaurant Technologies	9/30/2024	22,893	13.0%	Transmission Specialties	12/31/2019	18,198	10.3%	Barksdale School	7/31/2020	14,640	8.3%
29		Loan	AT&T Lincolnwood	New Cingular Wireless PCS, LLC	5/29/2027	4,500	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30		Loan	Petco Bloomingdale	Petco	7/31/2027	20,594	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31		Loan	Panera Bread Schererville	Panera, LLC	7/31/2027	6,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				4TH LARGEST TENANT INFORMATION(18)(19)(20)				5TH LARGEST TENANT INFORMATION(18)(19)(20)				MORTGAGE LOAN RESERVE INFORMATION(21)(22)
Loan ID	Footnotes	Property Flag	Deal Name	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves (23)
1		Loan	Park Center Phase I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0
2		Loan	Westin Building Exchange	Sprint Communications Co., L P	4/30/2025	17,031	4.2%	State of Washington	11/30/2018	14,647	3.6%	$0
3		Loan	Two Independence Square	Cleaner of Cleaners	3/31/2026	634	0.1%	NAP	NAP	NAP	NAP	GSA Replacements Reserve ($2,500,000); Garage Replacements ($871,097)
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	Angelo, Gordon & Co., L.P.	5/31/2026	113,405	6.6%	Rabobank Nederland	9/30/2026	109,657	6.4%	$47,738
5		Loan	The Boulders Resort & Spa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$136,080
6	(26)	Loan	Hilton Glendale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$82,870
7		Loan	85 Broad Street	Vox Media	1/31/2031	85,733	7.7%	Banco Popular	2/28/2026	53,229	4.8%	$0
8		Loan	Allergan HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0
9		Loan	JW Marriott Chicago	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0
10		Loan	300 Montgomery	Delagnes, Mitchell & Linder	8/31/2025	10,753	5.6%	Walgreens Co.	12/31/2021	9,441	4.9%	$0
11	(26)	Loan	Center 78	Continental Casualty Co.	6/30/2024	25,207	6.8%	Bellerophon Therapeutics, Inc.	3/31/2023	21,845	5.9%	$0
12		Loan	The Manhattan	Compass Rose (Maydan)	12/31/2027	2,926	3.8%	Downtown Fitness (Mint)	2/28/2027	2,869	3.7%	$0
13	(26)	Loan	West Town Mall	Shoe Dept. Encore	6/30/2023	12,081	1.6%	Pottery Barn	1/31/2019	11,135	1.4%	$0
14		Loan	Wal-Mart Central	Chase Bank	12/31/2018	4,900	3.5%	Waffle Barn	11/30/2022	3,400	2.4%	$0
15	(26)	Loan	Acropolis Garden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0
16	(26)	Loan	Bob Evans									$0
16.01		Property	Property 6	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02		Property	Property 8	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03		Property	Property 9	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04		Property	Property 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05		Property	Property 10	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06		Property	Property 15	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.07		Property	Property 13	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.08		Property	Property 5	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.09		Property	Property 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.10		Property	Property 4	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.11		Property	Property 11	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.12		Property	Property 20	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.13		Property	Property 14	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.14		Property	Property 7	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.15		Property	Property 21	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.16		Property	Property 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.17		Property	Property 16	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.18		Property	Property 18	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.19		Property	Property 23	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.20		Property	Property 19	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.21		Property	Property 17	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.22		Property	Property 22	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.23		Property	Property 12	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17		Loan	Sheraton Garden Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$32,193
18		Loan	Carolina Hotel Portfolio									$0
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02		Property	Fairfield Inn Charlotte Northlake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04		Property	Comfort Suites Gastonia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.05		Property	Fairfield Inn Myrtle Beach North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19		Loan	Keystone 200 & 300									$0
19.01		Property	Keystone 300	KOWA Research Institute	4/30/2021	9,641	6.3%	Attain, LLC	9/30/2020	5,307	3.5%
19.02		Property	Keystone 200	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20		Loan	Apex Fort Washington	AstraZeneca Pharmaceuticals	8/31/2024	45,484	11.7%	Citizens Bank of Pennsylvania	12/31/2024	37,860	9.7%	$0
21		Loan	Whitehall Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0
22	(26)	Loan	Tenalok Portfolio									$0
22.01		Property	Frayser Village	Family Dollar	1/31/2021	8,016	5.7%	Primary Care Service	11/30/2020	7,456	5.3%
22.02		Property	Bartlesville Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03		Property	Three Notch Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04		Property	Frayser Center	Bestway Rental	8/31/2020	3,470	11.2%	NAP	NAP	NAP	NAP
23	(26)	Loan	IC Leased Fee Hotel Portfolio									$0
23.01		Property	Radisson Paper Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02		Property	City Place Downtown St. Louis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03		Property	Radisson Albany	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04		Property	Radisson Cromwell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05		Property	Radisson Cheyenne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.06		Property	Radisson High Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.07		Property	Radisson Billings	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24		Loan	Comfort Suites Arlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0
25	(26)	Loan	Central Avenue Hotels									$100,000
25.01		Property	La Quinta Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02		Property	Country Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03		Property	Quality Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.04		Property	Econo Lodge Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26		Loan	Springhill Suites - Vero Beach FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$10,387
27		Loan	Quality Inn Biloxi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0
28		Loan	Aston Plaza	Esschem	4/30/2020	13,572	7.7%	Action National Sign	4/30/2019	10,771	6.1%	$0
29		Loan	AT&T Lincolnwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0
30		Loan	Petco Bloomingdale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0
31		Loan	Panera Bread Schererville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0

A-1-8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN RESERVE INFORMATION(21)(22)
Loan ID	Footnotes	Property Flag	Deal Name	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves (23)
1		Loan	Park Center Phase I	Springing	NAP	$3,090,000
2		Loan	Westin Building Exchange	Springing	$160,618	$0
3		Loan	Two Independence Square	$250,000 until $4,000,000 GSA Replacement reached; Springing (Monthly Replacement Reserve)	GSA Replacements Reserve ($4,000,000)	$0
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	$47,738	NAP	$0
5		Loan	The Boulders Resort & Spa	1/12 of 4% of gross income from operation from T12 period	NAP	$0
6	(26)	Loan	Hilton Glendale	Greater of (a) one-twelfth (1/12th) of four percent (4%) of Gross Income from Operations for the Property over the trailing twelve (12) month period, or (b) the amount required by the terms of the Management Agreement or the Franchise Agreement	NAP	$0
7		Loan	85 Broad Street	Springing	NAP	$0
8		Loan	Allergan HQ	$5,671	NAP	$0
9		Loan	JW Marriott Chicago	Springing	NAP	$0
10		Loan	300 Montgomery	Springing	NAP	$1,420,026
11	(26)	Loan	Center 78	$8,075	NAP	$700,000
12		Loan	The Manhattan	$1,103	NAP	$350,000
13	(26)	Loan	West Town Mall	Springing	$463,503	$80,469
14		Loan	Wal-Mart Central	$2,904	$104,533	$0
15	(26)	Loan	Acropolis Garden	$13,596	NAP	$0
16	(26)	Loan	Bob Evans	$5,558	$133,380	$0
16.01		Property	Property 6
16.02		Property	Property 8
16.03		Property	Property 9
16.04		Property	Property 2
16.05		Property	Property 10
16.06		Property	Property 15
16.07		Property	Property 13
16.08		Property	Property 5
16.09		Property	Property 1
16.10		Property	Property 4
16.11		Property	Property 11
16.12		Property	Property 20
16.13		Property	Property 14
16.14		Property	Property 7
16.15		Property	Property 21
16.16		Property	Property 3
16.17		Property	Property 16
16.18		Property	Property 18
16.19		Property	Property 23
16.20		Property	Property 19
16.21		Property	Property 17
16.22		Property	Property 22
16.23		Property	Property 12
17		Loan	Sheraton Garden Grove	Greater of (a) one-twelfth (1/12th) of four percent (4%) of Gross Income from Operations for the Property over the trailing twelve (12) month period, or (b) the amount required by the terms of the Management Agreement or the Franchise Agreement	NAP	$0
18		Loan	Carolina Hotel Portfolio	1/12th of 4% of gross revenues for the properties in the preceding calendar year.	NAP	$0
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.
18.02		Property	Fairfield Inn Charlotte Northlake
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area
18.04		Property	Comfort Suites Gastonia
18.05		Property	Fairfield Inn Myrtle Beach North
19		Loan	Keystone 200 & 300	$4,284	NAP	$18,305
19.01		Property	Keystone 300
19.02		Property	Keystone 200
20		Loan	Apex Fort Washington	$6,472	NAP	$704,651
21		Loan	Whitehall Place Apartments	$17,555	$700,000	$0
22	(26)	Loan	Tenalok Portfolio	$4,354	$180,000	$300,000
22.01		Property	Frayser Village
22.02		Property	Bartlesville Plaza
22.03		Property	Three Notch Plaza
22.04		Property	Frayser Center
23	(26)	Loan	IC Leased Fee Hotel Portfolio	$0	NAP	$0
23.01		Property	Radisson Paper Valley
23.02		Property	City Place Downtown St. Louis
23.03		Property	Radisson Albany
23.04		Property	Radisson Cromwell
23.05		Property	Radisson Cheyenne
23.06		Property	Radisson High Point
23.07		Property	Radisson Billings
24		Loan	Comfort Suites Arlington	1/12th of 4% of the greater of (i) Gross Rents for the Property in the preceding calendar year or (ii) the projected Gross Rents for the Property for the current calendar year according to the most recently submitted Annual Budget	NAP	$0
25	(26)	Loan	Central Avenue Hotels	Monthly: 1/12 of 8.0% of annual revenues on each payment date until May, 2020, inclusively. On the June, 2020 each payment date thereafter, 1/12 of 4.25% of annual revenues.	NAP	$0
25.01		Property	La Quinta Inn & Suites
25.02		Property	Country Inn & Suites
25.03		Property	Quality Inn & Suites
25.04		Property	Econo Lodge Inn & Suites
26		Loan	Springhill Suites - Vero Beach FL	Greater of (a) one-twelfth (1/12th) of four percent (4%) times the annual Rents and Profits of the Property for the applicable prior twelve (12) month period, or (b) the amount required by the terms of the Franchise Agreement	NAP	$0
27		Loan	Quality Inn Biloxi	4.0% of gross rent for the immediately preceding calendar month	NAP	$0
28		Loan	Aston Plaza	$0	NAP	$0
29		Loan	AT&T Lincolnwood	$56	NAP	$0
30		Loan	Petco Bloomingdale	$257	NAP	$0
31		Loan	Panera Bread Schererville	$75	NAP	$0

A-1-9

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN RESERVE INFORMATION(21)(22)
Loan ID	Footnotes	Property Flag	Deal Name	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves (23)	Monthly Tax Reserves	Upfront Insurance Reserves (23)	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve (23)	Upfront Debt Service Reserves (23)	Monthly Debt Service Reserves	Upfront Environmental Reserves (23)
1		Loan	Park Center Phase I	Springing	NAP	$0	Springing	$0	Springing	$0	$0	$0	$0
2		Loan	Westin Building Exchange	$0	NAP	$0	Springing	$0	Springing	$0	$0	$0	$0
3		Loan	Two Independence Square	Springing	NAP	$0	Springing	$0	Springing	$0	$0	$0	$0
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	Monthly: $446,775 commencing with the payment date in May 2025 and on each payment date thereafter	NAP	$0	$3,878,518	$227,000	$113,500	$0	$0	$0	$0
5		Loan	The Boulders Resort & Spa	$0	NAP	$73,769	$59,673	$167,878	$18,780	$0	$0	$0	$0
6	(26)	Loan	Hilton Glendale	$0	NAP	$760,488	$108,641	$40,111	$10,028	$5,500	$0	$0	$0
7		Loan	85 Broad Street	Springing	NAP	$0	Springing	$0	Springing	$0	$0	$0	$0
8		Loan	Allergan HQ	$0	NAP	$593,753	Springing	$47,573	$23,787	$552,438	$0	$0	$0
9		Loan	JW Marriott Chicago	$0	NAP	$223,974	$223,974	$198,332	$24,791	$13,554	$0	$0	$0
10		Loan	300 Montgomery	Springing	NAP	$76,794	Springing	$59,011	Springing	$0	$0	$0	$0
11	(26)	Loan	Center 78	$31,056	NAP	$55,238	$55,238	$56,892	$5,172	$7,975	$0	$0	$0
12		Loan	The Manhattan	Springing	$350,000	$135,958	$27,192	$7,014	Springing	$0	$0	$0	$0
13	(26)	Loan	West Town Mall	$80,469	$3,862,515	$0	Springing	$0	Springing	$0	$0	$0	$0
14		Loan	Wal-Mart Central	$17,422	$627,197	$187,999	$37,600	$9,744	$3,248	$7,500	$0	$0	$0
15	(26)	Loan	Acropolis Garden	$0	NAP	$295,949	$147,974	$63,643	$31,821	$322,500	$0	$0	$0
16	(26)	Loan	Bob Evans	$0	NAP	$108,135	Springing	$10,576	Springing	$296,721	$0	$0	$0
16.01		Property	Property 6
16.02		Property	Property 8
16.03		Property	Property 9
16.04		Property	Property 2
16.05		Property	Property 10
16.06		Property	Property 15
16.07		Property	Property 13
16.08		Property	Property 5
16.09		Property	Property 1
16.10		Property	Property 4
16.11		Property	Property 11
16.12		Property	Property 20
16.13		Property	Property 14
16.14		Property	Property 7
16.15		Property	Property 21
16.16		Property	Property 3
16.17		Property	Property 16
16.18		Property	Property 18
16.19		Property	Property 23
16.20		Property	Property 19
16.21		Property	Property 17
16.22		Property	Property 22
16.23		Property	Property 12
17		Loan	Sheraton Garden Grove	$0	NAP	$183,140	$36,628	$10,588	$5,294	$17,460	$0	$0	$0
18		Loan	Carolina Hotel Portfolio	$0	NAP	$308,655	$30,865	$21,261	$10,631	$48,679	$0	$0	$0
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.
18.02		Property	Fairfield Inn Charlotte Northlake
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area
18.04		Property	Comfort Suites Gastonia
18.05		Property	Fairfield Inn Myrtle Beach North
19		Loan	Keystone 200 & 300	$35,820	NAP	$119,877	$39,959	$19,993	$1,999	$0	$0	$0	$0
19.01		Property	Keystone 300
19.02		Property	Keystone 200
20		Loan	Apex Fort Washington	$32,360	NAP	$349,538	$69,908	$14,782	$7,391	$125,581	$0	$0	$0
21		Loan	Whitehall Place Apartments	$0	NAP	$40,653	$20,327	$46,526	$11,632	$231,750	$0	$0	$0
22	(26)	Loan	Tenalok Portfolio	$16,648	$500,000	$23,875	$23,875	$42,016	$8,403	$594,294	$0	$0	$0
22.01		Property	Frayser Village
22.02		Property	Bartlesville Plaza
22.03		Property	Three Notch Plaza
22.04		Property	Frayser Center
23	(26)	Loan	IC Leased Fee Hotel Portfolio	$0	NAP	$0	Springing	$0	Springing	$1,140,575	$0	$0	$230,862
23.01		Property	Radisson Paper Valley
23.02		Property	City Place Downtown St. Louis
23.03		Property	Radisson Albany
23.04		Property	Radisson Cromwell
23.05		Property	Radisson Cheyenne
23.06		Property	Radisson High Point
23.07		Property	Radisson Billings
24		Loan	Comfort Suites Arlington	$0	NAP	$131,166	$14,574	$0	Springing	$0	$0	$0	$0
25	(26)	Loan	Central Avenue Hotels	$0	NAP	$8,201	$8,201	$61,949	$6,195	$0	$0	$0	$0
25.01		Property	La Quinta Inn & Suites
25.02		Property	Country Inn & Suites
25.03		Property	Quality Inn & Suites
25.04		Property	Econo Lodge Inn & Suites
26		Loan	Springhill Suites - Vero Beach FL	$0	NAP	$53,790	$4,890	$8,447	$4,224	$0	$0	$0	$0
27		Loan	Quality Inn Biloxi	$0	NAP	$62,971	$6,997	$20,557	$10,278	$22,813	$0	$0	$0
28		Loan	Aston Plaza	$0	NAP	$0	Springing	$0	Springing	$0	$0	$0	$150,000
29		Loan	AT&T Lincolnwood	$0	NAP	$5,625	$5,625	$847	$424	$0	$0	$0	$0
30		Loan	Petco Bloomingdale	$601	NAP	$0	Springing	$0	Springing	$92,400	$0	$0	$0
31		Loan	Panera Bread Schererville	$0	NAP	$5,666	$1,416	$1,031	$516	$2,063	$0	$0	$0

A-1-10

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN RESERVE INFORMATION(21)(22)
Loan ID	Footnotes	Property Flag	Deal Name	Initial Other Reserves (23)	Initial Other Reserves Description	Ongoing Other Reserves
1		Loan	Park Center Phase I	$0	NAP	$0
2		Loan	Westin Building Exchange	$0	NAP	Springing
3		Loan	Two Independence Square	$0	NAP	$0
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	$11,431,608	Outstanding Rollover Reserve ($10,298,441); Free Rent Reserve ($1,133,167)	$0
5		Loan	The Boulders Resort & Spa	$300,000	Seasonality Reserve	Springing
6	(26)	Loan	Hilton Glendale	$0	NAP	$0
7		Loan	85 Broad Street	$8,741,590	Upfront Unfunded Lease Obligations Reserve ($8,170,739); Upfront Free Rent Reserve ($570,850)	Springing
8		Loan	Allergan HQ	$62,635,825	Tenant Improvement Allowance Reserve ($23,477,865.38); Allergan Free Rent Reserve ($14,176,409); Additional Parking Facilities Reserve ($9,784,199.7); Base Building Allowance Reserve ($6,825,000); Allergan LC Reserve ($5,728,098); FFE&T Allowance Reserve ($1,903,115.38); Operating Expense Reserve ($404,058); Valet Parking Reserve ($135,000); Bright Horizons Free Rent Reserve ($104,691.6); Bright Horizons Tenant Improvement Allowance Reserve ($97,387.5)	Springing
9		Loan	JW Marriott Chicago	$2,000,000	Seasonal Reserve	Springing
10		Loan	300 Montgomery	$0	NAP	$0
11	(26)	Loan	Center 78	$0	NAP	Springing
12		Loan	The Manhattan	$856,007	Free Rent Reserve ($162,062); Outstanding TI/LC ((x) $518,870 for tenant improvement, (y) $81,336 for landlord work reserve, (z) $93,739 for leasing commissions)	Springing
13	(26)	Loan	West Town Mall	$0	NAP	$0
14		Loan	Wal-Mart Central	$193,742	Outstanding TI Reserve ($133,375); Free Rent Reserve ($30,640); Estoppel Payment Reserve ($29,726.91)	Springing
15	(26)	Loan	Acropolis Garden	$1,651,824	Common Charges Reserve	Springing
16	(26)	Loan	Bob Evans	$0	NAP	Springing
16.01		Property	Property 6
16.02		Property	Property 8
16.03		Property	Property 9
16.04		Property	Property 2
16.05		Property	Property 10
16.06		Property	Property 15
16.07		Property	Property 13
16.08		Property	Property 5
16.09		Property	Property 1
16.10		Property	Property 4
16.11		Property	Property 11
16.12		Property	Property 20
16.13		Property	Property 14
16.14		Property	Property 7
16.15		Property	Property 21
16.16		Property	Property 3
16.17		Property	Property 16
16.18		Property	Property 18
16.19		Property	Property 23
16.20		Property	Property 19
16.21		Property	Property 17
16.22		Property	Property 22
16.23		Property	Property 12
17		Loan	Sheraton Garden Grove	$1,160,000	PIP Reserve ($1,050,000); Seasonality Reserve ($110,000)	$25,000
18		Loan	Carolina Hotel Portfolio	$5,149,037	PIP Reserve ($5,115,704); Seasonality Reserve ($33,333)	Springing
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.
18.02		Property	Fairfield Inn Charlotte Northlake
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area
18.04		Property	Comfort Suites Gastonia
18.05		Property	Fairfield Inn Myrtle Beach North
19		Loan	Keystone 200 & 300	$602,427	Free Rent Reserve ($547,844); Ground Rent Reserve ($54,583)	$54,583
19.01		Property	Keystone 300
19.02		Property	Keystone 200
20		Loan	Apex Fort Washington	$6,693,098	Concessions Reserve ($2,736,408); Outstanding TI/LC Reserve ($2,206,689); AstraZeneca TI/LC Reserve ($1,750,000)	Springing
21		Loan	Whitehall Place Apartments	$0	NAP	$0
22	(26)	Loan	Tenalok Portfolio	$0	NAP	Springing
22.01		Property	Frayser Village
22.02		Property	Bartlesville Plaza
22.03		Property	Three Notch Plaza
22.04		Property	Frayser Center
23	(26)	Loan	IC Leased Fee Hotel Portfolio	$2,802,940	PIP Reserve	Springing
23.01		Property	Radisson Paper Valley
23.02		Property	City Place Downtown St. Louis
23.03		Property	Radisson Albany
23.04		Property	Radisson Cromwell
23.05		Property	Radisson Cheyenne
23.06		Property	Radisson High Point
23.07		Property	Radisson Billings
24		Loan	Comfort Suites Arlington	$1,054,791	PIP Reserve	Springing
25	(26)	Loan	Central Avenue Hotels	$25,000	Seasonal Reserve	Springing
25.01		Property	La Quinta Inn & Suites
25.02		Property	Country Inn & Suites
25.03		Property	Quality Inn & Suites
25.04		Property	Econo Lodge Inn & Suites
26		Loan	Springhill Suites - Vero Beach FL	$1,030,000	Seasonality Reserve ($150,000); PIP Reserve ($880,000)	Springing
27		Loan	Quality Inn Biloxi	$200,000	Seasonal Reserve	Springing
28		Loan	Aston Plaza	$0	NAP	$0
29		Loan	AT&T Lincolnwood	$28,350	TI Reserve	Springing
30		Loan	Petco Bloomingdale	$5,000	Immaterial Property Management Code Violation Cure Reserve	$0
31		Loan	Panera Bread Schererville	$0	NAP	Springing

A-1-11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE LOAN RESERVE INFORMATION(21)(22)
Loan ID	Footnotes	Property Flag	Deal Name	Ongoing Other Reserves Description
1		Loan	Park Center Phase I	NAP
2		Loan	Westin Building Exchange	Leasing Reserve: Borrower shall deposit with Lender on each Monthly Payment Date occurring during the continuance of a Cash Trap Event Period an amount equal to the quotient of (a) the product of (i) $5.00 per annum and (ii) the rentable square footage of all vacant space at the Property (exclusive of the WBX Datacenter Space) as reasonably determined by Lender as of the commencement of the Cash Trap Event Period and (b) twelve (12).
3		Loan	Two Independence Square	NAP
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	NAP
5		Loan	The Boulders Resort & Spa	Seasonality Reserve: Commencing on the Payment Date occurring in February, 2018 and on each Payment Date thereafter which occurs during a Seasonality Trigger Period (the period commencing with the Payment Date occurring in February of each calendar year), all Excess Cash Flow, to be used for anticipated payments of shortfalls in Debt Service and other amounts due to Lender under the Loan Documents.
6	(26)	Loan	Hilton Glendale	NAP
7		Loan	85 Broad Street	Primary Tenant Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a Primary Tenant Sweep Period.
8		Loan	Allergan HQ	Primary Tenant Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a Primary Tenant Sweep Period.
9		Loan	JW Marriott Chicago	Seasonal Reserve: Monthly deposit of $500,000 on each payment date occurring during the period between May and December, inclusive
10		Loan	300 Montgomery	NAP
11	(26)	Loan	Center 78	Primary Tenant Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a Primary Tenant Sweep Period.
12		Loan	The Manhattan	Tenant Cash Trap Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a Tenant Cash Trap Period.
13	(26)	Loan	West Town Mall	NAP
14		Loan	Wal-Mart Central	Primary Tenant Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a Primary Tenant Sweep Period.
15	(26)	Loan	Acropolis Garden	Common Charge Reserve: Borrower shall deposit an amount equal to the Common Charges that will be payable for the month in which such Payment Date occurs.
16	(26)	Loan	Bob Evans	Primary Tenant Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a Primary Tenant Sweep Period.
16.01		Property	Property 6
16.02		Property	Property 8
16.03		Property	Property 9
16.04		Property	Property 2
16.05		Property	Property 10
16.06		Property	Property 15
16.07		Property	Property 13
16.08		Property	Property 5
16.09		Property	Property 1
16.10		Property	Property 4
16.11		Property	Property 11
16.12		Property	Property 20
16.13		Property	Property 14
16.14		Property	Property 7
16.15		Property	Property 21
16.16		Property	Property 3
16.17		Property	Property 16
16.18		Property	Property 18
16.19		Property	Property 23
16.20		Property	Property 19
16.21		Property	Property 17
16.22		Property	Property 22
16.23		Property	Property 12
17		Loan	Sheraton Garden Grove	Seasonality Reserve: On each Payment Date occurring in March, April, June, July, August, September and October, Borrower shall pay to Lender the Monthly Seasonality Deposit ($25,000) for deposit into the Seasonality Reserve Account
18		Loan	Carolina Hotel Portfolio	Seasonality Reserve: Lender will escrow $33,333 upfront and $33,333 in the months of August and September in Year 1. From Year 2 through maturity, Lender will collect $33,333 in months May, June, and July. PIP Reserve: Following the occurrence of a Franchise Sweep Event, borrower shall deposit with Lender all excess cash flow into the PIP reserve account.
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.
18.02		Property	Fairfield Inn Charlotte Northlake
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area
18.04		Property	Comfort Suites Gastonia
18.05		Property	Fairfield Inn Myrtle Beach North
19		Loan	Keystone 200 & 300	Lease Sweep Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a cash sweep period that exists solely due to the continuance of a specified tenant sweep period.; Ground Rent Reserve ($54,583)
19.01		Property	Keystone 300
19.02		Property	Keystone 200
20		Loan	Apex Fort Washington	Lease Sweep Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a cash sweep period that exists solely due to the continuance of a specified tenant sweep period.
21		Loan	Whitehall Place Apartments	NAP
22	(26)	Loan	Tenalok Portfolio	Lease Sweep Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a cash sweep period that exists solely due to the continuance of a specified tenant sweep period.
22.01		Property	Frayser Village
22.02		Property	Bartlesville Plaza
22.03		Property	Three Notch Plaza
22.04		Property	Frayser Center
23	(26)	Loan	IC Leased Fee Hotel Portfolio	Seasonal Reserve: Upon the occurrence of the PIP Completion Event, Borrower shall pay to Lender on each Payment Date occurring during the period between March and December, inclusive an amount equal to $83,000.00
23.01		Property	Radisson Paper Valley
23.02		Property	City Place Downtown St. Louis
23.03		Property	Radisson Albany
23.04		Property	Radisson Cromwell
23.05		Property	Radisson Cheyenne
23.06		Property	Radisson High Point
23.07		Property	Radisson Billings
24		Loan	Comfort Suites Arlington	PIP Reserve: (i) if on or after December 31, 2020 the FF&E reserve funds together with the PIP Reserve Fund are less than 125.0% of the estimated costs required to complete the remaining scheduled PIP, the borrower shall make a deposit into the PIP account in an amount sufficient to increase the sum of the PIP Reserve with respect to the scheduled PIP plus FF&E reserve to 125.0% of the estimated costs to complete the remaining scheduled PIP, (ii) on the date that a new PIP is required by the franchise agreement, an amount equal to 125.0% of the estimated costs to pay for the new PIP less the amount reserve in the FF&E reserve that are not allocated for completion of FF&E Work.
25	(26)	Loan	Central Avenue Hotels	Seasonal Reserve: Monthly: $50,000 on each payment date in the month of March, June and July of each year capped at $200,000 and commencing upon the reserve reaching $100,000. Property Improvement Plan Reserve: If any franchise agreement requires any repairs or improvements to the property (excluding Immediate Property Improvement Repairs), borrower shall deposit 125% of the estimated cost. Franchise Reserve: if Franchise Cash Sweep Event occurs, borrower show deposit all Available Cash on each payment date thereafter.
25.01		Property	La Quinta Inn & Suites
25.02		Property	Country Inn & Suites
25.03		Property	Quality Inn & Suites
25.04		Property	Econo Lodge Inn & Suites
26		Loan	Springhill Suites - Vero Beach FL	Seasonality Reserve: Borrower shall replenish the Seasonality Reserve with monthly deposits on each Payment Date occurring in October, January, February, March, April, and May of each calendar year, in an amount equal to all Excess Cash Flow
27		Loan	Quality Inn Biloxi	Seasonal Reserve (To the extent the balance in the Seasonal Reserve subaccount is less than $200,000: $25,000 on each payment date occurring on April, $30,000 on each payment date occurring on June, $55,000 on each payment date occurring on July and August, $15,000 on each payment date on October, $22,000 on each payment date on November); Franchise Expiration Reserve (Monthly deposit of excess cash flow upon the occurrence and continuance of a Franchise Expiration Trigger Event)
28		Loan	Aston Plaza	NAP
29		Loan	AT&T Lincolnwood	Primary Tenant Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a Primary Tenant Sweep Period.
30		Loan	Petco Bloomingdale	NAP
31		Loan	Panera Bread Schererville	Primary Tenant Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a Primary Tenant Sweep Period.

A-1-12

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE LOAN RESERVE INFORMATION(21)(22)
Loan ID	Footnotes	Property Flag	Deal Name	Other Reserves Cap	Holdback	Holdback Amount	Holdback Description	Letter of Credit	Letter of Credit Description
1		Loan	Park Center Phase I	NAP	No	NAP	NAP	No	NAP
2		Loan	Westin Building Exchange	An amount equal to the product of (i) twenty-four (24) and (ii) an amount equal to the quotient of (a) the product of (i) $5.00 per annum and (ii) the rentable square footage of all vacant space at the Property (exclusive of the WBX Datacenter Space) as reasonably determined by Lender as of the commencement of the Cash Trap Event Period and (b) twelve (12)	No	NAP	NAP	No	NAP
3		Loan	Two Independence Square	NAP	No	NAP	NAP	No	NAP
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	NAP	No	NAP	NAP	No	NAP
5		Loan	The Boulders Resort & Spa	An amount equal to the product of (a) the sum of the absolute value of each monthly shortfall in Net Cash Flow, less Debt Service due for each such calendar month over the trailing twelve (12) month period, to be calculated by Lender in its reasonable discretion as of the end of each calendar year and (b) one hundred and five percent (105%).	No	NAP	NAP	No	NAP
6	(26)	Loan	Hilton Glendale	NAP	No	NAP	NAP	No	NAP
7		Loan	85 Broad Street	NAP	No	NAP	NAP	No	NAP
8		Loan	Allergan HQ	NAP	No	NAP	NAP	No	NAP
9		Loan	JW Marriott Chicago	NAP	No	NAP	NAP	No	NAP
10		Loan	300 Montgomery	NAP	No	NAP	NAP	No	NAP
11	(26)	Loan	Center 78	NAP	No	NAP	NAP	No	NAP
12		Loan	The Manhattan	NAP	No	NAP	NAP	No	NAP
13	(26)	Loan	West Town Mall	NAP	No	NAP	NAP	No	NAP
14		Loan	Wal-Mart Central	NAP	No	NAP	NAP	No	NAP
15	(26)	Loan	Acropolis Garden	NAP	No	NAP	NAP	No	NAP
16	(26)	Loan	Bob Evans	NAP	No	NAP	NAP	No	NAP
16.01		Property	Property 6
16.02		Property	Property 8
16.03		Property	Property 9
16.04		Property	Property 2
16.05		Property	Property 10
16.06		Property	Property 15
16.07		Property	Property 13
16.08		Property	Property 5
16.09		Property	Property 1
16.10		Property	Property 4
16.11		Property	Property 11
16.12		Property	Property 20
16.13		Property	Property 14
16.14		Property	Property 7
16.15		Property	Property 21
16.16		Property	Property 3
16.17		Property	Property 16
16.18		Property	Property 18
16.19		Property	Property 23
16.20		Property	Property 19
16.21		Property	Property 17
16.22		Property	Property 22
16.23		Property	Property 12
17		Loan	Sheraton Garden Grove	Seasonality Reserve ($225,000)	No	NAP	NAP	No	NAP
18		Loan	Carolina Hotel Portfolio	Seasonality Reserve: ($100,000)	No	NAP	NAP	No	NAP
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.
18.02		Property	Fairfield Inn Charlotte Northlake
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area
18.04		Property	Comfort Suites Gastonia
18.05		Property	Fairfield Inn Myrtle Beach North
19		Loan	Keystone 200 & 300	NAP	No	NAP	NAP	No	NAP
19.01		Property	Keystone 300
19.02		Property	Keystone 200
20		Loan	Apex Fort Washington	NAP	No	NAP	NAP	No	NAP
21		Loan	Whitehall Place Apartments	NAP	No	NAP	NAP	No	NAP
22	(26)	Loan	Tenalok Portfolio	NAP	No	NAP	NAP	No	NAP
22.01		Property	Frayser Village
22.02		Property	Bartlesville Plaza
22.03		Property	Three Notch Plaza
22.04		Property	Frayser Center
23	(26)	Loan	IC Leased Fee Hotel Portfolio	NAP	No	NAP	NAP	No	NAP
23.01		Property	Radisson Paper Valley
23.02		Property	City Place Downtown St. Louis
23.03		Property	Radisson Albany
23.04		Property	Radisson Cromwell
23.05		Property	Radisson Cheyenne
23.06		Property	Radisson High Point
23.07		Property	Radisson Billings
24		Loan	Comfort Suites Arlington	NAP	No	NAP	NAP	No	NAP
25	(26)	Loan	Central Avenue Hotels	$200,000	No	NAP	NAP	No	NAP
25.01		Property	La Quinta Inn & Suites
25.02		Property	Country Inn & Suites
25.03		Property	Quality Inn & Suites
25.04		Property	Econo Lodge Inn & Suites
26		Loan	Springhill Suites - Vero Beach FL	Seasonality Reserve ($150,000)	No	NAP	NAP	No	NAP
27		Loan	Quality Inn Biloxi	NAP	No	NAP	NAP	No	NAP
28		Loan	Aston Plaza	NAP	No	NAP	NAP	No	NAP
29		Loan	AT&T Lincolnwood	NAP	No	NAP	NAP	No	NAP
30		Loan	Petco Bloomingdale	NAP	No	NAP	NAP	No	NAP
31		Loan	Panera Bread Schererville	NAP	No	NAP	NAP	No	NAP

A-1-13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				THIRD PARTY REPORTS							ADDITIONAL PERMITTED DEBT(25)
Loan ID	Footnotes	Property Flag	Deal Name	Appraisal Report Date	Environmental Phase I Report Date	Phase II Performed(24)	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %	Additional Future Debt Permitted
1		Loan	Park Center Phase I	6/26/2017	7/21/2017	No	6/1/2017	N	NAP	NAP	No
2		Loan	Westin Building Exchange	5/23/2017	5/31/2017	No	5/31/2017	Y	5/31/2017	13.0% (Tower); 19.0% (Parking Garage)	No
3		Loan	Two Independence Square	1/5/2017	1/5/2017	No	1/5/2017	N	1/5/2017	5.0%	No
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	4/1/2017	4/19/2017	No	4/20/2017	N	NAP	NAP	No
5		Loan	The Boulders Resort & Spa	7/6/2017	7/11/2017	No	7/11/2017	N	NAP	NAP	No
6	(26)	Loan	Hilton Glendale	6/20/2017	6/27/2017	No	6/27/2017	Y	6/26/2017	12.0%	No
7		Loan	85 Broad Street	4/30/2017	5/16/2017	No	5/22/2017	N	NAP	NAP	Yes
8		Loan	Allergan HQ	7/1/2018	10/13/2016	No	11/10/2016	N	NAP	NAP	No
9		Loan	JW Marriott Chicago	5/2/2017	5/12/2017	No	5/12/2017	N	NAP	NAP	No
10		Loan	300 Montgomery	5/24/2017	5/31/2017	No	5/31/2017	Y	5/26/2017	21.0%	Yes
11	(26)	Loan	Center 78	6/1/2017	6/22/2017	No	6/23/2017	N	NAP	NAP	No
12		Loan	The Manhattan	8/1/2018	7/11/2017	No	7/10/2017	N	NAP	NAP	No
13	(26)	Loan	West Town Mall	5/24/2017	6/7/2017	No	6/7/2017	N	NAP	NAP	Yes
14		Loan	Wal-Mart Central	5/18/2017	5/17/2017	No	5/18/2017	Y	5/18/2017	7.0%	No
15	(26)	Loan	Acropolis Garden	2/16/2017	2/23/2017	No	2/22/2017	N	NAP	NAP	No
16	(26)	Loan	Bob Evans	5/19/2017	6/1/2017	No	4/21/2017	N	NAP	NAP	No
16.01		Property	Property 6	6/4/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.02		Property	Property 8	5/19/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.03		Property	Property 9	6/6/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.04		Property	Property 2	6/6/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.05		Property	Property 10	6/1/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.06		Property	Property 15	6/6/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.07		Property	Property 13	5/19/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.08		Property	Property 5	6/6/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.09		Property	Property 1	6/4/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.10		Property	Property 4	6/6/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.11		Property	Property 11	5/20/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.12		Property	Property 20	5/16/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.13		Property	Property 14	5/20/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.14		Property	Property 7	6/6/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.15		Property	Property 21	5/19/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.16		Property	Property 3	5/19/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.17		Property	Property 16	6/1/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.18		Property	Property 18	5/20/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.19		Property	Property 23	5/20/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.20		Property	Property 19	5/20/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.21		Property	Property 17	6/1/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.22		Property	Property 22	5/20/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
16.23		Property	Property 12	5/19/2017	6/1/2017	No	4/21/2017	N	NAP	NAP
17		Loan	Sheraton Garden Grove	5/8/2017	5/17/2017	No	5/9/2017	Y	5/10/2017	9.0%	No
18		Loan	Carolina Hotel Portfolio	Various	Various	No	Various	N	NAP	NAP	No
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.	5/7/2017	4/5/2017	No	4/5/2017	N	NAP	NAP
18.02		Property	Fairfield Inn Charlotte Northlake	5/5/2017	4/5/2017	No	4/5/2017	N	NAP	NAP
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area	5/8/2017	4/6/2017	No	4/6/2017	N	NAP	NAP
18.04		Property	Comfort Suites Gastonia	5/5/2017	4/5/2017	No	4/6/2017	N	NAP	NAP
18.05		Property	Fairfield Inn Myrtle Beach North	5/7/2017	4/5/2017	No	4/5/2017	N	NAP	NAP
19		Loan	Keystone 200 & 300	2/17/2017	2/3/2017	No	2/3/2017	N	NAP	NAP	No
19.01		Property	Keystone 300	2/17/2017	2/3/2017	No	2/3/2017	N	NAP	NAP
19.02		Property	Keystone 200	2/17/2017	2/3/2017	No	2/3/2017	N	NAP	NAP
20		Loan	Apex Fort Washington	1/1/2018	12/14/2016	No	12/14/2016	N	NAP	NAP	No
21		Loan	Whitehall Place Apartments	3/29/2017	4/7/2017	No	4/7/2017	N	NAP	NAP	No
22	(26)	Loan	Tenalok Portfolio	Various	Various	No	9/29/2016	Various	Various	Various	No
22.01		Property	Frayser Village	9/19/2016	9/30/2016	No	9/29/2016	Y	9/29/2016	9.0%
22.02		Property	Bartlesville Plaza	9/25/2016	9/29/2016	No	9/29/2016	N	NAP	NAP
22.03		Property	Three Notch Plaza	9/22/2016	9/29/2016	No	9/29/2016	N	NAP	NAP
22.04		Property	Frayser Center	9/19/2016	9/29/2016	No	9/29/2016	Y	9/29/2016	10.0%
23	(26)	Loan	IC Leased Fee Hotel Portfolio	Various	4/4/2017	No	Various	N	NAP	NAP	No
23.01		Property	Radisson Paper Valley	3/27/2017	4/4/2017	No	4/4/2017	N	NAP	NAP
23.02		Property	City Place Downtown St. Louis	3/28/2017	4/4/2017	No	4/4/2017	N	NAP	NAP
23.03		Property	Radisson Albany	3/22/2017	4/4/2017	No	4/4/2017	N	NAP	NAP
23.04		Property	Radisson Cromwell	3/23/2017	4/4/2017	No	4/4/2017	N	NAP	NAP
23.05		Property	Radisson Cheyenne	4/4/2017	4/4/2017	No	4/4/2017	N	NAP	NAP
23.06		Property	Radisson High Point	3/31/2017	4/4/2017	No	4/6/2017	N	NAP	NAP
23.07		Property	Radisson Billings	4/5/2017	4/4/2017	No	4/4/2017	N	NAP	NAP
24		Loan	Comfort Suites Arlington	6/23/2017	7/11/2017	No	7/12/2017	N	NAP	NAP	No
25	(26)	Loan	Central Avenue Hotels	12/20/2016	Various	No	Various	N	NAP	NAP	No
25.01		Property	La Quinta Inn & Suites	12/20/2016	1/23/2017	No	1/23/2017	N	NAP	NAP
25.02		Property	Country Inn & Suites	12/20/2016	1/24/2017	No	1/24/2017	N	NAP	NAP
25.03		Property	Quality Inn & Suites	12/20/2016	1/20/2017	No	1/20/2017	N	NAP	NAP
25.04		Property	Econo Lodge Inn & Suites	12/20/2016	1/19/2017	No	1/19/2017	N	NAP	NAP
26		Loan	Springhill Suites - Vero Beach FL	8/1/2017	8/11/2017	No	8/11/2017	N	NAP	NAP	No
27		Loan	Quality Inn Biloxi	5/11/2017	6/20/2017	No	6/20/2017	N	NAP	NAP	No
28		Loan	Aston Plaza	6/28/2017	7/10/2017	Yes	7/10/2017	N	NAP	NAP	No
29		Loan	AT&T Lincolnwood	6/30/2017	7/7/2017	No	7/7/2017	N	NAP	NAP	No
30		Loan	Petco Bloomingdale	7/27/2016	8/4/2016	No	8/4/2016	N	NAP	NAP	No
31		Loan	Panera Bread Schererville	7/1/2017	7/7/2017	No	7/7/2017	N	NAP	NAP	No

A-1-14

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				ADDITIONAL PERMITTED DEBT(25)	TOTAL MORTGAGE DEBT INFORMATION
Loan ID	Footnotes	Property Flag	Deal Name	Additional Future Debt Permitted Description	Cut-off Date Pari Passu Mortgage Debt Balance
1		Loan	Park Center Phase I	NAP	$158,000,000
2		Loan	Westin Building Exchange	NAP	$135,000,000
3		Loan	Two Independence Square	NAP	$164,000,000
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	NAP	$1,080,000,000
5		Loan	The Boulders Resort & Spa	NAP	$73,000,000
6	(26)	Loan	Hilton Glendale	NAP	NAP
7		Loan	85 Broad Street	Mezzanine debt permitted subject to the following conditions, among others, (i) LTV equal to or less than 55.0%; (ii) DSCR equal to or greater than 1.75x; (iii) DY equal to or greater than 6.6%; (iv) Intercreditor agreement; and (v) Rating Agency Confirmation	$169,000,000
8		Loan	Allergan HQ	NAP	NAP
9		Loan	JW Marriott Chicago	NAP	$79,300,000
10		Loan	300 Montgomery	Future mezzanine debt permitted subject to: (i) no event of default; (ii) maximum combined LTV of 80.0%; (iii) minimum combined Underwritten Debt Service Coverage Ratio of 1.50x; (iv) Intercreditor Agreement required; and (v) Rating Agency confirmation	$66,000,000
11	(26)	Loan	Center 78	NAP	$63,863,277
12		Loan	The Manhattan	NAP	NAP
13	(26)	Loan	West Town Mall	Subject to Lender’s approval, Borrower shall be permitted to enter into a PACE Loan for an amount not to exceed $5,000,000.00	$123,900,000
14		Loan	Wal-Mart Central	NAP	NAP
15	(26)	Loan	Acropolis Garden	NAP	$45,000,000
16	(26)	Loan	Bob Evans	NAP	NAP
16.01		Property	Property 6
16.02		Property	Property 8
16.03		Property	Property 9
16.04		Property	Property 2
16.05		Property	Property 10
16.06		Property	Property 15
16.07		Property	Property 13
16.08		Property	Property 5
16.09		Property	Property 1
16.10		Property	Property 4
16.11		Property	Property 11
16.12		Property	Property 20
16.13		Property	Property 14
16.14		Property	Property 7
16.15		Property	Property 21
16.16		Property	Property 3
16.17		Property	Property 16
16.18		Property	Property 18
16.19		Property	Property 23
16.20		Property	Property 19
16.21		Property	Property 17
16.22		Property	Property 22
16.23		Property	Property 12
17		Loan	Sheraton Garden Grove	NAP	NAP
18		Loan	Carolina Hotel Portfolio	NAP	$36,500,000
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.
18.02		Property	Fairfield Inn Charlotte Northlake
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area
18.04		Property	Comfort Suites Gastonia
18.05		Property	Fairfield Inn Myrtle Beach North
19		Loan	Keystone 200 & 300	NAP	NAP
19.01		Property	Keystone 300
19.02		Property	Keystone 200
20		Loan	Apex Fort Washington	NAP	$54,500,000
21		Loan	Whitehall Place Apartments	NAP	NAP
22	(26)	Loan	Tenalok Portfolio	NAP	NAP
22.01		Property	Frayser Village
22.02		Property	Bartlesville Plaza
22.03		Property	Three Notch Plaza
22.04		Property	Frayser Center
23	(26)	Loan	IC Leased Fee Hotel Portfolio	NAP	$62,465,000
23.01		Property	Radisson Paper Valley
23.02		Property	City Place Downtown St. Louis
23.03		Property	Radisson Albany
23.04		Property	Radisson Cromwell
23.05		Property	Radisson Cheyenne
23.06		Property	Radisson High Point
23.07		Property	Radisson Billings
24		Loan	Comfort Suites Arlington	NAP	NAP
25	(26)	Loan	Central Avenue Hotels	NAP	NAP
25.01		Property	La Quinta Inn & Suites
25.02		Property	Country Inn & Suites
25.03		Property	Quality Inn & Suites
25.04		Property	Econo Lodge Inn & Suites
26		Loan	Springhill Suites - Vero Beach FL	NAP	NAP
27		Loan	Quality Inn Biloxi	NAP	NAP
28		Loan	Aston Plaza	NAP	NAP
29		Loan	AT&T Lincolnwood	NAP	NAP
30		Loan	Petco Bloomingdale	NAP	NAP
31		Loan	Panera Bread Schererville	NAP	NAP

A-1-15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				TOTAL MORTGAGE DEBT INFORMATION				TOTAL DEBT INFORMATION
Loan ID	Footnotes	Property Flag	Deal Name	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
1		Loan	Park Center Phase I		51.4%	3.17x	10.8%		51.4%	3.17x	10.8%
2		Loan	Westin Building Exchange		26.6%	7.20x	24.7%		26.6%	7.20x	24.7%
3		Loan	Two Independence Square	$61,700,000	60.2%	2.76x	9.1%		60.2%	2.76x	9.1%
3 - CS			Two Independence Square - CS
3 - NXS			Two Independence Square - Natixis
4	(26)	Loan	245 Park Avenue	$120,000,000	80.0%	1.42x	6.5%	$568,000,000	80.0%	1.42x	6.5%
5		Loan	The Boulders Resort & Spa		56.0%	1.61x	13.2%		56.0%	1.61x	13.2%
6	(26)	Loan	Hilton Glendale		70.4%	1.54x	12.2%	$5,244,895	70.4%	1.54x	12.2%
7		Loan	85 Broad Street	$189,600,000	55.0%	1.75x	7.2%		55.0%	1.75x	7.2%
8		Loan	Allergan HQ	$50,000,000	66.9%	1.01x	7.6%	$20,000,000	66.9%	1.01x	7.6%
9		Loan	JW Marriott Chicago	$124,200,000	72.9%	1.26x	7.9%	$66,500,000	72.9%	1.26x	7.9%
10		Loan	300 Montgomery		55.2%	2.56x	9.6%		55.2%	2.56x	9.6%
11	(26)	Loan	Center 78	$4,936,723	85.1%	1.08x	7.9%	$11,900,000	85.1%	1.08x	7.9%
12		Loan	The Manhattan		62.4%	1.75x	8.2%		62.4%	1.75x	8.2%
13	(26)	Loan	West Town Mall	$86,100,000	56.0%	1.67x	10.8%		56.0%	1.67x	10.8%
14		Loan	Wal-Mart Central		74.3%	1.52x	9.9%		74.3%	1.52x	9.9%
15	(26)	Loan	Acropolis Garden	$1	25.4%	5.31x	20.4%		25.4%	5.31x	20.4%
16	(26)	Loan	Bob Evans		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.01		Property	Property 6		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.02		Property	Property 8		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.03		Property	Property 9		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.04		Property	Property 2		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.05		Property	Property 10		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.06		Property	Property 15		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.07		Property	Property 13		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.08		Property	Property 5		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.09		Property	Property 1		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.10		Property	Property 4		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.11		Property	Property 11		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.12		Property	Property 20		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.13		Property	Property 14		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.14		Property	Property 7		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.15		Property	Property 21		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.16		Property	Property 3		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.17		Property	Property 16		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.18		Property	Property 18		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.19		Property	Property 23		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.20		Property	Property 19		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.21		Property	Property 17		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.22		Property	Property 22		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
16.23		Property	Property 12		49.5%	2.12x	13.1%		49.5%	2.12x	13.1%
17		Loan	Sheraton Garden Grove		54.6%	1.61x	12.5%		54.6%	1.61x	12.5%
18		Loan	Carolina Hotel Portfolio	$8,230,000	80.8%	1.36x	12.7%		80.8%	1.36x	12.7%
18.01		Property	Holiday Inn Express & Suites Wilmington-University Ctr.		80.8%	1.36x	12.7%		80.8%	1.36x	12.7%
18.02		Property	Fairfield Inn Charlotte Northlake		80.8%	1.36x	12.7%		80.8%	1.36x	12.7%
18.03		Property	Holiday Inn Express & Suites Goldsboro Base Area		80.8%	1.36x	12.7%		80.8%	1.36x	12.7%
18.04		Property	Comfort Suites Gastonia		80.8%	1.36x	12.7%		80.8%	1.36x	12.7%
18.05		Property	Fairfield Inn Myrtle Beach North		80.8%	1.36x	12.7%		80.8%	1.36x	12.7%
19		Loan	Keystone 200 & 300		60.6%	1.77x	13.0%		60.6%	1.77x	13.0%
19.01		Property	Keystone 300		60.6%	1.77x	13.0%		60.6%	1.77x	13.0%
19.02		Property	Keystone 200		60.6%	1.77x	13.0%		60.6%	1.77x	13.0%
20		Loan	Apex Fort Washington		64.4%	1.41x	10.6%		64.4%	1.41x	10.6%
21		Loan	Whitehall Place Apartments		54.5%	1.46x	11.4%		54.5%	1.46x	11.4%
22	(26)	Loan	Tenalok Portfolio		65.5%	1.20x	10.4%	$4,948,245	65.5%	1.20x	10.4%
22.01		Property	Frayser Village		65.5%	1.20x	10.4%		65.5%	1.20x	10.4%
22.02		Property	Bartlesville Plaza		65.5%	1.20x	10.4%		65.5%	1.20x	10.4%
22.03		Property	Three Notch Plaza		65.5%	1.20x	10.4%		65.5%	1.20x	10.4%
22.04		Property	Frayser Center		65.5%	1.20x	10.4%		65.5%	1.20x	10.4%
23	(26)	Loan	IC Leased Fee Hotel Portfolio		73.2%	1.67x	8.5%		73.2%	1.67x	8.5%
23.01		Property	Radisson Paper Valley		73.2%	1.67x	8.5%		73.2%	1.67x	8.5%
23.02		Property	City Place Downtown St. Louis		73.2%	1.67x	8.5%		73.2%	1.67x	8.5%
23.03		Property	Radisson Albany		73.2%	1.67x	8.5%		73.2%	1.67x	8.5%
23.04		Property	Radisson Cromwell		73.2%	1.67x	8.5%		73.2%	1.67x	8.5%
23.05		Property	Radisson Cheyenne		73.2%	1.67x	8.5%		73.2%	1.67x	8.5%
23.06		Property	Radisson High Point		73.2%	1.67x	8.5%		73.2%	1.67x	8.5%
23.07		Property	Radisson Billings		73.2%	1.67x	8.5%		73.2%	1.67x	8.5%
24		Loan	Comfort Suites Arlington		65.2%	1.78x	12.8%		65.2%	1.78x	12.8%
25	(26)	Loan	Central Avenue Hotels		52.6%	1.69x	14.6%		52.6%	1.69x	14.6%
25.01		Property	La Quinta Inn & Suites		52.6%	1.69x	14.6%		52.6%	1.69x	14.6%
25.02		Property	Country Inn & Suites		52.6%	1.69x	14.6%		52.6%	1.69x	14.6%
25.03		Property	Quality Inn & Suites		52.6%	1.69x	14.6%		52.6%	1.69x	14.6%
25.04		Property	Econo Lodge Inn & Suites		52.6%	1.69x	14.6%		52.6%	1.69x	14.6%
26		Loan	Springhill Suites - Vero Beach FL		62.0%	1.67x	13.2%		62.0%	1.67x	13.2%
27		Loan	Quality Inn Biloxi		54.5%	1.72x	14.6%		54.5%	1.72x	14.6%
28		Loan	Aston Plaza		46.4%	2.57x	17.4%		46.4%	2.57x	17.4%
29		Loan	AT&T Lincolnwood		62.6%	1.44x	9.2%		62.6%	1.44x	9.2%
30		Loan	Petco Bloomingdale		48.9%	1.83x	12.0%		48.9%	1.83x	12.0%
31		Loan	Panera Bread Schererville		51.4%	1.57x	10.0%		51.4%	1.57x	10.0%

A-1-16

CSAIL 2017-CX9
FOOTNOTES TO ANNEX A-1

(1)	“Column” denotes Column Financial, Inc. as Mortgage Loan Seller, “BSP” denotes Benefit Street Partners CRE Finance LLC as Mortgage Loan Seller, “Natixis” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller.

With regards to Loan No. 3, Two Independence Square, the Two Independence Square Whole Loan (as defined below) was originated by Column and is expected to be sold into the CSAIL 2017-CX9 securitization trust by Column and Natixis.

(2)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(3)	With regards to Loan No. 1, Park Center Phase I, the mortgage loan is part of a $158.0 million whole loan (the “Park Center Phase I Whole Loan”), which is comprised of two pari passu component notes (Note A-1 and Note A-2). Note A-1 (the “Park Center Phase I Loan”), which has an outstanding principal balance as of the cut-off date of approximately $80.0 million, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2 has an outstanding principal balance as of the cut-off date of approximately $78.0 million and is held by Column. All loan level metrics are based on the Park Center Phase I Whole Loan balance.

With regards to Loan No. 2, Westin Building Exchange, the mortgage loan is part of a $135.0 million whole loan (the “Westin Building Exchange Whole Loan”), which is comprised of two pari passu component notes (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the cut-off date of approximately $67.5 million and is held by Wells Fargo Bank, National Association. Note A-2 (the “Westin Building Exchange Loan”), which has an outstanding principal balance as of the cut-off date of approximately $67.5 million, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust.

With regards to Loan No. 3, Two Independence Square, the mortgage loan is part of a $225.7 million whole loan (the “Two Independence Square Whole Loan”), which is comprised of four pari passu component notes (Note A-1, Note A-2, Note A-3-A, and Note A-3-B) and one subordinate companion loan (Note B). Note A-2 and Note A-3-B (collectively, the “Two Independence Square Loan”), which have an aggregate outstanding principal balance as of the cut-off date of approximately $55.0 million, are expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-1 and Note B have an aggregate outstanding principal balance as of the cut-off date of approximately $125.7 million and were contributed to the CSMC 2017-MOON Commercial Mortgage Trust. Note A-3-A has an outstanding principal balance as of the cut-off date of approximately $45.0 million and was contributed to WFCM 2017-C39 Commercial Mortgage Trust. All loan level metrics are based on the $164.0 million senior portion of the Two Independence Square Whole Loan.

With regards to Loan No. 4, 245 Park Avenue, the mortgage loan is part of a $1.2 billion whole loan (the “245 Park Avenue Whole Loan”), which is comprised of 23 pari passu component notes (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, Note A-2-A-1, Note A-2-A-2, Note A-2-A-3, Note A-2-A-4, Note A-2-B-1, Note A-2-B-2-A, Note A-2-B-2-B , Note A-2-B-3-A, Note A-2-B-3-B, Note A-2-B-3-C, Note A-2-C-1-A, Note A-2-C-1-B, Note A-2-C-2, Note A-2-D-1, Note A-2-D-2, Note A-2-D-3, Note A-2-E-1 and Note A-2-E-2) and five subordinate companion loans (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5). Note A-2-B-2-A and Note A-2-B-3-B (the “245 Park Avenue Loan”), which have an aggregate outstanding principal balance as of the cut-off date of $54.0 million, are expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5 have an aggregate outstanding principal balance as of the cut-off date of $500.0 million and were contributed to the 245 Park Avenue Trust 2017-245P. Note A-2-A-1 has an outstanding principal balance as of the cut-off date of $98.0 million and was contributed to the JPMCC 2017-JP6 Commercial Mortgage Trust. Note A-2-A-2 and Note A-2-C-1-A have an aggregate outstanding principal balance as of the cut-off date of $93.75 million and were contributed to the DBJPM 2017-C6 Commercial Mortgage Trust. Note A-2-E-1 has an outstanding principal balance as of the cut-off date of $55.0 million and was contributed to the WFCM 2017-C38 Commercial Mortgage Trust. Note A-2-B-3-A has an outstanding principal balance as of the cut-off date of $45.0 million and was contributed to the WFCM 2017-C39 Commercial Mortgage Trust. Note A-2-B-1 has an outstanding principal balance as of the cut-off date of $80.0 million and was contributed to the CSAIL 2017-C8 Commercial Mortgage Trust. Note A-2-D-1 has an outstanding principal balance as of the cut-off date of $32.0 million and was contributed to the UBS 2017-C2 Commercial Mortgage Trust. Note A-2-D-2 and Note A-2-D-3 have an aggregate outstanding principal balance as of the cut-off

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date of $38.0 million and were contributed to the UBS 2017-C3 Commercial Mortgage Trust. Note A-2-A-3 has an outstanding principal balance as of the cut-off date of $75.0 million and was contributed to the JPMCC 2017-JP7 Commercial Mortgage Trust. Note A-2-A-4, Note A-2-B-2-B, Note A-2-B-3-C, Note A-2-C-1-B, Note A-2-C-2, and Note A-2-E-2 have an aggregate outstanding principal balance as of cut-off date of $129.25 million and are held by JPMorgan Chase Bank, National Association, Natixis, Deutsche Bank AG, New York Branch and Barclays Bank PLC. All loan level metrics are based on the $1.08 billion senior portion of the 245 Park Avenue Whole Loan.

With regards to Loan No. 5, The Boulders Resort & Spa, the mortgage loan is part of a $73.0 million whole loan (the “The Boulders Resort & Spa Whole Loan”), which is comprised of two pari passu component notes (Note A-1, Note A-2). Note A-1, which has an outstanding principal balance as of the cut-off date of approximately $50.0 million, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2 has an outstanding principal balance as of the cut-off date of approximately $23.0 million and is currently being held by Column Financial, Inc. All loan level metrics are based on The Boulders Resort & Spa Whole Loan balance.

With regards to Loan No. 7, 85 Broad Street, the mortgage loan is part of a $358.6 million whole loan (the “85 Broad Street Whole Loan”), which is comprised of four pari passu component notes (Note A-A-1, Note A-A-2, Note A-A-3 and Note A-A-4) and three subordinate companion loans (Note A-B, Note B-A and Note B-B). Note A-A-3 (the “85 Broad Street Loan”), which has an outstanding balance as of the cut-off date of approximately $45.0 million, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-A-1 and Note A-A-2 have an aggregate outstanding principal balance as of the cut-off date of approximately $90.0 million and were contributed to the CSAIL 2017-C8 Commercial Mortgage Trust. Note A-B has an outstanding principal balance as of the cut-off date of approximately $72.0 million, which was contributed to CSAIL 2017-C8 Commercial Mortgage Trust, as the collateral for the non-pooled loan specific certificates. Note A-A-4 has an outstanding principal balance as of the cut-off date of approximately $34.0 million and was contributed to the UBS 2017-C2 Commercial Mortgage Trust. Note B-A and Note B-B, which have an aggregate outstanding principal balance as of the cut-off date of approximately $117.6 million, were sold to the unaffiliated third party investors. All loan level metrics are based on the $169.0 million senior portion of the 85 Broad Street Whole Loan.

With regards to Loan No. 8, Allergan HQ, the mortgage loan is part of an approximately $95.0 million whole loan (the “Allergan HQ Whole Loan”), which is comprised of one senior note and one subordinate note. The senior note, which has an outstanding principal balance as of the cut-off date of $45.0 million, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. The subordinate note, which has an outstanding principal balance as of cut-off date of approximately $50.0 million, was sold to unaffiliated third party investors. All loan level metrics are based on the $45.0 million senior note of the Allergan HQ Whole Loan balance.

With regards to Loan No. 9, JW Marriott Chicago, the mortgage loan is part of an approximately $203.5 million whole loan (the “JW Marriott Whole Loan”), which is comprised of three pari passu component notes (Note A-1, Note A-2 and Note A-3) and three subordinate companion loans (Note B-1-A, Note B-1-B and Note B-2). Note A-1 (the “JW Marriott Chicago Loan”), which has an outstanding principal balance as of the cut-off date of approximately $40.0 million, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of cut-off date of approximately $28.5 million, was contributed to the UBS 2017-C3 Commercial Mortgage Trust. Note A-3, which has an outstanding principal balance as of cut-off of approximately $10.8 million, is held by Natixis. Note B-1-A, Note B-1-B and Note B-2 were sold to unaffiliated third party investors. All loan level metrics are based on the $79.3 million senior portion of the JW Marriott Chicago Whole Loan balance.

With regards to Loan No. 10, 300 Montgomery, the mortgage loan is part of an approximately $66.0 million whole loan (the “300 Montgomery Whole Loan”), which is comprised of two pari passu component notes (Note A-1 and Note A-2). Note A-1 (the “300 Montgomery Loan”), which has an outstanding principal balance as-of cut-off date of approximately $36.0 million, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of cut-off date of approximately $30.0 million, is held by Natixis. All loan level metrics are based on the $66.0 million 300 Montgomery Whole Loan.

With regards to Loan No. 11, Center 78, the mortgage loan is part of an approximately $68.8 million whole loan (the “Center 78 Whole Loan”), which is comprised of two pari passu component notes (Note A-1 and Note A-2) and one subordinate companion loan (Note B). Note A-1 (the “Center 78 Loan”), which has an outstanding principal balance as of the cut-off date of $35,863,277, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of cut-off date of approximately $28.0 million, was contributed to the UBS 2017-C3 Commercial Mortgage Trust. Note B, which has an outstanding principal balance

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as of the cut-off date of $4,936,723, is held by Natixis and is expected to be sold to an unaffiliated third party investor. All loan level metrics are based on the $63,863,277 senior portion of the Center 78 Whole Loan.

With regards to Loan No. 13, West Town Mall, the mortgage loan is part of a $123.9 million whole loan (the “West Town Mall Whole Loan”), which is comprised of four pari passu component notes (Note A-1-A, Note A-1-B, Note A-2-A, and Note A-2-B) and two subordinate companion loans (Note B-1 and Note B-2). Note A-2-B (the “West Town Mall Loan”), which has an outstanding principal balance as of the cut-off date of approximately $30.0 million, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2-A has an outstanding principal balance as of the cut-off date of approximately $30.0 million and was contributed to JPMCC 2017-JP7 Commercial Mortgage Trust. Note A-1-A, Note A-1-B, Note B-1 and Note B-2 have an aggregate outstanding principal balance as of the cut-off date of approximately $150.0 million and were contributed to WTOWN 2017-KNOX Commercial Mortgage Trust. All loan level metrics are based on the $123.9 million senior portion of the West Town Mall Whole Loan.

With regards to Loan No. 15, Acropolis Garden, the mortgage loan is part of an approximately $45.0 million whole loan (the “Acropolis Garden Whole Loan”), which is comprised of two pari passu component notes (Note A-1 and Note A-2). Note A-1 (the “Acropolis Garden Loan”), which has an outstanding principal balance as of the cut-off date of approximately $25.0 million, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of cut-off date of approximately $20.0 million, was contributed to the CSAIL 2017-C8 Commercial Mortgage Trust. All loan level metrics are based on the Acropolis Garden Whole Loan balance.

With respect to Loan No. 18, Carolina Hotel Portfolio, the mortgage loan is part of a $36.5 million whole loan (the “Carolina Hotel Portfolio Whole Loan”) that is comprised of two pari passu component notes (Note A-1 and Note A-2). The controlling Note A-1, with an outstanding principal balance of $20.0 million as of the cut-off date, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. The non-controlling Note A-2, with an outstanding principal balance as of $16.5 million as of the cut-off date, was contributed to the JPMCC 2017-JP7 Commercial Mortgage Securities Trust 2017-JP7. All loan level metrics are based on the Carolina Hotel Portfolio Whole Loan balance.

With respect to Loan No. 18, Carolina Hotel Portfolio, NCSC Hospitality Portfolio LLC, the sole member of the related borrowers, has issued $8,230,000 of preferred equity to affiliates of Keystone National Group, LLC with a preferred return of 12.5%. The preferred equity interest is redeemable by NCSC Hospitality Portfolio LLC on or after January 1, 2022 with the consent of the lender, and, if not voluntarily redeemed prior to July 7, 2024 (which date is after maturity of the mortgage loan) the preferred equity interest is mandatorily redeemable at the election of the preferred equity holder via exercise of a put option. Additionally, upon occurrence of a trigger event, as outlined in the loan documents, preferred distribution will increase to 18.0% before July 1, 2024 and on or after July 1, 2024, it will increase to 21.0%.

With respect to Loan No. 20, Apex Fort Washington, the mortgage loan is part of a $54.5 million whole loan (the “Apex Fort Washington Whole Loan”) which is comprised of three pari passu component notes (Note A-1, Note A-2 and Note A-3). The controlling Note A-2, with an outstanding principal balance of $16.75 million as of the cut-off date, is expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-1, with an outstanding principal balance of $21.0 million as of the cut-off date, was contributed to the JPMCC Commercial Mortgage Securities Trust 2017-JP6. Note A-3, with an outstanding principal balance of $16.75 million as of the cut-off date, was contributed to the JPMCC Commercial Mortgage Securities Trust 2017-JP7 Trust. All loan level metrics are based on the Apex Fort Washington Whole Loan balance.

With regards to Loan No. 23, IC Leased Fee Hotel Portfolio, the mortgage loan is part of an approximately $62.465 million whole loan (the “IC Leased Fee Hotel Portfolio Whole Loan”), which is comprised of four pari passu component notes (Note A-1, Note A-2, Note A-3 and Note A-4). Note A-2 and Note A-3 (collectively, the “IC Leased Fee Hotel Portfolio Loan”), which have an aggregate outstanding principal balance as of the cut-off date of approximately $11.465 million, are expected to be contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-1 has an outstanding principal balance as of cut-off date of approximately $24.0 million and was contributed to the UBS 2017-C2 Commercial Mortgage Trust. Note A-4 has an outstanding principal balance as of cut-off date of approximately $27.0 million and was contributed to the UBS 2017-C3 Commercial Mortgage Trust. All loan level metrics are based on the IC Leased Fee Hotel Portfolio Whole Loan balance.

(4)	In certain cases, the principal / carveout guarantor name was shortened for spacing purposes.

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(5)	5. With regards to Loan No. 13, West Town Mall, the Mortgaged Property is subject to a ground lease executed April 1, 1992 (the “Commencement Date”) that has an expiration date on April 30, 2042. During the lease term, the annual rental to be paid by the lessee to the lessor for the property shall be the sum of $3,000 per annum and the pro rata share of lessor’s receipted real estate tax bill which shall be equal to the product obtained by multiplying the amount of taxes of the lessor’s site attributable solely to land by a fraction, the numerator of which shall be the acreage of lessee’s site and the denominator of which shall be the total acreage of lessor’s site. The $3,000 shall be payable without demand in 12 equal successive monthly installments of $250 per month on or before the 15th day of each month in advance, beginning on the first day of the lease term.

With respect to Loan No. 19, Keystone 200 & 300, the borrower has a leasehold interest in both Keystone 200 and Keystone 300. The two ground leases commenced on March 6, 2017 and are subject to 99-year terms, each expiring on March 5, 2116. For the first year, the combined ground rent on the two ground leases will be $655,000. From years two through thirty-five, the annual rent will increase 2.9% over the previous year. From year thirty-six through the end of the ground lease, the annual rent will increase 1.5% over the previous year.

With regards to Loan No. 23, IC Leased Fee Hotel Portfolio, the whole loan is secured by the leased fee interest under seven hotels totaling 2,139,703 SF, and each is encumbered by a ground lease between the related borrower, as the ground lessor, and the related ground tenant. The borrowers are affiliates of the ground tenants. The improvements are not collateral for the mortgage loan other than the borrowers’ reversionary interest therein.

(6)	With regards to Loan No. 1, Park Center Phase I, the 2nd Largest Tenant, Del Frisco’s, has not taken occupancy of approximately 10,090 SF of its space and is not currently paying its base rent. It is expected to take occupancy on June 1, 2018.

With regards to Loan No. 4, 245 Park Avenue, the tenants identified as HNA Capital USA LLC (an affiliate of the loan sponsor) and MIO Partners, together, accounting for approximately 2.7% of the remeasured net rentable area, have executed leases but have not yet taken occupancy.

With regards to Loan No. 7, 85 Broad Street, the 4th Largest Tenant, Vox Media, has rent abatement on its occupied space ending in January 2018, and a free rent reserve in an amount of $265,310 was reserved at the origination of the mortgage loan.

With regards to Loan No. 8, Allergan HQ, the Largest Tenant, Allergan, has free rent on its space ending in June 2018, and a free rent reserve in an amount of $14,176,409 was reserved at the origination of the mortgage loan.

With regards to Loan No. 12, The Manhattan, the 4th Largest Tenant, Compass Rose (Maydan), has free rent on its space ending in January 2018, and a free rent reserve in an amount of $75,590 was reserved at the origination of the mortgage loan. The 5th Largest Tenant, Downtown Fitness (Mint), has free rent on its space ending in November 2017, and a free rent reserve in an amount of $46,620 was reserved at the origination of the mortgage loan. The tenant identified as Ivy Wild Beauty, accounting for approximately of 0.9% the net rentable area, has free rent on its space ending in April 2018, and a free rent reserve in an amount of $29,400 was reserved at the origination of the mortgage loan.

With regards to Loan No. 13, West Town Mall, the 4th Largest Tenant, Shoe Dept. Encore, has not taken occupancy of approximately 12,081 SF of its space and is not currently paying the base rent.

With regards to Loan No. 14, Wal-Mart Central, The tenant identified as Rock-N-Fire, accounting for approximately of 2.2% the net rentable area, has free rent on its space ending in December 2017, and a free rent reserve in an amount of $30,640 was reserved at the origination of the mortgage loan.

With respect to Loan No. 20, Apex Fort Washington, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) includes two tenants, Citizens Bank of Pennsylvania (37,860 SF) and Connexin Software, Inc. (3,028 SF of existing space and 18,473 SF of expansion space) that have signed leases but have not yet taken occupancy or commenced paying rent. Citizens Bank of Pennsylvania is currently in occupancy and is required to commence paying rent in February 2018, Connexin Software, Inc. (i) as to its existing space is in occupancy and is required to commence paying rent in October 2017 and (ii) as to its expansion space, is expected to take occupancy in March 2018 and is required to commence paying rent in October 2018. Additionally, AstraZeneca Pharmaceuticals executed a sublease on its space to Softerware, Inc. on June 19, 2017. The sublease runs through August 2024. Two tenants, Veeva Systems Inc and Kellogg Sales Company have executed new leases at the property but have not taken occupancy or paying rent. Veeva Systems Inc executed a 91-month lease for 13,279 SF with estimated

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commencement of August 1, 2017 and one 7-year extension and Kellogg Sales Company executed a 75-month lease for 8,527 SF with estimated commencement of November 1, 2017 and one 7-year extension. Including these two leases, occupancy at the Apex Fort Washington property rises to 97.6%.

(7)	With regards to Loan No. 8, Allergan HQ, the Appraisal Value represents the “Prospective Market Value As Stabilized” appraised value of $172.0 million, which includes the conditions that the proposed tenant improvements are constructed in a timely and workmanlike manner, and a new executed lease is in-place after free rent period. At the origination of the mortgage loan, a Tenant Improvement Allowance Reserve in an amount of $23,477,865 and an Allergan Free Rent Reserve in an amount of $14,176,409 were reserved. The “As-Is Market Value” is $142.0 million, and the Cut-Off Date LTV Ratio and Maturity Date LTV Ratio based on As-is Market Value are 31.7% and 31.7%, respectively.

With regards to Loan No. 12, The Manhattan, the Appraisal Value represents the “Prospective Market Value Upon Stabilization” appraised value of $52.7 million, which includes the conditions that the proposed tenant improvements are constructed in a timely and workmanlike manner, and a new executed lease is in-place after free rent period. At the origination of the mortgage loan, an Outstanding TI/LC reserve in an amount of $693,945 and a Free Rent reserve in an amount of $162,062 were reserved. The “As-Is Market Value” is $49.8 million, and the Cut-Off Date LTV Ratio and Maturity Date LTV Ratio based on As-is Market Value are 66.0% and 66.0%, respectively.

With regards to Loan No. 16, Bob Evans, the Appraised Value shown and used to calculate Cut-Off Date
LTV Ratio and Maturity Date LTV Ratio are the portfolio level appraised value. The aggregation of each individual property’s appraised value is $51.125 million. The Cut-Off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregation of each individual property’s appraised value are 46.8% and 43.0%, respectively.

With respect to Loan No. 18, Carolina Hotel Portfolio, Appraised Value ($) represents a hypothetical “As-is” appraised value of $55,350,000, which assumes the completion of the related PIP as required under each franchise agreement for each of the mortgaged properties, with the exception of the Holiday Inn Express & Suites Goldsboro Base Area property, where the individual appraised value of $10,400,000 represents the “as-is” appraised value of that mortgaged property. The borrowers have reserved the full amount of the outstanding PIP costs at origination. The “as-is” appraised value of the portfolio as of May 2017 is $50,150,000, which results in a Current LTV% and Maturity LTV% of 72.8% and 64.6%, respectively.

With respect to Loan No. 20, Apex Fort Washington, the Appraised Value ($) represents the “Prospective Value Upon Stabilization” appraised value of $84,600,000 with an anticipated date of January 1, 2018, which assumes the burn-off of approximately $4.5 million of lease-up costs (including tenant improvements, leasing commissions, free rent, rent loss and expense carry) associated with tenants already in place and which have been reserved for at loan closing and also includes the appraisal’s projections of property cash flows as of such date. At origination, the borrower was required to reserve $6,818,679 into the Upfront Other Reserve ($) for outstanding tenant improvements and leasing commissions and immediate repairs. The “as-is” value as of December 5, 2016 is $78.8 million, which results in a Current LTV% and Maturity LTV% of 69.2% and 60.3%, respectively.

With respect to Loan No, 24, Comfort Suites Arlington, the Appraised Value ($) represents the “As Is – PIP Complete” appraised value of $14,800,000 as of June 23, 2017. This value assumes the PIP reserve is fully escrowed at closing and will be available as needed, to fund the planned capital expenditures required by the franchise agreement. At closing, $1,054,791 was deposited into the PIP reserve. The PIP is to be completed in two phases, with the first phase expected to be completed by December 31, 2019 for an estimated cost of $34,032 and the second phase expected to be completed by December 31, 2021 for an estimated cost of $1,029,291. The “As-Is” appraised value as of June 23, 2017 is $13,700,000, which results in a Current LTV% and Maturity LTV% of 70.4% and 57.9% respectively.

(8)	For each mortgage loan, the excess of the related Interest Rate% over the related Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee%”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate% and (iii) 365/360.

(10)	With regards to all mortgage loans, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

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(11)	The classification of the lockbox types is described in the Free Writing Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(12)	Each letter identifies a group of related borrowers.

(13)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the interest-only period during the term of the mortgage loan.

(14)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM1” component of the prepayment provision represents greater of 1% of principal balance or yield maintenance payments.
The “O” component of the prepayment provision represents the free payments including the Maturity Date.

(15)	With regards to Loan No. 14, Wal-Mart Central, at any time from and after the start-up date, the borrower may obtain a partial release of the release parcel subject to the following conditions, among others, in the loan agreement: (i) the purchaser of the release parcel is a third party entity not affiliated with the borrower; (ii) LTV after the partial release should be lesser of (a) the LTV immediately preceding the partial release and (b) 75%; (iii) no event of default; (iv) the remaining parcel must have sufficient number of parking space; (v) borrower is required to deliver the partial release amount of the greater of $90,000 or 100% of the allocated net proceeds.

With regards to Loan No. 16, Bob Evans, (a) at any time prior to the Final Maturity Date, the borrower may obtain a partial release of (i) no more than 5 operating properties and (ii) any dark property subject to the following conditions, among others, in the loan agreement: (i) the released property is conveyed to a person other than borrower and borrower continues to be a special purpose entity; (ii) debt yield after the partial release is not less than the greater of (a) the debt yield immediately prior to the consummation of the partial release and 13.12%; (iii) LTV after the partial release is not greater than the lesser of (a) the LTV immediately prior to the partial release and (b) 49.5%; (iv) the released loan amount should be 110% of allocated loan amount for released property; (v) no event of default; (b) borrower will have the right from time to time to request the consent of Lender to a release of the lien encumbering an individual property comprising the property by substituting therefor its fee interest in another property of like kind and quality.

With respect to Loan No. 18, Carolina Hotel Portfolio, three partial releases are permitted after the lockout period. With respect to the first release, the release is subject to an amount equal to 120.0% of the allocated loan amount for the release parcel, a post-defeasance underwritten DSCR ratio not less than the greatest of (i) 1.88x, (ii) the DSCR immediately prior to the release, or (iii) DSCR at origination, and an LTV for the remaining properties no greater than least of (i) 62.0%, (ii) the LTV prior to release, and (iii) the LTV as of the closing date. With regards to the second release, the release is subject to an amount equal to 125.0% of the allocated loan amount for the release parcel, a post-defeasance underwritten DSCR ratio not less than the greatest of (i) 2.00x, (ii) DSCR immediately prior to the release, or (iii) DSCR at origination, an LTV for the remaining properties no greater than the least of (i) 60.0%, (ii) the LTV prior to release, and (iii) the LTV as of the closing date. With respect to the third release, the release is subject to an amount equal to 125.0% of the allocated loan amount for the release parcel, a post-defeasance underwritten DSCR not less than the greatest of (i) 2.20x, (ii) the DSCR immediately prior to the release, or (iii) DSCR at origination, and an LTV no greater than the least of (i) 55.0%, (ii) the LTV prior to the release date, and (iii) the LTV as of the closing date. For all releases, an amount equal to 100.0% of the net sale proceeds in connection with any sale of the release parcel will be required.

With regards to Loan No. 23, IC Leased Fee Hotel Portfolio, from and after the earlier to occur of two years after the closing date of the securitization that includes the last pari passu note to be securitized and July 18, 2021, in connection with a third party sale of any of the individual Mortgaged Properties, the related IC Leased Fee Hotel Portfolio borrower may obtain the release of such individual Mortgaged Property from the lien of the IC Leased Fee Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no event of default has occurred and is continuing, (ii) the DSCR of the remaining Mortgaged Properties following such release is no less than the greater of 1.33x and the DSCR in place immediately prior to such release, (iii) the loan-to-value ratio of the remaining Mortgaged Properties is no more than the lesser of 130.0% and the loan-to-value ratio in place immediately prior to such release, and (iv) payment of an amount equal to the greater of 100% of the allocated net proceeds for such individual Mortgaged Property and 130% of the allocated loan amount for such individual Mortgaged Property being released.

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(16)	With regards to Loan No. 1, Park Center Phase I, historical financials prior to 2017 are not available, as the property was built in 2016.

With regards to Loan No. 7, 85 Broad Street, historical financials prior to 2015 are not available, as the borrower purchased the mortgaged property in 2014.

With regards to Loan No. 8, Allergan HQ, historical financials are not available, as the borrower purchased the mortgaged property in 2013, renovated the mortgaged property and leased-up after.

With regards to Loan No. 12, The Manhattan, historical financials are not available, as the borrower acquired the mortgaged property in 1998 and leased it to a pair of charter schools until July 2014. The borrower vacated the property in 2014 and completely renovated the mortgaged property from mid-2014 to 2016 and leased-up after.

With regards to Loan No. 16, Bob Evans, historical financials are not available due to the acquisition of the asset occurring in August 2017.

With respect to Loan No. 18, Carolina Hotel Portfolio, with respect to the Holiday Inn Express & Suites Goldsboro Base Area property, 2014 financial information is not available as the property was constructed in 2014. 2015 financial information for the Holiday Inn Express & Suites Goldsboro Base Area property is based on seven months annualized.

With respect to Loan No. 20, Apex Fort Washington, the mortgaged property was acquired in January 2015 and historical financial information is not available.

With Regards to Loan No 23, IC Leased Fee Hotel Portfolio, historical financials are not available because the ground lease is structured in 2017.

With regards to Loan No. 29, AT&T Lincolnwood, historical financials are not available because the property was constructed in 2017.

With respect to Loan No. 30, Petco Bloomingdale, historical financial information is not available as the asset is an acquisition. Additionally, the sole tenant, Petco, signed a fourteen year, triple-net lease in July 2015; the structure of this lease differed from the previous lease it had been under. The loan was originated on September 29, 2016.

With respect to Loan No. 31, Panera Bread Schererville, historical financials are not available due to the acquisition of the asset occurring in August 2017.

(17)	With respect to Loan No. 20, Apex Fort Washington, the average rent over the term of the lease of the two of the tenants, Citizens Bank of Pennsylvania and Allstate Insurance Company, is included in UW Revenues ($), UW NOI ($) and UW NCF ($) due to the investment grade credit ratings of the tenants.

(18)	With regards to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(19)	In certain cases, the data for tenants occupying multiple spaces includes square footage for all leases and is presented with the expiration date of the largest square footage expiring.

(20)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 4, 245 Park Avenue, the Largest Tenant, Société Générale, subleases 36,425 contractual SF to Brunswick Group, LLC and 36,425 contractual SF to MIO Partners, Inc. The 2nd Largest Tenant, JP Morgan Chase Bank, N.A. (“JPMCB”), subleases 562,347 contractual SF to Société Générale through October 31, 2022. In addition, JPMCB also subleases 90,556 contractual SF to Houlihan Lokey Howard & Zukin Financial Advisors, Inc., 49,133 contractual SF to The Nemec Agency, Inc., 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL Partners, LLC. The square footage for JPMCB does not include the space subleased to Société Générale, and the terms shown for Société Générale are based on JPMCB’s prime lease. The 3rd Largest Tenant, Major League Baseball (the “MLB”), subleases 37,385 contractual SF to the National Bank

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of Australia, Ltd., 24,840 contractual SF to Houlihan Lokey, Inc. and 10,525 contractual SF to Anthos U.S.A., Inc. MLB has announced that it plans to vacate its space at the end of its lease term in October 2022 and that it has executed a lease at another location and intends to move in to such location in 2019. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a cash sweep event will occur.

With respect to Loan No. 4, 245 Park Avenue, the Largest Tenant, Société Générale, has the right to terminate either the highest full floor leased or the highest two full floors (if such floors are contiguous) under either the related subleased space from JPMCB or under its direct lease with the borrower on October 31, 2022, with notice by May 1, 2021.

With respect to Loan No. 7, 85 Broad Street, the 2nd Largest Tenant, Oppenheimer, has the one-time option to terminate its lease with respect to either (i) the highest full floor leased in the tower floor stack, (ii) the lowest full floor leased in the tower floor stack, or (iii) the entire demised premises, in either case, effective as of February 1, 2024, by delivering an irrevocable written notice of such election to the landlord on or before the date that is 18 months prior to the termination date, time being of the essence. Any such termination notice is required to include a statement whether such tenant is electing to terminate the lease pursuant to clause (i), (ii) or (iii) above. Simultaneously with the giving of the termination notice, Oppenheimer is required to pay to the landlord a payment equal to the unamortized value, calculated as of the date of payment of the termination payment, of the transaction costs incurred, on a PSF basis, in connection with or otherwise allocable to the terminated premises, determined by amortizing such costs on a monthly straight-line basis over the initial term of the lease for the terminated premises with interest thereon at a rate equal to 8.0% per annum.

With respect to Loan No. 7, 85 Broad Street, the 3rd Largest Tenant, Nielsen, has the one-time option to terminate the lease with respect to either (i) the highest full floor under its lease, (ii) the lowest full floor under its lease, (iii) a single full floor of the demised premises that is not contiguous to any floor of the building on which any portion of the demised premises is located or (iv) the entire demised premises then being leased. Any such termination option exercised by Nielsen will be effective on March 11, 2020, and will be exercisable by the tenant delivering an irrevocable written notice of such election to the landlord on or before the date which is 15 months prior to the termination date, time being of the essence. The termination fee will equal to the sum of (a) five, in the case of the full termination option, or three, in the case of a partial termination option, times the basic annual rent, tax payments, operating payments and cafeteria rent that were payable by such tenant with respect to the terminated premises for the month immediately preceding the month during which the termination notice was delivered, plus (b) the unamortized value, calculated as of the date of the termination notice, of the transaction costs incurred in connection with or otherwise allocable to the terminated premises, determined by amortizing such costs on a monthly straight-line basis over the initial term of the lease for the terminated premises with interest thereon at a rate equal to 7.0% per annum.

With respect to Loan No. 10, 300 Montgomery, the Largest Tenant, Ripple Labs, Inc., subleases 11,429 SF of its space to HackerOne at $73.00 PSF through the remainder of its term and subleases 3,320 SF of its space to Grovo Learning at $71.00 PSF through the remainder of its term.

With respect to Loan No. 10, 300 Montgomery, the 2nd Largest Tenant, Consulate General of Brazil, in the event that diplomatic relations between the United States and Brazil are terminated, suspended or otherwise interrupted, or the Government of Brazil closes its San Francisco Consulate (and does not re-open the Consulate) during the last four years of its lease, has the option to terminate its lease with 180 days’ prior written notice and a payment of a termination fee equal to the unamortized tenant improvement and leasing commission costs. The 3rd Largest Tenant, ELS Educational Services, Inc., has the right to terminate its lease at any time after the 84th full calendar month of the term with one-year notice and payment of a termination fee equal to four months base rent in the 10th lease year ($215,107) plus the unamortized balance of the tenant improvements, plus cost of brokerage commission, and legal fees paid in connection with negotiation and execution of lease and the initial 45-day base rent abatement.

With respect to Loan No. 14, Wal-Mart Central, the 2nd Largest Tenant, 99 Cents Only, has right to terminate its lease with six months’ notice if tenant’s sales are less than $4.5 million during the measuring period, which is defined as any consecutive 12-month period after the first day of the 25th month of the term, and payment of the unamortized portions of the leasing commission and the TI allowance. Evidence must be provided with the written notice and the termination cannot take place before the sixth anniversary of the lease, April 23, 2021 or after the seventh anniversary of the lease, April 23, 2022.

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With respect to Loan No. 19, Keystone 200 & 300, with respect to the Keystone 300 property, the 2nd Largest Tenant, K&L Gates, LLP, has the one-time right to terminate its lease by giving a written notice at least twelve months prior to the termination date of December 31, 2023, subject to a termination fee of $586,247. The 4th Largest Tenant, KOWA Research Institute, has a one-time right to terminate its lease by giving written notice at least twelve months prior to the termination date of April 30, 2019 and subject to a termination fee of $85,000.

With respect to Loan No. 20, Apex Fort Washington, the 4th Largest Tenant, AstraZeneca Pharmaceuticals, has the right to terminate its lease effective August 2021 with nine-months’ notice (November 2020) and a payment of a termination fee of $734,526. AstraZeneca Pharmaceuticals has ceased to operate at the mortgaged property, and has executed a sublease on its space to Softerware, Inc. that runs through August 2024.

With respect to Loan No. 22, Tenalok Portfolio, with respect to the Bartlesville Plaza property, the Largest Tenant, Client Logic (dba Sitel), has a one-time option to terminate its lease by providing a minimum of four months’ notice at any time between July 1, 2017 and December 31, 2017. Client Logic (dba Sitel) has notified the borrower of its intent to vacate the space in November 2017, and as such the space has been underwritten as vacant.

(21)	Represents the upfront and monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With regards to Loan No. 1, Park Center Phase I, the borrower is not required to make monthly deposits to the tax or insurance reserve account so long as a Trigger Period or Tenant Failure Event, as defined in the loan agreement, is not continuing. After the occurrence of a Trigger Period or Tenant Failure Event, borrower shall remit to lender, for deposit into the basic carrying costs escrow account, an amount equal to the sum of: (i) 1/12th of the taxes that lender reasonably estimates, based on information provided by borrower, will be payable during the next ensuing 12 months, plus; (ii) 1/12th of the insurance premiums that lender reasonably estimates, based on information provided by borrower, will be payable during the next ensuing 12 months. On each payment date during the continuance of a Trigger Period, borrower shall remit to lender, for deposit into the TI/LC Reserve Account, an amount equal to the Monthly TI/LC Amount. On each payment date during the continuance of a Trigger Period, borrower shall remit to lender, for deposit into the Capital Expenditure Reserve Account, an amount equal to the Monthly Capital Expenditure Amount.

With regards to Loan No. 2, Westin Building Exchange, during the continuance of a Cash Trap Event Period, as defined in the loan agreement, the borrower is required to deposit with the lender on each Monthly Payment Date an amount equal to 1/12th of the taxes that lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such taxes at least 10 days prior to their respective due dates. During the continuance of a Cash Trap Event Period, the borrower is required to deposit with the lender on each Monthly Payment Date an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies. The borrower is required to deposit with the lender on each Monthly Payment Date occurring during the continuance of a Cash Trap Event Period an amount equal to $6,692 for the Replacements until such point in time that the amount of Replacement Reserve Funds equals or exceeds the Replacement Reserve Cap. The borrower is required to deposit with the lender on each Monthly Payment Date occurring during the continuance of a Cash Trap Event Period the Leasing Reserve Monthly Deposit for Qualified Leasing Expenses that may be incurred following the origination date until such time that the amount of Leasing Reserve Funds equals or exceeds an amount equal to the Leasing Reserve Cap.

With regards to Loan No. 3, Two Independence Square, the borrower is required to deposit with lender upon the commencement of a Cash Sweep Period, as defined in the loan agreement, and each monthly payment date during the continuance of a Cash Sweep Period (i) 1/12th of the taxes, other charges and insurance premiums that the lender estimates will be payable during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such taxes, other charges and insurance premiums at least 30 days prior to their respective date of delinquency. During a Cash Sweep Period, the borrower is required to deposit with the lender on each payment date the sum of $75,737, which amounts will be deposited with and held by the lender for tenant improvement and leasing commission obligations incurred following the origination date.

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With respect to Loan No. 4, 245 Park Avenue, the monthly TI/LC reserve deposit amount equal to $446,775 will commence on the payment date in May 2025 and continue on each payment date thereafter. The borrower is permitted to deliver a letter of credit in accordance with the Mortgage Loan documents in lieu of any cash reserve.

With respect to Loan No. 7, 85 Broad Street, during the Cash Management Period, as defined in the loan agreement, the borrower is required to pay lender on each payment date, (i) 1/12th of the taxes that the lender estimates will be payable during the next 12 months in order to accumulate with the lender sufficient funds to pay all such taxes at least 30 days prior to the respective due dates, (ii) 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least thirty 30 days prior to the expiration of the policies, (iii) an amount initially equal to $18,636 of capital expense reserve and (iv) an amount equal to $139,768 of TI/LC reserve. The ongoing monthly insurance reserve is waived for so long as (i) no event of default has occurred and is continuing, (ii) the insurance policies maintained by the borrower covering the property comply with the terms in the related loan documents and such blanket insurance policies are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such insurance policies pursuant to the related loan documents, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 business days prior to the expiration dates of such policies.

With respect to Loan No. 9, JW Marriott Chicago, the borrower is required to deposit monthly FF&E reserve in an amount of 1/12th of 4.0% of gross revenues generated at the property for the previous calendar year upon termination of the management agreement and the failure of the borrower to enter into a replacement franchise agreement that adequately reserves for FF&E replacements.

With regards to Loan No. 13, West Town Mall, during a DSCR Trigger Period, during an Occupancy Trigger Period, as defined in the loan agreement, or at any time (i) all taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent; (ii) upon request of the lender, the borrower fails to promptly provide evidence, reasonably satisfactory to the lender that such taxes and other charges have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent; or (iii) an event of default has occurred and is otherwise continuing, the borrower is required to pay to lender on each scheduled payment date 1/12th of the taxes and other charges that lender reasonably estimates will be payable in respect of the mortgaged property during the next ensuing 12 months in order to accumulate with lender sufficient funds to pay all such taxes and other charges at least 30 days prior to their respective due dates. In the event (i) the borrower has not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy in accordance with Section 8.1 within West Town Mall loan agreement or (ii) an event of default has occurred and is otherwise continuing, the borrower is required to pay to the lender on each scheduled payment date, 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies. On each scheduled payment date during a DSCR Trigger Period, an Occupancy Trigger Period or an event of default shall have occurred and is otherwise continuing, the borrower shall deposit with the lender the amount of $12,876 of replacement reserve.

With respect to Loan No. 18, Carolina Hotel Portfolio, Monthly Other Reserve ($) with regards to the seasonality reserve, the borrower is required to deposit $33,333 in a seasonality reserve in the months of August and September of 2017. Beginning in 2018, the borrower will be required to deposit $33,333 per month in each May, June and July. The seasonality reserve is subject to a cap of $100,000. Monthly Other Reserve ($) with regards to the PIP reserve, the borrower is required to deposit all excess cash flow into the PIP Reserve upon occurrence of a Franchise Sweep Event, as outlined in the loan documents. Upon the occurrence of a franchise sweep event, the borrower will be required to escrow an amount equal to 125.0% of the sum required for any new PIP.

With respect to Loan No. 21, Whitehall Place Apartments, an ongoing capital expenditures reserve of $17,555 will be collected monthly so long as funds in such reserve are less than $500,000, and such collection will terminate when the balance of the capital expenditures reserve equals or exceeds the replacement reserve cap of $700,000. At loan origination, $17,555 was being contributed monthly to the replacement reserve.

With respect to Loan No. 23, IC Leased Fee Hotel Portfolio, upon completion of all required PIP renovations the related borrowers will be required to deposit an amount equal to $83,000 each month during the period between March and December into a seasonal reserve. Amounts in the seasonal reserve may be applied on payment dates in January and February for shortfalls between revenues and monthly debt, subaccounts and expenses.

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With respect to Loan No. 24, Comfort Suites Arlington, the ongoing monthly insurance reserve is waived so long as (i) no event of default has occurred and is continuing, (ii) all insurance policies are carried on one or more blanket policies of insurance acceptable to the lender and such blanket policy satisfies the conditions set forth in the loan documents, (iii) the lender receives satisfactory evidence that all insurance premiums have been paid in a timely fashion and (iv) the lender receives satisfactory evidence that such insurance policies are in place.

With respect to Loan No. 25, Central Avenue Hotels, the ongoing replacement reserve monthly deposit is 1/12th of 8.0% of gross rents for the immediately preceding calendar year until May 2020, inclusively. The replacement reserve monthly deposit will be adjusted to 1/12th of 4.25% of gross rents for the immediately preceding calendar year on remaining term after May 2020.

With respect to Loan No. 25, Central Avenue Hotels, the borrower has deposit $25,000 into seasonal reserve at the origination of the loan. The ongoing seasonal reserve payments will be deposited monthly according to the following schedule for the term of the loan: March - $50,000; June - $50,000; July - $50,000. The seasonal reserve is capped at $200,000 with a floor at $100,000.

With respect to Loan No. 27, Quality Inn Biloxi, the borrower has deposit $200,000 into seasonal reserve at the origination of the loan. The ongoing seasonal reserve payments will be deposited monthly according to the following schedule for the term of the loan: April - $25,000; June - $30,000; July - $55,000; August - $55,000; October - $15,000; November - $22,000. The seasonal reserve is capped at $200,000.

With respect to Loan No. 28, Aston Plaza, the ongoing monthly tax reserve is waived for as long as (i) the borrower has timely made each monthly debt service payment, (ii) the borrower has timely made each tax payment when it is due and (iii) the DSCR is equal to or greater than 1.70x. The ongoing monthly insurance reserve is waived so long as (i) the borrower has timely made each monthly debt service payment, (ii) the borrower has timely made each payment on or before each insurance payment date with regards to the insurance premiums and such premiums maintain the necessary coverage as described in the loan documents, and (iv) the DSCR is equal to or greater than 1.70x.

With respect to Loan No. 30, Petco Bloomingdale, the ongoing monthly tax reserve and the ongoing monthly insurance reserve are waived so long as (i) no event of default or cash sweep (with respect to Petco or any subsequent replacement major tenant) has occurred and is continuing, (ii) the Petco lease is in full force and effect, (iii) Petco continues to make payments and perform the obligations required under the Petco lease with respect to taxes and delivers timely evidence of the same, (iv) Petco is not bankrupt or insolvent, (v) Petco has not expressed its intention to terminate, cancel or default under the Petco lease, and with respect to the ongoing monthly tax reserve, (vi) the lender receives evidence of tax payments prior to delinquency, and with respect to the ongoing monthly insurance reserve and (vii) the lender receives evidence of payment prior to the expiration of insurance policies with respect to insurance premiums.

(22)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

(23)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(24)	With regards to Loan No. 1, Park Center Phase I, the borrower obtained environmental insurance for the property with an annual premium of $6,020.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
7	85 Broad Street	$45,000,000	5.2%	Yes	1.75x	55.0%	6.6%
10	300 Montgomery	$36,000,000	4.2%	Yes	1.50x	80.0%	NAP
13	West Town Mall	$30,000,000	3.5%	No	NAP	NAP	NAP

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(25)	Certain of the mortgage loans permit direct or indirect owners in the borrower to incur future mezzanine financing.

(26)	Other Items:

With respect to Loan No. 4, 245 Park Avenue, the Total SF/Units, Original Loan/Unit, Cut-Off Balance/Unit and Maturity Balance per Unit are based on current contractual square footage, which is 1,723,993 SF as leased. The property has a remeasured net rentable area of 1,779,515 SF in accordance with current REBNY standards, which is the basis for the square footage in future leasing.

With regards to Loan No. 6, Hilton Glendale, the loan pays based off a fixed amortization schedule for the entire term of the loan with a balloon payment of approximately $43.8 million in August 2022.

With respect to Loan No. 11, Center 78, the whole loan accrues interest at an interest rate that changes over time. The Mortgage Rate shown is the interest rate on September 9, 2017.

With respect to Loan No. 11, Center 78, the Monthly Debt Service (P&I) and Monthly Debt Service (IO) shown is calculated based on the average monthly debt service of the Center 78 Senior Loan for the 12-month period commencing September 2022 as set forth in the non-standard amortization and interest rate schedule set forth in Annex F to the Preliminary Prospectus. The Annual Debt Service (P&I) and Annual Debt Service (IO) shown is calculated based on the aggregate monthly debt service of the senior portion of the Center 78 Whole Loan for the 12-month period commencing September 2022 as set forth in the non-standard amortization and interest rate schedule set forth in Annex F to the Preliminary Prospectus.

With respect to Loan No. 11, Center 78, the Center 78 subordinate mortgage debt accrues interest at an interest rate of 10.706172% during the period from September 2017 to August 2022 and at an interest rate of 0.00% during the period from September 2022 to August 2027. The Center 78 subordinate note has a five-year initial interest-only period and amortizes based on a five-year amortization schedule after the initial interest-only period.

With respect to Loan No. 11, Center 78, the UW NOI DSCR (P&I), UW NOI DSCR (IO), UW NCF DSCR (P&I) and UW NCF DSCR (IO) shown are calculated based on the aggregate debt service for the 12-month period commencing September 2022 of the respective aggregate principal balance of the promissory notes comprising the senior portion of the Center 78 Whole Loan as set forth in the respective non-standard amortization and interest rate schedule set forth in Annex F to the Preliminary Prospectus.

With regards to Loan No. 13, West Town Mall, the loan pays based off a fixed amortization schedule for the entire term of the loan with a balloon payment of approximately $27.9 million in July 2022.

With regards to Loan No. 15, Acropolis Garden, the As-Is Appraised Value assumes the property is operated as a multifamily rental property and leased at market rent.

With regards to Loan No. 15, Acropolis Garden, current occupancy and historical occupancy are not available because the property has been operating as a cooperative.

With regards to Loan No. 15, Acropolis Garden, has been operating as a cooperative and the historical NOI reflects such operation. The Underwritten Net Operating Income and the Underwritten Net Cash Flow for the property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption, in each case, as determined by the appraiser. The rents of 54 rent stabilized units and 21 rent controlled units are assumed to remain below market. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves, as determined by the property condition report. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the property.

With regards to Loan No. 16, Bob Evans, the financials will be reported on loan level. No property level financials will be available during the term of the loan.

With respect to Loan No. 22, Tenalok Portfolio, the Monthly Debt Service (P&I) and Monthly Debt Service (IO) shown is calculated based on the monthly debt service of the Tenalok Portfolio Senior Loan as set forth in the non-standard amortization and interest rate schedule set forth in Annex F to the Preliminary Prospectus. The Annual

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Debt Service (P&I) and Annual Debt Service (IO) shown is calculated based on the aggregate monthly debt service of the Tenalok Portfolio Senior Loan as set forth in the non-standard amortization and interest rate schedule set forth in Annex F to the Preliminary Prospectus.

With regards to Loan No. 23, IC Leased Fee Hotel Portfolio, the whole loan is structured with In Place cash management. The cash management period will commence upon an event of default; a default by the borrower or ground tenant under the ground lease beyond any applicable notice or cure period; the failure by ground tenant, after the end of a calendar quarter, to maintain the ground rent coverage ratio of at least 1.15x; or if the borrower is required to deposit all excess cash to the PIP Reserve subaccount pursuant to the terms of the loan agreement which deposits are required as of the date of the loan agreement. The IC Leased Fee Hotel Portfolio Whole Loan is currently in cash management period because all excess cash is required to be deposited in to PIP Reserve subaccount.

With regards to Loan No. 23, IC Leased Fee Hotel Portfolio, the whole loan is secured by the Leased Fee interest under seven hotels totaling 2,139,703 SF, and each is encumbered by a ground lease between the related borrower, as the ground lessor, and the related ground tenant. The borrowers are affiliates of the ground tenants. The improvements are not collateral for the Mortgage Loan other than the borrowers’ reversionary interest therein.

With regards to Loan No. 23, IC Leased Fee Hotel Portfolio, with respect to the Radisson Cromwell Mortgaged Property the related ESA obtained at origination of the Mortgage Loan identified as a REC on the Radisson Cromwell Mortgaged Property the existence of a 2,000-gallon fuel oil underground storage tank and based on the presumed age of the UST recommended tightness testing. Tightness testing performed on the UST on the Radisson Cromwell Mortgaged Property indicated a potential leak is occurring in the UST. At origination of the Mortgage Loan, the borrower deposited $230,862 in an environmental reserve, an amount equal to 125% of the amount estimated by an environmental consultant to be sufficient for the removal of the UST and the related removal of the impacted soil, analysis and monitoring.

With regards to Loan No. 25, Central Avenue Hotels, the Econo Lodge Inn & Suites Mortgaged Property was flagged as Econo Lodge and the franchise agreement was terminated on August 24, 2017. After the franchise termination, the mortgaged property is expected to be re-flagged to Motel 6.

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ANNEX A-2

STRUCTURAL AND COLLATERAL TERM SHEET

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September 11, 2017

Credit Suisse Co-Lead Manager and Joint Bookrunner Natixis Co-Lead Manager and Joint Bookrunner

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Indicative Capital Structure

Publicly Offered Certificates

Class	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Available Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	$21,973,000	$21,034,000	$939,000	30.000%(6)	2.65	1 - 57	33.4%	20.7%
A-2	$233,274,000	$223,313,000	$9,961,000	30.000%(6)	4.85	57 - 60	33.4%	20.7%
A-3	$97,756,000	$93,581,000	$4,175,000	30.000%(6)	6.86	82 - 83	33.4%	20.7%
A-4	$93,339,000	$89,353,000	$3,986,000	30.000%(6)	9.40	109 - 115	33.4%	20.7%
A-5	$140,010,000	$134,031,000	$5,979,000	30.000%(6)	9.70	115 - 118	33.4%	20.7%
A-SB	$14,861,000	$14,226,000	$635,000	30.000%(6)	7.05	60 - 109	33.4%	20.7%
X-A(7)	$703,205,000	$673,174,000	$30,031,000	N/A	N/A	N/A	N/A	N/A
X-B(7)	$73,004,000	$69,886,000	$3,118,000	N/A	N/A	N/A	N/A	N/A
A-S	$101,992,000	$97,636,000	$4,356,000	18.125%	9.83	118 - 119	39.1%	17.7%
B	$42,943,000	$41,109,000	$1,834,000	13.125%	9.88	119 - 119	41.5%	16.7%
C	$30,061,000	$28,777,000	$1,284,000	9.625%	9.92	119 - 120	43.1%	16.0%

Privately Offered Certificates(8)

Class	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Available Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
D	$31,134,000	$29,804,000	$1,330,000	6.000%	9.96	120 - 120	44.9%	15.4%
X-E(7)	$18,252,000	$17,472,000	$780,000	N/A	N/A	N/A	N/A	N/A
E	$18,252,000	$17,472,000	$780,000	3.875%	9.96	120 - 120	45.9%	15.1%
F	$8,588,000	$8,221,000	$367,000	2.875%	9.96	120 - 120	46.3%	14.9%
NR	$24,693,503	$23,639,000	$1,054,503	0.000%	9.96	120 - 120	47.7%	14.5%

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	On the Closing Date, the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table under “Approximate Initial Retained Certificate Principal Balance or Notional Amount” are expected to be sold by the Underwriters and Initial Purchasers to Natixis as described in “Credit Risk Retention” in the Preliminary Prospectus relating to the Publicly Offered Certificates dated September 11, 2017 (the “Preliminary Prospectus”). Additionally, with respect to the Class E, Class F and Class NR certificates, the Approximate Initial Available Certificate Principal Balance or Notional Amount of each of the Class E, Class F and Class NR certificates is subject to change based on final pricing of all certificates and the final determination of the portion of the Class F and Class NR certificates that will be retained by the retaining third-party purchaser or its “majority-owned affiliate” as part of the retaining sponsor’s satisfaction of its U.S. risk retention requirements (such retained portion, the “HRR Certificates”). For more information regarding the methodology, key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(3)	Assumes 0% CPR / 0% CDR and a September 29, 2017 closing date. Based on “Modeling Assumptions” as described in the Preliminary Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus.

(4)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.

(7)	The notional amounts of the Class X-A, Class X-B and Class X-E certificates (collectively, the “Class X Certificates”) are defined in the Preliminary Prospectus.

(8)	The Class Z and Class R certificates are not shown above.

A-2-3

Summary of Transaction Terms

Securities:	$858,876,503 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC, as Co-Lead Managers and Joint Bookrunners.
Mortgage Loan Sellers:	Natixis Real Estate Capital LLC (“Natixis”) (49.2%), Column Financial, Inc. (“Column”) (38.8%) and Benefit Street Partners CRE Finance LLC (“BSP”) (12.0%).
Master Servicer:	KeyBank National Association (“KeyBank”).
Special Servicer:	Rialto Capital Advisors, LLC (“Rialto”).
Directing Certificateholder:	RREF III – D AIV RR, LLC or an affiliate of Rialto.
Trustee:	Wells Fargo Bank, National Association (“Wells Fargo”).
Certificate Administrator:	Wells Fargo.
Operating Advisor:	Pentalpha Surveillance LLC (“Pentalpha”).
Asset Representations Reviewer:	Pentalpha.
U.S. Credit Risk Retention:	For a discussion of the manner by which Natixis, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Risk Retention Consultation Party:	Natixis.
Closing Date:	On or about September 29, 2017.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in September 2017 (or, in the case of any mortgage loan that has its first due date in October 2017, the date that would have been its due date in September 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month.)
Distribution Date:	The 4th business day following each Determination Date, commencing in October 2017.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in October 2017.
Rated Final Distribution Date:	The Distribution Date in September 2050.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-E, Class D, Class E, Class F, Class NR and Class R certificates (the “Privately Offered Certificates”) and the Class Z certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics and BlackRock Financial Management, Inc.

A-2-4

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$858,876,504
Number of Mortgage Loans:	31
Number of Mortgaged Properties:	70
Average Cut-off Date Balance per Mortgage Loan:	$27,705,694
Weighted Average Current Mortgage Rate(2):	4.1763%
10 Largest Mortgage Loans as % of IPB:	60.5%
Weighted Average Remaining Term to Maturity(3):	97
Weighted Average Seasoning:	2
Credit Statistics
Weighted Average UW NCF DSCR(4)(5):	3.11
Weighted Average UW NOI Debt Yield(4):	14.5%
Weighted Average Cut-off Date LTV(4)(6):	47.7%
Weighted Average Maturity Date LTV(3)(4)(6):	44.9%
Other Statistics
% of Credit Assessment Mortgage Loans(7):	52.1%
% of Mortgage Loans with Additional Debt:	44.9%
% of Mortgaged Properties with Single Tenants:	10.9%
Amortization
Weighted Average Original Amortization Term(8):	350
Weighted Average Remaining Amortization Term(8):	349
% of Mortgage Loans with Interest-Only:	61.4%
% of Mortgage Loans with Amortizing Balloon:	26.2%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	9.6%
% of Mortgage Loans with IO-Balloon, ARD:	2.8%
Cash Management(9)
% of Mortgage Loans with In-Place, Hard Lockboxes:	83.1%
% of Mortgage Loans with In-Place, Soft Springing Hard Lockboxes:	7.9%
% of Mortgage Loans with Springing Lockbox:	6.2%
% of Mortgage Loans with No Lockbox:	2.9%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	65.4%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	64.2%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(10):	63.2%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(11):	49.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	The Loan No. 11 Mortgage Loan accrues interest at an interest rate that increases over time as set forth on Annex H of the Preliminary Prospectus. The Mortgage Rate shown is the interest rate on September 9, 2017.

(3)	In the case of Loan No. 16, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(4)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 9, 10, 11, 13, 15, 18, 20, and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 4, 7, 8, 9, 11, 13, and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 4, 6, 8, 9, 11, and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(5)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 6, 11, 13, 22, the loans pay according to a fixed amortization schedule.

(6)	In the case of Loan Nos. 8, 12, and 20, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as stabilized” appraised value. In the case of Loan Nos. 16, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio level appraised value. In the case of Loan No. 18 and 24, the Cut-off Date LTV and Maturity Date LTV are calculated based upon “as-complete” appraised values.

(7)	Includes loans that at least one of the NRSROs engaged by the depositor have confirmed, in the context of its inclusion in the Initial Pool Balance, have credit characteristics consistent with an investment grade credit.

(8)	Excludes twelve (12) mortgage loans that are interest-only or interest-only, ARD for the entire term.

(9)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Preliminary Prospectus.

(10)	CapEx Reserves include FF&E reserves for hospitality properties.

(11)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by industrial, office, mixed use and retail properties.

A-2-5

Collateral Characteristics

Originator	Sponsor	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Natixis(1) (2)	Natixis	15	46	$422,693,892	49.2%
Column (1)(3)(4)(5)	Column	8	8	332,888,177	38.8
BSP	BSP	8	16	103,294,435	12.0
Total:		31	70	$858,876,504	100.0%

(1)	Loan No. 3, originated by Column, represents approximately 6.4% of the IPB. Note A-3-B, representing approximately 2.9% of IPB, was acquired by Natixis from Column. Note A-2, representing approximately 3.5% of the IPB, is held by Column.

(2)	Loan No. 4, originated by Natixis, representing approximately 6.3% of IPB, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Natixis, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC.

(3)	Loan No. 2, originated by Column, representing approximately 7.9% of IPB, is part of a whole loan that was co-originated by Column and Wells Fargo Bank, National Association.

(4)	Loan No. 13, originated by Column, representing approximately 3.5% of IPB, is part of a whole loan that was co-originated by Column and JPMorgan Chase Bank, National Association.

(5)	Loan No. 26, originated by Column, representing approximately 0.9% of IPB, and was co-originated by Column and SSC MBS, LLC.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	SF/ Rooms/ Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(3)	Maturity Date LTV(3)
1	Park Center Phase I	Column	1	$80,000,000	9.3%	590,926	Office	3.17x	10.8%	51.4%	51.4%
2	Westin Building Exchange	Column	1	67,500,000	7.9	401,544	Office	7.20x	24.7%	26.6%	26.6%
3	Two Independence Square	Column / Natixis	1	55,000,000	6.4	605,897	Office	3.80x	12.5%	43.7%	43.7%
4	245 Park Avenue	Natixis	1	54,000,000	6.3	1,723,993	Office	2.73x	10.7%	48.9%	48.9%
5	The Boulders Resort & Spa	Column	1	50,000,000	5.8	160	Hotel	1.61x	13.2%	56.0%	52.0%
6	Hilton Glendale	Column	1	47,204,053	5.5	351	Hotel	1.83x	13.6%	63.4%	58.8%
7	85 Broad Street	Natixis	1	45,000,000	5.2	1,118,512	Office	4.11x	15.3%	25.9%	25.9%
8	Allergan HQ	Natixis	1	45,000,000	5.2	453,680	Office	4.45x	19.4%	26.2%	26.2%
9	JW Marriott Chicago	Natixis	1	40,000,000	4.7	610	Hotel	5.64x	26.8%	21.4%	21.4%
10	300 Montgomery	Natixis	1	36,000,000	4.2	192,574	Office	2.56x	9.6%	55.2%	55.2%
Top 3 Total/Weighted Average			3	$202,500,000	23.6%			4.68x	15.9%	41.1%	41.1%
Top 5 Total/Weighted Average			5	$306,500,000	35.7%			3.84x	14.5%	44.9%	44.2%
Top 10 Total/Weighted Average			10	$519,704,053	60.5%			3.78x	15.5%	42.2%	41.4%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 9, and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 4, 7, 8, and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 4, 6, 8, and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)	In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date LTV are calculated based upon “as stabilized” appraised value.

A-2-6

Whole Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance(1)(2)	Lead Pooling and Servicing Agreement	Master Servicer	Special Servicer
1	Park Center Phase I	$80,000,000	$78,000,000	$158,000,000	CSAIL 2017-CX9	KeyBank	Rialto
2	Westin Building Exchange	$67,500,000	$67,500,000	$135,000,000	CSAIL 2017-CX9	KeyBank	Rialto
3	Two Independence Square	$55,000,000	$109,000,000	$225,700,000	CSMC 2017-MOON	KeyBank	Aegon USA Realty Advisors, LLC
4	245 Park Avenue	$54,000,000	$1,026,000,000	$1,200,000,000	245 Park Avenue Trust 2017-245P	Wells Fargo	Aegon USA Realty Advisors, LLC
5	The Boulders Resort & Spa	$50,000,000	$23,000,000	$73,000,000	CSAIL 2017-CX9	KeyBank	Rialto
7	85 Broad Street	$45,000,000	$124,000,000	$358,600,000	CSAIL 2017-C8	Wells Fargo	Midland Loan Services
9	JW Marriott Chicago	$40,000,000	$39,300,000	$203,500,000	CSAIL 2017-CX9	KeyBank	Rialto
10	300 Montgomery	$36,000,000	$30,000,000	$66,000,000	CSAIL 2017-CX9	KeyBank	Rialto
11	Center 78	$35,863,277	$28,000,000	$68,800,000	CSAIL 2017-CX9	KeyBank	Rialto
13	West Town Mall	$30,000,000	$93,900,000	$210,000,000	WTOWN 2017-KNOX	Wells Fargo	Wells Fargo
15	Acropolis Garden	$25,000,000	$20,000,000	$45,000,000	CSAIL 2017-CX9	KeyBank	Rialto
18	Carolina Hotel Portfolio	$20,000,000	$16,500,000	$36,500,000	CSAIL 2017-CX9	KeyBank	Rialto
20	Apex Fort Washington	$16,750,000	$37,750,000	$54,500,000	CSAIL 2017-CX9	KeyBank	Rialto
23	IC Leased Fee Hotel Portfolio	$11,465,000	$51,000,000	$62,465,000	UBS 2017-C3	Midland Loan Services	Midland Loan Services

(1)	In the case of Loan Nos. 3, 4, 7, 9, 11, and 13, includes subordinate debt of one or more B notes.

(2)	In the case of Loan Nos. 4, 9, and 11, excludes one or more mezzanine loans.

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate and Mezzanine Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance(1)(2)	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
3	Two Independence Square	$55,000,000	$61,700,000	$225,700,000	3.80x	2.76x	43.7%	60.2%	12.5%	9.1%
4	245 Park Avenue	$54,000,000	$688,000,000	$1,768,000,000	2.73x	1.42x	48.9%	80.0%	10.7%	6.5%
6	Hilton Glendale	$47,204,053	$5,244,895	$52,448,947	1.83x	1.54x	63.4%	70.4%	13.6%	12.2%
7	85 Broad Street	$45,000,000	$189,600,000	$358,600,000	4.11x	1.75x	25.9%	55.0%	15.3%	7.2%
8	Allergan HQ	$45,000,000	$70,000,000	$115,000,000	4.45x	1.01x	26.2%	66.9%	19.4%	7.6%
9	JW Marriott Chicago	$40,000,000	$190,700,000	$270,000,000	5.64x	1.26x	21.4%	72.9%	26.8%	7.9%
11	Center 78	$35,863,277	$16,836,723	$80,700,000	1.86x	1.08x	67.4%	85.1%	9.9%	7.9%
13	West Town Mall	$30,000,000	$86,100,000	$210,000,000	2.40x	1.67x	33.0%	56.0%	18.2%	10.8%
18	Carolina Hotel Portfolio	$20,000,000	$8,230,000	$44,730,000	1.87x	1.36x	65.9%	80.8%	15.5%	12.7%
22	Tenalok Portfolio	$13,558,191	$4,948,245	$18,506,436	2.02x	1.20x	48.0%	65.5%	14.2%	10.4%

(1)	In the case of Loan Nos. 4, 6, 8, 9, 11, and 22, includes one or more mezzanine loans. In the case of Loan Nos. 3, 4, 7, 8, 9, 11, 13, and 18, the subordinate debt includes one or more B notes, secured debt and unsecured debt.

(2)	Includes the mortgage loan in this securitization, pari passu loans, subordinate debt and mezzanine debt.

A-2-7

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office
	CBD	4	$202,500,000	23.6%	90.6%	4.49x	16.2%	37.5%	37.5%
	Suburban	6	197,477,021	23.0	95.9%	2.93x	12.8%	50.6%	48.8%
	Single Tenant	1	55,000,000	6.4	100.0%	3.80x	12.5%	43.7%	43.7%
	Subtotal	11	$454,977,021	53.0%	94.0%	3.73x	14.3%	43.9%	43.2%
Hotel
	Full Service	3	$107,638,177	12.5%	77.7%	3.21x	18.3%	46.1%	43.4%
	Limited Service	12	51,217,310	6.0	67.3%	1.78x	14.4%	61.8%	52.1%
	Resort	1	50,000,000	5.8	73.8%	1.61x	13.2%	56.0%	52.0%
	Subtotal	16	$208,855,487	24.3%	74.2%	2.48x	16.1%	52.3%	47.6%
Retail
	Single Tenant	26	$31,872,500	3.7%	100.0%	1.99x	12.5%	50.9%	46.8%
	Super Regional Mall	1	30,000,000	3.5	93.1%	2.40x	18.2%	33.0%	30.7%
	Shadow Anchored	1	29,473,305	3.4	88.6%	1.52x	9.9%	74.3%	59.8%
	Anchored	4	13,558,191	1.6	96.5%	2.02x	14.2%	48.0%	37.2%
	Subtotal	32	$104,903,996	12.2%	94.4%	1.98x	13.6%	52.0%	44.6%
Multifamily
	Cooperative	1	$25,000,000	2.9%	N/A	5.31x	20.4%	25.4%	25.4%
	Garden	1	15,000,000	1.7	95.4%	1.46x	11.4%	54.5%	40.4%
	Subtotal	2	$40,000,000	4.7%	95.4%	3.87x	17.0%	36.3%	31.0%
Mixed Use
	Office/Retail	1	$32,875,000	3.8%	95.8%	1.75x	8.2%	62.4%	62.4%
	Subtotal	1	$32,875,000	3.8%	95.8%	1.75x	8.2%	62.4%	62.4%
Other
	Leased Fee	7	$11,465,000	1.3%	100.0%	1.67x	8.5%	73.2%	73.2%
	Subtotal	7	$11,465,000	1.3%	100.0%	1.67x	8.5%	73.2%	73.2%
Industrial
	Flex	1	$5,800,000	0.7%	92.4%	2.57x	17.4%	46.4%	37.3%
	Subtotal	1	$5,800,000	0.7%	92.4%	2.57x	17.4%	46.4%	37.3%
Total / Wtd. Avg.:		70	$858,876,504	100.0%	89.3%	3.11x	14.5%	47.7%	44.9%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 9, 10, 11, 13, 15, 18, 20, and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 4, 7, 8, 9, 11, 13, and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 4, 6, 8, 9, 11, and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan No. 16, with an anticipated repayment date, Maturity Date LTV, is calculated through or as of, as applicable, the related anticipated repayment date.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 6, 11, 13, 22, the loans pay according to a fixed amortization schedule.

(4)	In the case of Loan No. 8, 12, and 20, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as stabilized” appraised value. In the case of Loan No. 16, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio level appraised value. In the case of Loan No. 18 and 24, the Cut-off Date LTV and Maturity Date LTV are calculated based upon “as-complete” appraised values.

A-2-8

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Weighted Average
				Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
CA	4	$133,111,483	15.5%	83.3%	1.93x	11.5%	62.2%	56.8%
NY	4	125,541,759	14.6	89.4%	3.72x	14.3%	36.3%	36.3%
D.C.	2	87,875,000	10.2	98.4%	3.03x	10.9%	50.7%	50.7%
NJ	2	80,863,277	9.4	93.9%	3.30x	15.2%	44.4%	44.4%
GA	1	80,000,000	9.3	99.5%	3.17x	10.8%	51.4%	51.4%
WA	1	67,500,000	7.9	94.1%	7.20x	24.7%	26.6%	26.6%
AZ	1	50,000,000	5.8	73.8%	1.61x	13.2%	56.0%	52.0%
IL	3	46,022,500	5.4	79.2%	5.12x	24.6%	26.0%	25.4%
TN	3	39,646,616	4.6	94.8%	2.31x	17.2%	36.7%	32.3%
PA	4	38,522,054	4.5	93.6%	1.62x	12.0%	57.5%	46.9%
NC	7	37,757,551	4.4	85.4%	1.81x	14.0%	63.3%	54.5%
OH	11	12,695,256	1.5	100.0%	2.12x	13.1%	49.5%	45.4%
TX	1	9,650,000	1.1	81.8%	1.78x	12.8%	65.2%	53.6%
AR	4	7,767,310	0.9	42.5%	1.69x	14.6%	52.6%	45.2%
FL	1	7,750,000	0.9	79.3%	1.67x	13.2%	62.0%	48.1%
MS	1	6,050,000	0.7	40.8%	1.72x	14.6%	54.5%	42.1%
IN	4	4,261,037	0.5	100.0%	1.87x	11.7%	50.3%	46.2%
MI	3	3,274,533	0.4	100.0%	2.12x	13.1%	49.5%	45.4%
SC	1	3,178,082	0.4	60.2%	1.87x	15.5%	65.9%	58.5%
WI	1	2,953,662	0.3	100.0%	1.67x	8.5%	73.2%	73.2%
MO	1	2,892,175	0.3	100.0%	1.67x	8.5%	73.2%	73.2%
OK	1	2,106,958	0.2	77.5%	2.02x	14.2%	48.0%	37.2%
KY	2	1,873,839	0.2	100.0%	2.12x	13.1%	49.5%	45.4%
AL	1	1,804,617	0.2	100.0%	2.02x	14.2%	48.0%	37.2%
CT	1	1,233,408	0.1	100.0%	1.67x	8.5%	73.2%	73.2%
WY	1	1,221,477	0.1	100.0%	1.67x	8.5%	73.2%	73.2%
DE	1	1,044,665	0.1	100.0%	2.12x	13.1%	49.5%	45.4%
MD	1	1,007,188	0.1	100.0%	2.12x	13.1%	49.5%	45.4%
WV	1	721,428	0.1	100.0%	2.12x	13.1%	49.5%	45.4%
MT	1	550,628	0.1	100.0%	1.67x	8.5%	73.2%	73.2%
Total/ Wtd. Avg.:	70	$858,876,504	100.0%	89.3%	3.11x	14.5%	47.7%	44.9%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 9, 10, 11, 13, 15, 18, 20, and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 4, 7, 8, 9, 11, 13, and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 4, 6, 8, 9, 11, and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan No. 16, with an anticipated repayment date, Maturity Date LTV, is calculated through or as of, as applicable, the related anticipated repayment date.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 6, 11, 13, 22, the loans pay according to a fixed amortization schedule.

(4)	In the case of Loan No. 8, 12, and 20, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as stabilized” appraised value. In the case of Loan No. 16, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio level appraised value. In the case of Loan No. 18 and 24, the Cut-off Date LTV and Maturity Date LTV are calculated based upon “as-complete” appraised values.

A-2-9

Cut-off Date Principal Balance

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
$1,900,000 - $9,999,999	8	$44,939,810	5.2%	5.2125%	118	1.81x	13.6%	56.9%	47.1%
$10,000,000 - $14,999,999	2	25,023,191	2.9	4.5677%	116	1.86x	11.6%	59.6%	53.7%
$15,000,000 - $19,999,999	3	51,613,744	6.0	4.9951%	116	1.57x	11.7%	60.1%	49.2%
$20,000,000 - $34,999,999	7	181,732,430	21.2	4.5514%	98	2.36x	13.8%	52.2%	47.7%
$35,000,000 - $49,999,999	6	249,067,330	29.0	4.0724%	97	3.44x	16.0%	42.5%	41.7%
$50,000,000 - $80,000,000	5	306,500,000	35.7	3.7164%	88	3.84x	14.5%	44.9%	44.2%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
3.2300% - 3.9999%	7	$362,500,000	42.2%	3.4211%	101	4.15x	14.7%	40.7%	40.7%
4.0000% - 4.4999%	8	232,569,773	27.1	4.2381%	99	3.05x	15.9%	45.6%	42.6%
4.5000% - 4.9999%	9	131,340,297	15.3	4.8482%	97	1.81x	12.9%	59.0%	51.4%
5.0000% - 5.4999%	4	98,649,125	11.5	5.3304%	75	1.58x	12.1%	59.2%	54.9%
5.5000% - 6.3300%	3	33,817,310	3.9	5.8687%	96	1.80x	15.2%	60.8%	52.5%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

Original Term to Maturity/ARD in Months

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
60	6	$242,638,177	28.3%	4.4601%	59	2.91x	15.9%	46.0%	43.7%
84	2	100,000,000	11.6	3.8080%	83	2.91x	11.8%	54.3%	52.8%
120	23	516,238,327	60.1	4.1142%	117	3.24x	14.3%	47.2%	44.0%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

(1)	The Loan No. 11 accrues interest at an interest rate that increases over time as set forth on Annex H of the Preliminary Prospectus. The Mortgage Rate shown is the interest rate on September 9, 2017.

(2)	In the case of Loan No. 16, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 9, 10, 11, 13, 15, 18, 20, and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 4, 7, 8, 9, 11, 13, and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 4, 6, 8, 9, 11, and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 6, 11, 13, 22, the loans pay according to a fixed amortization schedule.

(5)	In the case of Loan No. 8, 12, and 20, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as stabilized” appraised value. In the case of Loan No. 16, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio level appraised value. In the case of Loan No. 18 and 24, the Cut-off Date LTV and Maturity Date LTV are calculated based upon “as-complete” appraised values.

A-2-10

Remaining Term to Maturity/ARD in Months

				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
57 - 60	6	$242,638,177	28.3%	4.4601%	59	2.91x	15.9%	46.0%	43.7%
61 - 120	25	616,238,327	71.7	4.0645%	112	3.18x	13.9%	48.4%	45.4%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
Interest Only	12	$527,703,277	61.4%	3.6810%	102	3.93x	15.2%	41.8%	41.8%
300	4	48,800,000	5.7	5.2896%	104	1.69x	13.8%	60.4%	49.3%
330	1	13,558,191	1.6	4.1853%	113	2.02x	14.2%	48.0%	37.2%
360	14	268,815,036	31.3	4.9458%	85	1.80x	13.3%	56.9%	50.6%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
Interest Only	12	$527,703,277	61.4%	3.6810%	102	3.93x	15.2%	41.8%	41.8%
300 - 300	4	48,800,000	5.7	5.2896%	104	1.69x	13.8%	60.4%	49.3%
301 - 359	6	138,300,727	16.1	4.8418%	88	1.74x	12.7%	61.9%	53.7%
360 - 360	9	144,072,500	16.8	4.9741%	85	1.89x	13.9%	51.3%	46.4%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

(1)	The Loan No. 11 accrues interest at an interest rate that increases over time as set forth on Annex H of the Preliminary Prospectus. The Mortgage Rate shown is the interest rate on September 9, 2017.

(2)	In the case of Loan No. 16, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 9, 10, 11, 13, 15, 18, 20, and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 4, 7, 8, 9, 11, 13, and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 4, 6, 8, 9, 11, and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 6, 11, 13, 22, the loans pay according to a fixed amortization schedule.

(5)	In the case of Loan No. 8, 12, and 20, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as stabilized” appraised value. In the case of Loan No. 16, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio level appraised value. In the case of Loan No. 18 and 24, the Cut-off Date LTV and Maturity Date LTV are calculated based upon “as-complete” appraised values.

A-2-11

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
Interest Only	12	$527,703,277	61.4%	3.6810%	102	3.93x	15.2%	41.8%	41.8%
Balloon	11	224,800,727	26.2	4.9993%	87	1.71x	12.9%	59.6%	51.7%
IO-Balloon	7	82,422,500	9.6	4.9654%	87	1.93x	14.8%	52.3%	46.2%
IO-Balloon, ARD	1	23,950,000	2.8	4.6470%	120	2.12x	13.1%	49.5%	45.4%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

Interest Only Periods(6)

				Weighted Average
Interest Only Periods	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
12 - 48	4	$74,500,000	8.7%	4.9762%	83	1.96x	15.3%	51.9%	45.7%
49 - 84	7	206,872,500	24.1	3.6566%	77	3.64x	14.6%	43.5%	42.8%
85 - 120	9	352,703,277	41.1	3.7875%	117	3.93x	15.3%	41.7%	41.7%
Total/Wtd. Avg.:	20	$634,075,777	73.8%	3.8845%	100	3.60x	15.0%	43.5%	42.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
1.41 - 1.49	3	$35,100,000	4.1%	5.0184%	117	1.44x	10.8%	60.0%	49.6%
1.50 - 1.74	8	134,839,740	15.7	5.1692%	88	1.61x	12.1%	61.3%	54.2%
1.75 - 1.99	7	168,128,573	19.6	4.7321%	97	1.82x	11.9%	63.9%	59.7%
2.00 - 2.99	6	163,308,191	19.0	3.9859%	107	2.48x	12.7%	47.3%	45.0%
3.00 - 7.20	7	357,500,000	41.6	3.5446%	93	4.73x	17.8%	34.0%	34.0%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

(1)	The Loan No. 11 accrues interest at an interest rate that increases over time as set forth on Annex H of the Preliminary Prospectus. The Mortgage Rate shown is the interest rate on September 9, 2017.

(2)	In the case of Loan No. 16, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 9, 10, 11, 13, 15, 18, 20, and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 4, 7, 8, 9, 11, 13, and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 4, 6, 8, 9, 11, and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 6, 11, 13, 22, the loans pay according to a fixed amortization schedule.

(5)	In the case of Loan No. 8, 12, and 20, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as stabilized” appraised value. In the case of Loan No. 16, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio level appraised value. In the case of Loan No. 18 and 24, the Cut-off Date LTV and Maturity Date LTV are calculated based upon “as-complete” appraised values.

(6)	Excluding twelve (12) loans that have no interest-only period during the loan term.

A-2-12

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
21.4% - 44.9%	7	$307,500,000	35.8%	3.6784%	93	4.91x	19.7%	29.4%	29.1%
45.0% - 54.9%	11	231,132,125	26.9	4.0779%	100	2.51x	11.8%	50.9%	47.7%
55.0% - 59.9%	2	86,000,000	10.0	4.6805%	85	2.01x	11.7%	55.7%	53.4%
60.0% - 64.9%	6	127,792,797	14.9	4.8267%	95	1.73x	11.6%	62.7%	57.3%
65.0% - 69.9%	3	65,513,277	7.6	4.7080%	108	1.85x	12.1%	66.6%	62.6%
70.0% - 74.3%	2	40,938,305	4.8	4.5304%	119	1.56x	9.5%	74.0%	63.6%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

LTV Ratios as of the Maturity Date

				Weighted Average
Range of Maturity/ARD Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
21.4% - 34.9%	6	$252,500,000	29.4%	3.7761%	100	5.15x	21.2%	26.2%	26.0%
35.0% - 44.9%	5	95,408,191	11.1	3.8409%	83	2.97x	13.0%	46.9%	41.8%
45.0% - 54.9%	11	277,987,678	32.4	4.3585%	93	2.34x	11.9%	53.2%	50.1%
55.0% - 59.9%	6	152,777,358	17.8	4.6260%	95	1.89x	11.8%	64.0%	57.8%
60.0% - 73.2%	3	80,203,277	9.3	4.3468%	119	1.79x	9.0%	66.2%	66.2%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

Prepayment Protection

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
Defeasance	26	$644,453,199	75.0%	4.3423%	94	3.17x	15.4%	47.1%	44.2%
Yield Maintenance	2	116,000,000	13.5	3.4114%	94	2.98x	10.4%	52.6%	52.6%
Defeasance/Yield Maintenance	3	98,423,305	11.5	3.9907%	118	2.85x	13.2%	46.1%	40.8%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

(1)	The Loan No. 11 accrues interest at an interest rate that increases over time as set forth on Annex H of the Preliminary Prospectus. The Mortgage Rate shown is the interest rate on September 9, 2017.

(2)	In the case of Loan No. 16, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 9, 10, 11, 13, 15, 18, 20, and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 4, 7, 8, 9, 11, 13, and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 4, 6, 8, 9, 11, and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 6, 11, 13, 22, the loans pay according to a fixed amortization schedule.

(5)	In the case of Loan No. 8, 12, and 20, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as stabilized” appraised value. In the case of Loan No. 16, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio level appraised value. In the case of Loan No. 18 and 24, the Cut-off Date LTV and Maturity Date LTV are calculated based upon “as-complete” appraised values.

A-2-13

Loan Purpose

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate(1)	Remaining Loan Term(2)	UW NCF DSCR(3)(4)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)(5)	Maturity Date LTV(2)(3)(5)
Refinance	17	$450,062,902	52.4%	4.2937%	99	3.48x	16.5%	43.6%	41.4%
Acquisition	13	384,863,602	44.8	4.0096%	92	2.74x	12.2%	52.4%	49.1%
Recapitalization	1	23,950,000	2.8	4.6470%	120	2.12x	13.1%	49.5%	45.4%
Total/Wtd. Avg.:	31	$858,876,504	100.0%	4.1763%	97	3.11x	14.5%	47.7%	44.9%

(1)	The Loan No. 11 accrues interest at an interest rate that increases over time as set forth on Annex H of the Preliminary Prospectus. The Mortgage Rate shown is the interest rate on September 9, 2017.

(2)	In the case of Loan No. 16, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated through or as of, as applicable, the related anticipated repayment date.

(3)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 9, 10, 11, 13, 15, 18, 20, and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 3, 4, 7, 8, 9, 11, 13, and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s) or other subordinate indebtedness. In the case of Loan Nos. 4, 6, 8, 9, 11, and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 6, 11, 13, 22, the loans pay according to a fixed amortization schedule.

(5)	In the case of Loan No. 8, 12, and 20, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as stabilized” appraised value. In the case of Loan No. 16, the Cut-off Date LTV and Maturity Date LTV are calculated based upon a portfolio level appraised value. In the case of Loan No. 18 and 24, the Cut-off Date LTV and Maturity Date LTV are calculated based upon “as-complete” appraised values.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
2	Westin Building Exchange	Seattle, WA	Office	BSCMS 2007-PW17
5	The Boulders Resort & Spa	Scottsdale, AZ	Hotel	WBCMT 2007-WHL8
6	Hilton Glendale	Glendale, CA	Hotel	JPMCC 2005-LDP4
9	JW Marriott Chicago	Chicago, IL	Hotel	GSMS 2014-GSFL
13	West Town Mall	Knoxville, TN	Retail	MSC 2007-IQ16
17	Sheraton Garden Grove	Garden Grove, CA	Hotel	MSBAM 2012-C6
19.01	Keystone 300	Durham, NC	Office	GSMS 2007-GG10
19.02	Keystone 200	Durham, NC	Office	GCCFC 2007-GG11
21	Whitehall Place Apartments	Pittsburgh, PA	Multifamily	RCCMT 2014-1
22.01	Frayser Village	Memphis, TN	Retail	JPMCC 2016-CB17
22.02	Bartlesville Plaza	Bartlesville, OK	Retail	JPMCC 2016-CB17
22.03	Three Notch Plaza	Andalusia, AL	Retail	JPMCC 2016-CB17
22.04	Frayser Center	Memphis, TN	Retail	JPMCC 2016-CB17

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

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Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
3	Two Independence Square	Washington, D.C.	$55,000,000	6.4%	$55,000,000	23.6%	60	58	3.80x	12.5%	43.7%	43.7%
5	The Boulders Resort & Spa	Scottsdale, AZ	50,000,000	5.8	46,436,501	21.4%	60	60	1.61x	13.2%	56.0%	52.0%
6	Hilton Glendale	Glendale, CA	47,204,053	5.5	43,814,900	20.2%	60	59	1.83x	13.6%	63.4%	58.8%
9	JW Marriott Chicago	Chicago, IL	40,000,000	4.7	40,000,000	17.1%	60	59	5.64x	26.8%	21.4%	21.4%
13	West Town Mall	Knoxville, TN	30,000,000	3.5	27,907,947	12.9%	60	58	2.40x	18.2%	33.0%	30.7%
17	Sheraton Garden Grove	Garden Grove, CA	20,434,125	2.4	18,957,069	8.8%	60	57	1.61x	12.5%	54.6%	50.7%
	Total / Wtd. Avg.:		$242,638,177	28.3%	$232,116,417		60	59	2.91x	15.9%	46.0%	43.7%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

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Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV Ratio(2)	Maturity Date LTV Ratio(2)
1	Park Center Phase I	Dunwoody, GA	$80,000,000	9.3%	$80,000,000	81.8%	84	83	3.17x	10.8%	51.4%	51.4%
18	Carolina Hotel Portfolio	Various, Various	20,000,000	2.3	17,756,244	20.5%	84	82	1.87x	15.5%	65.9%	58.5%
	Total / Wtd. Avg.:		$100,000,000	11.6%	$97,756,244		84	83	2.91x	11.8%	54.3%	52.8%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-3 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-3 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

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Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest distributable to the Class Z Certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-E certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero (vi) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero, and (vii) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4. Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates

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Order of Distribution (continued):

for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-E, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F and Class NR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding the distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

Realized Losses:	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate balance of the Class E certificates resulting from allocations of losses realized on the mortgage loans.
Prepayment Premiums and Yield Maintenance Charges:	On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the Class X-E, Class E, Class F, Class NR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C and Class D

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Prepayment Premiums and Yield Maintenance Charges (continued):

certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of principal balance certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of principal balance certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of principal balance certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, to the Class X-B certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-E, Class E, Class F, Class NR, Class Z or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates, regardless of whether the

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Prepayment Premiums and Yield Maintenance Charges (continued):	notional amount of the Class X-B certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Preliminary Prospectus.
Non-Serviced Mortgage Loans:	Each of the Westin Building Exchange mortgage loan, the Two Independence Square mortgage loan, the 245 Park Avenue mortgage loan, the 85 Broad Street mortgage loan, the West Town Mall mortgage loan and the IC Leased Fee Hotel Portfolio mortgage loan is referred to in this Term Sheet as, individually, a “non-serviced mortgage loan” and, collectively, the “non-serviced mortgage loans”. Each non-serviced mortgage loan and the related companion loan(s) are being serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of such non-serviced mortgage loan and the related companion loan(s) will be effected in accordance with, the Lead Pooling and Servicing Agreement set forth in the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced mortgage loans, but instead such servicing and administration of the non-serviced mortgage loans will, in each case, be governed by the related Lead Pooling and Servicing Agreement. Each Lead Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced mortgage loans are discussed further under “—Whole Loans” below.
Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable Lead Pooling and Servicing Agreement.
Appraisal Reduction Amounts:	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the

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Appraisal Reduction Amounts (continued):

next paragraphs, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Lead Pooling and Servicing Agreement (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-E certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reduction amounts with respect to each of the Two Independence Square whole loan, the 245 Park Avenue whole loan, the 85 Broad Street whole loan, the Allergan HQ whole loan, the JW Marriott Chicago whole loan, the Center 78 whole loan and the West Town Mall whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan(s) prior to pro rata allocation to the related mortgage loan and any related pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Preliminary Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. If the aggregate certificate balances of all certificates (exclusive of the Class X Certificates) senior to the Class D certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and if the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates and the VRR Interest), for the mortgage loans, but all

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of the holders of those classes of outstanding certificates (excluding the Class Z and Class R certificates) would have to voluntarily participate in the exchange.
Directing Certificateholder / Directing Holder:

The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class F and Class NR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The Controlling Class as of the Closing Date will be the Class NR certificates. At any time when Class F is the controlling class, the majority Class NR certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

RREF III – D AIV RR, LLC (or its affiliate) is expected to purchase the Class F, Class NR and Class Z certificates (and possibly certain other Classes of Certificates, including the Class X-E and Class E certificates) (in each case, other than the portions thereof to be retained by Natixis Real Estate Capital LLC) and, on the Closing Date, is expected to be the initial Directing Certificateholder.

The “Directing Holder” will initially be:

(a) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Directing Certificateholder and

(b) with respect to any Serviced AB Whole Loan, (i) for so long as no related Control Appraisal Period exists, the AB Whole Loan Controlling Holder and (ii) for so long as a related Control Appraisal Period exists, the Directing Certificateholder.

The initial Directing Holder with respect to each of the Allergan HQ whole loan, the JW Marriot Chicago whole loan and the Center 78 whole loan will be the holder of the related subordinate companion loan, which is anticipated to be a separate unaffiliated third party investor.

For a description of the directing holder for the Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Control/Consultation Rights:

The Directing Holder will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Directing Certificateholder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement (or, with respect to each of the Allergan HQ whole loan, the JW Marriott Chicago whole loan and the Center 78 whole loan, during the related control appraisal period) and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan or serviced

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Control/Consultation Rights (continued):

whole loan subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

Following the occurrence and during the continuation of a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Certificateholder will terminate other than a right to consult with respect to the major decisions and other matters as to which it previously had approval rights. After the occurrence and during the continuation of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

With respect to each Serviced AB Whole Loan (the Allergen HQ whole loan, the JW Marriott Chicago whole loan and the Center 78 whole loan), prior of the occurrence and continuance of a control appraisal period relating to such loan, the holder of the related subordinate companions loan, as the Directing Holder of such loan, will be entitled to exercise the rights described above rather than the Directing Certificateholder.

A “Control Termination Event” will occur when (i) no Class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial certificate balance of such Class; (ii) such mortgage loan or whole loan is an excluded loan; or (iii) a holder of the Class F Certificates becoming the majority controlling class certificateholder and having irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that a Control Termination Event shall not be deemed continuing in the event that the certificate balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans. The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the Lead Pooling and Servicing Agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value (or in the calculation of any related appraisal reduction amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the

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Control/Consultation Rights (continued):

related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related appraisal reduction amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related appraisal reduction amounts. A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates exists where such class’ aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of Class F Certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder, and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) shall be deemed to have existed or be in continuance with respect to a successor holder of a majority of the Class F Certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing certificateholder (or equivalent entity) pursuant to the related Lead Pooling and Servicing Agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Lead Pooling and Servicing Agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Certificateholder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.

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Risk Retention Consultation Party:	The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Natixis is expected to be appointed as the initial risk retention consultation party with respect to the mortgage loans. Except with respect to an excluded loan as to such party, the risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans.
Whole Loans:

The Park Center Phase I mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $80,000,000, represents approximately 9.3% of the Initial Pool Balance, and has one related companion loan that is pari passu in right of payment with the Park Center Phase I mortgage loan, which is currently held by Column Financial, Inc. and is expected to be contributed to one or more future securitization trusts (the “Park Center Phase I Companion Loan”). The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Park Center Phase I mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Park Center Phase I whole loan”, a “serviced whole loan” and a “whole loan”.

The Westin Building Exchange mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $67,500,000, represents approximately 7.9% of the Initial Pool Balance, and has one related companion loan that is pari passu in right of payment with the Westin Building Exchange mortgage loan, which is currently held by Wells Fargo Bank, National Association and is expected to be contributed to one or more future securitization trusts (the “Westin Building Exchange Companion Loan”). The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Westin Building Exchange mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Westin Building Exchange whole loan”, a “non-serviced whole loan” and a “whole loan”.

The Two Independence Square mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $55,000,000, represents approximately 6.4% of the Initial Pool Balance, and has (i) two related companion loans that are pari passu in right of payment with the Two Independence Square mortgage loan, one of which was contributed to the CSMC Trust 2017-MOON securitization transaction and one of which was contributed to the WFCM 2017-C39 securitization transaction (the “Two Independence Square Pari Passu Companion Loans”) and (ii) one related companion loan that is generally subordinate in right of payment with the Two Independence Square mortgage loan and was contributed to the CSMC Trust 2017-MOON securitization transaction (the “Two Independence Square Subordinate Companion Loan”). Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The subordinate companion loan described above is referred to in this Term Sheet as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”. The Two Independence Square mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Two Independence Square whole loan”, a “non-serviced whole loan” and a “whole loan”. The Two Independence Square whole loan will be serviced by the CSMC 2017-MOON transaction master servicer and, if and to the extent necessary, the CSMC 2017-MOON transaction special servicer under the CSMC 2017-MOON transaction trust and servicing agreement

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Whole Loans (continued):

(referred to as the “CSMC 2017-MOON TSA” in this Term Sheet). Wells Fargo, as the CSMC 2017-MOON transaction trustee, or a custodian on its behalf, will hold the mortgage file for the Two Independence Square whole loan pursuant to the CSMC 2017-MOON TSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization, and any related companion loans not included in the CSMC 2017-MOON transaction).

The 245 Park Avenue mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $54,000,000, represents approximately 6.3% of the Initial Pool Balance, and has (i) 21 related companion loans that are pari passu in right of payment with the 245 Park Avenue mortgage loan, of which (a) five notes were contributed to the 245 Park Avenue Trust 2017-245P securitization transaction, (b) one note was contributed to the JPMCC 2017-JP7 securitization transaction, (c) one note was contributed to the JPMCC 2017-JP6 securitization transaction, (d) two notes were contributed to the DBJPM 2017-C6 securitization transaction, (e) one note was contributed to the CSAIL 2017-C8 securitization transaction, (f) one note was contributed to the WFCM 2017-C38 transaction, (g) one note was contributed to the WFCM 2017-C39 securitization transaction, (h) two notes were contributed to the UBS 2017-C3 securitization transaction, (i) one note was contributed to the UBS 2017-C2 securitization transaction, (j) one note is currently held by JPMorgan Chase Bank, National Association and are expected to be contributed to one or more future securitization trusts, (k) two notes are currently held by Natixis Real Estate Capital LLC or an affiliate and are expected to be contributed to one or more future securitization trusts, (l) two notes are currently held by Deutsche Bank AG, New York Branch or an affiliate and are expected to be contributed to one or more future securitization trusts, and (m) one note is currently held by Barclays Bank PLC and is expected to be contributed to one or more future securitization trusts, and (ii) five related companion loans that are subordinate in right of payment with the 245 Park Avenue mortgage loan, of which all five subordinate companion notes were contributed to the 245 Park Avenue Trust 2017-245P securitization transaction. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. Each subordinate companion loan described above is referred to in this Term Sheet as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”. The 245 Park Avenue mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “245 Park Avenue whole loan”, a “non-serviced whole loan” and a “whole loan”. The 245 Park Avenue whole loan will be serviced by the 245 Park Avenue Trust 2017-245P transaction master servicer and, if and to the extent necessary, the 245 Park Avenue Trust 2017-245P transaction special servicer under the 245 Park Avenue Trust 2017-245P transaction trust and servicing agreement (referred to as the “245 Park Avenue Trust 2017-245P TSA” in this Term Sheet). Wilmington Trust, National Association as the 245 Park Avenue Trust 2017-245P transaction trustee, or a custodian on its behalf, will hold the mortgage file for the 245 Park Avenue whole loan pursuant to the 245 Park Avenue Trust 2017-245P TSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization, and any related companion loans not included in the 245 Park Avenue Trust 2017-245P transaction).

The Boulders Resort & Spa mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $50,000,000, represents approximately 5.8% of the Initial Pool Balance, and has one related companion loan that is pari passu in right of payment with the Boulders Resort & Spa mortgage loan, which is

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Whole Loans (continued):

currently held by Column Financial, Inc. and is expected to be contributed to one or more future securitization trusts (the “Boulders Resort & Spa Companion Loan”). The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Boulders Resort & Spa mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Boulders Resort & Spa whole loan”, a “serviced whole loan” and a “whole loan.”

The 85 Broad Street mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $45,000,000, represents approximately 5.2% of the Initial Pool Balance, and has (i) three related companion loans that are pari passu in right of payment with the 85 Broad Street mortgage loan, two of which were contributed to the CSAIL 2017-C8 securitization transaction and one of which was contributed to the UBS 2017-C2 securitization transaction (the “85 Broad Street Pari Passu Companion Loans”), (ii) one related companion loan that is generally subordinate in right of payment with the 85 Broad Street mortgage loan and which was contributed to the CSAIL 2017-C8 securitization transaction (the “85 Broad Street Non-Trust Subordinate Companion Loan”) and (iii) two related companion loans that are generally subordinate in right of payment with the 85 Broad Street mortgage loan, the 85 Broad Street Pari Passu Companion Loan and the 85 Broad Street Non-Trust Subordinate Companion Loan, which are currently held by separate unaffiliated third party investors. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. Each subordinate companion loan described above is referred to in this Term Sheet as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”. The 85 Broad Street mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “85 Broad Street whole loan”, a “non-serviced whole loan” and a “whole loan”. The 85 Broad Street whole loan will be serviced by the CSAIL 2017-C8 transaction master servicer and, if and to the extent necessary, the CSAIL 2017-C8 transaction special servicer under the CSAIL 2017-C8 transaction pooling and servicing agreement (referred to as the “CSAIL 2017-C8 PSA” in this Term Sheet). Wells Fargo Bank, National Association, as the CSAIL 2017-C8 transaction trustee, or a custodian on its behalf, will hold the mortgage file for the 85 Broad Street whole loan pursuant to the CSAIL 2017-C8 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization, and any related companion loans not included in the CSAIL 2017-C8 transaction).

The Allergan HQ mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $45,000,000, represents approximately 5.2% of the Initial Pool Balance, and has one related companion loan that is subordinate in right of payment with the Allergan HQ mortgage loan, which was sold to a third party investor. The subordinate companion loan described above is referred to in this Term Sheet as a “subordinate companion loan”, a “serviced companion loan” and a “companion loan”. The Allergan HQ mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Allergan HQ whole loan”, a “serviced whole loan” and a “whole loan”.

The JW Marriott Chicago mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $40,000,000, represents approximately 4.7% of the Initial Pool Balance, and has (i) two related companion loans

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Whole Loans (continued):

that are pari passu in right of payment with the JW Marriott Chicago mortgage loan, one of which was contributed to the UBS 2017-C3 securitization transaction and one of which is held by Natixis Real Estate Capital LLC or an affiliate and (ii) three related companion loans that are subordinate in right of payment with the JW Marriott Chicago mortgage loan, each of which was sold to a third party investor. The pari passu companion loans described above are referred to in this Term Sheet as “pari passu companion loans”, “serviced companion loans” and “companion loans”. The subordinate companion loans described above are referred to in this Term Sheet as “subordinate companion loans”, “serviced companion loans” and “companion loans”. The JW Marriott Chicago mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “JW Marriott Chicago whole loan”, a “serviced whole loan” and a “whole loan”.

The 300 Montgomery mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $36,000,000, represents approximately 4.2% of the Initial Pool Balance, and has one related companion loan that is pari passu in right of payment with the 300 Montgomery mortgage loan, which is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to one or more future securitization trusts (the “300 Montgomery Companion Loan”). The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The 300 Montgomery mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “300 Montgomery whole loan”, a “serviced whole loan” and a “whole loan”.

The Center 78 mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $35,863,277, represents approximately 4.2% of the Initial Pool Balance, and has (i) one related companion loan that is pari passu in right of payment with the Center 78 mortgage loan, which was contributed to the UBS 2017-C3 securitization transaction and (ii) one related companion loan that is subordinate in right of payment with the Center 78 mortgage loan, which is currently held by Natixis Real Estate Capital LLC or an affiliate. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The subordinate companion loan described above is referred to in this Term Sheet as a “subordinate companion loan”, a “serviced companion loan” and a “companion loan”. The Center 78 mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Center 78 whole loan”, a “serviced whole loan” and a “whole loan”.

The West Town Mall mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $30,000,000, represents approximately 3.5% of the Initial Pool Balance, and has (i) three related companion loans that are pari passu in right of payment with the West Town Mall mortgage loan, two of which were contributed to the WTOWN 2017-KNOX securitization transaction and one of which was contributed to the JPMCC 2017-JP7 securitization transaction (the “West Town Mall Pari Passu Companion Loans”) and (ii) two related companion loans that are generally subordinate in right of payment with the West Town Mall mortgage loan and which were contributed to the WTOWN 2017-KNOX securitization transaction. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. Each subordinate companion loan described above is referred to in this Term Sheet as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”.

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The West Town Mall mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “West Town Mall whole loan”, a “non-serviced whole loan” and a “whole loan”. The West Town Mall whole loan will be serviced by the WTOWN 2017-KNOX transaction master servicer and, if and to the extent necessary, the WTOWN 2017-KNOX transaction special servicer under the WTOWN 2017-KNOX transaction trust and servicing agreement (referred to as the “WTOWN 2017-KNOX TSA” in this Term Sheet). Wilmington Trust, National Association, as the WTOWN 2017-KNOX transaction trustee, or a custodian on its behalf, will hold the mortgage file for the West Town Mall whole loan pursuant to the WTOWN 2017-KNOX TSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization, and any related companion loans not included in the WTOWN 2017-KNOX transaction).
Whole Loans (continued):

The Acropolis Garden mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $25,000,000, represents approximately 2.9% of the Initial Pool Balance and has one related companion loan that is pari passu in right of payment with the Acropolis Garden mortgage loan, which was contributed to the CSAIL 2017-C8 securitization transaction. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced whole loan” and a “companion loan”. The Acropolis Garden mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Acropolis Garden whole loan”, a “serviced whole loan” and a “whole loan”.

The Carolina Hotel Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $20,000,000, represents approximately 2.3% of the Initial Pool Balance and has one related companion loan that is pari passu in right of payment with the Carolina Hotel Portfolio mortgage loan, which was contributed to the JPMCC 2017-JP7 securitization transaction. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced whole loan” and a “companion loan”. The Carolina Hotel Portfolio mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Carolina Hotel Portfolio whole loan”, a “serviced whole loan” and a “whole loan”.

The Apex Fort Washington mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $16,750,000, represents approximately 2.0% of the Initial Pool Balance and has two related companion loans that are pari passu in right of payment with the Apex Fort Washington mortgage loan, one of which was contributed to the JPMCC 2017-JP6 securitization transaction and the other of which was contributed to the JPMCC 2017-JP7 securitization transaction. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced whole loan” and a “companion loan”. The Apex Fort Washington mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Apex Fort Washington whole loan”, a “serviced whole loan” and a “whole loan”.

The IC Leased Fee Hotel Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $11,465,000, represents approximately 1.3% of the Initial Pool Balance, and has two related companion loans that are pari passu in right of payment with the IC Leased Fee Hotel Portfolio mortgage loan, one of which was contributed to the UBS 2017-C2 securitization transaction and one of which was contributed to the UBS 2017-C3 securitization transaction (the “IC Leased Fee Hotel Portfolio Companion Loans”). Each pari passu companion loan described above is

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Whole Loans (continued):

referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The IC Leased Fee Hotel Portfolio mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “IC Leased Fee Hotel Portfolio whole loan”, a “non-serviced whole loan” and a “whole loan”. The IC Leased Fee Hotel Portfolio whole loan will be serviced by the UBS 2017-C3 transaction master servicer and, if and to the extent necessary, the UBS 2017-C3 transaction special servicer under the UBS 2017-C3 transaction pooling and servicing agreement (referred to as the “UBS 2017-C3 PSA” in this Term Sheet). Wells Fargo Bank, National Association, as the UBS 2017-C3 transaction trustee, or a custodian on its behalf, will hold the mortgage file for the IC Leased Fee Hotel Portfolio whole loan pursuant to the UBS 2017-C3 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization, and any related companion loans not included in the UBS 2017-C3 transaction).

Each of the CSMC 2017-MOON TSA, the 245 Park Avenue TSA, the CSAIL 2017-C8 PSA, the West Town Mall Trust 2017-KNOX TSA and the UBS 2017-C3 PSA is also referred to in this Term Sheet as a “Lead Pooling and Servicing Agreement” insofar as it relates to the non-serviced whole loan serviced thereunder.

In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced mortgage loans”.

The Park Center Phase I Whole Loan, The Boulders Resort & Spa Whole Loan, the Allergan HQ Whole Loan, the JW Marriot Chicago Whole Loan, the 300 Montgomery Whole Loan, the Center 78 Whole Loan, the Acropolis Garden Whole Loan, the Carolina Hotel Portfolio Whole Loan and the Apex Fort Washington Whole Loan will be serviced by KeyBank, as the CSAIL 2017-CX9 master servicer, and special serviced by Rialto, as the CSAIL 2017-CX9 special servicer pursuant to the terms of the CSAIL 2017-CX9 PSA. Wells Fargo, as the CSAIL 2017-CX9 trustee, or a custodian on its behalf, will hold the mortgage file for the Park Center Phase I Whole Loan, The Boulders Resort & Spa Whole Loan, the Allergan HQ Whole Loan, JW Marriott Chicago whole loan, the 300 Montgomery whole loan, the Center 78 Whole Loan, the Acropolis Garden Whole Loan, the Carolina Hotel Portfolio Whole Loan and the Apex Fort Washington Whole Loan pursuant to the CSAIL 2017-CX9 PSA (other than the promissory notes for any related companion loans that are not assets of the CSAIL 2017-CX9 securitization).

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Servicing Standard:	Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

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“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Preliminary Prospectus, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the principal balance certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses) of the certificates (other than the Class X, Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X, Class Z and Class R certificates (but in the case of this clause (b) only such classes of principal balance certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of such principal balance certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan (other than any non-serviced mortgage

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loan), the special servicer has obtained knowledge that it is a Borrower Party with respect to any mortgage loan or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Certificateholder or the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special

A-2-32

Servicing Compensation (continued):

servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the Mortgage Loan Seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect of the asset status reports and certain major decisions processed by the special servicer on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed without cause if the holders of at least 25% of the voting rights request a vote to replace the operating advisor and such vote is approved by the holders of at least 75% of the voting rights.

A-2-33

An “Operating Advisor Consultation Event” will occur when (i) the HRR Certificates have an aggregate certificate balance (as notionally reduced by any appraisal reduction amounts allocable to any class of the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates, or (ii) a Control Termination Event has occurred and is continuing.
Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any cumulative appraisal reduction amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any cumulative appraisal reduction amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.
Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or

A-2-34

Dispute Resolution Provisions (continued):

arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■   all special notices delivered

■   summaries of final asset status reports

■   all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

■   an “Investor Q&A Forum” and a voluntary investor registry

A-2-35

Mortgage Loan No. 1 — Park Center Phase I

A-2-36

Mortgage Loan No. 1 — Park Center Phase I

A-2-37

Mortgage Loan No. 1 — Park Center Phase I

A-2-38

Mortgage Loan No. 1 — Park Center Phase I

A-2-39

 Mortgage Loan No. 1 — Park Center Phase I

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	9.3%	Net Rentable Area (SF):	590,926
Loan Purpose:	Acquisition	Location:	Dunwoody, GA
Borrower:	Corporate Properties Trust II SPE, L.L.C.	Year Built / Renovated:	2016 / NAP
Sponsors:	Mirae Asset Global Investments Co. Ltd; Transwestern Investment Group, L.L.C.	Occupancy:	99.5%
Interest Rate:	3.3400%	Occupancy Date:	7/1/2017
Note Date:	7/27/2017	Number of Tenants:	3
Maturity Date:	8/6/2024	2014 NOI(3):	N/A
Interest-only Period:	84 months	2015 NOI(3):	N/A
Original Term:	84 months	2016 NOI(3):	N/A
Original Amortization:	None	YTD NOI(3):	$15,881,058
Amortization Type:	Interest Only	UW Economic Occupancy:	99.6%
Call Protection:	YM1(74),O(10)	UW Revenues:	$24,931,963
Lockbox(2):	Hard	UW Expenses:	$7,842,171
Additional Debt(1):	Yes	UW NOI:	$17,089,792
Additional Debt Balance(1):	$78,000,000	UW NCF:	$16,965,384
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$307,500,000 / $520
Additional Future Debt Permitted:	No	Appraisal Date:	6/26/2017

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$267
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$267
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	51.4%
TI/LC:	$3,090,000	Springing	N/A	UW NOI DSCR:	3.19x
				UW NCF DSCR:	3.17x
				UW NOI Debt Yield:	10.8%
				UW NCF Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$158,000,000	57.7%	Purchase Price	$275,400,000	100.6%
Sponsor Equity	115,737,730	42.3	Closing Credit and Proration	(7,180,915)	(2.6)
			Upfront Reserves	3,090,000	1.1
			Closing Costs	2,428,645	0.9
Total Sources	$273,737,730	100.0%	Total Uses	$273,737,730	100.0%

(1)	The Park Center Phase I loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate original principal balance of $158.0 million (collectively, the “Park Center Phase I Whole Loan”). The financial information presented in the chart above reflects the cut-off date balance of the Park Center Phase I Whole Loan.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

A-2-40

Mortgage Loan No. 1 — Park Center Phase I

(3)	Historical financials are not available due to the property being completed in 2016. YTD represents the annualized trailing five month period ending May 31, 2017.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Park Center Phase I loan, which is part of a larger split whole loan is secured by a first mortgage lien on a 590,926 SF office located on an approximately 3.5-acre site in Dunwoody, Georgia. The Park Center Phase I Whole Loan has an outstanding principal balance of $158.0 million, which is evidenced by two pari-passu notes identified as Note A-1 and Note A-2. Note A-1, which is the controlling note and has an outstanding principal balance as of the Cut-off Date of $80.0 million, is being contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $78.0 million is expected to be contributed to one or more future securitizations. The Park Center Phase I Whole Loan is expected to be serviced pursuant to the CSAIL 2017-CX9 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2017-CX9 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2017-CX9 pooling and servicing agreement, the CSAIL 2017-CX9 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Park Center Phase I Whole Loan; however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 7-year term and is interest-only for the entire term.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$80,000,000	$80,000,000	CSAIL 2017-CX9	Y	Y
Note A-2	78,000,000	78,000,000	Column	N	N
Total	$158,000,000	$158,000,000

The Borrower. The borrowing entity for the loan is Corporate Properties Trust II SPE, L.L.C., a Delaware limited liability company and special purpose entity. The borrower is indirectly owned and controlled by a joint venture between Transwestern Investment Group, L.L.C (“TIG”), the general partner and special limited partner, (5.5% ownership interest) and Mirae Asset Global Investments Co. Ltd. (“Mirae”), the limited partner, (94.5% ownership interest).

The Sponsors. The loan’s sponsors are TIG and Mirae. The loan does not provide for a nonrecourse carve-out guarantor. TIG is a real estate investment advisor with assets under management of approximately $3.1 billion (including assets in separate accounts, joint ventures and fund formats). TIG has a strong relationship with State Farm, acting not only as an investment fiduciary but also as a property manager. In 2011, State Farm engaged TIG to formulate and execute a core equity investment program across the primary property types on a national level. The equity allocation was $1.0 billion to be invested over four years. Since the program's inception, TIG has acquired and currently manages more than $1.0 billion in core assets. As a part of that program, TIG is working with State Farm on its reorganization of mission critical operations into three separate regional HUB locations in Atlanta, Georgia (the property), Dallas, Texas, and Tempe, Arizona. TIG continues to manage and have an ownership interest in the property. Mirae is a subsidiary of Mirae Asset Financial Group, a leading independent financial service firm in Asia, with approximately $4.2 billion in real estate invested equity and a net asset value of $8.5 billion.

The Property. The property is a 590,926 SF, Class A, LEED Gold Certified office building located in Dunwoody, Georgia. The property was constructed in 2016 and consists of a 21-story building situated on approximately 3.5 acres, in the southeast quadrant of Hammond Drive and Perimeter Center Parkway Northeast, immediately southwest of Perimeter Mall and the MARTA (rail transit) Dunwoody Station. The build-out of the floors varies throughout the building, but generally features open areas with cubicles, private offices, kitchenettes, break areas and conference rooms. Floors nine and fifteen are training floors, which have large training rooms, and the tenth floor is an executive floor. The ninth floor also has an outdoor patio on the green roof. Floors eight and below are parking garages which contains 2,283 garage parking spaces providing an overall parking ratio of 3.9 spaces per 1,000 SF of NRA. The lobby has a café and seating area and Del Frisco’s executed a lease for retail space facing Hammond Drive and Perimeter Center Parkway.

A-2-41

Mortgage Loan No. 1 — Park Center Phase I

As of July 1, 2017, the property was 99.5% leased by 3 tenants. The largest tenant at the property, State Farm Mutual Automobile Insurance Co (S&P: AA) (“State Farm”), leases 569,778 SF (96.4% of the net rentable area (“NRA”)) through June 2037. According to the appraisal, State Farm constructed the campus as a mission critical regional office headquarters. The property is Phase I of a two phase development. Two additional buildings, totaling approximately 1.1 million SF, not part of the collateral, are under construction across Perimeter Center Parkway Northeast. The first of the two buildings is estimated to be complete in the second quarter of 2020, and the second building is estimated to be complete in the second quarter of 2021. The Phase II buildings are expected to be connected with the property via a to-be-built overhead pedestrian bridge as well as a subterranean parking tunnel that was constructed as part of Phase I. The property’s lobby has granite finishes with a cafe and seating area and direct access to the recently completed entrance to the Dunwoody MARTA rail station. The property has a parking garage with eleven stories which includes the four basement levels and floors 2-8 between the lobby and the office space. The garage has 2,283 spaces, or 3.9 spaces per 1,000 SF of NRA, and can be accessed via four entrances. The property is 99.5% leased, with all of the office space leased to State Farm (569,778 SF, 96.4% of NRA), the remaining spaces are a restaurant leased to Del Frisco's, which is anticipated to take occupancy on June 1, 2018 (10,090 SF, 1.7% of NRA), a cafeteria and a cafe leased to Compass Food Court (“Compass”) (4,895 SF, 0.8% of NRA), and management and security offices and storage (6,163 SF, 1.0% of NRA). The storage space (2,869 SF) is currently the only vacant space. At closing, the borrower funded an upfront reserve of approximately $3.1 million for outstanding tenant improvement costs and leasing commissions related to the Del Frisco’s space.

The property was built-to-suit by State Farm and TIG to act as one of State Farm’s three regional Hub locations for State Farm. State Farm has an option to extend the lease for up to 20 additional years by exercising multiple extensions. This location acts as their southeastern HUB housing operations including, underwriting, claims, accounting, and IT. State Farm occupies approximately 1.2 million SF of additional space in the market. As leases at alternate sites expire, employees will be moving to the property and the two buildings in Phase II. State Farm is a Fortune 500, AA rated by S&P, insurance company with over 65,000 employees and more than 18,000 independent contractor agents. As of December 31, 2016, State Farm had serviced over 84.4 million policies and accounts.

According to the appraiser, the property’s local market area benefits from its close proximity and access to several major thoroughfares, public transportation stations, the City of Atlanta, densely developed residential neighborhoods and commercial nodes. The property benefits from its direct access to the Dunwoody MARTA Station. Additionally, Georgia Highway 400 is 0.7 miles west of the property and Interstate 285 is located just north of the property.

The Market. The property is located in the Central Perimeter area which is located about 12.5 miles north of downtown Atlanta, and houses several major office complexes. The Atlanta-Sandy Springs-Marietta Metropolitan Statistical Area (“Atlanta MSA”) is the ninth largest region in the United States, consisting of 28 counties in northwest Georgia. The City of Atlanta is the largest incorporated area within the Atlanta MSA encompassing, most of Fulton County and a portion extending into neighboring DeKalb County. According to Moody’s Analytics, Atlanta had the third fastest-growing MSA between 2000 and 2010 of the 10 most populous MSAs in the United States.

Per the appraisal, as of February 2017, the region added 95,400 new jobs over the last year pushing total non-farm employment to over 2.7 million. According to the Bureau of Labor Statistics, the Atlanta MSA had the fastest rate of job growth among the 12 largest metropolitan areas in the nation, measuring 3.6% as of the trailing twelve month period ending February 2017. Atlanta gained the third-most jobs in the nation, behind New York (145,800 jobs) and Dallas (119,300 jobs). The Atlanta MSA is home to four Global 500 corporations, thirteen Fortune 500 corporations and 24 Fortune 1000 corporations. Atlanta ranks third in the number of Fortune 500 companies headquartered within city boundaries, behind New York and Houston.

A-2-42

Mortgage Loan No. 1 — Park Center Phase I

According to Reis, Inc., Atlanta Office market contains approximately 143.8 million SF of office space. The property falls in Reis, Inc.’s North Central/I-285/Georgia 400 submarket which is the largest submarket, containing approximately 23.8 million SF and 16.6% of the area's total inventory. According to CoStar as of July 2017, the Atlanta office market reported an inventory of approximately 302.8 million SF, a vacancy rate of 12.2%, and an asking rent of $21.94 PSF. The vacancy rate was up 0.3% over the previous year, was down from the 13.7% historical average. Vacancies have compressed steadily since 2010. Net absorption was positive approximately 1.6 million SF over the 12-month period. According to the appraisal, the property’s competitive set consists of the eight properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built	Total GLA (SF)	Est. Rent PSF(2)	Est. Occ.	Proximity (miles)
Park Center Phase I(3)	2016	590,926	$29.18	99.5%	N/A
Buckhead Atlanta	2014	112,150	$26.25	UAV	6.9
12th & Midtown	2010	752,710	$24.00	88%	10.9
1180 Peachtree	2006	670,443	$40.00(4)	99%	10.7
CODA Tech Square(5)	2019	775,000	$47.50(4)	UAV	11.6
Concourse Corporate Center	1988	687,107	$33.50(4)	UAV	0.9
Three Alliance	2017	501,678	$27.50 - $30.25	65%	5.5
4004 Perimeter Summit(5)	2017	355,250	$32.00	UAV	1.2

(1)	Source: Appraisal.

(2)	Based on recent leases identified by the appraisal.

(3)	Based on the underwritten rent roll.

(4)	The rents reflect gross rental rates while the other rents reflect net rental rates.

(5)	Currently under construction, Year Built is based on estimates provided by the appraisal.

Corporations with Offices in the Central Perimeter

Property	Fortune 500 Company	Proximity (miles)
UPS World Headquarters	Yes	2.4
First Data Headquarters	Yes	1.7
Mercedes Benz USA Headquarters (under construction)	N/A	1.8
IHG International Hotels Group	N/A	0.7
Cox Enterprises Headquarters	N/A	0.6
Veritiv Corporate Headquarters	Yes	1.5
Axiall Corporate Headquarters	N/A	1.5

Historical and Current Occupancy(1)

2014	2015	2016	Current(2)
N/A	N/A	N/A	99.5%

(1)	Historical financials are not available due to the property being built in 2016.

(2)	Based on the underwritten rent roll.

A-2-43

Mortgage Loan No. 1 — Park Center Phase I

Tenant Summary(1)(2)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rents	Lease Expiration Date
State Farm(3)	NR / AA / NR	569,778	96.4%	$29.27	$16,677,288	96.7%	6/30/2037
Del Frisco's(4)	NR / NR / NR	10,090	1.7%	$51.54	$520,000	3.0%	5/31/2028
Compass Food Court	NR / NR / NR	4,895	0.8%	$9.38	$45,932	0.3%	12/31/2022

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases for the proceeding 12 month period for Del Frisco's and Compass. State Farm's rent, as a credit tenant, is underwritten to the average annual rent over the term of the loan, or $29.27 PSF. Property leased rent is currently $16,267,668, or $27.53 PSF compared to underwritten rent of $17,243,241, or $29.18 PSF.

(2)	The property also includes a 2,143 SF management office and a 1,151 SF security office.

(3)	Ratings provided are for tenant, State Farm Mutual Automobile Insurance Company.

(4)	Del Frisco’s is anticipated to take occupancy in June 2018 upon completion of its space.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	2,869	0.5%	NAP	NAP	2,869	0.5%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	2,869	0.5%	$0	0.0%
2017	0	0	0.0	0	0.0	2,869	0.5%	$0	0.0%
2018	0	0	0.0	0	0.0	2,869	0.5%	$0	0.0%
2019	0	0	0.0	0	0.0	2,869	0.5%	$0	0.0%
2020	0	0	0.0	0	0.0	2,869	0.5%	$0	0.0%
2021	0	0	0.0	0	0.0	2,869	0.5%	$0	0.0%
2022	1	4,895	0.8	45,932	0.3	7,764	1.3%	$45,932	0.3%
2023	0	0	0.0	0	0.0	7,764	1.3%	$45,932	0.3%
2024	0	0	0.0	0	0.0	7,764	1.3%	$45,932	0.3%
2025	0	0	0.0	0	0.0	7,764	1.3%	$45,932	0.3%
2026	0	0	0.0	0	0.0	7,764	1.3%	$45,932	0.3%
2027 & Beyond	2	583,162	98.7	17,197,288	99.7	590,926	100.0%	$17,243,221	100.0%
Total	3	590,926	100.0%	$17,243,221	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases for the proceeding 12 month period for Del Frisco's and Compass. State Farm's rent, as a credit tenant, is underwritten to the average annual rent over the term of the loan, or $29.27 PSF. Property leased rent is currently $16,267,668, or $27.53 PSF compared to underwritten rent of $17,243,241, or $29.18 PSF.

A-2-44

Mortgage Loan No. 1 — Park Center Phase I

Operating History and Underwritten Net Cash Flow

	2014(1)	2015(1)	2016(1)	YTD(2)	Underwritten(3)	PSF	%(4)
Rents in Place	N/A	N/A	N/A	$15,323,094	$17,243,221	$29.18	69.0%
Vacant Income	N/A	N/A	N/A	0	$20	0.00	0.0%
Gross Potential Rent	N/A	N/A	N/A	$15,323,094	$17,243,241	$29.18	69.0%
Total Reimbursements	N/A	N/A	N/A	7,315,074	7,740,078	13.10	31.0%
Net Rental Income	N/A	N/A	N/A	$22,638,168	$24,983,318	$42.28	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(44,298)	(108,178)	(0.18)	(0.4)%
Other Income	N/A	N/A	N/A	0	56,823	0.10	0.2%
Effective Gross Income	N/A	N/A	N/A	$22,593,870	$24,931,963	$42.19	99.8%
Total Expenses	N/A	N/A	N/A	$6,712,812	$7,842,171	$13.27	31.5%
Net Operating Income	N/A	N/A	N/A	$15,881,058	$17,089,792	$28.92	68.5%
Total TI/LC, Capex/RR	N/A	N/A	N/A	0	124,408	0.21	0.5%
Net Cash Flow	N/A	N/A	N/A	$15,881,058	$16,965,384	$28.71	68.0%

(1)	Historical financials are not available due to the property being built in 2016.

(2)	YTD represents the annualized trailing five months ending May 31, 2017.

(3)	Rents in Place includes base rent and rent increases for the proceeding 12 month period for Del Frisco's and Compass. State Farm's rent, as a credit tenant, is underwritten to the average annual rent over the term of the loan, or $29.27 PSF. Property leased rent is currently $16,267,668, or $27.53 PSF compared to underwritten rent of $17,243,241, or $29.18 PSF. Del Frisco’s is anticipated to take occupancy in June 2018 upon completion of its space.

(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Transwestern Commercial Services Georgia L.L.C., an affiliate of TIG.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,090,000 for TI/LC reserves.

Tax and Insurance Escrows – The requirement of the borrower to make monthly deposits to the tax reserve and insurance reserve is waived so long as (a) State Farm has paid all taxes and insurance premiums prior to delinquency (such failure, a “Tenant Failure Event”) and (b) no Trigger Period (as defined below) has occurred.

TI/LC Reserves – At origination, the borrower made an initial TI/LC deposit of $3,090,000 related to obligations under the Del Frisco’s lease. The lender will collect $49,244 monthly only during a Trigger Period.

Replacement Reserves – The lender will collect $7,387 monthly only during a Trigger Period.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and then to the borrower’s operating account unless a Tenant Failure Event or a Trigger Period has occurred. During the continuance of a Tenant Failure Event, so long as no Trigger Period is continuing, funds sufficient to pay the monthly tax and insurance escrow are retained in the cash management account and disbursed during each interest period in accordance with the loan documents; all additional funds are swept each business day to the borrower’s operating account. During the continuance of a Trigger Period, all funds in the cash management account are retained in the cash management account and disbursed during each interest period of the term of the loan in accordance with the loan documents.

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Mortgage Loan No. 1 — Park Center Phase I

A “Trigger Period” means any period during which (i) an event of default shall have occurred and be continuing, (ii) State Farm is in default under the State Farm lease beyond any applicable notice and cure period, (iii) State Farm is rated below Baa3 by Moody’s (to the extent Moody’s is then rating State Farm) or BBB- by S&P, (iv) State Farm shall have surrendered, cancelled or terminated the State Farm lease or given written notice of its intent to surrender, cancel or terminate the State Farm lease, (v) State Farm fails to continuously occupy at least 50% of the aggregate space demised by the State Farm lease, (vi) State Farm is the subject of a voluntary or involuntary case concerning itself under the bankruptcy code or the subject of any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect, or State Farm shall have otherwise dissolved, been adjudicated insolvent or bankrupt or made a general assignment for the benefit of creditors, or (vii) the approved property manager is the subject of a voluntary or involuntary case concerning itself under the bankruptcy code or the subject of any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect, or approved property manager shall have otherwise dissolved, been adjudicated insolvent or bankrupt or made a general assignment for the benefit of creditors, and the borrower has not entered into a replacement approved management agreement with a new approved property manager within 90 days.

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A-2-47

Mortgage Loan No. 2 — Westin Building Exchange

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Mortgage Loan No. 2 — Westin Building Exchange

34
Data Center 279 SF
First Washington Corp 3,111 SF 1/2020
Office 1,500 SF
Sonata Capital Group, Inc. 2,349 SF 6/2022
Jackson Rosenfeld LLP 2,519 SF 4/2019
Telecom 774 SF
Vacant 1,221 SF
33
Data Center 3,045 SF
KMS Financial Svcs, Inc. 1,707 SF 9/2024
Office 531 SF
Telecom 2,697 SF
Building Facilities 2,717 SF
Vacant – Telecom 1,096 SF
32
Data Center 6,136 SF
Green House Data, Inc. 3,478 SF 6/2020
Vacant 2,371 SF
31
Data Center – Sprint Communications Co. LP 11,763 SF 4/2025
30
Data Center 5,867 SF
Office 2,628 SF
Sprint Communications Co., L.P. 1,816 SF 4/2025
Telecom 1,445 SF
29
Data Center 11,634 SF
Office 303 SF
28
Data Center 5,136 SF
KMS Financial Svcs, Inc. 6,872 SF 9/2024
27
Washington State Medical Assoc 7,378 SF 6/2024
State of Washington 4,426 SF 11/2018
26
State of Washington 10,037 SF 11/2018
Office 1,775 SF 11/2019
25
Data Center 977 SF
Federal Mediation Service 6,953 SF 11/2019
Metapeer, Inc. 4,043 SF 3/2020
24
Data Center 2,561 SF
Office 1,107 SF MTM
Catalyst Repository Systems 3,132 SF 3/2017
Telecom 742 SF
Vacant 4,068 SF
23
Data Center 2,286 SF 5/2020
Office 907 SF
Semaphore Corporation 1,928 SF 5/2020
SNW Asset Mgmt Corporation 2,607 SF 3/2019
Moravia IT, LLC 2,572 SF 3/2022
Telecom 672 SF
Vacant 1,447 SF
22
Gartner Inc. 5,313 SF 4/2021
Cognex Corporporation 2,720 SF 10/2019
Office 1,340 SF
Vacant 2,360 SF
21
Vaisala, Inc. 9,047 SF 12/2021
Office 596 SF
Building Facilities 213 SF
Vacant 2,052 SF
20
Data Center 3,123 SF
Retail 1,837 SF
Telecom 7,555 SF
Building Facilities 1,383 SF
19
Data Center 6,309 SF
Office 2,059 SF
Telecom 3,647 SF
18
Data Center 11,885 SF
17
Data Center 1,095 SF
Office 2,209 SF
Building Facilities 8,314 SF
16
Data Center – Level 3 Communications 6,484 SF 8/2020
Magnolia Medical Technologies 2,451 SF 2/2017
Office 1,704 SF
Building Facilities 1,058 SF
15
Data Center – Level 3 Communications 11,168 SF 8/2020
Office 639 SF
14
Data Center – Verizon Business Services 11,394 SF 6/2020
13
Data Center – Equinix, Inc. 11,480 SF 8/2019
12
Data Center – Equinix, Inc. 11,394 SF 8/2019
11
Data Center – Equinix, Inc. 11,719 SF 8/2019
10
Telecom 7,526 SF
Vacant – Telecom 4,919 SF
9
Telecom 8,535 SF
Vacant – Telecom 3,317 SF
8
Data Center – UW Telecom Office 4,127 SF
UW Telecom Office 2,053 SF 10/2021
Telecom 5,489 SF 12/2025
7
Data Center 6,919 SF
Telecom 4,630 SF
6
Data Center – MCI Metro Access 7,778 SF 6/2025
Telecom 3,771 SF
5
Telecom 11,723 SF
4
Data Center 403 SF
Telecom 5,291 SF
Building Facilities 6,546 SF
3
Equinix, Inc. 3,886 SF 1/2028
Telecom 2,430 SF 12/2028
Building Facilities 5,082 SF
2
Building Facilities 5,846 SF
obby
Data Center 286 SF
Retail 1,048 SF
Building Facilities 4,301 SF
ment
Data Center 4,165 SF
Office 634 SF
Telecom 444 SF
Building Facilities 2,567 SF
Vacant
Building
Data Center/ Telecom
Office/Retail

*Stacking plan is for illustrative purposes and some information may differ from actual.

A-2-49

Mortgage Loan No. 2 — Westin Building Exchange

A-2-50

Mortgage Loan No. 2 — Westin Building Exchange

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$67,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$67,500,000	Property Type – Subtype(4):	Office – CBD
% of Pool by IPB:	7.9%	Net Rentable Area (SF):	401,544
		Location:	Seattle, WA
Loan Purpose:	Refinance	Year Built / Renovated:	1981 / 2007
Borrower:	2001 Sixth LLC	Occupancy:	94.1%
Sponsors:	Clise Properties, Inc.; Digital Realty Trust, L.P.	Occupancy Date:	6/26/2017
Interest Rate:	3.2900%	2014 NOI:	$26,342,988
Note Date:	6/29/2017	2015 NOI:	$28,765,913
Maturity Date:	7/11/2027	2016 NOI:	$30,064,403
Interest-only Period:	120 months	TTM NOI(5)(6):	$30,830,493
Original Term:	120 months	UW Economic Occupancy:	93.4%
Original Amortization:	None	UW Revenues:	$49,623,835
Amortization Type:	Interest Only	UW Expenses:	$16,327,188
Call Protection(2):	L(26),Def(87),O(7)	UW NOI(6):	$33,296,646
Lockbox(3):	Soft Springing Hard	UW NCF:	$32,413,250
Additional Debt:	Yes	Appraised Value / Per SF:	$507,000,000 / $1,263
Additional Debt Balance(1):	$67,500,000	Appraisal Date:	5/23/2017
Additional Debt Type(1):	Pari Passu
Additional Future Debt Permitted:	No
Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$336
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$336
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	26.6%
Replacement Reserves:	$0	Springing	$160,618	Maturity Date LTV:	26.6%
Leasing Reserve:	$0	Springing	(7)	UW NOI DSCR:	7.39x
				UW NCF DSCR:	7.20x
				UW NOI Debt Yield:	24.7%
				UW NCF Debt Yield:	24.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$135,000,000	100.0%	Payoff Existing Debt	$101,080,612	74.9%
			Return of Equity	32,940,179	24.4
			Closing Costs	979,209	0.7
Total Sources	$135,000,000	100.0%	Total Uses	$135,000,000	100.0%

(1)	The Westin Building Exchange Whole Loan was co-originated by Column and Wells Fargo. The loan is part of a larger split whole loan comprised of two pari passu senior notes with an original balance of $135.0 million (collectively, the “Westin Building Exchange Whole Loan”). The financial information presented in the chart above is based on the cut-off date balance of the promissory notes comprising the Westin Building Exchange Whole Loan. For a detailed description, please refer to “The Loan” below.

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Mortgage Loan No. 2 — Westin Building Exchange

(2)	The lockout period will be at least 26 payments beginning with and including the first payment date of August 11, 2017. Defeasance of the full $135.0 million Westin Building Exchange Whole Loan is permitted at any time after the earlier to occur of (i) August 11, 2020 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	The property is a Class A office building located in the Seattle, Washington CBD. A significant portion of its NRA is leased and utilized for data center and telecommunication services.

(5)	Represents the trailing twelve month period ending April 30, 2017.

(6)	UW NOI exceeds TTM NOI mainly due to underwriting the current rent roll and rent increases occurring through July 1, 2018.

(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Westin Building Exchange loan, which is part of a larger split whole loan, is secured by a $135.0 million first mortgage loan secured by the fee interest in a 401,544 SF Class A office building located in Seattle, Washington. The Westin Building Exchange Whole Loan is evidenced by two pari-passu $67.5 million notes identified as Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the cut-off date of $67.5 million and is being contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-1, is the controlling note and has an outstanding principal balance as of the cut-off date of $67.5 million. Note A-1 is held by Wells Fargo Bank, National Association and is expected to be contributed to a future securitization. The holder of the Note A-2 is entitled, under certain circumstances, to consult with the controlling noteholder with respect to certain major decisions. The loan has a 10-year term and is interest-only for the entire term.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$67,500,000	$67,500,000	Wells Fargo Bank, NA	Y	Y
Note A-2	67,500,000	67,500,000	CSAIL 2017-CX9	N	N
Total	$135,000,000	$135,000,000

The Borrower. The borrowing entity for the loan is 2001 Sixth LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Clise Properties, Inc., a major Seattle-based commercial real estate firm, and Digital Realty Trust, L.P., one of the world’s largest publicly-traded data center REITs. Digital Realty Trust, L.P., an S&P 500 company, focuses on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industrial verticals. As of March 31, 2017, the company had 145 properties located throughout North America, Europe, Asia, and Australia. Founded by J.W. Clise in 1889, Clise Properties, Inc. owns and manages over three million SF of properties in the Seattle area including the Securities Building, Westin Building Exchange, Denny Building, 2018 Fifth Avenue, Six & Lenora Building and 1700 Seventh Avenue.

The Property. The Westin Building Exchange property is a 34-story class A building totaling approximately 401,544 SF, located in downtown Seattle, Washington. The property comprises 159,413 SF of data center space (39.7% of net rentable area (“NRA”); 43.3% of gross potential rent), 121,849 SF of office space (30.3% of NRA; 14.0% of gross potential rent), 76,703 SF of colocation/telecommunication space (19.1% of NRA; 42.4% of gross potential rent) and 43,579 SF attributed to building facilities, retail and storage space (10.9% of NRA; 0.3% of gross potential rent). Additionally, the property includes a 7-story, above-grade parking garage totaling 426 spaces, resulting in 1.1 spaces per 1,000 SF (or 3.5 spaces per 1,000 SF of office space).

A-2-52

Mortgage Loan No. 2 — Westin Building Exchange

Built in 1981 and renovated in 2007, the Westin Building Exchange property is situated on a 0.8-acre site and is one of the leading data center and colocation facilities in the United States. As one of the largest carrier hotel data centers in the United States, the property serves as the primary hub for interconnection, hosting, and business deployment in the Pacific Northwest with more than 40,000 interconnections. The property benefits from its physical location between submarine and terrestrial cable routes. Through the property’s extensive fiber and copper “Meet-Me” rooms, the property provides neutral connectivity points, carriers, and internet service providers. The property also provides access to numerous other networks via the Seattle Internet Exchange (“SIX”) and the Pacific Northwest Gigapop (“PN-WGP”), both of which have access points located at the property. In total, the property provides access to over 250 carriers and service/content providers.

The Westin Building Exchange property has a critical IT load of 10 megawatts and can facilitate an electrical build-out up to 150 watts PSF for the data center space. The property has 17 emergency backup generators, with capacity ranging from 500 kilowatts to 2.5 megawatts, and approximately 20,000 gallons of fuel storage on site. The property has multiple layers of security, including 24/7/365 security guards on site, 24/7/365 secure and monitored access, CCTV monitoring, proximity card readers and secure key card access.

The Westin Building Exchange property has a diversified rent roll with tenants in the hundreds, including internet and cloud service providers, as well as telecommunication, social media, gaming and streaming companies. The largest tenant by underwritten base rent is Equinix, Inc. (“Equinix”), which represents 9.6% of the NRA, 18.5% of the underwritten base rent and has been in occupancy at the property since 1999. Equinix’s annual underwritten base rent at the property is approximately $5.3 million, of which 57.1% is attributed to colocation/telecommunication space, 40.6% attributed to data center space, 2.1% attributed to office space and 0.2% attributed to storage space. Equinix connects more than 9,500 businesses to their customers, employees and partners inside carrier-neutral data centers and internet exchanges. Equinix serves approximately 34.0% of Fortune 500 companies and operates over 175 data center locations in 44 global markets, representing approximately 17.0 million SF globally, with more than 1,500 networks and approximately 230,000 connections.

The Market. The property is located in downtown Seattle, Washington, on Virginia Street between 5th and 6th Avenues in an area known as the Denny Triangle. Located adjacent to the southeast of the property (and connected via sky-bridge) is the 891-room Westin Seattle. Located adjacent to the northeast of the Westin Exchange Building property is the 36-story Doppler building, which is the southern-most portion of Amazon.com’s headquarters campus, which is expected to be completed in 2021 and will encompass three blocks. Amazon.com purchased the three block site for approximately $207.5 million from Clise Properties, Inc., one of the borrower sponsors of the Westin Building Exchange Whole Loan.

The 2017 estimated population within a three- and five-mile radius of the property is 219,468 and 443,849, respectively. The 2017 estimated average household income within the same three- and five-mile radii was $109,857 and $111,943, respectively. Within a 0.5-mile radius of the Westin Exchange Building property there are 171 retail properties, comprising approximately 4.4 million SF, with a total occupancy rate of 96.4% and a five-year average total occupancy of 97.0%. Located two blocks to the southeast of the property is Seattle’s retail core district which contains Seattle’s only Macy’s, Nordstrom’s Seattle flagship store, Nike’s downtown Seattle location, as well as Pacific Place (a 339,000 SF five-level indoor retail center) and Westlake Center (a 102,706 SF indoor retail center home to Zara’s flagship location).

According to the appraisal, Seattle is the 10th-largest U.S. data center market with 58 existing facilities containing a total 981,800 SF of operational space, and the property currently accounts for approximately 21.0% of all operational data center square footage in Seattle.

According to a third party market report, the property is located in the Belltown/Denny Regrade submarket of the Downtown Seattle office market. As of the second quarter of 2017, the Belltown/Denny Regrade submarket consisted of approximately 7.6 million SF of office space with an overall vacancy rate of 5.5%. For the same period, the Class A office segment of the Belltown/Denny Regrade submarket consisted of approximately 3.8 million SF of inventory with an overall vacancy rate of 2.9%. The appraisal determined office market rents of $36.00 PSF for space on floors 1 through 17 and $39.00 PSF for space on floors 18 through 34, both on a modified gross basis. The appraiser determined data center market rents of $95.00 PSF on a modified gross basis.

A-2-53

Mortgage Loan No. 2 — Westin Building Exchange

Top Tenant Summary(1)

Tenant	Ratings Fitch/Moody’s/DBRS(2)	Net Rentable Area (SF)	% of Total NRA	Annual U/W base rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual underwritten base rent	Lease Expiration Date
Equinix, Inc.	BB/Ba3/NR	38,650	9.6%	$136.22	$5,264,913	18.5%	Various
Level 3 Communications, LLC	BB/Ba3/NR	19,718	4.9	94.51	1,863,480	6.5	8/31/2020
Sprint Communications Co., LP	B+/B1/NR	17,031	4.2	89.62	1,526,391	5.4	4/30/2025
Verizon Business Svcs.	A-/Baa1/NR	12,362	3.1	88.92	1,099,224	3.9	Various
BCE Nexxia Corporation	NR/NR/NR	4,641	1.2	195.70	908,221	3.2	Various
Green House Data, Inc.	NR/NR/NR	13,359	3.3	67.50	901,716	3.2	Various
The Mead Group/Colocenters Inc	NR/NR/NR	8,805	2.2	78.67	692,712	2.4	3/31/2022
Total Major Tenants		114,566	28.5%	$106.98	$12,256,657	43.0%
Non-Major Tenants		263,207	65.5%	$61.72	$16,245,984	57.0%
Occupied Collateral Total		377,773	94.1%	$75.45	$28,502,641
Vacant Space		23,771	5.9%
Collateral Total		401,544	100.0%

(1)	Represents top tenants by annual underwritten base rent.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual underwritten base rent PSF and annual underwritten base rent include contractual rent steps through July 2018 totaling $391,010.

Historical and Current Occupancy(1)

2014	2015	2016	Current(2)
91.4%	91.4%	93.0%	94.1%

(1)	Source: Historical Occupancy is provided by the loan sponsors. Occupancies are an average of quarterly occupancy throughout the respective years.

(2)	Based on the June 26, 2017 underwritten rent roll.

A-2-54

Mortgage Loan No. 2 — Westin Building Exchange

Lease Rollover Schedule(1)(2)

Year	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
MTM & 2017	27,186	6.8%	$3,357,773	11.8%	53,519	13.3%	5,492,194	19.3%
2018	23,555	5.9	$3,185,932	11.2	50,741	12.6%	6,543,705	23.0%
2019	58,476	14.6	$5,784,234	20.3	109,217	27.2%	12,327,939	43.3%
2020	52,796	13.1	$4,561,044	16.0	162,013	40.3%	16,888,983	59.3%
2021	28,308	7.0	$2,264,139	7.9	190,321	47.4%	19,153,123	67.2%
2022	21,041	5.2	$2,056,473	7.2	211,362	52.6%	21,209,595	74.4%
2023	15,853	3.9	$4,271,713	15.0	227,215	56.6%	25,481,308	89.4%
2024	15,957	4.0	$440,514	1.5	243,172	60.6%	25,921,822	90.9%
2025	24,809	6.2	$2,162,079	7.6	267,981	66.7%	28,083,902	98.5%
2026	0	0.0	$88,200	0.3	267,981	66.7%	28,172,102	98.8%
2027	451	0.1	$193,915	0.7	268,432	66.8%	28,366,017	99.5%
2028 & Beyond	4,520	1.1	$136,624	0.5	272,952	68.0%	28,502,641	100.0%
Other NRA(3)	104,821	26.1	$0	0.0	377,773	94.1%	28,502,641	100.0%
Vacant	23,771	5.9	NAP	NAP	401,544	100.0%	NAP	NAP
Total	401,544	100.0%	$28,502,641	100.0%
(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through July 1, 2018

(2)	Certain tenants may have lease expiration options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Other NRA includes square footage related to WBX/Telecom, MMR and other Building Facility space.

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Mortgage Loan No. 2 — Westin Building Exchange

The following table presents certain information relating to comparable data center leases for the Westin Building Exchange property:

Comparable Data Center Leases(1)

U.S. Market	Date	Premises	Term (months)	Rent/SF/Year
West Coast	2Q17	7,750	60	$58.00
Northwest	1Q17	8,000	120	$200.00
Northwest	1Q17	5,000	120	$90.00
West Coast	3Q16	2,500	180	$106.00
Northeast	2Q16	10,000	240	$47.00
Northeast	2Q16	50,000	240	$62.50
Northeast	2Q16	38,000	120	$65.50
Northeast	4Q15	7,500	120	$45.00
Northeast	4Q15	50,000	120	$55.00
Northeast	4Q15	1,000	240	$60.00
Northwest	4Q15	7,700	36	$85.00
Northeast	3Q15	2,150	120	$98.00
West Coast	3Q15	2,500	120	$115.00
Northeast	2Q15	14,500	60	$95.00
Northeast	4Q14	64,000	60	$85.00
Northwest	1Q14	840	168	$127.00
Northwest	3Q13	14,000	118	$94.00
Northeast	3Q13	45,000	240	$60.00
Northeast	3Q13	27,500	240	$205.00
Northeast	3Q12	12,000	240	$6500
Northeast	2Q13	30,000	180	$71.00
Northeast	2Q13	11,000	240	$85.00

(1)	Source: Appraisal.

A-2-56

Mortgage Loan No. 2 — Westin Building Exchange

The following table presents certain information relating to comparable office leases for the Westin Building Exchange property:

Comparable Office Leases(1)

Property	Year Built	Total GLA (SF)	Proximity (miles)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
428 Westlake Avenue North	2004	88,546	0.6	Amazon.com	2Q17/ 10.0 Yrs	80,978	$44.00	Gross
800 Fifth Avenue	1981	933,808	0.7	Greystar	1Q17/ 8.25 Yrs	34,484	$40.50	Gross
800 Fifth Avenue	1981	933,808	0.7	Entercom Seattle, LLC	1Q17/ 10.0 Yrs	21,485	$38.00	Gross
US Bank Centre	1989	943,575	0.3	Badgely, Phelps & Bell	4Q16/ 5.0 Yrs	16,579	$44.85	Gross
First & Stew Art	1986	94,333	0.4	Hewitt Architects	3Q16/ 7.0 Yrs	10,829	$36.00	Gross
Market Place Tower	1988	194,687	0.4	Snapchat	4Q16/ 5.0 Yrs	47,000	$42.00	Gross
Market Place II	1988	46,752	0.4	Davis Law	4Q16/ 4.0 Yrs	1,648	$39.00	Gross
Fourth & Blanchard	1979	409,874	0.3	Aritex USA, Inc.	4Q16/ 2.0 Yrs	1,009	$31.00	Gross

(1)	Source: Appraisal.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF(2)	%(3)
Gross Potential Rent - Office/Data Center	$14,034,815	14,797,797	15,747,196	$16,066,525	$17,602,696	$43.84	52.7%
Gross Potential Rent - Telecom	9,881,953	11,014,556	10,709,321	10,850,411	13,005,742	32.39	38.9%
Gross Potential Rent - Storage	52,720	56,772	42,412	37,212	45,036	0.11	0.1%
Gross Potential Rent - Retail	22,590	18,730	39,221	51,274	55,848	0.14	0.2%
Infrastructure Fee	2,951,414	2,927,375	2,770,041	2,747,610	2,822,910	7.03	8.4%
Cost of Service Escalations/CAM	1,836,909	1,977,050	1,988,010	2,106,089	2,267,576	5.65	6.8%
Gross Revenues	$28,780,401	$30,792,280	$31,296,201	$31,859,121	$35,799,807	$89.16	107.1%
(Vacancy/Collection Loss)(4)	0	0	0	0	(2,376,919)	(5.92)	(7.1%)
Net Rental Income	$28,780,401	$30,792,280	$31,296,201	$31,859,121	33,422,888	$83.24	100.0%
Other Income(5)	11,025,934	12,601,384	14,209,539	14,896,350	16,200,947	40.35	48.5%
Effective Gross Income	$39,806,335	$43,393,664	$45,505,740	$46,755,471	$49,623,835	$123.58	148.5%
Total Expenses	$13,463,347	$14,627,751	$15,441,337	$15,924,978	$16,327,188	$40.66	32.9%
Net Operating Income(6)	$26,342,988	$28,765,913	$30,064,403	$30,830,493	$33,296,646	$82.92	67.1%
Total TI/LC, Capex/RR	0	0	0	0	883,397	2.20	1.8%
Net Cash Flow	$26,342,988	$28,765,913	$30,064,403	$30,830,493	$32,413,250	$80.72	65.3%

(1)	Represents the trailing twelve month period ending April 30, 2017.

(2)	Rent includes base rent and rent increases occurring through July 1, 2018.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Based on actual economic vacancy plus three tenants vacating through August 2017.

(5)	Other income includes roof and antenna rent, cabling, meet me room, tenant service, WBX electric income, parking and other miscellaneous income. Underwritten Other Income mainly exceeds the TTM Other Income due to increases in revenues from cabling and meet me room revenue.

(6)	Underwritten Net Operating Income exceeds TTM Net Operating Income mainly due to underwriting the current rent roll and rent increases occurring through July 1, 2018.
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Mortgage Loan No. 2 — Westin Building Exchange

Property Management. The property is managed by Clise Agency, Inc., an affiliate of Clise Properties, Inc.

Escrows and Reserves.

Tax & Insurance Escrows – Upon the commencement of a Cash Trap Event Period (as defined below) and on each mortgage loan payment date during the continuance of a Cash Trap Event Period, 1/12th of an amount which would be sufficient to pay the taxes, other charges and insurance premiums estimated by the lender to be payable during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such taxes, other charges and insurance premiums at least 10 days prior for taxes and 30 days prior for insurance to their respective date of delinquency.

Replacement Reserve – The borrower is required to deposit an amount of $0.20 PSF per year, subject to a cap equal to two years of collections (which must be replenished by the borrower up to the foregoing cap as funds are withdrawn from the reserve) only during a Cash Trap Event Period.

Leasing Reserve – The borrower is required to escrow amount of $5.00 PSF per year of vacant space (exclusive of the WBX/Telecom datacenter space) subject to a cap equal to two years of collections, which must be replenished by the borrower up to the foregoing cap as funds are withdrawn from the reserve monthly only during a Cash Trap Event Period.

Lockbox / Cash Management. The Westin Building Exchange Whole Loan requires a lender-controlled lockbox account, which is already in place, and that upon the occurrence of a Cash Trap Event period, the borrower will direct all tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” shall mean a period commencing upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt yield as determined by lender being less than 13.0% as of the applicable date of determination.

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A-2-59

Mortgage Loan No. 3 — Two Independence Square

A-2-60

Mortgage Loan No. 3 — Two Independence Square

A-2-61

Mortgage Loan No. 3 — Two Independence Square

A-2-62

Mortgage Loan No. 3 — Two Independence Square

A-2-63

Mortgage Loan No. 3 — Two Independence Square

Mortgage Loan Information		Property Information
Mortgage Loan Sellers(1):	Column / Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$55,000,000	Property Type - Subtype:	Office – Single Tenant
% of Pool by IPB:	6.4%	Net Rentable Area (SF):	605,897
		Location:	Washington, D.C.
Loan Purpose:	Acquisition	Year Built / Renovated:	1992 / 2014
Borrower:	Two Independence Hana OW, LLC	Occupancy:	100.0%
Sponsor:	Hana Asset Management Co., Ltd.	Occupancy Date:	9/6/2017
Interest Rate:	3.2300%	Number of Tenants:	4
Note Date:	7/5/2017	2014 NOI:	$20,670,983
Maturity Date:	7/6/2022	2015 NOI:	$20,576,410
Interest-only Period:	60 months	2016 NOI:	$20,939,551
Original Term:	60 months	TTM NOI(4):	$21,189,590
Original Amortization:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$31,593,604
Call Protection:	L(26),Def(30),O(4)	UW Expenses:	$11,035,326
Lockbox(3):	Hard	UW NOI:	$20,558,277
Additional Debt:	Yes	UW NCF:	$20,418,701
Additional Debt Balance(2):	$170,700,000	Appraised Value / Per SF:	$375,000,000 / $619
Additional Debt Type:	Pari Passu, B-Note	Appraisal Date:	1/5/2017
Additional Future Debt Permitted:	No

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$271
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$271
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	43.7%
GSA Replacement Reserve:	$2,500,000	$250,000	$4,000,000	Maturity Date LTV:	43.7%
Garage Replacement Reserve:	$871,097	$0	N/A	UW NOI DSCR:	3.83x
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	3.80x
Replacement Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	12.5%
				UW NCF Debt Yield:	12.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$225,700,000	60.3%	Purchase Price	$354,701,303	94.8%
Sponsor Equity	148,576,402	39.7	Closing Costs	16,204,002	4.3
			Upfront Reserves	3,371,097	0.9
Total Sources	$374,276,402	100.0%	Total Uses	$374,276,402	100.0%
(1)	The Two Independence Square loan is comprised of four senior notes, of which a $30.0 million A-2 note is being contributed by Column and a $25.0 million A-3-B note is being contributed by Natixis.

(2)	The Two Independence Square loan is a part of a larger split whole loan evidenced by four senior pari passu A-notes with an original balance of $164.0 million and Note B with an original principal balance of $61.7 million. The financial information presented in the chart above and herein reflects the cut-off date balance of $164.0 million of A Notes, but not the $61.7 million Note B. For a more detailed description of the additional debt, please refer to “Additional Debt” below.

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Mortgage Loan No. 3 — Two Independence Square

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	Represents the trailing twelve-month period ending March 31, 2017.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Two Independence Square loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in a 605,897 SF Class A office building located in Washington, DC. The loan has a 5-year term and is interest-only for the term of the loan. The Two Independence Square loan is a part of a whole loan (the “Two Independence Square Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3-A and A-3-B, collectively the “Two Independence Square Senior Loans”) and one subordinate note (“Note B” or the “Two Independence Square Subordinate Companion Loan”). For more information see “Description of the Mortgage Pool – The Whole Loans” in the Preliminary Prospectus. Note A-1 and Note B were contributed to the CSMC 2017-MOON Trust, a private securitization pursuant to which the Two Independence Square Whole Loan is expected to be serviced and administered. The Note A-2 and A-3-B have an aggregate balance of $55.0 million and are being contributed to the CSAIL 2017-CX9 Trust. The trustee of the CSMC 2017-MOON is entitled to exercise all of the rights of the controlling noteholder with respect to the Two Independence Square Whole Loan, however, the holders of Note A-2, A-3 –A and A-3-B are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$64,000,000	$64,000,000	CSMC 2017-MOON	Y	N
Note A-2	30,000,000	30,000,000	CSAIL 2017-CX9	N	N
Note A-3-A	45,000,000	45,000,000	WFCM 2017-C39	N	N
Note A-3-B	25,000,000	25,000,000	CSAIL 2017-CX9	N	N
Note B	61,700,000	61,700,000	CSMC 2017-MOON	Y	Y
Total	$225,700,000	$225,700,000

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Mortgage Loan No. 3 — Two Independence Square

Two Independence Square Total Debt Capital Structure

(1)	Based on an as-is appraised value of $375.0 million as of January 5, 2017 per the appraisal.

(2)	Based on the UW NOI of $20,558,277.

(3)	Based on the UW NCF of $20,418,701 and the coupon of 3.2300% on the Two Independence Square Whole Loan.

(4)	Implied Equity is based on the as-is appraised value of $375.0 million, less total debt of $225.7 million.

The Borrower. The borrowing entity for the loan is Two Independence Hana OW, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is indirectly owned by Two Independence Hana, LLC and is indirectly controlled by Hana Asset Management Co., Ltd.

The Sponsor. The borrower, Two Independence Hana OW, LLC, is the sole party liable for any breach or violation of the non-recourse provisions in the loan documents. There is no separate non-recourse carve-out guarantor. Two Independence Hana OW, LLC is indirectly owned by Two Independence Hana, LLC (the “REIT”), a public U.S. REIT and a Delaware LLC, and indirectly owned by two Korean Investment Trusts (one public and one private), which are both managed by Hana Asset Management Co., Ltd., a wholly owned subsidiary of Hana Financial Group Inc. (“Hana”), with year-end 2016 revenues of $7.7 billion, total assets of $288.2 billion, total equity of $19.3 billion, and a market cap of approximately $12.9 billion as of August 23, 2017. Hana Asset Management Co., Ltd. will be the REIT’s asset manager in Korea, and Ocean West Capital Partners or one of its affiliates will serve as the REIT’s U.S. asset and property manager. Ocean West Capital Partners is an experienced real estate investment and management firm with a history of operating Class A assets. Since inception in 2009, Ocean West Capital Partners has acquired and operated investments valued at over $550.0 million, and its principals have completed over $50.0 billion of real estate transactions.

The Property. The Two Independence Square property is a 605,897 SF, nine-story, Class A office building located on a 2.3-acre site on the southeast corner of E Street SW and 4th Street SW in Washington, DC. The property is the headquarters for the National Aeronautics and Space Administration (“NASA”). The Two Independence Square property is LEED Gold Certified and Level IV secured and contains an underground parking garage permitted for 796 spaces (1.3 spaces per 1,000 SF of net rentable area), which is leased to NASA and operated by a third party garage operator. The property features specialized construction and security for NASA, including high-tech computer and conference rooms, recording studios, sound control, separate systems for back-up and 24-hour operation.

Amenities in the NASA space include an auditorium for 200+ people with 14 levels of stadium seating and a 20 foot ceiling, which is located on the first floor adjacent to the main lobby, a fitness facility of 4,500 SF with separate male/female locker rooms, showers, saunas, and towel service, and two ninth floor rooftop terraces with seating, planters and views of the Washington Monument and U.S. Capitol.

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Mortgage Loan No. 3 — Two Independence Square

As of September 6, 2017, the Two Independence Square property is 100.0% occupied. NASA has been a tenant at the Two Independence Square property since it was built in 1992. In 2013, the United States Government Services Administration (“GSA”) (Fitch/Moody’s/S&P: AAA/Aaa/AA+), on behalf of NASA, renewed its lease for 15 years through August 2028. As part of the renewal, the seller has invested approximately $86.3 million ($142 PSF) to renovate the building, including $45.4 million ($75 PSF) expended on tenant improvements in the NASA space. NASA occupies 597,253 SF or 98.6% of the net rentable area, and the balance of 8,644 SF is leased to three ground floor retail tenants, including the Grand Deli & Café (7,292 SF), Independence Lobby Shop (718 SF), and Cleaner of Cleaners (634 SF).

The Market. The property is located in the Southwest submarket of downtown Washington, DC, a business district predominantly occupied by branches of the federal government and many of the Smithsonian Museums. In addition to leasing the majority of the office space in this submarket, the federal, state and local governments provide 22% of all jobs. The Two Independence Square property is within a few blocks of the United States Capitol, the District’s most recognizable landmark. The Two Independence Square property is situated just east of the heavily trafficked entrance to Interstates 395 and 695, has excellent visibility and access, and is one block southwest of the Federal Center SW MetroRail station.

According to the appraiser, the Southwest submarket is undergoing significant new mixed-use development and gentrification. Major projects include The Wharf, a $2.2 billion landmark waterfront development to contain 3.2 million SF and located one-mile south, the $300 million, 25,000 seat, DC United pro soccer team Stadium at Buzzard Point expected to open in 2018, and the $400.0 million Museum of the Bible re-development to open in 2017. The L’Enfant Plaza complex is located 0.6 miles west and contains four office towers above the “La Promenade” shopping mall, the 370-room Loews L’Enfant Plaza Hotel and L’Enfant MetroRail station, all totaling 1.2 million SF. The retail promenade is undergoing a $60.0 million renovation, and the International Spy Museum with 600,000 annual visitors are expected to move to the L’Enfant Plaza in 2018, at an estimated cost of $100.0 million.

Per the appraisal, as of year-end 2016, the Southwest office submarket contained 11,853,498 SF of inventory, with an 11.1% vacancy rate, unchanged from year-end 2015, and had an average asking rent of $47.81 PSF. The year-end 2016 Class A vacancy was 11.0%, a 0.1% decline from year-end 2015, with an average asking rent of $50.87 PSF, a 5.1% increase over $48.38 PSF for year-end 2015. The appraisal concluded a market rent of $48.00 PSF for office space at the Two Independence Square property, which is 7.0% higher than the underwritten rent for NASA.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Two Independence Square	1992 / 2014	605,897(2)	$44.64(2)	100%(2)	N/A	NASA(2)
Patriots Plaza II	2009 / NAV	321,499	$47.83	88%	0.1	GSA – FBI, GSA – DOL
One Patriots Plaza	2005 / NAV	280,001	$46.50	58%	0.1	GSA – FBI
Capitol View	2007 / NAV	249,334	$44.05	100%	1.1	GSA – HUD
Aerospace Center	1987 / NAV	400,215	$45.00	68%	0.9	GSA Bureau of Prisons
3 & 4 Constitution Square	2014 / NAV	839,000	$49.00	100%	0.8	GSA – DOJ

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

Historical and Current Occupancy(1)

2013	2014	2015	2016	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the September 6, 2017 underwritten rent roll.

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Mortgage Loan No. 3 — Two Independence Square

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
NASA	Aaa/AA+/AAA	597,253	98.6%	$44.87	99.1%	8/3/2028
Grand Deli & Café	NR/NR/NR	7,292	1.2%	$26.75	0.7%	7/31/2027
Independence Lobby Shop	NR/NR/NR	718	0.1%	$44.35	0.1%	5/31/2023
Cleaner of Cleaners	NR/NR/NR	634	0.1%	$35.11	0.1%	3/31/2026

(1)	Based on the underwritten rent roll, including rent increases occurring through March 31, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	1	718	0.1	31,843	0.1	718	0.1%	$31,843	0.1%
2024	0	0	0.0	0	0.0	718	0.1%	$31,843	0.1%
2025	0	0	0.0	0	0.0	718	0.1%	$31,843	0.1%
2026	1	634	0.1	22,260	0.1	1,352	0.2%	$54,103	0.2%
2027 & Beyond	2	604,545	99.8	26,992,331	99.8	605,897	100.0%	$27,046,434	100.0%
Total	4	605,897	100.0%	$27,046,434	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through March 31, 2018.

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Mortgage Loan No. 3 — Two Independence Square

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$26,646,134	$27,002,748	$26,990,943	$27,001,926	$27,046,434	$44.64	94.4%
Vacant Income	0	0	0	0	0	0	0.0
Gross Potential Rent	$26,646,134	$27,002,748	$26,990,943	$27,001,926	$27,046,434	$44.64	94.4%
Total Reimbursements	1,143,975	605,679	561,455	675,196	1,592,642	2.63	5.6
Net Rental Income	$27,790,109	$27,608,427	$27,552,398	$27,677,122	$28,639,076	$47.27	100.0%
(Vacancy/Collection Loss)	0	0	0	0	0	0	0.0
Other Income	72,415	135,967	244,354	302,811	251,849	0.42	0.9
Parking Income	2,455,187	2,528,842	2,604,707	2,623,983	2,702,679	4.46	9.4
Effective Gross Income	$30,317,711	$30,273,236	$30,401,458	$30,603,916	$31,593,604	$52.14	110.3%
Total Expenses	$9,646,728	$9,696,826	$9,461,907	$9,414,326	$11,035,326	$18.21	34.9%
Net Operating Income	$20,670,983	$20,576,410	$20,939,551	$21,189,590	$20,558,277	$33.93	65.1%
Total TI/LC, Capex/RR	0	0	0	0	139,576	0.23	0.4
Net Cash Flow	$20,670,983	$20,576,410	$20,939,551	$21,189,590	$20,418,701	$33.70	64.6%

(1)	Represents the trailing twelve-month period ending March 31, 2017.

(2)	Rent includes Base Rent and Rent Increases occurring through March 31, 2018.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by OW Management Services, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow $2.5 million for the GSA replacement reserve and $871,097 for the garage replacement reserve.

Tax & Insurance Escrows – Upon the commencement of a Cash Sweep Period and on each mortgage loan payment date during the continuance of a Cash Sweep Period, 1/12th of an amount which would be sufficient to pay the taxes, other charges and insurance premiums estimated by the lender to be payable during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such taxes, other charges and insurance premiums at least 30 days prior to their respective date of delinquency.

GSA Replacement Reserve – At closing, $2.5 million was escrowed for interior renovations and improvements required in the GSA lease. In addition, on a monthly basis, the borrower is required to escrow $250,000 for replacement reserves. The reserve is subject to a cap of $4.0 million.

Replacement Reserve – The borrower is required to escrow 1/12th of $151,474 monthly only during a Cash Sweep Period.

TI/LC Reserve – The borrower is required to escrow $75,737 monthly only during a Cash Sweep Period.

Lockbox / Cash Management. The Two Independence Square Whole Loan is structured with a hard lockbox and in-place cash management. Tenants have been directed to remit all payments due under their leases directly into such lockbox account. The borrower will, and will cause the manager to, deposit all amounts received constituting rents into the lockbox account within one business day after receipt. All funds in the lockbox account will be swept to a lender-controlled cash management account. Upon the occurrence of a Cash Sweep Period (as defined below), all excess cash flow will be swept to the lender-controlled account.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Two Independence Square Whole Loan documents; (ii) the occurrence of any bankruptcy action of the borrower or the manager; (iii) the debt yield being less than 7.5% for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12-month period immediately preceding such date of determination, as determined by the lender; or (iv) the occurrence of a GSA Trigger Event (as defined below). A Cash Sweep Period will end, with respect to clause (i), upon the acceptance by the lender of a

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Mortgage Loan No. 3 — Two Independence Square

cure of such event of default; with respect to a Cash Sweep Period caused by a bankruptcy action of a manager, if the borrower replaces the manager with a qualified manager under a replacement management agreement following such bankruptcy action; with respect to clause (iii), if (a) no event of default is continuing and (b) the debt yield is at least 7.5% for the two consecutive calendar quarters immediately preceding the date of determination based upon the trailing 12-month period immediately preceding such date of determination; and with respect to clause (iv), upon the occurrence of a GSA Cure (as defined below).

A “GSA Trigger Event” will commence if (a) GSA ceases operation and/or goes dark with respect to more than 50.0% of its space or (b) GSA vacates, abandons or ceases to occupy more than 50.0% of its space.

A “GSA Cure” will occur if (a) GSA has recommenced operations within 45 days of going dark or (b) the borrower replaces GSA with a new tenant or tenants acceptable to the lender pursuant to a new lease acceptable to the lender such that GSA and the replacement tenant(s) collectively occupy more than 50.0% of the GSA space.

Additional Debt. The Two Independence Square loan is a part of the Two Independence Square Whole Loan that is evidenced by four pari passu promissory notes and one subordinate note. The Two Independence Square Whole Loan was originated on July 5, 2017 by Column Financial, Inc. Note A-3-A and Note A-3-B were purchased by Natixis Real Estate Capital LLC on July 14, 2017. The Two Independence Square Whole Loan has an outstanding principal balance as of the Cut-off Date of $225.7 million and accrues interest at an interest rate of 3.2300% per annum.

The Note A-1 and the Two Independence Square Subordinate Companion Loan, which had an aggregate original principal balance of $125.7 million, were contributed to the CSMC 2017-MOON Trust. The remaining Note A-2-A was contributed to the WFCM 2017-C39 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Two Independence Square Whole Loan” in the Preliminary Prospectus.

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Mortgage Loan No. 4 — 245 Park Avenue

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Mortgage Loan No. 4 — 245 Park Avenue

A-2-73

A-2-74

Mortgage Loan No. 4 — 245 Park Avenue

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Mortgage Loan No. 4 — 245 Park Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$54,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$54,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	6.3%	Net Rentable Area (SF) (5):	1,779,515
		Location:	New York, NY
Loan Purpose:	Acquisition	Year Built / Renovated:	1965 / 2006
Borrower:	245 Park Avenue Property LLC	Occupancy(5)(6):	91.2%
Sponsor:	HNA Group	Occupancy Date:	2/28/2017
Interest Rate:	3.6694%	Number of Tenants:	19
Note Date:	5/5/2017	2014 NOI:	$98,558,306
Maturity Date:	6/1/2027	2015 NOI:	$102,667,705
Interest-only Period:	120 months	2016 NOI:	$106,715,962
Original Term:	120 months	TTM NOI(7):	$107,676,675
Original Amortization:	None	UW Economic Occupancy:	88.5%
Amortization Type:	Interest Only	UW Revenues:	$177,756,680
Call Protection(3):	L(27),Def (89),O(4)	UW Expenses:	$62,448,738
Lockbox(4):	Hard	UW NOI:	$115,307,942
Additional Debt(2):	Yes	UW NCF:	$109,564,903
Additional Debt Balance(2):	$1,714,000,000	Appraised Value / Per SF(5):	$2,210,000,000 / $1,242
Additional Debt Type(2):	Pari Passu, B-Notes, Mezzanine	Appraisal Date:	4/1/2017
Additional Future Debt Permitted:	No

Escrows and Reserves(8)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(5):	$607
Taxes:	$0	$3,878,518	N/A	Maturity Date Loan / SF(5):	$607
Insurance:	$227,000	$113,500	N/A	Cut-off Date LTV:	48.9%
Replacement Reserves:	$47,738	$47,738	N/A	Maturity Date LTV:	48.9%
TI/LC:	$0	Springing	N/A	UW NOI DSCR:	2.87x
Other:	$11,431,608	$0	N/A	UW NCF DSCR:	2.73x
				UW NOI Debt Yield:	10.7%
				UW NCF Debt Yield:	10.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$1,200,000,000	52.4%	Purchase Price	$2,210,000,000	96.4%
Mezzanine Loan A	236,500,000	10.3	Upfront Reserves	11,706,346	0.5
Mezzanine Loan B	221,000,000	9.6	Closing Costs	70,356,233	3.1
Mezzanine Loan C	110,500,000	4.8
Cash Equity	524,062,579	22.9
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

(1)	The 245 Park Avenue Whole Loan was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Barclays Bank PLC, Deutsche Bank AG, New York Branch and Société Générale.

(2)	The 245 Park Avenue loan is part of a larger split whole loan evidenced by 23 pari passu notes (collectively, “A Notes”) and five subordinate notes (collectively, “B Notes”) with an aggregate original principal balance of $1.2 billion. The additional debt consists of 21 pari passu companion loans with an outstanding principal balance of $1.026 billion, $120.0 million of B Notes and $568.0 million of mezzanine loans. The financial information presented in

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Mortgage Loan No. 4 — 245 Park Avenue

the chart above and herein reflects the cut-off date balance of the $1.08 billion of A Notes, but not the $568.0 million of mezzanine loans or the $120.0 million of B Notes. For a more detailed description of the additional debt, please refer to “Additional Debt” below.

(3)	The lockout period will be at least 27 payments beginning with and including the first payment date of July 1, 2017. Defeasance of the full $1.2 billion 245 Park

Avenue Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2020 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized.

(4)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.

(5)	Based on remeasured net rentable area of 1,779,515 SF in accordance with current REBNY standards, which is the basis for the square footage in future leasing. The property’s contractual square footage is 1,723,993 SF as leased.

(6)	Occupancy includes HNA Capital USA LLC (an affiliate of the loan sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

(7)	Represents the trailing twelve month period ending March 31, 2017.

(8)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The 245 Park Avenue loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrower’s fee interest in a 44-story, remeasured 1,779,515 SF office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York. The whole loan has an outstanding principal balance of $1.2 billion (the “245 Park Avenue Whole Loan”) and is comprised of (i) a senior loan, evidenced by 23 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion (collectively, the “A Notes”) and (ii) a subordinate companion loan, evidenced by five pari passu notes, with an aggregate outstanding principal balance of $120.0 million (collectively, the “B Notes”). Two of the A Notes, Note A-2-B-2-A and Note A-2-B-3-B, have an aggregate outstanding principal balance as of the cut-off date of $54.0 million and are being contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Five of the A Notes, including the controlling Note A-1-A, along with all five of the B Notes were contributed to the 245 Park Avenue Trust 2017-245P securitization which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling noteholder under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). However, the CSAIL 2017-CX9 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the directing certificateholder prior to a control termination event). The 245 Park Avenue Whole Loan has a 10-year term and will be interest-only for the term of the loan. Additionally, Note A-2-A-1, which has an outstanding principal balance as of the cut-off date of $98.0 million was contributed to the JPMCC 2017-JP6 securitization, Note A-2-A-2 and Note A-2-C-1-A, which have an aggregate outstanding principal balance as of the cut-off date of $93.75 million, were contributed to the DBJPM 2017-C6 securitization, Note A-2-B-1, which has an outstanding principal balance as of the cut-off date of $80.0 million, was contributed to the CSAIL 2017-C8 securitization, Note A-2-D-1, which has an outstanding principal balance as of the cut-off date of $32.0 million, were contributed to the UBS 2017-C2 securitization, Note A-2-D-2 and Note A-2-D-3, which have an aggregate outstanding principal balance as of the cut-off date of $38.0 million, were contributed to the UBS 2017-C3 securitization, Note A-2-B-3-A, which has an aggregate outstanding principal balance as of the cut-off date of $45.0 million, was contributed to the WFCM 2017-C39 securitization, and Note A-2-E-1, which has an aggregate outstanding principal balance as of the cut-off date of $55.0 million, was contributed to the WFCM 2017-C38 securitization. The remaining A Notes are currently held by their respective co-originators as depicted in the chart below and are expected to be contributed to one or more future securitizations.

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Mortgage Loan No. 4 — 245 Park Avenue

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1-A	$152,000,000	$152,000,000	245 Park Avenue Trust 2017-245P	Y	N
Note A-1-B	114,000,000	114,000,000	245 Park Avenue Trust 2017-245P	N	N
Note A-1-C	38,000,000	38,000,000	245 Park Avenue Trust 2017-245P	N	N
Note A-1-D	38,000,000	38,000,000	245 Park Avenue Trust 2017-245P	N	N
Note A-1-E	38,000,000	38,000,000	245 Park Avenue Trust 2017-245P	N	N
Note A-2-A-1	98,000,000	98,000,000	JPMCC 2017-JP6	N	N
Note A-2-A-2	75,000,000	75,000,000	DBJPM 2017-C6	N	N
Note A-2-A-3	75,000,000	75,000,000	JPMorgan Chase	N	N
Note A-2-A-4	32,000,000	32,000,000	JPMorgan Chase	N	N
Note A-2-B-1	80,000,000	80,000,000	CSAIL 2017-C8	N	N
Note A-2-B-2-A	45,000,000	45,000,000	CSAIL 2017-CX9	N	N
Note A-2-B-2-B	25,000,000	25,000,000	Natixis	N	N
Note A-2-B-3-A	45,000,000	45,000,000	WFCM 2017-C39	N	N
Note A-2-B-3-B	9,000,000	9,000,000	CSAIL 2017-CX9	N	N
Note A-2-B-3-C	6,000,000	6,000,000	Natixis	N	N
Note A-2-C-1-A	18,750,000	18,750,000	DBJPM 2017-C6	N	N
Note A-2-C-1-B	6,250,000	6,250,000	Deutsche Bank	N	N
Note A-2-C-2	45,000,000	45,000,000	Deutsche Bank	N	N
Note A-2-D-1	32,000,000	32,000,000	UBS 2017-C2	N	N
Note A-2-D-2	25,000,000	25,000,000	UBS 2017-C3	N	N
Note A-2-D-3	13,000,000	13,000,000	UBS 2017-C3	N	N
Note A-2-E-1	55,000,000	55,000,000	WFCM 2017-C38	N	N
Note A-2-E-2	15,000,000	15,000,000	Barclays	N	N
Note B-1	48,000,000	48,000,000	245 Park Avenue Trust 2017-245P	N	N
Note B-2	36,000,000	36,000,000	245 Park Avenue Trust 2017-245P	N	N
Note B-3	12,000,000	12,000,000	245 Park Avenue Trust 2017-245P	N	N
Note B-4	12,000,000	12,000,000	245 Park Avenue Trust 2017-245P	N	N
Note B-5	12,000,000	12,000,000	245 Park Avenue Trust 2017-245P	N	Y
Total	$1,200,000,000	$1,200,000,000

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Mortgage Loan No. 4 — 245 Park Avenue

245 Park Avenue Total Debt Capital Structure

(1)	Based on remeasured net rentable area of 1,779,515 SF in accordance with current REBNY standards which is the basis for the square footage in future leasing. The property’s contractual square footage is 1,723,993 SF as leased.

(2)	Based on an as-is appraised value of $2.21 billion ($1,242 PSF) as of April 1, 2017 per the appraisal.

(3)	Based on the UW NOI of $115,307,942.

(4)	Based on assumed coupons of 3.6694% for the Mortgage Loan, 5.0000% for the Mezzanine Loan A, 5.7000% for the Mezzanine Loan B, 6.8500% for the Mezzanine Loan C and 4.3000% for the Total Debt.

(5)	Implied Equity is based on the as-is appraised value of $2.21 billion, less total debt of $1.77 billion.

The Borrower. The borrowing entity for the loan is 245 Park Avenue Property LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor is HNA Group (“HNA”) and the nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the loan sponsor. HNA is a China-based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. In 2016, HNA had total assets of approximately $140.0 billion with revenues of approximately $87.0 billion. The main business of HNA Finance, a subsidiary of HNA, is leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA Real Estate, a subsidiary of HNA, focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA owns more than $1.3 billion of commercial real estate in the United States including 850 Third Avenue in New York, New York, 1180 Sixth Avenue in New York, New York, the Cassa Hotel at 70 West 45th Street in New York, New York and two golf courses, Nicklaus Club Monterey in Monterey, California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

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Mortgage Loan No. 4 — 245 Park Avenue

The Property. The property is a Class A office tower located along Park Avenue between 46th and 47th Streets that consists of 44 stories with 42 office levels, 57,799 SF of retail space and 1,580 SF of lobby retail space in Midtown Manhattan, New York. The property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal, and within 0.6 miles of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is widely considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Station and other amenities. As of February 28, 2017, the property was 91.2% leased to 19 tenants based on remeasured net rentable area and the property has demonstrated average occupancy of 95.0% from 2007 to 2016.

The property’s largest tenant is Société Générale, a French multinational banking and financial services company, which utilizes the property as its United States headquarters and leases 33.3% of the remeasured net rentable area through October 2032 across 12 floors. In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual SF through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of 245 Park Avenue for 593,344 remeasured SF which lease has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five years of the term equal to the higher of the rent payable for the first five years and a fair market rental value (no more than $110 PSF). Société Générale’s direct lease has a base year of 2013. As of May 25, 2017, Société Générale reported a market capitalization of approximately €40.5 billion and had revenues of €25.3 billion in 2016. Société Générale has offices in 67 countries, employing 145,700 people and serving approximately 31 million customers as of December 31, 2016. The second-largest tenant, JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), leases 13.4% of the remeasured net rentable area through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States with a market capitalization of $303.2 billion as of May 25, 2017, operates in more than 60 countries, has more than 250,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported revenues of $95.7 billion and assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed the direct lease described above. Of the 225,438 total contractual SF leased by JPMorgan Chase Bank, 189,686 contractual SF is subleased through October 30, 2022, including 90,556 contractual SF to Houlihan Lokey Howard & Zukin Financial Advisors, Inc., 49,133 contractual SF to The Nemec Agency, Inc., 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL Partners, LLC. JPMorgan Chase Bank also utilizes 17,813 contractual SF of its leased space at the property. The third largest tenant at the property, Major League Baseball (“MLB”), is currently headquartered at the property and leases 12.6% of the remeasured net rentable area through October 2022. MLB is a professional baseball league in North America. MLB reported record revenues in 2015, up $500.0 million from the prior year and approaching $9.5 billion. MLB had attendance of more than 73.0 million fans in 2016. MLB subleases 37,385 contractual SF to the National Australia Bank, LTD., 24,840 contractual SF to Houlihan Lokey, Inc. and 10,525 contractual SF to Anthos U.S.A. Inc. through October 30, 2022. MLB’s lease expires in October 2022 and MLB has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at 1271 Avenue of the Americas and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before the expiration date or if MLB vacates or abandons all or substantially all of its space, a Cash Sweep Event (as defined in “Escrows and Reserves” below) will occur.

As of February 28, 2017, 62.8% of the property’s annual in-place base rent was attributed to investment grade tenants. The property serves as the United States headquarters for Société Générale (33.3% of remeasured net rentable area, rated A2/A by Moody's and S&P) and features other investment grade and institutional tenants including JPMorgan Chase Bank (13.4% of remeasured net rentable area, rated Aa3/A+/AA- by Moody's, S&P and Fitch), MLB (12.6% of remeasured net rentable area), Angelo Gordon & Co., L.P. (6.4% of remeasured net rentable area) and Rabobank Nederland (6.3% of remeasured net rentable area, rated Aa2/A+/AA- by Moody's, S&P and Fitch). Midtown Manhattan is home to numerous national and multinational corporations, such as Bloomberg L.P., BlackRock, Inc., the Blackstone Group L.P., Colgate-Palmolive Company, J.P.Morgan Chase & Co. and NBC Universal. The surrounding area offers a number of luxury hotels including the Waldorf

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Mortgage Loan No. 4 — 245 Park Avenue

Astoria, The Four Seasons and the New York Palace as well as Michelin starred restaurants such as Aquavit, The Modern and Le Bernardin.

The Market. The property occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan. The property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal, and within 0.6 miles of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is widely considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Station and other amenities.

According to the appraisal, as of the fourth quarter of 2016, the Park Avenue office submarket had approximately 21.8 million SF of office inventory, direct weighted average Class A asking rents of $102.15 PSF and a vacancy rate of 10.5%. The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 PSF to $125.00 PSF which is in-line with the property’s in-place rent. The comparable buildings had a weighted average occupancy of 97.0%. The property’s weighted average in place office rent of $80.72 PSF is approximately $15.82 PSF lower than the appraiser's concluded weighted average in place market rent of $96.54 PSF. According to the appraisal, the property’s competitive set consists of the 10 properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenant
245 Park Avenue	1965 / 2006	1,779,515	$73.00	91. 2%(2)	N/A	Société Générale
1177 Avenue of the Americas	1992 / NAV	960,050	$80.00	93.1%	0.5	Kramer Levin Naftalis & Frankel LLP
280 Park Avenue	1962 & 1968 / NAV	1,283,145	$110.00	97.1%	0.1	Orix USA, Wells Fargo
599 Lexington Avenue	1986 / NAV	955,274	$85.00	100.0%	0.3	Vroom
520 Madison Avenue	1982 / NAV	849,600	$127.00	94.3%	0.5	CIC Eurepeenne Internation et Cie
237 Park Avenue	1981 / 2015	1,142,196	$79.00	65.6%	0.1	Permanent Mission of Canada to the UN
399 Park Avenue	1961 / NAV	1,250,000	$108.50	98.6%	0.4	Morgan Stanley
75 Rockefeller Plaza	1947 / 2017	635,917	$82.50	39.4%	0.5	Merrill Lynch Wealth Management
90 Park Ave	1964 / NAV	785,000	$80.00	96.8%	0.5	Alston & Bird
1285 Avenue of the Americas	1960 / NAV	1,473,950	$79.00	100.0%	0.7	UBS
601 Lexington Avenue	1977 / NAV	1,671,702	$140.00	98.9%	0.4	BTG Pactual
277 Park Avenue	1964 / 2001	1,529,945	$116.00	98.1%	0.1	Visa

(1)	Source: Appraisal and a third party report.

(2)	Current occupancy is as of February 28, 2017, is based on remeasured net rentable area of 1,779,515 and includes HNA Capital USA LLC (an affiliate of loan sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which has executed leases but have not yet taken occupancy. For more information, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the Preliminary Prospectus.

Historical and Current Occupancy(1)

2013	2014	2015	2016	Current(2)
93.6%	93.6%	93.6.%	95.0%	91.2%

(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of February 28, 2017, is based on remeasured net rentable area of 1,779,515 and includes HNA Capital USA LLC (an affiliate of the loan sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

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Mortgage Loan No. 4 — 245 Park Avenue

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)(3)	% of Total NRA(3)	Base Rent PSF(4)	Lease Expiration Date
Société Générale(5)(6)	A2 /A /NA	593,344	33.3%	$61.50	10/31/2032
JPMorgan Chase Bank(5)(7)	Aa3 / A+ / AA-	237,781	13.4%	$52.42	10/31/2022
MLB(8)	NA / NA / NA	224,477	12.6%	$124.75	10/31/2022
Angelo Gordon & Co., L.P.	NA / NA / NA	113,408	6.4%	$81.00	5/31/2026
Rabobank Nederland	Aa2 / A+ / AA-	112,662	6.3%	$138.00	9/30/2026
Ares Capital Corporation	NA / BBB / BBB	97,101	5.5%	$83.91	5/31/2026
Regus Business Centre LLC	NA / NA / NA	38,383	2.2%	$84.00	9/30/2021
HNA Capital US LLC(9)	NA / NA / NA	38,382	2.2%	$74.00	1/31/2026
WisdomTree Investments, Inc.(10)	NA / NA / NA	37,924	2.1%	$73.00	8/31/2029
The Norinchukin Bank	A1 / A / NA	37,342	2.1%	$99.00	3/31/2022

(1)	Based on the underwritten rent roll dated February 28, 2017, including rent increases occurring through April 30, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Based on remeasured net rentable SF of 1,779,515.

(4)	Based on 1,723,993 contractual SF which includes BOP 245 Park LLC.

(5)	JPMorgan Chase Bank subleases 562,347 contractual SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term, (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(7)	The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Howard & Zukin Financial Advisors, Inc., 49,133 contractual SF to The Nemec Agency, Inc., 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL Partners, LLC. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the property to HNA Capital US LLC, an affiliate of the sponsor.

(10)	WisdomTree Investments, Inc. has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

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Mortgage Loan No. 4 — 245 Park Avenue

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring(3)	NRA Expiring(4)	% of NRA Expiring(4)	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring(2)	Cumulative % of NRA Expiring(2)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	153,915	8.9%	NAP	NAP	153,915	8.9%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	153,915	8.9%	$0	0.0%
2017	0	0	0.0	0	0.0	153,915	8.9%	$0	0.0%
2018	2	13,352	0.8	1,282,100	1.0	167,267	9.7%	$1,282,100	1.0%
2019	0	0	0.0	0	0.0	167,267	9.7%	$1,282,100	1.0%
2020	1	22,502	1.3	1,597,404	1.3	189,769	11.0%	$2,879,504	2.3%
2021	1	38,382	2.2	3,224,088	2.6	228,151	13.2%	$6,103,592	4.8%
2022(5)	6	505,781	29.3	45,017,995	35.7	733,932	42.6%	$51,121,587	40.5%
2023	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2024	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2025	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2026	6	376,592	21.8	36,765,311	29.1	1,110,524	64.4%	$87,886,898	69.7%
2027 & Beyond(5)	3	613,469	35.6	38,290,601	30.3	1,723,993	100.0%	$126,177,500	100.0%
Total	19	1,723,993	100.0%	$126,177,500	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2017. Rent includes base rent and rent increases occurring through April 30, 2018.

(2)	Certain tenants may have termination or contraction options (which are exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Certain tenants have more than one lease.

(4)	Based on 1,723,993 contractual SF which includes BOP 245 Park LLC.

(5)	JPMorgan Chase Bank subleases 562,347 SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF(3)	%(4)
Rents in Place	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19	65.1%
Vacant Income	0	0	0	0	16,425,575	9.53	8.5
Rent Steps	0	0	0	0	10,341,838	6.00	5.3
Gross Potential Rent(5)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72	78.9%
Total Reimbursements(6)	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.73	21.1
Net Rental Income	$150,404,076	$159,956,722	$165,737,056	$166,998,932	$193,863,523	$112.45	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(16,425,575)	(9.53)	(8.5)
Other Income (7)	488,183	704,333	1,901,893	1,888,513	318,732	0.18	0.2
Effective Gross Income	$150,892,259	$160,661,056	$167,638,950	$168,887,445	$177,756,680	$103.11	91.7%
Total Expenses	$52,333,953	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22	35.1%
Net Operating Income(8)	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$115,307,942	$66.88	64.9%
Total TI/LC, Capex/RR	0	0	0	0	5,743,040	3.33	3.2
Net Cash Flow	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$ 109,564,903	$63.55	61.6%

(1)	TTM represents the trailing 12-month period ending March 31, 2017.

(2)	Rent includes Base Rent and Rent Increases occurring through April 30, 2018.

(3)	Based on 1,723,993 contractual SF.

(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	The increase in Underwritten Gross Potential Rent from TTM Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten to (i) for noninvestment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 PSF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 PSF through the remainder of the loan term.

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Mortgage Loan No. 4 — 245 Park Avenue

(6)	Total Reimbursements are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant will reimburse expenses over a base year of 2013.

(7)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(8)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent PSF from approximately $68.87 to approximately $72.69 PSF.

Property Management. The property is managed by Brookfield Properties Management LLC (“Brookfield”) on an interim basis subject to a property management agreement that is in place until October 31, 2017. The borrower has indicated that it expects to replace Brookfield and select a long term property manager on or before the expiration of the current management agreement. Under the loan agreement, the loan sponsor may replace the property manager with a qualified manager, which will include certain preapproved parties or, among other criteria, a nationally recognized property management company having at least 7.5 million rentable SF (excluding the property) under management, including at least 5.0 million rentable SF under management in office properties in New York City.

Escrows and Reserves. At origination, the borrower deposited $10,298,441 for outstanding tenant improvements and leasing commissions, $1,133,167 for free rent, $227,000 for insurance reserves and $47,738 for replacement reserves. In lieu of depositing any reserve amounts required under the loan documents in cash, the borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10.0% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12th of annual estimated tax payments, which currently equates to $3,878,518 (approximately $26.15 per remeasured SF annually).

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12th of the annual insurance premiums, which currently equates to $113,500 (approximately $0.77 per remeasured SF annually).

Replacement Reserves - On a monthly basis, the borrower is required to escrow $47,738 (approximately $0.32 per remeasured SF annually) for ongoing replacement reserves.

Rollover Reserves - Commencing on May 1, 2025 and continuing on a monthly basis, the borrower is required to deposit $446,775 per month ($3.00 per remeasured SF annually) with the lender for costs related to tenant improvements and leasing commissions.

The borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

Lockbox / Cash Management. The 245 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager were required at origination to deliver letters to all tenants at the property directing them to pay rents into a lockbox account. All funds in the lockbox account are required to be swept within one business day into the borrower’s operating account, unless a Cash Sweep Event (as defined below) has occurred, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lenders have been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the loan documents or an event of default under the mezzanine loan documents, (b) the bankruptcy or insolvency of the borrower or the property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the property being included in the bankruptcy action or that has a material adverse effect on the property or the value or security of the lender's interests), (c) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and the related mezzanine loans, based on underwritten net cash flow and the trailing three-month period, falls below 1.15x at the end of any quarter, or (d) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or

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Mortgage Loan No. 4 — 245 Park Avenue

if MLB vacates or abandons all or substantially all of its premises (this clause (d), a “Tenant Trigger Event”); (provided that, in the case of a Tenant Trigger Event, such sweep will be capped at $85.00 PSF with respect to the space leased by MLB.

A Cash Sweep Event may be cured in accordance with the following conditions: (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender(s) of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, if the borrower replaces such manager within 60 days of such action in accordance with the loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and the related mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) borrower has paid all of lender’s reasonable expenses incurred in connection with such Cash Sweep Event. The borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the borrower.

A “DSCR Cure” means the satisfaction of the following conditions: (a) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each related mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; and (b) no Cash Sweep Event resulting from a separate event has occurred that has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the loan documents) may not exceed 10.0% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90.0% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow has been deposited in the cash management account in an amount equal to or exceeding $85.00 PSF with respect to the space demised under the MLB lease.

Additional Debt. The $568.0 million mezzanine debt consists of a $236.5 million mezzanine loan A, a $221.0 million mezzanine loan B and a $110.5 million mezzanine loan C. The mezzanine loan A has a 5.0000% coupon, the mezzanine loan B has a 5.7000% coupon and the mezzanine loan C has a 6.8500% coupon. The mezzanine loans are interest-only for the full term of the loans and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue B Notes and mezzanine loans, the cumulative cut-off date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loans have been or are expected to be sold to institutional investors.

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 Mortgage Loan No. 5 — The Boulders Resort & Spa

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 Mortgage Loan No. 5 — The Boulders Resort & Spa

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 Mortgage Loan No. 5 — The Boulders Resort & Spa

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 Mortgage Loan No. 5 — The Boulders Resort & Spa

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 Mortgage Loan No. 5 — The Boulders Resort & Spa

A-2-90

 Mortgage Loan No. 5 — The Boulders Resort & Spa

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Hotel – Resort
% of Pool by IPB:	5.8%	Net Rentable Area (Rooms):	160
Loan Purpose:	Refinance	Location:	Scottsdale, AZ
Borrower:	CP Boulders, LLC	Year Built / Renovated:	1985 / 2015-2016
Sponsors:	Columbia Sussex Corporation; CSC Holdings, LLC	Occupancy / ADR / RevPAR:	73.8% / $244.24 / $180.23
Interest Rate:	5.4800%	Occupancy / ADR / RevPAR Date:	6/30/2017
Note Date:	8/31/2017	Number of Tenants:	N/A
Maturity Date:	9/6/2022	2014 NOI:	$3,428,221
Interest-only Period:	0 Months	2015 NOI:	$8,101,115
Original Term:	60 months	2016 NOI:	$8,767,694
Original Amortization:	360 months	TTM NOI(4):	$9,388,998
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	73.8% / $244.24 / $180.23
Call Protection(2):	L(24),Def(32),O(4)	UW Revenues:	$40,823,938
Lockbox(3):	Hard	UW Expenses:	$31,183,660
Additional Debt:	Yes	UW NOI:	$9,640,278
Additional Debt Balance:	$23,000,000	UW NCF:	$8,007,320
Additional Debt Type:	Pari Passu	Appraised Value / Per Room:	$130,300,000 / $814,375
Additional Future Debt Permitted:	No	Appraisal Date:	7/6/2017

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$456,250
Taxes:	$73,769	$59,673	N/A	Maturity Date Loan / Room:	$423,733
Insurance:	$167,878	$18,780	N/A	Cut-off Date LTV:	56.0%
FF&E:	$136,080	$136,080	N/A	Maturity Date LTV:	52.0%
Seasonality Reserve:	$300,000	Springing	Various	UW NOI DSCR:	1.94x
				UW NCF Debt Yield:	1.61x
				UW NOI Debt Yield:	13.2%
				UW NCF Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$73,000,000	100.0%	Payoff Existing Debt	$53,826,337	73.7%
			Return of Equity	17,231,263	23.6
			Closing Costs	1,264,673	1.7
			Upfront Reserves	677,727	0.9
Total Sources	$73,000,000	100.0%	Total Uses	$73,000,000	100.0%

(1)	The Boulders Resort & Spa loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate original principal balance of $73.0 million (collectively, “The Boulders Resort & Spa Whole Loan”). The financial information presented in the chart above reflects the cut-off date balance of the Boulders Resort & Spa Whole Loan.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of October 6, 2017. Defeasance of the full $73.0 million of The Boulders Resort & Spa Whole Loan is permitted at any time after the earlier to occur of (i) August 31, 2021 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized.

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 Mortgage Loan No. 5 — The Boulders Resort & Spa

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	Represents the trailing twelve month period ending June 30, 2017.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Boulders Resort & Spa loan, which is part of a larger split whole loan, is secured by a first mortgage lien on a 160-room, luxury resort hotel property located in Scottsdale, Arizona. The Boulders Resort & Spa Whole Loan has an outstanding principal balance of $73.0 million, which is evidenced by two notes identified as Note A-1 and Note A-2. Note A-1, which is the controlling note and has an outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $23.0 million is expected to be contributed to a future securitization. The Boulders Resort & Spa Whole Loan is expected to be serviced pursuant to the CSAIL 2017-CX9 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2017-CX9 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2017-CX9 pooling and servicing agreement, the CSAIL 2017-CX9 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to The Boulders Resort & Spa Whole Loan; however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 5-year term and amortizes on a 30-year schedule.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$50,000,000	$50,000,000	CSAIL 2017-CX9	Y	Y
Note A-2	23,000,000	23,000,000	Column	N	N
Total	$73,000,000	$73,000,000

The Borrower. The borrowing entity for the loan is CP Boulders, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsors and nonrecourse carve-out guarantors are Columbia Sussex Corporation and CSC Holdings, LLC. Columbia Sussex Corporation was founded by William J. Yung III in 1972 with one hotel, and currently owns a portfolio of 38 Hilton, Marriott, and Starwood brand hotels in 22 states.

The Property. The property is a 160-room, Curio Collection by Hilton branded, Southwest Adobe style, full-service, luxury resort located on 361.7 acres in northern Scottsdale, Arizona. The property anchors the larger 1,300 acre master planned Boulders development, a high-end resort community in the northeast Phoenix metropolitan statistical area (“MSA”). The property has recently garnered several awards, including, Best Hotels in the USA (US News & World Reports), Best Hotel in Arizona (Travel + Leisure Magazine for 2017), Top 25 U.S. Resorts (Golf Digest), Top 50 Tennis Resorts in America (TENNIS Magazine), and Top 50 Resort Spa (Conde Nast Traveler). The property was built in 1985 and renovated from 2015 to 2016, which included renovating all guestrooms, upgrading common areas, renovating the main lodge and spa, expansion of the Grill Restaurant’s outdoor seating and additional amenity areas. Capital expenditures at the property were approximately $16.2 million or $101,319 per room since the sponsor’s acquisition in April 2015.

The property features 160 casita style guestrooms (550 SF each) in 90 one- and two-story buildings, with amenities including five dining outlets, a main lodge, 34,453 SF of indoor and 46,710 SF of outdoor meeting space, a 33,000 SF spa with 24 treatment rooms and café, a 2,000 SF fitness facility, an adult pool, two championship award-winning golf courses, golf clubhouse and pro-shop, a terraced tennis garden with eight courts of three different surface types, three outdoor pools, business center, gift shop, and the 81,791 SF El Pedregal center with a mix of meeting facilities, retail and dining and an outdoor event amphitheater. The recently renovated guestrooms offer Southwestern accents and wood-burning fireplaces, wood-beamed ceilings, four- and five- fixture bathrooms with natural stone showers, 42” HD TVs, sitting areas, ceiling fans, WiFi, and patios or balconies. Recreational activities offered by the hotel include hiking, biking, rock climbing, fishing, and sight-seeing tours.

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Mortgage Loan No. 5 — The Boulders Resort & Spa

The 1,300-acre master planned community contains privately owned single family homes along with luxury one, two and three bedroom Villas and Haciendas (the “Villas”), which are owned (fee simple) by third-parties (the “Owners”) that are able to participate in a Rental Management Program (the “Program”), whereby the borrower rents the Villas as hotel rooms on their behalf. Currently 55 Villas and 7 Haciendas (62 total) participate in the Program, and the participant total has been stable since 1999. The Owners must commit to a minimum 12-month rental term, which automatically renews at expiration on a month-to-month basis unless terminated. During the November-April high season, Owners are restricted to 30 days of use. The rental income is split 52.5% / 47.5% in favor of the borrower. The Owners are responsible for real estate taxes, insurance and utilities and the borrower is responsible for maid and minor maintenance service, plus property management. The 62 Villas contributed approximately $3.02 million or 7.4% of total revenues for the TTM ending June 30, 2017. Villas and Hacienda owners and renters have access to all resort amenities which are detailed further below.

Amenities at the property includes two championship, 18-hole, Jay Morrish designed, semi-public golf courses developed in 1997 which were constructed to USGA specifications. The course greens are situated amongst boulder formations, rock outcroppings, and natural terrain. Practice facilities include a driving range, putting/chipping green, and practice bunker. The golf clubhouse building contains the Grill Restaurant and Bar, clubhouse, underground parking, pro shop with cart and equipment rentals, retail store, and maintenance/storage space.

El Pedregal center is an 81,791 SF, mixed-use, open-air center with three two-story buildings surrounding a central courtyard. The centerpiece is the 1,200-square foot Courtyard Stage, an expansive amphitheater with a professional raised stage primarily used to host concerts, cultural and charity events. The Tohono Conference Center is located in El Pedregal and includes a 5,370 SF ballroom and breakout space. Additional specialty retail and the Spotted Donkey restaurant are located in El Pedregal. The property has a total of 1,148 surface parking spaces.

The property is located on North Tom Darlington Drive with 7,500 feet of frontage. The landscape consists of high desert with large boulder outcroppings and moderate slopes. Traffic within the resort is restricted to enhance the setting and serenity of guests, who can walk on paved paths or request rides in employee-driven golf carts. The 1,300 acre site is bounded by Stagecoach Pass Road (north), E. Westland Road (south), N. Tom Darlington Drive (west), and N. Hayden Rd./N. 79th Way/N. Indian Camp Trail/Ironwood Rd./N. Boulder Dr. to the east. Approximately one third of the master planned community is within the city of Carefree. The elevation of Carefree is approximately 2,400 feet above sea level, compared to approximately 1,100 feet for Phoenix.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			The Boulders Resort & Spa(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	69.0%	$252.01	$173.90	67.7%	$242.78	$164.26	98.1%	96.3%	94.5%
2015	70.5%	$261.74	$184.61	61.7%	$251.84	$155.41	87.5%	96.2%	84.2%
2016	67.4%	$269.86	$181.86	75.0%	$234.34	$175.81	111.3%	86.8%	96.7%
TTM(3)	66.7%	$280.76	$187.32	73.8%	$244.24	$180.23	110.6%	87.0%	96.2%

(1)	Source: third party data provider. The competitive set consists of the following hotels: JW Marriott Camelback Inn Scottsdale Resort & Spa, Waldorf Astoria Arizona Biltmore, The Wigwam, The Unbound Collection, Royal Palms Resort & Spa, Hyatt Regency @ Gainey Ranch, Fairmont Scottsdale Princess, Luxury Collection The Phoenician and Four Seasons Resort Scottsdale @ Troon North.

(2)	Source: Borrower provided financials.

(3)	Represents the trailing twelve month period ending June 30, 2017.

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Mortgage Loan No. 5 — The Boulders Resort & Spa

The Market. The property is located in the northern end portion of the City of Scottsdale, Maricopa County, Arizona, within the Phoenix-Mesa-Glendale MSA which has a 2017 population of approximately 4.7 million. The property is situated approximately 20 miles north of downtown Scottsdale, and 25 miles northeast of downtown Phoenix, the capital of Arizona. The MSA has a strong transportation network, which includes interstates 10 and 17, six freeways (51, 60, 101, 143, 202, 303), bus service, and the approximately $1.4 billion, 35-station, light rail system that connects Phoenix, Tempe and Mesa, which served 15.5 million riders in 2016. According to the appraisal, the system is expected to expand to 66-miles by 2034. According to the appraisal, the Phoenix Sky Harbor International Airport is the 10th busiest in the U.S. and served 44 million passengers in 2015, a 4.4% increase over 2014. The airport is connected to the light rail system via the Phoenix Sky Train.

Scottsdale is situated in the Salt River Valley or “Valley of the Sun” in the northern Sonoran Desert. The city is bordered by Paradise Valley and Phoenix to the west, Fountain Hills, the Salt River Indian Reservation and the Tonto National Forest on the east, the Salt River and Tempe to the south, and Carefree, Cave Creek and the Tonto National Forest to the north. Development in Scottsdale has occurred in a northerly direction due to manmade and natural barriers, and its remoteness has resulted in mostly master planned communities.

The appraiser identified eight comparable rental properties, ranging from 119 rooms to 750 rooms that were most recently renovated between 2008 and 2017. The average 2016 occupancy and ADR achieved by these properties was roughly 68% and $268.23, respectively. The properties in the appraisal’s competitive set are all located in Scottsdale area and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix			2016 Estimated Operating Statistics
Property	Rooms	Year Built / Renovated	Meeting Space (SF)	Corp. Individual	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
The Boulders Resort & Spa	160	1985 / 2016	34,453	3%	45%	52%	75%	$234.34	$176.29
JW Marriott Camelback Inn Scottsdale Resort & Spa	453	1936 / 2008	33,559	5%	50%	45%	70% - 75%	$235 - $245	$170 - $180
Four Seasons Resort Scottsdale at Troon North	210	1999 / 2014	20,000	3%	40%	57%	75% - 80%	$390 - $400	$305 - $315
The Phoenician	643	1988 / 2017	64,000	3%	50%	47%	60% - 65%	$330 - $340	$195 - $205
Fairmont Scottsdale Princess	750	1988 / 2012	72,000	5%	50%	45%	70% - 75%	$265 - $275	$185 - $195
Hyatt Regency Resort and Spa at Gainey Ranch	493	1986 / 2008	35,000	5%	40%	55%	70% - 75%	$240 - $250	$165 - $175
Royal Palms Resort & Spa	119	1929 / 2012	20,000	5%	40%	55%	70% - 75%	$280 - $290	$205 - $215
Arizona Biltmore Resort and Spa	736	1929 / 2016	100,000	5%	50%	45%	60% - 65%	$245 - $255	$155 - $165
Wigwam Resort & Spa	331	1929 / 2015	45,000	5%	40%	55%	60% - 65%	$170 - $180	$110 - $115
Total(2)	3,735

(1)	Source: Appraisal.

(2)	Excludes the subject property.

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Mortgage Loan No. 5 — The Boulders Resort & Spa

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	67.7%	61.7%	75.0%	73.8%	73.8%
ADR	$242.78	$251.84	$234.34	$244.24	$244.24
RevPAR	$164.26	$155.41	$175.81	$180.23	$180.23
Rooms Revenue	$9,592,548	$9,075,977	$10,295,459	$10,525,442	$10,525,442	$65,784	25.8%
Villas Revenue	2,559,017	3,016,075	2,812,538	3,020,510	3,020,510	18,878	7.4%
Food & Beverage Revenue	12,706,299	12,753,905	11,932,163	12,485,904	12,485,904	78,037	30.6%
Spa Revenue	3,595,131	4,011,423	3,939,636	3,915,692	3,915,692	24,473	9.6%
Golf Revenue	8,655,851	8,325,677	8,287,690	8,511,319	8,511,319	53,196	20.8%
Other Revenue	3,047,192	3,358,347	2,443,516	2,365,071	2,365,071	14,782	5.8%
Total Revenue	$40,156,038	$40,541,404	$39,711,002	$40,823,938	$40,823,938	$255,150	100.0%
Rooms Expense	4,487,156	5,042,620	4,593,772	4,515,013	4,515,013	28,219	42.9%
Villas Expense	537,437	76,292	390,096	366,007	366,007	2,288	12.1%
Food & Beverage Expense	9,414,944	8,003,690	7,428,344	7,606,589	7,606,589	47,541	60.9%
Spa Expense	2,831,797	2,881,554	3,070,655	3,014,940	3,014,940	18,843	77.0%
Golf Expense	5,694,862	5,130,828	5,295,086	5,387,974	5,387,974	33,675	63.3%
Other Departmental Expense	1,207,496	970,644	828,938	783,476	783,476	4,897	33.1%
Departmental Expenses	$24,173,692	$22,105,628	$21,606,891	$21,674,000	$21,674,000	$135,463	53.1%
Departmental Profit	$15,982,346	$18,435,776	$18,104,111	$19,149,938	$19,149,938	$119,687	46.9%
Operating Expenses	$11,163,981	$8,736,451	$7,738,149	$8,123,888	$8,189,957	$51,187	20.1%
Gross Operating Profit	$4,818,365	$9,699,325	$10,365,962	$11,026,050	$10,959,981	$68,500	26.8%
Fixed Expenses(4)	1,390,144	1,598,210	1,598,268	1,637,052	1,319,704	8,248	3.2%
Net Operating Income	$3,428,221	$8,101,115	$8,767,694	$9,388,998	$9,640,278	$60,252	23.6%
FF&E	1,606,242	1,621,656	1,588,440	1,632,958	1,632,958	10,206	4.0%
Net Cash Flow	$1,821,980	$6,479,459	$7,179,254	$7,756,041	$8,007,320	$50,046	19.6%

(1)	The TTM column represent the trailing twelve month period ending June 30, 2017.

(2)	Per room values are based on 160 available rooms.

(3)	% column represents percent of Total Revenue except for Rooms Expense, Villas Expense, Food & Beverage Expense, Spa Expense, Golf Expense and Other Department Expense, which are based on their corresponding revenue line items.

(4)	Underwritten fixed expenses are lower primarily due to the property previously incurring higher expenses for the leasing of golf carts. The property now owns a portion of its golf carts which reduces previous expenses.

Property Management. The property is managed by Columbia Sussex Management, LLC, an affiliate of the sponsors under an agreement through April 2035.

Escrows and Reserves. At origination, the borrower deposited a total of $677,727 into escrows; $300,000 for seasonality reserve, $167,878 for insurance reserve, $136,080 for FF&E reserve and $73,769 for tax reserve.

Seasonality Reserve – At origination, the borrower made an initial seasonality reserve deposit of $300,000. Commencing on the payment date occurring in February 2018 and on each payment date thereafter which occurs during a Seasonality Trigger Period (as defined below) the borrower is required to escrow all excess cash flow, subject to the Seasonality Reserve Cap (as defined below).

A “Seasonality Trigger Period” shall mean the period commencing with the payment date occurring in February of each calendar year and expiring upon the date on which the balance equals or exceeds the Seasonality Reserve Cap.

A-2-95

Mortgage Loan No. 5 — The Boulders Resort & Spa

The “Seasonality Reserve Cap” shall mean an amount equal to the product of (a) the sum of the absolute value of each monthly shortfall in net cash flow, less debt service due for each such calendar month over the trailing 12 month period, to be calculated by lender as of the end of each calendar year and (b) 105%.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $18,780.

FF&E Reserve – On a monthly basis, the borrower is required to escrow an amount equal to the greater of (a) 1/12th of 4.0% of gross income from operations for the property over the trailing twelve month period, which currently equates to $136,080 and (b) the amount required to be deposited into the reserve as defined in the management agreement (up to 4.0% of gross revenues).

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $59,673.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The property manager will send tenant direction letters to instruct tenants and credit card companies to deposit all rental, credit card deposits and other income directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed daily during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event (as defined below), all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower or manager or (iii) the debt yield on the mortgage loan is less than 9.25%.

A-2-96

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A-2-97

Mortgage Loan No. 6 — Hilton Glendale

A-2-98

Mortgage Loan No. 6 — Hilton Glendale

A-2-99

Mortgage Loan No. 6 — Hilton Glendale

A-2-100

Mortgage Loan No. 6 — Hilton Glendale

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$47,250,000	Title:	Fee
Cut-off Date Principal Balance:	$47,204,053	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	5.5%	Net Rentable Area (Rooms):	351
Loan Purpose:	Acquisition	Location:	Glendale, CA
Borrower:	NA Glendale, LLC	Year Built / Renovated:	1992 / 2016
Sponsors:	Kam Sang Company, Inc.; Ronnie Lam	Occupancy / ADR / RevPAR:	83.9% / $167.03 / $140.19
Interest Rate:	4.9111111%	Occupancy / ADR / RevPAR Date:	7/31/2017
Note Date:	7/13/2017	Number of Tenants:	N/A
Maturity Date:	8/6/2022	2014 NOI:	$3,883,511
Interest-only Period:	0 months	2015 NOI:	$5,166,275
Original Term:	60 months	2016 NOI:	$6,085,338
Original Amortization(1):	360 months	TTM NOI(4):	$5,388,082
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	83.9% / $167.03 / $140.19
Call Protection:	L(25),Def(31),O(4)	UW Revenues:	$24,959,643
Lockbox(2):	Hard	UW Expenses:	$18,539,491
Additional Debt(3):	Yes	UW NOI:	$6,420,152
Additional Debt Balance(3):	$5,244,895	UW NCF:	$5,421,766
Additional Debt Type(3):	Mezzanine	Appraised Value / Per Room:	$74,500,000 / $212,251
Additional Future Debt Permitted:	No	Appraisal Date:	6/20/2017

Escrows and Reserves(5)	Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$134,484
Taxes:	$760,488	$108,641	N/A	Maturity Date Loan / Room:	$124,829
Insurance:	$40,111	$10,028	N/A	Cut-off Date LTV:	63.4%
FF&E Reserves:	$82,870	$82,870	N/A	Maturity Date LTV:	58.8%
Engineering Reserve:	$5,500	$0	N/A	UW NOI DSCR:	2.17x
				UW NCF DSCR:	1.83x
				UW NOI Debt Yield:	13.6%
				UW NCF Debt Yield:	11.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,250,000	62.5%	Purchase Price	$74,000,000	97.9%
Mezzanine Loan	5,250,000	6.9	Upfront Reserves	888,969	1.2
Sponsor Equity	23,058,672	30.5	Closing Costs	669,703	0.9
Total Sources	$75,558,672	100.0%	Total Uses	$75,558,672	100.0%

(1)	The Hilton Glendale loan is structured with a fixed amortization schedule based on an approximately 360-month amortization period. For more information see “Description of the Mortgage Pool - The Whole Loans” in the Preliminary Prospectus.

(2)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The Hilton Glendale loan is accompanied by a mezzanine loan with a cut-off date balance of approximately $5.24 million. The financial information presented in the chart above and herein reflects the cut-off date balance of the $47,204,053 senior note. For a more detailed description of the additional debt, please refer to “Additional Debt” below.

(4)	Represents the trailing twelve month period ending July 31, 2017.

A-2-101

Mortgage Loan No. 6 — Hilton Glendale

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hilton Glendale loan is a $47.25 million first mortgage loan secured by the fee interest in a 351-room full-service hotel property located in Glendale, California. The loan has a five-year term and will amortize on a fixed amortization schedule.

The Borrower. The borrowing entity for the loan is NA Glendale, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Kam Sang Company, Inc. and Ronnie Lam. Kam Sang Company, Inc., established in 1979 by current President and CEO Ronnie Lam, owns hospitality, retail, residential, restaurants, and mixed-use properties. In total, the Kam Sang Company, Inc. owns 1,248 rooms in California and Nevada.

The Property. The property is a 351-room, full-service hotel located in Glendale, California. The property is 18 stories (19 including the Skyline Lounge meeting space) and was constructed in 1992. The property underwent a comprehensive renovation of approximately $9.7 million which was completed in 2016. Major areas of upgrade included the meeting space, public restrooms, guestrooms & bathrooms, guest bathrooms, corridors & elevator lobbies, lobby & lobby lounge, and restaurant/bar/lounge. Additionally, the loan’s sponsors plan to invest approximately $953,000 through April 2018 for a change-in-ownership PIP that will include new desks, dressers, nightstands, new televisions, bathroom lighting and mirror replacements. Upon completion of the change-in ownership PIP, the property will have received approximately $10.6 million ($30,318/room) in capital improvements since 2014.

The unit mix at the property consists of 163 king units, 127 double units, 48 queen units, eight one-bedroom suites, three two-bedroom suites, and two presidential suites. Amenities at the property include one food and beverage outlet, 17,786 SF of meeting space, a fitness center, a business center, an outdoor swimming pool, and a gift shop. The food and beverage outlet, Amuse Restaurant & Bar, has recently undergone a complete renovation and is located adjacent to the main lobby. The 17,786 SF of meeting space consists primarily of the 8,052 SF Grand Ballroom, a smaller 2,800 SF Brand Ballroom, and nine additional spaces. The property has a 547-space subterranean parking garage with valet services as well as self-parking.

The property is located along West Glenoaks Boulevard on a 1.8-acre lot between North Brand Boulevard and North Central Avenue. The property is located at a busy intersection proximate to the Ventura Freeway, State Route 134, which is the nearest major highway. Nearby airports include Hollywood Burbank Airport (5 miles), the Van Nuys Regional Airport (12 miles) and Los Angeles International Airport (15 miles).

The area benefits from several major demand drivers including the Glendale Galleria Mall (GGP, 1 mile), Griffith Observatory (2 miles), the Los Angeles Zoo (3 miles), the Rose Bowl Stadium (4 miles), ABC Studios (5 miles), Warner Brothers Studios (5 miles), Dodger Stadium (6 miles), Universal Studios Hollywood (7 miles), the LA Convention Center (10 miles) and Hollywood (10 miles).

The property is located along Arden Avenue between N. Brand and N. Central Avenue. The primary Glendale office market is situated along N. Brand and N. Central Avenue immediately south the property and extending south of the Ventura Freeway, contributing to the corporate demand at the property.

A-2-102

Mortgage Loan No. 6 — Hilton Glendale

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Hilton Glendale(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	81.4%	$160.30	$130.42	81.3%	$153.68	$124.93	99.9%	95.9%	95.8%
2015	83.1%	$171.36	$142.43	84.4%	$156.89	$132.46	101.6%	91.6%	93.0%
2016	84.3%	$204.06	$171.94	84.1%	$175.97	$148.01	99.8%	86.2%	86.1%
TTM(3)	79.5%	$199.83	$158.83	83.9%	$167.03	$140.19	105.6%	83.6%	88.3%

(1)	Source: third party data provider. The competitive set consists of the following hotels: Holiday Inn Burbank Media Center, Sheraton Hotel Pasadena, Hilton Los Angeles Universal City, Sheraton Hotel Universal City (2014 and 2015 only), Marriott Los Angeles Burbank Airport, Hilton Pasadena, Westin Pasadena, Embassy Suites Los Angeles Glendale and the Langham Huntington Pasadena (2016 and TTM only).

(2)	Source: Borrower provided financials.

(3)	Represents the trailing twelve month period ending July 31, 2017 for Hilton Glendale and the trailing twelve month period ending May 31, 2017 for the competitive set.

The Market. The property is located in Glendale, California, within Los Angeles County, in the Los Angeles-Long Beach-Anaheim, California metropolitan statistical area (“MSA”). According to the 2016 U.S. Census, the Los Angeles MSA was the second-largest in the United States after New York. The city of Glendale attracts regional and national firms seeking a West Coast presence due to its intellectual capital, its burgeoning tech cluster in Silicon Beach, and global links through its stronghold industries of entertainment, tourism and fashion. It is home to multiple Fortune 500 companies and is the largest international trade center in the U.S., with over $200 billion in imports and exports annually. According to the appraisal, the Los Angeles MSA is one of the world's major centers of business, entertainment, international trade, culture, media, fashion, science, technology, and education. According to the appraisal, Los Angeles is known as the "Entertainment Capital of the World" because it is home to Hollywood, many famous actors, and several famous entertainment awards shows including the Oscars and Grammys.

According to the REIS, Inc. Los Angeles County recorded 2016 population of 10,208,550, indicating a 0.5% increase over the previous year, and is projected to increase to 10,507,710 by 2021. According to the U.S. Bureau of Labor Statistics, 2016 unemployment for the city and MSA was 5.1% and 4.9%, respectively; both represent the lowest unemployment since 2007.

The city of Glendale, California is located in the San Fernando Valley and is part of Los Angeles County. The city experienced significant development in the 1970s, with the completion of State Highway 2 and Interstate 134, as well as the redevelopment of Brand Boulevard and the construction of the Glendale Galleria shopping mall that opened in 1976. Glendale, along with its neighbor Burbank, has served as a major production center for the U.S. entertainment industry and the U.S. animation industry.

According to a third party data provider, the property is located within the Los Angeles/Long Beach, California lodging market. For the trailing twelve month (“TTM”) period ended May 2017, the Los Angeles/Long Beach market contained 1,015 hotels with a lodging inventory of 99,978 rooms. The Los Angeles/Long Beach lodging market achieved an aggregate occupancy level of 80.8% with an ADR of $172.16, reflecting a RevPAR of $139.13. The TTM May 2017 RevPAR of $139.13 represents an increase of 4.1% over the previous corresponding TTM period.

A-2-103

Mortgage Loan No. 6 — Hilton Glendale

Competitive Hotels Profile(1)

			Estimated Market Mix			2016 Estimated Operating Statistics
Property	Rooms	Year Built	Commercial	Leisure	Meeting & Group	Occupancy	ADR	RevPAR
Hilton Glendale	351	1992 / 2016	59%	23%	18%	84.3%	$175.97	$148.41
Embassy Suites Los Angeles Glendale	272	2008 / 2017	55%	25%	20%	85%-90%	$200 -$210	$170 - $180
Marriott Los Angeles Burbank Airport	488	1982 / 2015	60%	20%	20%	85%-90%	$190 - $200	$170 - $180
Holiday Inn Burbank Media Center	484	1981 / 2013	55%	30%	15%	75%-80%	$160 - $170	$125 - $130
Hilton Los Angeles Universal City	495	1984 / 2014	40%	40%	20%	85%-90%	$240 - $250	$210 - $220
Sheraton Universal City	449	1969 / 2017	40%	40%	20%	70%-75%	$220 - $230	$150 - $160
Total(2)	2,188

(1)	Source: Appraisal.

(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	81.3%	84.4%	84.1%	83.9%	83.9%
ADR	$153.68	$156.89	$175.97	$167.03	$167.03
RevPAR	$124.93	$132.46	$148.01	$140.19	$140.19
Room Revenue	$16,005,134	$16,969,485	$19,013,722	$17,960,788	$17,960,788	$51,170	72.0%
Food and Beverage	4,227,894	5,379,135	4,985,445	6,033,132	6,033,132	$17,188	24.2%
Other Departmental Revenues	1,416,202	1,133,594	1,165,928	965,723	965,723	$2,751	3.9%
Total Revenue	$21,649,230	$23,482,214	$25,165,095	$24,959,643	$24,959,643	$71,110	100.0%
Room Expense	4,105,755	4,243,066	4,566,947	4,530,633	4,530,633	$12,908	25.2%
Food and Beverage Expense	3,847,193	4,274,165	4,021,625	4,359,126	4,359,126	$12,419	72.3%
Other Departmental Expenses	646,600	139,790	136,932	137,562	137,562	$392	14.2%
Departmental Expenses	$8,599,548	$8,657,021	$8,725,504	$9,027,321	$9,027,321	$25,719	36.2%
Departmental Profit	$13,049,682	$14,825,193	$16,439,591	$15,932,322	$15,932,322	$45,391	63.8%
Operating Expenses(4)	$7,803,836	$7,964,230	$8,910,977	$8,829,178	$8,535,415	$24,317	34.2%
Gross Operating Profit	$5,245,846	$6,860,963	$7,528,614	$7,103,144	$7,396,907	$21,074	29.6%
Fixed Expenses(4)	1,362,335	1,694,688	1,443,276	1,715,062	976,755	$2,783	3.9%
Net Operating Income(4)	$3,883,511	$5,166,275	$6,085,338	$5,388,082	$6,420,152	$18,291	25.7%
FF&E	865,969	939,289	1,006,604	970,597	998,386	$2,844	4.0%
Net Cash Flow	$3,017,542	$4,226,986	$5,078,734	$4,417,485	$5,421,766	$15,447	21.7%

(1)	The TTM column represent the trailing twelve month period ending July 31, 2017.

(2)	Per Room values are based on 351 available rooms.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

(4)	The Underwritten NOI is greater than the TTM NOI primarily due underwriting lower expenses that included property taxes underwritten based on the acquisition value and the current tax rate, consistent with the appraisal (in California the subject will be reassessed based on the sale), insurance that was underwritten to the new policy premium, and a lower management fee per the new management agreement.

Property Management. The property is managed by Merritt Hospitality, LLC, a wholly-owned management subsidiary of HEI Hospitality, LLC (“HEI”) under a management agreement through 2022. HEI owns and manages over 50 full-service, upscale, luxury, and premium select-service hotels and resorts located in large metropolitan, urban markets and destination locations, representing the world’s leading brands such as Marriott, Hilton, Embassy Suites, Westin, Le Méridien, and Sheraton.

A-2-104

Mortgage Loan No. 6 — Hilton Glendale

Escrows and Reserves. At origination, the borrower deposited a total of $888,969 into escrows; $760,488 for tax reserve, $82,870 for FF&E reserve, $40,111 for insurance reserve and $5,500 for deferred maintenance reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $108,641.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $10,028.

FF&E Reserve – On a monthly basis, the borrower is required to escrow an amount equal to the greater of (a) 1/12th of 4.0% of gross income from operations for the property over the trailing twelve month period, which currently equates to $82,870 and (b) the amount required to be deposited into the reserve as defined in the management agreement (up to 4.0% of gross revenues).

Deferred Maintenance Reserves – The engineer identified $5,000 of deferred maintenance to repair the pool apron. At origination, the borrower was required to escrow 110% of the estimated cost of the repairs which equates to $5,500.

Lockbox / Cash Management. The Hilton Glendale loan is structured with a hard lockbox and springing cash management. The property manager will deposit all rental, credit card deposits and other income directly into the lockbox account controlled by the lender. So long as there is no Cash Sweep Event (as defined below), all funds in the lockbox account are swept daily to the borrower operating account during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event, all funds in the lockbox account are swept on a daily basis into a cash management account controlled by the lender. All excess cash flow in the cash management account, after payments made in accordance with the loan documents for, among other things, debt service, required reserves and operating expenses and mezzanine debt service, will be held as additional collateral for the loan so long as the Cash Sweep Event exists.

A “Cash Sweep Event” means: (i) an event of default (ii) any bankruptcy action of the borrower or the property manager, or (iii) the debt yield is less than 7.75%.

Additional Debt. In addition to the Hilton Glendale loan, a $5.25 million mezzanine loan was provided in connection with the financing that is secured by a pledge of the direct equity interests in the mortgage borrower and is conterminous with the mortgage loan. The mezzanine loan has a 9.5000% coupon and will amortize on a fixed amortization schedule. Including the mezzanine loan, the Cut-off Date LTV is 70.4% and the UW NOI Debt Yield is 12.2%.

A-2-105

Mortgage Loan No. 7 — 85 Broad Street

A-2-106

Mortgage Loan No. 7 — 85 Broad Street

A-2-107

Mortgage Loan No. 7 — 85 Broad Street

WeWork
Oppenheimer
Vox Media
Vacant
Berkshire Hathaway
Year Up
Modern Language
VACANT
BUILDING

A-2-108

Mortgage Loan No. 7 — 85 Broad Street

A-2-109

Mortgage Loan No. 7 — 85 Broad Street

A-2-110

Mortgage Loan No. 7 — 85 Broad Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	1,118,512
		Location:	New York, NY
Loan Purpose:	Acquisition	Year Built / Renovated:	1983 / 2015
Borrowers:	85 Broad Street Property Owner LLC; 85 Broad Street TRS LLC	Occupancy:	87.1%
Sponsor:	ICR US LP	Occupancy Date:	4/19/2017
Interest Rate:	3.41253%	Number of Tenants:	12
Note Date:	5/24/2017	2014 NOI(4):	N/A
Maturity Date:	6/5/2027	2015 NOI(4):	$14,270,387
Interest-only Period:	120 months	2016 NOI(4):	$23,122,035
Original Term:	120 months	TTM NOI(5):	$23,906,564
Original Amortization:	None	UW Economic Occupancy:	86.8%
Amortization Type:	Interest Only	UW Revenues:	$47,225,377
Call Protection:	L(11),YM1(16),Def or YM1(86),O(7)	UW Expenses:	$21,294,959
Lockbox(2):	Hard	UW NOI:	$25,930,418
Additional Debt(1):	Yes	UW NCF:	$24,028,948
Additional Debt Balance(1):	$313,600,000	Appraised Value / Per SF:	$652,000,000 / $583
Additional Debt Type(1):	Pari Passu, B-Note, Mezzanine	Appraisal Date:	4/30/2017
Additional Future Debt Permitted(3):	Yes

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$151
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	25.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	25.9%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	4.43x
Upfront Free Rent:	$570,850	$0	N/A	UW NCF DSCR:	4.11x
Upfront Unfunded Lease Obligations:	$8,170,739	$0	N/A	UW NOI Debt Yield:	15.3%
				UW NOI Debt Yield:	14.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes)	$169,000,000	25.3%	Purchase Price	$652,000,000	97.7%
Mortgage Loan (B Notes)	189,600,000	28.4	Upfront Reserves	8,741,590	1.3
Sponsor Equity	308,786,179	46.3	Closing Costs	6,644,590	1.0
Total Sources	$667,386,179	100.0%	Total Uses	$667,386,179	100.0%

(1)	The 85 Broad Street loan is a part of a larger split whole loan evidenced by four senior pari passu notes and the 85 Broad Street Subordinate Companion Loans (as defined below), with an aggregate original principal balance of $358.6 million. The Financial Information presented in the chart above and herein reflects the cut-off date balance of the $169.0 million A Notes (as defined below), but not the $189.6 million 85 Broad Street Subordinate Companion Loans. For a more detailed description of the 85 Broad Street Whole Loan (as defined below), please refer to “Additional Debt” below.

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Mortgage Loan No. 7 — 85 Broad Street

(2)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.

(3)	For a more detailed description of the additional future debt permitted, please refer to “Additional Debt” below.

(4)	The property was built to suit for Goldman Sachs in 1983. The seller bought the property in 2014 following Goldman Sachs vacating the building, and leased up the building from approximately 25% at acquisition to its current occupancy of 87.1%. For more details, please refer to “Operating History and Underwritten Net Cash Flow” below.

(5)	Represents the trailing twelve month period ending February 28, 2017.

(6)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The 85 Broad Street loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrowers’ fee interest in a Class A office building comprising 1,118,512 SF and located at 85 Broad Street in New York, New York.

The whole loan has an outstanding principal balance as of the cut-off date of $358.6 million (the “85 Broad Street Whole Loan”), and is comprised of four pari passu senior notes: Note A-A-1 ($70,000,000), Note A-A-2 ($20,000,000), Note A-A-3 ($45,000,000) and Note A-A-4 ($34,000,000) (collectively, the “A Notes”), one subordinate Note A-B with an outstanding principal balance of $72.0 million, one non-controlling subordinate Note B-A with an outstanding principal balance of $58.8 million and one initially controlling subordinate Note B-B with an outstanding principal balance of $58.8 million, collectively, the “85 Broad Street Subordinate Companion Loans”).

Note A-A-3 has an outstanding principal balance as of the cut-off date of $45.0 million and is being contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-A-1, Note A-A-2 and Note A-B were previously contributed to the CSAIL 2017-C8 Commercial Mortgage Trust. Note A-A-4 was previously contributed to the UBS 2017-C2 Commercial Mortgage Trust. The 85 Broad Street Whole Loan is being serviced pursuant to the pooling and servicing agreement for the CSAIL 2017-C8 Commercial Mortgage Trust. Under the co-lender agreement for the 85 Broad Street Whole Loan, Note B-B is the initial “controlling note” and the holder of Note B-B is the initial “directing holder” under the pooling and servicing agreement for the CSAIL 2017-C8 Commercial Mortgage Trust. Except after the occurrence of certain control termination events, the servicer and special servicer will not be permitted to implement certain major decisions without the consent of the directing holder. After the occurrence of certain control termination events, the holders of Note A-A-3 and Note A-A-4 or their representatives will be entitled, under certain circumstances, to consult with the CSAIL 2017-C8 Commercial Mortgage Trust with respect to certain major decisions.

Note A-A-1, Note A-A-2 and Note A-A-4 accrue interest at the same rate as the pari passu Note A-A-3 and are entitled to payments of interest and principal on a pro rata and pari passu basis with Note A-A-3. Note A-B, Note B-A and Note B-B are subordinate notes. For more information see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-A-1	$70,000,000	$70,000,000	CSAIL 2017-C8	Y	N
Note A-A-2	20,000,000	20,000,000	CSAIL 2017-C8	N	N
Note A-A-3	45,000,000	45,000,000	CSAIL 2017-CX9	N	N
Note A-A-4	34,000,000	34,000,000	UBS 2017-C2	N	N
Note A-B	72,000,000	72,000,000	CSAIL 2017-C8 Loan-Specific Certificates	N	N
Note B-A	58,800,000	58,800,000	Third Party Investor	N	N
Note B-B	58,800,000	58,800,000	Third Party Investor	N	Y
Total	$358,600,000	$358,600,000

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Mortgage Loan No. 7 — 85 Broad Street

85 Broad Street Total Debt Capital Structure

(1)	Based on an as-is appraised value of $652.0 million as of April 30, 2017 per the appraisal.

(2)	Based on the UW NOI of $25,930,418.

(3)	Based on the UW NCF of $24,028,948 and the coupon of 3.41253% on the aggregation of the aggregation of A-A-1 Note, A-A-2 Note, A-A-3 Note and A-A-4 Note, the coupon of 3.6930% on the Note A-B, the coupon of 4.0800% on Note B-A and the coupon of 4.6000% on Note B-B.

(4)	Implied Equity is based on the as-is appraised value of $652.0 million, less total debt of $358.6 million.

The Borrowers. The borrowing entities for the loan are 85 Broad Street Property Owner LLC and 85 Broad Street TRS LLC, both of which are Delaware limited liability companies and special purpose entities.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is ICR US LP, which is required to maintain a minimum net worth of $100.0 million. The maximum aggregate liability of the guarantor for the non-recourse carveouts for bankruptcy will be capped at 15.0% of the original 85 Broad Street Whole Loan plus the borrower’s “recourse liabilities” plus costs of enforcement and collection. ICR US LP is controlled by Ivanhoé Cambridge, the real estate subsidiary of La Caisse de dépôt et placement du Québec (“CDPQ”), one of Canada's leading institutional fund managers. CDPQ is a long-term institutional investor that manages funds primarily for public and parapublic pension and insurance plans. As of December 31, 2016, it held approximately CDN$270.7 billion in net assets.

Ivanhoé Cambridge is a global real estate firm that invests in high-quality properties and companies in select cities around the world. Founded in Québec in 1953, Ivanhoé Cambridge has built a vertically integrated business across Canada. Internationally, the company invests alongside key partners that are leaders in their respective markets. Through subsidiaries and partnerships, Ivanhoé Cambridge holds interests in close to 500 properties, consisting primarily in office, retail, residential and logistics real estate. Ivanhoé Cambridge held more than CDN$55.0 billion in assets as of June 30, 2016.

The Property. The property consists of a 30-story, Class A, platinum LEED certified office building totaling 1,118,512 SF, located at 85 Broad Street in New York, New York. Originally constructed in 1983 as Goldman Sachs’ headquarters, the property was converted to a multi-tenant building after Goldman Sachs vacated in 2011. The property features characteristics including natural light and panoramic views resulting from all four exposed sides, column-free floor plates and a full city block location. The property underwent a $112.0 million ($100 PSF) capital improvement program in 2015, which entailed various

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Mortgage Loan No. 7 — 85 Broad Street

building systems upgrades, lobby and plaza enhancements, elevator modifications and the renovation of tenant amenity spaces. The lobby is finished with marble floors and walls. Investment in new HVAC, electrical and chilled water systems has resulted in the recently awarded LEED platinum certification in January 2017. The property has a security system that includes card-key access in the elevators and security cameras located in the lobby and elevators. The lobby is equipped with a concierge desk and security personnel that patrol the perimeter of the property after hours. The interiors include decorative fluorescent or incandescent light fixtures. The majority of the floors are column-less floors due to the prior trading floor use. Amenities to the tenants include a 976 SF bike room that has space for 84 bicycles, a 10,461 SF cafeteria in the concourse operated by Le Pain Quotidien, a full-service Belgium bistro, and a 14,007 SF wellness center operated by WeWork which is expected to open in August 2017 and be available to all tenants at a nominal rate.

As of April 19, 2017, the property was 87.1% occupied by 10 office tenants and 2 retail tenants. The largest tenant at the property, WeWork, leases 292,956 SF (26.2% of the net rentable area) through August 2033, with two, five-year extension options remaining. WeWork is a New York-based provider of shared office space that brings together entrepreneurs, freelancers, startups, and small businesses, creating both physical and virtual communities where members learn from, grow with, and support each other. The property is WeWork’s first full service location with a wellness center, restaurant and bar, and lounge floor fully operated by the company. The main lobby entrance is located on Broad Street and WeWork is in the process of constructing a private entrance on South William Street. The tenant initially was leasing 253,857 SF in 2015 and expanded in 2016 to the 27th floor. The second largest tenant at the property, Oppenheimer, leases 275,792 SF (24.7% of the net rentable area) through February 2028 with one five or ten-year extension option remaining. Oppenheimer provides a range of financial services including brokerage, investment banking, asset management, lending, and research. Oppenheimer’s Private Client segment, which offers retail brokerage, wealth management, and margin lending to affluent business clients in the US and Latin America makes up the bulk of sales. Oppenheimer has been a tenant at the property since 2011 and is rated B2/B/NR by Moody’s, S&P and Fitch, respectively. The third largest tenant at the property, Nielsen, leases 117,207 SF (10.5% of the net rentable area) through March 2025 with one, five- or ten-year extension option remaining. Founded in 1923, Nielsen operates as an information and measurement company. The company provides media and marketing information, analytics, and manufacturer and retailer expertise about what and where consumers buy, read, watch and listen. Nielsen has been a tenant at the property since 2013 and is rated Ba3/BB+/NR by Moody’s, S&P and Fitch, respectively.

The Market. The property is located on Broad Street between South William Street and Pearl Street, in proximity to Wall Street, Battery Park, the Federal Reserve, the New York Stock Exchange, the National Museum of the American Indian, Federal Hall, the National September 11 Memorial and Museum, St. Paul’s Chapel, New York City Hall and the Fulton Street Transit Center, which is a recently completed $1.4 billion project by the Metropolitan Transit providing access to five different subway lines. Additionally, the property is 0.8 miles from the World Trade Center Transportation Hub, which connects 11 different subway lines, the PATH rail system, the Battery Park City Ferry Terminal, and the Westfield World Trade Center, which opened in August 2016. Santiago Calatrava designed the Westfield World Trade Center, which is now home to over 125 retail shops and restaurants including: Apple, Michael Kors, Breitling and Eataly.

The area offers access to 15 subway lines, 30 local and express bus routes, 20 ferry routes, and the PATH transit system. In addition, the Brooklyn-Battery tunnel and the Brooklyn and Manhattan bridges connect Lower Manhattan with Brooklyn, Queens and Long Island, while the Holland Tunnel, directly north of the district, connects Lower Manhattan to New Jersey. Furthermore, the district is accessible via the FDR Drive, located on the east side of the district, and the West Side Highway.

According to a third party research report, the property is located in Lower Manhattan within the Class A Financial District submarket. As of the first quarter of 2017, the Class A Financial District submarket of New York City had approximately 35.2 million SF of office inventory with a vacancy of 9.7% and asking rents of $53.86 PSF. According to a third party research report as April 2017, the Financial District had the strongest rent growth in Manhattan and the New York Metro in 2016, with rent growth of 10.1%.

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Mortgage Loan No. 7 — 85 Broad Street

According to a third party research report, the estimated 2017 population within a one-, three- and five-mile radius of the property is 82,908, 838,005 and 2,304,923, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the property is $189,852, $139,663 and $114,797, respectively.

According to the appraisal, the property’s competitive set consists of the seven properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF(2)	Est. Occ.	Proximity (miles)	Anchor Tenants
85 Broad Street	1983 / 2015	1,118,512(3)	$44.79(3)	87.1%(3)	N/A	WeWork
225 Liberty Street	1987 / NAV	2,200,000	$70.00	97.2%	0.8	Rauxa
1 Liberty Street	1972 / NAV	2,121,437	$54.00	NAV	0.7	AON, New Avon
200 Vesey Street	1985 / NAV	2,300,000	$55.00	91.0%	0.9	Tullett Prebon
28 Liberty Street	1960 / NAV	1,898,158	$58.00	77.9%	0.7	New York State Attorney General's Office
One New York Plaza	1968 / 1994	2,103,750	$57.00	95.3%	0.2	Revlon, Inc.
200 Vesey Street	1985 / NAV	2,300,000	$59.00	91.0%	0.9	Royal Bank of Canada
1 Whitehall Street	1962 / 1989	285,000	$50.00	97.6%	0.2	Selligent

(1)	Source: Appraisal.

(2)	Est. Rent PSF includes leases the appraiser identified for the specific properties for a 12-month period.

(3)	Based on the April 19, 2017 underwritten rent roll.

Historical and Current Occupancy(1)

2012	2013	2014	2015	2016	Current(2)
31.3%	43.1%	43.1%	74.8%	88.7%	87.1%

(1)	Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year. The property was built to suit for Goldman Sachs in 1983. The seller bought the property in 2014 following Goldman Sachs vacating the building, and leased up the building from approximately 25.0% at acquisition to its current occupancy of 87.1%.

(2)	Based on the April 19, 2017 underwritten rent roll.

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Mortgage Loan No. 7 — 85 Broad Street

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
WeWork(3)	NR / NR / NR	292,956	26.2%	$45.79	$13,414,234	30.8%	8/31/2033
Oppenheimer(4)	B2 / B / NR	275,792	24.7%	$44.83	$12,363,838	28.4%	2/28/2028
Nielsen(5)	Ba3 / BB+ / NR	117,207	10.5%	$48.56	$5,691,743	13.1%	3/31/2025
Vox Media(6)	NR / NR / NR	85,733	7.7%	$48.00	$4,115,184	9.4%	1/31/2031
Banco Popular(7)	(P)Ba1 / B / A-	53,229	4.8%	$40.85	$2,174,153	5.0%	2/28/2026
Berkshire Hathaway(8)	Aa2 / AA / A+	38,407	3.4%	$45.50	$1,747,519	4.0%	1/31/2024
Year-Up(9)	NR / NR / NR	38,407	3.4%	$41.00	$1,574,687	3.6%	11/30/2030
Modern Language(10)	NR / NR / NR	30,534	2.7%	$36.85	$1,125,229	2.6%	5/31/2036
SunGuard Systems(11)	B3 / NR / NR	12,598	1.1%	$42.50	$535,415	1.2%	10/31/2019
Friedman Vartolo(12)	NR / NR / NR	8,082	0.7%	$51.00	$412,182	0.9%	2/28/2027

(1)	Based on the underwritten rent roll, including rent increases occurring through May 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	WeWork occupies 11 suites within the property; each lease has two, five-year renewal options remaining.

(4)	Oppenheimer occupies ten suites of which two are storage within the property; each lease has one, 5- or 10-year renewal option remaining. The eight office suites have a one-time termination option effective as of February 1, 2024 to either terminate (i) the highest full floor; (ii) the lowest full floor; or (iii) the entirety of its lease with 18 months’ notice and a penalty equal to the unamortized transaction costs at an interest rate of 8%.

(5)	Nielsen occupies four suites within the property, each subject to a separate lease that has one, 5- or 10-year renewal option remaining. Following the 7th anniversary of the rent commencement date, Nielsen has the ability to terminate a portion or the entirety of its lease with 15 months’ notice. The termination payment is the sum of five times the annual rent, tax payments, operating payments and cafeteria rent, the landlord’s contribution, rent, tax and operating payments during the abatement period amortized on a monthly basis with a 7.0% interest rate and brokerage commissions. 50% of the termination payment is due concurrently with the termination notice and the remaining 50% is due on or before the termination date.

(6)	Vox Media occupies three suites within the property; each lease has one, five-year renewal option remaining.

(7)	Banco Popular occupies two suites within the property; each lease has one, five-year renewal option remaining.

(8)	Berkshire Hathaway has one, five-year renewal option remaining.

(9)	Year-Up has one, five-year renewal option remaining.

(10)	Modern Language has one, five-year renewal option remaining.

(11)	SunGuard Systems has one, five-year renewal option remaining.

(12)	Friedman Vartolo has one, five-year renewal option remaining.

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Mortgage Loan No. 7 — 85 Broad Street

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	144,836	12.9%	NAP	NAP	144,836	12.9%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	144,836	12.9%	$0	0.0%
2017	0	0	0.0	$0	0.0	144,836	12.9%	$0	0.0%
2018	0	0	0.0	$0	0.0	144,836	12.9%	$0	0.0%
2019	1	12,598	1.1	$535,415	1.2	157,434	14.1%	$535,415	1.2%
2020	0	0	0.0	$0	0.0	157,434	14.1%	$535,415	1.2%
2021	1	484	0.0	$27,012	0.1	157,918	14.1%	$562,427	1.3%
2022	0	0	0.0	$0	0.0	157,918	14.1%	$562,427	1.3%
2023	0	0	0.0	$0	0.0	157,918	14.1%	$562,427	1.3%
2024	1	38,407	3.4	$1,747,519	4.0	196,325	17.6%	$2,309,946	5.3%
2025	4	117,207	10.5	$5,691,743	13.1	313,532	28.0%	$8,001,689	18.3%
2026	2	53,229	4.8	$2,174,153	5.0	366,761	32.8%	$10,175,841	23.3%
2027	1	8,082	0.7	$412,182	0.9	374,843	33.5%	$10,588,023	24.3%
2028 & Beyond	31	743,669	66.5	$33,020,556	75.7	1,118,512	100.0%	$43,608,579	100.0%
Total	41	1,118,512	100.0%	$43,608,579	100.0%

(1)	Based on the underwritten rent roll dated April 19, 2017, base rent including rent steps through May 2018.

(2)	Multiple tenants operate under more than one lease. There are 12 tenants at the property.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place(4)	N/A	$19,589,718	$33,990,919	$35,096,005	$43,608,579	$38.99	82.0%
Vacancy Gross Up	N/A	0	0	0	7,162,525	6.40	13.5
Rent Adjustment(5)	N/A	12,425,956	6,570,969	6,463,290	0	0.00	0.0
Gross Potential Rent	N/A	$32,015,674	$40,561,888	$41,559,295	$50,771,104	$45.39	95.5%
Total Reimbursements	N/A	2,121,256	2,330,022	2,386,220	2,415,192	2.16	4.5
Net Rental Income	N/A	$34,136,930	$42,891,910	$43,945,515	$53,186,296	$47.55	100.0%
(Vacancy/Collection Loss)	N/A	0	0	0	(7,162,525)	(6.40)	(13.5)
Other Income	N/A	1,340,413	1,299,980	1,267,039	1,201,605	1.07	2.3
Effective Gross Income	N/A	$35,477,343	$44,191,890	$45,212,554	$47,225,377	$42.22	88.8%
Total Expenses	N/A	$21,206,955	$21,069,855	$21,305,990	$21,294,959	$19.04	45.1%
Net Operating Income	N/A	$14,270,387	$23,122,035	$23,906,564	$25,930,418	$23.18	54.9%
Total TI/LC, Capex/RR	N/A	0	0	0	1,901,470	1.70	4.0
Net Cash Flow	N/A	$14,270,387	$23,122,035	$23,906,564	$24,028,948	$21.48	50.9%
Avg. Rents in Place PSF(6)	N/A	$40.87	$42.01	$42.68	$44.79

(1)	Represents the trailing twelve month period ending February 28, 2017.

(2)	Rent includes base rent and rent steps through May 2018.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The property was built to suit for Goldman Sachs in 1983. The seller bought the property in 2014 following Goldman Sachs vacating the building, and leased up the building from approximately 25.0% at acquisition to its current occupancy of 87.1%. 2015 cash flows are significantly lower than historical as the seller offered free rent and TI packages in order to attract tenants. The seller also completed a $112 million ($100 PSF) capital improvement program, which entailed numerous building systems upgrades, lobby and plaza enhancements, elevator modifications and tenant amenity spaces.

(5)	Rent adjustment is rent from FAS 13 GAAP Adjustment. This adjustment allows for rent payment based on lease term to be included in the operating statements.

(6)	The 2015, 2016 and TTM Average Rents in Place PSF are calculated using aggregation of Rents in Place and Rent Adjustment, and actual leased SF at such period.

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Mortgage Loan No. 7 — 85 Broad Street

Property Management. The property is managed by Callahan Properties.

Escrows and Reserves. At origination, the borrowers deposited into escrow $8,170,739 for unfunded lease obligations and $570,850 for free rent. Provided that no event of default has occurred and is continuing, the lender will be required to disburse funds held in such unfunded lease obligations reserve to the borrower within 15 days after the borrower delivers a request to the lender therefor (but not more than once per month) in increments of at least $5,000, provided that (i) such disbursement is for an approved leasing expense as provided in the related loan documents, (ii) if applicable, the lender has, at its discretion, verified the performance of any construction work associated with such approved leasing expense and (iii) the request is accompanied by certain information and an officer’s certificate as detailed under the related loan documents. If an event of default exists, any such disbursement in an amount of more than $10,000 may, at the lender’s discretion, be made by joint check payable to the borrower and the payee of any such approved leasing expense.

Tax Escrows - During a Cash Management Period (as defined below), the borrowers are required to escrow 1/12th of annual tax payments, currently equal to $787,180.

Insurance Escrows - The loan documents do not require monthly escrows for insurance provided that (i) no event of default under the loan has occurred and is continuing, (ii) the borrowers provide evidence that the insurance coverages required pursuant to the loan documents are being maintained under an acceptable blanket insurance policy and (iii) the borrowers maintain an amount in the insurance escrow equal to six months’ worth of monthly insurance premiums.

Replacement Reserves - During a Cash Management Period, the borrowers are required to escrow for $18,636 ($0.20 PSF annually) for replacement reserves.

TI/LC Reserves - During a Cash Management Period, the borrowers are required to escrow for $139,768 ($1.50 PSF annually) for TI/LC reserves.

Lockbox / Cash Management. The 85 Broad Street Whole Loan is structured with a hard lockbox and springing cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default under the 85 Broad Street Whole Loan documents; (ii) the failure by the borrowers, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.20x; (iii) a Primary Tenant Sweep Period (as defined below); or (iv) an approved mezzanine loan exists; and will end with respect to clause (i) above, if such event of default has been cured or waived by the lender; with respect to clause (ii) above, if for two consecutive calendar quarters since the commencement of the existing Cash Management Period (A) no event of default under the 85 Broad Street Whole Loan documents has occurred, (B) no event that constitutes another Cash Management Period has occurred, and (C) the debt service coverage ratio at least equal to 1.20x, and with respect to clause (iii) above, a Primary Tenant Sweep Period Cure (as defined below) has occurred and no event that triggers another Cash Management Period has occurred.

A “Primary Tenant Sweep Period” will commence on the earliest of (i) the earlier of the date that is 12 months prior to (x) the then-scheduled expiration, termination or contraction date of any Primary Tenant (as defined below) lease, whether such lease is in its initial term or any renewal term and (y) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease (provided such renewal has not yet been exercised);(ii) any termination, cancellation or surrender of, or receipt by the borrowers of a notice to terminate, cancel or surrender any one of the Primary Tenant leases; (iii) a Primary Tenant “going dark” (i.e. vacates, surrenders or otherwise ceases to operate its business) in all or substantially all of the applicable Primary Tenant premises; (iv) the occurrence of any default (beyond any applicable notice and/or cure period) under any Primary Tenant lease or (v) a Primary Tenant, its corporate parent and/or guarantor becoming the subject of a bankruptcy action.

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Mortgage Loan No. 7 — 85 Broad Street

A “Primary Tenant Sweep Period Cure” will commence (A) with respect to clause (i), (ii), (iv) and (v) above, if a Primary Tenant Replacement Event (as defined below) has occurred; (B) with respect to clause (iii) above, if the Primary Tenant or an acceptable replacement tenant re-opens for business for a continuous period of not less than three months; (C) with respect to clause (iv) above, if the default is cured and no other default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease; (D) with respect to clause (v) above, if the bankruptcy action is dismissed and the primary tenant lease is affirmed and (E) the date on which the following amounts have accumulated in the Primary Tenant reserve subaccount (exclusive of any amounts on deposit in the Primary Tenant reserve subaccount attributable to the Primary Tenant Sweep Period Cure with respect to any other trigger): (x) $80.00 PSF with respect to any portion of the applicable Primary Tenant premises that has not been re-tenanted and (y) to the extent all or a portion of the applicable Primary Tenant premises has been demised to an acceptable replacement tenant, in the lender’s judgment, sufficient funds to cover all anticipated Primary Tenant re-leasing costs related to the space that has been re-tenanted and all the cost of landlord work required under such replacement tenant lease.

A “Primary Tenant Replacement Event” means (X) either (a) the termination of a Primary Tenant lease and the borrowers entering into one or more new leases that, in the aggregate, demise all of the applicable Primary Tenant premises or (b) the renewal of the applicable Primary Tenant lease for the entire Primary Tenant premises in accordance with its terms as in existence on the date hereof or otherwise on terms and conditions approved in writing by the lender, such approval not to be unreasonably conditioned, withheld or delayed and, (Y) in either instance, in the lender’s judgment, sufficient funds have been accumulated and remain available on deposit in the Primary Tenant reserve subaccount (exclusive of any amounts on deposit attributable to the Primary Tenant Sweep Period Cure with respect to any other trigger) to pay all Primary Tenant re- leasing costs with respect to both such new lease and/or renewal of a Primary Tenant lease.

A “Primary Tenant” means initially either or both of Oppenheimer and WeWork and thereafter any acceptable replacement tenant that leases in excess of 160,000 SF.

Additional Debt. In addition to Note A-A-3, the mortgaged property is also security for the pari passu Note A-A-1, Note A-A-2, Note A-A-4 and the 85 Broad Street Subordinate Companion Loans. The Note A-B has an outstanding principal balance as of the cut-off date of $72.0 million and a coupon of 3.6930%. The Note B-A has an outstanding principal balance as of the cut-off date of $58.8 million and a coupon of 4.0800%. The Note B-B has an outstanding principal balance as of the cut-off date of $58.8 million and a coupon of 4.6000%. The 85 Broad Street Whole Loan (inclusive of the 85 Broad Street Subordinate Companion Loans) has a Cut-off Date LTV of 55.0%, an UW NCF DSCR of 1.75x and an UW NOI Debt Yield of 7.2%.

In addition, the borrowers have the one-time right, at any time following the securitization of the 85 Broad Street Whole Loan, upon no less than 45 business days prior written notice to the lender to obtain a mezzanine loan secured by a pledge of all of the direct ownership interests in the borrowers upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents; (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 55.0%; (iii) the combined debt service coverage ratio is not less than 1.75x, (iv) the combined debt yield is not less than 6.6%; and (v) the lenders enter into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

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Mortgage Loan No. 8 — Allergan HQ

A-2-120

Mortgage Loan No. 8 — Allergan HQ

A-2-121

Mortgage Loan No. 8 — Allergan HQ

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	453,680
		Location:	Madison, NJ
Loan Purpose:	Refinance	Year Built / Renovated:	1992 / 2016-2017
Borrower:	Giralda Farms RE LLC	Occupancy(3):	98.0%
Sponsors:	Menashe Frankel, Yeheskel Frankel, Joel Bergstein, David Weinstein, David Werner and Joseph Friedland	Occupancy Date:	8/5/2017
Interest Rate:	4.26555556%	Number of Tenants:	2
Note Date:	1/9/2017	2014 NOI(4):	NAP
Maturity Date:	2/5/2027	2015 NOI(4):	NAP
Interest-only Period:	120 months	2016 NOI(4):	NAP
Original Term:	120 months	TTM NOI(4):	NAP
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$12,767,344
Call Protection:	L(31),Def(85),O(4)	UW Expenses:	$4,045,277
Lockbox(2):	Hard	UW NOI:	$8,722,066
Additional Debt(1):	Yes	UW NCF:	$8,654,014
Additional Debt Balance(1):	$70,000,000	Appraised Value / Per SF(5):	$172,000,000 / $379
Additional Debt Type(1):	B-Note, Senior Mezzanine, Junior Mezzanine	Appraisal Date(6):	7/1/2018
Additional Future Debt Permitted:	No

Escrows and Reserves(6)	Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$99
Taxes:	$593,753	Springing	N/A	Maturity Date Loan / SF:	$99
Insurance:	$47,573	$23,787	N/A	Cut-off Date LTV(5):	26.2%
Replacement Reserves:	$0	$5,671	N/A	Maturity Date LTV(5):	26.2%
Deferred Maintenance:	$552,438	$0	N/A	UW NCF DSCR:	4.48x
Other:	$62,635,825	Springing	N/A	UW NCF DSCR:	4.45x
				UW NOI Debt Yield:	19.4%
				UW NOI Debt Yield:	19.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Note)	$45,000,000	39.1%	Payoff Existing Debt	$42,593,073	37.0%
Mortgage Loan (B Note)	50,000,000	43.5	Return of Equity	5,841,766	5.1
Senior Mezzanine Loan	10,000,000	8.7	Upfront Reserves	63,829,588	55.5
Junior Mezzanine Loan	10,000,000	8.7	Closing Costs	2,735,573	2.4
Total Sources	$115,000,000	100.0%	Total Uses	$115,000,000	100.0%

(1)	The Allergan HQ loan is part of a larger split whole loan evidenced by one senior note and one subordinate note. The Financial Information presented in the chart above and herein reflects the cut-off date balance of the $45.0 million A Note (as defined below), but not the $50.0 million B Note (as defined

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Mortgage Loan No. 8 — Allergan HQ

below), the $10.0 million Allergan HQ Senior Mezzanine loan (as define below) or the $10.0 million Allergan HQ Junior Mezzanine loan (as defined below). For a more detailed description of Allergan HQ Whole Loan (as defined below) and mezzanine loans, please refer to “The Loan” and “Additional Debt” below.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The Occupancy shown is based on the leased net rentable area (“NRA”). As of August 5, 2017, the property was 2.9% physically occupied. The Allergan lease commenced on July 1, 2017, but the tenant is not expected to take physical occupancy of its premises until September, 2017.

(4)	The property was acquired in 2013, and was previously vacant. The property has undergone renovations since the acquisition, which are expected to be completed in 2017. The historical cash flows are not available.

(5)	Based on the “as-stabilized” value, which assumes that the Allergan tenant has taken physical occupancy and is paying full unabated rent. The “as-is” value as of September 1, 2017 is $142.0 million, which results in an Appraised Value Per SF, Cut-off Date LTV and Maturity Date LTV of $313, 31.7% and 31.7%, respectively.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Allergan HQ loan, which is part of a larger split whole loan, is a $45.0 million first mortgage loan secured by the borrower’s fee interest in a 453,680 SF Class A office building located in Madison, New Jersey. The loan has a 10-year term and is interest-only for the term of the loan.

The whole loan has an outstanding principal balance as of cut-off date of $95.0 million (the “Allergan HQ Whole Loan”), which is comprised of two notes identified as Note A (the “A Note”) and Note B (the “B Note”). The two notes have outstanding principal balances as of the cut-off date of $45.0 million and $50.0 million for the A Note and the B Note, respectively. The B Note was sold to an unaffiliated third party investor. Under the related co-lender agreement, prior to a control appraisal period with respect to the related subordinate companion loan, the B Note is the controlling note, and after a control appraisal period occurs with respect to the related subordinate companion loan, the A Note will be the controlling note. The holder of the A Note or its representatives will be required, under certain circumstances, to obtain the consent of the B Note holder with respect to certain major decisions. The Allergan HQ Whole Loan will be serviced pursuant to terms of the pooling and servicing agreement governing CSAIL 2017-CX9. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A	$45,000,000	$45,000,000	CSAIL 2017-CX9	Y	N
Note B	50,000,000	50,000,000	Third Party Investor	N	Y
Total	$95,000,000	$95,000,000

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Mortgage Loan No. 8 — Allergan HQ

Allergan HQ Total Debt Capital Structure

(1)	Based on an “as-stabilized” appraised value of $172.0 million as of July 1, 2018 per the appraisal. The “as-is” value was $142.0 million as of September 1, 2017, which implies an “as-is” LTV of 31.7% on the A Note, 66.9% on the Allergan HQ Whole Loan, 73.9% on the aggregate of Allergan HQ Whole Loan and the Allergan HQ Senior Mezzanine loan and 81.0% on the total debt.

(2)	Based on the UW NOI of $8,722,066.

(3)	Based on the UW NCF of $8,654,014 and the coupon of 4.26555556% on the A Note, a coupon of 6.6000% on the B Note, a coupon of 10.5000% on the Allergan HQ Senior Mezzanine loan and a coupon of 5.5000% on the Allergan HQ Junior Mezzanine loan.

(4)	The Allergan HQ Junior Mezzanine loan has a fixed amortization schedule. UW NCF DSCR of the Allergan HQ Junior Mezzanine loan is calculated based on the aggregate debt service payable for the Allergan HQ Whole Loan, Allergan HQ Senior Mezzanine loan and Allergan HQ Junior Mezzanine loan for the 12-month period commencing March 2025.

(5)	The NCF DSCR for the total debt as of the Cut-off Date is 1.25x.

(6)	Implied Equity is based on the as-stabilized appraised value of $172.0 million, less total debt of $115.0 million.

The Borrower. The borrowing entity for the loan is Giralda Farms RE LLC, a Delaware limited liability company and special purpose entity. Menashe Frankel and Yeheskel Frankel hold the largest equity stake in the borrower through various entities. Individual investors comprise the remaining ownership through various entities.

The Sponsors. The sponsors are Lincoln Equities Group (“LEG”) and Lakestar Properties (“Lakestar”). Based in East Rutherford, New Jersey, LEG operates a commercial real estate portfolio comprising more than 5 million SF of Class A office and commercial facilities throughout the metropolitan region. LEG, in partnership with institutional and high net worth investors, has completed over 25 acquisitions and dispositions totaling approximately $1.5 billion of deal volume in the United States and Europe since 2000. Lakestar is a New Jersey-based real estate investment firm. Over the last 20 years, Lakestar has acquired in excess of 30 assets including shopping malls, regional retail centers, office buildings and apartments throughout the country.

The guarantors are David Werner, Joseph Friedland, Joel Bergstein, David Weinstein, Menashe Frankel, and Yeheskel Frankel, who report a combined net worth as of August 31, 2016 of approximately $146.7 million, and liquidity of approximately $17.6 million.

The Property. The property is a 453,680 SF Class A office building located in Madison, New Jersey. The property was constructed in 1992 and renovated in 2016 and 2017, and consists of three distinct buildings including a main office building featuring 431,495 SF of space, a day care center consisting of 12,985 SF and a carriage house comprising 9,200 SF. The buildings are situated on approximately 50.0 acres within the Giralda Farms Corporate Center, a gated 310-acre campus that is home to five Class A office buildings totaling 1.1 million SF.

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Mortgage Loan No. 8 — Allergan HQ

As of August 5, 2017, the property was 98.0% leased by two tenants. The largest tenant at the property, Allergan Sales, LLC (“Allergan”), leases 431,495 SF (95.1% of the NRA) through June 2030 with two, 5-year extension options remaining. Allergan is a subsidiary of Allergan plc (rated BBB (positive outlook) by S&P), which is one of the largest pharmaceutical companies in the world according to Forbes, with revenue of approximately $14.6 billion in 2016. Following substantial completion of Borrower’s Work (as defined below), the rent commencement date under the lease will be fixed as of July 1, 2018. The borrower is expected to achieve substantial completion of Borrower’s Work in September 2017. However, if substantial completion of Borrower’s Work is not achieved by November 1, 2017, then the rent commencement date will be extended on a day for day basis for each day following November 1, 2017 until the date when substantial completion of Borrower’s Work occurs (but in no event will the rent commencement date be extended beyond October 1, 2018). At origination, the lender reserved amounts for the cost of Borrower’s Work and for Allergan’s free rent through October 1, 2018. The guarantors under the loan also delivered a completion guaranty for such Borrower’s Work and non-recourse carveout guaranties for losses due to, among other things, the failure to complete Borrower’s Work by November 1, 2017 and any extension of the rent commencement date, abatement of rent or additional rent or set off against rent under the Allergan lease as a result of the same. See also “Risk Factors – Risks Relating to the Mortgage Loans – Risks Related to Redevelopment, Expansion and Renovation at the Mortgaged Properties” and “Description of the Mortgage Pool – Tenant Issues” in the Preliminary Prospectus.

The property is expected to serve as Allergan’s new U.S corporate headquarters, moving from Parsippany, New Jersey approximately 12 miles away, as the company required more space for its operations. Allergan’s decision to move its headquarter location to the property is expected to retain over 1,000 jobs in the area and add approximately 300 new jobs. Allergan plans to invest $100 million of its own money for the property renovations. Amenities at the main office building of the property include a 15,000 SF, 345-seat full service cafeteria, a 15,000 SF fitness center with a basketball court, numerous conference/meeting rooms and a 3-level below-grade parking structure with 1,258 spaces. The sponsors are also in the process of completing Borrower’s Work, which is expected to include an above-grade parking deck with additional surface parking that will add an additional 550 parking spaces, for a total of 1,820 parking spaces (4.0 spaces per 1,000 SF).

The sponsors acquired the property vacant in December 2013 for $42.5 million and as of August 1, 2017 had a current reported cost basis of approximately $133.7 million. As of July 20, 2017, the sponsors have spent $25.4 million of the approximately $48.4 million of upfront reserves related to capital improvements taken at loan origination.

The property is located along Route 124 which provides access to downtown Morristown and interchanges with I-287, 2.8 miles north. The property is also located approximately two miles south of an interchange with Route 24 which runs northwest/southeast and connects with I-95 (The New Jersey Turnpike) to the west of the property, which provides access to various localities in New Jersey, as well as Delaware, Pennsylvania, and New York.

The Market. The property is located in Madison, New Jersey in Morris County which is between Morristown (4.2 miles north) and Newark (21.5 miles east) and part of the NY-Newark-Long Island metropolitan statistical area. According to the appraisal, Morris County is located approximately 25 miles west of New York City and is the sixth-wealthiest county in the United States by median household income. Major economic drivers include the presence of both national and international Fortune 500 companies including Bayer, Maersk, Kraft Foods, and ADP. Additionally, the area features a number of colleges and universities including Fairleigh Dickinson University (enrollment of 11,500 students), Drew University, and The College of Saint Elizabeth. According to a third party research report, the estimated 2016 population within a one-, three- and five-mile radius of the property was 8,675, 50,318 and 127,304, respectively. The estimated 2016 average household income within a one-, three- and five-mile radius of the property was $159,154, $165,477 and $161,496, respectively.

According to a third party report, as of the second quarter of 2017, the Northern New Jersey Office market contained 151.9 million SF of office space with an overall vacancy rate of 14.9% and asking rental rates if $25.09 PSF. The appraisal concluded Morristown submarket rents of $27.62 PSF as of the second quarter of 2016. According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

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Mortgage Loan No. 8 — Allergan HQ

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
14 Sylvan Way	2013/NAP	203,000	$25.80	100%	8.4	Wyndham Worldwide
45 Waterview Blvd	NAV/NAV	106,680	$22.20	100%	11.0	DSM Nutritional Products
100 College Road West	2000/NAP	154,101	$26.53	100%	45.7	Sandoz
22 Sylvan Way	2009/NAP	249,409	$23.74	100%	8.3	Wyndham Worldwide
2 Giralda Farms	2000/NAP	146,366	$23.00	100%	0.8	Merck

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2013	2014	2015	2016	Current(2)
N/A	N/A	N/A	N/A	98.0%

(1)	Source: Historical Occupancy is not available.

(2)	Based on the August 5, 2017 underwritten rent roll. Allergan has not yet taken physical occupancy but expects to take occupancy and move in employees in phases starting in September 2017. Following the substantial completion of Borrower’s Work, the rent commencement date under the Allergan lease will be fixed as of July 1, 2018.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)(3)	% of Total NRA(3)	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
Allergan(4)	NA / BBB / BBB-	431,495	95.1%	$22.63	97.2%	6/30/2030
Bright Horizons	NA / NA / NA	12,985	2.9%	$22.00	2.8%	4/30/2022

(1)	Based on the underwritten rent roll which includes rent step through January 2018 for Bright Horizons and rent averaging through the lease term for Allergan.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease. The Fitch rating is an issuer default rating for Warner Chilcott, a subsidiary of the parent company which guarantees the lease.

(3)	Total NRA includes 9,200 SF for the Carriage House, an on-site house expected to be used to host various events and meetings. The space is marked as vacant in the borrower certified rent roll and no income is attributed to the space in the underwriting.

(4)	Allergan has not yet taken physical occupancy but expects to take occupancy and move in employees in phases starting in September 2017. Following the substantial completion of Borrower’s Work, the rent commencement date under Allergan lease will be fixed as of July 1, 2018. A free rent reserve in an amount of $14,176,409 was reserved at the origination of the Allergan HQ Whole Loan.

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Mortgage Loan No. 8 — Allergan HQ

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring(2)	% of NRA Expiring(2)	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring(2)	Cumulative % of NRA Expiring(2)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	9,200	2.0%	NAP	NAP	9,200	2.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	9,200	2.0%	$0	0.0%
2017	0	0	0.0	0	0.0	9,200	2.0%	$0	0.0%
2018	0	0	0.0	0	0.0	9,200	2.0%	$0	0.0%
2019	0	0	0.0	0	0.0	9,200	2.0%	$0	0.0%
2020	0	0	0.0	0	0.0	9,200	2.0%	$0	0.0%
2021	0	0	0.0	0	0.0	9,200	2.0%	$0	0.0%
2022	1	12,985	2.9	285,670	2.8	22,185	4.9%	$285,670	2.8%
2023	0	0	0.0	0	0.0	22,185	4.9%	$285,670	2.8%
2024	0	0	0.0	0	0.0	22,185	4.9%	$285,670	2.8%
2025	0	0	0.0	0	0.0	22,185	4.9%	$285,670	2.8%
2026	0	0	0.0	0	0.0	22,185	4.9%	$285,670	2.8%
2027 & Beyond	1	431,495	95.1	9,765,747	97.2	453,680	100.0%	$10,051,417	100.0%
Total	2	453,680	100.0%	$10,051,417	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent step through January 2018 for Bright Horizons and rent averaging through the lease term for Allergan. Following the substantial completion of Borrower’s Work, the rent commencement date under Allergan lease will be fixed as of July 1, 2018. A free rent reserve in an amount of $14,176,409 was reserved at the origination of the Allergan HQ Whole Loan.

(2)	Total NRA includes 9,200 SF for the Carriage House, which is currently vacant.

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Mortgage Loan No. 8 — Allergan HQ

Operating History and Underwritten Net Cash Flow(1)(2)

	Appraisal	Underwritten	PSF	%(3)
Rents in Place	$9,227,129	$10,051,417	$22.16	74.8%
Vacant Income	0	0	0.00	0.0%
Gross Potential Rent	$9,227,129	$10,051,417	$22.16	74.8%
Total Reimbursements	3,660,786	3,387,892	7.47	25.2%
Net Rental Income	$12,887,915	$13,439,309	$29.62	100.0%
(Vacancy/Collection Loss)	(27,254)	(671,965)	(1.48)	(5.0%)
Other Income	0	0	0.00	0.0%
Effective Gross Income	$12,860,661	$12,767,344	$28.14	95.0%
Total Expenses	$3,788,607	$4,045,277	$8.92	31.7%
Net Operating Income	$9,072,054	$8,722,066	$19.23	68.3%
Total TI/LC, Capex/RR	48,870	68,052	0.15	0.5%
Net Cash Flow	$9,023,184	$8,654,014	$19.08	67.8%

(1)	The property was acquired in 2013 and underwent renovations since the acquisition, which are expected to be completed in 2017. Thus, historical cash flows are not available.

(2)	Based on the underwritten rent roll. Rent includes base rent and rent step through January 2018 for Bright Horizons and rent averaging through the lease term for Allergan, which assumes the timely completion of Borrower’s Work.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Lincoln Equities Group, LLC through its management arm, Linque Management Company, Inc., an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited $23,477,865 upfront in escrow for tenant improvements allowance required to be paid by the borrower to Allergan, $14,176,409 upfront in escrow for Allergan free rent, $9,784,200 upfront in escrow for borrower’s construction of certain additional parking facilities (“Borrower’s Work”), $6,825,000 upfront in escrow for base building allowance required to be paid by the borrower to Allergan, $5,728,098 upfront in escrow for Allergan leasing commission reserve, $1,903,115 upfront in escrow for FFE&T allowance required to be paid by the borrower to Allergan, $593,753 upfront in escrow for annual real estate taxes, $552,438 upfront in escrow for deferred maintenance, $404,058 upfront in escrow for operating expenses, $135,000 upfront in escrow for valet parking expenses required to be paid by the borrower to Allergan, $104,692 upfront in escrow for Bright Horizons free rent, $97,388 upfront in escrow for Bright Horizons tenant improvement allowance required to be paid by the borrower to Bright Horizons and $47,573 upfront in escrow for annual insurance premiums.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual insurance premiums, which currently equates to $23,787.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,671 for replacement reserves.

Tax Escrows – So long as, among other conditions, (i) the Allergan lease is in full force and effect with no defaults thereunder, (ii) the Allergan tenant has taken occupancy and is paying operating costs under the lease, (iii) the Allergan tenant is paying all taxes for its leased premises, and (iv) the borrower provides the lender with evidence thereof in form and substance reasonable acceptable to the lender (collectively, the “Tax Escrow Waiver Requirements”), then the borrower is only obligated to escrow, on a monthly bases, an amount equal to 1/12th of the estimated amount of taxes that the borrower is obligated to pay under the Allergan lease for the portion of the property not leased by Allergan (the “Borrower-Allocable Taxes”), which such Borrower-Allocable Taxes will be paid by the borrower directly to the applicable governmental authority or reimbursed by the borrower to the Allergan tenant. Following the date that the Tax Escrow Waiver Requirements fail to be satisfied and until such time as all of the Tax Escrow Waiver Requirements are satisfied again, borrower will be required to escrow Taxes for the entire property. The

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Mortgage Loan No. 8 — Allergan HQ

estimated monthly tax deposit to be made by the borrower during the period that the Tax Escrow Waiver Requirements are satisfied is approximately $3,539.

Lockbox / Cash Management. The Allergan HQ Whole Loan is structured with a hard lockbox and in-place cash management. The Allergan HQ Whole Loan documents requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending tenant direction letters to all tenants at origination/new lease execution). All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied and disbursed in accordance with the Allergan HQ Whole Loan documents. If a Cash Trap Period (as defined below) is occurring, excess cash will be held as additional security for the Allergan HQ Whole Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon: (i) an event of default under the Allergan HQ Whole Loan documents; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.10x or (iii) a Primary Tenant Sweep Period (as defined below). The Cash Trap Period will end upon the earlier to occur of: (1) the loan and all other obligations under the loan documents have been repaid in full; (2) there has been a full defeasance of the loan; (3) in the case of a Cash Trap Period triggered by an event described in subclause (ii) above only, for six consecutive months since the commencement of the existing Cash Trap Period (a) no event of default has occurred that has not been cured (and lender has accepted such cure), (b) no event that would trigger another Cash Trap Period has occurred, and (c) the debt service coverage ratio is at least equal to 1.15x ; (4) to the extent that the Cash Trap Period commenced as a result of the occurrence of a Primary Tenant Sweep Period, a Primary Tenant Sweep Period Cure (as defined below) has occurred and no event that would trigger another Cash Trap Period has occurred; or (5) in the case of a Cash Trap Period triggered by an event described in subclause (i) above only, the cure of such event of default and the acceptance by lender of such cure.

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of, or receipt by borrower of a notice to terminate, the Primary Tenant Lease (as defined below); (ii) Primary Tenant (as defined below) becoming the subject of a bankruptcy action; (iii) Primary Tenant “going dark” in all or a portion of the Primary Tenant premises such that Primary Tenant is occupying less than 70.0% of the Primary Tenant premises at any time from and after the second anniversary of the date hereof; (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) by Primary Tenant under the Primary Tenant Lease or (v) the date that a Primary Tenant credit rating downgrade has occurred under the loan documents; provided however, that the continuance of a Primary Tenant Sweep Period will be suspended (but will not be deemed to have been terminated) for so long as the amount deposited in the Primary Tenant reserve subaccount during the continuance of such Primary Tenant Sweep Period is equal to or exceeds $21,574,750.

A “Primary Tenant” means initially Allergan as tenant under the Allergan lease, and thereafter any acceptable replacement tenant thereof occupying all or substantially all of the Primary Tenant premises.

A “Primary Tenant Lease” means initially the Allergan lease, and thereafter the lease of any acceptable replacement tenant occupying all or substantially all of the Primary Tenant premises.

A “Primary Tenant Sweep Period Cure” will have occurred (A) with respect to clause (i) of the definition of “Primary Tenant Sweep Period”, if a Primary Tenant Replacement Event (as defined below) has occurred; (B) with respect to clause (ii) of the definition of “Primary Tenant Sweep Period”, if the bankruptcy action is dismissed and the primary tenant lease is affirmed or the bankruptcy action is not dismissed and the Primary Tenant Lease is assumed by the Primary Tenant pursuant to a final order of the bankruptcy court, and, in connection therewith, the Primary Tenant cures all defaults in the Primary Tenant Lease and the Primary Tenant provides adequate assurance of future performance; (C) with respect to clause (iii) of the definition of “Primary Tenant Sweep Period”, if a Primary Tenant or another tenant re-opens for business and is actually occupying 70.0% or more of the Primary Tenant premises for a continuous period of not less than three months; (D) with respect to clause (iv) of the definition of “Primary Tenant Sweep Period”, the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant Lease and (E)

A-2-129

Mortgage Loan No. 8 — Allergan HQ

with respect to clause (v) of the definition of “Primary Tenant Sweep Period”, if the applicable credit rating downgrade has been cured.

A “Primary Tenant Replacement Event” means the termination of the Primary Tenant Lease and the borrower entering into a new lease for all of the Primary Tenant premises with an acceptable replacement tenant upon such terms and conditions as are reasonably acceptable to lender in all respects, including, without limitation, the following terms and conditions: (i) a term equal to not less than the greater of (x) five years and (y) a term with an expiration date of the then-current expiration date of the Allergan lease, (ii) an annual net effective rental rate of not less than 94.0% of the annual net effective rental rate under the Allergan lease for each of the years remaining in the Allergan lease term until the then-existing expiration date, and (iii) and such other terms and conditions reasonably acceptable to the lender.

Additional Debt. In addition to the A Note, the property is also security for the B Note. The B Note has an outstanding principal balance as of the cut-off date of $50.0 million and a coupon of 6.6000%. The Allergan HQ Whole Loan (inclusive of the B Note) has a cut-off date LTV of 55.2% based on $172.0 million “as-stabilized” value, an UW NCF DSCR of 1.64x and an UW NOI Debt Yield of 9.2%. The $20.0 million mezzanine debt, which consists of a $10.0 million senior mezzanine loan (the “Allergen HQ Senior Mezzanine”) and a $10.0 million junior mezzanine loan (the “Allergen HQ Junior Mezzanine”), was provided in connection with the financing of the property is secured by the senior mezzanine borrower’s equity interest in the borrower and the junior mezzanine borrower’s equity interest in the Allergen HQ Senior Mezzanine loan borrower, respectively, and are coterminous with the mortgage loan. The Allergen HQ Senior Mezzanine has an outstanding principal balance as of cut-off date of $10.0 million and has a coupon of 10.5000%. Including the Allergen HQ Senior Mezzanine, the cut-off date LTV is 61.0% based on $172.0 million “as-stabilized” value, the UW NCF DSCR is 1.36x and the UW NOI Debt Yield is 8.3%. The Allergen HQ Junior Mezzanine has an outstanding principal balance as of cut-off date of $10.0 million and has a coupon of 5.5000%. Including both the Allergen HQ Senior Mezzanine and the Allergen HQ Junior Mezzanine, the cut-off date LTV is 66.9% based on $172.0 million “as-stabilized” value and the UW NOI Debt Yield is 7.6%. The Allergen HQ Junior Mezzanine has a fixed amortization schedule. The UW NCF DSCR for the Allergen HQ Junior Mezzanine is calculated based on the aggregate debt service payable for the Allergan HQ Whole Loan, the Allergen HQ Senior Mezzanine and the Allergen HQ Junior Mezzanine for the 12-month period commencing March 2025 is 1.01x. The mortgage and mezzanine lenders have entered into an intercreditor agreement as described in the Preliminary Prospectus under “Description of the Mortgage Pool Additional Indebtedness Mezzanine Debt”. The mezzanine loans have been be sold to third party investors.

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A-2-131

Mortgage Loan No. 9 — JW Marriott Chicago

A-2-132

Mortgage Loan No. 9 — JW Marriott Chicago

A-2-133

Mortgage Loan No. 9 — JW Marriott Chicago

A-2-134

Mortgage Loan No. 9 — JW Marriott Chicago

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	4.7%	Net Rentable Area (Rooms):	610
		Location:	Chicago, IL
Loan Purpose:	Refinance	Year Built / Renovated:	1914 / 2010
Borrower:	UST Prime III Hotel Owner, L.P.	Occupancy / ADR / RevPAR:	76.1% / $270.43 / $205.72
Sponsor:	Lothar Estein	Occupancy / ADR / RevPAR Date:	4/30/2017
Interest Rate:	4.0441%	Number of Tenants:	N/A
Note Date:	7/21/2017	2014 NOI:	$18,997,021
Maturity Date:	8/5/2022	2015 NOI:	$20,511,003
Interest-only Period:	60 months	2016 NOI:	$21,191,265
Original Term:	60 months	TTM NOI(3):	$21,321,433
Original Amortization:	None	UW Occupancy / ADR / RevPar:	76.1% / $270.43 / $205.72
Amortization Type:	Interest Only	UW Revenues:	$71,959,137
Call Protection(2):	L(25),Def(31),O(4)	UW Expenses:	$50,733,018
Lockbox:	Hard	UW NOI:	$21,226,120
Additional Debt(1):	Yes	UW NCF:	$18,347,754
Additional Debt Balance(1):	$230,000,000	Appraised Value / Per Room:	$370,400,000 / $607,213
Additional Debt Type(1):	Pari Passu, B-Note, Mezzanine	Appraisal Date:	5/2/2017
Additional Future Debt Permitted:	No

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$130,000
Taxes:	$223,974	$223,974	N/A	Maturity Date Loan / Room:	$130,000
Insurance:	$198,332	$24,791	N/A	Cut-off Date LTV:	21.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	21.4%
Deferred Maintenance:	$13,554	$0	N/A	UW NOI DSCR:	6.53x
Seasonal Reserve:	$2,000,000	Springing	N/A	UW NCF DSCR:	5.64x
				UW NOI Debt Yield:	26.8%
				UW NCF Debt Yield:	23.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$203,500,000	72.9%	Payoff Existing Debt	$266,411,442	95.5%
Mezzanine Loan	66,500,000	23.8	Upfront Reserves	2,435,860	0.9
Sponsor Equity	9,000,000	3.2	Closing Costs	10,152,699	3.6
Total Sources	$279,000,000	100.0%	Total Uses	$279,000,000	100.0%

(1)	The JW Marriott Chicago loan is a part of a larger split whole loan (the “JW Marriott Chicago Whole Loan”) evidenced by three senior pari passu notes with an aggregate principal balance as of the cut-off date of $79.3 million and three subordinate promissory notes with an aggregate principal balance of $124.2 million. The JW Marriott Chicago Whole Loan is accompanied by a mezzanine loan with an original principal balance of $66.5 million (the “JW Marriott Chicago Mezzanine Loan”). The financial information presented in the chart above and herein reflects the cut-off date balance of the $79.3 million A Notes, but not the $124.2 million B Notes or the $66.5 million JW Marriott Chicago Mezzanine Loan. For a more detailed description of the JW Marriott Chicago Whole Loan, please refer to “The Loan” and “Additional Debt” below.

A-2-135

Mortgage Loan No. 9 — JW Marriott Chicago

(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of September 5, 2017. Prepayment of the full JW Marriott Chicago Whole Loan is permitted at any time after the earlier to occur of (i) July 21, 2021 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized. For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Represents the trailing twelve month period ending April 30, 2017.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The JW Marriott Chicago loan, which is part of a larger split whole loan, is a $40.0 million first mortgage loan secured by the fee interest in a 610 room full service hotel property located in Chicago, Illinois. The loan has a five-year term and is interest-only for the term of the loan. The whole loan has an outstanding principal balance of $203.5 million (the “JW Marriott Chicago Whole Loan”), which is comprised of six notes identified as Note A-1, Note A-2, and Note A-3 (collectively, the “A Notes”), and Note B-1-A, Note B-1-B, and Note B-2 (collectively, the “B Notes”). The six notes have outstanding balances of $40.0 million, $28.5 million, $10.8 million, $37.0 million, $30.0 million, and $57.2 million for Note A-1, Note A-2, Note A-3, Note B-1-A, Note B-1-B, and Note B-2, respectively.

Note A-1 has an outstanding principal balance as of the cut-off date of $40.0 million and is being contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2 was previously securitized in UBS 2017-C3 Commercial Mortgage Trust, Note A-3 is currently held by Natixis and is expected to be contributed to one or more future securitization transactions, and Note B-1-A, Note B-1-B, and Note B-2 were sold to unaffiliated third party investors.

Note A-1 accrues interest at the same rate as the pari passu Note A-2 and Note A-3 and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note A-2 and Note A-3, and Note B-1-A, Note B-1-B, and Note B-2 are subordinate notes, as and to the extent described under “Description of the Mortgage Pool–The Whole Loans” in the Preliminary Prospectus. The holders of the A Notes and the B Notes have entered into a co-lender agreement pursuant to which Note B-2 was designated the initial “controlling note”. Unless a control termination event has occurred and subject to certain other conditions, the special servicer with respect to the CSAIL 2017-CX9 Commercial Mortgage Trust will not be permitted to implement certain major decisions over the objection of the holder of Note B-2. The JW Marriott Chicago Whole Loan will be serviced pursuant to terms of the pooling and servicing agreement governing CSAIL 2017-CX9. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$40,000,000	$40,000,000	CSAIL 2017-CX9	Y	N
Note A-2	28,500,000	28,500,000	UBS 2017-C3	N	N
Note A-3	10,800,000	10,800,000	Natixis	N	N
Note B-1-A	37,000,000	37,000,000	Third Party Investor	N	N
Note B-1-B	30,000,000	30,000,000	Third Party Investor	N	N
Note B-2	57,200,000	57,200,000	Third Party Investor	N	Y
Total	$203,500,000	$203,500,000

A-2-136

Mortgage Loan No. 9 — JW Marriott Chicago

JW Marriott Chicago Total Debt Capital Structure

(1)	Cumulative basis per room is calculated based on 610 rooms.

(2)	Based on an as-is appraised value of $370.4 million ($607,213 per room) as of May 2, 2017 per the appraisal.

(3)	Based on the UW NOI of approximately $21.2 million.

(4)	Based on the UW NCF of approximately $18.3 million and the coupon of 4.0441% on the aggregation of Note A-1, Note A-2 and Note A-3, the coupon of 4.3000% on the Note B-1-A and Note B-1-B, the coupon of 5.8200% on the Note B-2, and the coupon of 7.5000% on the JW Marriott Chicago Mezzanine Loan.

(5)	Implied Equity is based on the as-is appraised value of $370.4 million, less total debt of $270.0 million.

The Borrower. The borrowing entity for the loan is UST Prime III Hotel Owner, L.P., a Delaware limited partnership and special purpose entity. The borrowing entity is owned by 99% by Lothar Estein.

The Sponsor. The loan’s sponsor is Lothar Estein and nonrecourse carve-out guarantor is Estein Holdings, Ltd., which is 99% owned by Mr. Estein. Mr. Estein the founder and CEO of Estein USA, an investor in US commercial assets and has been involved in commercial real estate investment since 1974 and in US commercial real estate since 1978. Mr. Estein is responsible for the investment of more than $5 billion of equity in real estate investments. The nonrecourse carve-out guarantor is Estein Holdings, Ltd., which is 99% owned by Mr. Estein. Based on its June 2017 balance sheet, Estein Holdings, Ltd. reported total assets of approximately $23.4 million, total equity of approximately $23.4 million, and liquidity of approximately $4.0 million.

A-2-137

Mortgage Loan No. 9 — JW Marriott Chicago

The Property. The property is a 610-room, JW Marriott-branded luxury hotel property located in Chicago, Illinois. The property originally served as a 22-story, 1,074,385 SF office building with ground level retail that was constructed in 1914. In 2005, the Prime Group Inc (“Prime”) purchased the building for approximately $148.3 million, with $100.2 million allocated to the future JW Marriott Chicago space and $48.1 million allocated to the office/retail space. In 2008, the borrower sponsor entered into a joint venture with Prime, formed the borrower entity, and began converting/renovating the lobby level through the 12th floor, as well as two lower levels. From March 2008 through March 2010, the property underwent a redevelopment and renovation for a total cost of approximately $312.1 million ($511,619 per room) bringing the borrower’s total cost basis to approximately $412.6 million ($676,384 per room). Upon completion of renovations, the property reopened as a JW Marriott Hotel. In 2014, the joint venture sold its interest in the office / retail portion of the property and the borrower sponsor assumed 99% ownership interest in the borrower.

The collateral consists of the hotel that occupies the lobby level through the 12th floor, as well as two lower levels, including 41,797 SF of meeting space spread throughout the lower level, 3rd, and 4th floors. The property contains 18,317 SF of ground floor retail space and office space on floors 13 through 22, both of which are not part of the collateral. The hotel’s entrance, lobby, and elevator service are separate from the office portion of the building. The property is vertically subdivided and subject to a reciprocal easement agreement.

The guestroom unit mix at the property consists of 292 king rooms, 289 queen rooms, 26 suites and three 3/4/5 bay suites. Guestrooms range in size from 420 SF to 2,200 SF and feature flat screen televisions with premium channel selection, a desk with chair, premium bedding, lamps and lounge chairs, and luxury appointments. Guestrooms also offer complementary wireless high-speed Internet access for Marriott Rewards members. Off-site parking is provided via a third-party valet service. Management is budgeting nearly $21.9 million ($35,902 per room) for renovations and upgrades expected to take place over the next five years, the majority of which will include guest rooms renovations in 2020.

The property’s lobby is a two-story, classical entrance lobby that faces Adams Street. The lobby is clad in marble with glass chandeliers and features a Marriott branded casual dining restaurant and bar called the Lobby Lounge, as well as a gift shop. The 2nd floor features the Grand Ballroom and The Florentine Restaurant, a fine dining Italian restaurant, operated by ESquared Hospitality. The 4th floor features the Burnham Ballroom. There are also meeting spaces spread throughout the lower level, 3rd and 4th floors for a total of 41,797 SF of meeting space. Other amenities include Virtual Meeting by Marriott system featuring Cisco TelePresence, a business center, an indoor swimming pool, and the SPA at JW Chicago, a 20,000 SF full-service spa and fitness center open 24 hours. The property is equipped with six passenger elevators that service the hotel floors and two passenger elevators that service the floors with meeting space.

The property is located at 151 West Adams Street in Chicago, Illinois, occupying a full city block between South Wells Street and South LaSalle Street in the Central Loop of the Chicago central business district. The property is the only luxury, five-star hotel in the Chicago Loop and the building has been designated as a historic landmark by the city, state, and federal landmark commissions, and has been added to the National Register of Historic Places.

According to the appraisal, the property generates approximately 60% of its room revenue from transient demand which includes both commercial and leisure and 40% from meeting and group demand. The key corporate/transient demand driver is the property’s close proximity to major national and international corporations located in the Chicago Loop such as such as United Airlines, IBM, Deloitte, MillerCoors, and Exelon. The property is also blocks away from the Willis Tower, the Federal Reserve Bank of Chicago, the Chicago Board of Trade Building, and the headquarters of multiple banks.

Since its opening, the property’s performance has improved year over year, evidenced by increased RevPAR and net cash flow. Per the STR report, the property continues to outperform its competitive set with a 2016 RevPAR penetration of 117.0%. The property achieved 2016 occupancy, ADR, and RevPAR of 74.8%, $273.08, and $204.18, respectively. As of May 2017, the property is performing ahead of budget and management.

A-2-138

Mortgage Loan No. 9 — JW Marriott Chicago

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			JW Marriott Chicago Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	74.8%	$233.54	$174.67	72.9%	$258.14	$188.13	97.4%	110.5%	107.7%
2015	72.3%	$242.96	$175.62	75.7%	$267.95	$202.85	104.7%	110.3%	115.5%
2016	72.1%	$241.94	$174.44	74.8%	$273.08	$204.18	103.7%	112.9%	117.0%
TTM(2)	72.7%	$240.28	$174.64	76.1%	$272.34	$207.20	104.7%	113.3%	118.6%

(1)	Source: Third party provider. The variances between the underwriting, the appraisal, and the above table with respect to Occupancy, ADR, and RevPAR are attributable to variances in reporting methodologies and/or timing differences. The competitive set from 2011 to 2013 included the property, Swissotel Chicago, Fairmont Chicago, Westin Chicago River North, Renaissance Chicago Downtown Hotel, and W Hotel Chicago City Center. The competitive set since 2014 includes the property, Swissotel Chicago, InterContinental Chicago Magnificent Mile, Fairmont Chicago Millennium Park, Westin Chicago River North, Renaissance Chicago Downtown Hotel, Trump Hotel Collection Chicago, and Loews Chicago Hotel.

(2)	Based off trailing twelve month period ending May 31, 2017.

The Market. The property is located in Chicago, Illinois in the Central Loop (“Loop”) submarket. Per a third party research report, the Loop is the city’s official downtown area, and is recognized as the second largest downtown business district in the United States, with approximately 36.0 million SF of office space. The Loop is encircled by elevated (‘L’) train tracks giving the area its name and provides public transport access from the Loop from the surrounding neighborhoods. The Loop is famous for its architecture, with signature skyscrapers and historic buildings such as the Willis Tower (formerly Sears Tower), located two blocks west of the property. Bordering the property to the east is South LaSalle Street which is widely considered the financial center of the Midwestern United States, with the Federal Reserve Bank of Chicago and the Chicago Stock Exchange located on this street. Some of the largest publicly traded companies headquartered in the Loop include AT&T International, United Continental Holdings Inc., Archer Daniels Midland Co., Exelon, and Kraft Heinz Co.

The Chicago central business district has experienced a recent trend of companies moving into the area. Since 2008, 82 companies have established offices in Chicago, representing approximately 6.8 million SF of new office space. The companies are moving from Chicago suburbs, as well as other cities and regions. Most recently, McDonalds announced in the second quarter of 2016 that it would be moving from its suburban Oak Brook corporate campus to a new downtown office at the site of Oprah Winfrey’s former Harpo Studios in the West Loop submarket of the Chicago central business district, totaling almost 500,000 SF of office space in 2018. Other high-profile companies that have moved or announced plans to move to the Chicago central business district since 2012 include Hillshire Brands, GoGo Inc., Kraft Heinz, and Caterpillar. Chicago is well known as a major center of global agricultural commodity trading, which is handled by the Chicago Board of Trade and the Chicago Mercantile Exchange (“CME”).

According to a third party research report, the Chicago metropolitan statistical area (the “Chicago MSA”) is the third largest MSA in the United States in terms of population, with a 2017 estimated population of 9,933,248. Chicago is a major Great Lakes port and is considered the commercial, financial, industrial, and cultural center of the Midwest. According to a third party research report by Colliers, the Chicago MSA benefits from an expanded economy based on finance, insurance, printing and publishing, manufacturing and food processing. The Chicago MSA is also a major warehouse and distribution hub, supported by its comprehensive network of highway, water, rail, and air routes. Chicago is ranked amongst the world’s top 10 most competitive cities for business by The Economist Intelligence Unit and is home to 11 Fortune 500 companies, with an additional 22 Fortune 500 companies headquartered in the Chicago MSA, including Abbott Laboratories, Allstate Corporation, Boeing, Kraft Food, McDonald’s, United Continental, and Walgreen Co.

A-2-139

Mortgage Loan No. 9 — JW Marriott Chicago

Per a January 2017 Choose Chicago CVB news release, the city hosted over 54 million visitors in 2016, representing a 1.5 million increase in visitors over the previous year. Over 40.65 million people that visited were leisure travelers, representing a 3.4% increase over the previous year. The property benefits from its proximity to many of Chicago’s attractions including 319-acre Grant Park (approximately 0.5 miles away) that is home to landmarks and attractions including the Museum Campus, the site of various museums, and Soldier Field (approximately 1.8 miles away), home of the Chicago Bears. The Art Institute of Chicago (approximately 0.5 miles away), located in the Museum Campus, is one of the oldest and largest museums in the United States and attracts 1.5 million guests per year. Other nearby attractions include Millennium Park (approximately 0.9 miles away), Navy Pier (approximately 2.1 miles away), and Lake Michigan (approximately 1.0 mile away).

According to an industry report as of March 2017, the property is located in the Chicago hospitality market, which consists of 757 hotel properties with a total of 114,155 rooms. The Chicago hospitality market had a weighted average occupancy, ADR, and RevPAR of 69.0%, $144.71, and $99.81, respectively over the trailing 12-month period. The luxury class within the Chicago, Illinois market contained 22 hotels with a lodging inventory of 7,795 rooms. Over the 12-month period ending March 2017, the luxury class market achieved an aggregate occupancy of 72.0% with an ADR of $267.34, reflecting a RevPAR of $192.46. The property had an occupancy, ADR and RevPAR of 75.6%, $272.91 and $206.41, respectively over the trailing 12-month period.

The appraiser identified seven comparable rental properties, ranging from 339 units to 792 units that were constructed between 1929 and 2015. The competitive set reported a weighted average occupancy of approximately 71.9%, with RevPAR ranging from $150.96 to $232.50. RevPAR at the property is above the majority of competitive set. The properties in the appraisal’s competitive set are all located in downtown Chicago within approximately 1.0 mile of the property and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix			2016 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
JW Marriott Chicago	610(2)	1914	41,797	35%	40%	25%	75.2%(2)	$271.64(2)	$204.18(2)
Swissotel Chicago	661	1988	38,823	25%	30%	45%	70.0%	$235.00	$164.50
Intercontinental Chicago Magnificent Mile	792	1929	45,000	35%	45%	20%	68.0%	$222.00	$150.96
Fairmont Chicago Millennium Park	687	1987	63,000	35%	45%	20%	70.0%	$242.00	$169.40
Westin Chicago River North	429	1987	28,000	40%	25%	35%	80.0%	$260.00	$208.00
Renaissance Chicago Downtown Hotel	560	1991	34,867	30%	45%	25%	74.0%	$225.00	$166.50
Trump Hotel Collection Chicago	339	2008	20,000	30%	30%	40%	75.0%	$310.00	$232.50
Loews Chicago Hotel	400	2015	20,000	30%	25%	45%	NAV	NAV	NAV
Total(3)	3,868

(1)	Source: Appraisal.

(2)	Source: Borrower financials.

(3)	Excludes the subject property.

A-2-140

Mortgage Loan No. 9 — JW Marriott Chicago

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	73.3%	76.3%	75.2%	76.1%	76.1%
ADR	$256.37	$265.83	$271.64	$270.43	$270.43
RevPAR	$188.04	$202.85	$204.18	$205.72	$205.72
Room Revenue	$41,866,542	$45,164,805	$45,584,285	$45,802,808	$45,803,014	$75,087	63.7%
Food and Beverage	24,093,357	23,735,860	24,064,458	23,936,917	23,937,025	$39,241	33.3%
Other Departmental Revenues	2,373,910	2,038,828	2,294,540	2,219,089	2,219,099	$3,638	3.1%
Total Revenue	$68,333,809	$70,939,493	$71,943,283	$71,958,814	$71,959,137	$117,966	100.0%
Room Expense	11,359,750	11,873,762	11,904,811	11,953,114	11,953,168	$19,595	26.1%
Food and Beverage Expense	17,876,462	17,677,508	17,400,030	17,500,363	17,500,442	$28,689	73.1%
Other Departmental Expenses	2,229,959	1,587,269	1,202,361	1,176,034	1,176,039	$1,928	53.0%
Departmental Expenses	$31,466,171	$31,138,539	$30,507,202	$30,629,511	$30,629,649	$50,213	42.6%
Departmental Profit	$36,867,638	$39,800,954	$41,436,081	$41,329,303	$41,329,489	$67,753	57.4%
Operating Expenses	$14,774,087	$16,136,011	$17,272,330	$17,076,362	$17,076,434	$27,994	23.7%
Gross Operating Profit	$22,093,551	$23,664,943	$24,163,751	$24,252,941	$24,253,055	$39,759	33.7%
Fixed Expenses(4)	3,096,530	3,153,940	2,972,486	2,931,508	3,026,935	$4,962	4.2%
Net Operating Income	$18,997,021	$20,511,003	$21,191,265	$21,321,433	$21,226,120	$34,797	29.5%
FF&E	0	0	0	0	2,878,365	$4,719	4.0%
Net Cash Flow	$18,997,021	$20,511,003	$21,191,265	$21,321,433	$18,347,754	$30,078	25.5%

(1)	The TTM column represent the trailing twelve month period ending April 30, 2017.

(2)	Per room values are based on 610 rooms

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which are based on their corresponding revenue line items.

(4)	The property benefits from the Class L tax incentive program which was effective upon its opening as a hotel in 2010. Under the Class L incentive, assessment levels for the building-portion of the assessment are reduced to 10% for the first 10 years, 15% in year 11, 20% in year 12 and back to the normal assessment in year 13. The property’s current Class L tax benefits will expire in 2022.

Property Management. The property is managed by Marriott Hotel Services, Inc., (“Marriott”) under an operating agreement with the owner that expires in December 2040, 18 years beyond the loan term. Marriott is a leading global lodging company with more than 6,000 properties in 122 countries and territories, reporting revenues of more than $17 billion in fiscal year 2016.

Escrows and Reserves. At origination, the borrower deposited into escrow $2,000,000 for a seasonal reserve, $223,974 for real estate taxes, $198,332 for insurance premiums, and $13,554 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $223,974.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $24,791.

FF&E Reserve – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of four percent of gross income from operations for the previous calendar year. The requirement to fund the FF&E Reserve is waived to the extent management agreement with Marriott is not terminated or a replacement franchise agreement that adequately reserves for furniture, fixtures, and equipment.

Seasonal Reserve – During the months of May through December, the borrower is required to escrow $500,000 into a seasonal reserve. Disbursements are permitted during the months of January through April beginning January 2018.

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Mortgage Loan No. 9 — JW Marriott Chicago

Lockbox / Cash Management. The JW Marriott Chicago loan is structured with a hard lockbox with in place cash management. The loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending credit card direction letters to all credit card companies at origination/new merchant agreements). All funds in the lockbox account are required to be swept on each business day to a clearing account controlled by the lender, and applied and disbursed in accordance with this loan agreement. If a Cash Sweep Period (as defined below) is occurring, excess cash will be held as additional security for the loan. Upon the termination of any Cash Sweep Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve account will be disbursed to the borrower.

A “Cash Sweep Period” will occur upon (i) an event of default or (ii) the debt service coverage ratio at the end of any calendar quarter based on the trailing 12-month period falling below 1.15x. A Cash Sweep Period will continue until (A) loan has been repaid in full; (B) there has been a full defeasance of the loan or (C) with regard to clause (ii) above, for six months following the commencement of a Cash Sweep Period (a) no default or event of default has occurred; (b) no event that would trigger another Cash Sweep Period has occurred and (c) the debt service coverage ratio is at least 1.20x.

Tax Abatement. The property benefits from the Class L tax incentive program which was effective upon its opening as a hotel in 2010. The Class L tax incentive program is designed to encourage the preservation and rehabilitation of architecturally significant commercial, industrial and multifamily buildings. Under the Class L tax incentive program, assessment levels for the building-portion of the assessment are reduced to 10% for the first 10 years, 15% in year 11, 20% in year 12 and back to the normal assessment in year 13. The property’s current Class L tax benefits will expire in 2022.

Additional Debt. In addition to Note A-1, the property is also security for the pari passu Note A-2 and Note A-3, the subordinate pari passu Note B-1-A and Note B-1-B, and the subordinate Note B-2. The Note B-1-A and Note B-1-B have an aggregate outstanding principal balance as of the Cut-off Date of approximately $67.0 million and a coupon of 4.3000%. The Note B-2 has an outstanding principal balance as of the Cut-off Date of approximately $57.2 million and a coupon of 5.8200%. The JW Marriott Chicago Whole Loan (inclusive of the Note B-1-A, Note B-1-B, and Note B-2) has a Cut-off Date LTV of 54.9%, an UW NCF DSCR of 1.92x and an UW NOI Debt Yield of 10.4%. A $66.5 million JW Marriott Chicago Mezzanine Loan was provided in connection with the financing of the property that is secured by the JW Marriott Chicago Mezzanine Loan borrower’s equity interest in the borrower and is coterminous with the mortgage loan. The JW Marriott Chicago Mezzanine Loan has a coupon of 7.5000%. Including the JW Marriott Chicago Mezzanine Loan, the Cut-off Date LTV is 72.9%, the UW NCF DSCR is 1.26x and the UW NOI Debt Yield is 7.9%.

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Mortgage Loan No. 10 — 300 Montgomery

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Mortgage Loan No. 10 — 300 Montgomery

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Mortgage Loan No. 10 — 300 Montgomery

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Mortgage Loan No. 10 — 300 Montgomery

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Mortgage Loan No. 10 — 300 Montgomery

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$36,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.2%	Net Rentable Area (SF) (6):	192,574
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrowers:	Downtown Properties VII, LLC; 300 Montgomery Associates	Year Built / Renovated:	1918 & 1941 / 2015
Sponsor:	Downtown Properties Holdings, LLC	Occupancy:	87.9%
Interest Rate:	3.5700%	Occupancy Date:	7/19/2017
Note Date:	8/23/2017	Number of Tenants:	44
Maturity Date:	9/5/2027	2014 NOI(7):	$3,049,281
Interest-only Period:	120 months	2015 NOI(7):	$4,102,630
Original Term:	120 months	2016 NOI(7):	$5,311,125
Original Amortization:	None	TTM NOI(7)(8):	$5,461,022
Amortization Type:	Interest Only	UW Economic Occupancy:	88.1%
Call Protection(2):	L(24),YM1 (89),O(7)	UW Revenues:	$9,739,155
Lockbox(3):	Hard	UW Expenses:	$3,391,504
Additional Debt(4):	Yes	UW NOI:	$6,347,651
Additional Debt Balance(4):	$30,000,000	UW NCF:	$6,108,859
Additional Debt Type(4):	Pari Passu	Appraised Value / Per SF(6)(9):	$119,600,000 / $621
Additional Future Debt Permitted(5):	Yes – Mezzanine	Appraisal Date:	5/24/2017

Escrows and Reserves(10)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(6):	$343
Taxes:	$76,794	Springing	N/A	Maturity Date Loan / SF(6):	$343
Insurance:	$59,011	Springing	N/A	Cut-off Date LTV(9):	55.2%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(9):	55.2%
TI/LC:	$1,420,026	Springing	N/A	UW NOI DSCR:	2.66x
				UW NCF DSCR:	2.56x
				UW NOI Debt Yield:	9.6%
				UW NCF Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$66,000,000	100.0%	Payoff Existing Debt	$31,979,916	48.5%
			Return of Equity	31,842,739	48.2
			Upfront Reserves	1,555,831	2.4
			Closing Costs	621,513	0.9
Total Sources	$66,000,000	100.0%	Total Uses	$66,000,000	100.0%

(1)	The 300 Montgomery loan is part of a larger split whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $66,000,000 (collectively, “300 Montgomery Whole Loan”). The Financial Information presented in the chart above is based on the Cut-off Date balances of the promissory notes comprising the 300 Montgomery Whole Loan.

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Mortgage Loan No. 10 — 300 Montgomery

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of October 5, 2017. Prepayment of the full 300 Montgomery Whole Loan is permitted at any time after the earlier to occur of (i) August 23, 2020 or (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	For a more detailed description, please refer to “The Loan” below.

(5)	For a more detailed description of additional future debt permitted, please refer to “Additional Debt” below.

(6)	The net rentable area (“NRA”) excludes 12,892 SF of un-leasable mezzanine space that the sponsor may convert to common area for tenants. The Appraised Value/Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF are calculated based on NRA excluding 12,892 of un-leasable mezzanine space.

(7)	The increase in TTM NOI from 2014 NOI is primarily due to the lease up of creative spaces including Suite 1200 (formerly unusable space) to Ripple Labs, Inc. (“Ripple Labs”) in August 2014 and Suite 900 to Fundbox, Inc. (“Fundbox”) in January 2016. The sponsor has spent approximately $5.1 million over the last four years to modernize the property and meet the demands of San Francisco’s tenant base in order to achieve higher rent on creative build-out spaces.

(8)	Represents the trailing twelve month period ending June 30, 2017.

(9)	The hypothetical appraised value without the mezzanine space described in footnote (6) is $111.1 million, which results in a cut-off date LTV and Maturity Date LTV of 59.4%.

(10)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 300 Montgomery loan, which is part of a larger split whole loan is secured by a first mortgage lien on a 192,574 SF Class B office property located at 300 Montgomery Street in San Francisco, California. The 300 Montgomery Whole Loan has an outstanding principal balance as of the cut-off date of $66.0 million, which is evidenced by two notes identified as Note A-1 and Note A-2. The two notes have outstanding balances of $36.0 million and $30.0 million, respectively.

Note A-1 has an outstanding principal balance as of the cut-off date of $36.0 million and is being contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of the cut-off Date of $30.0 million, is currently held by Natixis and is expected to be contributed to one or more future securitizations. The holder of Note A-1 will be the controlling noteholder of the 300 Montgomery Whole Loan. The trustee of the CSAIL 2017-CX9 Commercial Mortgage Trust, as the holder of Note A-1 (or, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the controlling noteholder with respect to the 300 Montgomery Whole Loan; however, the holder of Note A-2, will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 300 Montgomery Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement governing CSAIL 2017-CX9.

Note A-1 accrues interest at the same rate as the pari passu Note A-2 and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note A-2, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)
Note A-1	$36,000,000	$36,000,000	CSAIL 2017-CX9	Y
Note A-2	30,000,000	30,000,000	Natixis	N
Total	$66,000,000	$66,000,000

The Borrowers. The borrowing entities for the loan are Downtown Properties VII, LLC, a bankruptcy-remote, single-purpose Delaware limited liability company that owns the leased fee interest, and 300 Montgomery Associates, a single purpose California limited partnership that owns the leasehold interest. Both borrowing entities are owned by Downtown Properties Holdings, LLC.

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Mortgage Loan No. 10 — 300 Montgomery

The Sponsor. The loan’s nonrecourse carve-out guarantor is Downtown Properties Holdings, LLC, an affiliate of Gaw Capital Partners, a Hong Kong-based real estate private equity firm founded in 2005 by brothers Goodwin Gaw and Kenneth Gaw. Downtown Properties Holdings, LLC has been managing real estate assets in the United States (Los Angeles and San Francisco, California) and the United Kingdom since 1995 and has over $2.0 billion in gross assets under management including 2.5 million SF of office buildings, over 1,000 hotel rooms, two 18-hole golf courses and a ski resort. According to its balance sheet dated December 31, 2016, Downtown Properties Holdings, LLC has total assets of approximately $524.1 million including approximately $26.9 million in cash and approximately $469.4 million in real estate investments.

The Property. The property is a twelve-story, multi-tenanted, Class B office building totaling 192,574 SF, situated on an entire city block of approximately 0.6 acre at 300 Montgomery Street in San Francisco, California. Originally constructed in 1918, the property features a historic façade with colonnades at ground level and has been renovated over the years. The property has marble covered walls and glazed gold-leaf ceilings with suspended bronze fixtures. Floorplates range from 11,429 SF to 20,699 SF. The ground floor features a US Bank branch and a Walgreens retail store, as well as a large marble lobby that provides access to the upper floor office spaces. US Bank is located at the corner of California Street and Montgomery Street, and has pedestrian access from the street as well as from the office lobby. Walgreens Co. (“Walgreens”) is located at the corner of Montgomery Street and Pine Street and is accessed from the street. In addition, there is 24-hour security and nearby parking. Several of the office suites were modernized to meet the demands of the San Francisco tenant base including open, loft-like creative space, which commands a rent premium. Approximately 42,750 SF (22.2% of the rent rentable area) features creative build-out.

The sponsor purchased the property in 1971 and has since invested approximately $17.3 million in capital improvements, in addition to the approximately $5.0 million in tenant improvements. Approximately $5.1 million has been spent on capital improvement over the past four years alone, including elevator renovation and modernization and common area renovations.

As of July 19, 2017, the property was 87.9% leased by 44 tenants. The property features a tenant mix of government, education, financial, legal, technology, and professional services sectors among others. No tenant represents more than 7.7% of NRA. Additionally, the building features 12,892 SF of vacant mezzanine space, which is not currently marketed for lease and is excluded from the NRA.

The largest tenant at the property, Ripple Labs, leases two suites totaling 14,749 SF (7.7% of the NRA) through August 31, 2019 and October 31, 2020. Ripple Labs has been at the property since 2014 but, due to its expansion, Ripple Labs had a 30,000 SF requirement that could not be accommodated at the property. Ripple Labs moved across the street to the Russ Building in May 2017 and subleases one of its two suites at the property to HackerOne, Inc. and the other one to Grovo Learning, Inc. through the remainder of the lease term. Ripple Labs is a technology company that developed the Ripple payment protocol and exchange network to create a monetary system that was decentralized and enabled individuals and communities to create their own money. The second largest tenant at the property, Consulate General of Brazil, leases 13,000 SF (6.8% of the NRA) through May 31, 2022 with one, five-year extension option remaining. The Consulate General of Brazil in San Francisco has been at the property since 2009 and provides Brazilian nationals and U.S. citizens or foreign nationals residing in the United States with passport and visa services. The Brazilian government is rated Ba2/BB/BB by Moody’s, S&P and Fitch, respectively. The third largest tenant at the property, ELS Educational Services, Inc. (“ELS”), leases 12,303 SF (6.4% of the NRA) through June 30, 2024 with one, five-year extension option remaining. ELS provides English language training in the United States through various language centers. The company was originally founded as a creator and publisher of educational materials, but its current focus is on teaching. ELS has over 80 locations around the world including 54 in the United States, two in Canada, one in Australia and one in India. ELS is a fully-owned subsidiary of Berlitz Language, Inc., a part of Berlitz International, Inc. ELS is headquartered in Princeton, New Jersey and is accredited by ACCET (Accrediting Council for Continuing Education and Training). ELS has operated a training facility at the property since 2014.

The Market. The property is located in the heart of the Financial District in Downtown San Francisco, California, and is situated on an entire block between California Street and Pine Street, at the intersection of Montgomery Street and California Street.

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Mortgage Loan No. 10 — 300 Montgomery

The property is located in the financial district office submarket and features access to public transportation lines, including the BART-Embarcadero (Bay Area Rapid Transit) train station, which is located four blocks west, the Ferry Building Terminal and the California Street cable car line. Additionally, the property is within walking distance of certain San Francisco destinations including the Union Square shopping district, Westfield San Francisco Centre shopping mall, Rincon Park, several museums and AT&T Park, home of the San Francisco Giants major league baseball team. The property is also expected to benefit from the completion of the Transbay Transit Center, a mass-transit hub that is expected to connect eight Bay Area counties through 11 transportation systems including the BART, AC Transit, Amtrak, Caltrain and California’s planned high speed rail system. The Transbay Transit Center consists of two primary components, with the first phase expected to be completed in December 2017. The first phase will include construction of the above-ground portion of the new Transit Center, the below-grade rail levels and the bus ramp connecting the Transit Center to the San Francisco – Oakland Bay Bridge. A timeline has not yet been provided for the construction of phase two, which includes the downtown rail extension. According to the Transbay Joint Powers Authority, the larger development, which is located approximately 0.7 miles southwest of the property, is expected to include 4,400 residential units, approximately 100,000 SF of new retail space and an approximately 6.0 million SF office tower. The project is also expected to feature City Park, a 5.4- acre rooftop public park with a variety of activities and amenities including an open area amphitheater, gardens, open grass areas and restaurant and café. The property is also expected to benefit from the future San Francisco Central Subway expansion that will extend the Muni Metro T Third Line to provide a direct transit link between the Bayshore and Mission Bay areas to SoMa, downtown, and Chinatown.

According to a third party research report, the property is located in in the financial district office submarket of Downtown San Francisco. As of the second quarter of 2017, the financial district office submarket had approximately 29.9 million SF of office inventory with a vacancy of 9.9% and average asking rents of $58.94 PSF. The average contractual rent at the property is currently 18.0 % below the appraiser concluded market rent of $60.88 PSF on a modified gross basis.

According to the appraisal, the property’s competitive set consists of the six properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
The Mills Building	1892 / 2003	459,617	$59.50	93.7%	0.1	Pocket Gems
Pacific Bank Building	1920 / 2010	136,791	$57.00	99.6%	0.1	Juniper Square
601 Montgomery Street	1979 / NAV	233,628	$55.00	96.2%	0.2	Anderies and Comes
300 California Street	1948 / NAV	122,600	$60.00	91.9%	0.1	Lystable
550 Kearny Street	1975 / 1981	193,011	$64.00	100.0%	0.2	BTR Capital
115 Sansome Street	1913 / 1993	117,000	$72.00	85.8%	0.1	M Moser Architects
(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2013	2014	2015	2016	Current(2)
84.1%	89.5%	95.1%	91.7%	87.9%
(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year. The increase in occupancy from 2013 to Current is primarily because the property was undergoing lease-up after the most recent renovation.

(2)	Based on the July 19, 2017 underwritten rent roll.

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Mortgage Loan No. 10 — 300 Montgomery

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rents	Lease Expiration Date
Ripple Labs	NR/NR/NR	14,749	7.7%	$68.31	$1,007,520	10.8%	Various(3)
Consulate General of Brazil	Ba2/BB/BB	13,000	6.8%	$43.26	$562,380	6.0%	5/31/2022 (4)
ELS	NR/NR/NR	12,303	6.4%	$46.36	$570,368	6.1%	6/30/2024(5)
Delagnes, Mitchell & Linder	NR/NR/NR	10,753	5.6%	$56.39	$606,362	6.5%	8/31/2025
Walgreens Co.	Baa2/BBB/BBB	9,441	4.9%	$71.87	$678,525	7.3%	12/31/2021
Pennbrook Insurance Services	NR/NR/NR	9,333	4.8%	$36.50	$340,655	3.7%	2/28/2019(6)
US Bank	A1/A+/AA	8,866	4.6%	$86.60	$767,796	8.2%	2/28/2027
Fundbox	NR/NR/NR	8,346	4.3%	$75.32	$628,653	6.8%	12/31/2020
BSA Architects	NR/NR/NR	6,655	3.5%	$34.50	$229,598	2.5%	2/28/2019
Captain401	NR/NR/NR	6,061	3.1%	$62.83	$380,813	4.1%	10/31/2020

(1)	Based on the underwritten rent roll which includes rent steps of $822,194 through September 2018 and rent averaging through the lease term for US Bank totaling $58,516.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Ripple Labs leases two suites, Suite 1200 (11,429 SF) through August 31, 2019 and Suite 1130 (3,320 SF) through October 31, 2020 but vacated in May 2017. Ripple Labs subleases Suite 1200 to HackerOne, Inc. at $73.00 PSF and Suite 1130 to Grovo Learning, Inc. at $71.00 PSF.

(4)	In the event diplomatic relations between the United States and Brazil are terminated, suspended or otherwise interrupted, or the Government of Brazil closes its San Francisco Consulate (and does not re-open the Consulate) during the last four years of its lease, Consulate General of Brazil has the option to terminate its lease with 180 days’ prior written notice and a payment of a termination fee equal to the unamortized tenant improvement and leasing commission costs.

(5)	ELS has the right to terminate its lease at any time after the 84th full calendar month of the term with one-year notice and payment of a termination fee equal to four months base rent in the 10th lease year ($215,107) plus the unamortized balance of the tenant improvements, plus cost of brokerage commission, and legal fees paid in connection with negotiation and execution of lease and the initial 45-day base rent abatement. The lease is guaranteed by Berlitz Languages, Inc.

(6)	Pennbrook Insurance Services subleases four cubicles offices for $5,000 per month.

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Mortgage Loan No. 10 — 300 Montgomery

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring(3)	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	23,323	12.1%	NAP	NAP	23,323	12.1%	NAP	NAP
MTM	1	1,515	0.8	$96,430	1.0%	24,838	12.9%	$96,430	1.0%
2017	2	4,698	2.4	203,371	2.2	29,536	15.3%	$299,801	3.2%
2018	7	13,435	7.0	649,257	7.0	42,971	22.3%	$949,058	10.2%
2019	8	40,033	20.8	2,000,166	21.5	83,004	43.1%	$2,949,224	31.7%
2020	17	48,379	25.1	2,813,315	30.2	131,383	68.2%	$5,762,539	61.9%
2021	5	15,259	7.9	1,042,410	11.2	146,642	76.1%	$6,804,949	73.1%
2022	1	13,000	6.8	562,380	6.0	159,642	82.9%	$7,367,329	79.1%
2023	0	0	0.0	0	0.0	159,642	82.9%	$7,367,329	79.1%
2024	1	12,303	6.4	570,368	6.1	171,945	89.3%	$7,937,698	85.2%
2025	1	10,753	5.6	606,362	6.5	182,698	94.9%	$8,544,059	91.8%
2026	0	0	0.0	0	0.0	182,698	94.9%	$8,544,059	91.8%
2027	1	8,866	4.6	767,796	8.2	191,564	99.5%	$9,311,855	100.0%
2028 & Beyond(2)	0	1,010	0.5	0	0.0	192,574	100.0%	$9,311,855	100.0%
Total	44	192,574	100.0%	$9,311,855	100.0%
(1)	Based on the underwritten rent roll which includes rent steps of $822,194 through September 2018 and rent averaging through the lease term for US Bank totaling $58,516.

(2)	2028 & Beyond includes 1,010 SF of building management and conference room.

Operating History and Underwritten Net Cash Flow

	2014	2015(1)	2016(2)	TTM(3)	Underwritten(4)	PSF	%(5)
Rents in Place	$5,822,367	$6,984,205	$8,256,786	$8,576,591	$9,311,855	$48.35	84.6%
Vacant Income	0	0	0	0	1,314,941	6.83	12.0%
Free Rent Adjustments	(102,644)	(71,348)	(55,574)	(123,217)	0	0.00	0.0%
Gross Potential Rent	$5,719,723	$6,912,857	$8,201,213	$8,453,374	$10,626,796	$55.18	96.6%
Total Reimbursements	368,514	384,932	413,298	447,171	376,748	1.96	3.4%
Net Rental Income	$6,088,238	$7,297,789	$8,614,510	$8,900,545	$11,003,544	$57.14	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(1,314,941)	(6.83)	(12.0%)
Other Income	47,305	46,914	48,931	50,552	50,552	0.26	0.5%
Effective Gross Income	$6,135,543	$7,344,703	$8,663,441	$8,951,097	$9,739,155	$50.57	88.5%
Total Expenses	$3,086,262	$3,242,074	$3,352,316	$3,490,075	$3,391,504	$17.61	34.8%
Net Operating Income(6)	$3,049,281	$4,102,630	$5,311,125	$5,461,022	$6,347,651	$32.96	65.2%
Total TI/LC, Capex/RR	0	0	0	0	238,792	1.24	2.5%
Net Cash Flow	$3,049,281	$4,102,630	$5,311,125	$5,461,022	$6,108,859	$31.72	62.7%

(1)	The increase in 2015 NOI from 2014 NOI is primarily due to the leased up in particular Suite 1200 (formerly unusable space) to Ripple Labs in August 2014, totaling $685,740 in 2015.

(2)	The increase in 2016 NOI from 2015 NOI is primarily due to the leased up in particular Suite 900 to Fundbox in January 2016, totaling $592,566.

(3)	Represents the trailing twelve month period ending June 30, 2017.

(4)	Rents in Place is underwritten based on the June 19, 2017 rent roll and includes rent steps of $822,194 through September 2018 and rent averaging through the lease term for US Bank totaling $58,516.

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Mortgage Loan No. 10 — 300 Montgomery

(5)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(6)	The increase of Net Operating Income since 2014 is also because the sponsor has spent approximately $5.1 million over the last four year to modernize the property and meet the demands of San Francisco’s tenant base, and achieve higher rent on creative build-out spaces.

Property Management. The property is managed by CAC Real Estate Management Co., Inc., which was purchased by CBRE, Inc. in 2013.

Escrows and Reserves. At origination, the borrowers deposited $76,794 upfront in escrow for annual real estate taxes, $59,011 upfront in escrow for annual insurance premiums and $1,420,026 (the “Initial RR Deposit”) upfront for tenant improvements and leasing commissions. $170,921 of the Initial RR Deposit is designated as free rent allocated under the leases in effect at the property. Up to $150,000 of the Initial RR Deposit will be made available to reimburse the borrowers for spec-space work so long as the borrowers certify to the lender that the requested disbursement relates to work that has been incurred at market rates. Up to $600,000 of the Initial RR Deposit will be made available to reimburse the borrowers for spec-space work (not subject to a prior disbursement) for space which is subsequently leased to tenants so long as the borrowers certify that the rent and tenant improvements under such leases together with the spec-space work are at market rates.

TI/LC Reserves – During a Cash Management Period (as defined below), on a monthly basis, the borrowers are required to escrow $16,070 for TI/LC Reserve

Replacement Reserves – During a Cash Management Period, on a monthly basis, the borrowers are required to escrow $3,857 for replacement reserves.

Tax Escrows - The loan documents do not require monthly escrows for real estate taxes provided that (i) no event of default under the loan has occurred, (ii) the borrowers provide to the lender prior to the date on which such taxes would be delinquent, evidence satisfactory (as determined by the lender) that such taxes have been paid, and (iii) the borrowers maintain an amount in the real estate taxes escrow equal to three months’ worth of monthly real estate taxes.

Insurance Escrows - The loan documents do not require monthly escrows for insurance provided that (i) no event of default under the loan has occurred, (ii) the borrowers provide evidence that the insurance coverages required pursuant to the loan documents are being maintained under an acceptable blanket insurance policy and (iii) the borrowers maintain an amount in the insurance escrow equal to three months’ worth of monthly insurance premiums.

Lockbox / Cash Management. The 300 Montgomery loan is structured with a hard lockbox and springing cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account. Prior to the occurrence of a Cash Management Period, all funds in the lockbox account will be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon: (i) an event of default; (ii) the failure by the borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.20x; or (iii) the borrowers obtaining a future mezzanine debt; and will end (1) if the loan and all other obligations under the loan documents have been repaid in full, or (2) with respect to clause (ii) above, if for three consecutive months since the commencement of the existing Cash Management Period (A) no event of default has occurred, (B) no event that constitutes another Cash Management Period has occurred, and (C) the debt service coverage ratio at least equal to 1.25x.

Additional Debt. The borrowers may obtain a mezzanine loan, from an institutional investor wholly acceptable to the lender, secured by a pledge of all of the direct ownership interests in the borrowers upon satisfaction of certain terms and conditions which include, without limitation, (i) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 80.0%; (ii) the combined debt service coverage ratio is not less than 1.50x, (iii) the lender receive a rating agency confirmation from Fitch, S&P and Kroll that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the CSAIL Series 2017-CX9 Certificates and (iv) the lender enters into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

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Mortgage Loan No. 11 — Center 78

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,863,277	Title:	Fee
Cut-off Date Principal Balance(1):	$35,863,277	Property Type - Subtype:	Office–Suburban
% of Pool by IPB:	4.2%	Net Rentable Area (SF):	372,672
Loan Purpose:	Refinance	Location:	Warren, NJ
Borrower:	184 Property Owner, LLC	Year Built / Renovated:	1982 / 2012, 2015
Sponsors:	Normandy Real Estate Fund II, LP; Greenfield Acquisition Partners VI, L.P.; GAP VI Parallel Partners, L.P.	Occupancy:	88.7%
Interest Rate(2):	4.090059%	Occupancy Date:	6/22/2017
Note Date:	8/9/2017	Number of Tenants:	7
Maturity Date:	8/9/2027	2014 NOI:	N/A
Interest-only Period:	120 months	2015 NOI(3):	$1,386,818
Original Term:	120 months	2016 NOI(3):	$818,771
Original Amortization:	None	TTM NOI(3)(4)(5):	$2,433,278
Amortization Type:	Interest Only	UW Economic Occupancy:	88.9%
Call Protection:	L(25),Def (91),O(4)	UW Revenues:	$9,997,347
Lockbox(3):	Hard	UW Expenses:	$3,648,950
Additional Debt(1):	Yes	UW NOI(5):	$6,348,397
Additional Debt Balance(1):	$44,836,723	UW NCF:	$5,878,829
Additional Debt Type(1):	Pari Passu, B-Note, Mezzanine	Appraised Value / Per SF:	$94,800,000 / $254
Additional Future Debt Permitted:	No	Appraisal Date:	6/1/2017

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$171
Taxes:	$55,238	$55,238	N/A	Maturity Date Loan / SF:	$171
Insurance:	$56,892	$5,172	N/A	Cut-off Date LTV:	67.4%
Replacement Reserves:	$0	$8,075	N/A	Maturity Date LTV:	67.4%
TI/LC:	$700,000	$31,056	N/A	UW NOI DSCR(2):	2.01x
Deferred Maintenance:	$7,975	$0	N/A	UW NCF DSCR(2):	1.86x
Primary Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	9.9%
				UW NCF Debt Yield:	9.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan (A Notes)	$63,863,277	79.1%	Payoff Existing Debt	$47,149,452	58.4%
Whole Loan (B Note)	4,936,723	6.1	Return of Equity	31,645,460	39.2
Mezzanine Loan	11,900,000	14.7	Upfront Reserves	820,105	01.0
			Closing Costs	1,084,983	01.3
Total Sources	$80,700,000	100.0%	Total Uses	$80,700,000	100.0%

(1)	The Center 78 loan is a part of a larger split whole loan evidenced by two senior pari passu notes and the Center 78 Subordinate Companion Loan (as defined below), with an aggregate original principal balance of $68.8 million. The Financial Information presented in the chart above and herein reflects the

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Mortgage Loan No. 11 — Center 78

cut-off date balance of the approximately $63.9 million A Notes (as defined below), but not the approximately $4.9 million Center 78 Subordinate Companion Loan.

(2)	The Center 78 loan accrues interest at an interest rate that changes over time, as set forth on Annex H of the Preliminary Prospectus. The Interest Rate shown is the interest rate on September 9, 2017. The UW NCF DSCR with respect to the Center 78 loan is calculated based on the aggregate debt service of the Center 78 Senior Loan (as defined below) for the 12-month period commencing September 2022. The UW NCF DSCR based on the aggregate debt service payable with respect to the Center 78 Senior Loan for the 12-month period commencing September 2017 is 2.22x.

(3)	The increase in TTM NOI from 2016 and 2015 NOI is primarily due to the property undergoing lease-up after the most recent renovation.

(4)	Represents the trailing twelve month period ending May 31, 2017.

(5)	The increase in UW NOI from TTM NOI is primarily due to the expiration of free rent periods for tenants GSK and Continental Casualty Co.

The Loan. The Center 78 loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrower’s fee interest in a 372,672 SF Class A office property known as Center 78 and located in Warren, New Jersey.

The whole loan has an outstanding principal balance as of the cut-off date of $68.8 million (the “Center 78 Whole Loan”), and is comprised of two pari passu senior notes, Note A-1 ($35,863,277) and Note A-2 ($28,000,000) (collectively, the “A Notes” or the “Center 78 Senior Loan”) and one subordinate Note B with an outstanding principal balance of approximately $4.9 million (the “Center 78 Subordinate Companion Loan”).

Note A-1, with an outstanding principal balance as of the cut-off date of approximately $35.9 million, is being contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. Note A-2 was previously contributed to the UBS 2017-C3 Commercial Mortgage Trust. The Center 78 Subordinate Companion Loan (Note B) is currently held by Natixis and is expected to be sold to unaffiliated third party investors. Under the related co-lender agreement, prior to a control appraisal period with respect to the related subordinate companion loan, the Center 78 Subordinate Companion Loan is the controlling note and the holder of Note A-1 will be entitled to replace the special servicer with respect to the Center 78 Whole Loan, and after a control appraisal period occurs with respect to the related subordinate companion loan, Note A-1 will be the controlling note. The holder of Note A-1 will be required under certain circumstances, to obtain the consent of the holder of Note B with respect to certain major decisions. The holder of Note A-2 or their respective representatives will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Center 78 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CSAIL 2017-CX9 Trust.

Note A-1 accrues interest at the same rate as the pari passu Note A-2 and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note A-2, and Note B is a subordinate note, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$35,863,277	$35,863,277	CSAIL 2017-CX9	Y	N(1)
Note A-2	28,000,000	28,000,000	UBS 2017-C3	N	N
Note B	4,936,723	4,936,723	Natixis	N	Y(1)
Total	$68,800,000	$68,800,000

(1)	The holder of the senior pari passu promissory Note A-1 will have the right to replace the special servicer with respect to the Center 78 Whole Loan.

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Mortgage Loan No. 11 — Center 78

Center 78 Total Debt Capital Structure

(1)	Based on an as-is appraised value of $94.8 million ($254 PSF) as of June 1, 2017 per the appraisal.

(2)	Based on the UW NOI of approximately $6.3 million.

(3)	The UW NCF DSCR of the Center 78 Senior Loan and the Center 78 Subordinate Companion Loan is based on UW NCF of approximately $5.9 million and aggregate debt service payable for the 12-month period commencing September 2022 on the principal balance of the Center 78 Senior Loan and the Center 78 Whole Loan, respectively, as set forth in the non-standard amortization and interest rate schedule set forth in Annex H to the Preliminary Prospectus. The UW NCF DSCR of the Center 78 Mezzanine Loan (as defined below) is calculated based on the aggregate debt service payable for the Center 78 Whole Loan and the Center 78 Mezzanine Loan for the 12 month period commencing September 2022.

(4)	The UW NCF DSCR of the Center 78 Senior Loan and the Center 78 Whole Loan, based on UW NCF of approximately $5.9 million and aggregate debt service payable for the 12-month period commencing September 2017 on the principal balance of the Center 78 Senior Loan and the Center 78 Whole Loan, respectively, Center 78 Senior Loan is interest only throughout the loan term and Center 78 Mezzanine Loan is IO-Balloon an will begin to pay principle starting September 2022, as set forth in the non-standard amortization and interest rate schedule set forth in Annex H to the Preliminary Prospectus, are 2.22x and 1.85x, respectively.

(5)	Implied Equity is based on the estimated as-is appraised value of $94.8 million, less total debt of $80.7 million.

The Borrower. The borrowing entity for the loan is 184 Property Owner, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is indirectly owned by a joint venture between Normandy Real Estate Partners LLC and Greenfield Partners, LLC.

The Sponsors. The loan’s nonrecourse carve-out guarantor is Normandy Real Estate Fund II, LP. The borrower sponsors are (i) Normandy Real Estate Fund II, LP, (ii) Greenfield Acquisition Partners VI, L.P. and (iii) GAP VI Parallel Partners, L.P.

Normandy Real Estate Fund II, LP is controlled by Normandy Real Estate Partners LLC (“Normandy”), which is a private investment firm with over $1.5 billion in equity capital under management, representing over $3.3 billion of total asset value through several discretionary real estate funds backed by institutional investors and pension funds. Normandy’s recent relevant development experiences include 575 Lexington Avenue (NYC), 1370 Broadway (NYC), John Hancock Tower (Boston), and TripAdvisor World Headquarters (Needham, MA), among others. Normandy has a vertically integrated platform with over 120 employees and approximately 14.0 million SF of commercial real estate under management.

Greenfield Acquisition Partners VI, L.P. and GAP VI Parallel Partners, L.P. are indirectly controlled by Greenfield Partners, LLC (“Greenfield Partners”), which was established by Eugene A. Gorab in 1997. Greenfield Partners manages capital on behalf of its principals and limited partners, and has, since inception, secured capital commitments in excess of $4.0 billion across a series of discretionary investment vehicles. Its limited partners include state and corporate pension plans, university endowments, private foundations and high net worth individuals. Greenfield Partners is based in Westport, Connecticut, with additional offices in Chicago, Illinois and Arlington, Virginia.

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Mortgage Loan No. 11 — Center 78

The Property. The property is a four-story, multi-tenanted, Class A, LEED Gold certified office building totaling 372,672 SF, which is situated on a 47.2-acre site, located at 184 Liberty Corner Road in Warren, New Jersey. Originally constructed in 1982, the property was acquired by the sponsors in 2011 for $26.4 million ($71 PSF) and the sponsors invested an additional $43.0 million ($115 PSF) to complete a gut renovation of the property including building upgrades, high-end finishes, a new amenity package to include a café with indoor and outdoor seating, full-service fitness center with shower and locker facility, 100-person conference center, and a sustainable redesign of its landscaping, grounds and access ways. As a result, the property achieved LEED Gold status for Core and Shell in 2013. There are only four LEED GOLD certificated properties in New Jersey, each of which serves as the corporate headquarters of one or more Fortune 500 companies. The green features at the property include a high-efficiency HVAC and plumbing system, LED parking lot and exterior lighting, and a 223 KWH solar plant located on the roof, which can provide up to 11% of the building’s power needs. In addition to the physical attributes that make the property green, the borrower sponsors also developed and implemented sustainable practices that were designed to stay with the project past the development phase.

The functionality and design of the property consists of 30 FT by 30 FT column spacing, divisible and flexible open/closed layouts, nine-foot finished ceilings, and high data capability, all factors that strategically position the property within the market. The property has 1,522 surface parking spaces, which results in a parking ratio of 4.1 spaces per 1,000 SF of net rentable space.

As of June 22, 2017, the property was 88.7% leased by seven tenants. The largest tenant at the property, GlaxoSmithKline Consumer Healthcare Holdings (US) LLC (“GSK”), leases 147,411 SF (39.6% of the net rentable area) through February 28, 2027 with two, five-year extension options remaining. GSK is a science-led global healthcare company that researches, develops and manufactures innovative pharmaceutical medicines, vaccines and consumer healthcare products. GSK has a global presence with commercial operations in more than 150 countries, a network of 87 manufacturing sites, and research and development centers in the United Kingdom, United States of America, Belgium and China. In 2016, GSK reported revenue of $37.8 billion. The property serves as the U.S. headquarters for GSK Consumer Healthcare, a joint venture between GSK and Novartis. Novartis provides healthcare solutions that address the evolving needs of patients and societies. GSK is A2/A+/A by Moody’s, S&P and Fitch, respectively. The second largest tenant at the property, EMC, leases 81,683 SF (21.9% of the net rentable area) through September 30, 2020 with one, five-year extension option remaining. EMC is a global information technology and cloud computing company, and is the largest provider of data storage systems. The company has over 70,000 employees worldwide and has the largest sales and service force within the information infrastructure sector. In 2015, EMC was purchased by Dell for $67.0 billion. Dell reported $61.6 billion in revenue in fiscal year 2017. EMC is rated Ba2/NR/BB+ by Moody’s, S&P and Fitch, respectively. The third largest tenant at the property, Fiserv, leases 40,394 SF (10.8% of the net rentable area) through July 31, 2024 with two, five-year extension options remaining. Fiserv, founded in 1984, is a global financial services technology company with over 13,000 clients including banks, credit unions, retailers and financial institutions, among others. The company is headquartered in Brookfield, Wisconsin and has over 22,000 employees and more than 120 offices in 115 cities. Fiserv provides solutions for mobile and online banking, payments, risk management, data analytics and core account processing. In 2016, Fiserv reported total revenue of $5.5 billion. Fiserv has a right of first offer to lease any office space located on the 3rd floor of the building, subject to the rights granted to other tenants prior to the date of the lease. Fiserv is rated Baa2/BBB/NR by Moody’s, S&P and Fitch, respectively.

The Market. The property is located in Warren, Somerset County, within the central region of New Jersey and is approximately 34.6 miles southwest from New York City and 75.0 miles northeast from Philadelphia. Somerset County is home to several major companies including AT&T, Bloomberg, Johnson & Johnson Research & Development, Verizon Wireless and MetLife; other major employers within Somerset County include Alpharma, Avaya Inc., Catalent Pharma Solutions Inc., Conva Tec and Courier News. Somerset County has historically had a lower unemployment rate than that of the State of New Jersey and the nation. According to a third party research report, the 2016 population within a one-, three- and five-mile radius of the property was 3,282, 30,930 and 78,435, respectively. The estimated 2016 average household income within a one-, three- and five-mile radius of the property was $167,319, $202,127 and $183,471, respectively.

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Mortgage Loan No. 11 — Center 78

The property is located along I-78 with immediate “on and off” accessibility via Exit 33, and is located 3.0 miles east of the interchange with I-287, providing local and regional accessibility along two of New Jersey’s heavily traveled highways and a significant crossroad in the tristate area, according to the appraisal. The property is an approximately 25-minute drive west of the Newark Airport and a 20-minute drive south of Morristown. The property is also located in close proximity of The Bridgewater Commons Mall, a major regional mall featuring large national anchors such as Bloomingdale’s, Macy’s and Lord & Taylor as well as the New Jersey National Golf Club and the Trump National Club in Bedminster.

The I-78 corridor is an active New Jersey office market, which has generated 5.3 million SF of aggregate leasing activity since 2012. Some of the major companies with presence along I-78 include Pfizer, MetLife, Nestle, Alcatel-Lucent, Verizon, Chubb Corp., Sanofi Aventis and L’Oréal. According to a third party research report, the property is located in in the Somerset/I-78 office submarket. As of the second quarter of 2017, the Somerset/I-78 submarket had approximately 25.8 million SF of office inventory with a vacancy of 10.0% and average asking rents of $26.87 PSF.

According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Bridgewater Crossing	2002 / NAV	297,380	$29.00	86.6%	9.3	Huawei Technologies
Somerset Corporate Center	1997 / NAV	240,091	$28.50	100.0%	8.6	Iconnectiv
Connell Corporate Center 3	1999 / NAV	244,179	$28.00	87.2%	9.3	Edge Therapeutics
211 Mount Airy Road	1982 / 2014	306,194	$27.50	100.0%	3.6	Dallchi Sankyo, Inc.
Somerset Corporate Center II	2000 / NAV	256,000	$28.50	100.0%	8.8	Linde North America Inc.

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2013	2014	2015	2016	Current(2)
3.7%	36.5%	42.4%	88.7%	88.7%

(1)	Source: Historical occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year. The increase in occupancy from 2013 to current is primarily due to the property undergoing lease-up after the most recent renovation.

(2)	Based on the June 22, 2017 underwritten rent roll.

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Mortgage Loan No. 11 — Center 78

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
GSK	A2/A+/A	147,411	39.6%	$28.29	43.4%	2/28/2027
EMC	Ba2/NR/BB+	81,683	21.9%	$29.50	25.1%	9/30/2020
Fiserv	Baa2/BBB/NR	40,394	10.8%	$30.23	12.7%	7/31/2024
Continental Casualty Co.	A3/A/A	25,207	6.8%	$29.50	7.7%	6/30/2024
Bellerophon Therapeutics, Inc.	NR/NR/NR	21,845	5.9%	$29.50	6.7%	3/31/2023
UBS	Ba1/A-/A	13,921	3.7%	$30.00	4.3%	2/28/2025(3)
Liberty 1 Solar(4)	NR/NR/NR	0	0.0%	N/A	0.1%	10/03/2033

(1)	Based on the underwritten rent roll which includes rent steps of $58,725 through July 2018 and rent averaging through the lease term for Fiserv and Continental Casualty Co. totaling $107,668.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UBS has a termination option effective February 2023 subject to a 12-month prior notice period and the payment of a termination fee $415,372 ($29.84 PSF).

(4)	One tenant, Liberty I Solar, has no square footage but contributes $7,500 to the annual Base Rent. Liberty I Solar operates the solar panel equipment on the building’s rooftop.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	42,211	11.3%	NAP	NAP	42,211	11.3%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	42,211	11.3%	$0	0.0%
2017	0	0	0.0	0	0.0%	42,211	11.3%	$0	0.0%
2018	0	0	0.0	0	0.0%	42,211	11.3%	$0	0.0%
2019	0	0	0.0	0	0.0%	42,211	11.3%	$0	0.0%
2020	1	81,683	21.9	2,409,649	25.1%	123,894	33.2%	$2,409,649	25.1%
2021	0	0	0.0	0	0.0%	123,894	33.2%	$2,409,649	25.1%
2022	0	0	0.0	0	0.0%	123,894	33.2%	$2,409,649	25.1%
2023	1	21,845	5.9	644,428	6.7%	145,739	39.1%	$3,054,076	31.8%
2024	3	65,601	17.6	1,964,693	20.4%	211,340	56.7%	$5,018,769	52.2%
2025	1	13,921	3.7	417,630	4.3%	225,261	60.4%	$5,436,399	56.5%
2026	0	0	0.0	0	0.0%	225,261	60.4%	$5,436,399	56.5%
2027	3	147,411	39.6	4,169,785	43.4%	372,672	100.0%	$9,606,184	99.9%
2028 & Beyond(2)	1	0	0.0	7,500	0.1%	372,672	100.0%	$9,613,684	100.0%
Total	10	372,672	100.0%	$9,613,684	100.0%

(1)	Based on the underwritten rent roll which includes rent steps of $58,725 through July 2018 and rent averaging through the lease term for Fiserv and Continental Casualty Co. totaling $107,668.

(2)	One tenant, Liberty I Solar, has no square footage but contributes $7,500 to the Base Rent.

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Mortgage Loan No. 11 — Center 78

Operating History and Underwritten Net Cash Flow

	2014(1)	2015	2016	TTM(2)	Underwritten(3)	PSF	%(4)
Rents in Place	N/A	$4,231,116	$7,888,637	$9,265,917	$9,613,684	$25.80	85.5%
Vacant Income	N/A	0	0	0	1,245,225	3.34	11.1%
Free Rent Adjustments(5)	N/A	(46,403)	(4,257,162)	(3,759,637)	0	0.00	0.0%
Gross Potential Rent	N/A	$4,184,713	$3,631,475	$5,506,280	$10,858,909	$29.14	96.6%
Total Reimbursements	N/A	171,224	169,741	236,025	378,926	1.02	3.4%
Net Rental Income	N/A	$4,355,937	$3,801,216	$5,742,305	$11,237,835	$30.15	100.0%
(Vacancy/Collection Loss)	N/A	0	0	0	(1,245,225)	(3.34)	(11.1%)
Other Income	N/A	1,537	2,882	9,791	4,737	0.01	0.0%
Effective Gross Income	N/A	$4,357,474	$3,804,098	$5,752,096	$9,997,347	$26.83	88.9%
Total Expenses	N/A	$2,970,656	$2,985,327	$3,318,818	$3,648,950	$9.79	36.5%
Net Operating Income(6)	N/A	$1,386,818	$818,771	$2,433,278	$6,348,397	$17.03	63.5%
Total TI/LC, Capex/RR	N/A	0	0	0	469,568	1.26	4.7%
Net Cash Flow	N/A	$1,386,818	$818,771	$2,433,278	$5,878,829	$15.77	58.8%

(1)	The property underwent an extensive $43.0 million renovation ($115 PSF) from 2012 to 2014 and as such, historical financial information is unavailable.

(2)	Represents the trailing twelve month period ending May 31, 2017.

(3)	Rents in Place is underwritten based on the June 22, 2017 rent roll and includes rent steps of $58,725 through July 2018 and rent averaging through the lease term for Fiserv and Continental Casualty Co. totaling $107,668.

(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	GSK and Continental Casualty Co. received nine months and twelve months of free rent, respectively.

(6)	The increase in May 31, 2017 TTM Net Operating Income from 2016 Net Operating Income and 2015 Net Operating Income is primarily due to the property undergoing lease-up after the most recent renovation.

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Mortgage Loan No. 12 — The Manhanttan

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,875,000	Title:	Fee
Cut-off Date Principal Balance:	$32,875,000	Property Type - Subtype:	Mixed-use – Office/Retail
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	77,851
Loan Purpose:	Refinance	Location:	Washington, DC
Borrower:	Jemal's Manhattan L.L.C.	Year Built / Renovated:	1877,1911 / 2016
Sponsor(1):	Norman Jemal	Occupancy(2):	95.8%
Interest Rate:	4.3920%	Occupancy Date:	8/5/2017
Note Date:	7/31/2017	Number of Tenants:	8
Maturity Date:	8/5/2027	2014 NOI(2):	N/A
Interest-only Period:	120 months	2015 NOI(2):	N/A
Original Term:	120 months	2016 NOI(2):	N/A
Original Amortization:	None	TTM NOI(3)(4):	$1,236,939
Amortization Type:	Interest Only	UW Economic Occupancy:	94.9%
Call Protection:	L(25),Def (91),O(4)	UW Revenues:	$3,521,668
Lockbox:	Hard	UW Expenses:	$827,926
Additional Debt:	No	UW NOI(4):	$2,693,742
Additional Debt Balance:	N/A	UW NCF:	$2,561,396
Additional Debt Type:	N/A	Appraised Value / Per SF(5):	$52,700,000 / $677
Additional Future Debt Permitted:	No	Appraisal Date:	8/1/2018

Escrows and Reserves	Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$422
Taxes:	$135,958	$27,192	N/A	Maturity Date Loan / SF:	$422
Insurance:	$7,014	Springing	N/A	Cut-off Date LTV(4):	62.4%
Replacement Reserves:	$0	$1,103	N/A	Maturity Date LTV(4):	62.4%
TI/LC:	$350,000	Springing	$350,000	UW NOI DSCR:	1.84x
Free Rent Reserve:	$162,062	$0	N/A	UW NCF DSCR:	1.75x
Outstanding TI/LC:	$693,945	$0	N/A	UW NOI Debt Yield:	8.2%
Tenant Cash Trap Reserve:	$0	Springing	N/A	UW NCF Debt Yield:	7.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,875,000	100.0%	Payoff Existing Debt	$23,517,152	71.5%
			Return of Equity	7,735,199	23.5
			Upfront Reserves	1,348,979	4.1
			Closing Costs	273,669	0.8
Total Sources	$32,875,000	100.0%	Total Uses	$32,875,000	100.0%

(1)	The sponsor was involved in litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(2)	Historical occupancies are not available. The borrower began a complete renovation of the property in 2015 totaling $14.4 million. The rehabilitation/restoration of the property included the refurbishing of the historic exterior facades and windows, the implementation of new HVAC and mechanical units, the replacement of the roof, the installation of new store front and exterior lighting, the upgrade of the entire base building services, the installation of new elevator and fire equipment systems, the upgrade of the electrical systems, the pavement of the alleyways, and the tenant improvement

A-2-164

 Mortgage Loan No. 12 — The Manhanttan

buildouts. The borrower began leasing up the property in 2016. As of August 5, 2017, the property was 95.8% leased and 84.8% occupied. Four retail tenants are currently building out their spaces.

(3)	Represents the trailing twelve month period ending May 31, 2017.

(4)	The increase in UW NOI from TTM NOI is primarily due to the property undergoing lease-up after the most recent renovation.

(5)	Based on the “as-stabilized” value, which assumes that all outstanding tenant improvements, leasing commissions and free rent have been paid or escrowed at origination. The “as-is” value as of July 11, 2017 is $49.8million, which results in a Cut-off Date LTV and Maturity Date LTV of 66.0% and 66.0%, respectively.

The Loan. The Manhattan loan is a $32.875 million first mortgage loan secured by the fee interest in a 77,851 SF mixed-use office/retail complex known as The Manhattan, located in Washington, District of Columbia. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is Jemal’s Manhattan L.L.C., a District of Columbia limited liability company and special purpose entity. The borrowing entity is indirectly owned by Norman and Douglas Jemal.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Norman Jemal. Norman Jemal and his father Douglas Jemal are the principals of Douglas Development Corporation (“DDC”). DDC is a large real estate developer in the Washington, DC area founded in 1985 with a current portfolio of nearly 10.0 million leasable SF and over 5.0 million SF of developable real estate in the pipeline. DDC is comprised of over 100 full time employees. As of July 31, 2017, Norman Jemal reported net worth and liquidity of approximately $416.0 million and approximately $2.8 million, respectively. Norman Jemal has been involved in litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The property is a 77,851 SF mixed-used property consisting of 57,842 SF of office and 20,009 SF of retail, and is comprised of three adjacent buildings located on an 18,271 SF parcel in Washington, DC. The original building was constructed in 1877 and the rest of the site was constructed in 1911. Between 2015 and 2016, the sponsor implemented an extensive renovation of the property totaling $14.4 million, including $7.7 million of base building work and $6.7 million of tenant improvement buildouts. The rehabilitation/restoration of the property included the refurbishing of the historic exterior facades and windows, the implementation of new HVAC and mechanical units, the replacement of the roof, the installation of new store front and exterior lighting, the upgrade of the entire base building services, the installation of new elevator and fire equipment systems, the upgrade of the electrical systems, the pavement of the alleyways, and the tenant improvement buildouts. The borrower began leasing up the property in 2016. As of August 5, 2017, the property was 95.8% leased and 84.8% occupied. Four tenants are currently building out their spaces. The retail component is currently 83.5% leased to six tenants. The office component is currently 100.0% leased to two tenants.

The largest tenant at the property, WeWork, leases 50,680 SF (65.1% of the net rentable area) through December, 2031. Founded in 2010, WeWork is a New York-based provider of shared office space that brings together entrepreneurs, freelancers, startups, and small businesses, creating both physical and virtual communities where members learn from, grow with, and support each other. WeWork’s revenue is primarily generated through membership subscriptions based on the amount of space rented, which can range from a single seat at a shared office desk to large private office space. WeWork currently has 216 locations across the world, including 130 in the United States. WeWork is currently valued at $20 billion after completing its fundraising in early July 2017, securing $760 million in Series G funding. WeWork operates co-working spaces in 17 countries. The second largest tenant at the property, Mothership Strategies, leases 7,162 SF (9.2% of the net rentable area) through November, 2021. Mothership Strategies is a Washington, DC based progressive digital firm that specializes in online fundraising, digital advertising, and grassroots advocacy. The company was founded by three of the digital organizers in the Democratic Party. Mothership Strategies works on campaigns for candidates, ballot initiatives, and specific issues with fundraising and persuasion efforts. Retail tenants include La Colombe coffee shop (3.3% of the net rentable area); Franklin Hall, an American beer hall (7.3% of the net rentable area), two fitness centers, a new wood-fire cooking concept restaurant and a retail store. The two restaurants at the property are operated by experienced local restaurateurs who operate other restaurants in Washington, DC.

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Mortgage Loan No. 12 — The Manhanttan

The Market. The property is located on the south side of Florida Avenue NW, just west of 14th Street NW in the District of Columbia’s East End district. The property is approximately four blocks northwest of the U Street Metrorail station, offering access to downtown Washington, DC, Maryland, and Virginia. The property is also located across the street from a bus stop (serviced by Metro Bus 52, 53, and 54). According to the appraiser, U Street is known for its nightlife scene with attractions that include Lincoln Theatre and U Street Music Hall, two popular music venues in the area. The property is located at the northern end of the 14th Street Corridor. Restaurants within walking distance of the property include Eatonville, Pica Taco, Piola, Judy, Sweetgreen, Fast Gourmet, Martha’s Table, Busboy and Poets, Matchbox, Ted Bulletin, Fainting Goat and Ben’s Chili Bowl. The property is close to three popular grocers: Smucker Farms of Lancaster County (less than a block away), Yes! Organic Market (one-block away) and Trader Joe's (within 0.3 miles). The property is located approximately 1.7 miles north of the White House, approximately 2.6 miles north of the Washington Monument, and approximately 3.3 miles north of the United State Capitol. Other attractions in the area include Howard University, located approximately 0.8 miles east, and Meridian Hill Park, located approximately 0.3 miles west.

According to a third party research report, the property is located in Georgetown/Uptown submarket of Downtown Washington, DC. As of the second quarter of 2017, the Georgetown/Uptown submarket contained 17.3 million SF of office space with an overall office vacancy rate of 9.7% and 11.5 million SF of retail space with an overall retail vacancy rate of 4.7%. The appraisal concluded market rents of $40.00 PSF gross for the office space, $58.00 PSF for ground floor retail space and $42.50 PSF NNN for large retail space. According to the appraisal, the property’s competitive set consists of the eight office properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
1725 Desales Street NW	1961 / NAV	70,724	$44.50	87.5%	1.6	Washington Express
1234 19th Street NW	1966 / 2002	32,464	$52.00	96.0%	1.2	Medical Faculty Associates Inc.
1533 9th Street NW	NAV / 2017	3,360	$50.00	34.5%	1.0	Atlas Lane Property
1300 L Street NW	1986 / NAV	79,294	$40.25	95.1%	1.3	Center for Responsive Politics
1707 L Street NW	1963 / NAV	102,631	$46.50	97.4%	1.6	Institute for Market Transformation
1255 23rd Street Northwest	1983 / 2008	325,000	$47.00	93.1%	1.7	Fox Architects
1400 16th Street NW	1988 / 2010	188,000	$36.00	98.5%	1.0	Pinchot Institute For Conservation
1614 14th Street NW	1900 / NAV	5,889	$50.00	100.0%	0.6	Monarch Title

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2013	2014	2015	2016	Current(2)
N/A	N/A	N/A	N/A	95.8%

(1)	Source: Historical Occupancy is not available. Between 2015 and 2016, the sponsor implemented an extensive renovation of the property totaling $14.4 million.

(2)	Based on the August 5, 2017 underwritten rent roll.

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Mortgage Loan No. 12 — The Manhanttan

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
WeWork	NA / NA / NA	50,680	65.1%	$40.80	65.3%	12/31/2031
Mothership Strategies	NA / NA / NA	7,162	9.2%	$35.20	8.0%	11/30/2021
Franklin Hall	NA / NA / NA	5,649	7.3%	$41.20	7.3%	12/31/2026
Compass Rose (Maydan)	NA / NA / NA	2,926	3.8%	$58.00	5.4%	12/31/2027
Downtown Fitness (Mint)	NA / NA / NA	2,869	3.7%	$60.00	5.4%	2/28/2027
La Colombe	NA / NA / NA	2,534	3.3%	$46.35	3.7%	12/31/2026
305 Fitness	NA / NA / NA	2,023	2.6%	$57.00	3.6%	9/30/2027
Ivy Wild Beauty	NA / NA / NA	700	0.9%	$58.00	1.3%	9/1/2027

(1)	Based on the underwritten rent roll, including rent increases occurring through August 2018.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	3,308	4.2%	NAP	NAP	3,308	4.2%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	3,308	4.2%	$0	0.0%
2017	0	0	0.0	0	0.0	3,308	4.2%	$0	0.0%
2018	0	0	0.0	0	0.0	3,308	4.2%	$0	0.0%
2019	0	0	0.0	0	0.0	3,308	4.2%	$0	0.0%
2020	0	0	0.0	0	0.0	3,308	4.2%	$0	0.0%
2021	1	7,162	9.2	252,073	8.0	10,470	13.4%	$252,073	8.0%
2022	0	0	0.0	0	0.0	10,470	13.4%	$252,073	8.0%
2023	0	0	0.0	0	0.0	10,470	13.4%	$252,073	8.0%
2024	0	0	0.0	0	0.0	10,470	13.4%	$252,073	8.0%
2025	0	0	0.0	0	0.0	10,470	13.4%	$252,073	8.0%
2026	2	8,183	10.5	350,190	11.1	18,653	24.0%	$602,263	19.0%
2027	4	8,518	10.9	497,759	15.7	27,171	34.9%	$1,100,022	34.7%
2028 & Beyond	1	50,680	65.1	2,067,744	65.3	77,851	100.0%	$3,167,766	100.0%
Total	8	77,851	100.0%	$3,167,766	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through August 2018.

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Mortgage Loan No. 12 — The Manhanttan

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place(4)	N/A	N/A	N/A	$2,078,165	$3,167,766	$40.69	85.3%
Rent Adjustments	N/A	N/A	N/A	(609,076)	0	0.00	0.0%
Vacant Income	N/A	N/A	N/A	0	190,210	2.44	5.1%
Gross Potential Rent	N/A	N/A	N/A	$1,469,089	$3,357,976	$43.13	90.5%
Total Reimbursements	N/A	N/A	N/A	108,305	353,902	4.55	9.5%
Net Rental Income	N/A	N/A	N/A	$1,577,394	$3,711,878	$47.68	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	0	(190,210)	(2.44)	(5.1%)
Other Income	N/A	N/A	N/A	0	0	0.00	0.0%
Effective Gross Income	N/A	N/A	N/A	$1,577,394	$3,521,668	$45.24	94.9%
Total Expenses	N/A	N/A	N/A	$340,455	$827,926	$10.63	23.5%
Net Operating Income(5)	N/A	N/A	N/A	$1,236,939	$2,693,742	$34.60	76.5%
Total TI/LC, Capex/RR	N/A	N/A	N/A	0	132,347	1.70	3.8%
Net Cash Flow	N/A	N/A	N/A	$1,236,939	$2,561,396	$32.90	72.7%

(1)	Represents the trailing twelve month period ending May 31, 2017.

(2)	Underwritten Rents in Place includes base rent and rent steps occurring through August 2018.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The borrower began leasing up the property in 2016. As of August 5, 2017, the property was 95.8% leased and 84.8% occupied.

(5)	The increase in UW NOI from TTM NOI is primarily due to the property undergoing lease-up after the most recent renovation.

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A-2-169

Mortgage Loan No. 13 — West Town Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee & Leasehold
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	3.5%	Net Rentable Area (SF)(3):	772,503
		Location:	Knoxville, TN
Loan Purpose:	Refinance	Year Built / Renovated:	1972 / 2013
Borrowers:	West Town Mall, LLC	Occupancy:	93.1%
Sponsors:	Simon Property Group, L.P.; Teachers Insurance and Annuity Association of America	Occupancy Date:	3/1/2017
Interest Rate:	4.3700%	Number of Tenants(3):	114
Note Date:	6/29/2017	2014 NOI:	$23,453,621
Maturity Date:	7/1/2022	2015 NOI:	$23,756,289
Interest-only Period:	30 months	2016 NOI:	$23,421,699
Original Term:	60 months	TTM NOI(4):	$23,327,649
Original Amortization(2):	360 months	UW Economic Occupancy:	92.6%
Amortization Type:	IO-Balloon	UW Revenues:	$29,380,918
Call Protection:	L(26),Def(27),O(7)	UW Expenses:	$6,799,826
Lockbox:	Hard	UW NOI:	$22,581,092
Additional Debt:	Yes	UW NCF:	$21,032,932
Additional Debt Balance(1):	$180,000,000	Appraised Value / Per SF(3):	$375,000,000 / $485
Additional Debt Type(1):	Pari Passu, B-Note	Appraisal Date:	5/24/2017
Additional Future Debt Permitted:	Yes – PACE Loan (not to exceed $5,000,000)

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(3):	$160
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(3):	$149
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	33.0%
Replacement Reserves:	$0	Springing	$463,503	Maturity Date LTV:	30.7%
TI/LC:	$80,469	$80,469	$3,862,515	UW NOI DSCR:	2.58x
				UW NCF DSCR:	2.40x
				UW NOI Debt Yield:	18.2%
				UW NCF Debt Yield:	17.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$210,000,000	99.1%	Payoff Existing Debt	$211,109,475	99.6%
Sponsor Equity	1,907,898	0.9	Closing Costs	717,955	0.3
			Upfront Reserves	80,469	0.0
Total Sources	$211,907,898	100.0%	Total Uses	$211,907,898	100.0%

(1)	The West Town Mall loan is a part of a larger split whole loan evidenced by four senior pari passu A notes with an original balance of $123.9 million and two B Notes with an original principal balance of $86.1 million. The financial information presented in the chart above and herein reflects the cut-off date balance of $123.9 million of A Notes, but not the B Notes. For more information see “Description of the Mortgage Pool – The Whole Loans” in the Preliminary Prospectus.

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Mortgage Loan No. 13 — West Town Mall

(2)	The West Town Mall Whole Loan is structured with a fixed amortization schedule based on an approximately 360-month amortization period. For more information see “Description of the Mortgage Pool – The Whole Loans” in the Preliminary Prospectus.

(3)	Not inclusive of the square footage or number of leases associated with the Dillard’s, Sears, JCPenney and Longhorn Steakhouse boxes. The Dillard’s JCPenney and Sears Auto land and improvements are tenant owned with no attributable base rent. Sears Retail and Longhorn Steakhouse own their respective improvements, but not the underlying land, which is ground leased from the borrower at an underwritten base rent of $0 and $147,500, respectively.

(4)	Represents the trailing twelve month period ending May 31, 2017.

The Loan. The West Town Mall loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee and leasehold interest in a 772,503 SF super regional mall located in Knoxville, Tennessee. The loan has a five-year term and will amortize on a fixed amortization schedule following an initial interest-only period of 30 months. The West Town Mall loan is a part of a whole loan (the “West Town Mall Whole Loan”) that is evidenced by four pari passu promissory notes (Note A-2-B, the “Trust A Note” and Notes A-1-A, A-1-B and A-2-A, the “Companion A Notes”, collectively the “West Town Mall Senior Loans”) and two subordinate notes (Notes B-1 and B-2, collectively, the “West Town Mall Subordinate Companion Loans”). The senior Companion A Notes and the West Town Mall Subordinate Companion Loans were contributed to the West Town Mall Trust 2017-KNOX trust that governs the servicing and administration of the West Town Mall Whole Loan and is the controlling note under the related co-lender agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “West Town Mall Trust 2017-KNOX Trust and Servicing Agreement”), the directing certificateholder under the West Town Mall Trust 2017-KNOX Trust and Servicing Agreement). However, the CSAIL 2017-CX9 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Consultation Termination Event). For more information see “Description of the Mortgage Pool – The Whole Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1-A	$31,950,000	$31,950,000	WTOWN 2017-KNOX	Y	N
Note A-2-A	30,000,000	30,000,000	JPMCC 2017-JP7	N	N
Note A-1-B	31,950,000	31,950,000	WTOWN 2017-KNOX	Y	N
Note A-2-B	30,000,000	30,000,000	CSAIL 2017-CX9	N	N
Note B-1	43,050,000	43,050,000	WTOWN 2017-KNOX	Y	Y
Note B-2	43,050,000	43,050,000	WTOWN 2017-KNOX	Y	Y
Total	$210,000,000	$210,000,000

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Mortgage Loan No. 13 — West Town Mall

West Town Mall Total Debt Capital Structure

(1)	Based on an as-is appraised value of $375.0 million as of May 24, 2017 per the appraisal.

(2)	Based on the UW NOI of $22,581,092.

(3)	Based on the UW NCF of $21,032,932, the coupon of 4.3700% and a fixed amortization schedule on the West Town Mall Whole Loan.

(4)	Implied Equity is based on the as-is appraised value of $375.0 million, less total debt of $210.0 million.

The Borrower. The borrowing entity for the loan is West Town Mall, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The borrower is owned by a 50/50 joint venture between affiliates of Simon Property Group, L.P. (“Simon”) and Teachers Insurance and Annuity Association of America, for the benefit of its separate real estate account (“TIAA” and, together with Simon, the “Loan Sponsor”). Simon is a wholly-owned subsidiary of Simon Property Group Inc., a publicly traded REIT (NYSE: SPG, S&P: A) that is focused on retail property ownership and management. Simon is the largest publicly traded owner, operator and developer of retail assets in the world. TIAA, formerly TIAA-CREF (Teachers Insurance and Annuity Association-College Retirement Equities Fund), is a Fortune 100 financial services organization that is the leading provider of retirement financial services for the academic, research, medical, cultural and governmental industries. As of June 30, 2017, TIAA serves over 5 million active and retired employees participating at more than 15,000 institutions and has $954 billion in combined assets under management with holdings in more than 50 countries. Simon has owned the West Town Mall since 1996 via the acquisition of DeBartolo Realty Corporation, which owned the shopping mall at the time of Simon’s acquisition. Simon serves as the nonrecourse carve-out guarantor and loan sponsor for the West Town Mall Whole Loan, subject to the borrower’s right to replace the guarantor with a replacement guarantor in accordance with the loan documents. The liability of Simon under the nonrecourse carve-out guaranty is capped at $42.0 million plus reasonable collection costs.

The Property. The property is an approximately 1.3 million SF super regional mall located in Knoxville, Tennessee. Approximately 772,503 SF of the West Town Mall serve as collateral for the West Town Mall Whole Loan. West Town Mall was originally constructed in 1972 and underwent expansions and renovations in 1985, 1998 and 2013. Furthermore, according to Simon, the property is currently undergoing a renovation at an estimated cost of $15.75 million with an expected completion in April 2018. Upgrades are expected to include improvements and repairs to the floors, lighting, ceilings, skylights, paint, restrooms, furniture, landscaping and signage. In addition to the aforementioned general improvements, the renovation plan includes the renovation of four out of five mall entrances, the construction of a new entrance from the parking garage and a renovation of the food court. The property is located on an approximately 95.7 acre parcel and is Tennessee’s largest enclosed mall. The property benefits from several large-scale anchors, as detailed below, in addition to a diverse mix of both national and local in-line retail tenants. The property contains 6,648 parking spaces split between an indoor parking garage and surface parking lots surrounding the

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Mortgage Loan No. 13 — West Town Mall

property, resulting in an overall parking ratio of 5.0 spaces per 1,000 SF based on the total mall square footage of approximately 1.3 million SF.

The mall includes several anchor tenants, both non-owned and collateral. Non-owned anchors include Dillard’s, JCPenney, and Sears Auto, each of which owns its own underlying land and improvements, as well as Sears Retail, which owns its improvements, but not the underlying land, which is ground leased from the borrower with no attributable underwritten base rent. The Dillard’s, JCPenney and Sears Auto land and improvements, as well as the Sears Retail and Longhorn Steakhouse improvements, are not collateral for the West Town Mall Whole Loan. The largest collateral anchor tenant at the property is Belk (39.6% of net rental area). Belk occupies two separate spaces at the property, Belk Women’s Store and Belk Men Home & Kids. Most recently, in June 2017 Belk executed a 15-year renewal through January 2033 with two, five-year extension options. Belk Women’s Store has been a tenant at the property since 1971, while Belk Men Home & Kids has been a tenant at the property since 1993. Belk has committed to invest approximately $6.0 million on both spaces (approximately $20 PSF) on store upgrades as part of its renewal. In addition, Belk has committed to a 10-year operating covenant, in which Belk is required to regularly and continuously operate a fashion department store in not less than 60.0% of both the Belk Women’s Store and Belk Men Home & Kids store and has agreed not to open a new fashion department store within nine miles of the property. Collectively, the two stores achieved approximately $30.0 million in sales for the trailing 12-month period ending February 28, 2017, resulting in total sales PSF of approximately $98 and an occupancy cost of approximately 5.0%.

Non-Owned Anchors

Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Dillard’s(3)	Baa3 / BBB- / BBB-	233,094	$33,200,000	$142
Sears(3)	Caa2 / CCC+ / C	182,140	$10,700,000	$59
JCPenney(3)	B1 / B+ / B+	147,282	$14,500,000	$99

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(2)	Dillard’s, Sears and JCPenney sales are based on the loan sponsor’s 2015 estimate.

(3)	The Dillard’s, JCPenney and Sears Auto land and improvements, as well as the Sears Retail improvements, are not part of the collateral.

Collateral Anchors

Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)(3)
Belk Women's Store	NA / NA / NA	162,501	$19,252,000	$118
Belk Men Home & Kids	NA / NA / NA	143,278	$10,730,000	$75
Regal Cinemas(3)	Ba1 / BB- / B+	76,580	$2,652,000	$294,667

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(2)	Most Recent Sales and Most Recent Sales PSF are as of February 28, 2017.

(3)	Most Recent Sales PSF for Regal Cinemas reflects sales per screen based on a total of nine screens.

The Market. The property is located within the Knoxville, Tennessee retail market at the southwestern quadrant of Kingston Pike and Morrell Road, just south of Interstate 40 and Interstate 75 in the Knoxville metropolitan area. The property is located approximately 6.5 miles and 6.0 miles west of the Knoxville central business district and the University of Tennessee, respectively. As of year-end 2016, the population within a five-, 10- and 25-mile radius was 126,498, 363,364 and 779,787, respectively, with estimated average household income of approximately $83,709, $71,300 and $67,828, respectively. According to the appraisal, the property serves an approximately 10.0 mile primary trade area and over 10.0 million people visit the property each year. The mall not only draws visitors from the city of Knoxville, but also Alcoa and Louisville to the south and Oak Ridge, Farragut and Lenoir City to the west. According to the appraisal, both the population and number of households in

A-2-173

Mortgage Loan No. 13 — West Town Mall

the property’s primary trade area are projected to experience moderate growth between 2016 and 2021. As of 2016, household income levels in the property’s primary trade area were approximately 109.0% percent of the Knoxville core-based statistical area average and approximately 110.6% percent of the Tennessee state average. West Town Mall serves as the sole location in the Knoxville market for 40 national retailers and demonstrated strong sales per square foot relative to the competitive set. According to Green Street Advisors, West Town Mall has a Green Street Mall Grade of A-, while four out of five properties identified as the property’s primary competition within a 27 mile radius have a Green Street Mall Grade of B or lower. The fifth property identified by Green Street Advisors was not rated. The appraisal shows the property’s current primary competition consists of five properties as detailed in the table below.

Competitive Set Summary(1)(2)

Property	Property Type	Year Built / Renovated	Total GLA (SF)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
West Town Mall(3)	Super Regional Mall	1972 / 2013	1,341,519	$454	96.0%	NAP	Dillard’s, Sears, Belk Women’s Store, JCPenney, Belk Men Home & Kids, Regal Cinemas
Pinnacle/Promenade Turkey Creek	Lifestyle Center	2006 / NAP	657,264	NAV	99.0%	7.5	Belk, Regal Cinemas, HH Gegg, Best Buy, Marshall’s, Bed Bath & Beyond
Pavilion of Turkey Creek	Power Center	2000 / NAP	657,771	NAV	100.0%	7.5	Walmart, Target, Hobby Lobby, Ross, OfficeMax, DSW, Old Navy, PetSmart
Knoxville Center(4)	Super Regional Mall	1984 / 1997	959,091	$250	67.0%	11.5	Sears, JCPenney, Belk, Gold’s Gym, Regal Cinemas
Foothills Mall	Power Center	1983 / 2006	463,591	$275	92.0%	12.5	JCPenney, Belk, Sears, Carmike Cinemas, Goody’s, T.J.Maxx
College Square(4)	Super Regional Mall	1988 / 2016	476,745	$265	83.0%	50.0	Belk, Kohl’s, Dick’s Sporting Goods, Carmike Cinemas, T.J.Maxx, Planet Fitness

(1)	Source: Appraisal.

(2)	According to the appraisal, secondary competition includes Hamilton Place Mall (1,167,665 SF), Mall at Johnson City (568,310 SF) and Kingsport Town Center (530,446 SF), where are all located 90 miles or more from West Town Mall.

(3)	Total GLA and Estimated Occupancy for West Town Mall are calculated inclusive of temporary tenants and gross leasable area attributable to Dillard’s, Sears, JCPenney and Longhorn Steakhouse. The Dillard’s, JCPenney and Sears Auto land and improvements are tenant-owned with no attributable base rent. Sears Retail and Longhorn Steakhouse own their respective improvements, but not the underlying land, which is ground leased from the borrower at an underwritten base rent of $0 and $147,500, respectively. Collateral occupancy for West Town Mall as of March 1, 2017, exclusive of non-owned anchors and temporary tenants, is 93.1%.

(4)	Knoxville Center, College Square and Kingsport Town Center each have a vacant anchor space. Additionally, JCPenney is scheduled to close its location at Knoxville Center in September 2017.

Historical and Current Occupancy(1)(2)

2014	2015	2016	Current(3)
93.8%	92.7%	90.4%	93.1%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Includes collateral tenants only and excludes temporary tenants.

(3)	Based on the March 1, 2017 underwritten rent roll.

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Mortgage Loan No. 13 — West Town Mall

Historical In-line Sales and Occupancy Costs(1)

	2014	2015	2016(2)	TTM(2)(3)
In-line Sales PSF	$482	$526	$554	$520
Occupancy Cost	11.0%	10.0%	9.5%	9.7%

(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 SF that reported full year sales.

(2)	2016 and TTM In-line Sales PSF include a sponsor estimate for Apple sales of approximately $30 million and $30.4 million, respectively. Apple relocated to a larger 8,880 SF suite at the property (from it’s original 5,043 SF suite) and thus, is not considered a comparable tenant for the comparable tenant sales analysis. However, the above 2016 and TTM sales figures include the sponsor provided estimates.

(3)	TTM In-line Sales PSF and Occupancy Costs are based on the trailing 12-month period ending February 2017.

Top Tenant Summary(1)

Tenant	Ratings Moody’s/ S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Lease Expiration Date
Belk Women's Store	NA / NA / NA	162,501	21.0%	$6.15	5.4%	$118	1/31/2033
Belk Men Home & Kids	NA / NA / NA	143,278	18.5	$3.49	2.7%	$75	1/31/2033
Regal Cinemas(4)	Ba1 / BB- / B+	76,580	9.9	$9.91	4.1%	$294,667	11/30/2028
Anchor Tenants		382,359	49.5%	$5.91	12.2%	$85
Victoria's Secret	NA / NA / NA	15,181	2.0%	$44.00	3.6%	$508	1/31/2018
Shoe Dept. Encore	NA / NA / NA	12,081	1.6	$19.45	1.3%	NAP	6/30/2023
Pottery Barn	NA / NA / NA	11,135	1.4	$27.00	1.6%	$320	1/31/2019
Non-Anchors > 10,000 SF(5)		38,397	5.0%	$31.35	6.5%	$428
In-Line Tenants < 10,000 SF		298,627	38.7%	$50.23	81.2%	$562
Total / WAV		719,383	93.1%	$25.66	100.0%	$291
Vacant		53,120	6.9%
Total / WAV		772,503	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2017, including rent increases occurring through July 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales PSF is as of February 2017 and excludes sales for tenants who reported during the 2016 calendar year but were underwritten as vacant.

(4)	Most Recent Sales PSF for Regal Cinemas reflects sales per screen based on a total of nine screens. Additionally, Regal Cinemas, which has a current lease expiration of November 2018, is being underwritten as having a lease expiration of November 2028 per its letter of intent with Simon Property Group.

(5)	Non-Anchors represent tenants over 10,000 SF, In-Line Tenants are less than 10,000 SF. Non-Anchors excludes Forever 21, which historically has occupied over 10,000 SF at the property. Forever 21 recently downsized into two individual smaller suites.

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Mortgage Loan No. 13 — West Town Mall

Lease Rollover Schedule(1)(2)(3)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cum. % of Base Rent Expiring
Vacant	NAP	53,120	6.9%	NAP	NAP	53,120	6.9%	NAP	NAP
2017 & MTM	2	7,323	0.9	$295,020	1.6%	60,443	7.8%	$295,020	1.6%
2018	19	62,643	8.1	2,519,855	13.6	123,086	15.9%	$2,814,875	15.2%
2019	20	70,137	9.1	3,214,678	17.4	193,223	25.0%	$6,029,553	32.7%
2020	12	18,328	2.4	1,079,162	5.8	211,551	27.4%	$7,108,715	38.5%
2021	14	26,021	3.4	1,756,091	9.5	237,572	30.8%	$8,864,806	48.0%
2022	5	12,704	1.6	672,403	3.6	250,276	32.4%	$9,537,209	51.7%
2023	9	33,033	4.3	1,156,272	6.3	283,309	36.7%	$10,693,481	57.9%
2024	9	17,666	2.3	1,518,815	8.2	300,975	39.0%	$12,212,296	66.1%
2025	6	19,078	2.5	1,027,995	5.6	320,053	41.4%	$13,240,291	71.7%
2026	2	9,407	1.2	492,139	2.7	329,460	42.6%	$13,732,430	74.4%
2027	7	22,787	2.9	1,073,010	5.8	352,247	45.6%	$14,805,440	80.2%
2028 & Beyond(4)	9	420,256	54.4	3,656,503	19.8	772,503	100.0%	$18,461,943	100.0%
Total	114	772,503	100.0%	$18,461,943	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2017. Rent includes base rent and rent increases occurring through July 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Lease Rollover Schedule is not inclusive of the square footage or number of leases associated with the Dillard’s, Sears Auto, JCPenney and Longhorn Steakhouse boxes. The Dillard’s and JCPenney land and improvements are tenant owned with no attributable base rent. Sears Retail and Longhorn Steakhouse own their respective improvements, but not the underlying land, which is leased from the borrower at an underwritten base rent of $0 and $147,500, respectively. Underwritten ground rent for the Longhorn Steakhouse ground lease is included in the above Lease Rollover Schedule, reflecting the January 2026 ground lease expiration.

(4)	Regal Cinemas has a current lease expiration of November 2018, but was underwritten with a November 2028 lease expiration per its letter of intent.

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Mortgage Loan No. 13 — West Town Mall

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF(3)	%(4)
Rents in Place	$19,676,029	$20,007,423	$19,757,464	$19,679,344	$18,461,943	$23.90	58.2%
Vacant Income	0	0	0	0	2,345,065	3.04	7.4%
Gross Potential Rent	$19,676,029	$20,007,423	$19,757,464	$19,679,344	$20,807,008	$26.93	65.6%
Total Reimbursements	10,608,285	10,412,574	10,654,186	10,431,094	10,918,975	14.13	34.4%
Net Rental Income	$30,284,314	$30,419,997	$30,411,650	$30,110,438	$31,725,983	$41.07	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(2,345,065)	(3.04)	(7.4%)
Other Income	0	0	0	0	0	0.00	0.0%
Effective Gross Income	$30,284,314	$30,419,997	$30,411,650	$30,110,438	$29,380,918	$38.03	92.6%
Total Expenses	$6,830,693	$6,663,708	$6,989,951	$6,782,789	$6,799,826	$8.80	23.1%
Net Operating Income	$23,453,621	$23,756,289	$23,421,699	$23,327,649	$22,581,092	$29.23	76.9%
Total TI/LC, Capex/RR	0	0	0	0	1,548,160	2.00	5.3%
Net Cash Flow	$23,453,621	$23,756,289	$23,421,699	$23,327,649	$21,032,932	$27.23	71.6%

(1)	TTM is the trailing twelve-month period ending May 31, 2017.

(2)	Underwritten Rents in Place includes base rent and rent increases occurring through July 2018. Underwritten Rents in Place include space leased by eight tenants accounting for a combined 41,072 SF and approximately $1.3 million in underwritten base rent, for which the tenants have signed leases but are not yet in occupancy. The Dillard’s, JCPenney and Sears Auto land and improvements are tenant owned with no attributable base rent, and thus not included in the Rents in Place. Sears Retail and Longhorn Steakhouse own their respective improvements, but not the underlying land, which is leased from the borrower at an underwritten base rent of $0 and $147,500, respectively.

(3)	PSF is based on collateral tenants’ SF.

(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-2-177

Mortgage Loan No. 14 — Wal-Mart Central

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,509,750	Title:	Fee
Cut-off Date Principal Balance:	$29,473,305	Property Type - Subtype:	Retail – Shadow Anchored
% of Pool by IPB:	3.4%	Net Rentable Area (SF):	139,377
Loan Purpose:	Acquisition	Location:	Folsom, CA
Borrower:	Nazareth Retail Holdings, LLC	Year Built / Renovated:	1992 / N/A
Sponsor:	Mounir Kardosh	Occupancy:	88.6%
Interest Rate:	4.3400%	Occupancy Date:	4/7/2017
Note Date:	8/2/2017	Number of Tenants:	20
Maturity Date:	8/5/2027	2014 NOI:	$2,308,856
Interest-only Period:	None	2015 NOI:	$2,367,837
Original Term:	120 months	2016 NOI:	$2,628,594
Original Amortization:	360 months	TTM NOI(2)(3):	$2,617,450
Amortization Type:	Balloon	UW Economic Occupancy:	91.5%
Call Protection:	L(25), Def or YM1(91), O(4)	UW Revenues:	$3,855,441
Lockbox(1):	Springing	UW Expenses:	$934,378
Additional Debt:	No	UW NOI(3):	$2,921,062
Additional Debt Balance:	N/A	UW NCF:	$2,677,153
Additional Debt Type:	N/A	Appraised Value / Per SF:	$39,680,000 / $285
Additional Future Debt Permitted:	No	Appraisal Date:	5/18/2017

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$211
Taxes:	$187,999	$37,600	N/A	Maturity Date Loan / SF:	$170
Insurance:	$9,744	$3,248	N/A	Cut-off Date LTV:	74.3%
Replacement Reserves:	$0	$2,904	$104,533	Maturity Date LTV:	59.8%
TI/LC:	$0	17,422	$627,197	UW NOI DSCR:	1.66x
Deferred Maintenance:	$7,500	$0	N/A	UW NCF DSCR:	1.52x
Outstanding TI Reserve:	$133,375	$0	N/A	UW NOI Debt Yield:	9.9%
Free Rent Reserve:	$30,640	$0	N/A	UW NCF Debt Yield:	9.1%
Estoppel Payment Reserve:	$29,727	$0	N/A
Primary Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,509,750	73.5%	Purchase Price	$39,683,333	98.8%
Sponsor Equity	10,657,773	26.5	Upfront Reserves	398,985	1.0
			Closing Costs	85,205	0.2
Total Sources	$40,167,523	100.0%	Total Uses	$40,167,523	100.0%

(1)	The loan is structured with a springing lockbox and springing cash management.

(2)	Represents trailing twelve months ending April 30, 2017.

(3)	UW NOI is higher than TTM NOI due to one additional tenant being signed at the property, The Threading Place. In addition, UW NOI includes rent steps through August 2017.

A-2-178

Mortgage Loan No. 14 — Wal-Mart Central

The Loan. The Wal-Mart Central loan, is an approximately $29.5 million first mortgage loan secured by the fee interest in a 139,377 SF shadow-anchored retail center located in Folsom, California. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Nazareth Retail Holdings, LLC, a California limited liability company and special purpose entity. The borrowing entity is 100.0% owned by Mounir Kardosh.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Mounir Kardosh. Mounir Kardosh is the founder and CEO of Nazareth Enterprises and began his career in real estate in the 1970s. Nazareth Enterprises is a real estate firm which focuses on commercial and residential real estate acquisitions and development.

The Property. The property is a 139,377 SF shadow-anchored retail center located in Folsom, California. The property was constructed in 1992 and is situated on approximately 12.1 acres, approximately 23 miles northwest of Sacramento. The property is anchored by 24 Hour Fitness and 99 Cents Only, in addition to 43,687 SF of smaller anchors and inline tenants. The property is also anchored by Wal-Mart. There are 753 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 5.4 spaces per 1,000 SF of net rentable area.

As of April 7, 2017, the property was approximately 88.6% leased by 20 tenants. The property’s tenancy caters to mid-price point customers with both national and local tenants that include 24 Hour Fitness, 99 Cents Only, Chase Bank and Lab. Corp of America. The largest tenant at the property, 24 Hour Fitness, leases 56,200 SF (40.3% of the net rentable area) through November 2027. 24 Hour Fitness is a leading fitness industry pioneer headquartered in San Ramon, California. 24 Hour Fitness has nearly four million members in more than 400 clubs across the U.S. 24 Hour Fitness has been an anchor at the property since 2007. 24 Hour Fitness is rated B2/B/NR by Moodys, S&P and Fitch, respectively. The second-largest tenant at the property, 99 Cents Only, leases 23,560 SF (16.9% of the net rentable area) through January 2026. 99 Cents Only is a value retail store chain based in Commerce, CA with locations in the southwestern U.S. As of January 27, 2017, 99 Cents operated 390 stores located in the states of California (283 stores), Texas (48 stores), Arizona (38 stores), and Nevada (21 stores). As of the most recent 10-K for 99 Cents Only for the fiscal year ended January 27, 2017, 99 Cents Only reported average annual net sales of $5.2 million per store, representing a 3.2% increase from fiscal year 2016 and 4.2% increase from fiscal year 2015. 99 Cents Only reported gross profit of $601.0 million in fiscal year 2017, compared to $562.0 million in fiscal year 2016 and $618.0 million in fiscal year 2015. 99 Cents Only is rated Caa1/CCC+/NR by Moodys, S&P and Fitch, respectively. The third-largest tenant at the property, Western Dental Services, leases 5,000 SF (3.6% of the net rentable area) through March 2018. Western Dental Services is the number one provider of orthodontic care in California and Arizona, leading in the number of offices and providers as well as the number of patients treated. The company was founded over 100 years ago and has since grown to become one of the largest dental practice management companies in the western United States, with over 200 offices.

The property is located on the southwest corner of Riley Street and Glenn Drive which provides good frontage and access to primary roadways. Primary access to the location is provided by Lincoln Highway, which bisects the southern portion of Folsom, California and provides direct access to and from Sacramento.

The Market. The property is located in the center of Folsom, California in the Folsom/El Dorado Hills submarket in the greater Sacramento market. The city of Folsom has technological and medical presence with employers including, Agilent Technologies, California ISO, Intel, Kaiser Permanente, Mercy Hospital, Micron, Toshiba, and VSP. Professional, management and business, and sales are the main professional sectors for the city. The immediate area surrounding the property is a newer area of development, consisting primarily of small lot single-family developments built during 1995-2000s. Retail and shopping center developments are situated directly east of the property and include big box retail tenants such as Wal-Mart, Target, Lowes, Kohl’s, and anchor tenants such as Trader Joe’s, Starbucks and Bank of America.

A-2-179

Mortgage Loan No. 14 — Wal-Mart Central

According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the property is 11,374, 83,077 and 150,435, respectively. The radii have shown moderate growth since 2010 and are projected to grow at average annual rates of 1.1%, 1.0% and 1.0%, respectively, through 2021. The estimated 2016 average household income within a one-, three- and five-mile radius of the property is $85,186, $107,372 and $117,348, respectively. The appraisal concluded market rents of $24.00 - $33.00 PSF for in-line spaces, $36.00 PSF for outparcel spaces and $12.00-$21.00 PSF for anchor spaces. According to the appraisal, the Folsom / El Dorado submarket reported an overall vacancy rate of 8.7%. According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Trail Creek Crossing	2005 / N/A	25,396	$25.20	71.7%	1.5	Peet’s Coffee, T-Mobile, Wayback Burgers
Briggs Ranch Plaza	1994 / N/A	94,000	$22.20	100.0%	3.6	Encare, Inc., 99 Rancho Market, Dollar Tree
Folsom Corners	2006 / N/A	18,500	$23.41	100.0%	1.6	Inchin’s Bamboo Garden
Raley's at the Parkway	2006 / N/A	66,258	$27.00	96.4%	3.6	Fit236, Verizon, Starbucks
Broadstone Plaza II	2001 / N/A	122,608	$36.96	100.0%	3.5	Costa Vida, Ashley Furniture, Babies R Us

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2013	2014	2015	2016	Current(2)
74.2%	74.2%	83.4%	85.9%	88.6%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the April 2017 underwritten rent roll.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
24 Hour Fitness	B2 /B / NR	56,200	40.3%	$26.58	48.5%	NAV	NAV	11/30/2027
99 Cents Only	Caa1 / CCC+/ NR	23,560	16.9%	$11.00	8.4%	NAV	NAV	1/31/2026
Western Dental Services	NA / NA / NA	5,000	3.6%	$38.28	6.2%	NAV	NAV	3/31/2018
Chase Bank	NA / NA / NA	4,900	3.5%	$27.37	4.4%	NAV	NAV	12/31/2018
Waffle Barn	NA / NA / NA	3,400	2.4%	$48.00	5.3%	$243	19.8%	11/30/2022
Rock-n-Fire Pizza, Burger and Wings	NA / NA / NA	3,064	2.2%	$30.75	3.1%	NAV	NAV	1/31/2027
Schools Financial CU	NA / NA / NA	3,000	2.2%	$31.20	3.0%	NAV	NAV	2/29/2020
Payless Shoe Source	NA / NA / NA	3,000	2.2%	$24.00	2.3%	$161	14.9%	12/31/2018
Happy Day Spa	NA / NA / NA	2,580	1.9%	$24.29	2.0%	$180	13.5%	12/31/2019
Lab. Corp of America	NA / NA / NA	2,572	1.8%	$23.52	2.0%	NAV	NAV	4/30/2022

(1)	Based on the underwritten rent roll, including rent increases occurring through August 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent tenants with 12 months reported sales and occupancy costs for the twelve-month period ending in February 2017 for Waffle Barn and Payless Shoe Source, and March 2017 for Happy Day Spa, as provided by the sponsors.

A-2-180

Mortgage Loan No. 14 — Wal-Mart Central

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	15,930	11.4%	NAP	NAP	15,930	11.4%	NAP	NAP
MTM	1	3,000	2.2	$72,000	2.3%	18,930	13.6%	$72,000	2.3%
2017	1	2,572	1.8	60,493	2.0	21,502	15.4%	$132,493	4.3%
2018	4	12,990	9.3	413,082	13.4	34,492	24.7%	$545,576	17.7%
2019	2	4,480	3.2	115,560	3.8	38,972	28.0%	$661,136	21.5%
2020	4	8,716	6.3	240,324	7.8	47,688	34.2%	$901,460	29.3%
2021	3	3,265	2.3	108,864	3.5	50,953	36.6%	$1,010,324	32.8%
2022	1	3,400	2.4	163,200	5.3	54,353	39.0%	$1,173,524	38.1%
2023	0	0	0.0	0	0.0	54,353	39.0%	$1,173,524	38.1%
2024	0	0	0.0	0	0.0	54,353	39.0%	$1,173,524	38.1%
2025	0	0	0.0	0	0.0	54,353	39.0%	$1,173,524	38.1%
2026	1	23,560	16.9	259,160	8.4	77,913	55.9%	$1,432,684	46.5%
2027 & Beyond	3	61,464	44.1	1,648,891	53.5	139,377	100.0%	$3,081,576	100.0%
Total	20	139,377	100.0%	$3,081,576	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through August 2018.

Operating History and Underwritten Net Cash Flow

	2014	2015	2016	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$2,545,763	$2,566,573	$2,743,964	$2,754,750	$3,081,576	$22.11	73.3%
Vacant Income	0	0	0	0	358,577	$2.57	8.5%
Gross Potential Rent	$2,545,763	$2,566,573	$2,743,964	$2,754,750	$3,440,152	$24.68	81.8%
Total Reimbursements	455,121	493,161	581,143	585,853	764,663	$5.49	18.2%
Net Rental Income	$3,000,884	$3,059,734	$3,325,107	$3,340,603	$4,204,815	$30.17	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(358,575)	$(2.57)	(8.5%)
Other Income	751	0	9,200	9,200	9,200	$0.07	0.2%
Effective Gross Income	$3,001,635	$3,059,734	$3,334,306	$3,349,803	$3,855,440	$27.66	91.7%
Total Expenses	$692,779	$691,897	$705,712	$732,353	$934,378	$6.70	24.2%
Net Operating Income	$2,308,856	$2,367,837	$2,628,594	$2,617,450	$2,921,062	$20.96	75.8%
Total TI/LC, Capex/RR	0	0	0	0	243,910	$1.75	6.3%
Net Cash Flow	$2,308,856	$2,367,837	$2,628,594	$2,617,450	$2,677,152	$19.21	69.4%

(1)	The TTM column represents the trailing twelve month period ending April 30, 2017.

(2)	Underwritten Rents in Place includes base rent and rent steps occurring through August 2018.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-2-181

 Mortgage Loan No. 15 — Acropolis Garden

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Multifamily – Cooperative
% of Pool by IPB:	2.9%	Net Rentable Area (Units):	618
		Location:	Astoria, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1923 / 1988
Borrower:	Acropolis Gardens Realty Corp.	Occupancy:	N/A
Sponsor(2):	Acropolis Gardens Realty Corp.	Occupancy Date:	N/A
		Number of Tenants:	N/A
Interest Rate:	3.7200%	2014 NOI(4):	N/A
Note Date:	4/24/2017	2015 NOI(4):	$198,948
Maturity Date:	5/5/2027	2016 NOI(4):	$558,957
Interest-only Period:	120 months	UW Economic Occupancy(4):	96.0%
Original Term:	120 months	UW Revenues(4):	$14,965,959
Original Amortization:	None	UW Expenses(4):	$5,787,751
Amortization Type:	Interest Only	UW NOI(4):	$9,178,209
Call Protection:	L(28), Def(89), O(3)	UW NCF(4):	$9,015,057
Lockbox:	NAP	Appraised Value / Per Unit(5):	$177,000,000 / $286,408
Additional Debt(3):	Yes	Appraisal Date:	2/16/2017
Additional Debt Balance(3):	$20,000,001
Additional Debt Type(4):	Pari Passu, Subordinate
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$72,816
Taxes:	$295,949	$147,974	N/A	Maturity Date Loan / Room:	$72,816
Insurance:	$63,643	$31,821	N/A	Cut-off Date LTV(5):	25.4%
Replacement Reserves:	$0	$13,596	N/A	Maturity Date LTV(5):	25.4%
Deferred Maintenance:	$322,500	$0	N/A	UW NOI DSCR:	5.41x
Common Charge Reserve	$1,651,824	Springing	N/A	UW NCF DSCR:	5.31x
				UW NOI Debt Yield:	20.4%
				UW NCF Debt Yield:	20.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Mortgage Loan	$45,000,000	100.0%	Payoff Existing Debt	$35,855,040	79.7%
			Closing Cost	3,108,281	6.9
			Upfront Reserves	2,333,915	5.2
			Return of Equity	3,702,764	8.2
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

(1)	The Acropolis Garden loan is a part of a larger split whole loan evidenced by two pari passu notes with an aggregate original principal balance of $45.0 million. The Financial Information presented in the chart above and herein reflects the balance of the $45.0 million Acropolis Gardens Whole Loan.

A-2-182

 Mortgage Loan No. 15 — Acropolis Garden

(2)	For a more detailed description of the sponsor, please refer to “The Sponsor” below.

(3)	A subordinate wraparound lien, secured by the property, is currently outstanding with an outstanding principal balance as of the Cut-off Date of $1.00. Such lien has been subordinated and stood still pursuant to a subordination and standstill agreement between Natixis Real Estate Capital, LLC and Acropolis Associates, LLC, the subordinate lender.

(4)	The property has been operating as a cooperative and the historical NOI reflects such operation. The UW NOI is based on the assumption that the property can be leased as a rental project at estimated market rents reflected in the appraisal. The increase in NOI from 2015 to 2016 is primarily due to switching from fuel to gas. For more detailed description of the financial information, please refer to “Operating History and Underwritten Net Cash Flow” below.

(5)	The Appraised Value assumes the property is operated as a multifamily rental property and leased at market rent, see “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

The Loan. The Acropolis Garden loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrower’s fee interest in a residential condominium unit owned by a cooperative housing corporation with 618 units, located in Astoria, New York. The Acropolis Garden Whole Loan has an outstanding principal balance of $45.0 million (the “Acropolis Garden Whole Loan”), which is comprised of two pari passu notes, identified as Note A-1 and Note A-2. The two notes have outstanding balances of $25.0 million and $20.0 million for Note A-1 and Note A-2, respectively.

The controlling Note A-1, which has an outstanding principal balance of $25.0 million, is being contributed to the CSAIL 2017-CX9 Commercial Mortgage Trust. The non-controlling Note A-2 has an outstanding principal balance of $20.0 million and was contributed to the CSAIL 2017-C8 Commercial Mortgage Trust. As the holder of Note A-1, the trustee of the CSAIL 2017-CX9 Commercial Mortgage Trust is entitled to exercise all of the rights of the controlling noteholder with respect to the Acropolis Garden Whole Loan.

Pari Passu Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	CSAIL 2017-CX9	Yes
Note A-2	$20,000,000	$20,000,000	CSAIL 2017-C8	No
Total	$45,000,000	$45,000,000

The Borrower. The borrowing entity for the loan is Acropolis Gardens Realty Corp., a New York corporation and special purpose entity.

The Sponsor. The property is owned in fee simple by the borrower. No individual or entity (other than the borrower) has recourse obligations with respect to the Acropolis Gardens Whole Loan, including pursuant to any guaranty or environmental indemnity.

The Property. The Acropolis Garden property is a residential condominium unit owned by a cooperative housing corporation with 618 units, located in Astoria, New York. The property is comprised of 16 contiguous 5-story apartment buildings built in 1923 and subsequently converted to cooperative ownership in 1988. The property has 543 sold (owner-occupied) units and 75 investor-owned rental apartments, of which 21 are rent controlled and 54 are rent stabilized.

The property contains 16 studio units, 159 one-bedroom units, 411 two-bedroom units and 32 three-bedroom units. Each of the 16 buildings is serviced by four separate entrances. The front portions of the buildings, along 33rd Street and 35th Street were constructed over a full basement, while the interior sides of the buildings, along the interior walkway were constructed over crawl space. There is a large garden in the middle of the property’s ground floor as well as landscaped areas consisting of grass areas, shrubs, trees and plantings located along the 21st Avenue, 33rd Street and 35th Street sidewalks. Common laundry facilities at the property are located on the ground floors of 2156 33rd Street and 2157 35th Street. All apartments have video and intercom systems, which provide access via buzzer actuators. The property does not have on-site parking, but is within walking distance of major commercial/retail corridors in the neighborhood.

A-2-183

 Mortgage Loan No. 15 — Acropolis Garden

Owner-occupied apartments have customized finishes suiting the individual owner occupant and household. The rental apartments have finishes consisting of hardwood floors and painted plaster walls and ceilings. Kitchen finishes consist of tile or linoleum floors, laminate counters, wood wall cabinetry, a 4-burner gas-stove and oven, a refrigerator and steel sink. The bathrooms feature ceramic tile floors, a fiberglass tub and shower, wood vanities and porcelain countertops. Renovated rental apartments have kitchens with marble tile floors, oak wood cabinetry, glass tile back splashes, GE stainless steel appliances and Caesarstone quartz countertops. Bathrooms in the renovated rental apartments have marble tile floors and ceramic tile walls.

The Market. The property is located in the Astoria neighborhood of Queens, New York, which is located in the northwestern portion of the Queens borough of New York City and benefits from its easy access to Manhattan, LaGuardia Airport and the East River waterfront. Subway stations are located throughout the immediate area and provide access to all areas of New York via direct route or connections. Astoria is a residential neighborhood developed with a wide variety of housing types and also provides a cluster of major local commercial/retail strips.

According to third party research report, the Queens County Submarket is ranked 9th within the overall New York market in terms of effective rental growth and ranks 1st in terms of overall occupancy. As of the first quarter of 2017, the submarket had a reported vacancy rate of 2.1% with effective rents of $3,168 per unit per month. The submarket's occupancy rate was above the overall New York market average of 96.5% in first quarter 2017. The appraiser identified 18 comparable rental properties that were constructed between 1901 and 2009 with average rents ranging from $1,400 to $3,400 per unit.

Competitive Set Summary(1)

Unit Type	Minimum Monthly Rent	Average Monthly Rent	Maximum Monthly Rent
Studio	$1,400	$1,541	$1,750
One-bedroom	$1,750	$1,871	$2,000
Two-bedroom	$2,250	$2,499	$2,750
Three-bedroom	$3,000	$3,226	$3,400

(1)	Source: Appraisal.

A-2-184

 Mortgage Loan No. 15 — Acropolis Garden

Operating History and Underwritten Net Cash Flow(1)

	2015	2016	Underwritten(1)	Per Unit (2)	%(3)
Rents in Place	$5,633,315	$5,470,421	$15,452,541	$25,004	100.0%
Vacant Income	0	0	0	0	0.0%
Gross Potential Rent	$5,633,315	$5,470,421	$15,452,541	$25,004	100.0%
Total Reimbursements	0	0	0	0	0.0%
Net Rental Income	$5,633,315	$5,470,421	$15,452,541	$25,004	100.0%
(Vacancy/Collection Loss) (4)	0	0	(623,582)	($1,009)	(4.0%)
Other Income	0	226,401	137,000	222	0.9%
Effective Gross Income	$5,633,315	$5,696,822	$14,965,959	$24,217	96.9%
Total Expenses	$5,434,367	$5,137,865	$5,787,751	$9,365	38.7%
Net Operating Income	$198,948	$558,957	$9,178,209	$14,851	61.3%
Total TI/LC, Capex/RR	0	0	163,152	264	1.1%
Net Cash Flow	$198,948	$558,957	$9,015,057	$14,587	60.2%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The property has been operating as a cooperative and the historical NOI reflects such operation. The Underwritten Net Operating Income and the Underwritten Net Cash Flow for the property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption – in each case as determined by the appraiser. The rents of 54 rent stabilized units and 21 rent controlled units are assumed to remain below market. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves – as determined by the property condition report. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the property.

(2)	Per Units values are based on 618 units.

(3)	% column representing percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The vacancy reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the property as a multifamily rental property.

A-2-185

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

DISTRIBUTION DATE STATEMENT

 B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor

Credit Suisse Commercial Mortgage Securities Corp.	KeyBank National Association	Rialto Capital Advisors, LLC	Pentalpha Surveillance LLC

Eleven Madison Avenue	11501 Outlook Street	730 NW 107th Avenue, Suite 400	PO Box 4839
New York, NY 10010	Suite 300	Miami, FL 33172	Greenwich, CT 06831
Overland Park, KS 66211

Contact: General Information Number	Contact: Andy Lindenman	Contact: Thekla Salzman	Contact: Don Simon
Phone Number: (212) 325-2000	Phone Number: (913) 317-4372	Phone Number: (305) 229-6465	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - KeyBank National Association	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha
Net Prepayment Interest Shortfall	0.00		Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	CSAIL 2017-CX9 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CX9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	10/17/17
Corporate Trust Services		Record Date:	9/29/17
8480 Stagecoach Circle		Determination Date:	10/11/17
Frederick, MD 21701-4747

Supplemental Reporting

Risk Retention

Pursuant to the TSA and the Credit Risk Retention Agreement, the Certificate Administrator has made available on www.ctslink.com <http://www.ctslink.com>, specifically under the “Risk Retention” tab for the CSAIL 2017-CX9 Commercial Mortgage Trust transaction, certain information provided to the Certificate Administrator regarding each Retaining Party’s compliance with the Retention Covenant. Investors should refer to the Certificate Administrator’s website for all such information.

Disclosable Special Servicer Fees would be disclosed here.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of September 1, 2017 (the “Pooling and Servicing Agreement”), among Credit Suisse Commercial Mortgage Securities Corp., as the depositor, KeyBank National Association, as the master servicer, Rialto Capital Advisors, LLC, as the special servicer, Wells Fargo Bank, National Association, as the certificate administrator, Wells Fargo Bank, National Association, as the trustee and Pentalpha Surveillance LLC, as the operating advisor and the asset representations reviewer.
Transaction: CSAIL 2017-CX9 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CX9
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer for period from [__] through [__]: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF III - D AIV RR, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.

b.	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be fully implemented.

2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the PSA, including, without limitation, provisions relating to Privileged Information.

Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the POOLING AND SERVICING AGREEMENT and certain information it has reasonably requested from the special servicer [AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] and each Asset Status Report (after the occurrence and continuance of an Operating Advisor Consultation Event] and each Final Asset Status Report.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations and Appraisal Reduction calculations.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement Asset Status Reports and Major Decision Reporting Packages or Asset Status Reports with respect to Major Decisions.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited investigation and not be considered a full or limited audit, legal review or legal opinion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV. Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	[As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.]

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 shall have the meanings set forth in the main body of the prospectus or, if not defined therein, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related Mortgage Loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)   Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the master servicer with respect to each Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2)   Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the mortgage loan seller), participation (other than a Mortgage Loan that is part of a Whole Loan) or pledge, and the mortgage loan seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller). The mortgage loan seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller).

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(3)   Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby) (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the mortgage loan seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)   Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)   Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)   Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since September 6, 2017.

(7)   Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) from the mortgage loan seller constitutes a legal, valid and binding endorsement or assignment from the mortgage loan seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or Allocated Cut-off Date Loan Amount (subject only to Permitted Encumbrances (as defined below)), except as the

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enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the mortgage loan seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the mortgage loan seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller).

(8)   Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the mortgage loan seller thereunder and no claims have been paid thereunder. Neither the mortgage loan seller, nor to the mortgage loan seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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(9)   Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The mortgage loan seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10)   Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)   Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)   Condition of Property. The mortgage loan seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the mortgage loan seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The mortgage loan seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the mortgage loan seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)   Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and

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delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)   Condemnation. As of the date of origination and to the mortgage loan seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)   Actions Concerning Mortgage Loan. As of the date of origination and to the mortgage loan seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)   Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the mortgage loan seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the mortgage loan seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)   No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

(18)   Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor

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and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the mortgage loan seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the mortgage loan seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee or the Non-Serviced Trustee for Non-Serviced Mortgage Loans. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising

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because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the mortgage loan seller.

(19)   Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)   No Encroachments. To the mortgage loan seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)   No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the mortgage loan seller.

(22)   REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in Treasury regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or related Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or related Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or related Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or related Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Code Section 1001, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or related Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or related Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage

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Loan or related Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury regulations.

(23)   Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(24)   Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(25)   Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)   Local Law Compliance. To the mortgage loan seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the mortgage loan seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the mortgage loan seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)   Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the mortgage loan seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the mortgage loan seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

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(28)   Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that, as of the date of origination of the related Mortgage Loan, has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that, as of the date of origination of the related Mortgage Loan, has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)   Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan or related Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or related Whole Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a

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proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or related Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions of the Code.

(30)   Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million, shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)   Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the mortgage loan seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)   Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the mortgage loan seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan

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documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)   Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)   Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)   Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

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(36)   Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the mortgage loan seller, its successors and assigns:

(A)       The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the mortgage loan seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)       The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)       The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)       The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)       The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)       The mortgage loan seller has not received any written notice of default under or notice of termination of such ground lease. To the mortgage loan seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease and, to the mortgage loan seller’s knowledge, such ground lease is in full force and effect as of the Closing Date;

(G)       The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

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(I)       The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the mortgage loan seller in connection with loans originated for securitization;

(J)       Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)       In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)   Servicing. The servicing and collection practices used by the mortgage loan seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with mortgage loan seller’s customary commercial mortgage servicing practices.

(38)   ARD Loan. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury regulations under Code Section 1001) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)   Rent Rolls; Operating Histories. The mortgage loan seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The mortgage loan seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the

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related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(40)   No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the mortgage loan seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the mortgage loan seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)   Bankruptcy. In respect of each Mortgage Loan, as of the date of origination of the Mortgage Loan and to the mortgage loan seller’s knowledge as of the Cut-off Date, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)   Organization of Mortgagor. The mortgage loan seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The mortgage loan seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the mortgage loan seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)   Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to

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its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the mortgage loan seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the date of origination of the Mortgage Loan and to the mortgage loan seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the mortgage loan seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the mortgage loan seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

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(44)   Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the mortgage loan seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the mortgage loan seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the mortgage loan seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the mortgage loan seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)   Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a member of the Appraisal Institute (“MAI”) and, to the mortgage loan seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. The related appraisal contained a statement or was accompanied by a letter from the related appraiser to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the related appraisal was completed.

(46)   Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47)   Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

(48)   Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the mortgage loan seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the mortgage loan seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the mortgage loan seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)   Compliance with Anti-Money Laundering Laws. The mortgage loan seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the mortgage loan seller’s knowledge” or “the mortgage loan seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the mortgage loan seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the mortgage loan seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

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“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the mortgage loan seller, provided that the mortgage loan seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Natixis Real Estate Capital LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Two Independence Square, 245 Park Avenue, 85 Broad Street, Allergan HQ, JW Marriott Chicago, 300 Montgomery, Center 78, Acropolis Garden, IC Leased Fee Hotel Portfolio (Loan Nos. 3, 4, 7, 8, 9, 10, 11, 15 and 23 )	(Lien, Valid Assignment) - The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Companion Loan(s). Pursuant to the applicable Co-lender Agreement, the Pari Passu Companion Loans, if any, are pari passu to the applicable Mortgage Loan in right of payment and the Subordinate Companion Loans, if any, are subordinate to the Mortgage Loans in right of payment.
9	245 Park Avenue (Loan No. 4)	(Junior Liens) - There are three mezzanine loans, each held by a third party investor: (i) a mezzanine A loan with an original principal balance of $236,500,000; (ii) a mezzanine B loan with the original principal balance of $221,000,000; and (iii) a mezzanine C loan with an original principal balance of $110,500,000. The mezzanine loans were co-originated by JPMCB, Natixis Real Estate Capital, LLC, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC. In connection with the mezzanine loans, holders of the 245 Park Avenue Whole Loan and the mezzanine lenders have entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
9	Allergan HQ (Loan No. 8)	(Junior Liens) - A senior mezzanine loan in the original principal amount of $10,000,000 and a junior mezzanine loan in the original principal amount of $10,000,000 were originated by Natixis Real Estate Capital LLC, which are secured directly by a pledge of 100% the ownership interests in the related mortgage borrower and senior mezzanine borrower, respectively.
9	JW Marriott Chicago (Loan No. 9)	(Junior Liens) - A mezzanine loan in the original principal amount of $66,500,000 was originated by Natixis Real Estate Capital LLC, which is secured directly by a pledge of 100% the ownership interests in the related borrower.
9	Center 78 (Loan No. 11)	(Junior Liens) - A mezzanine loan in the original principal amount of $11,900,000 was originated by Natixis Real Estate Capital LLC, which is secured directly by a pledge of 100% the ownership interests in the related borrower.
9	Acropolis Gardens (Loan No. 15)	(Junior Liens) - A subordinate wraparound mortgage is secured by the Mortgaged Property and held by Acropolis Associates, LLC. The original principal balance of such lien is $45,000,001.00 and the outstanding principal balance is $1.00. Such lien is subject to a subordination and standstill agreement by and between the lender and Acropolis Associates, LLC.

D-2-1

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
10	Two Independence Square, 245 Park Avenue, 85 Broad Street, Allergan HQ, JW Marriott Chicago, Center 78, Acropolis Garden, IC Leased Fee Hotel Portfolio (Loan Nos. 3, 4, 7, 8, 9, 11, 15 and 23)	(Assignment of Leases and Rents) - The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Companion Loan(s). Pursuant to the applicable Co-lender Agreement, the Pari Passu Companion Loans, if any, are pari passu to the applicable Mortgage Loan in right of payment and the Subordinate Companion Loans, if any, are subordinate to the Mortgage Loans in right of payment.
18	Two Independence Square (Loan No. 3)	(Insurance) - The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of insurance coverage shall be provided by insurance companies having a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB+” or better (or the equivalent thereof) by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company.
18	245 Park Avenue (Loan No. 4)	(Insurance) - If the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P. The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $42,000,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan. The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $250,000 for all such insurance coverage.
18	Bob Evans (Loan No. 16)	(Insurance) - The Mortgage Loan documents provide for the release of (and don’t require the Mortgagor to deliver to the mortgagee) any portion of casualty and condemnation proceeds that are required under the terms of the sole-tenant’s lease to be made available to the tenant for restoration of the applicable individual Mortgaged Property. Therefore, the mortgagee will not have the right to hold and disburse such proceeds as the repair or restoration progresses.
28	All Natixis Mortgage Loans (except for Two	(Recourse Obligations) - The carveout for section (i)(A) is for misapplication or conversion and does not specifically state

D-2-2

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	Independence Square, 245 Park Avenue, 85 Broad Street and Bob Evans) (Loan Nos. 4, 7 and 16)	misappropriation. The carveout for section B(iii) is for willful misconduct of the Mortgagor and does not specifically mention the guarantor.
28	Two Independence Square (Loan No. 3)	(Recourse Obligations) – There is no separate guarantor with respect to the Mortgage Loan; the related borrower is solely responsible for recourse obligations.
28	245 Park Avenue (Loan No. 4)	(Recourse Obligations) – The carve-out for material physical waste is limited to the intentional acts or omissions of the Mortgagor. The carve-out for misapplication, misappropriation or conversion of insurance proceeds, condemnation awards or rents during the continuance of an event of default only includes misapplication of such amounts to the extent the misapplication remains uncured. The carve-out for transfers in violation of the Mortgage Loan documents excludes de minimis transfers of personal property in the ordinary course of business.
28	85 Broad Street (Loan No. 7)	(Recourse Obligations) – The maximum aggregate liability of the related guarantor for the non-recourse carveouts related to bankruptcy is capped at (i) 15.0% of the original principal balance of the 85 Broad Street Whole Loan plus (ii) the Mortgagor’s “recourse liabilities” as defined in the Mortgage Loan agreement and costs of enforcement and collection, including reasonably attorneys’ fees.
28	Acropolis Gardens (Loan No. 15)	(Recourse Obligations) – There is no separate guarantor for the Mortgage Loan; the related borrower is solely responsible for recourse obligations.
28	Bob Evans (Loan No. 16)	(Recourse Obligations) - The carveout for section (i)(A) is for misappropriation or conversion and does not specifically state misapplication. The carveout for section B(iii) is for willful misconduct of the Mortgagor and does not specifically mention the guarantor.
28	Central Avenue Hotels (Loan No. 25)	(Recourse Obligations) - Recourse provisions are limited only to “physical waste or after an Event of Default, the removal or disposal of any portion of the Property” (as opposed to “intentional material physical waste at the Mortgaged Property”).
29	All Mortgage Loans transferred by Natixis	(Mortgage Releases) - If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
29	Bob Evans (Loan No. 16)	(Mortgage Releases) - In connection with a partial release of an individual Mortgaged Property, the applicable release amount is 110% (rather than 115% or more) of the allocated loan amount of

D-2-3

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the released individual Mortgaged Property. However, the Mortgagor is required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions.
29	Wal-Mart Central (Loan No. 14)	(Mortgage Releases) - The Mortgage Loan documents do not specify that a partial release will be accompanied by principal repayment of not less than 115% of the related allocated loan amount of the release parcel, but rather the Mortgage Loan documents require that a partial release will be accompanied by a principal repayment of not less than the greater of the net sales proceeds from the sale of the release parcel and $90,000. However, the Mortgagor is required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions.
31	Two Independence Square (Loan No. 3)	(Terrorism Exclusion) – In the event TRIA or other similar governmental legislation is no longer in effect, the Mortgagor is not required to pay a premium for terrorism insurance in excess of 2 times the amount of the cost of the property and business interruption insurance on a standalone basis required under the Mortgage Loan documents, and if the cost of terrorism insurance exceeds such amount, the lender may at its option (1) purchase such terrorism coverage, with Mortgagor paying such portion of the insurance premiums with respect thereto equal to the terrorism premium cap and the lender paying such portion of the insurance premiums in excess of the terrorism premium cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such terrorism coverage to the terrorism premium cap.
32	Acropolis Garden (Loan No. 15)	(Due on Sale or Encumbrance) - The Mortgage Loan, which is secured by a residential cooperative property, permits, without the prior written consent of the lender, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	Acropolis Garden (Loan No. 15)	(Single-Purpose Entity) - The Mortgagor under the related Mortgage Loan, which is secured by a residential condominium unit owned by a cooperative housing corporation, is not a Single-Purpose Entity.
34	Bob Evans (Loan No. 16)	(Defeasance) With respect to clause (iii) above, in connection with a partial release of an individual Mortgaged Property, the amount to be defeased (or prepaid with yield maintenance) is 110% (rather than 115% or more) of the allocated loan amount of the released individual Mortgaged Property. With respect to clause (viii) above, the Mortgagor is not responsible for costs and expense incurred by the mortgagee in connection with a defeasance in excess of $10,000.

D-2-4

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
35	Center 78 (Loan No. 11)	(Fixed Interest Rates) - The Mortgage Loan bears interest at a rate that changes over time according to a schedule set forth in the related Mortgage Loan documents (see Annex H to this prospectus for the related interest rate and amortization schedule).
38	Bob Evans (Loan No. 16)	(ARD Loan) The Mortgage Loan is interest-only for the first 60 months and amortizes over 360 months thereafter.

D-2-5

Benefit Street Partners CRE Finance LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Tenalok Portfolio (Loan No. 22)	(Junior Liens) – A mezzanine loan in the original principal amount of $4,948,244.81 was originated by Benefit Street Partners CRE Finance LLC, which is secured directly by a pledge of 100% the ownership interests in the related borrower.
12	Petco Bloomingdale (Loan No. 30)	(Condition of Property) - A property condition assessment with respect to the Mortgaged Property was obtained on August 4, 2016, which is more than 12 months prior to the Cut-off Date.
28	Tenalok Portfolio (Loan No. 22)	(Recourse Obligations) - Recourse for physical waste is limited to physical waste caused by the “intentional” acts or “intentional” omissions of any Mortgagor party or the removal or disposal of any portion of any individual property after an event of default.
28	Petco Bloomingdale (Loan No. 30)	(Recourse Obligations) - Recourse for physical waste is limited to physical waste cause by the “intentional” acts or “intentional” omissions of any Mortgagor party.
30	Apex Fort Washington (Loan No. 20)	(Financial Reporting and Rent Rolls) - The Mortgage Loan has an original outstanding principal balance in excess of $50 million; however, annual financial statements are only required to be audited if requested by the lender during an event of default or cash sweep period.
31	Apex Fort Washington (Loan No. 20)	(Acts of Terrorism Exclusion) - In the event TRIA or other similar governmental legislation is no longer in effect, the Mortgagor is not required to pay a premium for terrorism insurance in excess of 2 times the amount of the cost of the property and business interruption insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism component of such insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
33	Aston Plaza (Loan No. 28)	(Single Purpose Entity) - One Mortgagor, Aston Investment Associates, previously owned two properties in Pennsylvania. Such Mortgagor provided a clean Phase I for each property and made representations that it no longer retains any ownership interest in such properties and has no contingent liabilities or obligations in connection with such properties. A recourse carveout was added for any losses in connection with such prior owned properties. Also, the same Mortgagor is the limited partner of the other Mortgagor, Parec Aston Plaza Associates, which are jointly and severally liable for the Mortgage Loan.

D-2-6

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
34	Petco Bloomingdale (Loan No. 30)	(Defeasance) - The Mortgage Loan is currently permitted to defease on the date that is three years from the origination date of the Mortgage Loan, September 29, 2016, which defeasance would be within two years of the Closing Date. It is expected that either (i) the Mortgage Loan will be amended prior to the Closing Date to reflect a release date more than two years after the Closing Date or (ii) a REMIC declaration will be made by the Mortgage Loan Seller within three years from the origination date of the Mortgage Loan in compliance with the REMIC Provisions.
39	Petco Bloomingdale (Loan No. 30)	(Rent Rolls; Operating Histories) - No certified rent rolls have been obtained, as the Mortgaged Property has a single tenant.
43	Aston Plaza (Loan No. 28)	(Environmental Conditions) - The ESA identified leaks in connection with an underground storage tank and recommended removal and remediation. Mortgagor covenanted to complete the restoration within ninety days of the closing of the Mortgage Loan (subject to any force majeure events, including delays from regulatory authority approvals), and $150,000 was reserved for completion of such restoration.

D-2-7

Column Financial, Inc.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	All Mortgage Loans transferred by Column	(Lien; Valid Assignment) – The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
7	Park Center Phase I, Westin Building Exchange, Two Independence Square, The Boulders Resort & Spa, and West Town Mall (Loan Nos. 1, 2, 3, 5 and 13)	(Lien, Valid Assignment) - The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related companion loan(s). Pursuant to the applicable intercreditor agreement, the pari passu companion loans, if any, are pari passu to the applicable Mortgage Loan in right of payment and the subordinate companion loans, if any, are subordinate to the Mortgage Loans in right of payment.
8	All Mortgage Loans transferred by Column	(Permitted Liens; Title Insurance) – The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
18	Park Center Phase I (Loan No. 1)	(Insurance) – The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and the first layer of insurance coverage shall be provided by insurance companies having a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company (or if Moody’s does not rate the insurer, at least “A:VIII by AM Best), and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB+” or better (or the equivalent thereof) by S&P and “Baa1” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company (or if Moody’s does not rate the insurer, at least “A:VIII by AM Best).

D-2-8

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Two Independence Square (Loan No. 3)	(Insurance) – The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of insurance coverage shall be provided by insurance companies having a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB+” or better (or the equivalent thereof) by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company.
28	All Mortgage Loans transferred by Column	(Recourse Obligations) – The related Mortgage Loan documents may provide for recourse against the related Mortgagor and guarantor in the event that such Mortgagor or guarantor “solicits or causes to be solicited petitioning creditors” to cause an involuntary bankruptcy filing with respect to such Mortgagor, rather than that such Mortgagor or guarantor “colluded with other creditors” to do so. In addition, the related Mortgage Loan documents may limit recourse for the related Mortgagor’s commission of material physical waste only to the extent that such waste was intentional.
28	Park Center Phase I (Loan No. 1)	(Recourse Obligations) – There is no guarantor with respect to the Mortgage Loan.
28	Westin Building Exchange (Loan No. 2)	(Recourse Obligations) – As regards clause (b)(i)(A) of Representation and Warranty No. 28, there is no loss recourse for misapplication.
28	Two Independence Square (Loan No. 3)	(Recourse Obligations) – There is no guarantor with respect to the Mortgage Loan.
28	The Boulders Resort & Spa (Loan No. 5)	(Recourse Obligations) – As regards clause (b)(i)(A) of Representation and Warranty No. 28, there is no loss recourse for misapplication.
28	Hilton Glendale (Loan No. 6)	(Recourse Obligations) – As regards clause (b)(v) of Representation and Warranty No. 28, liability is limited to material physical waste at the Mortgaged Property, provided that there is sufficient cash flow at the Mortgaged Property to prevent such physical waste (rather than simply material physical waste).

D-2-9

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	West Town Mall (Loan No. 13)	(Recourse Obligations) – The guarantor’s liability under the guaranty is capped at $42,000,000, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.
28	West Town Mall (Loan No. 13)

(Recourse Obligations) – As regards clauses (a)(i) and (ii) of Representation and Warranty No. 28, the Mortgage Loan is full recourse if (a) the Mortgagor files a voluntary petition under any creditors rights laws (without the consent of the lender); (b) the Mortgagor or any affiliate of the Mortgagor solicits or causes to be solicited petitioning creditors (other than the lender) for any involuntary petition against the Mortgagor from any person under any creditors rights laws; or (c) the Mortgagor files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it by any other person (other than the lender).

As regards clause (b)(i)(A) of Representation and Warranty No. 28, there is no loss recourse for conversion.

As regards clause (b)(iii) of Representation and Warranty No. 28, liability is limited to willful misconduct of the Mortgagor only (not the guarantor).

29	All Mortgage Loans transferred by Column	(Mortgage Releases) – If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
30	Park Center Phase I (Loan No. 1)	(Financial Reporting and Rent Rolls) – The 2017 annual financial statements will not be audited by an independent certified public accountant but, instead, accompanied by an officer’s certificate.
30	Hilton Glendale (Loan No. 6)	(Financial Reporting and Rent Rolls) – The financial statements are not required to be audited by an independent certified public accountant.
31	Park Center Phase I (Loan No. 1)	(Acts of Terrorism Exclusion) - In the event TRIA or other similar governmental legislation is no longer in effect, the Mortgagor is not required to pay a premium for terrorism insurance in excess of 2 times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business interruption insurance required under the Mortgage Loan documents, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In no event will such insurance have a deductible in excess of $50,000.

D-2-10

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	Westin Building Exchange (Loan No. 2)	(Acts of Terrorism Exclusion) - In the event TRIA or other similar governmental legislation is no longer in effect, the Mortgagor is not required to pay a premium for terrorism insurance in excess of 2 times the amount of the cost of the property insurance on a standalone basis required under the Mortgage Loan documents, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In no event will such insurance have a deductible in excess of $25,000.
31	Two Independence Square (Loan No. 3)	(Acts of Terrorism Exclusion) - In the event TRIA or other similar governmental legislation is no longer in effect, the Mortgagor is not required to pay a premium for terrorism insurance in excess of 2 times the amount of the cost of the property and business interruption insurance on a standalone basis required under the Mortgage Loan documents, and if the cost of terrorism insurance exceeds such amount, lender may, at its option (1) purchase such terrorism coverage, with Mortgagor paying such portion of the insurance premiums with respect thereto equal to the terrorism premium cap and the Lender paying such portion of the insurance premiums in excess of the terrorism premium cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such terrorism coverage to the terrorism premium cap.
31	West Town Mall (Loan No. 13)	(Acts of Terrorism Exclusion) - In the event TRIA or other similar governmental legislation is no longer in effect, the Mortgagor is not required to pay a premium for terrorism insurance in excess of 2 times the amount of the cost of the property insurance on a standalone basis required under the Mortgage Loan documents, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In no event will such insurance have a deductible in excess of $5,000,000.
32	Park Center Phase I (Loan No. 1)	(Due-on-Sale or Encumbrance) – The Mortgage Loan documents do not require the Mortgagor to be responsible for any Rating Agency fees incurred in connection with the review of and consent to any transfer or encumbrance.
33	Sheraton Garden Grove (Loan No. 17)	(Single-Purpose Entity) – A nonconsolidation opinion was not delivered at closing of the Mortgage Loan.

D-2-11

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance
10/15/17	$14,861,000.00
11/15/17	$14,861,000.00
12/15/17	$14,861,000.00
01/15/18	$14,861,000.00
02/15/18	$14,861,000.00
03/15/18	$14,861,000.00
04/15/18	$14,861,000.00
05/15/18	$14,861,000.00
06/15/18	$14,861,000.00
07/15/18	$14,861,000.00
08/15/18	$14,861,000.00
09/15/18	$14,861,000.00
10/15/18	$14,861,000.00
11/15/18	$14,861,000.00
12/15/18	$14,861,000.00
01/15/19	$14,861,000.00
02/15/19	$14,861,000.00
03/15/19	$14,861,000.00
04/15/19	$14,861,000.00
05/15/19	$14,861,000.00
06/15/19	$14,861,000.00
07/15/19	$14,861,000.00
08/15/19	$14,861,000.00
09/15/19	$14,861,000.00
10/15/19	$14,861,000.00
11/15/19	$14,861,000.00
12/15/19	$14,861,000.00
01/15/20	$14,861,000.00
02/15/20	$14,861,000.00
03/15/20	$14,861,000.00
04/15/20	$14,861,000.00
05/15/20	$14,861,000.00
06/15/20	$14,861,000.00
07/15/20	$14,861,000.00
08/15/20	$14,861,000.00
09/15/20	$14,861,000.00
10/15/20	$14,861,000.00
11/15/20	$14,861,000.00
12/15/20	$14,861,000.00
01/15/21	$14,861,000.00
02/15/21	$14,861,000.00
03/15/21	$14,861,000.00
04/15/21	$14,861,000.00
05/15/21	$14,861,000.00
06/15/21	$14,861,000.00
07/15/21	$14,861,000.00
08/15/21	$14,861,000.00
09/15/21	$14,861,000.00
10/15/21	$14,861,000.00
11/15/21	$14,861,000.00
12/15/21	$14,861,000.00
01/15/22	$14,861,000.00
02/15/22	$14,861,000.00
03/15/22	$14,861,000.00
04/15/22	$14,861,000.00
05/15/22	$14,861,000.00
06/15/22	$14,861,000.00
07/15/22	$14,861,000.00
Distribution Date	Balance
08/15/22	$14,861,000.00
09/15/22	$14,860,003.98
10/15/22	$14,555,461.38
11/15/22	$14,273,456.14
12/15/22	$13,966,451.00
01/15/23	$13,681,890.32
02/15/23	$13,396,095.44
03/15/23	$13,038,098.50
04/15/23	$12,749,508.18
05/15/23	$12,436,102.39
06/15/23	$12,144,899.60
07/15/23	$11,828,954.50
08/15/23	$11,535,116.59
09/15/23	$11,240,003.73
10/15/23	$10,920,258.07
11/15/23	$10,622,476.23
12/15/23	$10,300,136.35
01/15/24	$9,999,662.42
02/15/24	$9,697,884.37
03/15/24	$9,348,523.91
04/15/24	$9,043,917.83
05/15/24	$8,714,944.82
06/15/24	$8,407,587.50
07/15/24	$8,075,940.30
08/15/24	$7,803,692.87
09/15/24	$7,530,529.31
10/15/24	$7,236,168.16
11/15/24	$6,960,583.15
12/15/24	$6,663,868.57
01/15/25	$6,385,841.51
02/15/25	$6,106,628.39
03/15/25	$5,766,714.54
04/15/25	$5,484,857.60
05/15/25	$5,182,047.20
06/15/25	$4,897,694.81
07/15/25	$4,592,459.02
08/15/25	$4,305,589.93
09/15/25	$4,017,496.60
10/15/25	$3,708,624.91
11/15/25	$3,417,983.02
12/15/25	$3,106,634.33
01/15/26	$2,813,422.17
02/15/26	$2,518,958.37
03/15/26	$2,165,210.21
04/15/26	$1,867,976.97
05/15/26	$1,550,222.01
06/15/26	$1,250,362.35
07/15/26	$930,054.69
08/15/26	$627,546.21
09/15/26	$323,745.93
10/15/26 and thereafter	$0.00

E-1

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ANNEX F

EXCHANGES OF CERTIFICATES

On the Closing Date, the issuing entity will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-E, Class A-S, Class B, Class C, Class D, Class E, Class F, Class NR and Class Z certificates (collectively, the “Initial Issuance Certificates”). On and after the Closing Date, the holder of a uniform Tranche Percentage Interest in each Class of Initial Issuance Certificates may exchange such Initial Issuance Certificates for either (i) the same Tranche Percentage Interest in each class of the Class V1-A, Class V1-B, Class V1-D, Class V1-E, Class V1-F and Class V1-Z certificates (collectively, the “Class V1 Certificates”), or (ii) the same Tranche Percentage Interest in the Class V2-A and Class V2-Z certificates (collectively, the “Class V2 Certificates” and, together with the Class V1 Certificates, the “Class V Certificates”). For these purposes, the “Tranche Percentage Interest” of (i) any certificate (other than the Class Z certificates) in relation to a Class of Certificates is the ratio, expressed as a percentage, of (a) the initial denomination of that certificate to (b) the Initial Maximum Balance of that class of certificates, and (ii) any Class Z certificate in relation to the Class Z certificates is the percentage interest evidenced by such certificate.

The following table sets forth the Class designation and approximate initial Certificate Balance, initial Notional Amount or initial percentage interest of each Class of Initial Issuance Certificates (collectively, the “Corresponding Initial Issuance Certificates”), and the corresponding Class of Class V1 Certificates (the “Corresponding Class V1 Certificates”) and the corresponding Class V2 Certificates (the “Corresponding Class V2 Certificates”) for each Class of Corresponding Initial Issuance Certificates:

Initial Issuance Certificates		Class V1 Certificates		Class V2 Certificates
Corresponding Initial Issuance Certificates	Approximate Initial Certificate Balance, Notional Amount or Percentage Interest(1)	Corresponding Class V1 Certificates	Approximate Initial Certificate Balance(1)	Corresponding Class V2 Certificates	Approximate Initial Certificate Balance(1)
Class A-1	$21,973,000	Class V1-A	$703,205,000	Class V2-A	$858,876,503
Class A-2	$233,274,000
Class A-SB	$14,861,000
Class A-3	$97,756,000
Class A-4	$93,339,000
Class A-5	$140,010,000
Class X-A	$703,205,000
Class A-S	$101,992,000
Class X-B	$73,004,000	Class V1-B	$73,004,000
Class B	$42,943,000
Class C	$30,061,000
Class D	$31,134,000	Class V1-D	$31,134,000
Class X-E	$18,252,000	Class V1-E	$18,252,000
Class E	$18,252,000
Class F	$8,588,000	Class V1-F	$33,281,503
Class NR	$24,693,503
Class Z	100%	Class V1-Z	N/A	Class V2-Z	N/A

(1)	Initial certificate balances and notional amounts are approximate, subject to a permitted variance of plus or minus 5%. The initial certificate balance, notional amount or percentage interest of each class of the Initial Issuance Certificates shown in the table above represents the maximum certificate balance, notional amount or percentage interest, as applicable, of such class without giving effect to any issuance of Class V1 or Class V2 Certificates. The initial certificate balance of each class of the Class V1 Certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the corresponding class(es) of the Initial Issuance Certificates, representing the maximum certificate balances of the Class V1 Certificates that could be issued in an exchange. The initial certificate balance of the Class V2 Certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Initial Issuance Certificates, representing the maximum certificate balances of the Class V2 Certificates that could be issued in an exchange. Each such initial maximum certificate balance or notional amount is referred to in this Annex as the “Initial Maximum Balance”.

Each of the Initial Issuance Certificates (collectively) and the Class V1 Certificates (collectively) and the Class V2 Certificates (collectively) are referred to in this Annex as an “Exchangeable Group” of certificates. Any uniform Tranche Percentage Interest in an Exchangeable Group of certificates may be exchanged for the same Tranche Percentage Interest in the other Exchangeable Group of certificates. This process may occur repeatedly.

For example, an investor that owns 10% of the Initial Maximum Balance of each class of Initial Issuance Certificates would be entitled to exchange such certificates following the procedures described below for either (a) 10% of the Initial Maximum Balance of each class of the Class V1 Certificates or (b) 10% of the Initial Maximum Balance of each class of the Class V2 Certificates. Similarly, an investor that owns 10% of the Initial Maximum Balance of each class of the Class V2 Certificates would be entitled to exchange such certificates following the procedures described below for either (a) 10% of the Initial Maximum Balance of each class of Initial Issuance Certificates or (b) 10% of the Initial Maximum Balance of each class of the Class V1 Certificates.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the PSA. In all cases, however, an exchange may not occur if the face amount of the certificates to be received in the exchange would not represent an authorized denomination for the relevant class as described under “Description of the Certificates—Delivery, Form, Transfer and Denomination” in this prospectus. In addition, the depositor may have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the certificate administrator on the Closing Date.

After giving effect to any exchange of Initial Issuance Certificates for Class V Certificates:

●	all references in this prospectus to a particular Class of Initial Issuance Certificates will be deemed to refer to the Corresponding Class V1 Certificates or Corresponding Class V2 Certificates, as applicable;

●	any amounts distributable on such exchanged Initial Issuance Certificates on each Distribution Date in respect of, among other things, Interest Accrual Amounts, Interest Shortfalls, Interest Distribution Amount, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and Excess Liquidation Proceeds will be so distributed to the Corresponding Class V1 Certificates or Corresponding Class V2 Certificates, as applicable, on such Distribution Date;

●	any amounts allocated to such exchanged Initial Issuance Certificates in respect of, among other things, Realized Losses, Excess Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Cumulative Appraisal Reduction Amounts) will be so allocated to the Class V Certificates, as applicable; and

●	all rights (including Voting Rights) described in this prospectus as being exercisable by the holder of an Initial Issuance Certificate may be exercised by the Corresponding Class V1 Certificates or Corresponding Class V2 Certificates, as applicable.

Exchange Procedures

If a Certificateholder wishes to exchange an Exchangeable Group of certificates for any other Exchangeable Group of certificates, or vice versa, such Certificateholder must notify the certificate administrator by e-mail at the e-mail address specified on the certificate administrator’s website no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers (if applicable) of the certificates to be exchanged and received, the certificate balance of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the certificate administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the certificates received will equal the aggregate entitlements of principal and interest of the certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on any certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such certificate. Neither the certificate administrator nor the depositor will have any obligation to ensure the availability of the applicable certificates to accomplish any exchange.

There Are Risks Relating to the Exchange of Certificates

The characteristics of the Class V1 and Class V2 Certificates will reflect the characteristics of the Corresponding Initial Issuance Certificates. As a result, the Class V1 and Class V2 Certificates will be subject to the same risks as the Corresponding Initial Issuance Certificates described in this prospectus. Investors are encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange certificates:

●	At the time of a proposed exchange, a certificateholder must own all applicable certificates in the requisite proportion to make the desired exchange.

●	A certificateholder that does not own an Exchangeable Group of certificates in the requisite proportion may be unable to obtain the necessary certificates or may be able only to exchange the portion (if any) of its Initial Issuance Certificates that represent the requisite proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any price) or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining the certificates in the proportions necessary to effect an exchange.

●	Certificates may only be held in authorized denominations.

Form, Denomination and Transfer

The Class V1 and Class V2 Certificates will be issued, maintained and transferred in definitive, fully registered form registered in the name of the purchaser thereof without interest coupons only in minimum denominations of certificate balance of $10,000, in multiples of $1 in excess thereof.

The Class V1 and Class V2 Certificates have not been and will not be registered under the Securities Act, or registered or qualified under any applicable state or foreign securities laws.

The following restrictions will apply with respect to any of the Class V1 or Class V2 Certificates (other than the Class V1-A and Class V1-B certificates):

(a)       The Class V1 and Class V2 Certificates (other than the Class V1-A and Class V1-B certificates) may not be reoffered, resold, pledged or otherwise transferred except (a)(i) to a person whom the Initial Investor reasonably believes is a “Qualified Institutional Buyer” in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) to an institutional investor that is an “accredited investor” within the meaning of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity in which all of the equity owners are institutional investors that are “accredited investors” within the meaning of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act, or (iii) to an institution that is a non-“U.S. person” in an “Offshore Transaction”, as defined in, and in reliance on, Regulation S under the Securities Act, and (b) in accordance with all applicable securities laws of the states of the United States and foreign jurisdictions.

(b)       No transfer of any Class V1 or Class V2 Certificate will be effective unless the certificate registrar has received: (i) a written undertaking by the transferor to reimburse the issuing entity for any costs incurred by it in connection with the proposed transfer, (ii) an investment representation letter from the transferee, (iii) in the case of a transfer pursuant to Regulation S under the Securities

Act, a Regulation S transfer certificate from the transferor; and (iv) in the case of a transfer to an any person (other than a Rating Agency) involved in the organization or operation of the depositor or an affiliate (as defined in Rule 405 of the Securities Act) of such person, an opinion of counsel that such transfer is in compliance with the Securities Act.

Certain ERISA Considerations

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Code Section 4975 or materially similar federal, state or local laws. Under current law, the Class V1-E, Class V1-F, Class V1-Z, Class V2-A and Class V2-Z Certificates do not meet the requirements of the Exemption and generally may not be purchased by, on behalf of or with the assets of any Plan, other than, in the case of the Class V1-E, Class V1-F and Class V2-A Certificates, an insurance company general account purchasing such Certificates under circumstances whereby all of the requirements of Sections I and III of PTCE 95-60 are met. Due to the complexity of regulations that govern Plans, if you are subject to ERISA or Code Section 4975 or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Code or such other similar law of acquisition, ownership and disposition of your certificates to the extent (if any) such acquisition or ownership is permitted. See “Certain ERISA Considerations” in this prospectus for a discussion of limitations on transferability of your certificates.

Certain Federal Income Tax Considerations

Generally, an exchange of an Exchangeable Group of certificates for another Exchangeable Group of certificates will not be subject to federal income tax. For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of an Exchangeable Group of certificates, see “Material Federal Income Tax Considerations—Taxation of Exchanges of Regular Certificates and Class V Certificates” in this prospectus.

ANNEX G

HILTON GLENDALE AMORTIZATION SCHEDULE

Monthly Payment Date	Balance	Coupon	Interest	Principal
08/06/17	47,250,000.00
09/06/17	47,204,052.73	4.9111111%	199,820.83	45,947.27
10/06/17	47,150,851.72	4.9111111%	193,186.96	53,201.01
11/06/17	47,104,445.97	4.9111111%	199,401.53	46,405.75
12/06/17	47,050,799.22	4.9111111%	192,779.31	53,646.75
01/06/18	47,003,930.81	4.9111111%	198,978.41	46,868.41
02/06/18	46,956,845.67	4.9111111%	198,780.20	47,085.14
03/06/18	46,888,529.62	4.9111111%	179,363.56	68,316.05
04/06/18	46,840,910.85	4.9111111%	198,292.17	47,618.77
05/06/18	46,786,084.78	4.9111111%	191,700.76	54,826.07
06/06/18	46,737,992.29	4.9111111%	197,858.93	48,092.49
07/06/18	46,682,705.66	4.9111111%	191,279.56	55,286.63
08/06/18	46,634,135.13	4.9111111%	197,421.74	48,570.53
09/06/18	46,585,340.00	4.9111111%	197,216.33	48,795.13
10/06/18	46,529,370.25	4.9111111%	190,654.82	55,969.75
11/06/18	46,480,090.67	4.9111111%	196,773.28	49,279.58
12/06/18	46,423,649.93	4.9111111%	190,224.07	56,440.74
01/06/19	46,373,881.48	4.9111111%	196,326.19	49,768.45
02/06/19	46,323,882.89	4.9111111%	196,115.72	49,998.59
03/06/19	46,252,923.16	4.9111111%	176,945.79	70,959.73
04/06/19	46,202,365.24	4.9111111%	195,604.18	50,557.92
05/06/19	46,144,681.68	4.9111111%	189,087.46	57,683.56
06/06/19	46,093,623.23	4.9111111%	195,146.43	51,058.45
07/06/19	46,035,453.05	4.9111111%	188,642.42	58,170.18
08/06/19	45,983,889.51	4.9111111%	194,684.50	51,563.54
09/06/19	45,932,087.53	4.9111111%	194,466.44	51,801.98
10/06/19	45,873,194.48	4.9111111%	187,981.32	58,893.05
11/06/19	45,820,880.63	4.9111111%	193,998.31	52,313.85
12/06/19	45,761,489.92	4.9111111%	187,526.20	59,390.71
01/06/20	45,708,659.53	4.9111111%	193,525.91	52,830.39
02/06/20	45,655,584.84	4.9111111%	193,302.49	53,074.69
03/06/20	45,588,644.14	4.9111111%	180,621.38	66,940.70
04/06/20	45,535,014.48	4.9111111%	192,794.94	53,629.66
05/06/20	45,474,344.52	4.9111111%	186,356.26	60,669.96
06/06/20	45,420,186.32	4.9111111%	192,311.56	54,158.20
07/06/20	45,359,002.51	4.9111111%	185,886.32	61,183.81
08/06/20	45,304,310.95	4.9111111%	191,823.78	54,691.56
09/06/20	45,249,366.49	4.9111111%	191,592.49	54,944.46
10/06/20	45,187,418.26	4.9111111%	185,187.22	61,948.23
11/06/20	45,131,933.27	4.9111111%	191,098.15	55,484.99
12/06/20	45,069,459.52	4.9111111%	184,706.62	62,473.75
01/06/21	45,013,429.07	4.9111111%	190,599.30	56,030.45
02/06/21	44,957,139.52	4.9111111%	190,362.35	56,289.55

G-1

Monthly Payment Date	Balance	Coupon	Interest	Principal
03/06/21	44,880,471.36	4.9111111%	171,725.17	76,668.16
04/06/21	44,823,566.99	4.9111111%	189,800.07	56,904.37
05/06/21	44,759,713.31	4.9111111%	183,444.60	63,853.68
06/06/21	44,702,250.54	4.9111111%	189,289.38	57,462.77
07/06/21	44,637,853.96	4.9111111%	182,948.10	64,396.58
08/06/21	44,579,827.69	4.9111111%	188,774.04	58,026.27
09/06/21	44,521,533.10	4.9111111%	188,528.64	58,294.59
10/06/21	44,456,327.81	4.9111111%	182,208.50	65,205.29
11/06/21	44,397,462.13	4.9111111%	188,006.36	58,865.68
12/06/21	44,331,701.63	4.9111111%	181,700.72	65,760.50
01/06/22	44,272,259.66	4.9111111%	187,479.31	59,441.97
02/06/22	44,212,542.82	4.9111111%	187,227.93	59,716.84
03/06/22	44,132,764.73	4.9111111%	168,881.00	79,778.09
04/06/22	44,072,402.84	4.9111111%	186,638.01	60,361.89
05/06/22	44,005,187.70	4.9111111%	180,370.39	67,215.14
06/06/22	43,944,235.88	4.9111111%	186,098.48	60,951.82
07/06/22	43,876,447.19	4.9111111%	179,845.85	67,788.69
08/06/22	0.00	4.9111111%	185,554.04	43,876,447.19

G-2

ANNEX H

CENTER 78 INTEREST RATE AND AMORTIZATION SCHEDULE

Date	Balance	Coupon	Interest	Principal
08/09/17	35,863,276.94
09/09/17	35,863,276.94	4.090059%	126,310.30	0.00
10/09/17	35,863,276.94	4.090059%	122,235.77	0.00
11/09/17	35,863,276.94	4.090059%	126,310.30	0.00
12/09/17	35,863,276.94	4.090059%	122,235.77	0.00
01/09/18	35,863,276.94	4.090059%	126,310.30	0.00
02/09/18	35,863,276.94	4.090059%	126,310.30	0.00
03/09/18	35,863,276.94	4.090060%	114,086.73	0.00
04/09/18	35,863,276.94	4.090059%	126,310.30	0.00
05/09/18	35,863,276.94	4.090059%	122,235.77	0.00
06/09/18	35,863,276.94	4.090059%	126,310.30	0.00
07/09/18	35,863,276.94	4.090059%	122,235.77	0.00
08/09/18	35,863,276.94	4.090059%	126,310.30	0.00
09/09/18	35,863,276.94	4.090059%	126,310.30	0.00
10/09/18	35,863,276.94	4.090059%	122,235.77	0.00
11/09/18	35,863,276.94	4.090059%	126,310.30	0.00
12/09/18	35,863,276.94	4.090059%	122,235.77	0.00
01/09/19	35,863,276.94	4.090059%	126,310.30	0.00
02/09/19	35,863,276.94	4.090059%	126,310.30	0.00
03/09/19	35,863,276.94	4.090060%	114,086.73	0.00
04/09/19	35,863,276.94	4.090059%	126,310.30	0.00
05/09/19	35,863,276.94	4.090059%	122,235.77	0.00
06/09/19	35,863,276.94	4.090059%	126,310.30	0.00
07/09/19	35,863,276.94	4.090059%	122,235.77	0.00
08/09/19	35,863,276.94	4.090059%	126,310.30	0.00
09/09/19	35,863,276.94	4.090059%	126,310.30	0.00
10/09/19	35,863,276.94	4.090059%	122,235.77	0.00
11/09/19	35,863,276.94	4.090059%	126,310.30	0.00
12/09/19	35,863,276.94	4.090059%	122,235.77	0.00
01/09/20	35,863,276.94	4.090059%	126,310.30	0.00
02/09/20	35,863,276.94	4.090059%	126,310.30	0.00
03/09/20	35,863,276.94	4.090059%	118,161.25	0.00
04/09/20	35,863,276.94	4.090059%	126,310.30	0.00
05/09/20	35,863,276.94	4.090059%	122,235.77	0.00
06/09/20	35,863,276.94	4.090059%	126,310.30	0.00
07/09/20	35,863,276.94	4.090059%	122,235.77	0.00
08/09/20	35,863,276.94	4.090059%	126,310.30	0.00
09/09/20	35,863,276.94	4.090059%	126,310.30	0.00
10/09/20	35,863,276.94	4.090059%	122,235.77	0.00
11/09/20	35,863,276.94	4.090059%	126,310.30	0.00
12/09/20	35,863,276.94	4.090059%	122,235.77	0.00
01/09/21	35,863,276.94	4.090059%	126,310.30	0.00
02/09/21	35,863,276.94	4.090059%	126,310.30	0.00
03/09/21	35,863,276.94	4.090060%	114,086.73	0.00

Date	Balance	Coupon	Interest	Principal
04/09/21	35,863,276.94	4.090059%	126,310.30	0.00
05/09/21	35,863,276.94	4.090059%	122,235.77	0.00
06/09/21	35,863,276.94	4.090059%	126,310.30	0.00
07/09/21	35,863,276.94	4.090059%	122,235.77	0.00
08/09/21	35,863,276.94	4.090059%	126,310.30	0.00
09/09/21	35,863,276.94	4.090059%	126,310.30	0.00
10/09/21	35,863,276.94	4.090059%	122,235.77	0.00
11/09/21	35,863,276.94	4.090059%	126,310.30	0.00
12/09/21	35,863,276.94	4.090059%	122,235.77	0.00
01/09/22	35,863,276.94	4.090059%	126,310.30	0.00
02/09/22	35,863,276.94	4.090059%	126,310.30	0.00
03/09/22	35,863,276.94	4.090060%	114,086.73	0.00
04/09/22	35,863,276.94	4.090059%	126,310.30	0.00
05/09/22	35,863,276.94	4.090059%	122,235.77	0.00
06/09/22	35,863,276.94	4.090059%	126,310.30	0.00
07/09/22	35,863,276.94	4.090059%	122,235.77	0.00
08/09/22	35,863,276.94	4.090059%	126,310.30	0.00
09/09/22	35,863,276.94	4.917662%	151,868.55	0.00
10/09/22	35,863,276.94	4.912961%	146,829.08	0.00
11/09/22	35,863,276.94	4.907496%	151,554.60	0.00
12/09/22	35,863,276.94	4.902748%	146,523.84	0.00
01/09/23	35,863,276.94	4.897237%	151,237.77	0.00
02/09/23	35,863,276.94	4.892441%	151,089.65	0.00
03/09/23	35,863,276.94	4.887622%	136,333.66	0.00
04/09/23	35,863,276.94	4.880565%	150,722.89	0.00
05/09/23	35,863,276.94	4.875690%	145,715.19	0.00
06/09/23	35,863,276.94	4.870056%	150,398.38	0.00
07/09/23	35,863,276.94	4.865133%	145,399.67	0.00
08/09/23	35,863,276.94	4.859451%	150,070.86	0.00
09/09/23	35,863,276.94	4.854478%	149,917.27	0.00
10/09/23	35,863,276.94	4.849481%	144,931.90	0.00
11/09/23	35,863,276.94	4.843728%	149,585.31	0.00
12/09/23	35,863,276.94	4.838681%	144,609.14	0.00
01/09/24	35,863,276.94	4.832880%	149,250.28	0.00
02/09/24	35,863,276.94	4.827782%	149,092.85	0.00
03/09/24	35,863,276.94	4.822660%	139,325.99	0.00
04/09/24	35,863,276.94	4.816057%	148,730.75	0.00
05/09/24	35,863,276.94	4.810880%	143,778.28	0.00
06/09/24	35,863,276.94	4.804953%	148,387.83	0.00
07/09/24	35,863,276.94	4.799724%	143,444.87	0.00
08/09/24	35,863,276.94	4.793746%	148,041.74	0.00
09/09/24	35,863,276.94	4.788465%	147,878.65	0.00
10/09/24	35,863,276.94	4.783159%	142,949.80	0.00
11/09/24	35,863,276.94	4.777106%	147,527.85	0.00
12/09/24	35,863,276.94	4.771746%	142,608.72	0.00
01/09/25	35,863,276.94	4.765641%	147,173.80	0.00
02/09/25	35,863,276.94	4.760229%	147,006.65	0.00
03/09/25	35,863,276.94	4.754791%	132,628.51	0.00
04/09/25	35,863,276.94	4.747171%	146,603.41	0.00

Date	Balance	Coupon	Interest	Principal
05/09/25	35,863,276.94	4.741672%	141,709.93	0.00
06/09/25	35,863,276.94	4.735431%	146,240.84	0.00
07/09/25	35,863,276.94	4.729877%	141,357.39	0.00
08/09/25	35,863,276.94	4.723582%	145,874.90	0.00
09/09/25	35,863,276.94	4.717972%	145,701.66	0.00
10/09/25	35,863,276.94	4.712336%	140,833.17	0.00
11/09/25	35,863,276.94	4.705961%	145,330.75	0.00
12/09/25	35,863,276.94	4.700269%	140,472.54	0.00
01/09/26	35,863,276.94	4.693840%	144,956.41	0.00
02/09/26	35,863,276.94	4.688091%	144,778.86	0.00
03/09/26	35,863,276.94	4.682315%	130,606.89	0.00
04/09/26	35,863,276.94	4.674389%	144,355.73	0.00
05/09/26	35,863,276.94	4.668549%	139,524.55	0.00
06/09/26	35,863,276.94	4.661976%	143,972.38	0.00
07/09/26	35,863,276.94	4.656077%	139,151.83	0.00
08/09/26	35,863,276.94	4.649448%	143,585.49	0.00
09/09/26	35,863,276.94	4.643491%	143,401.52	0.00
10/09/26	35,863,276.94	4.637506%	138,596.80	0.00
11/09/26	35,863,276.94	4.630792%	143,009.36	0.00
12/09/26	35,863,276.94	4.624748%	138,215.51	0.00
01/09/27	35,863,276.94	4.617976%	142,613.57	0.00
02/09/27	35,863,276.94	4.611872%	142,425.05	0.00
03/09/27	35,863,276.94	4.605739%	128,470.91	0.00
04/09/27	35,863,276.94	4.597489%	141,980.88	0.00
05/09/27	35,863,276.94	4.591289%	137,215.54	0.00
06/09/27	35,863,276.94	4.584365%	141,575.59	0.00
07/09/27	35,863,276.94	4.578104%	136,821.49	0.00
08/09/27	0.00	4.571120%	141,166.56	35,863,276.94

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX I

WEST TOWN MALL AMORTIZATION SCHEDULE

Date	Balance	Coupon	Interest	Principal
07/01/17	30,000,000.00
08/01/17	30,000,000.00	4.3700000%	112,891.67	0.00
09/01/17	30,000,000.00	4.3700000%	112,891.67	0.00
10/01/17	30,000,000.00	4.3700000%	109,250.00	0.00
11/01/17	30,000,000.00	4.3700000%	112,891.67	0.00
12/01/17	30,000,000.00	4.3700000%	109,250.00	0.00
01/01/18	30,000,000.00	4.3700000%	112,891.67	0.00
02/01/18	30,000,000.00	4.3700000%	112,891.67	0.00
03/01/18	30,000,000.00	4.3700000%	101,966.67	0.00
04/01/18	30,000,000.00	4.3700000%	112,891.67	0.00
05/01/18	30,000,000.00	4.3700000%	109,250.00	0.00
06/01/18	30,000,000.00	4.3700000%	112,891.67	0.00
07/01/18	30,000,000.00	4.3700000%	109,250.00	0.00
08/01/18	30,000,000.00	4.3700000%	112,891.67	0.00
09/01/18	30,000,000.00	4.3700000%	112,891.67	0.00
10/01/18	30,000,000.00	4.3700000%	109,250.00	0.00
11/01/18	30,000,000.00	4.3700000%	112,891.67	0.00
12/01/18	30,000,000.00	4.3700000%	109,250.00	0.00
01/01/19	30,000,000.00	4.3700000%	112,891.67	0.00
02/01/19	30,000,000.00	4.3700000%	112,891.67	0.00
03/01/19	30,000,000.00	4.3700000%	101,966.67	0.00
04/01/19	30,000,000.00	4.3700000%	112,891.67	0.00
05/01/19	30,000,000.00	4.3700000%	109,250.00	0.00
06/01/19	30,000,000.00	4.3700000%	112,891.67	0.00
07/01/19	30,000,000.00	4.3700000%	109,250.00	0.00
08/01/19	30,000,000.00	4.3700000%	112,891.67	0.00
09/01/19	30,000,000.00	4.3700000%	112,891.67	0.00
10/01/19	30,000,000.00	4.3700000%	109,250.00	0.00
11/01/19	30,000,000.00	4.3700000%	112,891.67	0.00
12/01/19	30,000,000.00	4.3700000%	109,250.00	0.00
01/01/20	30,000,000.00	4.3700000%	112,891.67	0.00
02/01/20	29,937,617.88	4.3700000%	112,891.67	62,382.12
03/01/20	29,862,671.53	4.3700000%	105,388.73	74,946.35
04/01/20	29,799,772.63	4.3700000%	112,374.89	62,898.89
05/01/20	29,730,489.03	4.3700000%	108,520.84	69,283.60
06/01/20	29,667,092.73	4.3700000%	111,877.48	63,396.30
07/01/20	29,597,325.96	4.3700000%	108,037.66	69,766.77
08/01/20	29,533,428.55	4.3700000%	111,376.38	63,897.40
09/01/20	29,469,290.70	4.3700000%	111,135.93	64,137.85
10/01/20	29,398,803.60	4.3700000%	107,317.33	70,487.10
11/01/20	29,334,159.14	4.3700000%	110,629.33	64,644.45
12/01/20	29,263,179.94	4.3700000%	106,825.23	70,979.21
01/01/21	29,198,025.12	4.3700000%	110,118.97	65,154.81
02/01/21	29,132,625.13	4.3700000%	109,873.79	65,400.00

I-1

Date	Balance	Coupon	Interest	Principal
03/01/21	29,048,777.95	4.3700000%	99,018.56	83,847.18
04/01/21	28,982,816.33	4.3700000%	109,312.17	65,961.62
05/01/21	28,910,557.65	4.3700000%	105,545.76	72,258.68
06/01/21	28,844,075.89	4.3700000%	108,792.03	66,481.75
07/01/21	28,771,311.97	4.3700000%	105,040.51	72,763.93
08/01/21	28,704,306.23	4.3700000%	108,268.05	67,005.74
09/01/21	28,637,048.34	4.3700000%	108,015.90	67,257.89
10/01/21	28,563,530.49	4.3700000%	104,286.58	73,517.85
11/01/21	28,495,742.86	4.3700000%	107,486.15	67,787.63
12/01/21	28,421,710.42	4.3700000%	103,772.00	74,032.44
01/01/22	28,353,389.11	4.3700000%	106,952.48	68,321.31
02/01/22	28,284,810.70	4.3700000%	106,695.38	68,578.41
03/01/22	28,198,081.89	4.3700000%	96,136.93	86,728.81
04/01/22	28,128,919.05	4.3700000%	106,110.95	69,162.84
05/01/22	28,053,550.76	4.3700000%	102,436.15	75,368.29
06/01/22	27,983,844.05	4.3700000%	105,567.07	69,706.72
07/01/22	0.00	4.3700000%	101,907.83	27,983,844.05

I-2

ANNEX J

TENALOK PORTFOLIO AMORTIZATION SCHEDULE

Date	Balance	Coupon	Interest	Principal
02/06/17	13,700,000.00
03/06/17	13,675,058.08	4.1853000%	44,596.70	24,941.92
04/06/17	13,656,546.05	4.1853000%	49,285.02	18,512.03
05/06/17	13,635,765.05	4.1853000%	47,630.62	20,781.00
06/06/17	13,617,058.80	4.1853000%	49,143.41	18,706.25
07/06/17	13,596,088.92	4.1853000%	47,492.90	20,969.88
08/06/17	13,577,186.56	4.1853000%	49,000.42	18,902.36
09/06/17	13,558,190.77	4.1853000%	48,932.29	18,995.79
10/06/17	13,536,939.31	4.1853000%	47,287.58	21,251.46
11/06/17	13,517,744.59	4.1853000%	48,787.24	19,194.72
12/06/17	13,496,299.66	4.1853000%	47,146.51	21,444.93
01/06/18	13,476,904.06	4.1853000%	48,640.78	19,395.60
02/06/18	13,457,412.59	4.1853000%	48,570.87	19,491.47
03/06/18	13,431,387.66	4.1853000%	43,807.02	26,024.94
04/06/18	13,411,671.21	4.1853000%	48,406.83	19,716.44
05/06/18	13,389,718.90	4.1853000%	46,776.56	21,952.31
06/06/18	13,369,796.50	4.1853000%	48,256.66	19,922.40
07/06/18	13,347,643.88	4.1853000%	46,630.51	22,152.61
08/06/18	13,327,513.51	4.1853000%	48,105.02	20,130.37
09/06/18	13,307,283.64	4.1853000%	48,032.47	20,229.87
10/06/18	13,284,832.01	4.1853000%	46,412.48	22,451.63
11/06/18	13,264,391.17	4.1853000%	47,878.65	20,440.84
12/06/18	13,241,734.37	4.1853000%	46,262.88	22,656.80
01/06/19	13,221,080.51	4.1853000%	47,723.32	20,653.86
02/06/19	13,200,324.57	4.1853000%	47,648.88	20,755.94
03/06/19	13,173,151.88	4.1853000%	42,970.14	27,172.69
04/06/19	13,152,159.03	4.1853000%	47,476.15	20,992.85
05/06/19	13,128,965.39	4.1853000%	45,871.44	23,193.65
06/06/19	13,107,754.14	4.1853000%	47,316.90	21,211.25
07/06/19	13,084,348.09	4.1853000%	45,716.57	23,406.05
08/06/19	13,062,916.30	4.1853000%	47,156.10	21,431.78
09/06/19	13,041,378.59	4.1853000%	47,078.86	21,537.72
10/06/19	13,017,655.04	4.1853000%	45,485.07	23,723.55
11/06/19	12,995,893.61	4.1853000%	46,915.74	21,761.43
12/06/19	12,971,952.49	4.1853000%	45,326.43	23,941.12
01/06/20	12,949,965.16	4.1853000%	46,751.02	21,987.33
02/06/20	12,927,869.16	4.1853000%	46,671.78	22,096.01
03/06/20	12,901,541.38	4.1853000%	43,586.20	26,327.78
04/06/20	12,879,206.02	4.1853000%	46,497.26	22,335.36
05/06/20	12,854,706.75	4.1853000%	44,919.45	24,499.27
06/06/20	12,832,139.90	4.1853000%	46,328.47	22,566.85
07/06/20	12,807,415.50	4.1853000%	44,755.30	24,724.40
08/06/20	12,784,614.90	4.1853000%	46,158.03	22,800.60
09/06/20	12,761,701.60	4.1853000%	46,075.86	22,913.30

Date	Balance	Coupon	Interest	Principal
10/06/20	12,736,640.27	4.1853000%	44,509.62	25,061.33
11/06/20	12,713,489.84	4.1853000%	45,902.96	23,150.43
12/06/20	12,688,197.90	4.1853000%	44,341.47	25,291.95
01/06/21	12,664,808.03	4.1853000%	45,728.37	23,389.86
02/06/21	12,641,302.55	4.1853000%	45,644.07	23,505.48
03/06/21	12,611,634.14	4.1853000%	41,150.39	29,668.41
04/06/21	12,587,865.84	4.1853000%	45,452.43	23,768.30
05/06/21	12,561,972.99	4.1853000%	43,903.33	25,892.85
06/06/21	12,537,959.22	4.1853000%	45,273.46	24,013.77
07/06/21	12,511,827.65	4.1853000%	43,729.27	26,131.57
08/06/21	12,487,566.03	4.1853000%	45,092.73	24,261.62
09/06/21	12,463,184.49	4.1853000%	45,005.29	24,381.54
10/06/21	12,436,695.24	4.1853000%	43,468.47	26,489.24
11/06/21	12,412,062.26	4.1853000%	44,821.95	24,632.99
12/06/21	12,385,328.48	4.1853000%	43,290.17	26,733.78
01/06/22	12,360,441.60	4.1853000%	44,636.83	24,886.88
02/06/22	12,335,431.71	4.1853000%	44,547.13	25,009.89
03/06/22	12,304,397.75	4.1853000%	40,154.71	31,033.96
04/06/22	12,279,110.85	4.1853000%	44,345.15	25,286.90
05/06/22	12,251,741.12	4.1853000%	42,826.47	27,369.73
06/06/22	12,226,193.95	4.1853000%	44,155.38	25,547.17
07/06/22	12,198,571.10	4.1853000%	42,641.91	27,622.85
08/06/22	12,172,761.12	4.1853000%	43,963.75	25,809.98
09/06/22	12,146,823.56	4.1853000%	43,870.73	25,937.55
10/06/22	12,118,821.06	4.1853000%	42,365.08	28,002.50
11/06/22	12,092,616.89	4.1853000%	43,676.33	26,204.17
12/06/22	12,064,355.10	4.1853000%	42,176.02	28,261.79
01/06/23	12,037,881.72	4.1853000%	43,480.04	26,473.38
02/06/23	12,011,277.49	4.1853000%	43,384.63	26,604.23
03/06/23	11,978,796.36	4.1853000%	39,099.51	32,481.13
04/06/23	11,951,900.08	4.1853000%	43,171.68	26,896.28
05/06/23	11,922,965.20	4.1853000%	41,685.24	28,934.89
06/06/23	11,895,792.96	4.1853000%	42,970.47	27,172.24
07/06/23	11,866,589.69	4.1853000%	41,489.55	29,203.26
08/06/23	11,839,138.80	4.1853000%	42,767.29	27,450.89
09/06/23	11,811,552.23	4.1853000%	42,668.35	27,586.58
10/06/23	11,781,946.01	4.1853000%	41,195.74	29,606.22
11/06/23	11,754,076.74	4.1853000%	42,462.23	27,869.27
12/06/23	11,724,195.60	4.1853000%	40,995.28	29,881.14
01/06/24	11,696,040.89	4.1853000%	42,254.10	28,154.71
02/06/24	11,667,747.01	4.1853000%	42,152.63	28,293.88
03/06/24	11,635,592.57	4.1853000%	39,337.71	32,154.44
04/06/24	11,606,999.91	4.1853000%	41,934.77	28,592.66
05/06/24	11,576,415.25	4.1853000%	40,482.31	30,584.66
06/06/24	11,547,530.09	4.1853000%	41,721.50	28,885.16
07/06/24	11,516,660.97	4.1853000%	40,274.90	30,869.12
08/06/24	11,487,480.46	4.1853000%	41,506.14	29,180.51
09/06/24	11,458,155.72	4.1853000%	41,400.98	29,324.74
10/06/24	11,426,859.09	4.1853000%	39,963.18	31,296.63

Date	Balance	Coupon	Interest	Principal
11/06/24	11,397,234.70	4.1853000%	41,182.50	29,624.38
12/06/24	11,365,646.67	4.1853000%	39,750.71	31,588.03
01/06/25	11,335,719.73	4.1853000%	40,961.89	29,926.94
02/06/25	11,305,644.86	4.1853000%	40,854.03	30,074.86
03/06/25	11,270,013.48	4.1853000%	36,802.51	35,631.38
04/06/25	11,239,613.84	4.1853000%	40,617.22	30,399.64
05/06/25	11,207,271.86	4.1853000%	39,200.96	32,341.99
06/06/25	11,176,562.10	4.1853000%	40,391.10	30,709.75
07/06/25	11,143,918.52	4.1853000%	38,981.05	32,643.59
08/06/25	11,112,895.62	4.1853000%	40,162.78	31,022.89
09/06/25	11,081,719.39	4.1853000%	40,050.97	31,176.23
10/06/25	11,048,622.14	4.1853000%	38,650.27	33,097.25
11/06/25	11,017,128.22	4.1853000%	39,819.33	31,493.92
12/06/25	10,983,722.01	4.1853000%	38,424.99	33,406.21
01/06/26	10,951,907.29	4.1853000%	39,585.43	31,814.71
02/06/26	10,919,935.33	4.1853000%	39,470.77	31,971.96
03/06/26	10,882,581.97	4.1853000%	35,546.94	37,353.36
04/06/26	10,850,267.35	4.1853000%	39,220.92	32,314.62
05/06/26	10,816,062.98	4.1853000%	37,843.02	34,204.36
06/06/26	10,783,419.57	4.1853000%	38,981.18	32,643.41
07/06/26	10,748,895.45	4.1853000%	37,609.87	34,524.12
08/06/26	10,715,920.05	4.1853000%	38,739.11	32,975.41
09/06/26	10,682,781.65	4.1853000%	38,620.27	33,138.40
10/06/26	10,647,776.15	4.1853000%	37,258.87	35,005.50
11/06/26	10,614,300.93	4.1853000%	38,374.67	33,475.22
12/06/26	10,578,967.87	4.1853000%	37,020.03	35,333.07
01/06/27	10,545,152.55	4.1853000%	38,126.69	33,815.32
02/06/27	0.00	4.1853000%	38,004.82	10,545,152.55

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	20
Risk Factors	55
Description of the Mortgage Pool	135
Transaction Parties	238
Credit Risk Retention	283
Description of the Certificates	295
Description of the Mortgage Loan Purchase Agreements	330
Pooling and Servicing Agreement	338
Certain Legal Aspects of Mortgage Loans	447
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	463
Pending Legal Proceedings Involving Transaction Parties	465
Use of Proceeds	465
Yield and Maturity Considerations	465
Material Federal Income Tax Considerations	479
Certain State and Local Tax Considerations	492
Method of Distribution (Underwriter conflicts of interest)	493
Incorporation of Certain Information by Reference	495
Where You Can Find More Information	495
Financial Information	495
Certain ERISA Considerations	496
Legal Investment	500
Legal Matters	501
Ratings	501
Index of Significant Definitions	503

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers effecting transactions in these certificates, whether or not participating in the initial distribution, will deliver a prospectus until the date that is ninety (90) days from the date of this prospectus.

$776,209,000
(Approximate)

Credit Suisse
Commercial Mortgage Securities Corp.
Depositor

CSAIL 2017-CX9
Commercial Mortgage Trust
Issuing Entity
(Central Index Key Number 0001716602)

Commercial Mortgage Pass-Through
Certificates, Series 2017-CX9

Class A-1	$21,973,000
Class A-2	$233,274,000
Class A-3	$97,756,000
Class A-4	$93,339,000
Class A-5	$140,010,000
Class A-SB	$14,861,000
Class X-A	$703,205,000
Class X-B	$73,004,000
Class A-S	$101,992,000
Class B	$42,943,000
Class C	$30,061,000

PROSPECTUS

Credit Suisse
Co-Lead Manager and Joint Bookrunner

NATIXIS
Co-Lead Manager and Joint Bookrunner

September        , 2017